   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2000


                                                      REGISTRATION NO. 333-40200
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 2
                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933
                         ------------------------------
                                  PROPEL, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                4812                               36-4291950
  (State or other jurisdiction of         (Primary Standard Industrial                 (IRS Employer
   incorporation or organization)         Classification Code Number)              Identification Number)

                           425 NORTH MARTINGALE ROAD
                                   18TH FLOOR
                           SCHAUMBURG, ILLINOIS 60173
                                 (847) 435-3700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                               J. MICHAEL NORRIS
                                  PROPEL, INC.
                           425 NORTH MARTINGALE ROAD
                                   18TH FLOOR
                           SCHAUMBURG, ILLINOIS 60173
                                 (847) 435-3700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

     THOMAS P. HOLDEN            MICHELLE M. WARNER             GERALD T. NOWAK            ANDREW R. SCHLEIDER
       PROPEL, INC.                MOTOROLA, INC.              KIRKLAND & ELLIS            SHEARMAN & STERLING
 425 NORTH MARTINGALE ROAD    1303 EAST ALGONQUIN ROAD      200 EAST RANDOLPH DRIVE       599 LEXINGTON AVENUE
        18TH FLOOR           SCHAUMBURG, ILLINOIS 60196     CHICAGO, ILLINOIS 60601     NEW YORK, NEW YORK 10022
SCHAUMBURG, ILLINOIS 60173         (847) 576-5000               (312) 861-2000               (212) 848-4000
      (847) 435-3700

                         ------------------------------

          Approximate date of commencement of proposed sale to public:
  As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                         ------------------------------


                        CALCULATION OF REGISTRATION FEE



                                                                 PROPOSED
                                                                 MAXIMUM               PROPOSED
      TITLE OF EACH CLASS OF             AMOUNT TO BE       OFFERING PRICE PER    MAXIMUM AGGREGATE         AMOUNT OF
    SECURITIES TO BE REGISTERED         REGISTERED(1)            UNIT(2)         OFFERING PRICE(1)(2)    REGISTRATION FEE
Common Stock, $0.01 par value......       27,025,000              $19.00             $513,475,000          $135,557(3)



(1) Includes shares of common stock that the underwriters have the option to purchase to cover over-allotments, if any.



(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933. A portion of the shares to be registered represents shares that are to be offered outside the United States but that may be resold from time to time in the United States. Such shares are not being registered for the purpose of sales outside the United States.



(3) $132,000 of such fee was paid in connection with the original filing of the Registration Statement on June 27, 2000.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 2000

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS


                                 23,500,000 SHARES


                                     [LOGO]

                                  COMMON STOCK
                                  -----------


    Propel, Inc. is offering 23,500,000 shares of its common stock. This
prospectus relates to an offering of    shares in the United States. In
addition,       shares are being offered outside the United States in an
international offering. Propel has granted the underwriters an option to purchase an additional 3,525,000 shares of common stock to cover over-allotments.



    This is our initial public offering and no public market exists for our shares. We estimate that the initial public offering price will be between $17.00 and $19.00 per share. We have applied for quotation of the common stock on the Nasdaq National Market under the symbol "PRPL."



    INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 11.


                                 -------------

                                                              PER SHARE    TOTAL
                                                              ---------    -----
Initial public offering price...............................  $           $

Underwriting discount.......................................  $           $

Proceeds, before expenses, to Propel........................  $           $


    The underwriters expect to deliver the shares of common stock to purchasers
in New York, New York on       , 2000.

                                 --------------


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                 --------------


GOLDMAN, SACHS & CO.                                  MORGAN STANLEY DEAN WITTER

                                  -----------


CHASE H&Q



          CREDIT SUISSE FIRST BOSTON



                     MERRILL LYNCH & CO.



                               SALOMON SMITH BARNEY



                                          ABN AMRO ROTHSCHILD LLC
                                 --------------


                         Prospectus dated       , 2000

                      [MAP OF PROPEL OPERATING COMPANIES]

                               TABLE OF CONTENTS


                                  PAGE
                                  ----
Prospectus Summary............      3
Risk Factors..................     11
Forward-Looking Statements....     35
Our Separation from
  Motorola....................     36
Use of Proceeds...............     40
Dividend Policy...............     40
Capitalization................     41
Selected Financial and Other
  Operating Data..............     42
Unaudited Pro Forma Condensed
  Combined Financial
  Statements..................     45
Management's Discussion and
  Analysis of Financial
  Condition and Results of
  Operations..................     53
Industry Overview.............     93
Business......................     98
Management....................    150



                                  PAGE
                                  ----
Our Relationship with
  Motorola....................    167
Our Relationships with Our
  Operating Companies.........    181
Regulation....................    198
Principal Stockholder.........    214
Description of Capital
  Stock.......................    214
Shares Eligible for Future
  Sale........................    222
Material U.S. Federal Tax
  Consequences to Non-U.S.
  Holders.....................    224
Underwriting..................    229
Legal Matters.................    232
Experts.......................    232
Where You Can Find More
  Information.................    234
Index to Financial
  Statements..................    F-1


                             ---------------------

                     DEALER PROSPECTUS DELIVERY OBLIGATION

    UNTIL              , 2000, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROSPECTUS SUMMARY



    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. WE URGE YOU TO READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE "RISK FACTORS" SECTION AND THE FINANCIAL STATEMENTS AND THE NOTES TO THOSE STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS.



                                     PROPEL



    We develop, operate and own interests in wireless communications businesses in targeted markets throughout the world. Over the past 15 years, our culturally diverse and multilingual team has grown our wireless communications business by adding subscribers in existing markets and extending our geographic footprint into new markets in our targeted regions. Our operating companies are concentrated in Latin America, the Middle East and Asia, providing us with a strong regional presence in which to use our strategic relationships and operational experience to position us for future expansion.



    Our operating companies currently offer wireless services in Mexico, Israel, Hong Kong, Egypt, Argentina, Lithuania, Jordan, Chile, the Dominican Republic, Pakistan, Uruguay and Azerbaijan. In addition to our four consolidated northern Mexico operating companies, we have ownership interests in each of our other operating companies, ranging from 18% to 50%. We believe that many of our operating companies hold leading positions in their licensed territories based on their number of subscribers.



    Our operating companies are located primarily in markets where we believe rapid economic development is creating significant demand for communications services and the availability of wireline telephone services is often inadequate to meet this demand. We established an early presence in each of these markets by teaming with local partners and, in many instances, international telecommunications companies, including Hutchison Whampoa, NTT DoCoMo, France Telecom, Telia, Sonera, Bezeq, Telecom Italia Mobile and BellSouth.



    We take an active role in the management of our operating companies and have representatives on the board of directors of each of them. We also facilitate the sharing of experience and knowledge across our operating companies through assigned operations managers. In addition, we use our engineering, marketing, human resources and finance expertise to assist our operating companies' management teams to improve current operations, develop growth initiatives, adopt new technologies and create market innovations in order to enhance their financial performance. For example, we helped implement one of the first commercial CDMA wireless systems in the world, and many of our operating companies are currently introducing wireless data services to their customers.



    At December 31, 1999, our operating companies operated under wireless licenses that covered over 330 million people and provided cellular services to approximately

6.7 million subscribers, an increase of 2.6 million subscribers, or 62.2%, from December 31, 1998 to December 31, 1999. At June 30, 2000, our operating companies provided cellular services to approximately 8.2 million subscribers, an increase of 1.5 million subscribers, or 23%, from December 31, 1999 to June 30, 2000. Based on our ownership percentages in our operating companies, we had approximately 3.0 million proportionate subscribers at June 30, 2000. Our proportionate share of the aggregate revenues of our operating companies was $714.8 million for the six months ended June 30, 2000. Our consolidated net loss for the six months ended June 30, 2000 was approximately $12.3 million.



    Except for our ownership data, which are as of September 15, 2000, the following table sets forth pertinent information for each of our operating companies as of and for the year ended December 31, 1999.



                                                  OPERATING                        ESTIMATED        TOTAL        SYSTEM
                                                   COMPANY            PROPEL       LICENSED       CELLULAR      START-UP
                                                    NAME            OWNERSHIP     POPULATION     SUBSCRIBERS      DATE
                                                    ----            ---------     ----------     -----------      ----
                                                                       (%)                (THOUSANDS)
LATIN AMERICA
NORTHERN MEXICO............................     Baja Celular          100.0           2,850           252         1990
                                                   Movitel             90.0           4,741           299         1990
                                                   Norcel             100.0           5,423           168         1990
                                                   Cedetel            100.0           8,162           362         1990
ARGENTINA..................................   Movicom Argentina        25.0          36,580         1,171         1989
CHILE......................................          ETP               25.0          15,010           656         1991
DOMINICAN REPUBLIC.........................        Tricom              26.5           8,250           176         1992
URUGUAY....................................    Movicom Uruguay         32.0           1,529           116         1991
SOUTHERN MEXICO............................       Portatel             21.7           8,994            88         1990
EUROPE/MIDDLE EAST
ISRAEL.....................................       Pelephone            50.0           6,122         1,110         1986
EGYPT......................................        MobiNil             18.0          64,520           507         1995
LITHUANIA..................................        Omnitel             35.0           3,700           198         1995
JORDAN.....................................       Fastlink             26.1           4,843            94         1995
AZERBAIJAN.................................        Bakcell             25.0           7,620            14         1994
ASIA
HONG KONG..................................  Hutchison Telephone       25.1           6,840         1,353         1985
PAKISTAN...................................       Mobilink             30.0         145,750            94         1994
                                                                                    -------         -----
  TOTAL....................................                                         330,934         6,658
                                                                                    =======         =====



    In addition to our operating companies that we actively manage, we have a 1.9% equity investment in Korea Telecom Freetel, a wireless operator whose stock trades on the South Korean KOSDAQ market. We also operate a handset distribution business in Israel called Wireless Distribution Services, or WDS. In addition, we own an approximately 16.8% fully diluted interest in Zephyr Telecommunications, Inc., an international Internet protocol based telecommunications, broadband Internet access and Web hosting provider.

BUSINESS STRATEGY



    Our goal is to be a leading provider of wireless communications services in each of our operating regions. Key elements of our strategy are to:



    - maximize the performance of our operating companies by capitalizing on our technical and managerial knowledge;



    - assist our operating companies in complementing their current wireless offerings with additional services to create new revenue opportunities;



    - capitalize on wireless data opportunities by helping our operating companies provide wireless data services offerings, including mobile Internet access, e-mail and e-commerce applications; and



    - expand and strengthen our geographic footprint by selectively pursuing new licenses and business combinations in our targeted regions, particularly in Latin America, the Middle East and China.



OUR RELATIONSHIP WITH MOTOROLA



    We are currently a wholly owned subsidiary of Motorola, Inc. After the completion of this offering, without giving effect to the issuance of restricted stock and options to our employees and directors to purchase our common stock and the exercise of the underwriters' over-allotment options, Motorola will own approximately 84.5% of the outstanding shares of our common stock. At the time of this offering, two of our four directors will be Motorola officers. Shortly after the completion of this offering, we expect to add five independent directors to our board.



    Motorola has informed us that it currently expects to divest its entire interest in our company, which we refer to as a divestiture. Motorola may complete a divestiture by distributing all of its shares of our common stock to its stockholders, which we refer to as a distribution. Motorola has informed us that it currently expects to complete a distribution during the twelve months following this offering, but Motorola is not obligated to complete a distribution or other form of divestiture. For more information about our separation from Motorola, see "Our Separation from Motorola" on page 36.



    Our ownership of our operating companies, our rights under the shareholders agreements relating to our ownership or the licenses under which these companies operate may be negatively affected by a divestiture by Motorola of our common stock. In most cases, but not all, we have received waivers or consents regarding these issues in connection with a distribution, but these waivers or consents may not cover a divestiture other than a distribution. For more information regarding these issues, see "Our Relationships with Our Operating Companies" on page 181 and "Regulation" on page 198.



    Prior to the completion of this offering, we will enter into agreements with Motorola that provide for the separation of our business operations and the provision of transitional services from Motorola. Some of these agreements may have the effect of limiting the conduct of our business and our ability to pursue our business objectives for a specified period of time. For more information about these agreements, see "Our Relationship with Motorola" on page 167.



    We believe that this offering and our separation from Motorola will enhance our ability to pursue our business strategy free of conflicting business objectives of Motorola, allow us to better incentivize our management team, improve our capital financing flexibility and simplify our internal structure.


                             ---------------------


    Our principal executive offices are located at 425 North Martingale Road, 18th Floor, Schaumburg, Illinois 60173 and our telephone number is (847) 435-3700.



    You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.

                                  THE OFFERING



Shares offered by Propel:

  U.S. offering......................................               shares

  International offering.............................               shares
                                                        ----------

    Total............................................   23,500,000  shares

  Over-allotment option..............................    3,525,000  shares

Shares to be outstanding after
  this offering......................................  151,500,000  shares

Shares to be held by Motorola after
  this offering......................................  128,000,000  shares

Use of proceeds......................................  We intend to use the net proceeds of the offering to fund ongoing operations, for
                                                       acquisitions to expand our portfolio of
                                                       assets, to invest in the expansion of
                                                       our existing operating companies, to
                                                       repay approximately $     million of
                                                       indebtedness, including indebtedness to
                                                       Motorola, and for general corporate
                                                       purposes. For more information on the
                                                       use of the proceeds from this offering,
                                                       see "Use of Proceeds" on page 40.



    The number of shares of our common stock to be outstanding after the offering does not take into account up to 15,500,000 additional shares of our common stock that are reserved for issuance under our stock incentive plan, including an estimated 5,805,556 shares of our common stock that will be issuable upon exercise by our employees of stock options granted in connection with the offering and an estimated 900,811 shares of restricted stock that will be granted to our employees in connection with this offering. The actual number of options and shares of restricted stock will be determined at the time of the offering. For a description of these stock options and shares of restricted stock, see "Management--Incentive Plan" on page 161.



    All the information in this prospectus assumes that the underwriters have not exercised their over-allotment options.

      SUMMARY HISTORICAL AND PRO FORMA FINANCIAL AND OTHER OPERATING DATA


    The following table presents our summary historical and pro forma condensed combined financial and other operating data. The historical statement of operations and cash flow data for 1997, 1998 and 1999 are derived from our audited consolidated financial statements included elsewhere in this prospectus, which were audited by KPMG LLP, whose report indicated a reliance on other auditors with respect to financial statements of some of our affiliates that are accounted for in our consolidated financial statements using the equity method of accounting, as indicated in their report. The statement of operations and cash flow data for the six months ended June 30, 1999 and 2000 and the balance sheet data as of June 30, 2000 are derived from our unaudited consolidated financial statements. In the opinion of management, such unaudited financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial data for such periods and as of such dates. Results for any interim period are not necessarily indicative of the results to be expected for the entire year.



    In July 2000, we acquired the remaining interest we did not already own in Baja Celular, one of our operating companies in northern Mexico, which also increased our ownership interest in Baja Celular's subsidiary, Movitel, to 90%. We prepared the summary pro forma financial data presented below to illustrate the estimated effects of this acquisition and related transactions. The pro forma statement of operations data for the year ended December 31, 1999 and for the six months ended June 30, 2000 give effect to this acquisition and related transactions as if those transactions had occurred on January 1, 1999. The pro forma balance sheet data is presented as if those transactions had occurred on June 30, 2000. The pro forma data do not purport to represent what our results of operations or financial condition would actually have been if such transactions had in fact occurred on such dates or to project our results of operations or financial condition for any future period.



    The pro forma, as adjusted balance sheet data give effect to the transactions described above, the sale of 23,500,000 shares of our common stock in this offering at an assumed initial public offering price of $18.00 per share, the midpoint of the range set forth on the cover of this prospectus, the grant of an estimated 900,811 shares of restricted stock to Propel employees and the anticipated use of proceeds from this offering.



    The data in the following table primarily reflect the results of operations and financial position of Propel and its consolidated subsidiaries. The results of operations and financial condition of our nonconsolidated operating companies are reflected in our statement of operations data under "Share of earnings (losses) of affiliates" and in our balance sheet data under "Investments in and advances to affiliates." At June 30, 2000 Norcel, Cedetel and our wholly owned Israeli subsidiary that includes the WDS business were our only consolidated entities.



    Our operating companies in Mexico, Chile and Israel have presented their financial statements reflecting the impact of price level changes as allowed under applicable SEC rules. We have eliminated the effects of inflationary accounting when including the results of operations of these companies in the line item "Share of earnings (losses) of affiliates" of our consolidated financial statements and in the proportionate data of our operating companies.



    The table includes our proportionate share in the results of operations of all our operating companies, including our wholly owned subsidiaries. Our proportionate share of subscribers is the aggregate total calculated by multiplying the subscriber information of each of our operating companies by our economic ownership interest in that operating company at the end of the reporting period. Our proportionate share of our operating companies' revenues or adjusted EBITDA is the aggregate total calculated by multiplying U.S. dollar and U.S. GAAP-reconciled revenue or adjusted EBITDA information and, in the cases of Mexico, Chile and Israel, eliminating the effects of inflationary accounting, from that operating company, as the case may be, by our weighted average economic ownership interest in that operating company during the reporting period. Proportionate data is not contemplated under general accounting principles.



    Adjusted EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization, and other nonoperating income (expense) net. Adjusted EBITDA is an indicator used by management to measure our performance and ability to generate cash flow. Adjusted EBITDA does not represent cash flows for the period and is not an alternative to operating or net income as an indicator of operating performance or liquidity. You should not consider it alone or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Our computation of adjusted EBITDA may not be comparable to the computation of similarly titled measures reported by other companies.



    Net earnings (loss) per share was calculated by dividing the net earnings
(loss) for each period by the weighted average number of shares of our common stock to be outstanding at the time of the offering, excluding shares of restricted stock and options to purchase our common stock that will be granted at the time of the offering. Pro forma net earnings (loss) per share have been calculated in accordance with SEC rules for initial public offerings. Such rules require that the weighted average share calculation give retroactive effect to the number of shares whose proceeds will be used to pay any dividend or repay any debt owed to Motorola.



    For supplemental information about the performance of our operating companies on a proportionate basis, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Supplemental Information Regarding Proportionate Results of Operations" on page 66. You should read the information set forth below in conjunction with "Unaudited Pro Forma Condensed Combined Financial Statements" on page 45, "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 53 and the financial statements and related notes included elsewhere in this prospectus.

                                                          YEAR ENDED DECEMBER 31,                SIX MONTHS ENDED JUNE 30,
                                                -------------------------------------------   --------------------------------
                                                          HISTORICAL                              HISTORICAL
                                                ------------------------------   PRO FORMA    -------------------   PRO FORMA
                                                  1997       1998       1999        1999        1999       2000        2000
                                                  ----       ----       ----        ----        ----       ----        ----
                                                                (IN MILLIONS; EXCEPT SUBSCRIBERS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues......................................  $ 160.9    $  226.3   $  379.2    $  566.4    $  207.2   $  170.4    $  277.1
Costs of services and products................    120.1       167.8      293.3       393.2       166.0      120.9       163.1
Selling, general, and administrative
  expenses....................................     52.6        54.9       79.8       118.1        37.6       44.0        67.5
Depreciation and amortization.................     28.2        33.0       37.6        88.6        18.4       21.9        49.5
                                                -------    --------   --------    --------    --------   --------    --------
Operating income (loss).......................    (39.9)      (29.4)     (31.5)      (33.6)      (14.9)     (16.3)       (3.0)
Share of earnings (losses) of affiliates......     44.2        54.0       26.0        18.0        11.6        6.9        --
Interest expense..............................      6.6        12.9        9.8        33.5         4.9        6.7        17.9
Other (income) expense........................    (50.2)      (25.4)     (46.6)      (48.6)       (5.8)       4.2        12.0
                                                -------    --------   --------    --------    --------   --------    --------
Earnings (loss) before income taxes...........     47.8        37.1       31.3        (0.5)       (2.3)     (20.4)      (32.9)
Income tax expense (benefit)..................      7.7        (0.3)      16.5         9.4         4.5       (8.1)      (10.3)
                                                -------    --------   --------    --------    --------   --------    --------
Net earnings (loss)...........................  $  40.2    $   37.4   $   14.8    $  (10.0)   $   (6.8)  $  (12.3)   $  (22.6)
                                                =======    ========   ========    ========    ========   ========    ========

Net earnings (loss) per share.................  $ .31      $  .29     $  .12      $ (.08  )   $ (.05)    $ (.10)     $ (.18  )
Weighted average shares outstanding...........    128.0       128.0      128.0       128.0       128.0      128.0       128.0

Pro forma earnings (loss) per share...........                        $                       $          $
Pro forma weighted average shares
  outstanding.................................

CASH FLOW DATA:
Cash provided by (used in):
  Operating activities........................  $  (7.3)   $  (18.6)  $  (11.8)      N/A      $   (1.6)  $    8.6       N/A
  Investing activities........................   (161.1)      (90.9)     (33.5)      N/A         (30.4)     (29.3)      N/A
  Financing activities........................    175.5       106.8       42.5       N/A          18.1       26.4       N/A

OTHER DATA:
Adjusted EBITDA...............................  $ (11.8)   $    3.6   $    6.1    $   55      $    3.6   $    5.6    $
Proportionate subscribers.....................  1,050       1,573      2,497       2,786       1,964      2,996
Proportionate revenues........................  $ 878.7    $1,057.7   $1,237.3    $1,326.5    $  568.4   $  714.8    $
Proportionate adjusted EBITDA.................    255.1       305.9      212.8       225.2       100.1      158.2
Proportionate net debt (at period end)........    276.9       392.3      882.4     1,381.1       878.3      960.4



                                                                       AT JUNE 30, 2000
                                                              -----------------------------------
                                                                                      PRO FORMA,
                                                               ACTUAL    PRO FORMA    AS ADJUSTED
                                                               ------    ---------    -----------
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $   23.8    $   47.0
Investments in and advances to affiliates...................     635.7       588.2
Total assets................................................   1,370.4     1,926.3
Notes payable and long-term debt, including related parties
  and current maturities....................................     172.7       536.3
Stockholder's equity........................................     909.9       909.9

                                  RISK FACTORS


    YOU SHOULD CAREFULLY CONSIDER EACH OF THE FOLLOWING RISKS AND UNCERTAINTIES AND ALL OF THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.


                RISKS RELATING TO OUR RELATIONSHIP WITH MOTOROLA


WE MAY BE UNABLE TO PURSUE OUR BUSINESS STRATEGY AND CONTINUE TO GROW OUR BUSINESS IF MOTOROLA DOES NOT COMPLETE ITS DIVESTITURE OF OUR COMPANY



    If Motorola fails to complete a divestiture of its entire interest in our company within the time it has contemplated, or at all, our business may suffer significantly. Specifically, we may not realize, among other things, the operating flexibility and removal of competing Motorola business objectives we expect to achieve in connection with a divestiture, all of which we expect to play an integral role in pursuing our business strategy. Although Motorola has advised us that it currently expects to complete a distribution within the twelve months following this offering, it is not obligated to do so. Moreover, a distribution of our common stock to Motorola stockholders is contingent upon Motorola's receiving a favorable tax ruling as well as general market conditions, neither of which we can control.



    In addition, we must repay some of the indebtedness owed to Motorola and its affiliates in order for Motorola to complete a distribution. As of August 31, 2000, this indebtedness totaled approximately $532.7 million. We may not have the funds in place to repay such indebtedness within the time frame contemplated to complete a distribution, or at all. This means that we may not obtain the expected benefits or guarantee the timing of any such benefits, if realized, from a distribution or other form of divestiture. For more information about Motorola's plan to divest its interest in Propel, see "Our Separation from Motorola" on page 36.


    Until a divestiture occurs, the risks discussed below relating to Motorola's control of our company, the potential conflicts of interest between our company and Motorola and the potential conflicts of interest of the two members of our board of directors who are also officers of Motorola will continue to be relevant to our stockholders.


WE ARE, AND MAY CONTINUE TO BE, CONTROLLED BY MOTOROLA AND OUR OTHER STOCKHOLDERS WILL BE UNABLE TO AFFECT CORPORATE ACTIONS, INCLUDING THE DETERMINATION OF OUR BUSINESS STRATEGIES AND POLICIES



    After the completion of this offering, Motorola will own about 84.5% of our outstanding shares of common stock, or about 82.6% if the underwriters exercise their over-allotment options in full. As long as Motorola owns a majority of our outstanding common stock, it will be able to determine the outcome of all corporate actions requiring stockholder approval. As a result, Motorola could amend our organizational documents and elect our entire board of directors and remove any director, with or without cause. Therefore, Motorola could be in a position to control matters affecting us that require board approval, including decisions related to:



    - our business strategy and policies;


    - mergers or other business combinations involving our company;

    - our acquisition or disposition of assets;

    - future issuances of common stock or other securities by us;

    - our incurrence of debt; and

    - the payment of dividends on our common stock.


    In addition, as long as Motorola holds a significant interest in our common stock, it may be able to exercise a significant amount of influence over many matters, even when it ceases to own a majority of our common stock.


    Motorola will continue to have a significant ownership interest in our company after this offering, and conflicts of interest may arise between us and Motorola in a number of areas relating to our past and ongoing relationships, including:

    - the nature, availability and pricing of products and services provided by Motorola to us and our operating companies;

    - the nature of our relationships with our operating companies and their other shareholders;

    - the nature of our competition with Motorola and its customers;

    - the allocation of future business opportunities between us and Motorola;

    - tax and employee benefit matters and other matters arising from our separation from Motorola; and

    - sales or distributions by Motorola of all or any portion of its ownership interest in our company.


    Despite our contractual arrangements with Motorola, we may not be able to resolve any potential conflicts with Motorola, and, if resolved, we may not receive a more favorable resolution than if we were dealing with an unaffiliated third party. For more information regarding our relationship with Motorola, see "Our Relationship with Motorola" on page 167.



WE MAY BE EXPOSED TO SIGNIFICANT TAX LIABILITY IN CONNECTION WITH OUR SEPARATION FROM MOTOROLA, WHICH COULD SIGNIFICANTLY IMPACT OUR RESULTS OF OPERATIONS



    If Motorola completes a distribution of its shares of our common stock to Motorola stockholders which is held to be taxable for U.S. income tax purposes or if Motorola's separation of Israeli assets related to our business from assets unrelated to our business is held to be taxable for U.S. or Israeli income tax purposes, we and Motorola could be subject to a material amount of taxes, which could significantly impact our results of operations. We will be liable to Motorola for any corporate level taxes incurred by Motorola if those taxes are attributable in whole or in part to actions we take or fail to take in violation of our agreements with Motorola. For a description of Motorola's and our obligations in connection with a distribution of its shares of our common stock to Motorola stockholders or in connection with the separation of Israeli assets, see "Our Relationship with Motorola--IPO and Distribution Agreement" on page 168.



WE ARE SUBJECT TO CONTRACTUAL LIMITATIONS BY MOTOROLA THAT COULD AFFECT THE CONDUCT OF OUR BUSINESS AND LIMIT OUR ABILITY TO INCREASE OUR REVENUES BY PURSUING OUR BUSINESS OBJECTIVES AND TAKING ADVANTAGE OF BUSINESS OPPORTUNITIES



    In connection with our separation from Motorola, we have entered into agreements with Motorola that contain a number of restrictive covenants that, individually or in the aggregate, could materially limit the way in which we will conduct our business and our ability to pursue our business objectives. Consequently, we may be unable to meet our business and growth objectives, and our future financial results could be lower than if we were not subject to such covenants. Covenants in our various agreements with Motorola will, among other things, limit our ability to complete business combinations, incur debt or issue capital stock. Except in connection with the separation of Israeli assets related to our business, these covenants will not expire until the earlier of two years after Motorola completes the last distribution of its shares of our common stock to its stockholders or the date Motorola elects not to proceed with a distribution. For more information about these agreements, see "Our Relationship with Motorola--IPO and Distribution Agreement" on page 168.



OUR OPERATING COMPANIES COULD LOSE CURRENT AND POTENTIAL SUBSCRIBERS TO AFFILIATES OF MOTOROLA IN MARKETS WHERE THOSE AFFILIATES OFFER COMPETING WIRELESS COMMUNICATIONS SERVICES, WHICH COULD RESULT IN LOWER REVENUES AND OPERATING RESULTS FOR OUR OPERATING COMPANIES



    Motorola will retain its interests in wireless operating companies which we previously managed in Japan, Brazil and Honduras. In addition, Motorola currently has direct investments in mobile two-way radio operators in Israel, as well as Australia, China, Colombia, Costa Rica, the Czech Republic, Ecuador, Germany, India, Japan, Poland and Turkey. These investments were made and are managed by business units within Motorola other than Propel, as they are not cellular operations. However, mobile two-way radio operators that offer their customers the ability to make and receive telephone calls may compete against our operating companies, as is the case with Motorola's mobile radio business in Israel. Motorola also owns approximately 15% of Nextel Communications, Inc. Nextel Communications, through its subsidiary, Nextel International, Inc., has investments in many countries around the world, including Argentina and Mexico, and has mobile radio operations through which its customers can make and receive telephone calls.



    Motorola's ownership of interests in companies that directly or indirectly compete with our operating companies may result in conflicts of interest. Furthermore, there is no contractual or legal prohibition preventing Motorola or any of its affiliates from competing with us in bidding for new licenses or entering markets in which we compete or intend to compete. In the event current and potential subscribers choose wireless communications services from other wireless operators in which Motorola has investments, our competing operating companies' revenues and results of operations could be significantly lower.



AFTER THIS OFFERING OR A DIVESTITURE, OUR ACCESS TO MOTOROLA'S RESOURCES WILL BE REDUCED AND WE WILL LOSE A CURRENT COMPETITIVE ADVANTAGE THAT WE MAINTAIN OVER OUR COMPETITORS



    We have in the past obtained access to significant technical, financial and other resources from Motorola. For example, our capital needs have been satisfied by Motorola's corporate-wide cash management policies. We believe this access has provided us with a competitive advantage. Except as otherwise provided in the agreements governing our separation from Motorola, we will not have access to these resources after this offering or a divestiture of our common stock by Motorola. In addition, we believe that our affiliation with Motorola has, in many cases, provided us with a competitive advantage in identifying, qualifying for and participating in international telecommunications opportunities and attracting partners. Our ability to identify, qualify for and participate in future opportunities for our existing, and any new, operating companies may be significantly impaired by our separation from Motorola. For more information regarding our separation and relationship with Motorola, see "Our Separation from Motorola" on page 36 and "Our Relationship with Motorola" on page 167.



THE HISTORICAL FINANCIAL INFORMATION INCLUDED IN THIS PROSPECTUS RELATES TO PERIODS DURING WHICH WE WERE WHOLLY OWNED BY MOTOROLA. THIS INFORMATION MAY NOT ASSIST YOU IN MAKING AN INVESTMENT DECISION BECAUSE THE ASSUMPTIONS AND ALLOCATIONS MADE MAY NOT REFLECT WHAT OUR FUTURE FINANCIAL RESULTS WILL BE AS AN INDEPENDENT PUBLIC COMPANY


    The historical financial information we have included in this prospectus may not reflect what our results of operations, financial position and cash flows would have been had we been a separate, stand-alone entity during the periods presented or what our results of operations, financial position and cash flows will be in the future. Therefore:

    - we have made assumptions and allocations because Motorola did not account for us, and we were not operated as, a single stand-alone business for any of the periods presented; and

    - the information does not reflect many significant changes that will occur in our funding and operations as a result of our separation from Motorola.

    The assumptions and allocations we have made in preparing our historical financial statements may not be accurate or appropriately reflect our operations during the applicable period as if we had in fact operated as a stand-alone company. As a result, our historical results of operations may not be indicative of our future operating or financial performance. For additional information, see "Selected Financial and Other Operating Data" on page 42 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 53.



THE TRANSITIONAL AND OTHER SERVICES BEING PROVIDED TO US BY MOTOROLA MAY NOT BE SUFFICIENT TO MEET OUR NEEDS, WHICH MAY REQUIRE US TO INCUR ADDITIONAL COSTS


    We currently have, and after the offering and any divestiture by Motorola of our common stock will continue to have, a variety of contractual relationships with Motorola and its affiliates, including agreements under which Motorola will provide various transitional services to us. These services include:

    - treasury, accounting and payroll services;

    - information systems services; and

    - human resources services.


    Although Motorola is contractually obligated to provide us with these transitional services for a limited period of time, these services may not be sufficient for our needs. Because Motorola is only required to provide these services for a limited period of time, we will be required to find a third-party source for these services or begin to provide them for ourselves. Because these agreements with Motorola were negotiated in the context of a parent-subsidiary relationship, the prices charged to us under these agreements may be lower than the prices that may be charged by unaffiliated third parties for similar services. After these agreements expire or are terminated, we may be unable to replace these services in a timely manner or on terms and conditions, including cost, as favorable as those we received from Motorola. Additional expenses incurred in replacing these services or the failure to replace these services could negatively affect our results of operations.



TWO OF OUR DIRECTORS MAY HAVE CONFLICTS OF INTEREST BECAUSE THEY ARE ALSO OFFICERS OF MOTOROLA, WHICH MAY LIMIT OUR ABILITY TO PURSUE ACQUISITIONS, FINANCINGS AND OTHER CORPORATE OPPORTUNITIES THAT MAY BE SUITABLE FOR BOTH US AND MOTOROLA



    At the time of this offering, two of our four directors will be Motorola officers. Shortly after the completion of this offering, we intend to increase the size of our board to nine members, two of whom are expected to be Motorola officers. Our directors who are also officers of Motorola may have conflicts of interest in connection with matters potentially or actually involving or affecting us, including acquisitions, financings and other corporate opportunities that may be suitable for both us and Motorola. Our certificate of incorporation contains procedures for resolving potential conflicts, however, these procedures are more favorable to

Motorola than us. In addition, as majority stockholder, Motorola could elect additional Motorola designees to our board. For more information about the relevant provisions of our certificate of incorporation, see "Description of Capital Stock--Material Provisions of the Restated Certificate of Incorporation and Bylaws" on page 217.



    In addition, some of our directors and a number of our executive officers own substantial amounts of Motorola's common stock and options to acquire Motorola stock. This ownership could create, or appear to create, conflicts of interest when directors and executive officers are faced with decisions that could have different implications for us and Motorola. For details of this ownership, see "Management--Stock Ownership of Directors and Executive Officers" on page 153.



PROPOSED CHANGES IN TAX LAW MAY PREVENT MOTOROLA FROM PURSUING A DISTRIBUTION WHICH COULD PREVENT US FROM PURSUING OUR BUSINESS STRATEGY AND GROWING OUR BUSINESS, RESULTING IN A SUBSTANTIALLY LOWER MARKET PRICE FOR OUR COMMON STOCK



    The Clinton administration, in its fiscal year 2001 budget, has proposed to change the definition of "control" for purposes of effecting a transaction such as a distribution of our common stock to Motorola stockholders under section 355 of the Internal Revenue Code of 1986. As proposed, the change would apply to transactions entered into on or after the date of enactment. If this or any similar proposal were enacted, Motorola may not be able to make a distribution in a tax efficient manner. If there are adverse tax consequences to Motorola in connection with a distribution of our common stock to Motorola stockholders, Motorola may decide not to make a distribution. This could impair the value of your investment in our company.



A DIVESTITURE BY MOTOROLA OF OUR COMMON STOCK COULD HAVE ADVERSE CONTRACTUAL AND REGULATORY IMPLICATIONS FOR US, RESULTING IN SIGNIFICANTLY LOWER OPERATING RESULTS



    Most of the operating company shareholders agreements, to which we or our subsidiaries are a party, contain rights of first refusal that may require us to sell our interests in these operating companies if we undergo a change of control. Upon a distribution or other form of divestiture of our common stock by Motorola, a change of control may be deemed to occur under the terms of these shareholders agreements. These rights could allow the other shareholders in these operating companies to purchase our equity interests at fair market value upon completion of a distribution of our common stock to Motorola stockholders or any other form of divestiture by Motorola. Although we have received waivers of these rights of first refusal or consents from the other shareholders of most of our operating companies in connection with a distribution of our common stock to Motorola stockholders, these waivers may not apply to other forms of a divestiture. If Motorola elects to effect a divestiture that is not a distribution, we may be required to obtain new waivers or consents or be subject to the exercise of the rights of first refusal from the other shareholders in most of our operating companies.

    We have not received waivers for our operating companies in Argentina and Uruguay. In addition, we have not yet received consent from our Hong Kong operating company's shareholders to effect a distribution or other form of divestiture of our common stock. Therefore, upon a distribution or other form of divestiture, it is possible that the other shareholders in our Argentina, Hong Kong and Uruguay operating companies could exercise their rights of first refusal to purchase our interests in them at fair market value. Upon the completion of a distribution or other form of divestiture, we could also lose the enhanced voting rights of shares we hold in our Dominican Republic operating company, Tricom, and the minority protections we have under the relevant shareholders agreement.



    In addition, the license under which our operating company in Israel conducts business contains restrictions on Motorola's ability to divest our common stock through means other than a distribution without governmental approval.


                  RISK FACTORS RELATING TO US AND OUR INDUSTRY


OUR OPERATING COMPANIES COMPETE WITH A NUMBER OF TELECOMMUNICATIONS PROVIDERS, MANY OF WHOM OFFER NEW COMMUNICATIONS TECHNOLOGIES AND SERVICES. THE FAILURE OF OUR OPERATING COMPANIES TO COMPETE EFFECTIVELY COULD RESULT IN THEIR LOSS OF CURRENT AND POTENTIAL SUBSCRIBERS, LOWER REVENUES AND LOWER PROFITABILITY WHICH IN TURN COULD RESULT IN SIGNIFICANTLY LOWER PROFITABILITY FOR US



    As a result of increased competition, the prices for wireless services have significantly declined over the past few years. We expect that the prices that our operating companies charge for their products and services will continue to decline over the next few years as competition intensifies in the markets in which they operate. Because of competition for subscribers, many of our operating companies, in order to gain or maintain market share and grow their subscriber bases, offer significant handset subsidies and match their competitors' rate discounts. In some markets, including Hong Kong, competition for subscribers has resulted in our operating companies offering free handsets to remain competitive. In other markets, such as Israel, our operating companies use CDMA technology, which requires relatively expensive handsets compared to the GSM or TDMA handsets of their competitors. The higher cost of these handsets requires our operating companies to subsidize a larger portion of handset costs in order to offer competitive prices, which may adversely affect their profitability or put them at a competitive disadvantage.


    In addition, the wireless communications industry has experienced a significant amount of consolidation. Multinational communications companies have been entering into mergers and joint ventures with each other and with smaller, regional wireless service providers. We believe that this consolidation and expansion is creating large, well capitalized competitors with substantial financial, technical, marketing and other resources that will compete against our operating companies. Many of these competitors will compete with us for the acquisition of new licenses. As a result, licenses in many markets have become more expensive. Also, these competitors may be able to offer services more quickly and economically than our operating companies, which could have a material adverse effect on our operating companies' market share, revenues and results of operations.


    We also believe our operating companies will continue to face competition from new technologies and services that will be introduced in the future. Although our operating companies intend to employ the newest technologies, there will be a continuing competitive threat from even newer, more advanced technologies that may render older technologies less competitive and require our operating companies to invest significant amounts of capital in these new technologies. We or our operating companies may be unable to compete successfully with companies offering new technologies and products that are more commercially effective than our operating companies' products and services.



THE FINANCIAL RESULTS OF OUR OPERATING COMPANIES HAVE BEEN AND MAY CONTINUE TO BE DIFFICULT TO OBTAIN ON A TIMELY BASIS, WHICH COULD EXPOSE US TO PENALTIES UNDER FEDERAL SECURITIES LAWS OR RESULT IN BREACHES OF COVENANTS CONTAINED IN OUR FINANCING ARRANGEMENTS OR THOSE OF OUR OPERATING COMPANIES



    We have had in the past, and may continue to have in the future, difficulty obtaining audited financial results from our operating companies in a timely manner, or at all, because the financial data obtained from our operating companies may not be prepared on a comparable basis, as a result of local practices and peculiarities unique to a particular operating company or because we do not control most of our operating companies or for other reasons. The failure to obtain and disclose financial information in a timely manner could subject us to penalties under federal securities laws and cause a default under financing arrangements and other agreements we or our operating companies may enter into from time to time, including the IPO and Distribution Agreement with Motorola. As a result, our ability to access capital markets may be limited, which would have a material adverse impact on our ability to obtain capital to finance our growth strategy and on the market price of our common stock.


WE MAY BE UNABLE TO MEET OUR FUTURE CAPITAL AND LIQUIDITY REQUIREMENTS WHICH COULD IMPAIR OUR ABILITY TO INCREASE OUR REVENUES AND PROFITABILITY


    In the past, our capital needs have been satisfied by Motorola's corporate-wide cash management policies. However, Motorola has informed us that it no longer intends to provide additional funds to finance our operations or to guarantee new borrowings to generate such funds. After this offering, our primary source of cash, other than the proceeds of this offering, to fund our operations, fund our operating companies and make additional investments, will be from future issuances of equity or debt securities, sales of our ownership interests in our operating companies and dividends provided to us by our operating companies. In addition, some of our operating companies may require additional financing to meet their capital expenditure, working capital and debt service obligations. We have not historically received, and do not currently expect to receive in the near future, significant dividends from our operating companies.


    We expect that our credit rating after this offering will be lower than Motorola's and thus, we do not believe we will be able to obtain financing with interest rates and terms as favorable as those received by Motorola. As a result, we expect that our cost of capital in the future will be higher than that reflected in our historical financial statements. Additionally, the sale of our interests in our existing operating companies is subject to contractual and other restrictions and then existing market conditions. As of result of the foregoing, we may be unable to meet future capital and liquidity requirements, which may limit our ability to implement our business strategy and grow our business.


BECAUSE WE ARE UNABLE TO CONTROL THE ACTIVITIES OF MANY OF OUR OPERATING COMPANIES, WE DEPEND ON THE COOPERATION OF THOSE OPERATING COMPANIES AND THEIR OTHER SHAREHOLDERS, SOME OF WHOM COMPETE WITH US IN OTHER MARKETS. IF THESE OTHER SHAREHOLDERS ARE UNCOOPERATIVE, WE OR OUR OPERATING COMPANIES COULD BE PREVENTED FROM IMPLEMENTING BUSINESS STRATEGIES OR ADEQUATELY FUNDING OPERATIONS, WHICH COULD ADVERSELY AFFECT OUR PROFITABILITY


    We do not own a majority interest in most of our operating companies. Although we are actively involved in the management of their businesses, we are precluded in many cases from independently controlling them. Moreover, many of the shareholders agreements to which we are a party contain significant blocking rights under which a minority shareholder may prohibit an operating company from engaging in activities that are approved by a majority of its shareholders. As a result, we are generally unable to cause our operating companies to implement strategies that we may favor or to cause dividends or other distributions to be made without the consent of the other shareholders.


    In addition, the refusal or inability of other shareholders to approve borrowings, to guarantee third-party financing, or to fund their share of capital contributions could result in a deadlock or could substantially undermine the viability of an operating company if we do not contribute to it on a disproportionate basis.



    All of our relations with the other shareholders in our operating companies may not be harmonious and successful. Other shareholders in some of our operating companies are investors in competitors of our operating companies in other markets. Disagreements with them could impede the execution of our strategy and work to the favor of our operating companies' competitors which could lower our operating companies' results of operations.

PROVISIONS IN THE ORGANIZATIONAL DOCUMENTS, THE SHAREHOLDERS AND FINANCING AGREEMENTS OF MANY OF OUR OPERATING COMPANIES AND IN AGREEMENTS RELATING TO OUR SEPARATION FROM MOTOROLA MAY IMPAIR OUR ABILITY TO FREELY TRANSFER OUR INTERESTS IN OUR OPERATING COMPANIES. ANY INABILITY TO FREELY TRANSFER THESE INTERESTS COULD IMPAIR OUR ABILITY TO REALIZE THE ECONOMIC BENEFIT OF OUR OWNERSHIP INTERESTS THROUGH THEIR DISPOSAL


    The organizational documents and shareholders and financing agreements of many of our operating companies include limitations on our ability to transfer our equity interests in those operating companies. These limitations include rights of first refusal of other shareholders on any transfer, which may impede the timely sale of such interests and impact amounts we may receive upon a sale. In addition, our ability to dispose of interests in our operating companies could be restricted by:

    - various provisions in the agreements relating to our separation from Motorola;

    - terms and conditions of our operating companies' licenses and local government regulations; and

    - the significant size of our equity interests in some of our operating companies and, in many cases, the absence of public or private markets for the equity of our operating companies.


    Although our operating companies seek to obtain financing on a nonrecourse basis to their shareholders, we and our other shareholders have provided, and in the future may be asked to provide, guarantees or pledges of our interests or enter into project completion agreements to secure borrowings by our operating companies. For example, we have pledged approximately 63% of our interests in Hutchison Telephone Company Limited, our Hong Kong operating company, to Commerz (East Asia) Limited in relation to financing agreements. Creditors could prohibit a sale of our interest or impose conditions on such a sale that could result in less favorable terms for us.



    In addition, many of our shareholders agreements contain provisions which may limit our ability to transfer interests in our operating companies to competitors of those operating companies or competitors of the other shareholders of those operating companies, or prohibit us from competing against those operating companies in a similar venture subsequent to a sale of our interest. As a result, we may not be able to realize the economic benefit of our ownership interests in those operating companies through their sale or otherwise. For more information, see "Our Relationships with Our Operating Companies" on page 181.



THE PROCEEDS WE RECEIVE ON THE SALES OF OUR INTERESTS IN OUR OPERATING COMPANIES MAY BE LESS THAN OUR INITIAL INVESTMENT


    Our management regularly evaluates our strategic investments to ensure that each of them supports our overall business strategy. In the event our management determines that any investment is no longer consistent with our business objectives, we may seek to sell our ownership interest in that operating company. In the event we are able to complete a sale of our interest in an operating company, the price realized on any sale could be less than our overall investment. In addition, there may be substantial restrictions on our ability to repatriate amounts realized upon the sale of investments in our operating companies, including taxes on amounts we seek to repatriate, as well as substantial taxes imposed on us in such a sale.

WE AND SOME OF OUR OPERATING COMPANIES HAVE INCURRED OPERATING LOSSES AND MAY CONTINUE TO DO SO FOR THE FORESEEABLE FUTURE


    We incurred a net loss of $12.3 million for the six months ended June 30, 2000. Some of our operating companies have been, and any new company we form or invest in will likely be, in the early stages of development and may incur losses for some time. Even successful wireless communications companies typically generate significant losses while they grow. As a result, the income, if any, generated by some of our operating companies may be offset by the losses of other operating companies.



WE ARE SUBJECT TO VARIOUS RISKS ASSOCIATED WITH OUR INTERNATIONAL OPERATIONS, WHICH COULD IMPAIR OUR ABILITY TO INCREASE OUR REVENUES AND PROFITABILITY


    All of our operating companies, as well as WDS, are located outside the United States. International operations, particularly in developing countries, are subject to a number of risks and uncertainties, including:

    - difficulties and costs associated with complying with a wide variety of complex laws, treaties and regulations, including the collection of receivables through foreign legal systems;

    - unexpected changes in regulatory environments;

    - longer payment cycles;

    - tax rates that may exceed those of the United States and earnings that may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

    - political and economic instability;

    - nationalization of properties by foreign governments; and

    - war and civil disturbance.

    As we continue to expand our business globally, our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks that our operating companies may face. Any of these factors could impair our ability to expand into new markets and could prevent us from increasing our revenues and our profitability and meeting our growth objectives.

WE MAY HAVE DIFFICULTY PROTECTING OR ENFORCING OUR RIGHTS UNDER MANY AGREEMENTS WE HAVE ENTERED INTO, BECAUSE THEY ARE GOVERNED BY THE LAWS OF, AND SUBJECT TO THE JURISDICTION OF, COURTS OTHER THAN THOSE OF THE UNITED STATES, AND OTHER PARTIES TO THESE AGREEMENTS HAVE ASSETS THAT ARE SITUATED OUTSIDE THE UNITED STATES



    A number of the agreements we enter into with the other shareholders in our operating companies are governed by the laws of, and are subject to dispute resolution in the courts of or through arbitration proceedings in, the country or region in which the operation is located or elsewhere outside the United States. Such forums may not provide us with an effective and efficient means of resolving disputes that may arise in the future. In addition, the assets of these other shareholders are, in many cases, located in foreign countries. Even if we are able to obtain a satisfactory decision through arbitration or a court proceeding, we could have difficulty enforcing any award or judgment against these assets on a timely basis. Therefore, we may not be able to obtain or enforce relief under many agreements we have entered into.



OUR OPERATING COMPANIES MAY HAVE TO PAY IMPORT DUTIES ON NETWORK EQUIPMENT AND HANDSETS, WHICH COULD RESULT IN HIGHER COSTS FOR OUR OPERATING COMPANIES



    Our operating companies are highly dependent upon the successful and cost-efficient importation of infrastructure equipment and handsets from North America, Europe and Asia. In the countries in which our operating companies operate, network equipment and handsets may be subject to significant import duties and other taxes. For example, in Azerbaijan duties on handsets are as high as 38%. Significant import duties and other taxes imposed on our operating companies could, in the aggregate, have a large negative impact on our results of operations.


FLUCTUATIONS IN FOREIGN EXCHANGE RATES AND SHORTAGES IN FOREIGN CURRENCY RESERVES COULD DIMINISH OUR OPERATING COMPANIES' REVENUES AND DEVALUE OUR FOREIGN INVESTMENTS

    Our reporting currency is the U.S. dollar. However, our operating companies generally transact their day-to-day business in local currencies. A significant weakening of the currencies in which our operating companies generate revenue against the U.S. dollar may adversely impact the reported results of operations of those operating companies. This weakening could also have a negative effect on an operating company's ability to meet its obligations if it has significant costs or obligations, including network infrastructure costs, other capital expenditures, indebtedness or liabilities, that are not denominated in its local currency.


    Many of our operating companies, including MobiNil in Egypt and Mobilink in Pakistan, are subject to tariff regulation by government authorities and may not be permitted to increase tariffs in response to a currency devaluation. Even if an operating company is permitted to increase tariffs, devaluations in its local currency could affect the ability of its subscribers to absorb those increases. In addition, many foreign economies have experienced shortages in foreign currency reserves and restrictions on the ability to expatriate local earnings and convert local currencies into U.S. dollars.

    To the extent that any of our operating companies seek to make a dividend or other distribution to us, or to the extent that we seek to liquidate an investment in an operating company and repatriate monies from a relevant country, these foreign exchange controls or other restrictions may effectively prevent the transfer of funds to us or the exchange of local currency for U.S. dollars. As a result, foreign exchange controls could also restrict the ability of our operating companies to pay any debt that is not denominated in local currency. These currency restrictions could limit our ability to deploy capital effectively by using the excess cash flows of operating companies to fund the capital needs of other operating companies.



    Currency devaluations in one country may have adverse effects in another country. For example, in late 1994 and 1995, several Latin American countries were adversely affected by the devaluation of the Mexican peso following that country's presidential elections. A new presidential term will begin in Mexico in December 2000. The Asian and Russian economic crises of 1998 also had a negative effect on the financial and foreign exchange markets of other countries, leading to increased pressures on local interest rates and currencies, including that of Argentina with respect to interest rates. These pressures, in turn, have inhibited the ability of companies operating in some markets to obtain necessary financing and increase prices for their services. Any devaluation of local currencies in the countries where our operating companies operate, or restrictions on the expatriation of earnings or capital from these countries, could have a significant negative effect on their results of operations and financial condition.



OUR OPERATING COMPANIES MAY FACE SIGNIFICANT DISADVANTAGES WHEN COMPETING AGAINST GOVERNMENT-OWNED OR GOVERNMENT-AFFILIATED TELECOMMUNICATIONS COMPANIES AND WIRELINE MONOPOLY OPERATORS, WHICH COULD NEGATIVELY AFFECT THEIR PROFITABILITY AND GROWTH PROSPECTS


    In markets where our operating companies compete against a government-owned or government-affiliated telecommunications company, those operating companies may be at a competitive disadvantage. Government-owned or government-affiliated competitors may have:

    - relationships with national regulatory authorities;

    - control over connections to local telephone lines; and

    - the ability to subsidize competitive services with revenues generated from services they provide on a monopoly basis.

    To the extent government-owned or government-affiliated telecommunications companies are privatized or join with an established foreign telecommunications company, competition from these companies may increase due to infusions of capital and managerial and technical talent. In some cases, these companies may also continue to enjoy the legacy of their pre-privatization privileges. Our operating companies may encounter obstacles and setbacks if local governments adopt policies favoring these competitors or otherwise afford them preferential treatment.

    Our operating companies compete indirectly against wireline companies, nearly all of which are wireline monopolies in the markets in which they operate. In some of these markets, the wireline provider is also a wireless operator, such as Telmex in Mexico, competing directly against our operating companies. Often, the monopoly wireline provider enjoys competitive advantages similar to the advantages described above. As a result, our operating companies may be at a competitive disadvantage to monopoly wireline providers who, because of their affiliations, offer a cheaper and broader range of services, particularly where our operating companies seek to offer new telecommunications services, including domestic and international long distance service.

OUR OPERATING COMPANIES MAY NOT SUCCESSFULLY DEVELOP NEW COMMUNICATIONS SERVICES ON A TIMELY BASIS OR AT ALL, WHICH COULD IMPEDE THEIR GROWTH STRATEGIES AND CAUSE THE LOSS OF CAPITAL INVESTMENTS


    An element of some of our operating companies' strategies is to provide new services, including Internet services, wireless data and data network services. These initiatives could fail for any number of reasons, including insufficient capital, limited technical and managerial resources or competitive factors. In addition, the ability to introduce new services depends on whether and on what terms the new services are permitted by local laws and regulations. Even if implemented, these services may not be profitable. If they are not, our operating companies' growth strategies could be impaired.



    Furthermore, demand for some of these new communications services is unproven, and demand for these services may never develop. Our operating companies may incur significant rollout and deployment costs to develop services for which there is less demand than they anticipated, and the value of their investments in these new services could be lost. In addition, even if there is significant demand for these services, it may be at lower price levels than are anticipated and which do not allow an adequate return on investment.



PROVIDING ADDITIONAL SERVICES IN ORDER TO INCREASE SUBSCRIBER GROWTH AND PROFITABILITY MAY REQUIRE ADDITIONAL SPECTRUM, WHICH MAY NOT BE AVAILABLE TO OUR OPERATING COMPANIES AT A REASONABLE COST OR AT ALL



    Our operating companies plan to introduce new wireless communications services. However, many of them may have insufficient radio frequency spectrum to provide these services and even where they do have spectrum capable of carrying additional types of wireless communications services, they may not have sufficient capacity due to existing traffic. Moreover, the cost of new licenses is increasing in many markets, while availability of spectrum is limited. For example, the auction price for third generation, or 3G, licenses, which allow for significantly greater wireless transmission capacity, for the United Kingdom was reported to be ten times higher than the British government's expectations and has been followed by similarly high prices in Germany's recent 3G license auction. Furthermore, our operating companies may be prevented from bidding for additional spectrum due to relationships with other shareholders and restrictions contained in the shareholders agreements to which we or our subsidiaries are a party. As a result, our operating companies may not be able to acquire additional spectrum at a reasonable cost, or at all.



OUR OPERATING COMPANIES MAY NOT BE ABLE TO RETAIN, EXPLOIT OR RENEW THE LICENSES NEEDED TO OPERATE THEIR BUSINESSES, AND THE LOSS OF THESE LICENSES OR THE COSTS ASSOCIATED WITH RETAINING OR ACQUIRING THEM COULD IMPAIR OUR OPERATING COMPANIES' ABILITY TO SUCCESSFULLY COMPETE



    The ability of our operating companies to retain and exploit their existing telecommunications licenses and to renew licenses when they expire is essential to our operations and profitability. Some of our operating companies' licenses are due to expire in the near future. For example, two of the three licenses under which our Hong Kong operating company provides services are scheduled to expire in 2002. Most of our operating companies' wireless communications licenses have fixed terms and may not be automatically renewed. In cases where license terms are fixed, such licenses may not be renewed, or if renewed, such renewal may not be on acceptable economic or other terms.



WE AND MANY OF OUR OPERATING COMPANIES MAY GROW RAPIDLY AND MAY BE UNABLE TO MANAGE THAT GROWTH, WHICH COULD RESULT IN COST OVERRUNS, INEFFICIENCIES, MISSED MARKET OPPORTUNITIES, POOR SUBSCRIBER RELATIONS AND LOWER FINANCIAL RETURNS


    We expect that we and our operating companies will grow rapidly. For example, Movicom Argentina has recently been awarded a license to operate wireless networks in the interior of that country. In order to capitalize on the introduction of advanced data and long distance services in this market, Movicom Argentina will be required to deploy a significant additional amount of capital resources. Rapid growth often places considerable operational, managerial and financial strain on a business. To successfully manage rapid growth, each of our operating companies must accurately project their rate of growth and:

    - rapidly improve, upgrade and expand their business infrastructure;

    - deliver products and services on a timely basis;

    - maintain levels of service expected by customers;

    - recruit, hire and train additional qualified employees; and


    - maintain adequate levels of liquidity.


    Any failure by our operating companies to successfully manage growth could result in cost overruns, inefficiencies, missed market opportunities, poor subscriber relations and generally poor financial results.

WE REQUIRE EMPLOYEES WHO ARE KNOWLEDGEABLE ABOUT THE SPECIALIZED NATURE OF THE WIRELESS COMMUNICATIONS BUSINESS TO OPERATE SUCCESSFULLY. THEIR LOSS OR THE INABILITY TO HIRE ADDITIONAL QUALIFIED PERSONNEL COULD HARM THE DEVELOPMENT AND MANAGEMENT OF OUR BUSINESS



    Our future success depends on our ability to attract and retain highly skilled professionals familiar with the wireless communications industry. The market for these employees is very competitive. If we cannot continue to attract and retain quality personnel, our ability to compete, grow our business and execute our operating strategies will be severely limited. We do not presently have employment agreements with any of our key management or other personnel, and we do not know how long they will remain with our organization. We also do not presently have any key person life insurance policies for any of our personnel.



    In addition, the success of our operating companies depends on their ability to attract and retain managers, engineers and other highly skilled professionals familiar with the wireless communications industry. The market for these employees varies by region, but in general is very competitive. Therefore, our operating companies may be unable to attract and retain these personnel. If any of our operating companies are unable to do so, their financial performance could suffer.



IF OUR OPERATING COMPANIES CANNOT CONTINUE TO SUCCESSFULLY BUILD THEIR NETWORKS, OR BUILD THEM IN A TIMELY AND COST-EFFECTIVE BASIS, THEIR COMPETITIVE POSITIONS AND REVENUES COULD BE HARMED


    If our operating companies cannot satisfactorily complete the planned build-out of their wireless networks, or do so in a timely manner, they could lose potential and current customers to competitors, and their revenues could consequently suffer. In addition, many of their licenses contain network build-out and operating requirements as a condition to their retention. As our operating companies continue to develop their networks, they must continue to:

    - obtain additional cell and switch sites;

    - obtain additional rights of way, government approvals and permits for network construction;

    - complete radio frequency design and updates;

    - design and install additional switching systems, radio systems, interconnection facilities and operating support systems;

    - expand and maintain customer care, network management, billing and management and administrative systems; and

    - obtain additional radio spectrum.


    Our operating companies may be unable to develop and build-out their networks as planned, as many elements of the network build-out are not under their control. Our operating companies' ability to develop their networks is also affected by other factors, including the availability of capital, relations with capable suppliers and vendors, political or regulatory factors and foreign currency fluctuations.


REGULATION OF THE WIRELESS INDUSTRY MAY RESULT IN THE LOSS OF OUR OPERATING COMPANIES' LICENSES, CONCESSIONS OR MARKETS OR INCREASES IN COMPETITION, COMPLIANCE COSTS OR CAPITAL EXPENDITURES FOR NETWORK DEVELOPMENTS


    The ownership, construction, operation and interconnection arrangements of wireless communications systems and the grant, maintenance and renewal of applicable wireless licenses in each of the countries where our operating companies offer services are regulated by governmental authorities. In some cases, regulatory authorities also operate or control the operations of actual or potential competitors. Changes in the current regulatory environment of, or judicial intervention in, these markets could harm our operating companies.



    In addition, the regulatory framework in some of these countries is relatively new and, therefore, the enforcement and interpretation of regulations, the assessment of compliance and the degree of flexibility of regulatory authorities are uncertain. A failure by one or more of our operating companies to comply with applicable governmental regulations could result in the loss of licenses or the assessment of penalties or fines or otherwise could have a significant negative effect on our operating companies' results of operations. For a more detailed description of the regulatory environment in each of the countries in which our operating companies do business, see "Regulation" on page 198.



OUR OPERATING COMPANIES RELY ON A LIMITED NUMBER OF KEY SUPPLIERS AND VENDORS FOR TIMELY SUPPLY OF EQUIPMENT AND SERVICES. IF THESE SUPPLIERS OR VENDORS EXPERIENCE PROBLEMS OR FAVOR OUR COMPETITORS, OUR OPERATING COMPANIES COULD FAIL TO OBTAIN SUFFICIENT QUANTITIES OF THE PRODUCTS AND SERVICES THEY REQUIRE TO OPERATE THEIR BUSINESSES SUCCESSFULLY



    Our operating companies depend on a limited number of suppliers and vendors for handsets and network infrastructure. If these suppliers experience interruptions or other problems delivering these products on a timely basis, subscriber growth and operating results of our operating companies could suffer significantly. Our operating companies rely primarily on Motorola, Nokia, Ericsson and Samsung to provide on a timely basis adequate quantities of wireless handsets that feature the latest technological innovations favored by their customers. These suppliers also supply handsets to the competitors of our operating companies. To the extent our competitors have better relationships with these suppliers, or are otherwise afforded preferential treatment, they may obtain larger quantities of newer, more desirable handsets more quickly and at better prices than our operating companies. Motorola and other suppliers are under no obligation to provide handsets to our operating companies.



    In addition, the initial choice of a network infrastructure supplier by our operating companies can, where proprietary technology of the supplier is an integral component of the network, cause the operating companies to be effectively locked into one or a few suppliers for key network components. Except in the case of GSM networks, substituting network infrastructure suppliers could require significant expenditures. As a result, our operating companies have become reliant upon a limited number of network equipment manufacturers, including Motorola, Nokia, Ericsson, Alcatel, Nortel and Lucent. In the event it becomes necessary to seek alternative suppliers and vendors, our operating companies may be unable to obtain satisfactory replacement suppliers or vendors on economically attractive terms, on a timely basis, or at all. Motorola and other suppliers are under no obligation to provide infrastructure equipment to us or our operating companies on a preferential basis, or at all.



IF MOTOROLA FAILS TO SUPPLY OUR HANDSET DISTRIBUTION BUSINESS WITH ADEQUATE QUANTITIES OF HANDSETS, THIS WOULD HAVE A SEVERE NEGATIVE EFFECT ON OUR HANDSET DISTRIBUTION BUSINESS, WHICH WOULD NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS



    In connection with our separation from Motorola, we and our wholly owned Israeli subsidiary will enter into a handset distribution agreement with Motorola for the benefit of WDS, our Israeli handset distribution business. This distribution agreement will contain provisions for handset sales in Israel which preclude WDS from obtaining handsets from other manufacturers. In the event Motorola has an inadequate supply of handsets or chooses to allocate its supply to other markets, WDS may be unable to meet the demands of its customers, which could have a negative effect on our business, financial condition and results of operations. For example, WDS's subscriber equipment revenues for the six months ended June 30, 2000 decreased by $52.2 million, or 38.8%, from the six months ended June 30, 1999 as a result of WDS's inability to obtain adequate quantities of handsets and a decline in the average unit prices of such handsets. For more information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Consolidated Results of Operations" on page 60.


COMPETITION CAN INCREASE CUSTOMER CHURN, WHICH CAN IN TURN REDUCE REVENUES AND PROFITS AND INCREASE OUR OPERATING COMPANIES' MARKETING, DISTRIBUTION AND CUSTOMER ACQUISITION COSTS

    Our operating companies incur significant costs when obtaining new subscribers. The wireless industry, however, is characterized by a high rate of subscriber cancellation of services, which is commonly referred to in the industry as churn. Churn can be the result of several competitive factors, including price, service offerings, network coverage and reliability issues and customer care concerns. Churn is driven higher by additional competition, as new market entrants offer attractive incentives to attract new subscribers. Moreover, churn may be more prevalent in markets, like Hong Kong, that offer number portability, which allows a subscriber to retain his or her cellular telephone number when switching operators. Attempting to reduce churn increases costs as incentives are offered to long-term subscribers to remain as customers. Attempting to replace lost subscribers increases the marketing, distribution and customer acquisition costs of our operating companies. As a result, churn may reduce the revenues and increase the costs of our operating companies.

OUR OPERATING COMPANIES MAY BE UNABLE TO OBTAIN OR MAINTAIN FAVORABLE ROAMING ARRANGEMENTS WITH ACCEPTABLE WIRELESS PROVIDERS WHICH COULD RESULT IN A LOSS OF SUBSCRIBERS AND A LOSS OF ROAMING REVENUES

    Roaming is an important feature to most of our operating companies' subscribers. Subscribers can only access another domestic or international provider's wireless system if that other provider allows them to roam on its network. Our operating companies rely on agreements with other wireless providers to provide roaming capability for their subscribers. Some of our operating companies' competitors may have more extensive coverage through their own networks and be less dependent on roaming arrangements. Furthermore, our operating companies' competitors may be able to obtain roaming rates that are lower than rates obtained by our operating companies, giving them a pricing advantage.


    In addition, the quality of service when roaming may be inferior to the quality of service that our operating companies provide, and our operating companies' customers may not be able to use the advanced features that they enjoy when making calls on their home networks. Any perceived or actual differences in the quality of service, extent of roaming capability or cost of roaming of our operating companies as compared to their competitors may result in a loss of subscribers for our operating companies, which could negatively affect their revenue growth and profitability.



    Our operating companies are also dependent upon roaming agreements with other providers as a source of revenues when the other providers' subscribers roam in our operating companies' territories. If these roaming agreements were to terminate and not be renewed, roaming revenues of those operating companies would decrease, which could significantly affect their profitability.



OUR OPERATING COMPANIES MAY NOT BE ABLE TO INTERCONNECT WITH THEIR PRIMARY COMPETITORS AND LOCAL WIRELINE PROVIDERS, WHICH MAY IMPAIR THEIR ABILITY TO ATTRACT AND RETAIN SUBSCRIBERS



    Our operating companies' ability to provide commercially viable wireless communications services depends upon their ability to interconnect with the communications networks of domestic wireless and wireline operators in order to complete calls between their subscribers and parties on wireline or other wireless networks. The failure of these other communications providers to provide reliable interconnections to our operating companies on a consistent basis, or at similar costs as incurred by their competitors, could have a substantial negative effect on our operating companies' ability to attract and retain subscribers.

OUR OPERATING COMPANIES MAY NOT BE ABLE TO COLLECT AMOUNTS DUE FROM OTHER COMMUNICATIONS CARRIERS, WHICH COULD NEGATIVELY AFFECT THEIR REVENUES AND INCREASE THEIR ADMINISTRATIVE COSTS


    In many of the markets in which our operating companies offer services, the calling party pays for the airtime on a call to a wireless number. In these markets, if a caller places a call to one of our operating companies' wireless customers, the caller's provider collects the charge for the wireless airtime and pays our operating company for that airtime. From time to time, some of our operating companies have encountered difficulties collecting these amounts. If our operating companies cannot collect amounts due on a timely basis, or at all, they could incur material revenue losses. Difficulties in collecting these amounts could also increase administrative costs.


OUR OPERATING COMPANIES MAY INCUR SIGNIFICANT COSTS FROM WIRELESS FRAUD, WHICH COULD NEGATIVELY AFFECT THEIR OPERATING RESULTS AND THEIR COMPETITIVE POSITION


    Our operating companies may incur costs and revenue losses associated with the unauthorized use of their wireless networks, including administrative and capital costs associated with the unpaid use of their networks as well as with detecting, monitoring and reducing the incidence of fraud. Fraud also impacts interconnection costs, capacity costs, administrative costs and payments to other carriers for unbillable fraudulent roaming charges.


    Cloning, which is a form of wireless fraud, involves the use of scanners and other electronic devices to illegally obtain telephone numbers and electronic serial numbers during cellular transmission on analog networks. These stolen number combinations can be programmed into a cellular phone, which is then used to obtain unauthorized access to wireless networks. Wireless fraud occurs when a handset programmed with a number stolen from one of our operating companies' subscribers is used to place fraudulent calls, resulting in usage charges that cannot be collected from the subscriber. Although our operating companies attempt to combat this problem through the deployment of anti-fraud technologies and other measures, these efforts may not be effective and fraud may result in material costs for our operating companies in the future. For example, Pelephone, our Israeli operating company, incurred approximately $40 million in operating costs in connection with widespread cloning fraud on its analog network in 1999. As a result, Pelephone expended approximately $15 million in 1999 upgrading its analog network and installing authentication technology in handsets in an attempt to reduce cloning in the future.



THE ISRAELI MINISTRY OF COMMUNICATIONS HAS IMPOSED TARIFF RESTRICTIONS ON CELLULAR OPERATORS IN ISRAEL. AS A RESULT, OUR OPERATING COMPANY, PELEPHONE, WILL BE REQUIRED TO CHARGE LOWER PRICES FOR INCOMING CALLS, WHICH IN TURN COULD AFFECT ITS REVENUES AND OPERATING RESULTS



    Pelephone charges outgoing airtime for calls placed by its subscribers at different tariffs depending on the airtime packages bought by its subscribers. These tariffs are lower than charges for incoming calls, which are paid by the caller. The Israeli Ministry of Communications has recently enacted regulations that will set tariffs for incoming calls. These regulations will require Pelephone to gradually reduce its tariff rates significantly for incoming calls from October 2, 2000 until January 1, 2003 in a manner that will set the tariff rate from and after January 1, 2003 at a significantly lower level than is charged at present. This will result in a reduction in Pelephone's incoming airtime revenue, which could negatively affect its operating results. Pelephone contributed 28.7% of our proportionate operating company revenues in 1999.


WE ARE SUBJECT TO THE FOREIGN CORRUPT PRACTICES ACT, AND COMPETE AGAINST COMPANIES THAT ARE NOT SUBJECT TO IT, WHICH MAY GIVE THEM A COMPETITIVE ADVANTAGE. IN ADDITION, WE MAY FACE LIABILITY FOR THE ACTS OF OUR OPERATING COMPANIES AND THE OTHER SHAREHOLDERS IN THOSE OPERATING COMPANIES, OVER WHICH WE MAY HAVE LITTLE OR NO CONTROL

    As a U.S. company, we are subject to the Foreign Corrupt Practices Act, or the FCPA, which generally prohibits U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business. Many of the shareholders agreements related to our operating companies contain provisions which require the parties to those agreements to refrain from, and prevent our operating companies from, engaging in activities that could violate the FCPA, including improper payments to government officials. Some of our competitors and our operating companies' competitors, however, are not subject to the FCPA. To the extent these competitors can use improper payments to help secure licenses, concessions, preferential treatment or other advantages, our ability to compete may suffer.


    Although we will make every effort to comply with the FCPA, there can be no assurance that the precautions we employ will protect us against liability under the FCPA, particularly as a result of actions which may have been taken in the past or which may be taken in the future by agents and other intermediaries for whom we may have exposure under the FCPA. Although the application of the law in this context is uncertain, it is possible that we may be held responsible for actions taken by our operating companies or by other shareholders in our operating companies even though we may have little or no ability to control them. Any determination that we have violated the FCPA can result in substantial fines and penalties.



OUR OPERATING COMPANIES' REVENUES AND EXPENSES COULD BE NEGATIVELY AFFECTED BY REPORTS SUGGESTING THAT RADIO FREQUENCY EMISSIONS CAUSE VARIOUS HEALTH PROBLEMS AND INTERFERE WITH VARIOUS MEDICAL DEVICES



    Media and other reports have suggested that radio frequency emissions from wireless handsets and base stations can cause various health problems, including cancer, and may interfere with electronic medical devices, including hearing aids and pacemakers. Health concerns of consumers regarding radio frequency emissions may discourage them from using wireless handsets and may cause governments to impose restrictions on the location of cell sites with radio transmitters and receivers, which may negatively affect our operating companies' financial performance. These concerns could have an adverse effect on the wireless communications industry and have already exposed wireless providers and handset manufacturers to litigation. Research and studies may demonstrate a link between the radio frequency emissions of wireless handsets and base stations and these health concerns. If such a link is demonstrated, government authorities may increase regulation of wireless handsets and base stations and wireless companies could be held liable for costs and damages associated with these health concerns.



IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE WOULD BE SUBJECT TO PROVISIONS OF THE INVESTMENT COMPANY ACT, WHICH COULD SEVERELY LIMIT OUR ABILITY TO PURSUE OUR GROWTH STRATEGY AND THUS NEGATIVELY AFFECT OUR RESULTS OF OPERATIONS


    A significant portion of our assets consist of equity interests in our operating companies that are not majority owned. Significant investments in entities that are not majority owned by us could subject us to the registration requirements of the Investment Company Act of 1940, as amended, and the related rules and regulations. The Investment Company Act requires registration of, and imposes substantial operating restrictions on, companies that engage, or propose to engage, primarily in the business of investing, reinvesting, owning, holding, or trading in securities, or that fail certain statistical tests concerning a company's asset composition and sources of income.


    Because our existing operating companies are engaged in telecommunications business operations and because we actively participate in the management of our operating companies, consistent with applicable laws, contractual arrangements and other requirements, and we intend the same to be true of all future operating companies, we believe that we are primarily engaged in a business other than investing, reinvesting, owning, holding, or trading in securities. We intend to monitor and adjust the nature of our interests in, and involvement with, our operating companies in order to avoid becoming subject to the registration requirements of the Investment Company Act.



    In order to clarify our status under the Investment Company Act, we have filed a request for an exemptive order from the SEC finding and declaring us to be exempt from the provisions of the Investment Company Act. However, even if we receive that order, there can be no assurance that our business activities will not ultimately subject us to regulation under the Investment Company Act. If we were required to register as an investment company under the Investment Company Act, we would become subject to regulations that would severely limit our ability to pursue our operating strategies and have a negative effect on our business.

              RISKS RELATING TO THE OFFERING AND OUR COMMON STOCK


PROVISIONS IN OUR CORPORATE DOCUMENTS AND DELAWARE LAW COULD DELAY OR PREVENT A CHANGE IN CONTROL OF OUR COMPANY, WHICH COULD LOWER THE PRICE OF OUR COMMON STOCK OR PREVENT A CHANGE OF CONTROL OF OUR COMPANY THAT YOU MAY FIND FAVORABLE



    We are subject to a variety of restrictions that could delay or prevent a change in control of our company that stockholders may consider favorable, which could reduce the market price for our common stock. These include:


    - provisions in our certificate of incorporation and bylaws that may make the acquisition of control of our company more difficult, including some relating to the nomination, election and removal of directors and limitations on actions by our stockholders;


    - rights of first refusal contained in shareholders agreements relating to our operating companies that may be triggered in the event we are acquired by a third party;


    - change of control provisions in our operating companies' credit agreements which could be triggered by a sale to a third party;

    - covenants contained in the IPO and Distribution Agreement that are designed to preserve the tax-free status of a distribution prohibit an acquisition of a controlling interest in us within two years following a distribution of our common stock to Motorola stockholders without triggering substantial indemnification obligations on our part; and

    - provisions in Delaware corporate law and our certificate of incorporation which will impose some restrictions on mergers and other business combinations between us and any holder of 15% or more of our outstanding common stock after Motorola reduces its ownership of our common stock.


For a description of these provisions and agreements, see "Our Relationship with Motorola--IPO and Distribution Agreement" on page 168, "Our Relationships with Our Operating Companies" on page 181, "Description of Capital Stock--Material Provisions of the Restated Certificate of Incorporation and Bylaws" on page 217 and "Description of Capital Stock--Section 203 of the Delaware General Corporation Law" on page 216.



SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET, BY MOTOROLA OR OTHER STOCKHOLDERS, MAY DEPRESS THE PRICE OF OUR COMMON STOCK



    Sales of substantial amounts of our common stock in the public market, or the perception that these sales might occur, could depress the price of our common stock. In addition to the effect a significant price decline would have on holders of our common stock, that decline would likely impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities and lessen our ability to use our stock as currency in future acquisitions. In addition, Motorola has the sole discretion to determine the timing, structure and all terms of a distribution or other form of divestiture, each of which could affect the trading of our common stock. Furthermore, Motorola and its transferees have the right to require us to register their shares of our common stock under the U.S. federal securities laws for sale into the public market. Substantial amounts of our common stock may be sold in the open market in anticipation of, or following, a divestiture of our common stock by Motorola. For a description of these registration rights, see "Our Relationship with Motorola--Registration Rights Agreement" on page 174.


OUR STOCK PRICE MAY FLUCTUATE SIGNIFICANTLY FOLLOWING THE OFFERING AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT AS A RESULT

    The market price of our common stock could be subject to significant fluctuations in response to our operating results, changes in earnings estimated by securities analysts or our ability to meet those estimates, publicity regarding the telecommunications industry in general or any of our operating companies and other factors. In particular, the risks described in this section, including the possibility of substantial sales of our common stock and the timing, structure and terms of Motorola's divestiture of its shares of our common stock, could have a significant and adverse impact on the market price of our common stock.


    In addition, the stock market in general, and the market for the stock of telecommunications companies in particular, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may significantly reduce the trading price of our common stock. As a result, you may be unable to resell your shares at or above the initial public offering price, which will be determined through negotiations among us, Motorola and the underwriters. You should read the "Underwriting" section of this prospectus on page 229 for a more complete discussion of the factors that we, Motorola and the underwriters will consider in determining the initial public offering price.



    We have applied for quotation of our common stock on the Nasdaq National Market. Approval for quotation on Nasdaq does not mean that a trading market for our common stock will develop or, if a market does develop, the depth of the trading market for our common stock or the prices at which our common stock will trade in such market.



    After completion of the offering, and prior to any divestiture of our common stock, Motorola will own at least 80% of our common stock. The liquidity of an investment in our common stock could be substantially negatively affected by repurchases of outstanding common stock by us or Motorola.

                           FORWARD-LOOKING STATEMENTS

    This prospectus contains forward-looking statements. Forward-looking statements do not relate strictly to historical or current facts. Forward-looking statements may be identified by the use of forward-looking words or phrases such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning. Forward-looking statements are based on our current expectations and are subject to risks and uncertainties.


    A number of important factors, including those risks and uncertainties described under "Risk Factors," could affect future operating results and our financial position and cause actual results to differ materially from those expressed in the forward-looking statements. The risks and uncertainties described under "Risk Factors" are not exhaustive. These and other developments could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements.

                          OUR SEPARATION FROM MOTOROLA

PROPEL


    Propel, a corporation formed under the laws of the State of Delaware, was created in 1999 to succeed to a substantial portion of the business conducted by a division of Motorola known as the Network Management Group. The Network Management Group originated within Motorola as a vehicle for accelerating the worldwide development of the wireless communications market. One of Motorola's core businesses is and has been as a global supplier of wireless communications infrastructure equipment. Motorola's participation in the wireless industry as a developer, operator and owner of wireless communications businesses was undertaken with a view toward creating new infrastructure customers and further developing relationships with its existing customers. As the worldwide market for wireless communications has matured, this business purpose has created conflicts with Motorola's infrastructure equipment business, as its customers increasingly found themselves competing with Motorola's Network Management Group business and its operating companies. Motorola has advised us that this is a significant factor in its decision to separate this portion of the Network Management Group through Propel.



    In the process of managing the Network Management Group, our management team developed significant expertise in bidding for wireless communication licenses and developing, operating and owning wireless communications networks in Latin America, Europe/Middle East and Asia. This expertise and our operating companies form the core of our business.


    CONTRIBUTION OF ASSETS. Our assets will consist primarily of voting securities in our operating companies. These securities are owned by Motorola and various direct and indirect subsidiaries of Motorola. Motorola has already initiated the process of separating Propel by transferring to us some of the assets and liabilities that constitute our business. The transfer of substantially all of these assets and liabilities will be completed before the closing of the offering. The information presented in this prospectus, including our financial statements, assumes the completion of these transfers.


    ASSETS NOT CONTRIBUTED. Motorola will retain its interests in wireless operating companies which we previously managed in Japan, Brazil and Honduras. In addition, Motorola currently has direct investments in mobile radio operators in Israel, as well as Australia, China, Colombia, Costa Rica, the Czech Republic, Ecuador, Germany, India, Japan, Poland and Turkey. These investments were made and are managed by business units within Motorola other than the Network Management Group, as they are not cellular operations. However, mobile two-way radio operators that offer their customers the ability to make and receive telephone calls may compete against our operating companies, as is the case with Motorola's mobile radio business in Israel. Motorola also owns approximately 15% of Nextel Communications. Nextel Communications, through its subsidiary, Nextel International, Inc., has mobile radio operations and investments in many countries around the world, including Argentina and Mexico.


SEPARATION FROM MOTOROLA


    MOTOROLA'S PLAN TO DIVEST PROPEL. After completion of this offering, Motorola will own about 84.5% of the outstanding shares of our common stock, or about 82.6% if the underwriters exercise their over-allotment options in full. Motorola has informed us that it currently expects to divest itself of its entire interest in our common stock sometime during the twelve months following this offering by distributing to the holders of its common stock all of the shares of our common stock which it owns. Motorola expects to accomplish a distribution by means of either an exchange offer in which its stockholders would be invited to tender their shares of Motorola common stock in exchange for shares of our common stock or a pro rata distribution of Motorola's shares of our common stock to its stockholders, or by some combination of both transactions. Motorola is free, however, to divest itself of shares of our common stock through other means, which may include the sale of all or any portion of Motorola's remaining interest in shares of our common stock in one or more private sales or through subsequent public offerings.


    Motorola has also informed us that it will not complete a distribution of our common stock to its stockholders if its board of directors determines that a distribution is not in the best interests of Motorola and its stockholders. Motorola has further advised us that the principal factors that it would consider in making this determination, including the determination as to the timing, structure and terms of a distribution or other form of divestiture, include:

    - receipt of a ruling from the IRS to the effect that a distribution would be tax-free to Motorola, its affiliates and its stockholders and as to the other tax consequences of the transactions. Motorola has not yet applied for such a ruling;

    - the market price of our common stock;

    - the market price of Motorola's common stock;

    - the absence of any court orders or regulations prohibiting or restricting the completion of a distribution;

    - other conditions affecting our businesses or those of Motorola; and

    - the availability and advisability of other strategic alternatives, including a sale by Motorola of its shares of our common stock through means other than a distribution.


    Motorola has the sole discretion to determine the timing, structure and all terms of a distribution or other form of divestiture. We have agreed to cooperate with Motorola in all respects to complete a distribution or other form of divestiture.

However, Motorola is not obligated to complete a distribution or other form of divestiture within the twelve months following this offering or at all.



    Most of the operating company shareholders agreements to which we or our subsidiaries are a party, and with respect to Portatel its bylaws, contain rights of first refusal that may require us to sell our interests in these operating companies if we undergo a change of control. This offering does not trigger any rights of first refusal under the various shareholders agreements to which we are a party. Upon a divestiture of our common stock by Motorola, a change of control may be deemed to occur under the terms of these shareholders agreements. These rights could allow the other shareholders in these operating companies to purchase our equity interests at fair market value upon completion of a distribution of our common stock to Motorola stockholders or any other form of divestiture by Motorola.



    Although we have received waivers of these rights of first refusal from the other shareholders of most of our operating companies in connection with a distribution of our common stock to Motorola stockholders, these waivers may not apply to other forms of a divestiture. If Motorola elects to effect a divestiture that is not a distribution, we may be required to obtain new waivers or be subject to the exercise of the rights of first refusal from most of the other shareholders in our operating companies.



    In addition, we have not received waivers for our operating companies in Argentina and Uruguay, and we have not yet received consent from our Hong Kong operating company's shareholders to effect a distribution or other form of divestiture of our common stock. If we are unable to obtain these waivers and consents, it is possible that the other shareholders in our Argentina, Uruguay and Hong Kong operating companies could exercise their rights of first refusal to purchase our interests in those operating companies at fair market value upon a distribution or other form of divestiture.



    Under the organizational documents of Tricom, our operating company in the Dominican Republic, we could lose the enhanced voting rights of our Tricom shares and the minority protections under the Tricom shareholders agreement as a result of a distribution or other form of divestiture.



    In addition, the license under which our operating company in Israel conducts business contains restrictions on Motorola's ability to divest our common stock through means other than a distribution without governmental approval.



    Prior to a distribution of our common stock to Motorola stockholders, we must repay all of our non-ordinary course indebtedness to Motorola and its affiliates. As of August 31, 2000, this indebtedness totaled approximately $532.7 million. We may not have the funds in place to repay such indebtedness within the time frame contemplated for a distribution, or at all.

    BENEFITS OF THE SEPARATION FOR PROPEL. We believe that we will realize benefits from this offering and our complete separation from Motorola. We believe that our separation from Motorola will:

    - permit us to adopt aggressive investment and acquisition programs, unencumbered by conflicting business objectives of Motorola;

    - allow us to offer incentives to our employees that are more closely linked to our market performance, thereby seeking to improve employee performance and retention;

    - create an organizational structure through which we will have more direct access to capital markets;

    - allow us to focus on our core business strengths as an independent company; and

    - result in a simplified internal structure.


    BENEFITS OF THE SEPARATION FOR MOTOROLA. As the worldwide market for wireless communications has matured, Motorola, through the Network Management Group and its operating companies, has increasingly found itself competing against many of its infrastructure equipment customers for wireless licenses in international markets and in the operation of wireless communications businesses. In addition, Motorola encountered difficulties in selling its network infrastructure equipment to our operating companies' competitors. A distribution of our common stock to Motorola stockholders or other divestiture will allow Motorola stockholders to realize the value of our business, while freeing Motorola from many potential conflicts with customers for its wireless communications infrastructure equipment.



    SEPARATION AND TRANSITIONAL ARRANGEMENTS. We and Motorola, and, in some cases, our and their affiliates, have entered into or will, prior to the completion of this offering, enter into various agreements providing for the separation of our company from Motorola. These agreements generally will become effective at the time of this offering and provide for, among other things, the transfer from Motorola to us of those assets comprising our business and the assumption by us of those liabilities relating to our business. These agreements also govern various transitional and ongoing relationships between the parties, including agreements by Motorola to provide various transitional services to us. We believe that these services will generally be provided on terms and conditions comparable to those granted to an unaffiliated third party for similar services. However, because these agreements were negotiated in the context of a parent-subsidiary relationship, the prices charged to us under these agreements may be higher or lower than the prices that may be charged by unaffiliated third parties for similar services.

                                USE OF PROCEEDS


    We estimate that we will receive net proceeds from the offering of about $
million, or about $      million if the underwriters exercise their
over-allotment options in full, after deducting underwriting discounts and other offering expenses payable by Propel. For purposes of this calculation, we have assumed an initial public offering price of $18.00 per share, the midpoint of the range contained on the cover of this prospectus. We intend to use the net proceeds from this offering as follows:



    - approximately $    million to repay indebtedness (which, together with
      other intercompany debt, represents the portion of Motorola's total outstanding debt estimated to be attributable to the Network Management Group) owed to Citibank, N.A., which is due in November 2000 and bears
      interest at a rate of    %;



    - approximately $   million to repay a portion of our $   million of
      indebtedness to Motorola, which is due on dates ranging from    to    and
      bears interest at rates ranging from    % to    %; and



    - to fund our ongoing business operations, the funds for which were previously supplied to us by Motorola, for acquisitions of additional wireless communications licenses and to expand our portfolio of assets, and for general corporate purposes, including working capital and capital expenditures.



    Following the uses described above, we will have broad discretion to use the remainder the proceeds as we see fit. Pending these uses we will invest the net proceeds we receive from this offering in interest-bearing, investment-grade securities. For more information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition" on page 79.


                                DIVIDEND POLICY


    We do not expect to pay dividends on our common stock for the foreseeable future. We anticipate that all of our future earnings, if any, will be used for the expansion and operation of our business. Our board of directors has the sole discretion to declare any dividends based upon our financial condition, results of operations, cash flow, dividends paid to us by our operating companies, if any, the level of our capital expenditures, our future business prospects and other factors. In addition, we may be restricted in our ability to declare and pay dividends by the terms of any credit facility or other financial instrument that we elect to enter into from time to time. We are not currently subject to any such restriction but this may not continue to be the case.



    The extent to which dividends can be paid to us by some of our operating companies is dependent on local regulatory restrictions and on the terms of any credit facility or other financial instrument that they elect to enter into from time to time, which may restrict payment of dividends. Our operating companies in Azerbaijan, the Dominican Republic, Egypt, Hong Kong, Lithuania, Mexico and Pakistan are currently subject to such contractual restrictions. For more information, see "Our Relationships with Our Operating Companies" on page 181 and "Regulation" on page 198.

                                 CAPITALIZATION


    The following table presents our cash and cash equivalents and capitalization as of June 30, 2000:


    - on an actual basis;


    - on a pro forma basis, reflecting our acquisition of the remaining ownership interest in Baja Celular, which owns a 68% interest in its subsidiary Movitel, and related transactions; and



    - on a pro forma, as adjusted basis, reflecting our acquisition of the remaining ownership interest in Baja Celular, and related transactions, giving effect to the sale of 23,500,000 shares of common stock in this offering at an assumed initial public offering price of $18.00 per share, the midpoint of the range set forth on the cover of this prospectus, the grant of an estimated 900,811 shares of restricted stock to Propel employees and the application of the net proceeds from such sale.



    You should read this information in conjunction with "Unaudited Pro Forma Condensed Combined Financial Statements" on page 45, "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 53 and the financial statements and related notes included elsewhere in this prospectus.



                                                                 JUNE 30, 2000
                                                      -----------------------------------
                                                                              PRO FORMA,
                                                       ACTUAL    PRO FORMA    AS ADJUSTED
                                                       ------    ---------    -----------
                                                                 (IN MILLIONS)
Cash and cash equivalents...........................  $   23.8    $   48.5     $
                                                      ========    ========     ========
DEBT:
  Notes payable and long-term debt, including
    related parties and current maturities..........  $  172.7    $  536.3     $
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value, no shares
    authorized,
    issued or outstanding on an actual and pro forma
    basis, 5,000,000 shares authorized and no shares
    issued and outstanding on a pro forma, as
    adjusted basis..................................        --          --           --
  Common stock, $.01 par value, 500,000,000 shares
    authorized and 128,000,000 shares issued and
    outstanding on an actual and pro forma basis,
    500,000,000 shares authorized and
    152,400,811 shares issued and outstanding on a
    pro forma, as adjusted basis....................
  Additional paid-in capital........................        --          --
  Stockholder's net equity..........................   1,001.5     1,001.5
  Accumulated other comprehensive income (loss), net
    of tax..........................................     (94.0)      (94.0)
                                                      --------    --------     --------
    Total stockholder's equity (deficit)............     907.5       907.5
                                                      --------    --------     --------
      Total capitalization..........................  $1,080.2    $1,443.8     $
                                                      ========    ========     ========



    We are required to refinance or repay the related party portion of our indebtedness, which as of June 30, 2000 on a pro forma, as adjusted basis
totaled approximately $     million, prior to a distribution of our common stock
to Motorola stockholders. We may not be able to refinance this indebtedness on similar terms and conditions or at all. Our inability to refinance this indebtedness could delay or prevent a distribution or other form of divestiture.

                  SELECTED FINANCIAL AND OTHER OPERATING DATA


    The following table presents our selected historical consolidated financial and other operating data. The historical statement of operations and cash flow data for 1997, 1998 and 1999 and balance sheet data as of December 31, 1998 and 1999 are derived from our audited consolidated financial statements included elsewhere in this prospectus, which were audited by KPMG LLP, whose report indicated a reliance on other auditors with respect to financial statements of some affiliates of Propel that are accounted for in Propel's consolidated financial statements using the equity method of accounting, as indicated in their report. The statement of operations and cash flow data for the years ended December 31, 1995 and 1996 and the balance sheet data as of December 31, 1995, 1996 and 1997 are derived from our unaudited consolidated financial statements, which in the opinion of our management reflect all adjustments necessary to present fairly the financial data for such periods and as of such dates. In addition, the statement of operations and cash flow data for the six months ended June 30, 1999 and 2000, and the balance sheet data as of June 30, 2000 are derived from our unaudited consolidated financial statements.


    In the opinion of Propel's management, such unaudited financial statements reflect all adjustments, consisting of normal recurring adjustments, necessary to present fairly the financial data for such periods and as of such date. Results for any interim period are not necessarily indicative of the results to be expected for the entire year.


    The data in this table primarily reflect the results of operations and financial position of Propel and our consolidated subsidiaries. The results of operations of our nonconsolidated operating companies are reflected in our statement of operations data under "Share of earnings (losses) of affiliates" and in our balance sheet data under "Investments in and advances to affiliates." As of June 30, 2000, Norcel, Cedetel and our wholly owned Israeli subsidiary that includes the WDS business were our only consolidated businesses. Our operating companies in Mexico, Chile and Israel have presented their financial statements reflecting the impact of price level changes as allowed under applicable SEC rules. We have eliminated the effects of inflationary accounting when including the results of operations of these companies in the line item "Share of earnings (losses) of affiliates" of our consolidated financial statements and in the proportionate data of our operating companies.



    The table includes our proportionate share in the results of operations of all our operating companies, including our wholly owned subsidiaries. Our proportionate share of subscribers is the aggregate total calculated by multiplying the subscriber information of each of our operating companies by our economic ownership interest in that operating company at the end of the reporting period. Our proportionate share of our operating companies' revenues or adjusted EBITDA is the aggregate total calculated by multiplying U.S. dollar and U.S. GAAP-reconciled revenue or adjusted EBITDA information and, in the cases of Mexico, Chile and Israel, eliminating the effects of inflationary accounting, from that operating company, as the case may be, by our weighted average economic ownership interest in that operating company during the reporting period. Proportionate data is not contemplated under general accounting principles.



    Net earnings (loss) per share was calculated by dividing the net earnings
(loss) for each period by the weighted average number of shares of our common stock to be outstanding at the time of the offering, excluding shares of restricted stock and options to purchase our common stock that will be granted at the time of the offering. Pro forma net earnings (loss) per share have been calculated in accordance with SEC rules for initial public offerings. Such rules require that the weighted average share calculation give retroactive effect to the number of shares whose proceeds will be used to pay any dividend or repay any debt owed to Motorola.



    Adjusted EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization, and other nonoperating income (expense) net. Adjusted EBITDA is an indicator used by management to measure our performance and ability to generate cash flow. Adjusted EBITDA does not represent cash flows for the period and is not an alternative to operating or net income as an indicator of operating performance or liquidity. You should not consider it alone or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Our computation of adjusted EBITDA may not be comparable to the computation of similarly titled measures reported by other companies.



    For more information about the performance of our operating companies on a proportionate basis, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Supplemental Information Regarding Proportionate Results of Operations" on page 66. You should read the information set forth below in conjunction with "Unaudited Pro Forma Condensed Combined Financial Statements" on page 45, "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 53 and the financial statements and related notes included elsewhere in this prospectus.

                                                                                                      SIX MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                       JUNE 30,
                                              ----------------------------------------------------   -------------------
                                                1995       1996       1997       1998       1999       1999       2000
                                                ----       ----       ----       ----       ----       ----       ----
                                                            (IN MILLIONS; EXCEPT SUBSCRIBERS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues...................................    $152.8     $167.9    $ 160.9    $  226.3   $  379.2    $207.2    $  170.4
Cost of services and products..............     116.7      144.5      120.1       167.8      293.3     166.0       120.9
Selling, general, and administrative
  expenses.................................      44.5       46.6       52.6        54.9       79.8      37.6        44.0
Depreciation and amortization..............      27.7       21.3       28.2        33.0       37.6      18.4        21.9
                                               ------     ------    -------    --------   --------    ------    --------
Operating income (loss)....................     (36.1)     (44.5)     (39.9)      (29.4)     (31.5)    (14.9)      (16.3)
Share of earnings (losses) of affiliates...      62.1       55.7       44.2        54.0         26      11.6         6.9
Interest expense...........................       9.0        6.8        6.6        12.9        9.8       4.9         6.7
Other (income) expense.....................       9.2      (16.7)     (50.2)      (25.4)     (46.6)     (5.8)        4.2
                                               ------     ------    -------    --------   --------    ------    --------
Earnings (loss) before income taxes........       7.8       21.0       47.8        37.1       31.3      (2.3)      (20.4)
Income tax expense (benefit)...............      (9.4)     (10.7)       7.7        (0.3)      16.5       4.5        (8.1)
                                               ------     ------    -------    --------   --------    ------    --------
Net earnings (loss)........................    $ 17.2     $ 31.7    $  40.2    $   37.4   $   14.8    $ (6.8)   $  (12.3)
                                               ======     ======    =======    ========   ========    ======    ========
Net earnings (loss) per share..............    $  .13     $  .25    $   .31    $    .29   $    .12    $ (.05)   $   (.10)
Weighted average shares outstanding........     128.0      128.0      128.0       128.0      128.0     128.0       128.0
Pro forma earnings (loss) per share........                                               $           $         $
Pro forma weighted average shares
  outstanding..............................

CASH FLOW DATA:
Cash provided by (used in):
  Operating activities.....................    $  7.4     $ 13.3    $  (7.3)   $  (18.6)  $  (11.8)   $ (1.6)   $    8.6
  Investing activities.....................     (36.1)     (34.4)    (161.1)      (90.9)     (33.5)    (30.4)      (29.3)
  Financing activities.....................      28.8       21.1      175.5       106.8       42.5      18.1        26.4

OTHER DATA:
Adjusted EBITDA............................    $ (8.4)    $(23.2)   $ (11.8)   $    3.6   $    6.1    $  3.6    $    5.6
Proportionate subscribers..................       287        566      1,050       1,573      2,497    $1,964    $  2,996
Proportionate revenues.....................     413.5      660.6    $ 878.7    $1,057.7   $1,237.3     568.4    $  714.8
Proportionate adjusted EBITDA..............     167.2      208.4      255.1       305.9      212.8     100.1       158.2
Proportionate debt (at period end).........     126.8      174.6      276.9       392.3      882.4     878.3       960.4

BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents..................    $  2.6     $  9.2    $  16.3    $   13.5   $   18.8              $   23.8
Investments in and advances to
  affiliates...............................     280.2      360.4      467.6       584.6      612.3                 635.7
Total assets...............................     585.2      655.1      925.6     1,069.9    1,840.6               1,370.4
Notes payable and long-term debt, including
  related parties and current maturities...      75.8       81.0       88.6        94.1      152.3                 172.7
Stockholder's equity.......................     389.4      466.9      676.0       783.7    1,192.7                 909.9

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


    In July of 2000, Network Ventures II, Inc., a wholly owned subsidiary of Motorola which will be contributed to Propel prior to the closing of this offering, acquired the remaining interest it did not already own in Baja Celular Mexicana S.A. de C.V., or Baja Celular, for a total purchase price of $335.0 million.



    Baja Celular owns a 68% interest in Movitel del Noroeste, MoviCelular, and MoviServicios, which collectively we call Movitel, and accordingly consolidates Movitel for accounting purposes. Prior to the acquisition, Propel also owned a 22% direct interest in Movitel. As a result of this acquisition, Propel owns 100% of Baja Celular and its total direct and indirect ownership interest in Movitel is 90%. Prior to the acquisition, Propel accounted for its interests in Baja Celular and Movitel using the equity method of accounting. Baja Celular and Movitel are now consolidated subsidiaries of Propel.



    The unaudited pro forma condensed combined statements of operations assume the acquisition was completed as of January 1, 1999. The unaudited pro forma condensed combined balance sheet assumes the acquisition was completed as of June 30, 2000. The acquisition will be accounted for under the purchase method of accounting. These unaudited pro forma condensed combined financial statements also give effect to the purchase accounting adjustments resulting from the acquisition.



    We are providing the unaudited pro forma condensed combined financial information for illustrative purposes only. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the results that would have been achieved had these companies always been combined or of the future results or financial condition that these combined companies will experience. This information should be read in connection with "Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 53 and in conjunction with the financial statements and related notes included elsewhere in this prospectus.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET



                                 JUNE 30, 2000



                             (DOLLARS IN MILLIONS)



                                                                            BAJA
                                                              PROPEL      CELULAR
                                                            HISTORICAL   HISTORICAL   ADJUSTMENTS              PRO FORMA
                                                            ----------   ----------   -----------              ---------
                                                              NOTE 1       NOTE 1
ASSETS
  CURRENT ASSETS:
    Cash and cash equivalents.............................   $   23.8      $ 24.6       $    --                $    48.5
    Accounts receivable...................................       47.7        33.0          (2.1)      (2a)          78.6
    Inventory.............................................       21.1         9.4            --                     30.5
    Other current assets..................................        5.5          --            --                      5.5
                                                             --------      ------       -------                ---------
      TOTAL CURRENT ASSETS................................       98.1        67.0          (2.1)                   163.1
    Property and equipment, net...........................      124.6        94.7            --                    219.3
    Investment securities.................................      189.7          --            --                    189.7
    Investments in and advances to affiliates.............      635.7          --          (9.9)      (2b)         588.2
                                                                                          (37.6)      (3a)
    Intangible assets, net................................      308.2        25.5         (12.2)      (3a)         752.0
                                                                                           (0.8)      (3a)
                                                                                          308.8       (3b)
                                                                                          122.6       (3d)
    Other assets..........................................       10.1          --            --                     10.1
                                                             --------      ------       -------                ---------
        TOTAL ASSETS......................................   $1,366.4      $187.2       $ 368.7                $ 1,922.3
                                                             ========      ======       =======                =========
LIABILITIES AND STOCKHOLDER'S EQUITY
  CURRENT LIABILITIES:
    Accounts payable......................................       32.0        44.1          (2.1)      (2a)          74.0
    Accrued liabilities...................................       39.2          --            --                     39.2
    Notes payable and current portion of long-term debt...       45.0         7.0         335.0        (4)         387.1
    Other current liabilities.............................         --        15.1            --                     15.1
                                                             --------      ------       -------                ---------
      TOTAL CURRENT LIABILITIES...........................      116.2        66.1         333.0                    515.3

  LONG-TERM LIABILITIES:
    Long term debt, less current portion..................      127.7        21.5            --                    149.2
    Deferred tax liabilities..............................      204.7         8.2         122.6       (3c)         335.5
    Other noncurrent liabilities..........................       10.3        14.4          (9.9)      (2b)          14.8
                                                             --------      ------       -------                ---------
  TOTAL LIABILITIES.......................................   $  458.9      $110.2       $ 445.6                $ 1,014.8
                                                             --------      ------       -------                ---------
STOCKHOLDER'S EQUITY:
  Common stock............................................   $     --      $ 36.3       $ (36.3)      (3a)     $      --
  Stockholder's net equity................................    1,001.5          --            --                  1,001.5
  Accumulated other comprehensive income (loss)...........      (94.0)       40.7         (40.7)      (3a)         (94.0)
                                                             --------      ------       -------                ---------
  TOTAL STOCKHOLDER'S EQUITY..............................   $  907.5        76.9         (76.9)                   907.5
                                                             --------      ------       -------                ---------
        TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY........   $1,366.4      $187.2       $ 368.7                $ 1,922.3
                                                             ========      ======       =======                =========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS



                         SIX MONTHS ENDED JUNE 30, 2000



                     (IN MILLIONS EXCEPT PER SHARE AMOUNTS)



                                               BAJA
                                 PROPEL      CELULAR
                               HISTORICAL   HISTORICAL   ADJUSTMENTS              PRO FORMA
                               ----------   ----------   -----------              ---------
                                 NOTE 1       NOTE 1
Revenues....................    $ 170.4      $ 114.3      $   (7.6)       (2a)     $  277.1

Operating expenses:
  Cost of services and
    products................      120.9         49.0          (6.8)       (2a)        163.1
  Selling, general, and
    administrative..........       44.0         24.3          (0.8)       (2a)         67.5
  Depreciation and
    amortization............       21.9         13.5          14.1         (5)         49.5
                                -------      -------      --------                 --------
Total operating expenses....      186.7         86.8           6.5                    280.1
                                -------      -------      --------                 --------

Operating income (loss).....      (16.3)        27.4         (14.1)                    (3.0)
Share of earnings (losses)
  of affiliates.............        6.9           --          (6.9)        (6)           --
Interest expense............        6.7         (0.5)         11.7         (7)         17.9
Other (income) expense,
  net.......................        4.2         11.5          (3.6)        (8)         12.0
                                -------      -------      --------                 --------

Earnings (loss) before
  income taxes..............      (20.4)        16.5         (29.0)                   (32.9)
Income tax expense
  (benefit).................       (8.1)         7.2          (9.5)        (9)        (10.3)
                                -------      -------      --------                 --------
Net earnings (loss).........    $ (12.3)     $   9.3      $  (19.5)                $  (22.6)
                                =======      =======      ========                 ========
Pro forma earnings (loss)
  per share.................                                                       $   (.18 ) (10)
                                                                                   ========
Weighted average shares.....                                                          128.0
                                                                                   ========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999


                     (IN MILLIONS EXCEPT PER SHARE AMOUNTS)



                                               BAJA
                                 PROPEL      CELULAR
                               HISTORICAL   HISTORICAL   ADJUSTMENTS              PRO FORMA
                               ----------   ----------   -----------              ---------
                                 NOTE 1       NOTE 1
Revenues....................    $  379.2     $  187.8     $   (0.6)       (2a)     $  566.4

Operating expenses:
  Cost of services and
    products................       293.3        100.6         (0.6)       (2a)        393.2
  Selling, general, and
    administrative..........        79.8         38.3           --                    118.1
  Depreciation and
    amortization............        37.6         22.3         28.7         (5)         88.6
                                --------     --------     --------                 --------
Total operating expenses....       410.7        161.2         28.1                    600.0
                                --------     --------     --------                 --------

Operating income (loss).....       (31.5)        26.6        (28.7)                   (33.6)
Share of earnings (losses)
  of affiliates.............        26.0           --         (8.0)        (6)         18.0
Interest expense............         9.8          0.4         23.4         (7)         33.5
Other (income) expense,
  net.......................       (46.6)        (3.2)         1.2         (8)        (48.6)
                                --------     --------     --------                 --------
Earnings (loss) before
  income taxes..............        31.3         29.4        (61.3)                    (0.5)
Income tax expense
  (benefit).................        16.6         11.9        (19.0)        (9)          9.4
                                --------     --------     --------                 --------
Net earnings (loss).........    $   14.8     $   17.6     $  (42.3)                $  (10.0)
                                ========     ========     ========                 ========
Pro forma earnings (loss)
  per share.................                                                       $   (.08 ) (10)
                                                                                   ========
Weighted average shares.....                                                          128.0
                                                                                   ========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                                  PROPEL, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS


                             (DOLLARS IN THOUSANDS)


1.  HISTORICAL FINANCIAL STATEMENTS


    Represents the historical consolidated balance sheet and statements of operations of Propel and Baja Celular consolidated with Movitel adjusted to U.S. GAAP, presented in U.S. dollars and eliminating the effects of inflationary accounting.


2.  INTERCOMPANY ELIMINATION


    a. Eliminates intercompany balances and activity between consolidated Baja Celular and Propel.



    b. Eliminates Propel direct investment in Movitel and Baja Celular minority interest reflecting Propel's direct investment.


3.  ACQUISITION


    The acquisition will be accounted for under the purchase method of accounting. The purchase price for the acquisition will be determined based on the cash paid, liabilities assumed and acquisition related costs to the extent of the increase in ownership acquired in Baja Celular consolidated with Movitel. The purchase price will be allocated to the assets acquired based on their estimated fair values. The excess of the purchase price over the assets acquired will be recorded as goodwill and amortized over 20 years. The allocation of the purchase price reflects the estimated fair value of the portion of the assets and liabilities acquired based upon information available at the date of the preparation of the accompanying unaudited pro forma condensed combined financial statements. Such allocations will be adjusted upon final determination of such fair values. A portion of the purchase price has been allocated to certain intangible assets such as customer base, workforce, brand name and license cost. Incidental costs related to the acquisition are not expected to be material. Management does not anticipate that the final allocation will vary materially from the preliminary allocation.


Allocation of purchase price:


Carrying value of Baja Celular net assets acquired
  excluding Propel share of goodwill and other
  intangibles.....................................  $  26,296 (a)
Fair value of intangible assets acquired..........    308,754 (b)
Deferred income taxes.............................   (122,575)(c)
Goodwill..........................................    122,575 (d)
                                                    ---------
Total purchase price..............................  $ 335,050
                                                    =========

                                  PROPEL, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS (CONTINUED)


                             (DOLLARS IN THOUSANDS)


3.  ACQUISITION (CONTINUED)

    a. Fair value of assets of Baja Celular acquired consists of the net assets of Baja Celular as follows:



Net assets of Baja Celular.........................  $ 76,921
Net assets applicable to Propel ownership prior to
  the acquisition..................................   (37,598)
                                                     --------
Carrying value of Baja Celular net assets
  acquired.........................................    39,323
Less goodwill of Baja Celular applicable to Propel
  interest acquired................................   (12,224)
Less other intangible assets of Baja Celular
  applicable to Propel interest acquired...........      (803)
                                                     --------
Baja Celular net assets acquired excluding goodwill
  and other intangible assets......................  $ 26,296
                                                     ========
In addition, this entry eliminates the historical
  equity of Baja Celular.



    b. Excess of purchase price over fair value of net assets of Baja Celular is being allocated to intangible assets including values attributable to customer list, trained workforce, brand name, and to license costs for purposes of these unaudited pro forma condensed combined financial statements as follows:



Purchase price.....................................  $335,050
Fair value of Baja Celular net assets acquired
  excluding Propel share of goodwill and other
  intangibles......................................   (26,296)
                                                     --------
Value assigned to other intangible assets..........  $308,754
                                                     ========

Intangible asset values attributable to:
  (1) Customer list................................  $ 35,970
  (2) Trained workforce............................     7,507
  (3) Brand name...................................    13,602
  (4) License cost.................................   251,675
                                                     --------
Total value assigned to intangible assets..........  $308,754
                                                     ========



    c. Represents deferred tax on the excess of the book basis over the tax basis of the identifiable intangible assets computed at an income tax rate of 39.7%.



    d. Goodwill results from the excess of the purchase price over the fair value of the net assets acquired and will be amortized over 20 years.

                                  PROPEL, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS (CONTINUED)


                             (DOLLARS IN THOUSANDS)



4.  ACQUISITION FINANCING



    Propel financed the acquisition through a short-term credit facility provided by Motorola at an annual interest rate equal to the three month LIBOR plus 0.25% payable quarterly in arrears. For the quarter ending September 30, 2000, the annual interest rate is 6.98%.



5.  AMORTIZATION EXPENSE ON INTANGIBLES



    Reflects amortization expense as follows:



                                            YEAR ENDED      SIX MONTHS
                              ASSET LIFE   DECEMBER 31,       ENDED
                               IN YEARS        1999       JUNE 30, 2000
                               --------        ----       -------------
Amortization of license
  cost......................      20         $12,584         $ 6,292
Amortization of customer
  list attributed value.....       4           8,992           4,496
Amortization of trained
  workforce attributed
  value.....................       5           1,502             751
Amortization of brand name
  attributed value..........      10           1,360             680
Amortization of goodwill....      20           6,129           3,064
                                  --         -------         -------
Total consolidated Propel
  amortization expense......                 $30,567         $15,283
Less amortization of
  goodwill and other
  intangible assets recorded
  by Baja Celular applicable
  to Propel's ownership
  interest..................                  (1,850)         (1,177)
                                  --         -------         -------
Amortization expense
  adjustment................                 $28,717         $14,107
                                             =======         =======


6.  EQUITY IN EARNINGS


    Eliminates Propel's equity in earnings of Baja Celular, which was formerly accounted for under the equity method and after the acquisition will be accounted for as a consolidated subsidiary of Propel.



7.  INTEREST EXPENSE ON CREDIT FACILITY



    Reflects interest expense on $335,050 of acquisition debt at an annual interest rate of 6.98%. Annual interest expense equals $23,386 and interest for the six months

                                  PROPEL, INC.

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                        FINANCIAL STATEMENTS (CONTINUED)


                             (DOLLARS IN THOUSANDS)



7.  INTEREST EXPENSE ON CREDIT FACILITY (CONTINUED)


ended June 30, 2000 equals $11,693. Interest on the debt accrues at a rate equal to the three-month LIBOR plus 0.25%. If the interest rate were to vary by 0.125%, interest expense would change by $419 for 1999 or $209 for the six months ended June 30, 2000.


8.  MINORITY INTERESTS

    The minority interest related to Propel's direct investment in Movitel is eliminated as it was included under the line item "Share of earnings (losses) of affiliates" in Propel's consolidated financial statements prior to the acquisition.

9.  INCOME TAXES

    Records tax benefit for pro forma adjustments for interest and amortization of other identifiable intangible assets using a tax rate of 39.7%.

10. PRO FORMA EARNINGS (LOSS) PER SHARE


    Pro forma earnings (loss) per share for the year ended December 31, 1999 and the six months ended June 30, 2000 have been calculated by dividing net earnings
(loss) by the weighted average shares outstanding, excluding shares of restricted stock and options to purchase our common stock that will be granted at the time of the offering.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW OF OPERATIONS


    We develop, operate and own interests in wireless communications businesses in targeted markets throughout the world. Over the past 15 years, our culturally diverse and multilingual team has grown our wireless communications business by adding subscribers in existing markets and extending our geographic footprint into new markets in our targeted regions. Our operating companies are concentrated in Latin America, the Middle East and Asia, providing us with a strong regional presence in which to use our strategic relationships and operational experience to position us for future expansion. Our operating companies currently offer wireless services in Mexico, Israel, Hong Kong, Egypt, Argentina, Lithuania, Jordan, Chile, the Dominican Republic, Pakistan, Uruguay and Azerbaijan. We believe that many of our operating companies hold leading positions in their licensed territories based on their number of subscribers.


BASIS OF PRESENTATION


    Our consolidated financial statements included in this prospectus have been prepared in accordance with U.S. GAAP. The financial statements included in this prospectus for some operating companies have been prepared in accordance with local generally accepted accounting principles or under international accounting standards. A reconciliation of U.S. GAAP is included in each such operating company's financial statements. Our operating companies in Mexico, Chile and Israel have presented their financial statements reflecting the impact of price level changes as allowed under applicable SEC rules. We have eliminated the effects of inflationary accounting when including the results of operations of these operating companies in the line item "Share of earnings (losses) of affiliates" of our consolidated financial statements and in the proportionate data of our operating companies. For more information, see the financial statements and notes included elsewhere in this prospectus.



    Our consolidated financial statements reflect a calendar fiscal year. In accordance with generally accepted accounting principles, we consolidate the revenues and expenses of our controlled subsidiaries. We use the equity method of accounting to record the operating results of entities over which we exercise significant influence, but do not have a controlling interest.

    The following table sets out our direct and indirect equity ownership percentages in our operating companies and complementary businesses as of June 30, 2000 and the accounting method we use to account for them, by region:



                                      PROPEL       ACCOUNTING
OPERATING COMPANY NAME              OWNERSHIP        METHOD
----------------------              ---------        ------
LATIN AMERICA
  Baja Celular....................     48.9%     Equity Method
  Movitel.........................     55.3%     Equity Method
  Norcel..........................    100.0%     Consolidated
  Cedetel.........................    100.0%     Consolidated
ARGENTINA--Movicom Argentina......     25.0%     Equity Method
CHILE--ETP........................     25.0%     Equity Method
DOMINICAN REPUBLIC--Tricom........     26.5%     Equity Method
URUGUAY--Movicom Uruguay..........     32.0%     Equity Method
SOUTHERN MEXICO--Portatel.........     21.7%     Equity Method
EUROPE/MIDDLE EAST
ISRAEL--Pelephone.................     50.0%     Equity Method
EGYPT--MobiNil....................     18.0%     Equity Method
LITHUANIA--Omnitel................     35.0%     Equity Method
JORDAN--Fastlink..................     26.1%     Equity Method
AZERBAIJAN--Bakcell...............     33.3%     Equity Method
ASIA
HONG KONG--Hutchison Telephone....     25.1%     Equity Method
PAKISTAN--Mobilink................     30.0%     Equity Method
COMPLEMENTARY BUSINESSES
WIRELESS DISTRIBUTION SERVICES....    100.0%     Consolidated
KOREA TELECOM FREETEL.............      1.9%     Cost Basis
ZEPHYR TELECOMMUNICATIONS.........     16.8%     Cost Basis



    Our ownership percentages reflect our economic, rather than direct, ownership percentage. On July 11, 2000, we completed an acquisition which resulted in our direct ownership of Baja Celular increasing to 100% and our direct and indirect ownership of Movitel increasing to 90%. We began to consolidate the financial results of Baja Celular and Movitel on that date.



    However, our ownership percentage for Azerbaijan reflects our ownership interest in GTIB 1996, Ltd., a holding company which owns 75% of Bakcell and purchases cellular infrastructure and handsets and sells this equipment to Bakcell, our operating company in Azerbaijan. In addition, GTIB provides management services to Bakcell for a fee. Through our direct ownership of GTIB, our economic ownership percentage in Bakcell is 25%.



    Our 16.8% ownership in Zephyr Telecommunications is calculated on a fully diluted basis.

    Beginning in the first quarter of 2001, we intend to transition to the reporting of our share of equity earnings of non-U.S. affiliates to a one-month lag in order to facilitate timely financial reporting.



    Tables and other data presented in this section and the "Business" section which begins on page 98 may not total due to rounding.


OPERATING REVENUES AND EXPENSES


    The following section discusses sources of our revenue and those of our operating companies. Through June 30, 2000, our consolidated financial statements contain consolidated revenues from Norcel, Cedetel and WDS. Our remaining operating company revenue is accounted for under "Share of earnings (losses) of affiliates" in our financial statements.


    Operating revenues of our operating companies primarily consist of:

    - SERVICE REVENUES. Service revenues consist primarily of wireless service revenues, which include charges for incoming and outgoing airtime use, monthly network access fees, activation fees, long distance, roaming charges, value-added services, including call waiting and caller identification, and Internet and other complementary services.

    - SUBSCRIBER EQUIPMENT REVENUES. Subscriber equipment revenues consist of revenues from sales of wireless handsets and related accessories. Our operating companies' sale of this equipment is ancillary to the sale of wireless service. Most of our operating companies often sell wireless handsets at subsidized prices, either at or below cost, as an incentive to attract new subscribers. Some of our operating companies require these subscribers to sign long-term contracts in an attempt to offset the subsidized portion of their handset costs.


    GTIB, the holding company through which we own our interest in Bakcell, our operating company in Azerbaijan, derives its revenue through sales of cellular infrastructure and handsets to Bakcell and provides management services to Bakcell for a fee. GTIB increased its ownership in Bakcell and, as a result, began to consolidate the financial results of Bakcell in the second quarter of 2000.



    Pelephone, our Israeli operating company, charges outgoing airtime for calls placed by its subscribers at different tariffs depending on the airtime packages bought by its subscribers. These tariffs are lower than charges for incoming calls, which are paid by the caller. The Israeli Ministry of Communications has recently enacted regulations that will set tariffs for incoming calls. These regulations will require Pelephone to gradually reduce its tariff rates significantly for incoming calls from October 2, 2000 until January 1, 2003 in a manner that will set the tariff rate from and after January 1, 2003 at a significantly lower level than is charged at present. Pelephone's incoming airtime revenue will be reduced, which could negatively affect its operating results. Pelephone is considering filing an appeal against these new regulations with the Supreme Court. Pelephone contributed 28.7% of our proportionate operating company revenues in 1999.


    Our operating revenues also include revenues of WDS, which primarily consist of revenues from handset and accessory sales and its warranty repair service to wireless operators and consumers in Israel.


    Our operating companies have two basic types of wireless subscribers: postpaid and prepaid. Postpaid subscribers usually incur a fixed monthly access charge for wireless service and for certain operating companies a one-time connection fee. In general, a postpaid subscriber's monthly bill also includes charges for airtime used, roaming, long distance and value-added services. Prepaid subscribers purchase service in advance, through the use of calling cards or by other means, entitling them to airtime without fixed monthly charges. Unlike postpaid service, prepaid service does not require contracts or the need for credit reference checks. Revenue associated with the sale of prepaid service is deferred and recognized as the prepaid airtime is used or any unused balance expires. We expect significant growth in prepaid subscribers in all our markets as a result of subscriber demand, especially as our operating companies have expanded their marketing for the mass consumer market segment.



    Deeper penetration into the mass market has historically decreased monthly average minutes of use, and therefore monthly average revenue per user because these additional subscribers, whether postpaid or prepaid, generally use fewer minutes. However, the decline in average revenue per unit as a result of the increase in prepaid subscribers is in part offset by higher per-minute prices, reduced bad debt, lower subscriber acquisition costs such as lower handset subsidies, reduced billing expense and lower subscriber service expenses, all of which are associated with prepaid services.


    Operating expenses, both for us and our operating companies, include cost of services and products, selling, general and administrative expenses and depreciation and amortization expenses. These expenses include:

    - COST OF SERVICES AND PRODUCTS. Cost of services and products primarily consists of wireless network operating costs, interconnection fees assessed by wireline and wireless providers, royalties paid to government entities, leased transport capacity and the cost of handsets and accessories sold.


    - SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses primarily consist of costs associated with sales and marketing activities, customer service, subscriber acquisition and retention and general and administrative functions. On an historical basis, our consolidated selling, general and administrative expenses also include an allocation of Motorola's shared corporate services costs. Following the offering, our selling, general and administrative expenses will no longer be determined by an allocation from Motorola. However, we will be charged for some administrative services provided to us under the transitional services agreements with Motorola.

    - DEPRECIATION AND AMORTIZATION CHARGES. Depreciation and amortization charges primarily consist of depreciation recorded for our operating companies' wireless networks and equipment, and amortization of intangibles such as wireless license costs, goodwill and other intangibles.

    Subscriber acquisition costs, other than advertising and other promotions, which primarily consist of the cost of handset subsidies and sales commissions, are recognized in the period in which we acquire a new subscriber. Substantially all of our operating companies have undertaken handset subsidization programs to attract subscribers. Accordingly, in periods of high subscriber growth, significant cash operating expenses precede the recognition of the associated revenue.


INTEREST EXPENSE



    Currently interest expense is allocated to us by Motorola based on our proportionate share of Motorola's worldwide net assets. After the offering, our interest expense will be based on our actual outstanding debt and no interest will be allocated to us from Motorola. As a result it is anticipated that our interest expense will increase significantly after this offering. In addition, interest expense will increase due to the increased debt used to purchase the remainder of Baja Celular we did not already own in July 2000.



INCOME TAX EXPENSE



    Our operating company in Lithuania, Omnitel, currently is operating under a tax holiday granted by the Lithuanian government. During 1998 and the first half of 1999 Omnitel was exempt from income taxes. Since July 1, 1999 and through July 1, 2002 Omnitel will be subject to income taxes at one-half the statutory rate. The impact of this holiday resulted in reduced income taxes from statutory rates of $2.2 million in 1998 and $2.6 million in 1999.


ACCOUNTING CHARGES FOR RESTRICTED STOCK GRANTS AND OPTION GRANTS


    Three of our executive officers who participated in Motorola's supplementary executive retirement plan will be granted shares of restricted stock at the time of this offering, valued at the initial public offering price, to compensate them for the loss of potential cash benefits under this plan. Four other executive officers will be granted shares of restricted stock at the time of the offering in connection with their employment with us, valued at the initial public offering price. We will incur compensation expense for financial reporting purposes equal to the aggregate value of the restricted shares granted, which we estimate will be approximately $9.7 million and $1.5 million, respectively, which will be expensed over the vesting period of the restricted stock granted. For more information, see "Management--Incentive Plan-- Restricted Stock Awards" on page 163 and "Management--Retirement Plans" on page 158.

    In addition, our employees who hold unvested Motorola options at the time of this offering will be granted shares of our restricted stock at the time of the offering, valued at the initial public offering price with a value equal to the value of their unvested Motorola options, to compensate them for the possibility that their unvested Motorola options will expire prior to the time that they can be exercised or exchanged for Propel options as described below. We will incur compensation expense for financial reporting purposes equal to the aggregate value of the restricted shares granted. We currently estimate that the aggregate amount of the compensation expense will be approximately $5.0 million. The actual amount of the accounting charge may be higher or lower. The amount of this charge will also be expensed over the vesting period of the restricted stock granted. For more information, see "Management--Incentive Plan--Substitute Awards" on page 162.



    Our employees who hold vested and unvested Motorola options will retain them after the time of this offering and may exercise them in accordance with the terms of Motorola's option plans. Once Motorola holds less than 50% of our common stock, however, all unvested Motorola options held by our employees will expire and our employees holding vested Motorola options will be offered a one-time right to cancel all or a portion of those options in exchange for newly issued vested options to purchase our common stock having the same relative value, the same ratio of exercise price to fair market value and the same expiration dates as their Motorola vested options. To the extent the exercise prices of the options we issue are less than the current market price of our common stock at that time, we will incur additional compensation expense for financial reporting purposes equal to the aggregate value of this difference, which expense will be recognized in the period Motorola's interest falls below 50%. The amount of such compensation expense, if any, cannot be determined at this time. However, depending on the number of our employees making such election, the expense could be material.



    Some of our employees who will not have the same or similar pension benefits after this offering and some of our senior managers will receive retention bonuses in connection with the transfer of their employment to Propel. We will incur compensation expense for financial reporting purposes equal to the total retention bonuses paid. We currently expect the aggregate compensation expense related to these retention bonuses to be approximately $6.7 million.


ACCOUNTING FOR INFLATION

    Our operating companies in Mexico, Chile and Israel are required under local generally accepted accounting principles to prepare financial statements reflecting the impact of price level changes, which seek to adjust for the impact of inflation in preparing the company's financial statements. However, we have removed such effects when including the results of operations of these operating companies in the line item "Share of earnings (losses) of affiliates" of our consolidated financial statements and in the proportionate data of our operating companies. While inflation, and in some cases significant inflation, is present in many other countries in which our operating companies do business, in accordance with local generally accepted accounting principles, these operating companies do not prepare their financial statements reflecting the impact of price level changes, which may affect the comparability of their results of operations.

FOREIGN CURRENCY

    We report our financial statements in U.S. dollars. Our operating companies generally transact business in local currencies. Consequently, fluctuations in currency exchange rates between the U.S. dollar and the applicable local currency will affect our results of operations as well as the value of our ownership interests in the operating companies.


    Generally, our operating companies generate revenues that are paid in their local currency. However, at least a portion of the operating expenses and liabilities of most of our operating companies are denominated in U.S. dollars or other non-local currencies. As a result, a significant devaluation of local currency could result in a significant impact on the relevant operating company's operating expenses and asset values and could have a material adverse effect on our financial condition and results of operations. To the extent an operating company has debt or other obligations denominated in U.S. dollars or other non-local currencies, any devaluation may make it more difficult to meet these obligations and will result in an accounting charge based on the increase in such dollar-denominated liabilities and obligations when converted into the local currency. Fluctuations in currency exchange rates also result in adjustments to investments in our consolidated entities and equity affiliates, which could negatively impact the book value of our ownership interests in the operating companies.



    Argentina, Hong Kong, Lithuania and Jordan have exchange rate regimes that are linked to the U.S. dollar. The Egyptian government has announced that the Egyptian pound would cease to be pegged to the U.S. dollar beginning in May 2000. As a result of the government's "crawling peg" policy, the Egyptian pound has gradually depreciated in value relative to the U.S. dollar. Other countries where our operating companies are based have exchange rates that are determined by a floating, managed floating or indexed/composite regime. The following table presents the average exchange rates for local currencies per U.S. dollar in the countries in which we operate, with the percentage change based on the change in U.S. dollars per unit of foreign currency.



                                   1998 V. 1997               1999 V. 1998
                          1997       % CHANGE       1998        % CHANGE       1999
                          ----       --------       ----        --------       ----
ARGENTINE PESO........      1.00         --           1.00          --           1.00
AZERI MANAT...........  3,987.00        3.0       3,869.00        (6.0)      4,118.00
CHILEAN PESO..........    419.30       (8.9)        460.50        (9.5)        508.60
DOMINICAN PESO........     14.21       (6.5)         15.19        (4.6)         15.93
EGYPTIAN POUND........      3.40       (0.3)          3.41        (0.3)          3.42
HONG KONG DOLLAR......      7.74       (0.1)          7.75        (0.1)          7.76
NEW ISRAELI SHEKEL....      3.45       (9.4)          3.81        (8.0)          4.14
JORDANIAN DINAR.......      0.71         --           0.71          --           0.71
LITHUANIAN LITAS......      4.00         --           4.00          --           4.00
MEXICAN PESO..........      7.92      (14.4)          9.25        (3.1)          9.55
PAKISTANI RUPEE.......     41.10      (16.0)         48.93        (4.7)         51.37
URUGUAYAN PESO........      9.46       (9.7)         10.48        (7.6)         11.34


CONSOLIDATED RESULTS OF OPERATIONS


    The information in this section describes our consolidated results of operations, which, through June 30, 2000, reflects the results of operations of Norcel, Cedetel and our wholly owned Israeli subsidiary that includes the WDS business on a consolidated basis and of our other operating companies indirectly through the line item "Share of earnings (losses) of affiliates." For more information on the results of operations of our operating companies that are not consolidated subsidiaries, see "--Supplemental Information Regarding Proportionate Results of Operations" on page 66.



SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999



    REVENUES. Our total revenues decreased $36.8 million, or 17.8%, from $207.2 million for the six months ended June 30, 1999 to $170.4 million for the six months ended June 30, 2000.



    Service revenues for our wholly owned northern Mexico operating subsidiaries increased by $18.7 million, or 30.1%, from $62.2 million for the six months ended June 30, 1999 to $80.8 million for the six months ended June 30, 2000. The increase was mainly the result of a 83.7% and 65.9% subscriber increase in Norcel and Cedetel, respectively. The growth in subscribers and overall minutes of use was mainly due to the rapid market acceptance of prepaid services. Additionally, an increase in calling party pays revenue contributed to the operating revenue increase for Cedetel.



    Subscriber equipment revenues decreased by $55.4 million, or 38.2%, from $145.0 million for the six months ended June 30, 1999 to $89.6 million for the six months ended June 30, 2000. Of the decrease, $52.2 million was due to WDS, whose sole handset supplier was unable to provide adequate quantities of TDMA and

CDMA handsets to it. Additionally, average unit prices declined by approximately 29.8% due to increased competition, and revenues for WDS during the first half of 1999 were unusually high due to initial handset sales to a new wireless operator in the Israeli market.



    COST OF SERVICES AND PRODUCTS. Cost of services and products decreased by $45.1 million, or 27.2%, from $166.0 million for the six months ended June 30, 1999 to $120.9 million for the six months ended June 30, 2000. The decrease was mainly due to a $48.8 million decrease in WDS equipment costs relating to the lower unit volumes in the first half of 2000.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $6.3 million, or 16.8%, from $37.6 million for the six months ended June 30, 1999 to $44.0 million for the six months ended June 30, 2000. This increase was due to a $3.7 million increase in employee-related costs, advertising expenses and expenses relating to establishing additional distribution outlets in Mexico. As a percentage of northern Mexico operating companies' revenues, these costs increased from 22.5% for the six months ended June 30, 1999 to 26.0% for the six months ended
June 30, 2000. Corporate selling, general and administrative expenses increased by $2.1 million, or 14.6%, to $16.5 million, mainly due to additional employee related costs. Selling, general and administrative expenses for WDS decreased by $1.1 million, due to reduced cooperative advertising expenses, which are accrued based on a percentage of sales.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased by $3.5 million, or 19.0%, from $18.4 million for the six months ended June 30, 1999 to $21.9 million for the six months ended June 30, 2000. The increase was related to capital expenditures made by our operating companies in northern Mexico for wireless equipment in order to expand their network to support continued growth.



    SHARE OF EARNINGS (LOSSES) OF AFFILIATES. Share of earnings of affiliates decreased by $4.8 million, or 41.0%, from $11.6 million for the six months ended June 30, 1999 to $6.9 million for the six months ended June 30, 2000.



    In Latin America, our share of profits decreased by $6.8 million, or 48.9%, from $13.9 million for the six months ended June 30, 1999 to $7.1 million for the six months ended June 30, 2000, resulting from a decrease in our proportionate share of Movicom Argentina's profits of $17.3 million, from $13.8 million for the six months ending June 30, 1999 to ($3.5) million for the six months ending June 30, 2000. This decrease was due to price reductions and increased acquisition costs to support the 43.2% increase in proportionate subscribers, as well as additional expenses related to the commencement of long distance and PCS services launched in the first half of 2000. The decrease was mostly offset by our share of increased profitability of $2.6 million in our northern Mexico operating companies, Baja Celular and Movitel, primarily as a result of an increase in subscribers, and a decrease in our share of

ETP's losses of $5.6 million in Chile, due to the rapid market acceptance of prepaid services.



    In the Europe/Middle East region, our share of earnings of affiliates increased by $1.5 million, where subscriber and revenue growth in Egypt resulted in a $7.8 million increase in our share of profitability, which was offset by decreases in our share of profitability in Pelephone in Israel and Omnitel in Lithuania of $4.1 million and $3.5 million, respectively. The decrease for Pelephone was primarily related to handset subsidies and a $6.3 million increase in our share of depreciation and amortization relating to investments in the CDMA network, and an increase in our share of interest expense of $4.0 million largely due to our share of servicing additional bank debt totaling
$164.7 million. The decrease for Omnitel resulted primarily from a decrease in revenue, resulting primarily from the effects of Lithuania's economic recession.



    In Asia, our share of profitability remained substantially unchanged due to shareholders' equity of Hutchison Telephone in Hong Kong falling below zero in 1997, reducing our carrying value in this investment to zero for accounting purposes.



    INTEREST EXPENSE. Interest expense in the periods presented was allocated by Motorola to us based on our proportionate share of Motorola's worldwide net assets. Fluctuations in interest expense are due to either changes in our proportionate share of Motorola's net assets, or Motorola's overall relationship of interest expense to net assets. After the offering, our interest expense will no longer be allocated interest expense from Motorola.



    OTHER (INCOME) EXPENSE. Other expenses increased by $10.0 million, from $(5.8) million for the six months ended June 30, 1999 to $4.2 million for the six months ended June 30, 2000. Of the increase, $8.8 million was attributable to foreign exchange losses on U.S. dollar indebtedness, resulting from a 3.0% depreciation in the Mexican peso exchange rate from December 31, 1999 to June 30, 2000.



    INCOME TAX EXPENSE (BENEFIT).  Income tax expense decreased by
$12.6 million, from $4.5 million to $(8.1) million. The decrease was mainly due to our northern Mexico operating companies, whose changes in operating loss carryforwards resulted in a decrease in deferred tax expense of $7.7 million. In addition, corporate taxes decreased by $4.1 million relating primarily to a decrease in share of earnings of affiliates.


YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998


    REVENUES. Our total revenues increased $152.8 million, or 67.5%, from $226.3 million in 1998 to $379.2 million in 1999.



    Service revenues for our wholly owned northern Mexico operating subsidiaries increased by $64.1 million, or 88.7%, from $72.3 million in 1998 to $136.4 million in 1999. The increase was primarily due to 124.0% and 105.7% subscriber growth for

Norcel and Cedetel, respectively, reflecting the continued rapid growth in market penetration for these regions. Growth in prepaid subscribers accounted for a significant portion of the revenue increase for Norcel and Cedetel, respectively, and Cedetel's calling party pays service contributed further to its revenue increase.



    Subscriber equipment revenues increased by $88.8 million, or 57.6%, from $154.1 million in 1998 to $242.8 million in 1999. The increase was due to WDS, which benefited from handset sales to a new wireless operator in the Israeli market in the fourth quarter of 1998, as well as a product mix shift toward CDMA technology which caused overall average unit prices to increase.



    COST OF SERVICES AND PRODUCTS. Cost of services and products increased $125.4 million, or 74.7%, from $167.8 million in 1998 to $293.3 million in 1999.
Of the increase, $90.6 million was due to increased volumes for the WDS equipment business, as well as an increase in product costs due to the product mix shift referred to above. As a result, WDS's cost of products as a percent of sales increased from 86.9% in 1998 to 90.5% in 1999. The remaining
$34.9 million increase is attributable to higher volumes of traffic on the network for our wholly owned northern Mexico subsidiaries resulting from an increase in subscribers.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $25.0 million, or 45.5%, from $54.9 million in 1998 to $79.8 million in 1999. Of the increase, $20.3 million relates to Norcel and Cedetel, which incurred additional expenses in order to support subscriber increases of more than 100%. These expense increases were approximately $5.9 million for advertising, $7.6 million for selling, general and administrative, and $6.8 million for employee-related costs. The remaining $4.7 million increase was mainly due to WDS, where selling expenses increased by $2.7 million as a result of increased cooperative advertising expenses.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased by $4.6 million, or 13.9%, from $33.0 million in 1998 to $37.6 million in 1999. The increase was mainly due to a $3.2 million increase in depreciation related to additional capital expenditures made by Norcel and Cedetel for wireless equipment in order to expand their network to support continued growth.



    SHARE OF EARNINGS (LOSSES) OF AFFILIATES. Share of earnings of affiliates decreased by $28.0 million, or 51.9%, from $54.0 million in 1998 to $26.0 million in 1999.



    Our share of proportionate earnings in Latin America increased by $18.8 million, or 94.9%, from $19.8 million to $38.6 million, mainly due to ETP's results in Chile, where our proportionate earnings increased by $13.1 million. Of the $13.1 million increase, $9.6 million related to our share of revenue growth and $16.9 million related to gains on the sale of ETP's 800 MHz licenses in 1999. The increases were partially offset by $8.1 million in higher subscriber acquisition costs and approximately $3.2 million in increased tax and interest expense in Chile.

    Share of earnings (losses) of affiliates decreased by $47.1 million in the Europe/ Middle East region, where our share of profitability in Pelephone decreased by $60.0 million mainly due to increased operating costs resulting from competitive pressure, difficulties encountered stabilizing the new CDMA network in Israel and airtime credits issued to the analog network customers resulting from wireless fraud in Israel, which were partially offset by an $18.3 million tax benefit. These losses were also partially offset by our share of reduced losses in MobiNil of $7.0 million, resulting primarily from revenue growth and by increased profitability in Omnitel of $4.0 million.



    In Asia, our share of profitability remained largely unchanged due to the shareholders' equity of Hutchison Telephone falling below zero in 1997, reducing our carrying value in this entity to zero for accounting purposes.



    INTEREST EXPENSE. Interest expense was allocated by Motorola to us based on our proportionate share of Motorola's worldwide net assets. Fluctuations in interest expense are attributable to either changes in our proportionate share of Motorola's net assets, or Motorola's overall relationship of interest expense to net assets.



    OTHER INCOME (EXPENSE). Other income increased by $21.4 million, from $25.2 million in 1998 to $46.6 million in 1999. Of the increase, $2.7 million was due to a foreign exchange gain from the appreciation of the Mexican peso, and a change in functional currency from the U.S. dollar to the Mexican peso. Corporate other income increased by $17.6 million, from $25.6 million in 1998 to $43.3 million in 1999. Of the increase, $7.6 million related to the excess of the $39.1 million gain on the sale of part of our equity interest in Korea Telecom Freetel in 1999 that reduced our interest from 2.8% to 1.9% over the $31.5 million in gain that was realized from a sale of part of our ownership of Omnitel in Lithuania in 1998 that reduced our interest from 45.4% to 35.0%. Additionally, other income (expense) was favorably impacted due to the 1998 results having included an impairment write-down attributable to our equity interest in Korea Telecom Freetel of $7.3 million.



    INCOME TAX EXPENSE (BENEFIT).  Income taxes expense increased by
$16.9 million from $(0.3) million to $16.5 million. Of this increase, $11.5 million was due to an increase in corporate income as discussed in "Other Income (Expense)" and $4.2 million was related to an increase in deferred taxes on unrepatriated earnings in certain of our equity affiliates. Additionally, changes in our northern Mexico operating companies' operating loss carryforwards resulted in an increase of $3.9 million in tax expense.


YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997


    REVENUES. Our total revenues increased by $65.4 million, or 40.6%, from $160.9 million in 1997 to $226.3 million in 1998.



    Service revenues for our controlled northern Mexico operating subsidiaries increased by $16.1 million, or 28.7%, from $56.1 million in 1997 to $72.3 million in

1998. The increase was mainly due to a 177.8% and 198.3% increase in subscribers for Norcel and Cedetel, respectively. This subscriber increase reflected the rapid increase in overall market penetration for these regions of Mexico.



    Subscriber equipment revenues increased by $49.3 million, or 47.0%, from $104.8 million in 1997 to $154.1 million in 1998. Of the increase, $34.6 million was due to results from WDS, which benefitted from an approximate 35% growth in wireless penetration in Israel. Additionally, incentives were provided by Israeli operators in anticipation of the introduction of a third competitor in the fourth quarter of 1998, and a product mix shift occurred toward more expensive analog and digital products which caused average unit prices to increase. The remaining $14.7 million in increased subscriber equipment revenue was attributable to our northern Mexico operating companies that resulted from customer growth.



    COST OF SERVICES AND PRODUCTS. Cost of services and products increased by $47.8 million, or 39.8%, from $120.1 million in 1997 to $167.8 million in 1998. Of the increase, $27.6 million was due to higher handset unit volumes for WDS, and $20.2 million was related to higher network volumes for our northern Mexico operating companies resulting from subscriber growth.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $2.3 million, or 4.3%, from $52.6 million in 1997 to $54.9 million in 1998. Of the increase, $2.4 million was due to employee-related expenses for our northern Mexico operating companies. Selling, general and administrative expenses for WDS increased by $1.7 million primarily due to the effect of the revenue increase on cooperative advertising expenses, which are accrued as a percentage of sales. Corporate selling, general and administrative expenses decreased by $1.8 million mainly due to a decrease in employee and travel related costs.



    DEPRECIATION AND AMORTIZATION. Depreciation and amortization increased by $4.9 million, or 17.3%, from $28.2 million in 1997 to $33.0 million in 1998. Of the increase, $2.5 million was due to amortization of intangibles and $1.9 million was due to additional capital expenditures made by our northern Mexico operating companies for wireless equipment in order to expand their network to support continued growth. Corporate depreciation increased by $0.4 million due to increased leasehold improvements.



    SHARE OF EARNINGS (LOSSES) OF AFFILIATES. Share of earnings of affiliates increased by $9.8 million, or 22.2%, from $44.2 million in 1997 to $54.0 million in 1998.



    Our share of Latin America net earnings increased by $12.4 million from $7.4 million to $19.8 million. Our share of ETP's earnings decreased by $7.7 million due mainly to an increase in depreciation and interest expenses. This decrease was offset by Tricom's increase of $7.1 million, Movicom Argentina's increase of $6.4 million and a $5.3 million increase for our northern Mexico operating companies, which were all mainly due to revenue growth.

    Our share of Europe/Middle East earnings decreased $7.9 million from $42.4 million to $34.5 million. Our interest in MobiNil in Egypt was acquired in 1998 and we recorded our resulting share of negative earnings of $14.1 million, which was partially offset by an increase in our share of earnings of $5.5 million from Omnitel due to revenue growth in Lithuania.



    Our share of Asian losses decreased by $5.3 million. Our share of losses in Hutchison Telephone decreased by $3.1 million as a result of its shareholders' equity of falling below zero in 1997 reducing the carrying value our equity interest to zero for accounting purposes, and in Pakistan our share of losses in Mobilink decreased by $2.2 million due to reduced operating costs.



    INTEREST EXPENSE. Interest expense was allocated by Motorola to us based on our proportionate share of Motorola's worldwide net assets. Fluctuations in interest expense are attributable to either changes in our proportionate share of Motorola's net assets, or Motorola's overall relationship of interest expense to net assets.



    OTHER INCOME (EXPENSE). Other income (expense) decreased by $24.8 million, from $50.2 million in 1997 to $25.4 million in 1998. Of the decrease, $4.0 million was attributable to our northern Mexico operating companies and mainly due to foreign exchange losses. Corporate other income decreased by $20.9 million, of which $22.3 million relates to the difference between the $30.1 million gain on the sale of a portion of our investment in Omnitel in Lithuania, reducing our ownership interest from 45.4% to 35.0%, and the $44.2 million net gain that was realized from the sale of a portion of our ownership in Mobilink in Pakistan in 1997, reducing our ownership percentage from 74.0% to 30.0%. Additionally, a $7.3 million asset impairment loss was taken on our investment in Korea Telecom Freetel in 1998.



    INCOME TAX EXPENSE (BENEFIT).  Income taxes expense decreased by
$(8.0) million, from $7.7 million in 1997 to $(0.3) million in 1998. The decrease is mainly due to a reduction in corporate income, as discussed in "Other Income (Expense)," which decreased taxes by $(6.3) million. Changes in an operating loss carryforward relating to our northern Mexico operating companies resulted in a decrease of $4.5 million in tax expense. The decreases were offset by increases in deferred taxes on unrepatriated earnings in certain of our equity affiliates of $3.5 million, and by an increase in taxes of $2.3 million for WDS related to increased profitability.



SUPPLEMENTAL INFORMATION REGARDING PROPORTIONATE RESULTS OF OPERATIONS



    The supplemental information in this section describes our proportionate share in the results of operations of our operating companies, including our wholly owned subsidiaries. When we refer to our proportionate share of an operating company's subscribers at a specified date, that number is calculated by multiplying the subscriber information of that operating company by our economic ownership interest in that operating company at that date. When we refer to our proportionate share of an operating company's revenues or adjusted EBITDA for a specified period, that number is calculated by taking U.S. dollar and U.S. GAAP-reconciled revenue or adjusted EBITDA information and, in the cases of Mexico, Chile and Israel, eliminating the effects of inflationary accounting, from that operating company, and then multiplying it by our weighted average economic ownership interest in that operating company during such period.



    Proportionate data is not contemplated under generally accepted accounting principles. However, because we have significant interests in our operating companies, and those interests are reflected in our results of operations only through the line item "Share of Earnings (Losses) of Affiliates," we believe that a presentation of proportionate data is important to an understanding of our business. This presentation does not, and is not intended to, replace the discussion of our consolidated results of operations as calculated in accordance with generally accepted accounting principles that appears above. For more information on our consolidated results of operations, see "--Consolidated Results of Operations" on page 60.



    The following tables set forth each of our operating companies' proportionate revenue, adjusted EBITDA and subscribers for each of the three years in the period ended December 31, 1999 and for each of the six-month periods ended June 30, 1999 and June 30, 2000.



    Adjusted EBITDA is defined as net earnings (loss) before interest, taxes, depreciation and amortization, and other nonoperating income (expense) net. Adjusted EBITDA is an indicator used by management to measure our performance and ability to generate cash flow. Adjusted EBITDA does not represent cash flows for the period and is not an alternative to operating or net income as an indicator of operating performance or liquidity. You should not consider it alone or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Our computation of adjusted EBITDA may not be comparable to the computation of similarly titled measures reported by other companies.



    Operating company revenues and adjusted EBITDA for Azerbaijan in the above tables reflect the results of operations for GTIB, a holding company which now owns 75% of Bakcell and which purchases cellular infrastructure and handsets and sells this equipment to Bakcell and provides management services to Bakcell for a fee. GTIB's results of operations only reflect Bakcell's revenues and adjusted EBITDA associated with wireless services for the second quarter of 2000.


                                                              YEAR ENDED DECEMBER 31,
                                             ----------------------------------------------------------
                                                           1997                           1998
                                             ---------------------------------   ----------------------
                            OPERATING                                 ADJUSTED
REGION/COUNTRY            COMPANY NAME       SUBSCRIBERS   REVENUE     EBITDA    SUBSCRIBERS   REVENUE
--------------            ------------       -----------   -------     ------    -----------   -------
                                                 (IN MILLIONS, EXCEPT SUBSCRIBER DATA IN THOUSANDS)
LATIN AMERICA
NORTHERN MEXICO......  Baja Celular                27      $  19.8     $  6.2          56      $  26.7
                       Movitel                     33         20.3        7.6          69         29.8
                       Norcel                      27         17.2        1.5          75         29.4
                       Cedetel                     59         45.5        9.0         176         68.0
ARGENTINA............  Movicom Argentina          157        149.5       54.1         221        187.2
CHILE................  ETP                         16         18.2        1.0          46         18.1
DOMINICAN REPUBLIC...  Tricom                      16         36.0       12.6          33         42.7
URUGUAY..............  Movicom Uruguay             12         14.4        6.9          17         18.9
SOUTHERN MEXICO......  Portatel                     7          4.4        0.7          14          6.0
                                                -----      --------    ------       -----      --------
  TOTAL LATIN AMERICA.....................        355      $ 325.3     $ 99.6         707      $ 426.9
                                                =====      ========    ======       =====      ========
EUROPE/MIDDLE EAST
ISRAEL...............  Pelephone                  447      $ 340.4     $132.8         466      $ 370.9
EGYPT................  MobiNil                     --           --         --          29         17.7
LITHUANIA............  Omnitel                     36         21.9        4.5          51         36.9
JORDAN...............  Fastlink                    11         12.0        4.6          18         21.3
AZERBAIJAN...........  Bakcell                      6          7.7        2.3           9         18.0
                                                -----      --------    ------       -----      --------
  TOTAL EUROPE/MIDDLE EAST................        500      $ 382.0     $144.2         573      $ 464.8
                                                =====      ========    ======       =====      ========
ASIA
HONG KONG............  Hutchison Telephone        179      $ 162.2     $  9.6         268      $ 156.8
PAKISTAN.............  Mobilink                    16          9.2        1.8          26          9.2
                                                -----      --------    ------       -----      --------
  TOTAL ASIA..............................        195      $ 171.4     $ 11.3         294      $ 166.0
                                                =====      ========    ======       =====      ========

TOTAL PROPORTIONATE.......................      1,050      $ 878.7     $255.1       1,573      $1,057.7
                                                =====      ========    ======       =====      ========

                                 YEAR ENDED DECEMBER 31,
                       --------------------------------------------
                         1998                   1999
                       --------   ---------------------------------
                       ADJUSTED                            ADJUSTED
REGION/COUNTRY          EBITDA    SUBSCRIBERS   REVENUE     EBITDA
--------------          ------    -----------   -------     ------
                       (IN MILLIONS, EXCEPT SUBSCRIBER DATA IN THOUSANDS)
LATIN AMERICA
NORTHERN MEXICO......   $  5.9         123      $  46.8     $ 11.3
                           9.4         165         50.8       14.2
                           7.2         168         48.5        8.2
                          12.0         362        106.6       13.4
ARGENTINA............     76.0         293        207.5       76.7
CHILE................     (1.5)        164         47.2        0.6
DOMINICAN REPUBLIC...     18.3          54         52.6       23.2
URUGUAY..............      8.7          37         27.6       11.3
SOUTHERN MEXICO......      1.2          19          7.6        1.4
                        ------       -----      --------    ------
  TOTAL LATIN AMERICA   $137.2       1,386      $ 595.3     $160.5
                        ======       =====      ========    ======
EUROPE/MIDDLE EAST
ISRAEL...............   $134.2         555      $ 354.7     $ 44.6
EGYPT................     (4.1)         91         64.8       14.2
LITHUANIA............     11.9          69         31.0       16.6
JORDAN...............      8.8          25         25.9       11.9
AZERBAIJAN...........      7.0           3          3.4        0.4
                        ------       -----      --------    ------
  TOTAL EUROPE/MIDDLE   $157.8         743      $ 479.9     $ 86.9
                        ======       =====      ========    ======
ASIA
HONG KONG............   $  7.0         340      $ 151.6     $(38.9)
PAKISTAN.............      3.9          28         10.5        4.4
                        ------       -----      --------    ------
  TOTAL ASIA.........   $ 11.0         368      $ 162.1     $(34.5)
                        ======       =====      ========    ======
TOTAL PROPORTIONATE..   $305.9       2,497      $1,237.3    $212.8
                        ======       =====      ========    ======

                                                                       SIX MONTHS ENDED JUNE 30,
                                                 ---------------------------------------------------------------------
                                                               1999                                2000
                                                 ---------------------------------   ---------------------------------
                            OPERATING COMPANY                             ADJUSTED                            ADJUSTED
REGION/COUNTRY                    NAME           SUBSCRIBERS   REVENUE     EBITDA    SUBSCRIBERS   REVENUE     EBITDA
--------------                    ----           -----------   -------     ------    -----------   -------     ------
                                                          (IN MILLIONS, EXCEPT SUBSCRIBER DATA IN THOUSANDS)
LATIN AMERICA
NORTHERN MEXICO..........  Baja Celular                80       $ 16.9     $  3.2         140       $ 29.4     $  6.4
                           Movitel                    111         23.3        9.3         185         29.0       12.3
                           Norcel                     113         22.8        4.0         208         24.5        3.6
                           Cedetel                    252         50.0        8.9         418         63.7       15.7
ARGENTINA................  Movicom Argentina          242        100.8       43.4         346        106.5       17.6
CHILE....................  ETP                         83         17.3       (1.0)        244         39.7       10.1
DOMINICAN REPUBLIC.......  Tricom                      46         23.3       10.1          56         30.0       12.3
URUGUAY..................  Movicom Uruguay             30         13.8        6.0          43         14.2        6.3
SOUTHERN MEXICO..........  Portatel                    17          3.7        0.7          22          4.4        0.9
                                                    -----       ------     ------       -----       ------     ------
  TOTAL LATIN AMERICA.........................        973       $271.9     $ 84.5       1,662       $341.3     $ 85.2
                                                    =====       ======     ======       =====       ======     ======
EUROPE/MIDDLE EAST
ISRAEL...................  Pelephone                  487       $170.5     $ 27.0         646       $205.2     $ 33.3
EGYPT....................  MobiNil                     53         25.5        1.7         136         47.5       15.8
LITHUANIA................  Omnitel                     55         15.4        8.6          83         13.5        5.7
JORDAN...................  Fastlink                    21         12.1        5.4          45         15.0        7.7
AZERBAIJAN...............  Bakcell                      6          1.2       (0.7)          9          1.2       (0.2)
                                                    -----       ------     ------       -----       ------     ------
  TOTAL EUROPE/MIDDLE EAST....................        622       $224.7     $ 42.0         919       $282.5     $ 62.3
                                                    =====       ======     ======       =====       ======     ======
ASIA
HONG KONG................  Hutchison Telephone        342       $ 67.0     $(28.4)        381       $ 84.2     $  7.6
PAKISTAN.................  Mobilink                    27          4.8        1.9          33          6.8        3.1
                                                    -----       ------     ------       -----       ------     ------
  TOTAL ASIA..................................        369       $ 71.8     $(26.5)        414       $ 91.0     $ 10.7
                                                    =====       ======     ======       =====       ======     ======

TOTAL PROPORTIONATE...........................      1,964       $568.4     $100.1       2,996       $714.8     $158.2
                                                    =====       ======     ======       =====       ======     ======



SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO SIX MONTHS ENDED JUNE 30, 1999


  PROPORTIONATE REVENUES


    TOTAL PROPORTIONATE REVENUES. Total proportionate operating company revenues increased by $146.4 million, or 25.8%, from $568.4 million for the six months ended June 30, 1999 to $714.8 million for the six months ended June 30, 2000.



    LATIN AMERICA.  Proportionate Latin American revenues increased
$69.4 million, or 25.5%, from $271.9 million for the six months ended June 30, 1999 to $341.3 million for the six months ended June 30, 2000. The increase was mainly due to a 74.7% increase in proportionate subscribers, from 973,000 for the six months ended June 30, 1999 to 1.7 million for the six months ended
June 30, 2000, which was offset by lower average revenue per user primarily related to the rapid growth of prepaid subscribers. The proportionate subscriber increase was most pronounced in for our northern Mexico operating companies, which increased by 395,000, or 71.0%, and ETP in Chile, which increased by 161,000, or 191.7%. Proportionate revenues from our operating companies in northern Mexico increased by $33.5 million to $146.5 million for the six months ended June 30, 2000 mainly due to the benefits from the introduction of calling party pays in the second quarter of 1999 as well as an increase in prepaid services. Proportionate revenues from ETP increased by

$22.3 million to $39.7 million for the six months ended June 30, 2000 due to the rapid market acceptance of prepaid services.



    EUROPE/MIDDLE EAST. Proportionate Europe/Middle East revenues increased by $57.8 million, or 25.7%, from $224.7 million for the six months ended June 30, 1999 to $282.5 million for the six months ended June 30, 2000. The increase in proportionate revenues was mainly due to a 47.7% increase in proportionate subscribers, from 622,000 to 919,000, and partially offset by lower average revenue per user. This proportionate subscriber increase resulted primarily from MobiNil in Egypt and Pelephone in Israel, which increased proportionate subscribers by 83,000, or 156.6%, and 158,000, or 32.5%, respectively. In addition to MobiNil's subscriber increase and corresponding airtime revenue growth, interconnect revenues increased rapidly due to the expansion in prepaid customers, who generally receive more calls than they make. In Lithuania, Omnitel's proportionate revenues decreased by $1.9 million, resulting primarily from the effects of Lithuania's economic recession brought on by the Russian financial crisis.



    ASIA. Proportionate Asian revenues increased $19.2 million, or 26.7%, from $71.8 million for the six months ended June 30, 1999 to $91.0 million for the six months ended June 30, 2000. The increase resulted primarily from growth in Hutchison Telephone's proportionate subscribers in Hong Kong, which increased by 11.4%, from 342,000 at June 30, 1999 to 381,000 at June 30, 2000, despite a reduction in our ownership percentage from 30% to 25.1%, which occurred in December 1999. The proportionate subscriber increase was partially offset by price reductions, resulting in a decline in average revenue per user, due to the competitive environment.



  PROPORTIONATE ADJUSTED EBITDA



    TOTAL PROPORTIONATE ADJUSTED EBITDA. Total proportionate operating company adjusted EBITDA increased by $58.1 million, or 58%, from $100.1 million to $158.2 million for the six months ended June 30, 2000.



    LATIN AMERICA.  Proportionate Latin American adjusted EBITDA increased
$0.6 million, or 0.7%, from $84.5 million for the six months ended June 30, 1999 to $85.2 million for the six months ended June 30, 2000. The increase is mainly due to our northern Mexico operating companies and ETP in Chile, where proportionate adjusted EBITDA improved by $12.7 million and $11.0 million, respectively, resulting from revenue growth generated by increased subscribers. The increases were mostly offset by a $25.8 million erosion in proportionate adjusted EBITDA, and a decline in adjusted EBITDA margin for Movicom Argentina from 43.1% for the six months ended June 30, 1999 to 16.5% for the six months ended June 30, 2000. The Movicom Argentina decrease was due to price reductions and increased acquisition costs to support the 43.2% increase in proportionate subscribers, as well as additional expenses related to the commencement of long distance and PCS services launched in the first half of 2000. Proportionate adjusted EBITDA for Tricom increased
$2.1 million, or 20.9%, to $12.3 million for the six months ended June 30, 2000, mainly due to revenue growth across all of its service offerings in the Dominican Republic except paging.



    EUROPE/MIDDLE EAST. Proportionate Europe/Middle East adjusted EBITDA increased by $20.3 million, or 48.2%, from $42.0 million for the six months ended June 30, 1999 to $62.3 million for the six months ended June 30, 2000. The increase was primarily related to MobiNil in Egypt, whose proportionate adjusted EBITDA increased $14.1 million to $15.8 million for the six months ended
June 30, 2000, which resulted in an adjusted EBITDA margin of 33.8% as compared to 6.8% for the six months ended June 30, 1999 reflecting increased efficiencies derived from operating a larger subscriber base and an 86.5% increase in proportionate revenues. Proportionate adjusted EBITDA for Pelephone in Israel increased by $6.2 million, or 23.1%, to $33.3 million, resulting from a proportionate revenue increase of 20.4%. Adjusted EBITDA margin for Pelephone was 16.2% for the six months ended June 30, 2000, as compared to 15.8% for the six months ended June 30, 1999. The increases in Egypt and Israel were partially offset by a decrease in proportionate adjusted EBITDA for Omnitel of $2.8 million to $5.7 million for the six months ended June 30, 2000 resulting from a decrease in revenues in Lithuania.



    ASIA. Proportionate Asian adjusted EBITDA increased $37.2 million, from $(26.5) million for the six months ended June 30, 1999 to $10.7 million for the six months ended June 30, 2000. Adjusted EBITDA margin for Hutchison Telephone in Hong Kong improved to 9% for the six months ended June 30, 2000 from (42.3)% for the six months ended June 30, 1999 and from (25.6)% for the year ended December 31, 1999. The improvement was mainly the result of reduction in handset subsidies and the implementation of operational cost controls.


YEAR ENDED DECEMBER 31, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1998

  PROPORTIONATE REVENUE


    TOTAL PROPORTIONATE REVENUE. Total proportionate operating company revenue increased by $179.6 million, or 17.0%, from $1,057.7 million in 1998 to $1,237.3 million in 1999.



    LATIN AMERICA.  Proportionate Latin American revenues increased
$168.3 million, or 39.4%, from $426.9 million in 1998 to $595.3 million in 1999.
The increase was mainly due to an increase in proportionate subscribers of 679,000, or 96.0%, from 707,000 in 1998 to 1.4 million in 1999, which was offset by lower average revenue per user related to the rapid growth of prepaid subscribers. The proportionate subscriber increase was highest for our operating companies in northern Mexico, which increased by 443,000, or 117.8%, and ETP in Chile, which increased by 118,000, or 254.6%. Proportionate revenues from our operating companies in northern Mexico increased by $98.8 million, or 64.1%, benefitting from the introduction of calling party pays service in the second quarter of 1999, as well as rapid market acceptance of prepaid services during 1999, which were introduced in 1998. Proportionate revenues of ETP increased $29.1 million, or 161.4%, primarily due to the accelerated deployment of prepaid services in Chile.



    EUROPE/MIDDLE EAST. Proportionate Europe/Middle East revenues increased $15.1 million, or 3.3%, from $464.8 million in 1998 to $479.9 million in 1999. The increase in proportionate revenues was mainly due to a 29.8% increase in proportionate subscribers from 573,000 in 1998 to 743,000 in 1999, which was offset by lower average revenue per user related to the rapid growth of prepaid subscribers. The largest subscriber increase occurred for MobilNil in Egypt, which in July 1998 relaunched operations that were acquired earlier in the year from the Egyptian government and for which 1999 was the first full year of operations. Our proportionate revenues for MobilNil increased $47.1 million, or 266.1%, from $17.7 million in 1998 to $64.8 million in 1999. The increase was mainly due to a 216.9% increase in our proportionate subscribers and of increased roaming revenues reflecting increased roaming traffic from a more than ten-fold increase in the number of roaming agreements in 1999. Proportionate revenues also increased for Fastlink in Jordan by $4.6 million, or 21.4%, mainly due to a 34% increase in subscribers and increased roaming revenues. However, proportionate revenues for Pelephone in Israel decreased $16.2 million, or 4.4%, from $370.9 million in 1998 to $354.7 million in 1999 despite a 19.1% increase in subscibers. This decrease was the result of difficulties encountered stabilizing the new CDMA network, airtime credits issued to the NAMPS network customers as a result of wireless fraud, and pricing pressure resulting from the introduction of a new GSM competitor to the Israeli market in January 1999. Also, Omnitel's proportionate revenues decreased by $5.8 million, or 15.9%, due to the economic recession in Lithuania brought on by the Russian financial crisis, and a decline in our ownership from 45.5% to 35% that occurred in September 1998. Proportionate revenues for GTIB in Azerbaijan decreased by $14.6 million due to difficulties in importing wireless infrastructure equipment which were resolved only in the latter part of 1999. Azeri revenues represent the results of the business activities of the holding company, GTIB, which, in addition to its investment in Bakcell, our operating company, purchases cellular infrastructure and handsets to sell to Bakcell and provides management services to Bakcell for a fee.



    ASIA. Proportionate Asian revenues decreased $3.9 million, or 2.3%, from $166.0 million in 1998 to $162.1 million in 1999. The decrease was mainly due to a $5.2 million decrease in our proportionate revenues from Hutchison Telephone as a result of price reductions to increase market share beginning in March 1999 in Hong Kong. Hutchison Telephone's proportionate subscribers increased 26.9%, from 268,000 in 1998 to 340,000 in 1999. Additionally, our ownership interest in Hutchison Telephone was diluted from 30.0% to 25.1% in December 1999.

  PROPORTIONATE ADJUSTED EBITDA



    TOTAL PROPORTIONATE ADJUSTED EBITDA. Total proportionate operating company adjusted EBITDA decreased by $93.1 million, or 30.4%, from $305.9 million in 1998 to $212.8 million in 1999.



    LATIN AMERICA. Proportionate Latin American adjusted EBITDA increased by $23.3 million, or 17.0%, from $137.2 million in 1998 to $160.5 million in 1999. Proportionate adjusted EBITDA from our operating companies in northern Mexico increased $12.7 million, or 37.0%, mainly due to revenue growth which was somewhat offset by higher operating costs including dealer commissions, handset subsidies, and interconnection costs, as well as administrative and support costs resulting in a decline in adjusted EBITDA margin from 22.4% to 18.7%. Proportionate adjusted EBITDA from ETP in Chile and Tricom in the Dominican Republic increased by $2.1 million and $4.9 million, respectively, mainly due to increased revenues. Adjusted EBITDA margin for ETP increased to 1.3% in 1999 from (8.3)% in 1998.



    EUROPE/MIDDLE EAST. Proportionate Europe/Middle East adjusted EBITDA decreased by $71.0 million, or 45%, from $157.8 million in 1998 to $86.9 million in 1999. The decrease in proportionate adjusted EBITDA was mainly due to Pelephone in Israel, where proportionate adjusted EBITDA decreased by $89.6 million, or 66.8%, due to a decline in proportionate revenues of $16.2 million and increased operating costs, including handset subsidies initiated in 1999, a brand positioning campaign, and network fraud related costs. Adjusted EBITDA margin for Pelephone declined to 13% in 1999 from 36% in 1998. Proportionate adjusted EBITDA for MobiNil increased $18.3 million, from $(4.1) million in 1998 to $14.2 million in 1999 as growth in proportionate subscribers and revenue from connection fees outpaced growth in operating costs. Omnitel's proportionate adjusted EBITDA increased $4.7 million, or 39.3%, resulting primarily from a shift in the Lithuanian marketplace toward prepaid service, and corresponding lower average acquisition costs, as well as lower bad debt and billing expenses.



    ASIA. Proportionate Asian adjusted EBITDA decreased by $45.5 million, from $11.0 million in 1998 to $(34.5) million in 1999. The decrease was mainly due to the launch of mobile number portability in Hong Kong, which allows subscribers to keep their phone numbers when switching operators. This resulted in intense price competition for Hutchison Telephone which drove down its revenue and increased its handset subsidies. Adjusted EBITDA margin for Hutchison Telephone declined to (26)% in 1999 from 4% in 1998.


YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

  PROPORTIONATE REVENUES


    TOTAL PROPORTIONATE REVENUES. Total proportionate operating company revenues increased by $179.0 million, or 20.4%, from $878.7 million in 1997 to $1,057.7 million in 1998.

    LATIN AMERICA.  Proportionate Latin American revenues increased by
$101.6 million, or 31.2%, from $325.3 million in 1997 to $426.9 million in 1998.
The revenue increase was mainly due to a 99.4% increase in proportionate subscribers, from 355,000 in 1997 to 707,000 in 1998 that was offset by lower average revenue per user related to the rapid growth of prepaid subscribers. The proportionate subscriber increase was due mainly to our northern Mexico operating companies, where mass-market penetration increased primarily through prepaid offerings, resulting in a proportionate revenue increase of $51.2 million, or 49.8%. Proportionate revenues for Movicom Argentina increased by $37.7 million, or 25.3%, due to a 40.7% increase in subscribers and the increased deployment of value-added services such as roaming and voice mail that resulted in airtime increases, and detailed billing. Proportionate revenues for Tricom increased by $6.7 million due to increases in local and international volumes, as well as growth in cellular airtime minutes generated by the prepaid program in the Dominican Republic. This proportionate revenue increase occurred in spite of our ownership percentage decreasing from 40% to 30.8% as a result of Tricom's public offering of American Depository Shares in the second quarter of 1998.



    EUROPE/MIDDLE EAST. Proportionate Europe/Middle East revenues increased $82.8 million, or 21.7%, from $382.0 million in 1997 to $464.8 million in 1998. The increase in proportionate revenues was mainly due to a 14.5% increase in proportionate subscribers. MobiNil purchased its license in April 1998 from the Egyptian government and assumed ownership of an existing GSM network with approximately 80,000 subscribers from Telecom Egypt. MobiNil began adding new subscribers to its network in July 1998 after stabilizing the network and adding capacity. Proportionate revenues for MobiNil in 1998 were $17.7 million. Proportionate revenue for Pelephone increased $30.5 million, or 8.9%, primarily as a result of price increases in the Israeli market. In addition, Omnitel's proportionate revenues increase $15.0 million primarily as a result of a 42.5% increase in proportionate subscribers in Lithuania from 36,000 to 51,000 in spite of a reduction in our ownership in Omnitel from 45.5% to 35%. Proportionate revenues for GTIB in Azerbaijan increased by $10.3 million due to the sale of a new GSM system from our holding company, GTIB, to its operating company, Bakcell.



    ASIA. Proportionate Asian revenues decreased by $5.4 million, or 3.2%, from $171.4 million in 1997 to $166.0 million in 1998. The decrease was mainly due to aggressive competition to increase market share in Hong Kong, where Hutchison Telephone's proportionate subscriber growth of 49.4% was outpaced by price reductions.



  PROPORTIONATE ADJUSTED EBITDA



    TOTAL PROPORTIONATE ADJUSTED EBITDA. Total proportionate operating company adjusted EBITDA increased by $50.8 million, or 19.9%, from $255.1 million in 1997 to $305.9 million in 1998.

    LATIN AMERICA. Proportionate Latin American adjusted EBITDA increased by $37.5 million, or 37.7%, from $99.6 million in 1997 to $137.2 million in 1998. The increase was mainly due to Movicom Argentina's proportionate adjusted EBITDA increasing $21.9 million, mainly related to revenue growth. Proportionate adjusted EBITDA from our operating companies in northern Mexico increased
$10.1 million, or 41.5%, primarily due to increased revenues.



    EUROPE/MIDDLE EAST. Proportionate Europe/Middle East adjusted EBITDA increased by $13.6 million, or 9.5%, from $144.2 million in 1997 to $157.8 million in 1998. Of the increase, $7.5 million was related to Omnitel in Lithuania, where 68.6% revenue growth outpaced growth in operating expenses. Additionally, proportionate adjusted EBITDA increased by $4.1 million and $1.4 million for Fastlink in Jordan and Pelephone in Israel, respectively, primarily due to increases in subscribers and revenue. These increases were partially offset by MobiNil's adjusted EBITDA of $(4.1) resulting from its network's July 1998 relaunch subsequent to its acquisition from the Egyptian government in April 1998.



    ASIA. Proportionate Asian adjusted EBITDA decreased by $350,000, or 3.1%, from $11.3 million in 1997 to $11.0 million in 1998. This decrease was mainly due to a $2.5 million decrease in Hutchison Telephone's proportionate adjusted EBITDA due to higher subscriber acquisition costs in Hong Kong. This was offset by a $2.2 million increase in Mobilink's adjusted EBITDA that resulted from cost reductions in Pakistan.


LIQUIDITY AND CAPITAL RESOURCES


    The following table sets forth our consolidated cash flows from operating, investing and financing activities for each of the three years ended
December 31, 1997, 1998 and 1999 and for the six months ended June 30, 1999 and 2000.



                                                                                     SIX MONTHS
                                    YEAR ENDED DECEMBER 31,                        ENDED JUNE 30,
                           ------------------------------------------         -------------------------
                             1997             1998             1999             1999             2000
                             ----             ----             ----             ----             ----
                                                          (IN MILLIONS)
Cash provided by (used
  in):
  Operating activities...  $  (7.3)         $ (18.2)         $ (11.7)          $ (1.6)          $  8.6
  Investing activities...   (161.1)           (91.4)           (26.1)           (30.4)           (29.3)
  Financing activities...    175.5            106.8             42.5             18.1             26.4


  CASH AND CASH EQUIVALENTS


    At June 30, 2000 cash and cash equivalents totaled $23.8 million, as compared to $18.8 million at December 31, 1999, $13.5 million at December 31, 1998 and $16.3 million at December 31, 1997.

    Total cash and cash equivalents of our non-consolidated operating companies was $273.2 million at June 30, 2000 as compared to $233.7 million at December 31, 1999, $216.2 million at December 31, 1998 and $110.4 million at December 31, 1997. Our proportionate share of cash and cash equivalents of our non-consolidated operating companies was $73.6 million at June 30, 2000, and $54.8 million at December 31, 1999 and $52.7 million at December 31, 1998 and $44.8 million at December 31, 1997.



  NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES



    Net cash provided by operating activities was $8.6 million for the six months ended June 30, 2000 as compared to net cash used in operating activities of $1.6 million for the six months ended June 30, 1999. The $10.2 million increase in cash from operations reflects $2.7 million from operating earnings and $5.9 million from working capital and deferred taxes. Net cash used in operating activities was $11.7 million for the year ended December 31, 1999. The increase in cash from operating activities in 1998 reflects $12.7 million for operating losses which were partially offset by $7.0 million from working capital and deferred taxes. Net cash used in operating activities was $18.2 million for the year ended December 31, 1998. Operating losses used
$6.4 million of cash, and working capital and deferred taxes used $11.8 million of cash. Net cash used in operating activities was $7.3 million for the year ended December 31, 1997. Operating losses used $20.0 million which was offset by $12.7 million in cash generated by working capital and deferred taxes.


  NET CASH USED IN INVESTING ACTIVITIES


    For the six months ended June 30, 2000 we expended $29.3 million in acquiring interests in our operating companies and funding their working capital requirements. Of this amount, $21.7 million was used for capital expenditures to expand, support and improve our consolidated operating companies' wireless networks, promote the introduction of new products and services and to increase operating efficiency and productivity, and $7.6 million was used to increase our investment in our non-consolidated operating companies. For the six months ended June 30, 1999, we expended $30.4 million in investing activities. Of this, $31.6 million was used for capital expenditures and $1.1 million was collected on loans receivable.



    For the year ended December 31, 1999, we expended $26.1 million in acquiring interests in our operating companies and funding their working capital requirements. We spent $56.7 million in 1999 on capital expenditures to expand, support and improve our consolidated operating companies' wireless networks, promote the introduction of new products and services and to increase operating efficiency and productivity. Additionally, we acquired a 16.1% ownership interest, on a fully diluted basis, of Zephyr through an investment of $4.0 million, and we made a $7.0 million investment in Korea Telecom Freetel. Proceeds from the sale of cost investments, including part of our interest in Korea Telecom Freetel, yielded $41.6 million.

    For the year ended December 31, 1998 we expended $91.4 million in acquiring interests in our operating companies and funding their working capital requirements. Of this amount $18.9 million was used for capital expenditures to expand, support and improve our consolidated operating companies' wireless networks, promote the introduction of new products and services and increase operating efficiencies and productivity. We expended $105.2 million to increase our interests in our non-consolidated operating companies. In addition, proceeds from the sale of a portion of our interest in Omnitel in Lithuania in July 1998 yielded $32.8 million.



    For the year ended December 31, 1997 we expended $161.1 million in acquiring interests in our operating companies and funding their working capital requirements. Of this amount, $24.2 million was used for capital expenditures to expand, support and improve our operating companies' wireless networks, promote the introduction of new products and services and to increase operating efficiencies and productivity. We spent an additional $188.2 million to increase our interests in our non-consolidated operating companies. In addition, proceeds from the sale of a portion of our interests in Mobilink in Pakistan and Omnitel in Lithuania provided $51.3 million.



    We expect to incur capital expenditures of $120 to $140 million for the year ended December 31, 2000. A majority of these expenditures will be allocated to expand and modernize the wireless networks of our consolidated operating companies in Mexico. In July 2000, we acquired the remaining interest in Baja Celular we did not already own. Baja Celular directly owns a 68% interest in Movitel. We also increased our ownership in Zephyr from 16.1% to 16.8% in January 2000 for $2.0 million through the exercise of an option prior to a new round of financing. For the fourth quarter of 2000, we anticipate having to review capital calls from some of our non-consolidated operating companies for amounts totaling up to $45 million. At this time, we do not anticipate any additional required capital calls in 2000 for our non-consolidated operating companies. We currently expect the shareholders of Movicom Argentina to contribute approximately $50 million in capital to it in 2001, of which our share would be approximately $12.5 million.



    Some of our non-consolidated operating companies that we account for under the equity method of accounting have debt covenants in their financing agreements with third parties that restrict the payment of cash dividends.


  NET CASH FROM FINANCING ACTIVITIES


    Historically, the initial source of funding for the capital requirements of our consolidated entities has been cash provided by Motorola. During 1997, 1998, 1999 and the first six months of 2000, Motorola provided net financing proceeds for this purpose of $173.7 million, $93.1 million, $(32.0) million repaid to Motorola, and $19.4 million, respectively. Motorola has informed us that after this offering it will no longer make additional capital available to us.

    Motorola has provided debt financing to three of our consolidated entities. In addition, Motorola and its subsidiaries have provided vendor financing and guarantees for third-party credit facilities for most of our operating companies. Motorola has informed us that it will no longer make additional capital available to our operating companies and complementary businesses, except for vendor financing in connection with network infrastructure equipment purchases. This financing will be made available, if at all, at Motorola's discretion and on arms'-length terms.



    We generally expect to meet our current and future capital requirements, including any additional equity interests in or working capital contributions to operating companies and complementary businesses and possible new acquisitions through the proceeds of this offering, sales of our ownership interests in our operating companies and dividends provided to us by our operating companies, although we have not historically received, and do not currently expect to receive in the near future, significant dividends from our operating companies. We may also access the capital markets from time to time. We believe these sources of funds will be sufficient to meet the needs of our businesses through 2001.


  PROPEL AND ITS CONSOLIDATED ENTITIES


    Our consolidated total debt at June 30, 2000 was $172.7 million, all of which was provided by subsidiaries of Motorola. On a pro forma basis, after giving effect to the Baja Celular acquisition, we would have had $536.3 million of consolidated total debt of which approximately $28.5 million was owed to unaffiliated third parties. In connection with our separation from Motorola, we have entered into an agreement which limits the amount of equity we may issue or debt we may incur to finance our ongoing operations. For more information, see "Our Relationship with Motorola--IPO and Distribution Agreement" on page 168. We have agreed, prior to a distribution of our common stock to Motorola stockholders or other form of divestiture, to repay our debt owing to Motorola. We will not incur repayment penalties in connection with such repayment.



    We currently anticipate that approximately $500 million of external funds may be required to replace indebtedness owed to Motorola. The cost and terms of any new credit agreements may not be as favorable as those currently in place under arrangements we have with Motorola. To the extent we require further capital, we may need to secure additional bank financing, issue additional stock, subject to restrictions contained in the agreements relating to our separation from Motorola, or reduce our holdings in our equity- and cost-based investments. We believe that we will have access to additional funding, if necessary, on acceptable terms and conditions, although this may not be the case.


  GUARANTEED OBLIGATIONS


    Motorola has provided debt guarantees in support of several of our operating companies. Motorola's guaranteed obligations at June 30, 2000 were approximately

$143 million, of which approximately $99 million was outstanding. We have agreed to unconditionally guarantee certain of Motorola's obligations under these commitments if certain of our operating companies breach their obligations under their financing agreements. Propel's guaranteed obligations at June 30, 2000 would have been approximately $97 million, of which approximately $61.4 million was outstanding.


FINANCIAL CONDITION


    Our operating companies generally fund their operations and expansion needs from operating cash flow, third-party and related-party debt arrangements, including vendor financing, and when necessary, from equity contributions by shareholders. Our operating companies may not be able to access sufficient capital at a reasonable cost, if at all. In the event they are unable to do so, we may be asked to provide our operating companies with additional equity capital. In the event we do not choose to provide such equity capital, and other shareholders do, our interest in those companies may be diluted. We and our operating companies expect to require access to capital markets for debt and equity.



    We estimate that we will receive net proceeds from the offering of about
$      million, or about $      million if the underwriters exercise their
over-allotment options in full, after deducting underwriting discounts and other offering expenses payable by us. We intend to use the net proceeds from this offering as follows:



    - approximately $   million to repay indebtedness, which, together with
      other intercompany debt, represents the proportion of Motorola's total outstanding debt estimated to be attributable to the Network Management Group, owed to Citibank, N.A. under a note which was assigned to us by Motorola, which is due in November 2000 and bears interest at a rate of
         %;



    - approximately $   million to repay a portion of our $   million of
      indebtedness to Motorola, which is due on dates ranging from
                     to        and bears interest at rates ranging from    % to
         %; and



    - to fund our ongoing business operations, the funds for which were previously supplied to us by Motorola; for acquisitions of additional wireless communications licenses and to expand our portfolio of assets, and for general corporate purposes, including working capital and capital expenditures.



    For more information, see "Use of Proceeds" on page 40.



    The capital structure of each of our operating companies has a debt component. The following table shows the outstanding cash, short and long term debt and net debt for each of our operating companies at June 30, 2000 and our proportionate share of such net debt.



                                          SHORT AND LONG              PROPORTIONATE
                                 CASH       TERM DEBT      NET DEBT     NET DEBT
                                 ----       ---------      --------     --------
                                                  (IN MILLIONS)
LATIN AMERICA
Northern Mexico
  Baja Celular...............   $ 10.0        $ 10.6        $  0.5       $  0.3
  Movitel....................     14.6          17.9           3.3          1.9
  Norcel.....................      6.3          50.6          44.4         44.4
  Cedetel....................     14.2          77.1          62.9         62.9
Argentina....................      4.8         457.5         452.7        113.2
Chile........................      1.3         102.1         100.8         25.2
Dominican Republic...........     69.7         374.7         305.0         80.8
Uruguay......................     12.4          10.2          (2.2)        (0.7)
Southern Mexico..............      5.8           4.9          (0.8)        (0.2)

EUROPE/MIDDLE EAST
Israel.......................      1.6         445.4         443.8        221.9
Egypt........................     77.1         818.7         741.7        133.5
Lithuania....................     16.7          24.2           7.5          2.6
Jordan.......................      5.3          39.6          34.2          8.9
Azerbaijan...................      0.3          22.2          22.0          7.3

ASIA
Hong Kong....................     37.7         803.5         765.8        192.2
Pakistan.....................     15.9          86.5          70.6         21.2



    The short- and long-term debt includes capitalized leases, $73.4 million outstanding in promissory notes issued by Movicom Argentina in connection with its acquisition of the PCS licenses, approximately $16.8 million outstanding for the purchase of infrastructure equipment owed to Motorola Credit Corporation, the wholly owned finance subsidiary of Motorola, by our operating companies in Pakistan and Azerbaijan and $127.7 million owed to Motorola Asia Treasury (Pte) Limited, another wholly owned subsidiary of Motorola, by Norcel and Cedetel. Net debt is calculated by subtracting cash and cash equivalents from total indebtedness.



    Data in the above table for Azerbaijan represent capital structure of the holding company GTIB. After December 31, 1999, GTIB acquired an additional 26% ownership in Bakcell and began to consolidate the financial results of Bakcell in the second quarter of 2000.

    The following table shows the scheduled maturities of the short- and long-term debt as of June 30, 2000 for each of our operating companies. The information for Azerbaijan represents scheduled maturities for GTIB.



                                           SCHEDULED DEBT MATURITIES
                          ------------------------------------------------------------
                                                              DUE 2003 AND
                          DUE 2000    DUE 2001    DUE 2002     THEREAFTER      TOTAL
                          --------    --------    --------     ----------      -----
                                                 (IN MILLIONS)
LATIN AMERICA
Northern Mexico
  Baja Celular..........   $  2.0      $  4.0       $ 2.1        $  2.5        $ 10.6
  Movitel...............     11.9         2.2         1.8           2.1          17.9
  Norcel................       --        50.6          --            --          50.6
  Cedetel...............       --        77.1          --            --          77.1
Argentina...............    155.0       153.5          --         149.0         457.5
Chile...................      8.3         2.8         2.0          88.9         102.1
Dominican Republic......    128.2        10.4        15.4         220.7         374.7
Uruguay.................      0.2          --         3.0           7.0          10.2
Southern Mexico.........      1.0         2.1          --           1.8           4.9

EUROPE/MIDDLE EAST
Israel..................    261.7        21.1        30.9         131.7         445.4
Egypt...................     39.5          --        79.7         699.5         818.7
Lithuania...............      2.6         7.5         9.8           4.3          24.2
Jordan..................     11.8          --         4.4          23.4          39.6
Azerbaijan..............      7.6        12.4         2.2            --          22.2

ASIA
Hong Kong...............     13.9        19.6        35.6         734.4         803.5
Pakistan................      8.6        29.9         9.9          38.1          86.5


  CONSOLIDATED OPERATING COMPANIES


    NORTHERN MEXICO--CEDETEL AND NORCEL. At June 30, 2000, Cedetel and Norcel had debt totaling approximately $127.7 million, which consisted of unsecured loans from an affiliate of Motorola at a rate of LIBOR plus 0.25%. We have agreed to repay these loans prior to a distribution of our common stock by Motorola to its stockholders or other form of divestiture of our common stock by Motorola and intend to replace these loans with a committed, medium- to long-term credit facility from unaffiliated third parties.



    During 2000, Cedetel and Norcel anticipate making capital expenditures totaling approximately $70 to $75 million to expand, support and improve their wireless networks, to promote the introduction of new products and services and to increase operating efficiency and productivity. We currently expect our four operating companies in northern Mexico will jointly pursue lines of credit.

    In addition, in August 2000, Cedetel established an escrow account with $8.5 million in order to purchase a 100% interest in Grupo Telecomunicaciones Mexicanas, S.A. de C.V. for $17 million. The $8.5 million balance is due by June 2001 when the transaction is expected to be completed. Grupo Telecomunicaciones owns national microwave frequency rights under a license granted by the telecommunications regulatory authority of Mexico. The $8.5 million which Cedetel contributed into the escrow account was funded through loans from Motorola Asia Treasury (Pte) Limited, a wholly owned subsidiary of Motorola.


  NON-CONSOLIDATED OPERATING COMPANIES

    The following discussion relates to some of those operating companies we account for under the equity method of accounting. We use the equity method of accounting to record the operating results of entities over which we exercise significant influence, but do not have a controlling interest.


    ARGENTINA. At June 30, 2000, Movicom Argentina had total indebtedness of $457 million. Movicom Argentina has issued $150 million under a Euro medium-term note program which matures in 2008 at an annual interest rate of 9.25%. Cumulative issuances under this program are authorized for up to $350 million. In connection with the acquisition of its PCS licenses in 1999, Movicom Argentina owes $73 million under promissory notes which are due in June 2001. The notes, which are non-interest bearing, have a total face value of $78.5 million, and an imputed interest rate of 7% which is being accrued over the term of the notes. Also in connection with the acquisition of these PCS licenses, Motorola has provided guarantees in support of debt and promissory notes issued by Movicom Argentina totaling $15 million. In addition, Movicom Argentina completed a payment of $79 million in June, 2000 for its acquisition of the PCS licenses. This payment was financed through a $90 million credit facility from Bank of America, Salomon Smith Barney and Wachovia Securities.



    Movicom Argentina has commitments for working capital bank loans of up to $359 million. At June 30, 2000, $145 million was outstanding under these facilities at annual interest rates varying from 6% to 9%.



    During 2000, we anticipate that Movicom Argentina will invest approximately $200 to $220 million to fund capital equipment to expand, support and improve its wireless networks, to promote the introduction of new products and services and to increase operating efficiency and productivity. In the event that Movicom Argentina encounters difficulties in satisfying its funding requirements through other means, it plans to issue additional long-term debt through its Euro medium-term note program. We expect that Movicom Argentina will request a capital contribution of $50 million from its shareholders in 2001 to maintain its debt-to-equity ratio, of which our share would be $12.5 million.



    DOMINICAN REPUBLIC. At June 30, 2000, Tricom had $375 million of outstanding indebtedness, including $200 million of 11 3/8% senior notes due in 2004.

    Tricom has several Dominican Republic peso-denominated bank loans totaling approximately $9 million with interest rates ranging from 20% to 30% as of June 30, 2000.



    Tricom has $94 million of U.S. dollar-denominated debt under lines of credit from local and international banks outstanding at June 30, 2000 at annual interest rates currently ranging from 9% to 12%. All of these U.S. dollar-denominated credit lines accrue interest at rates that vary with market conditions.



    An affiliate of Tricom has also extended U.S. dollar-denominated loans to Tricom amounting to $40 million at fixed annual interest rates ranging from 10.0% to 12.5%.



    Capital leases totaling $32 million were outstanding at June 30, 2000 with $14 million due in the second half of the year 2000.



    During 2000, Tricom anticipates capital expenditures of approximately $140 to $150 million to expand, support and improve its wireless networks, to promote the introduction of new products and services, to increase operating efficiency and productivity and make capital lease payments. Funding is expected to be provided by cash flow from operations, equity issuances and increases in short-term bank facilities. On January 19, 2000, Tricom obtained an approval of credit guarantee totaling $47 million from the Export-Import Bank of the United States. The credit guarantees will be disbursed by the International Bank of Miami to fund purchases of communications equipment from Motorola and other U.S. suppliers. The credits will be available for disbursement over a twelve-month period, will initially bear interest at floating rates which later will be converted to fixed interest rates, and will have five-year repayment schedules. On April 17, 2000, Tricom issued American depository shares for net proceeds of $68 million. Since we did not contribute our pro-rata share of Tricom's new equity issue, our ownership interest in Tricom was diluted from 30.8% to 26.5%.



    EGYPT. At June 30, 2000, MobiNil had $819 million in outstanding indebtedness. It has a senior secured long-term credit facility denominated in Egyptian pounds which is equivalent to approximately $570 million to finance capital expenditures and working capital. The facility consists of a $220 million, 6.5-year U.S. dollar-denominated international tranche and a 7.5-year Egyptian pound-denominated domestic tranche totaling approximately
$350 million, of which $320 million is a term loan and $30 million is in the form of revolving credit. The interest rate for the international tranche is LIBOR plus 1.6%, and the interest rate for the domestic tranche was fixed at 11.25%. Approximately $220 million of the international tranche and $313 million of the domestic tranche were outstanding as of June 30, 2000. The facilities are secured by a pledge of 51% of the total shares outstanding of MobiNil and an assignment of subordinated shareholder loans.



    At June 30, 2000, shareholders had provided U.S. dollar-denominated loans totaling $150.2 million with no fixed maturity or repayment schedule. These outstanding shareholder loans are anticipated to be converted into shareholder equity contributions during the fourth quarter of 2000. In addition, during 1999, MobiNil issued Egyptian pound-denominated bonds equivalent to approximately $98 million with a fixed interest rate of 12.25% to finance ongoing network expansion. These bonds mature in 2007.



    MobiNil had Egyptian pound-denominated working capital loans with local banks totaling approximately $39 million at June 30, 2000.



    During 2000, MobiNil anticipates investing approximately $280 to $300 million in capital equipment to expand, support and improve its wireless networks, promote the introduction of new products and services and increase operating efficiency and productivity. It is expected that these activities will be financed mainly through cash flow from operations and also through additional borrowings under the domestic tranche of its senior secured facility. During the first half of 2000, MobiNil borrowed an additional $24 million under the domestic tranche of its senior secured facility. We anticipate that MobiNil will be able to satisfy its remaining needs through an increase of its uncommitted working capital loans, as well as continued use of vendor financing, for a portion of additional capital expenditures.



    HONG KONG. At June 30, 2000, Hutchison Telephone had $803 million of outstanding indebtedness, of which $352 million in long-term loans were provided by companies related to the controlling shareholder, Hutchison Whampoa Limited. These loans are unsecured, bear interest at prevailing market rates (HKIBOR plus 0.25% to HKIBOR plus 1.3%) and have no fixed repayment terms. Capital leases of telecommunication equipment totaling $349 million were outstanding at June 30, 2000 with $14 million due in the second half of 2000.



    During 2000, Hutchison Telephone anticipates making capital expenditures totaling approximately $160 to $180 million to expand, support and improve its wireless networks, promote the introduction of new products and services and increase operating efficiency and productivity. In addition, $14 million is due under a capital lease commitment during the second half of 2000. Cash flows from operations are not expected to be sufficient to provide funding for anticipated capital expenditures and maturing capital lease commitments. On March 31, 2000, Hutchison Telephone completed an agreement with a syndicate of financial institutions for two Hong Kong dollar-denominated credit tranches totaling approximately $513 million. The facility bears interest in the range of HKIBOR plus 1.1% to 1.3%. The first quarterly installments are due September, 2001 with final payments on the two tranches ranging between 2005 and 2007. The facility is secured by, among other things, fixed and floating charge over the assets of the company and a fixed charge over the telecommunications licenses.



    ISRAEL. At June 30, 2000, Pelephone had outstanding bank loans of approximately $445 million. These include $228 million currently due this year under a short term credit and $188 million outstanding with payments maturing throughout the next several years, including $5 million due during the second half of 2000. Both of these balances are denominated in New Israeli shekels and accrue interest at variable rates. An additional $29 million in promissory notes is also due in 2000.



    During 2000, Pelephone anticipates investing approximately $280 to $300 million in capital equipment to expand, support and improve its wireless networks, promote the introduction of new products and services and increase operating efficiency and productivity. Cash flows from operations are not expected to be sufficient to provide funding for anticipated capital expenditures and debt repayment maturing during 2000. There is $9 million of additional long-term unsecured credit that is currently available and we expect that additional borrowing capacity will be available when required.



    NORTHERN MEXICO--BAJA CELULAR AND MOVITEL. At June 30, 2000, Baja Celular and Movitel had combined indebtedness outstanding of $28.5 million. This debt, all of which is denominated in U.S. dollars, is composed of the following facilities:



    - a $1.9 million revolving loan to Baja Celular from Banco Nacional de Comercio Exterior at an interest rate of LIBOR plus 0.625% and repayable through 2001;



    - $2.0 million in various loans to Baja Celular from Citibank at interest rates of LIBOR plus 2.25% to 6% and repayable through 2002;



    - a $6.6 million loan to Baja Celular from ABN AMRO at an interest rate of LIBOR plus 2.00% and repayable through 2004;



    - a $2.1 million industrial mortgage loan to Movitel from Banco Bilbao Vizcaya at interest rates ranging from 8% to 10% and repayable through 2003;



    - a $10.3 million revolving loan to Movitel from Citibank at an interest rate of 10.62% and repayable during the third quarter of 2000; and



    - a $5.5 million loan to Movitel from ABN AMRO at an interest rate of LIBOR plus 2.00% and repayable through 2004.



The Citibank loans are guaranteed by Motorola and secured by a pledge of the stock of Baja Celular and Movitel.



    During 2000, Baja Celular and Movitel anticipate investing approximately $50 to $70 million in capital equipment to expand, support and improve wireless networks, promote the introduction of new products and services and increase operating efficiency and productivity. Funding will be provided by cash flow from operations and additional use of the existing revolving bank facilities. Should the bank facilities be insufficient or unavailable we will endeavor to secure alternative long-term bank or vendor financing.

    The actual amount and timing of future capital requirements of our operating companies may differ materially from our estimates as a result of a variety of factors including:

    - the costs of the development and expansion of each of our operating companies' networks;

    - a change of the development plans of our operating companies;

    - the demand for the services of our operating companies and the extent of competition;

    - regulatory and technological developments; and

    - the completion of acquisitions.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

  INTEREST RATE RISK


    Our exposure to market risk for changes in interest rates relates primarily to our variable-rate long-term debt in our operating companies. The general level of LIBOR rates affects the interest expense that we recognize on our variable-rate debt. A 1% increase in LIBOR rates would result in $18.0 million of additional interest expense on our operating companies' variable-rate debt, or $6.5 million based on our proportionate ownership. In some cases, a change in the sovereign risk rating of a country in which our operating company does business could cause an increase in interest rates even if LIBOR rates remain unchanged.


    Our operating companies have fixed-rate debt with maturities ranging from one year to eight years. To the extent our operating companies rely on local currency cash flow to service interest and principal and such currency remains stable relative to the U.S. dollar, there is no interest rate risk. However, in the event that the U.S. dollar strengthens, the amount of local currency needed to be converted to service the principal and interest will increase, making it more difficult to meet scheduled repayments.

    The following table details the June 30, 2000 debt balances of our operating companies according to whether the debt carries a variable-rate interest cost or a fixed-rate interest cost. In the table below, the debt for Azerbaijan represents indebtedness of GTIB.



                                                                 VARIABLE-RATE INTEREST
                             SHORT- AND LONG-TERM DEBT             COST AT 1% PER YEAR
                       --------------------------------------   -------------------------
                       WITH FIXED
                        INTEREST    WITH VARIABLE               OPERATING
                         RATES      INTEREST RATES    TOTAL      COMPANY    PROPORTIONATE
                         -----      --------------    -----      -------    -------------
                                                 (IN MILLIONS)
LATIN AMERICA
Northern Mexico
  Baja Celular.......    $   --         $ 10.6        $ 10.6      $0.1          $0.1
  Movitel............        --           17.9          17.9       0.2           0.1
  Norcel.............        --           50.6          50.6       0.5           0.5
  Cedetel............        --           77.1          77.1       0.8           0.8
Argentina............     222.4          235.1         457.5       2.4           0.6
Chile................       8.5           93.6         102.1       0.9           0.2
Dominican Republic...     271.6          103.1         374.7       1.0           0.3
Uruguay..............        --           10.2          10.2       0.1            --
Southern Mexico......       1.8            3.1           4.9        --            --
EUROPE/MIDDLE EAST
Israel...............      29.4          416.0         445.4       4.2           2.1
Egypt................     598.7          220.0         818.7       2.2           0.4
Lithuania............      17.5            6.8          24.2       0.1            --
Jordan...............       2.5           37.0          39.6       0.4           0.1
Azerbaijan...........      22.2             --          22.2        --            --
ASIA
Hong Kong............     351.9          451.5         803.5       4.5           1.1
Pakistan.............      17.2           69.3          86.5       0.7           0.2

  FOREIGN EXCHANGE MARKET RISKS


    We are subject to risks from currency fluctuations from operating companies that conduct business in local currencies, but whose results of operations are translated to U.S. dollars. Such changes result in cumulative translation adjustments which are included in equity. Our major currency exposure is to fluctuations in the rate of exchange for the Mexican peso and New Israeli shekel. For our consolidated operations, the effects of remeasuring the nonfunctional currency assets or liabilities into the functional currency, as well as the gains and losses on hedges of existing assets or liabilities, are marked-to-market, and the result is recorded in our consolidated income statement.



    All of the debt held by our consolidated businesses is denominated in U.S. dollars, and is therefore subject to the effects of currency fluctuations, which may affect our reported earnings. As of June 30, 2000, short- and long-term debt issued by our consolidated entities, which is denominated in U.S. dollars amounted to $172.7 million. A 10% appreciation of the U.S. dollar relative to the functional currency of those consolidated entities would result in a reduction of our reported earnings of approximately $12.8 million. The proportionate impact to our reported earnings from a 10% appreciation of the U.S. dollar relative to the functional currency of all our operating companies combined would reduce our reported earnings by $22.4 million. On a pro forma basis, after giving effect to the Baja Celular acquisition and to the additional borrowings by Norcel and Cedetel during July and August, our consolidated entities would have had approximately $561.3 million of U.S. dollar-denominated debt.



    Our policy is to hedge currency risks at our consolidated subsidiaries where the costs and the availability of hedging instruments provide an economic benefit.



    Except in Azerbaijan, all of our nonconsolidated operating companies that we account for as equity investments transact business primarily in the applicable local currency. Certain entities operate in countries whose exchange rates are either fixed, pegged or strongly correlated to the U.S. dollar, including Argentina, Hong Kong, Lithuania, Egypt and Jordan, which results in relatively insignificant currency volatility. The largest currency translation exposures we have are in our operating companies in Chile, Mexico and Pakistan, where local currencies historically have been volatile. Local currency results, when translated to U.S. dollars, would impact that operating company's cumulative translation account in the equity section in proportion to our ownership.



    The effects of remeasuring the nonfunctional current assets or liabilities into the functional currency at marked-to-market rates is reflected in proportion to the net income or loss recognized by the company from the equity investment. Due to significant U.S. dollar-denominated debt, an adverse impact in local currency earnings and cash flow of our operating companies as a result of exchange rate volatility could be significant, especially in Mexico. There are no material hedging arrangements in place at any of our equity affiliates, other than in Chile and Egypt, to mitigate the impact of a change in currency exchange rates.



    The following table sets forth the U.S. dollar- and other non-local-currency-denominated debt for each of our operating companies at June 30, 2000. The short-and long-term debt for Azerbaijan represents indebtedness of GTIB.



                                                                SHORT- AND
                                                              LONG-TERM DEBT
                                                      ------------------------------
                                                             U.S. DOLLAR AND
                                                             OTHER NON-LOCAL
                                                                 CURRENCY
                                                      ------------------------------
                                                       TOTAL           PROPORTIONATE
                                                       -----           -------------
                                                              (IN MILLIONS)
LATIN AMERICA
Northern Mexico
  Baja Celular......................................   $ 10.6              $ 5.2
  Movitel...........................................     17.9               10.0
  Norcel............................................     50.6               50.6
  Cedetel...........................................     77.1               77.1
Argentina...........................................    457.5              114.4
Chile...............................................     12.7                3.2
Dominican Republic..................................    334.3               88.6
Uruguay.............................................     10.2                3.3
Southern Mexico.....................................      3.1                0.7

EUROPE/MIDDLE EAST
Israel..............................................       --                 --
Egypt...............................................    368.1               66.3
Lithuania...........................................     24.2                8.5
Jordan..............................................     12.3                3.2
Azerbaijan..........................................     22.2                7.4

ASIA
Hong Kong...........................................       --                 --
Pakistan............................................     35.2               10.6


  FOREIGN CURRENCY TRANSLATION

    Our consolidated subsidiaries use their respective local currencies as the functional currency, except for WDS, which uses the U.S. dollar as its functional currency. The effects of translating the financial position and results of operations of local functional currency operations into U.S. dollars are included as a separate component of stockholder's equity.

    A majority of our operating companies which we account for as equity investments use their respective local currencies as the functional currency. The effects of translating the financial position and results of operations of local functional currency operations into U.S. dollars are included in a separate component of our stockholder's equity and in proportion to our ownership in each of the operating companies.

  FOREIGN CURRENCY TRANSACTIONS

    For our consolidated entities, the effects of remeasuring the nonfunctional currency assets or liabilities into the functional currency, as well as the gains and losses on hedges of existing assets or liabilities are marked to market, and the results are recorded within the line item "Other income (expense)" in our consolidated income statement. Gains and losses on financial instruments that hedge firm commitments are deferred until such time as the underlying transactions are recognized, or recorded immediately when the transaction is no longer expected to occur. Other gains or losses on financial instruments that do not qualify as hedges are recognized as income or expense.


    For our operating companies that we account for as equity investments, the effect of remeasuring the nonfunctional currency assets or liabilities into the functional currency, as well as the gains and losses on hedges of existing assets or liabilities, are marked to market. The result is recorded in the income statement of the relevant operating company and recognized by us in proportion to our ownership interest in it.


  DERIVATIVE FINANCIAL INSTRUMENTS

    As a company with worldwide operations, our transactions are denominated in a variety of currencies. We may use financial instruments to hedge exposures, when available, in order to reduce our overall exposure to the effects of currency fluctuations on cash flows. Our policy is to not engage in derivative transactions in order to profit on the exchange rate price fluctuations, trade in currencies for which there are no underlying exposures or enter into trades for any currency to intentionally increase the underlying exposure. Instruments used as a hedge must be effective at reducing the risks associated with the exposure being hedged. In addition, such instruments must be designated as a hedge at the inception of the contract. Accordingly, changes in market values of hedge instruments must be highly correlated with changes in market values of the underlying exposures hedged, both at inception, and over the life, of the contract.


    Our strategy in foreign exchange exposure is to offset the gains or losses of the financial instruments against losses or gains on the underlying operational cash flows, based on the operating company's assessment of risk. Other than ETP, our operating company in Chile, and MobiNil, our operating company in Egypt, none of our operating companies engage in any material hedging activity at this time due to costs and, in some cases, the unavailability of hedge instruments. These operating companies routinely evaluate their exposure to cash flow risk in determining whether financial instruments should be used. We expect to hedge firm commitments, including assets and liabilities, currently on the balance sheet. At this time, we do not hedge anticipated transactions.


    When hedges are placed, both forward contracts and options may be used. To the extent possible, we attempt to hedge our currency position naturally by having equal and offsetting assets and liabilities in the same currencies mitigate the impact of rate movements of nonfunctional currencies. We do not hedge our investments or accrued income in those operating companies we account for as equity investments.


    Our hedge contracts typically have maturities of three months or less, with the longest maturity extending six months. We believe that these financial instruments should not subject us to undue risk from foreign exchange movements because gains and losses on these contracts should offset losses and gains on the assets, liabilities and transactions being hedged. At June 30, 2000, there were no deferred gains or losses with respect to these contracts.



    We rely on each of the operating companies we account for as equity investments to evaluate their exposure to currency risk and the instruments available to them to mitigate their cash flow risk. During 1999, MobiNil, our operating company in Egypt, entered into a number of contracts to swap Egyptian pounds for U.S. dollars to allow for settlement of expected
U.S. dollar-denominated liabilities. At September 14, 2000, $102 million was outstanding.



    As of June 30, 2000, Mobilink, our operating company in Pakistan, had a forward contract from the Pakistan's State Bank hedging its currency exchange exposure to approximately $5 million of U.S. dollar-denominated debt.


INFLATION

    Inflation has had and may continue to have negative effects on the economies and securities markets of emerging market countries and has had negative effects on our operating companies. In general, inflation impacts companies in two ways. First, an entity may not be able to increase prices at the same rate as increases in operating costs and secondly, the government may introduce programs to slow economic growth to reduce inflation that lead to a decrease in demand for products and services as the economy slows. Our operating companies, where permitted and subject to competitive pressures, intend to increase prices to mitigate for the effects of inflation. However, in those jurisdictions where prices are regulated or specified in the wireless license, our operating companies may not be able to successfully mitigate the impact of inflation on their operations. Some of our operating companies have experienced negative impacts of inflation as their licenses contain terms that prevent them from immediately raising prices to offset increasing costs.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," which was subsequently amended by SFAS
No. 137, which we are required to adopt in the first quarter of 2001. SFAS 133 will require us to record all derivatives on balance sheet at fair value. Changes in derivative fair value will either be recognized in earnings as an offset to changes in fair value of related hedged assets, liabilities and firm commitments or, for forecasted transactions, deferred and recorded as a component of non-owner changes to equity until the hedged transactions occur and are recognized in earnings. The impact of SFAS 133 on our consolidated financial position, liquidity and results of operations will depend upon a variety of factors, including future interpretive guidance from the FASB and the extent of our hedging activities. However, we do not expect the adoption of SFAS 133 to materially affect our consolidated financial position, liquidity or results of operations. We are in the process of evaluating the effect of SFAS 133 on the results of operations or financial position of our operating companies.

    In December 1999, the SEC issued Staff Accounting Bulletin Number 101, "Revenue Recognition in Financial Statements," (SAB 101). SAB 101 requires that revenues and costs of revenues derived from services rendered at the beginning of a contract or business relationship be deferred and recognized over the life of the related contract or relationship. The guidelines in SAB 101 must be adopted during the second quarter 2000. We do not expect the adoption of these guidelines to have a material impact on our results of operations and financial position.

                               INDUSTRY OVERVIEW

    WIRELESS TECHNOLOGY. Wireless communications systems are capable of providing high quality, high capacity voice and data communications to and from handheld and vehicle-mounted radio telephones. Wireless networks are generally capable of handling thousands of calls at any one time and providing service to millions of subscribers in any particular area.


    Wireless communications systems use radio frequencies to transmit voice and data signals. Wireless telephone technology is based upon the division of a given geographical area into a number of contiguous areas, or cells, and the simultaneous re-use of radio channels in non-contiguous cells within the system. Each cell contains a transmitter and receiver, or base station, a tower, antenna and signaling equipment, all of which are collectively known as a cell site, that communicates by radio signal with wireless telephones in that cell. Cell sites are connected by a network of telephone circuits to a switch that uses computers to control the operation of the wireless systems for the entire service area. The system controls the transfer of calls from cell to cell as a subscriber moves between cells, coordinates calls to and from handsets, allocates calls among the cells within the system and connects calls to the local wireline telephone system or to a long distance carrier. Wireless communications subscribers can send and receive local, long-distance and international calls from their wireless telephones. Wireless system operators therefore require interconnect arrangements with local wireline telephone companies.



    Wireless system operators normally agree to provide service to subscribers from other technologically compatible wireless systems who are temporarily located in or traveling through their service areas in a practice called roaming. Agreements among wireless system operators provide that the roaming subscriber's home carrier pays the serving carrier at rates prescribed by the serving carrier. The introduction of phones that are compatible with more than one wireless technology increases the likelihood that a subscriber's handset will be able to find a compatible technology when roaming.



    Early wireless networks employed analog technology, which uses one continuous electronic signal that varies in amplitude or frequency over a single radio channel. Many of these technologies are still in use today. Increasingly, wireless operators have deployed or are deploying digital wireless technology, which is commonly referred to as digital cellular or personal communications services, or PCS. Digital systems convert voice signals into a stream of digits that is compressed before transmission, enabling a single radio channel to carry multiple simultaneous signal transmissions, increasing network capacity. Digital-based wireless technologies allow greater call privacy and new and enhanced services, such as caller identification, call forwarding and short messaging service. These services are often referred to as value-added services. Digital technology also allows more complex data transmission features, including facsimile, electronic mail, Internet and data network access.

    There is no single standard international digital technology, and various distinct technologies have been deployed in digital wireless systems:

    - TDMA--TIME DIVISION MULTIPLE ACCESS. TDMA increases capacity by placing three or more calls on one radio channel separated by time. This technology operates in the 800 and 1900 MHz band and is known as TDMA 800 and TDMA 1900, respectively.

    - CDMA--CODE DIVISION MULTIPLE ACCESS. CDMA increases capacity by coding transmissions and spreading information over many channels. This technology generally operates in the 800 and 1900 MHz bands and is known as CDMA 800 and CDMA 1900, respectively.

    - GSM--GLOBAL SYSTEM FOR MOBILE COMMUNICATIONS. GSM, a variation of TDMA, originated in Europe and has been widely deployed internationally in the 900, 1800 and 1900 MHz frequency bands, known as GSM 900, GSM 1800 and GSM 1900, respectively.


Another digital technology being deployed in many markets is enhanced mobile radio, or digital mobile two-way radio, which allows both two-way radio communication within the network and interconnection to connect calls to and from the wireline telephone network.


    THE WIRELESS COMMUNICATIONS MARKET. The global telecommunications industry continues to undergo rapid change resulting from privatization, deregulation, increased competition, the expansion of wireless services, the decrease in network infrastructure and handset costs, the growth of the Internet, the increased use of data-intensive applications and the deployment of high-bandwidth digital networks. Worldwide cellular subscribers have grown from
16.8 million at the end of 1991 to 474.8 million at the end of 1999, which represented a compound annual growth rate of 51.8%.

    Wireline penetration rates in less developed countries in regions such as Latin America, the Middle East and Asia remain significantly below the levels of more developed countries, and we believe use of wireless communications in these regions has the potential to grow at a faster rate than in the global wireless communications industry overall. We expect that the low penetration and long waiting lists for wireline communications service in developing countries will continue to contribute to the rapid growth in wireless services. In some countries, the wireless communications network provides significantly improved access to the local and international wireline network as compared to the existing wireline service. Continued growth of wireless services is expected to result from increased penetration and usage as service costs decline, wireless network coverage and capacity expand, service functionality, such as the calling party pays and prepaid service offerings, increases and demand grows from users wanting the convenience of wireless service.

    Wireline networks require the construction of extensive infrastructure in the form of buried or overhead cable networks, while wireless communications systems generally require significantly less construction. For developing countries, wireless communications systems may therefore represent a more cost-effective and faster method of expanding telecommunications infrastructure than traditional wireline networks. These factors, together with the ongoing liberalization of telecommunications regulatory environments, are expected to stimulate future growth in communications services revenue in developing countries. In countries where labor rates are very low and the time for build-out of a telephone network is not critical, wireline networks may be the preferred alternative to wireless on a cost basis. In addition, wireless systems may be considered less reliable in certain performance aspects than wireline systems because wireless calls can be cut off when the radio signal is lost.


    GROWTH TRENDS. Growth in the telecommunications industry, and particularly wireless communications, has been shaped by a number of underlying trends that are likely to cause this growth to continue.

        OPENING MARKETS INCREASES PENETRATION. The opening of telecommunications markets to private operators has resulted in increased competition for substantially all telecommunications products and services. This competition has attracted capital investment and technical talent and has facilitated the availability of advanced telecommunications services and generally reduced prices, all of which has resulted in mass-market availability of wireless communication services.

        EXPANDING PENETRATION LOWERS UNIT COSTS. The number of wireless subscribers and levels of wireless penetration have increased throughout the world. Increased subscriber numbers allow wireless providers to distribute the fixed costs of wireless networks over greater numbers of users, thereby reducing the unit costs of providing wireless service. Lower costs in turn tend to attract more subscribers and higher usage, which in turn may further lower unit costs.

        EMPLOYING DIGITAL TECHNOLOGY LOWERS COSTS AND INCREASES UTILITY AND FUNCTIONALITY. Wireless telecommunications providers are increasingly employing digital technology in their networks. Digital wireless systems achieve greater capacity, allowing additional subscribers to use a given amount of spectrum, and therefore reduce network costs per subscriber more than analog systems. Digital wireless systems offer improved call privacy and security, extended handset battery life, value-added services and more robust data transmission features. We believe the combination of lower unit costs, increased functionality and expanded wireless Internet and data services should produce continuing growth of digital wireless communications services revenues.

        OFFERING PREPAID BILLING PLANS EXPANDS ADDRESSABLE MARKET. In addition to traditional postpaid plans, in which customers are billed monthly for use after it occurs, many wireless communications service providers now offer prepaid service plans. Prepaid customers purchase minutes of use in advance, typically by purchasing calling cards that are available in various denominations. Prepaid service plans expand the addressable market by making it easier to initiate subscription for wireless service, and offer benefits both for customers and service providers. From a customer perspective, and particularly for cost conscious customers without ready access to credit, prepaid service is attractive because it does not require any fixed-term contract, monthly fee or credit reference check. Prepaid service also offers a number of benefits for wireless system operators, including reduced bad debt exposure, minimal levels of accounts receivable, higher per-minute charges, lower customer acquisition costs and lower billing expenses.


        OFFERING CALLING PARTY PAYS BILLING INCREASES WIRELESS SERVICE USAGE. Regulators in many markets are increasingly providing for calling party pays billing systems, under which wireless service charges associated with a call are billed to the person who initiates the call. Calling party pays billing systems increase wireless service usage, because subscribers tend to leave their wireless handsets powered on and encourage others to call them, as they do not pay for incoming calls. Through a combination of prepaid service plans and calling party pays billing, prepaid customers can enjoy the convenience of receiving calls on a mobile handset without having to pay for incoming calls or fixed monthly charges.



        DEVELOPING DATA APPLICATIONS EXPANDS WIRELESS SERVICE UTILITY. The convergence of personal computing, the Internet and wireless communications is expanding the utility of wireless services. The introduction of wireless portals and web services for corporate and consumer users is beginning to allow access to e-mail, news, entertainment, sports, weather, travel services, stock quotes, banking services, electronic commerce, location-based services, database access and comparison shopping applications through mobile phones. Specially designed mobile phones now enable subscribers to access simplified Internet sites, and provide an environment that encourages developers to create innovative data services for wireless networks. We believe wireless telecommunications devices may be the primary means by which users will access the Internet in countries with low wireline and personal computer penetration.



    We believe that offering wireless data services will increase subscriber growth and create potential new revenue sources for operators including e-commerce transactions, micro-payments, which include purchases from vending machines, content access and advertising. We believe wireless data services will increase network traffic, including voice traffic. Furthermore, the provision of wireless data is expected to lower churn rates as subscribers will be reluctant to switch from their favorite configured Internet sites and services to new ones.

    NEW WIRELESS TECHNOLOGY. The first generation of cellular systems used analog technologies. Present day digital technologies, including GSM, CDMA and TDMA, are termed second generation, or 2G, systems. The next generation of wireless technology, known as 3G, increases data transmission capacity by at least a factor of ten. Faster data transmission rates allow cellular subscribers to access the Internet, receive e-mail and engage in e-commerce transactions in a more efficient manner. Standards for 3G are still evolving, and equipment manufacturers are not expected to deploy commercial systems until 2002. New 3G networks are likely to require additional spectrum allocation which, in most jurisdictions, may require payment of significant additional license fees.



    With customer interest in receiving data by wireless handsets already growing, some wireless communications operators have shown an interest in introducing high-performance data services, before the implementation of 3G technology, through minor modifications to existing 2G networks. These networks, possessing capabilities between 2G technology and 3G technology, have become known as 2.5G networks. Networks for 2G, based on CDMA technology, are therefore being introduced which allow 2.5G capability through upgrades to 2G software and handsets. GSM equipment manufacturers are also upgrading their existing systems to allow for 2.5G service.

                                    BUSINESS


    We develop, operate and own interests in wireless communications businesses in targeted markets throughout the world. Over the past 15 years, our culturally diverse and multilingual team has grown our wireless communications business by adding subscribers in existing markets and extending our geographic footprint into new markets in our targeted regions. Our operating companies are concentrated in Latin America, the Middle East and Asia, providing us with a strong regional presence in which to use our strategic relationships and operational experience to position us for future expansion.



    Our operating companies currently offer wireless services in Mexico, Israel, Hong Kong, Egypt, Argentina, Lithuania, Jordan, Chile, the Dominican Republic, Pakistan, Uruguay and Azerbaijan. In addition to our four consolidated northern Mexico operating companies, we have ownership interests in each of our other operating companies, ranging from 18% to 50%. We believe that many of our operating companies hold leading positions in their licensed territories based on their number of subscribers.



    Our operating companies are located primarily in markets where we believe rapid economic development is creating significant demand for communications services and the availability of wireline telephone services is often inadequate to meet this demand. We established an early presence in each of these markets by teaming with prominent local partners and, in many instances, international telecommunications companies.



    We take an active role in the management of our operating companies and have representatives on the board of directors of each of them. In addition, we have an operations manager for each of the operating companies who is responsible for day-to-day interaction with operating company management. Our operations managers also facilitate the sharing of experience and knowledge across our operating companies. In addition, we use our engineering, marketing, human resources and finance specialists to assist our operating companies' management teams to improve current operations, develop growth initiatives, adopt new technologies and create market innovations in order to enhance their financial performance. For example, we helped implement one of the first commercial CDMA wireless systems in the world, and many of our operating companies are currently introducing wireless data services to their customers. We have also assigned a number of our employees to executive positions in our operating companies. We will continue to leverage our international wireless operating expertise to increase subscriber growth and enhance both the revenues and financial performance of our operating companies.



    At December 31, 1999, our operating companies operated under wireless licenses that covered over 330 million people and provided cellular services to approximately 6.7 million subscribers, an increase of 2.6 million subscribers, or 62.2%, from December 31, 1998. At June 30, 2000, our operating companies provided cellular services to approximately 8.2 million subscribers, an increase of 1.5 million subscribers, or 23%, from December 31, 1999 to June 30, 2000. Based on our ownership percentages, we had approximately 3.0 million proportionate subscribers at June 30, 2000. Our proportionate share of the aggregate revenues of our operating companies was $714.8 million for the six months ended June 30, 2000. Our consolidated net loss for the six months ended June 30, 2000 was approximately $12.3 million.



    Except for our ownership data, which are as of September 1, 2000, the following table summarizes pertinent information for each of our operating companies as of and for the year ended December 31, 1999.



                            OPERATING                        ESTIMATED        TOTAL       OPERATING                    SYSTEM
                             COMPANY            PROPEL       LICENSED       CELLULAR       COMPANY    PROPORTIONATE   START-UP
                              NAME            OWNERSHIP     POPULATION     SUBSCRIBERS     REVENUE       REVENUE        DATE
                              ----            ---------     ----------     -----------     -------       -------        ----
                                                 (%)                (THOUSANDS)                  (MILLIONS)
LATIN AMERICA
NORTHERN MEXICO......     Baja Celular          100.0           2,850           252       $   95.8      $   46.8        1990
                             Movitel             90.0           4,741           299           92.0          50.8        1990
                             Norcel             100.0           5,423           168           48.5          48.5        1990
                             Cedetel            100.0           8,162           362          106.6         106.6        1990
ARGENTINA............   Movicom Argentina        25.0          36,580         1,171          830.0         207.5        1989
CHILE................          ETP               25.0          15,010           656          188.8          47.2        1991
DOMINICAN REPUBLIC...        Tricom              26.5           8,250           176          170.8          52.6        1992
URUGUAY..............    Movicom Uruguay         32.0           1,529           116           86.4          27.6        1991
SOUTHERN MEXICO......       Portatel             21.7           8,994            88           34.9           7.6        1990
EUROPE/MIDDLE EAST
ISRAEL...............       Pelephone            50.0           6,122         1,110          709.4         354.7        1986
EGYPT................        MobiNil             18.0          64,520           507          360.3          64.8        1995
LITHUANIA............        Omnitel             35.0           3,700           198           88.6          31.0        1995
JORDAN...............       Fastlink             26.1           4,843            94           99.3          25.9        1995
AZERBAIJAN...........        Bakcell             25.0           7,620            14            6.8           3.4        1994
ASIA
HONG KONG............  Hutchison Telephone       25.1           6,840         1,353          524.5         151.6        1985
PAKISTAN.............       Mobilink             30.0         145,750            94           34.9          10.5        1994
                                                              -------         -----       --------      --------
  TOTAL..............                                         330,934         6,658       $3,479.0      $1,237.1
                                                              =======         =====       ========      ========



    Proportionate revenue is computed by multiplying operating company U.S. dollar and U.S. GAAP-reconciled revenues by our average ownership percentage throughout the period and, in the cases of Mexico, Chile and Israel, eliminating the effects of inflationary accounting. During 1999, our ownership percentage changed in Hutchison Telephone. Our weighted average ownership interest in Hutchison Telephone for the year ended December 31, 1999 was 27.1%.



    In addition, total operating company revenue and proportionate revenue for Azerbaijan reflects the results of operations for GTIB, a holding company which now owns 75% of Bakcell and which purchases cellular infrastructure and handsets and sells this equipment to Bakcell and provides management services to Bakcell for a fee. Except for the six months ended June 30, 2000, GTIB did not own a majority of Bakcell. Therefore, GTIB's results of operations, except for the six months ended June 30, 2000, do not reflect the revenues generated from Bakcell's wireless services. Subsequent to December 31, 1999, GTIB acquired an additional 26% ownership in

Bakcell. GTIB began to consolidate the financial results of Bakcell during the second quarter of 2000.



    In addition to our operating companies that we actively manage, we have a 1.9% equity investment in Korea Telecom Freetel, a wireless operator whose stock trades on the South Korean KOSDAQ market. We also operate a handset distribution business in Israel, through our wholly owned Israeli subsidiary, called Wireless Distribution Services, or WDS. For the year ended December 31, 1999, WDS generated revenues of $224.1 million. In addition, we own approximately 16.8% of Zephyr Telecommunications, Inc. on a fully diluted basis. Zephyr operates an international Internet protocol based communications platform, providing international and national long distance telecommunications, broadband Internet access and Web hosting in selected countries. Zephyr, which commenced operations in the third quarter of 1998, generated revenues of $3.7 million for the year ended December 31, 1999.


COMPETITIVE STRENGTHS

    We believe the combination of the following strengths distinguishes us from our competitors:

    - EXPERIENCED MANAGEMENT TEAM. We have developed, operated and owned interests in wireless communications businesses for more than 15 years, and we have successfully managed these businesses in challenging economic and political environments. As a result, we have gained considerable experience in entering and operating in developing markets and launching new products and services. Our team of professionals is culturally diverse, multilingual and have extensive experience in wireless communications operations and business development.


    - STRONG STRATEGIC RELATIONSHIPS. We have forged strategic relationships with prominent local and regional partners and, in many instances, international telecommunications companies. Aligning with local and regional partners has afforded our operating companies competitive advantages and helped us identify new business opportunities at an early stage. Working with international telecommunications companies, including Hutchison Whampoa, NTT DoCoMo, France Telecom, Telia, Sonera, Bezeq, Telecom Italia Mobile and BellSouth, complements our experience in developing and operating wireless communications companies.



    - REGIONAL FOCUS. Our operating companies are concentrated in Latin America, the Middle East and Asia. This regional presence provides us with a strong regional platform to leverage our strategic relationships and operational expertise and positions us for future expansion. For example, in Latin America where prepaid service is an important market driver, we shared the experience of our operating companies in northern Mexico as the first providers of prepaid service in Latin America with our operating companies in Argentina, Chile and Uruguay. In addition, we believe that the geographic diversity of our operations across all three regions helps reduce the impact of economic or political instability in any one geographic region.



    - ESTABLISHED PRESENCE AND GROWING BASE OF SUBSCRIBERS. Our operating companies serve many growing wireless markets in the world. Our early entry into these markets has allowed us to build, in most cases, growing subscriber bases. During 1999, our operating companies grew their combined subscriber base by 2.7 million to approximately 6.8 million, an increase of approximately 66%, from December 31, 1998. We believe our operating companies' existing network infrastructure and subscriber bases provide them with several competitive advantages, including sufficient scale to introduce new services and broad platforms for entering new lines of communications business.



    - TECHNOLOGY LEADERS. Our operating companies are early adopters of new technology platforms. For example, Movicom Argentina introduced one of the world's first narrowband analog networks in 1993, and Hutchison Telephone deployed the world's first commercial CDMA system in 1995. Today, all of our operating companies are operating or installing GSM or CDMA digital networks, which allow them to offer advanced wireless services and better position them to rapidly implement new technologies and grow their subscriber bases. Additionally, several of our operating companies are testing or implementing new technologies for providing advanced wireless data services. For example, Hutchison Telephone has used the experience of our partner, NTT DoCoMo, the leading provider of wireless data services in Japan, to develop and offer wireless data services to our customers in Hong Kong. We intend to continue our tradition of promoting and encouraging innovation among our operating companies to position them to be among the first to implement new technologies.


BUSINESS STRATEGY

    Our goal is to become the leading provider of wireless communications services in each of our operating regions. Key elements of our strategy are to:


    - MAXIMIZE PERFORMANCE OF EXISTING OPERATIONS. We believe there continue to be considerable opportunities for the long-term growth of our operating companies in their existing markets. Our operating companies serve many growing wireless communications markets, and we believe they are well positioned to benefit from this growth. In order to maximize our operating companies' operating and financial performance, we will continue to:



       - actively participate on each of their boards of directors, advise management and share our knowledge and experience across all of our operating companies;

       - designate operations managers to contribute technical and managerial knowledge to help them optimize their networks and manage their operating and capital costs; and

       - assign our employees to them where appropriate.

      To achieve further growth, we will continue to help our operating companies implement innovative advertising programs, pricing plans and other sales and marketing initiatives designed to appeal to additional market segments.

    - IMPLEMENT NEW SERVICES. We plan to assist our operating companies in complementing their current wireless communications offerings with additional services. For example, our operating companies in Argentina, Lithuania and the Dominican Republic have already added to their wireless communications offerings by providing new services, including fixed local and long distance telephony, corporate data services, Internet service, paging and trunked radio. We believe that these service offerings will create new revenue opportunities and allow our operating companies to provide bundled services, which will better position them against competing wireline and wireless communications operators.


    - CAPITALIZE ON WIRELESS DATA OPPORTUNITIES. We expect wireless data services to stimulate subscriber growth, increase usage and enhance revenue growth throughout the world. We believe our operating companies are well positioned to benefit from these trends. All of our operating companies are either operating or installing digital networks which have been or can be upgraded to accommodate these new and enhanced data services. We expect many of our operating companies to introduce or enhance their wireless data services with mobile Internet access, e-mail, e-commerce applications and personalized information delivery services, which can be provided through a mobile phone. Our operating companies in Hong Kong, Israel, Mexico, Egypt, Lithuania, Jordan and Argentina are either testing or have recently introduced wireless data services.



      We believe we can use the experience of these operating companies to develop and implement wireless data services by our other operating companies. We are aggressively pursuing relationships with Internet service providers, wireless data application service providers, local language portals and content companies and related hardware and software companies to develop and enhance the wireless data offerings of our operating companies.


    - EXPAND AND STRENGTHEN OUR GEOGRAPHIC FOOTPRINT. We intend to selectively pursue new license acquisitions and business combinations in our targeted regions to complement our existing operations. In particular, we will initially target Latin America, the Middle East/North Africa and China. We believe our established regional presence, strategic affiliations and our extensive experience in competitive license bidding and local operations will enable us to capitalize on opportunities in our targeted regions. As opportunities arise, we may also increase our ownership in our existing operating companies by acquiring the interests of their other shareholders.

LATIN AMERICAN OPERATIONS

  NORTHERN MEXICO

    Our operating companies in northern Mexico are:


    - Baja Celular Mexicana S.A. de C.V., which operates under the name Baja Celular;


    - Movitel Del Noroeste S.A. de C.V., which operates under the name Movitel;

    - Telefonia Celular Del Norte S.A. de C.V., which operates under the name Norcel; and

    - Celular de Telefonia S.A. de C.V., which operates under the name Cedetel.


Each of these companies operates in one of four regions of northern Mexico as designated by Mexico's Secretary of Communications and Transportation, which border the southern United States, and which include the rapidly developing industrial cities of Monterrey, Tijuana and Juarez and their surrounding areas. Each of our northern Mexico operating companies initiated service in 1990. As of December 31, 1999, these operating companies served an aggregate of approximately 1.1 million wireless subscribers. From 1997 through 1999, their aggregate subscriber base grew at a compound annual growth rate of approximately 132%.



    Our northern Mexico operating companies are currently licensed to serve
21.2 million persons. Baja Celular, the leader in its licensed area in terms of market share, was one of the first wireless communications operators in the world, and the first in Mexico, to offer prepaid wireless services. Each of our northern Mexico operating companies offers the following services:


    - postpaid wireless;

    - prepaid wireless;

    - calling party pays billing;

    - national roaming;

    - international roaming;

    - value-added services, including three-party conference calling, call barring, call waiting and transfer, voice mail, caller identification, text messaging, information services and detailed billing; and

    - usage limit plans.

    As of December 31, 1999, our northern Mexico operating companies employed a total of approximately 3,400 people.

    The following table shows several key statistics for these operating companies as a group for their three fiscal years ended December 31, 1999, and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Mexico for 1997, 1998 and 1999:



                                                                                   SIX MONTHS
                                         YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                   ------------------------------------      ----------------------
                                     1997          1998          1999          1999          2000
                                     ----          ----          ----          ----          ----
                                                 (DOLLARS IN MILLIONS; POPULATION AND
                                                      SUBSCRIBERS IN THOUSANDS)
Total operating companies:
  Licensed population............   20,003        20,764        21,176           N/A           N/A
  Wireless subscribers...........      200           490         1,081           729         1,247
  Net revenues...................  $ 143.7       $ 206.3       $ 342.8        $149.4        $200.6
  Adjusted EBITDA................     37.4          48.3          70.6          36.2          54.7
  Adjusted EBITDA margin.........     26.0%         23.4%         20.6%         24.2%         27.2%
  Capital expenditures...........     41.1          55.7         113.2          91.2          30.3
Proportionate:
  Licensed population............   16,645        17,249        17,598           N/A           N/A
  Wireless subscribers...........      145           376           818           556           951
  Net revenues...................  $ 102.8       $ 154.0       $ 252.7        $113.0        $146.5
  Adjusted EBITDA................     24.4          34.5          47.2          25.4          38.0
  Capital expenditures...........     27.5          36.4          84.8          57.1          25.2
Wireless penetration (all
  carriers)......................      1.7%          3.2%          7.2%          N/A           N/A
Real GDP growth..................      6.8%          4.8%          3.7%          N/A           N/A



    Baja Celular and Movitel's financial statements included elsewhere in this prospectus have been prepared using inflationary accounting. The data in the above table remove the effects of such accounting practice. For Baja Celular and Movitel, capital expenditures data in the table represent change in gross property, plant and equipment. While wireless penetration in the table relates to wireless penetration in Mexico as a whole, we believe that the wireless penetration for the regions in which our northern Mexico operating companies operate is higher than the national figure.



    OWNERSHIP. We formed our Norcel joint venture in 1990. We acquired our initial interests in our other northern Mexico operating companies 1993 and 1994. We currently own 100% of the outstanding common stock of Norcel, Cedetel and Baja Celular. We own 90.0% of the outstanding common stock of Movitel, 68% of which is through our ownership of Baja Celular and 22% of which we hold directly. GTE Wireless owns the remaining common stock of Movitel.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We directly control all of our northern Mexico operating companies with a single management team. We have an operations manager who is responsible for day-to-day interaction with these companies' management. We also contribute substantial technical and managerial knowledge to help them optimize their networks and manage their businesses.


    MARKET DEMOGRAPHICS. Mexico is one of Latin America's largest countries with a population of approximately 97.4 million people, of which approximately
21.2 million are covered by our northern Mexico operating companies' licenses. Mexico is also one of Latin America's largest economies with a 1999 GDP of $479 billion, or approximately $4,910 per person. The Mexican economy benefits from its proximity to the United States and the free trade principles established by the North American Free Trade Agreement. This has been particularly true in the industrialized northern regions in which we operate. At December 31, 1999, nationwide wireline penetration was approximately 11.0%, and wireless penetration was approximately 7.2%. We believe wireless penetration can exceed wireline penetration in Mexico due to speed of system deployment, greater functionality of wireless offerings, decreasing relative cost of wireless communications and a difficulty in some areas of obtaining wireline phone service promptly, or at all.


    NETWORK OVERVIEW. Our northern Mexico operating companies offer digital cellular services using CDMA and cellular services using analog technology. As of December 31, 1999, their digital networks consisted of over 80 cell sites and four digital switches, and their analog networks consisted of over 275 cell sites and ten switches.


    SALES AND MARKETING. Our northern Mexico operating companies focus their direct sales and marketing strategies on corporate accounts and other high-use subscribers. They have also had success in penetrating the mass market with the introduction of prepaid cellular products and calling party pays. Our northern Mexico operating companies market their services through direct and indirect sales agents, including some of the largest retail outlets in northern Mexico. At December 31, 1999, they had 235 service and sales centers, 80 distributors and over 4,000 points of sale for prepaid cards.

    Our northern Mexico operating companies have designed multiple pricing strategies to appeal to specifically targeted market segments. Their digital, postpaid, enhanced service offerings appeal to higher income heavy users while their prepaid plans appeal to more cost-conscious subscribers who might not otherwise have access to wireless communications services. The introduction of calling party pays in 1999 has had a positive impact on our northern Mexico operating companies' sales. In order to enhance their market share and profitability, those operating companies are concentrating their efforts on building a portfolio of advanced value-added services, which they may use to both attract potential customers and retain existing subscribers. We expect some of these services to include national and international roaming for prepaid customers, personalized information services, wireless Internet and e-mail and the provision of fax mail.


    COMPETITION. Our northern Mexico operating companies compete with a variety of telecommunications providers, most of which are affiliated with international telecommunications companies. Their principal competitor is Radiomovil Dipsa, S.A. de C.V., or Telcel, a subsidiary of the nationwide wireline telephone operator. Their competitors currently offer, or are expected to offer, similar services to those provided by our northern Mexico operating companies. In addition, our northern Mexico operating companies compete indirectly with mobile radio providers, long distance providers and wireline providers.



    Our northern Mexico operating companies compete on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.


    LICENSES. Our northern Mexico operating companies' licenses are described in the table below:


                                                                                                    NETWORK
OPERATING COMPANY       FREQUENCY        SPECTRUM           TERM         LICENSED TERRITORY        TECHNOLOGY
-----------------       ---------        --------           ----         ------------------        ----------
Baja Celular..........   800 MHz        2 X 10 MHz        1990--2010   Baja California, Baja      CDMA/Analog
                                                                         California Sur and
                                                                         portions of Sonora
Movitel...............   800 MHz        2 X 10 MHz        1990--2010   Sinaloa and portions of    CDMA/Analog
                                                                               Sonora
Norcel................   800 MHz        2 X 10 MHz        1990--2010   Chihuahua, Durango and     CDMA/Analog
                                                                        portions of Coahuila
Cedetel...............   800 MHz        2 X 10 MHz        1990--2010   Nuevo Leon, Tamaulipas     CDMA/Analog
                                                                          and portions of
                                                                              Coahuila


    All of the licenses of our northern Mexican operating companies require adherence to various conditions, including network build-out requirements and quality standards. We expect these licenses to be renewed upon expiration without payment of material additional fees.


    We do not expect any significant additional spectrum to be offered by the Mexican government in regions in which our northern Mexican operating companies operate for the foreseeable future, other than an auction for spectrum to be allocated in the 28 GHz frequency range for the purposes of local multipoint distribution service, or LMDS, applications. We expect this auction to occur in the last half of 2000 or early in 2001, and we are currently exploring whether to participate in this auction. LMDS is a wireless, two-way broadband technology designed to allow communications service providers to bring a wide range of high-value, quality services, including the transmission of voice, high-speed data and video, to businesses as an alternative to fixed wireline services.


  ARGENTINA

    Our operating company in Argentina is Compania de Radiocomunicaciones Moviles, S.A., which operates under the name Movicom and which we refer to as Movicom Argentina. Movicom Argentina launched Argentina's first cellular network in 1989 in Buenos Aires and is a leading wireless communications services provider in

Argentina and in terms of market share is the leading wireless communication service provider in greater metropolitan Buenos Aires. As of December 31, 1999, Movicom Argentina served 1.2 million wireless subscribers in Buenos Aires. From 1997 through 1999, Movicom Argentina's subscriber base grew at a compound annual growth rate of approximately 36%.


    Movicom Argentina was awarded a permit to provide wireless services in Buenos Aires in 1988. Movicom Argentina launched the first narrowband analog network in Latin America in 1993. In 1995, the cellular permit was converted to a license. In 1999, Movicom Argentina acquired three digital PCS licenses permitting it to extend its wireless service nationwide, for which it committed to pay approximately $263 million in license fees. In addition, a subsidiary of Movicom Argentina has a basic telephone service license that allows it to provide both local and long distance wireless and wireline services. Movicom Argentina currently offers PCS service in Buenos Aires, and began to offer PCS service outside of Buenos Aires in the first half of 2000. We expect that this PCS coverage will eventually include all major cities in Argentina. Movicom Argentina offers the following services:


    - postpaid wireless;

    - prepaid wireless;


    - calling party pays billing:


    - national roaming;

    - international roaming;

    - value-added services, including three-party conference calling, call barring, call waiting and transfer, voice mail, caller identification, text messaging, e-mail, fax, information services and detailed billing;

    - usage limit plans;

    - wireless data;

    - facilities-based national long distance;

    - facilities-based international long distance;

    - data transmission by leased lines or microwave;


    - Internet service provision; and



    - mobile radio.



    In addition, Movicom Argentina recently launched the first wireless Internet service in Argentina, allowing news, weather, sports and entertainment content to be delivered to its subscribers in Buenos Aires. As of December 31, 1999, Movicom Argentina employed approximately 1,950 people.



    The following table shows several key statistics for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Argentina for 1997, 1998 and 1999:



                                                                                SIX MONTHS
                                      YEAR ENDED DECEMBER 31,                 ENDED JUNE 30,
                                      -----------------------             ----------------------
                                  1997          1998          1999          1999          2000
                                  ----          ----          ----          ----          ----
                                        (DOLLARS IN MILLIONS; POPULATION AND SUBSCRIBERS
                                                         IN THOUSANDS)
Total operating company:
  Licensed population.........   12,650        12,820        36,580           N/A           N/A
  Wireless subscribers........      629           885         1,171           966         1,383
  Net revenues................  $ 597.9       $ 748.9       $ 830.0        $403.2        $426.0
  Adjusted EBITDA.............    216.4         304.1         306.8         173.5          70.4
  Adjusted EBITDA margin......     36.2%         40.6%         37.0%         43.0%         16.5%
  Capital expenditures........    162.4         167.0         183.4          39.3         126.8
Proportionate:
  Licensed population.........    3,163         3,205         9,145           N/A           N/A
  Wireless subscribers........      157           221           293           242           346
  Net revenues................  $ 149.5       $ 187.2       $ 207.5        $100.8        $106.5
  Adjusted EBITDA.............     54.1          76.0          76.7          43.4          17.6
  Capital expenditures........     40.6          41.7          45.9           9.8          31.7
Wireless penetration
  (all carriers)..............      5.6%          7.9%         11.9%          N/A           N/A
Real GDP growth...............      8.1%          3.9%         (3.0)%         N/A           N/A



    OWNERSHIP. We formed our Movicom Argentina joint venture in 1988. We own 25.0% of the outstanding common stock of Movicom Argentina. Our primary partner in Movicom Argentina is BellSouth, which indirectly holds 65.0% of the outstanding common stock. In addition, Telper S.A., an Argentine telecommunications equipment distributor, holds 10.0% of the outstanding common stock. Under our shareholders agreement, the other shareholders have the right to purchase our interest in Movicom Argentina at fair market value if Motorola's ownership of our common stock falls below 75.0%, including through a distribution of our common stock. The offering will not trigger this right of first refusal under the Movicon Argentina shareholders agreement. We have not received a waiver which allows Motorola to divest itself of all of our common stock without triggering this right of first refusal under the shareholders agreement. For more information regarding our rights under this shareholders agreement, see "Our Relationships with Our Operating Companies--Argentina" on page 181.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint two of the nine members of Movicom Argentina's board of directors and nominate the company's chief technical officer. Along with BellSouth, we possess joint control over the business plan, capital expenditures and strategic direction of Movicom Argentina. In addition to actively participating on its board of directors, we have an operations manager who is responsible for day-to-day interaction with Movicom Argentina's management. We also contribute substantial technical and managerial knowledge to assist Movicom Argentina in developing its network and managing its business. For example, we recently contributed to the development of the international long distance business plan with advice on call center methods and procedures, automatic call distribution and review of the business case prior to board approval. For more information regarding our operational and managerial influence over Movicom Argentina and our other rights as a shareholder of Movicom Argentina, see "Our Relationships with Our Operating Companies--Argentina" on page 181.



    MARKET DEMOGRAPHICS. Argentina is one of Latin America's largest countries with a population of approximately 36.6 million people, all of whom are now covered by Movicom Argentina's licenses. Argentina is also one of Latin America's largest economies with a 1999 GDP of approximately $289 billion, or approximately $7,910 per person, the highest in Latin America. We believe that the Buenos Aires metropolitan area, Movicom Argentina's current primary service area, is one of the most affluent urban areas of Latin America. At December 31, 1999, nationwide wireline penetration was approximately 20.7% and wireless penetration was approximately 11.9%.



    NETWORK OVERVIEW. Movicom Argentina offers cellular services using digital CDMA and narrowband analog technologies in Buenos Aires and digital CDMA technology in the Argentine interior. As of December 31, 1999, Movicom Argentina's digital network consisted of approximately 550 cell sites and 11 switches, and its analog network consisted of approximately 350 cell sites and seven switches.


    SALES AND MARKETING. Movicom Argentina focuses its sales and marketing efforts on corporate accounts and other high-use subscribers, but has also had success in penetrating the mass market with the introduction of prepaid cellular products and calling party pays. Movicom Argentina markets its services through direct and indirect sales agents, including some of the largest retail outlets in Buenos Aires. At December 31, 1999, Movicom Argentina had 11 service and sales centers, a direct sales force of 250 salespersons, approximately 600 third-party distribution points, including retail stores and sales agents, and over 6,000 points of sale for prepaid cards.

    We believe the launch of Movicom Argentina's PCS service in the Argentine interior represents a substantial opportunity to grow its wireless subscriber base. Moreover, with both wireline and wireless penetration in the interior remaining low, we believe opportunities for growth are present throughout Argentina.


    We believe Movicom Argentina's strong market position, well known brand and reputation for high-quality service position it well to market new services to its customers and to become an integrated communications provider where it can effectively leverage its wireless business. To capitalize on this opportunity, Movicom Argentina launched an Internet service provider and, during the third quarter of 1999, a data transmission operation. Additionally, Movicom Argentina is exploring opportunities to facilitate wireless e-commerce transactions and provide dedicated call center solutions for its corporate customers. Finally, with Argentina opening its local and long-distance markets to competition, Movicom Argentina has begun marketing these services as well. Accordingly, in 1999, a subsidiary of Movicom Argentina received a license to offer domestic and international long distance services, which commenced in November 1999, as well as local basic telephone service, which is expected to commence service in November 2000.



    COMPETITION. Movicom Argentina competes with a variety of telecommunications providers, most of which are affiliated with international telecommunications companies. Movicom Argentina's principal competitors are Telefonica Argentina, a nationwide provider of wireless and wireline services, Telecom Argentina, which is owned through a consortium controlled by France Telecom and Telecom Italia, and CTI Movil S.A., which is a consortium principally owned by GTE. Many of Movicom Argentina's competitors currently offer, or are expected to offer, similar services as those provided by Movicom Argentina. In addition, Movicom Argentina competes directly and indirectly with other mobile radio providers, long distance providers and wireline providers.



    Movicom Argentina competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.


    LICENSES.  Movicom Argentina's licenses are described in the table below:


                                                                                                  NETWORK
USE                                 SPECTRUM              TERM            LICENSED TERRITORY    TECHNOLOGY
---                                 --------      ---------------------   ------------------    ----------
Cellular at 800 MHz............  2 X 12.5 MHz     1988 - Indefinite         Buenos Aires          Analog
Basic telephone................  N/A              1999 - 2004 (review)     Nationwide and          N/A
                                                                            International
Trunking.......................  2 X 18 MHz       1994 - Indefinite          Nationwide        Mobile Radio
National data transmission.....  N/A              1992 - Indefinite          Nationwide            N/A
International data               N/A              1999 - Indefinite         International          N/A
  transmission.................
PCS at 1900 MHz................  2 X 20 MHz       1999 - Indefinite        Interior North          CDMA
PCS at 1900 MHz................  2 X 20 MHz       1999 - Indefinite        Interior South          CDMA
PCS at 1900 MHz................  2 X 10 MHz       1999 - Indefinite         Buenos Aires           CDMA
Paging.........................  N/A              1994 - Indefinite          Nationwide            N/A
Value-added services allowing
  for national and
  international long
  distance.....................  N/A              1995 - Indefinite          Nationwide            N/A



    All of the licenses require adherence to various conditions, including network build-out requirements and quality standards. We expect the basic telephone license to be renewed upon expiration without payment of material additional fees.

  CHILE


    Our operating company in Chile is Entel Telefonia Personal S.A., or ETP, which currently operates through its subsidiaries Entel PCS Telecomunicaciones S.A., or Entel PCS, and Entel Telefonia Movil, S.A., or Entel Movil. ETP began providing wireless analog service nationwide outside of Santiago and the surrounding metropolitan region in 1991 under the name Telecom. ETP initiated nationwide digital service using GSM 1900 technology in March 1998 through Entel PCS and Entel Movil, and subsequently sold its analog license to BellSouth. As of December 31, 1999, Entel PCS and Entel Movil had approximately 656,000 subscribers. Entel PCS and Entel Movil offer the following services:


    - postpaid wireless;

    - prepaid wireless;

    - calling party pays billing;

    - national roaming;

    - international roaming;

    - value-added services, including three-party conference calling, call barring, call waiting and transfer, voice mail, caller identification, text messaging, e-mail, fax, information services and detailed billing; and

    - wireless data.

    ETP's other shareholder, Empresa Nacional de Telecomunicaciones S.A., or Entel S.A., provides wireline, long distance and Internet services throughout the country. Therefore, the ability of ETP and its subsidiaries Entel PCS and Entel Movil to provide these services is limited.

    As of December 31, 1999, ETP and its subsidiaries employed approximately 1,400 people.

    The following table shows several key statistics for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Chile for 1997, 1998 and 1999:



                                                                                   SIX MONTHS
                                                                                     ENDED
                                         YEAR ENDED DECEMBER 31,                    JUNE 30,
                                   ------------------------------------      ----------------------
                                     1997          1998          1999          1999          2000
                                     ----          ----          ----          ----          ----
                                                 (DOLLARS IN MILLIONS; POPULATION AND
                                                      SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population............   14,620        14,820        15,010          N/A            N/A
  Wireless subscribers...........       62           185           656          333            977
  Net revenues...................  $  51.2       $  72.2       $ 188.8        $69.3         $158.6
  Adjusted EBITDA................      2.9          (6.0)          2.4         (3.9)          40.2
  Adjusted EBITDA margin.........      5.7%         (8.3)%         1.3%        (5.6)%         25.4%
  Capital expenditures...........     17.3         190.6          83.1          3.1           14.2
Proportionate:
  Licensed population............    3,655         3,705         3,753          N/A            N/A
  Wireless subscribers...........       16            46           164           83            244
  Net revenues...................  $  18.2       $  18.1       $  47.2        $17.3         $ 39.7
  Adjusted EBITDA................      1.0          (1.5)          0.6         (1.0)          10.1
  Capital expenditures...........      6.2          47.7          20.8          0.8            3.5
Wireless penetration (all
  carriers)......................      2.8%          6.1%         14.5%         N/A            N/A
Real GDP growth..................      7.6%          3.4%         (1.1)%        N/A            N/A



    ETP's financial statements included elsewhere in this prospectus have been prepared using inflationary accounting. The data in the above table removes the effects of such accounting practice.



    OWNERSHIP. We formed our Chilean joint venture in 1990. We currently own 25.001% of the outstanding common stock of ETP. Entel S.A., directly or through its subsidiary Entel Inversiones S.A., owns the remaining 74.999%. Prior to 1997, we owned 40.8% of ETP and Entel S.A. owned 59.2%. ETP owns 99.9% of its operating subsidiaries, Entel PCS and Entel Movil.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint two of the seven members of ETP's, Entel PCS's and Entel Movil's boards of directors. In addition, we have an operations manager who is responsible for day-to-day interaction with ETP's management. We also contribute substantial technical and managerial knowledge to help ETP and its subsidiaries optimize their networks and manage their businesses. For example, our personnel have assisted in the development and implementation of methods and procedures for direct, indirect and retail sales channels and the overhaul of the customer service and call center organizations to improve efficiency and reduce employee headcount. We contributed to network implementation design review and schedule management for the construction of the PCS network and helped with a training program for internal and external distributors prior to the introduction of PCS services. For more information regarding our operational and managerial influence over ETP and our rights as a shareholder of ETP, see "Our Relationships with Our Operating Companies--Chile" on page 182.


    MARKET DEMOGRAPHICS. Chile has a population of approximately 15.0 million people, all of whom are covered by Entel PCS's and Entel Movil's licenses. Chile's GDP for 1999 was approximately $68.9 billion, or $4,590 per person. At December 31, 1999, nationwide wireline penetration was approximately 22.7%, and wireless penetration was approximately 14.5%.


    NETWORK OVERVIEW. Entel PCS and Entel Movil offer digital cellular services using GSM 1900 technology. At December 31, 1999, their network consisted of 620 cell sites and five switches.


    SALES AND MARKETING. Entel PCS and Entel Movil benefit from the recognition of the Entel name in Chile. Entel S.A., the largest shareholder of ETP, is a well recognized participant in the long distance telecommunications market in Chile.


    Entel PCS and Entel Movil use multiple pricing strategies in order to appeal to various segments of the wireless communications market. They focus their sales and marketing efforts on corporate accounts and other high-use customers with postpaid plans, but have also had success in penetrating the mass market with the introduction of prepaid cellular products and a calling party pays service. Entel PCS and Entel Movil distribute their products and services through direct sales forces, indirect distributors and large retail chain stores.



    COMPETITION. Entel PCS and Entel Movil compete with a variety of telecommunications providers throughout Chile, most of which are affiliated with international telecommunications companies. Their principal competitors are CTC Comunicaciones Moviles S.A., which is owned by Telefonica, BellSouth Comunicaciones S.A., which is controlled by BellSouth International, and Smartcom PCS S.A., which is owned by Endesa, a Spanish utility. Many of these competitors currently offer, or are expected to offer, similar services as those provided by Entel PCS and Entel Movil. In addition, Entel PCS and Entel Movil compete directly and indirectly with mobile radio providers, and long distance and wireline providers, which include ETP's largest shareholder, Entel S.A.



    Entel PCS and Entel Movil compete on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.

    LICENSES. Entel PCS's and Entel Movil's licenses are described in the table below:

                                                                                        NETWORK
FREQUENCY                             SPECTRUM         TERM       LICENSED TERRITORY   TECHNOLOGY
---------                             --------         ----       ------------------   ----------
1900 MHz..........................  2 X 15 MHz      1997 - 2027       Nationwide          GSM
1900 MHz..........................  2 X 15 MHz      1997 - 2027       Nationwide          GSM


    Entel PCS's and Entel Movil's licenses require adherence to various conditions, including network build-out requirements and quality standards. We expect these licenses to be renewed upon expiration without payment of material additional fees.


  DOMINICAN REPUBLIC


    Our operating company in the Dominican Republic is Tricom S.A. Tricom initiated service in 1992 and operates nationwide cellular, international long distance, paging and wireless local loop networks in the Dominican Republic. Tricom receives a significant portion of its revenues from the provision of services other than cellular, including revenues from international long-distance and toll services. Tricom is listed on the New York Stock Exchange under the symbol TDR. Recently, Tricom began offering fixed wireline service to its subscribers. At December 31, 1999, Tricom had approximately 176,500 cellular and PCS subscribers and 29,000 paging subscribers. Tricom offers the following services:


    - postpaid wireless;

    - prepaid wireless;

    - calling party pays billing;

    - national roaming;

    - international roaming;

    - value-added services, including three-party conference calling, call barring, call waiting and transfer, voice mail, caller identification, text messaging, e-mail, fax, information services and detailed billing;

    - usage limit plans;

    - basic telephony;

    - wireless data;

    - facilities-based national long distance;

    - facilities-based international long distance;

    - wireless local loop;

    - data transmission by leased lines or microwave;

    - Internet service provision; and

    - paging.

    As of December 31, 1999, Tricom employed approximately 1,500 people.

    The following table shows several key statistics for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in the Dominican Republic for 1997, 1998 and 1999:



                                                                                       SIX MONTHS
                                                    YEAR ENDED                           ENDED
                                                   DECEMBER 31,                         JUNE 30,
                                       ------------------------------------      ----------------------
                                         1997          1998          1999          1999          2000
                                         ----          ----          ----          ----          ----
                                                     (DOLLARS IN MILLIONS; POPULATION AND
                                                          SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population................    7,941         8,100         8,250          N/A            N/A
  Wireless subscribers...............       41           109           176          148            211
  Net revenues.......................   $ 90.1        $125.5        $170.8        $75.7         $105.0
  Adjusted EBITDA....................     31.5          53.7          75.3         32.9           42.7
  Adjusted EBITDA margin.............     35.0%         42.8%         44.1%        43.5%          40.6%
  Capital expenditures...............     92.7         142.1         121.0         66.0           72.7
Proportionate:
  Licensed population................    3,176         2,495         2,541          N/A            N/A
  Wireless subscribers...............       16            33            54           46             56
  Net revenues.......................   $ 36.0        $ 42.7        $ 52.6        $23.3         $ 30.0
  Adjusted EBITDA....................     12.6          18.3          23.2         10.1           12.3
  Capital expenditures...............     37.1          48.4          37.3         20.3           20.3
Wireless penetration (all
  carriers)..........................      1.6%          2.6%          5.0%         N/A            N/A
Real GDP growth......................      8.2%          7.3%          8.3%         N/A            N/A



    OWNERSHIP. We acquired our ownership interest in Tricom in 1993. We currently own 26.5% of the outstanding stock of Tricom, which, because of its disproportionate voting rights, equals a 38.1% voting interest. Oleander Holdings, which is affiliated with GFN Corporation Ltd., owns 39.8% of the outstanding stock of Tricom, which equals a 57.1% voting interest. The remaining 33.7% of the outstanding stock, or 4.8% voting interest, of Tricom is held by public shareholders. Upon the completion of a distribution of our common stock or other form of divestiture, we could lose the enhanced voting rights of shares we hold in Tricom, and the minority protections under the Tricom shareholders agreement.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint five of the 12 members of Tricom's board of directors. In addition, we have an operations manager who is responsible for day-to-day interaction with Tricom's management. We also contribute substantial technical and managerial knowledge to help Tricom optimize its network and manage its business. For example, Propel compensation and benefits personnel helped Tricom design a stock option plan, a performance management system and incentive plans and assisted in the implementation of human resource training programs. For more information regarding our operational and managerial influence and our rights as a shareholder of Tricom, see "Our Relationships with Our Operating Companies--Dominican Republic" on page 184.


    MARKET DEMOGRAPHICS. The Dominican Republic's total population is approximately 8.3 million people, all of whom are covered by Tricom's licenses. The Dominican Republic's GDP for 1999 was approximately $17.4 billion, or $2,110 per person. At December 31, 1999 the Dominican Republic's wireline penetration was approximately 9.8% and wireless penetration was approximately 5.0%.


    NETWORK OVERVIEW. Tricom offers wireless services using digital CDMA and narrowband analog technologies. Tricom also offers wireless local loop services at 1900 MHz. At December 31, 1999 Tricom's regional network consisted of over 60 digital cell sites and two digital switches, over 70 analog cell sites and two analog switches, and seven switches for international long distance, local wireline, wireless local loop and PCS.


    SALES AND MARKETING. Tricom's goal is to become a full service telecommunications provider. Tricom employs multiple pricing strategies in order to appeal to various segments of the wireless communications market in the Dominican Republic. Except for its corporate accounts, Tricom does not distribute handsets directly, and thus has not been required to fund handset subsidies as part of its customer acquisition costs. Through a wholly owned subsidiary, Tricom owns a switching facility in New York and is one of the few Latin American long distance carriers licensed in the United States. We believe Tricom carried a significant portion of the southbound voice and data traffic from the United States to the Dominican Republic in 1998.


    COMPETITION. Tricom competes with a variety of telecommunications providers throughout the Dominican Republic, most of which are affiliated with international telecommunications companies. Tricom's principal competitor is Compania Dominicana de Telefonos C. por A., or Codetel, which is owned by GTE. In addition, new market entrants France Telecom and Centennial Cellular have purchased companies that hold PCS licenses. Many of Tricom's competitors currently offer, or are expected to offer, similar services as those provided by Tricom. In addition, Tricom competes directly and indirectly with mobile radio providers, long distance providers and wireline providers.



    Tricom competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.

    LICENSES. Tricom holds a concession to provide the services described in the table below:


                                                                        LICENSED         NETWORK
FREQUENCY/USE                           SPECTRUM            TERM       TERRITORY        TECHNOLOGY
-------------                           --------            ----       ---------        ----------
Cellular at 800 MHz.............       2 X 12.5 MHz      1990 - 2010   Nationwide        Analog
Cellular at 1900 MHz............       2 X 12.5 MHz      1996 - 2010   Nationwide          CDMA
Telegraphy......................          N/A            1990 - 2010   Nationwide       N/A
Paging at 929.7625 MHz..........          N/A            1990 - 2010   Nationwide       N/A
Basic Telephone.................          N/A            1990 - 2010   Nationwide       N/A



    All of the licenses require adherence to various conditions, including network build-out requirements and quality standards. We expect the concession and the licenses to be renewed upon expiration without payment of material additional fees.


  URUGUAY

    Our operating company in Uruguay is Abiatar, S.A., which operates under the name Movicom and which we refer to as Movicom Uruguay. Movicom Uruguay operates in the capital city of Montevideo and its surrounding areas. Movicom Uruguay initiated service in 1991, and as of December 31, 1999, had approximately 116,000 subscribers. Movicom Uruguay offers the following services:

    - postpaid wireless;

    - prepaid wireless;

    - calling party pays billing;

    - national roaming;

    - international roaming;


    - value-added services, including three-party conference calling, call barring, call waiting and transfer, voice mail, caller identification, text messaging, e-mail, information services and detailed billing;


    - usage limit plans; and

    - Internet service provision.


    As of December 31, 1999, Movicom Uruguay employed approximately 330 people.

    The following table shows several key statistics for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Uruguay for 1997, 1998 and 1999:



                                                                                        SIX MONTHS
                                                     YEAR ENDED                           ENDED
                                                    DECEMBER 31,                         JUNE 30,
                                        ------------------------------------      ----------------------
                                          1997          1998          1999          1999          2000
                                          ----          ----          ----          ----          ----
                                                      (DOLLARS IN MILLION; POPULATION AND
                                                           SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population.................      N/A           N/A         1,529          N/A           N/A
  Wireless subscribers................       39            52           116           94           135
  Net revenues........................   $ 45.0        $ 59.1        $ 86.4        $43.1         $44.4
  Adjusted EBITDA.....................     21.5          27.2          35.5         18.6          19.7
  Adjusted EBITDA margin..............     47.8%         45.9%         41.1%        43.2%         44.4%
  Capital expenditures................     10.5          12.3          20.7         12.5           9.8
Proportionate:
  Licensed population.................      N/A           N/A           489          N/A           N/A
  Wireless subscribers................       12            17            37           30            43
  Net revenues........................   $ 14.4        $ 18.9        $ 27.6        $13.8         $14.2
  Adjusted EBITDA.....................      6.9           8.7          11.3          6.0           6.3
  Capital expenditures................      3.4           3.9           6.6          4.0           3.1
Wireless penetration (all carriers)...      3.1%          4.6%         10.8%         N/A           N/A
Real GDP growth.......................      5.1%          4.5%         (3.0)%        N/A           N/A



    OWNERSHIP. We formed our Movicom Uruguay joint venture in 1989. We own 32.0% of the outstanding common stock of Movicom Uruguay. The largest shareholder of Movicom Uruguay is BellSouth, which owns 46.0% of the outstanding common stock. The remainder of Movicom Uruguay's common stock is owned by local investors. Under the shareholders agreement we have entered into with the other shareholders in Movicom Uruguay, the parties have the right to purchase our interest in Movicom Uruguay at fair market value if Motorola's ownership of our common stock falls below 65.0%, including through a distribution of our common stock. The offering will not trigger this right of first refusal under the Movicom Uruguay shareholders agreement. We have not received a waiver which allows Motorola to divest itself of our common stock without triggering the rights of first refusal under this agreement. For more information regarding our rights under the shareholders agreement, see "Our Relationships with Our Operating Companies--Uruguay" on page 185.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint two of the nine members of Movicom Uruguay's board of directors. Along with the other shareholders, we possess veto rights over the business plan, capital expenditures and strategic direction of Movicom Uruguay. In addition to actively participating on its board of directors, we have an operations manager who is responsible for day-to-day interaction with Movicom Uruguay's management. We also contribute substantial technical and managerial knowledge to help Movicom Uruguay optimize its network and manage its business. For more information regarding our operational and managerial influence over Movicom Uruguay and our rights as a shareholder of Movicom Uruguay, see "Our Relationships with Our Operating Companies--Uruguay" on page 185.



    MARKET DEMOGRAPHICS.  Uruguay's total population is approximately
3.3 million people, a significant number of whom are covered by Movicom Uruguay's contract with ANTEL, the government telecommunications regulator. Uruguay's GDP for 1999 was approximately $20.7 billion, or $6,360 per person. At December 31, 1999 Uruguay's wireline penetration was approximately 27.5%, and wireless penetration was approximately 10.8%.



    NETWORK OVERVIEW. Movicom Uruguay offers narrowband analog cellular services. At December 31, 1999, Movicom Uruguay's regional network consisted of 67 cell sites and two switches. Movicom Uruguay launched a new digital network at 1900 MHz using CDMA technology in metropolitan Montevideo in July 2000.


    SALES AND MARKETING. Movicom Uruguay employs multiple pricing strategies in order to appeal to various segments of the Uruguayan wireless communications market. Movicom Uruguay seeks to position itself as the premier provider of wireless services and prices its services at a slight premium over its competitor. Movicom Uruguay's postpaid, enhanced service offerings appeal to higher-income heavy users while its prepaid plans appeal to more cost-conscious consumers who might not otherwise have access to wireless communications services.


    COMPETITION. Movicom Uruguay's primary competitor is ANCEL S.A., a government-owned entity which provides wireless service. ANCEL is owned by ANTEL. Basic telephone services are provided by ANTEL.



    Movicom Uruguay competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.



    LICENSES. Movicom Uruguay has a contract with ANTEL to build and operate wireless networks with the following characteristics:



                                                                                          NETWORK
FREQUENCY                 SPECTRUM         TERM              LICENSED TERRITORY          TECHNOLOGY
---------                 --------         ----              ------------------          ----------
800 MHz..............  2 X 12.5 MHz     1991 - 2006    Colonia, San Jose, Canelones,       Analog
                                                      Montevideo, Maldonado and Rocha
1900 MHz.............   2 X 5 MHz       1999 - 2006    Colonia, San Jose, Canelones,        CDMA
                                                      Montevideo, Maldonado and Rocha

    Movicom Uruguay's contract expires in 2006 and may be renewed for an additional five-year period, provided that ANTEL does not oppose its renewal. The contract requires adherence to various conditions, including network build-out requirements and quality standards. We expect this contract to be renewed upon expiration without payment of material additional fees.


  SOUTHERN MEXICO

    Our operating company in southern Mexico is Grupo Portatel S.A. de C.V, which operates under the name Portatel. Portatel initiated service in 1990 in the states of Chiapas, Tabasco, Yucatan, Campeche and Quintana Roo, which includes the resort area of Cancun in southern Mexico. As of December 31, 1999, Portatel had approximately 88,000 wireless subscribers. Portatel offers the following cellular services:

    - postpaid wireless;

    - prepaid wireless;

    - calling party pays billing;

    - national roaming;

    - international roaming;

    - value-added services, including three-party conference calling, call barring, call waiting and forwarding, voice mail, and detailed billing; and

    - usage limit plans.

    As of December 31, 1999, Portatel employed approximately 230 people.

    The following table shows several key statistics for six years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Mexico for 1997, 1998 and 1999:



                                                                                     SIX MONTHS
                                                                                       ENDED
                                           YEAR ENDED DECEMBER 31,                    JUNE 30,
                                     ------------------------------------      ----------------------
                                       1997          1998          1999          1999          2000
                                       ----          ----          ----          ----          ----
                                                     (DOLLARS IN MILLIONS; POPULATION
                                                      AND SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population..........        8,628         8,809         8,994          N/A           N/A
  Wireless subscribers.........           34            63            88           79           103
  Net revenues.................       $ 20.4        $ 27.9        $ 34.9        $17.0         $20.4
  Adjusted EBITDA..............          3.1           5.7           6.5          3.2           4.3
  Adjusted EBITDA margin.......         15.3%         20.4%         18.7%        19.0%         21.1%
  Capital expenditures, net....          0.5           2.3           1.9          0.9           1.1

Proportionate:
  Licensed population..........        1,872         1,912         1,952          N/A           N/A
  Wireless subscribers.........            7            14            19           17            22
  Net revenues.................       $  4.4        $  6.0        $  7.6        $ 3.7         $ 4.4
  Adjusted EBITDA..............          0.7           1.2           1.4          0.7           0.9
  Capital expenditures.........          0.1           0.5           0.4          0.2           0.2

Wireless penetration (all
  carriers)....................          1.7%          3.2%          7.2%         N/A           N/A
Real GDP growth................          6.8%          4.8%          3.7%         N/A           N/A



    While this table presents wireless penetration in Mexico, we believe that the wireless penetration for the region in which Portatel operates is lower than the national figure.



    OWNERSHIP. We acquired our equity position in Portatel in 1997. We own 21.7% of the outstanding common stock of Portatel. Other Portatel shareholders include Ernesto Warnholtz, who owns 32.4% of the outstanding common stock, Associated Communications of Mexico, Inc., a wholly owned subsidiary of Liberty Media, an affiliate of AT&T, which owns 23.6% of the outstanding common stock, LCC of Mexico, which owns 14.8% of the outstanding common stock and local shareholders, who own 7.5% of the outstanding common stock. Portatel's bylaws contain restrictions with respect to the sale, transfer or other disposition of its capital stock. Under the bylaws, other shareholders have the right to purchase our interest in Portatel at the time of this offering. We anticipate receiving a waiver of this provision prior to the offering. For more information regarding our rights as a shareholder of Portatel, see "Our Relationships with Our Operating Companies--Portatel" on page 187.

    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. One of the seven members of Portatel's board of directors is a Propel employee who may be removed by a vote of the majority shareholders at any time. In addition, we have an operations manager who is responsible for day-to-day interaction with Portatel's management.


    MARKET DEMOGRAPHICS. Mexico is one of Latin America's largest countries with a population of approximately 97.4 million people, of which approximately
9.0 million are covered by Portatel's license. Mexico is also one of Latin America's largest economies with an estimated 1999 GDP of $478.5 billion, or approximately $4,910 per person. At December 31, 1999 Mexico's wireline penetration was approximately 11.0%, and wireless penetration was approximately 7.2%.



    NETWORK OVERVIEW. Portatel offers analog cellular services using analog technology, and is currently in the process of constructing a digital CDMA network. As of December 31, 1999, Portatel's analog network consisted of 35 cell sites and eight switches.


    SALES AND MARKETING. Portatel employs multiple pricing strategies in order to appeal to various segments of the wireless communications market. It seeks to position itself as the premier provider of wireless services. Its postpaid and value-added service offerings appeal to higher-income heavy users while its prepaid plans appeal to more cost-conscious customers who might not otherwise have access to wireless communications services.

    COMPETITION. Portatel's principal competitor in its region is Radiomovil Dipsa, S.A. de C.V., or Telcel, a subsidiary of the nationwide wireline telephone operator. Its competitors currently offer, or are expected to offer, similar services to those provided by Portatel. In addition, Portatel competes indirectly with long distance and wireline providers.


    Portatel competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.


    LICENSES.  Portatel's license is described in the table below:


FREQUENCY                  SPECTRUM           TERM           LICENSED TERRITORY        NETWORK TECHNOLOGY
---------                  --------           ----           ------------------        ------------------
800 MHz..............  2 X 10 MHz          1990 - 2010   Chiapas, Tabasco, Yucatan,     CDMA/Analog
                                                         Campeche and Quintana Roo



    Portatel's license requires adherence to various conditions, including network build-out requirements and quality standards. We expect this license to be renewed upon expiration without payment of material additional fees.

EUROPE/MIDDLE EAST OPERATIONS

  ISRAEL

    Our operating company in Israel is Pelephone Communications Ltd., which operates under the name Pelephone. Pelephone launched one of the world's first cellular networks in 1986. Pelephone served over 1.1 million wireless subscribers as of December 31, 1999. From 1997 to 1999, Pelephone's subscriber base grew at a compound annual growth rate of approximately 11%. Pelephone offers the following services:

    - postpaid wireless;

    - prepaid wireless;

    - calling party pays billing;

    - international roaming;

    - value-added services, including three-party conference calling, call barring, call waiting and transfer, voice mail, caller identification, Hebrew language text messaging, e-mail, fax, information services and detailed billing;


    - wireless Internet services;


    - usage limit plans; and

    - wireless data.

    In the future, Pelephone plans to add to its existing service offerings with the addition of wireless data services through higher speed 2.5G technologies. As of December 31, 1999, Pelephone had approximately 1,750 employees.

    The following table shows several key statistics for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Israel for 1997, 1998 and 1999:



                                                                              SIX MONTHS
                                                   YEAR ENDED                    ENDED
                                                  DECEMBER 31,                 JUNE 30,
                                         ------------------------------   -------------------
                                           1997       1998       1999       1999       2000
                                           ----       ----       ----       ----       ----
                                                   (DOLLARS IN MILLIONS; POPULATION
                                                    AND SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population..................    5,830      5,970      6,122        N/A        N/A
  Wireless subscribers.................      894        932      1,110        975      1,292
  Net revenues.........................   $680.8     $741.7     $709.4     $341.0     $410.4
  Adjusted EBITDA......................    265.6      268.4       89.2       54.1       66.6
  Adjusted EBITDA margin...............     39.0%      36.2%      12.6%      15.9%      16.2%
  Capital expenditures.................    166.0      274.3      233.1      126.1      120.0

Proportionate:
  Licensed population..................    2,915      2,985      3,061        N/A        N/A
  Wireless subscribers.................      447        466        555        487        646
  Net revenues.........................   $340.4     $370.9     $354.7     $170.5     $205.2
  Adjusted EBITDA......................    132.8      134.2       44.6       27.0       33.3
  Capital expenditures.................     83.0      137.1      116.6       63.1       60.0

Wireless penetration (all carriers)....     28.6%      35.2%      44.1%       N/A        N/A
Real GDP growth........................      2.9%       2.2%       2.2%       N/A        N/A



    Pelephone's financial statements included elsewhere in this prospectus have been prepared using inflationary accounting. The data in the above table removes the effects of such accounting practice.



    OWNERSHIP. We established our ownership interest in what is now Pelephone in 1984. We own 50.0% of the outstanding common stock of Pelephone. Our sole partner in Pelephone is the Israel Telecommunication Corp. Limited, known as Bezeq, Israel's majority-government-owned telecommunications provider.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint five of the ten members of Pelephone's board of directors, and two individuals who serve on the four-member executive committee. As is our right under the shareholders agreement, we have nominated the vice president-marketing and the vice president-engineering. In addition, we have nominated the chief executive officer. Several other senior officers of Pelephone are former Motorola employees. In addition to actively participating on its board of directors, we have an operations manager who is responsible for day-to-day interaction with Pelephone's management. We also contribute substantial technical and managerial knowledge to help Pelephone optimize its network and manage its business. For example, our employees helped in addressing the technical issues that faced Pelephone in 1999, as a result of widespread cloning fraud on its narrowband analog network. For more information regarding our operational and managerial influence over Pelephone and our rights as a shareholder of Pelephone see "Our Relationships with Our Operating Companies--Israel" on page 187.


    MARKET DEMOGRAPHICS. Israel has a population of approximately 6.1 million people, all of whom are covered by Pelephone's license. Israel had a 1999 GDP of $98.9 billion, or approximately $16,147 per person. Israel is one of the most affluent countries in the Middle East and the Israeli market has relatively high overall usage and penetration rates for wireless communications products. At December 31, 1999, Israel's wireline penetration was approximately 47.0% and wireless penetration was approximately 44.1%.


    NETWORK OVERVIEW. Pelephone currently manages both a digital CDMA network, which was launched in 1998, and a narrowband analog network. At December 31, 1999, Pelephone's nationwide CDMA network consisted of over 630 cell sites and four switches, and its nationwide narrowband analog network consisted of over 750 cell sites and ten switches. Pelephone has encountered some difficulties in building out its networks. For example, zoning problems have adversely affected the deployment of existing and additional antenna towers, and Pelephone has experienced incremental interference difficulties as its primary competitors have increased their network coverage.



    In 1999, Pelephone experienced a decline in financial performance, largely as a result of widespread cloning fraud in its analog network and significant handset subsidies. With our help, the fraud was remedied by implementing authentication technology. Also, in February 1999 for several hours over a three-day period Pelephone experienced intermittent failures in its CDMA network due to a software problem that was also remedied with our help. As a consequence of these operational problems, Pelephone's subscriber base, reputation and results of operations were adversely affected. For more information regarding the impact of the fraud on Pelephone's 1999 financial performance, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Supplemental Information Regarding Proportionate Results of Operations" on page 66.



    SALES AND MARKETING. Pelephone is a leading participant in the wireless telecommunications market in Israel and targets all segments of the Israeli market with competitive pricing packages. In 1999, Pelephone employed a new advertising agency to relaunch its brand following the intermittent CDMA network failures and the analog network fraud. As a result, its CDMA services have been repositioned as a digital platform for advanced mobile services under the Next brand, and future innovations in high-speed data and Internet will fall under the GoNext brand. In addition to focusing on the value of its products and services, Pelephone seeks to market its quality of service, focusing on its broad product offerings, superior network technology and high level of customer service. A majority of Pelephone's sales are made through its 177 authorized dealers. Pelephone also employs 80 direct sales personnel who, with the assistance of telemarketers and customer care centers, account for a substantial portion of its sales. In addition, chain stores account for the remainder of Pelephone's sales volume.



    We believe that Pelephone is the best prepared wireless operator in Israel in terms of readiness to introduce the next stage of high-speed data technologies and the closest to possessing the ability to migrate toward 3G technologies. In addition, Pelephone, through a joint venture with Suny.com, a subsidiary of the Samsung distributor in Israel, launched GoNext in July 2000, which offers a Hebrew language wireless data portal for the Israeli market that is accessible by customers of any wireless operator in Israel. Subscribers to this service will be able to engage in various e-commerce activities, including retail banking transactions.



    COMPETITION. Pelephone competes with two wireless telecommunications providers in Israel, both of which are also affiliated with international telecommunications companies. These two providers are Cellcom Israel Ltd., or Cellcom, which is owned in part by BellSouth, and Partner Communications
Company Ltd., which operates under the Orange brand and is owned in part by Hutchison Whampoa. Cellcom, the largest wireless communications provider in Israel with over 1.4 million subscribers, began operations in 1994 using TDMA technology. It traditionally offers lower prices than Pelephone. Partner, which launched service in December 1998, operates a GSM network. Because of significant price competition in the Israeli wireless communications market, Pelephone matches its competitors' rate discounts and handset subsidies. Pelephone's CDMA networks require the use of relatively expensive handsets as compared to the GSM and TDMA handsets which our competitors use. The additional cost of these CDMA handsets may place Pelephone at a competitive disadvantage. For more information regarding these costs and their impact on Pelephone's financial performance, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Supplemental Information Regarding Proportionate Results of Operations" on page 66. Pelephone's competitors currently offer, or are expected to offer, similar services to those it provides. In addition, the Palestinian Authority has been allocated spectrum to offer wireless communications services in the Palestinian Territories where Israeli wireless operators, including Pelephone, provided service. Services have been offered in that area by a Palestinian Authority-licensed company since 1999. In addition, Pelephone competes directly and indirectly with a mobile radio operator controlled by Motorola whose customers can place telephone calls, long distance providers and fixed wireline providers, including our partner Bezeq.



    Pelephone competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.

    LICENSES.  Pelephone's license is described in the table below:


FREQUENCY                       SPECTRUM              TERM          LICENSED TERRITORY      NETWORK TECHNOLOGY
---------                       --------              ----          ------------------      ------------------
800 MHz...............      2 X 12 MHz             1994 - 2004        Nationwide             CDMA/Analog



    Pelephone's license requires adherence to various conditions, including network build-out requirements and quality standards. We expect this license to be renewed upon expiration without payment of material additional fees. In addition, the license under which Pelephone conducts business contains restrictions on Motorola's ability to divest our common stock through means other than a distribution without governmental approval.



    Pelephone charges outgoing airtime for calls placed by its subscribers at different tariffs depending on the airtime packages bought by its subscribers. These tariffs are lower than charges for incoming calls, which are paid by the caller. The Israeli Ministry of Communications has recently enacted regulations that will set tariffs for incoming calls. These regulations will require Pelephone to gradually reduce its tariff rates significantly for incoming calls from October 2, 2000 until January 1, 2003 in a manner that will set the tariff rate from and after January 1, 2003 at a significantly lower level than is charged at present. Pelephone's incoming airtime revenue will be reduced, which could negatively affect its operating results. Pelephone is considering filing an appeal against these new regulations with the Supreme Court. Pelephone contributed 28.7% of our proportionate operating company revenues in 1999.



    We currently anticipate that, during second half of 2001, the government will have granted a license to a fourth operator. We currently anticipate that the government will begin to auction 3G licenses prior to the end of 2001 or the beginning of 2002, and Pelephone is currently exploring whether to participate in this auction.

  EGYPT

    Our operating company in Egypt is The Egyptian Company for Mobile Services, which operates under the name MobiNil, and which was acquired in 1998 from Arento, the telecommunications agency of the Egyptian government. MobiNil, which relaunched service in July 1998, is the largest wireless communications services provider in Egypt and operates principally in the cities of Cairo, Alexandria, Luxor and in the Nile River delta. MobiNil is one of the largest publicly traded companies in Egypt as measured by market capitalization and is traded on the Cairo and Alexandria Stock Exchanges under the symbol MOBN. As of December 31, 1999, MobiNil served over 507,000 subscribers. MobiNil offers the following services:

    - postpaid wireless;

    - prepaid wireless;

    - calling party pays billing;

    - national roaming;

    - international roaming;


    - value-added services, including call barring, call waiting and transfer, voice mail, caller identification, text messaging, e-mail, fax, information services and detailed billing;


    - usage limit plans; and

    - wireless data.

    At December 31, 1999, MobiNil employed approximately 1,170 people.

    The following table shows several key statistics for the period from May 5, 1998, the day on which MobiNil was acquired from Arento, through December 31, 1998, the year ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Egypt for 1998 and 1999:



                                                                         SIX MONTHS
                                                   YEAR ENDED               ENDED
                                                  DECEMBER 31,            JUNE 30,
                                               -------------------   -------------------
                                                 1998       1999       1999       2000
                                                 ----       ----       ----       ----
                                                   (DOLLARS IN MILLIONS; POPULATION
                                                     AND SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population........................   63,250     64,520        N/A        N/A
  Wireless subscribers.......................      160        507        294        756
  Net revenues...............................   $ 98.5     $360.3     $141.6     $264.0
  Adjusted EBITDA............................    (22.6)      78.8        9.7       88.0
  Adjusted EBITDA margin.....................    (23.0)%     21.9%       6.8%      33.3%
  Capital expenditures.......................    151.4      217.2       61.4      169.5

Proportionate:
  Licensed population........................   11,385     11,614        N/A        N/A
  Wireless subscribers.......................       29         91         53        136
  Net revenues...............................   $ 17.7     $ 64.8     $ 25.5     $ 47.5
  Adjusted EBITDA............................     (4.1)      14.2        1.7       15.8
  Capital expenditures.......................     27.2       39.1       11.1       30.5

Wireless penetration (all carriers)..........      0.3%       1.3%       N/A        N/A
Real GDP growth..............................      5.6%       5.0%       N/A        N/A



    OWNERSHIP. We acquired our ownership interest in MobiNil in 1998. We currently own an 18.0% economic interest in MobiNil through our 35.3% interest in MobiNil for Telecommunication SAE, a holding company which we refer to as MobiNil Holding and which owns 51.0% of the outstanding common stock of MobiNil. Our partners in MobiNil Holding include France Telecom Mobiles International, and Orascom Telecom SAE, a large Egyptian conglomerate. France Telecom owns a 23.5% economic interest in MobiNil through MobiNil Holding, while Orascom directly and indirectly owns approximately a 22.5% economic interest in MobiNil. The remaining 36.0% of the outstanding common stock of MobiNil is owned by public shareholders.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint two of the seven members of MobiNil Holding's board of directors. Each of these directors, in turn, serves on MobiNil's 11-member board. In addition, we, France Telecom and Orascom each appoint one individual to serve on a three-member strategic committee which advises both MobiNil's and MobiNil Holding's boards of directors on management proposals. The chief financial officer and leaders of the customer service and regulatory relations divisions are our employees that we have assigned to MobiNil. In addition to actively participating on its board of directors and through our assigned employees, we have an operations manager who is responsible for day-to-day interaction with MobiNil's management.


    We also contribute substantial technical and managerial knowledge to help MobiNil optimize its network and manage its business. For example, when MobiNil launched its prepaid service we advised it, based on our experiences in other markets, to issue its prepaid cards in lower denominations than its competitors, which we believe has contributed significantly to MobiNil's achieving a leading market share in prepaid services. For more information regarding our operational and managerial influence over MobiNil and our rights as a shareholder of MobiNil Holding, see "Our Relationships with Our Operating Companies--Egypt" on page 188.


    MARKET DEMOGRAPHICS. Egypt has a population of approximately 64.5 million people, all of whom are covered by MobiNil's license, and nearly all of whom are located within a small percentage of its overall land area. Egypt had a 1999 GDP of $89.0 billion, or approximately $1,380 per person. At December 31, 1999, Egypt's wireline penetration was 8.8%, and wireless penetration was 1.3%.


    NETWORK OVERVIEW. At December 31, 1999, MobiNil's GSM 900 network included 630 cell sites and five switches. MobiNil has relied on leased lines from Telecom Egypt to connect its wireless network, but has invested significantly in telecommunications equipment to reduce this dependence.



    SALES AND MARKETING. MobiNil possesses a strong brand image, with a high degree of brand awareness among prospective cellular subscribers. MobiNil employs a two-tier branding strategy in order to more effectively target the needs of different market segments and inhibit dilution of its name and market share. The MobiNil brand targets corporate and other high-end postpaid users, while its ALO brand targets the more cost-conscious consumer in the market. The majority of both postpaid and prepaid sales are made through MobiNil distributors, dealers and retail stores. In addition, MobiNil employs a direct sales force to target corporate and government accounts, and MobiNil also owns ten retail outlets which target individual consumers.



    MobiNil expects to enter into a strategic alliance with a local Internet service provider to create an Arabic wireless data portal to provide advanced data services.



    COMPETITION. Currently, MobiNil's only direct competitor is MisrFone SAE, which is marketed under the Click GSM name, originally a joint venture of Vodafone, Airtouch and local partners, which began operations in November 1998. Existing wireless licenses provide MobiNil and Click with exclusivity in the wireless communications market until December 2002. MobiNil's competitor currently offers similar services to those it provides. In addition, MobiNil also competes indirectly with the long distance and wireline provider.

    MobiNil competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.


    LICENSES.  MobiNil's license is described in the table below:

                                                                 LICENSED
FREQUENCY                            SPECTRUM        TERM       TERRITORY    NETWORK TECHNOLOGY
---------                            --------        ----       ---------    ------------------
900 MHz..........................  2 x 12.5 MHz   1998 - 2013   Nationwide          GSM


    MobiNil's license requires adherence to various conditions, including network build-out requirements and quality standards. We expect this license to be renewed without the payment of material additional fees. We currently anticipate that, by the end of 2002, the Egyptian government will have granted another license to a third operator.


  LITHUANIA

    Our operating company in Lithuania is UAB Omnitel, which operates under the name Omnitel. Omnitel, which initiated GSM service in 1995, operates nationwide and had approximately 198,000 wireless subscribers as of December 31, 1999. Omnitel offers the following service:

    - postpaid wireless;

    - prepaid wireless;

    - calling party pays billing;

    - national roaming;

    - international roaming;

    - value-added services, including three-party conference calling, call barring, call waiting and transfer, voice mail, caller identification, text messaging, e-mail, fax, information services and detailed billing;

    - usage limit plans;

    - facilities-based international long distance;

    - data transmission by leased lines or microwave;

    - Internet service provision;


    - fixed wireless; and



    - vehicle location services.


    Omnitel plans to introduce wireless data services in the near future. As of December 31, 1999, Omnitel employed approximately 400 people.

    The following table shows several key statistics for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Lithuania for 1997, 1998 and 1999:



                                                                                             SIX MONTHS
                                                          YEAR ENDED                           ENDED
                                                         DECEMBER 31,                         JUNE 30,
                                             ------------------------------------      ----------------------
                                               1997          1998          1999          1999          2000
                                               ----          ----          ----          ----          ----
                                                           (DOLLARS IN MILLIONS; POPULATION AND
                                                                SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population..................       3,710         3,700         3,700           N/A           N/A
  Wireless subscribers.................          79           146           198           157           237
  Net revenues.........................       $50.4         $91.7         $88.6         $44.1         $38.6
  Adjusted EBITDA......................        10.3          29.7          47.5          24.5          16.4
  Adjusted EBITDA margin...............        20.4%         32.4%         53.6%         55.5%         42.5%
  Capital expenditures.................        24.3          32.9          10.2         159.3         163.5

Proportionate:
  Licensed population..................       1,684         1,295         1,295           N/A           N/A
  Wireless subscribers.................          36            51            69            55            83
  Net revenues.........................       $21.9         $36.9         $31.0         $15.4         $13.5
  Adjusted EBITDA......................         4.5          11.9          16.6           8.6           5.7
  Capital expenditures.................        10.6          13.2           3.6          55.7          57.2

Wireless penetration (all carriers)....         3.7%          6.4%          9.3%          N/A           N/A
Real GDP growth........................         7.3%          5.1%         (4.1)%         N/A           N/A



    OWNERSHIP. We acquired our ownership interest in Omnitel in 1994. We own 35.0% of the outstanding common stock of Omnitel. The other shareholders are Amber Mobile Teleholding AB, a joint venture of Telia AB and Sonera Corporation, with 55.0% of the outstanding common stock, and the Kazickas family with 10.0% of the outstanding common stock.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint two of the seven members of Omnitel's board of directors. In addition, the president and chief financial officer are nominated in consultation with us. Along with our operating partners, we have joint control over the business plan, capital expenditures and strategic direction of Omnitel. In addition to actively participating on its board of directors, we have an operations manager who is responsible for day-to-day interaction with Omnitel's management. We also contribute substantial technical and managerial knowledge to help Omnitel develop its network and manage its business. For example, two Propel employees, who served as our Lithuania operations manager and one of our Omnitel board members, visited Baja Celular in Mexico to learn about prepaid branding, pricing and usage in order to facilitate Omnitel's introduction of prepaid services in Lithuania. For more information regarding our operational and managerial influence over Omnitel and our rights as a shareholder of Omnitel, see "Our Relationships with Our Operating Companies--Lithuania" on page 190.


    MARKET DEMOGRAPHICS.  Lithuania has a total population of approximately
3.7 million people, all of whom are covered by Omnitel's licenses. Lithuania's GDP for 1999 was approximately $10.6 billion, or $2,880 per person. At
December 31, 1999, Lithuania's wireline penetration was approximately 31.1% and wireless penetration was approximately 9.3%.


    NETWORK OVERVIEW. Omnitel offers digital cellular services using GSM 900 and GSM1800 technology. Omnitel has an extensive network of switches and cell sites that covers substantially all of Lithuania's population.


    SALES AND MARKETING. Omnitel employs multiple pricing strategies in order to appeal to various segments of the wireless communications market. Omnitel's postpaid pricing plans appeal to high-end users of wireless services. Omnitel's prepaid pricing plans appeal to more cost conscious consumers of cellular services. Handset subsidies are offered to all new subscribers at differing rates depending on the level of service purchased.


    COMPETITION. Omnitel competes with a variety of telecommunications providers, most of which are also affiliated with international telecommunications companies. Omnitel's primary competitor is UAB Bite GSM, which is owned by TeleDanmark A/S. In addition, Omnitel competes against a new PCS provider, UAB Tele2, which is owned by NetCom AB, and initiated operations in December 1999. In addition, Omnitel competes indirectly with long distance providers and the wireline provider, Lietuvos Telekomas, which is owned in part by our partner, Amber.



    Omnitel competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.


    LICENSES.  Omnitel's licenses are described in the table below:

                                                                 LICENSED
FREQUENCY                            SPECTRUM        TERM       TERRITORY    NETWORK TECHNOLOGY
---------                            --------        ----       ---------    ------------------
900 MHz...........................    2 x 8 MHz   1995 - 2005   Nationwide          GSM
1800 MHz..........................  2 x 7.5 MHz   1998 - 2008   Nationwide          GSM


    Omnitel also has additional licenses for providing paging services, data transmission services, trans-European trunked radio, mobile satellite services and facilities-based international long distance. Omnitel's licenses require adherence to various conditions, including network build-out requirements and quality standards. We expect these licenses to be renewed upon expiration without payment of material additional fees.



    The Lithuanian government had announced its intention to tender a third GSM 900 license during 2000, although the government has not yet announced the means through which such license will be issued. The existing operators initiated a complaint though an administrative proceeding, opposing the grant of any new GSM 900 license. The complaint was rejected by the administrative tribunal in August 2000, and is currently being appealed.


  JORDAN

    Our operating company in Jordan is Jordan Mobile Telephone Services Company Ltd, which operates under the name Fastlink. Fastlink, which initiated service in 1995, operates in selected areas of Jordan, including the rapidly developing cities of Amman, Irbid and Aqaba. As of December 31, 1999, Fastlink had approximately 94,000 subscribers. Fastlink offers the following services:

    - postpaid wireless;

    - prepaid wireless;

    - calling party pays billing;

    - international roaming;

    - value-added services, including three-party conference calling, call barring, call waiting and transfer, voice mail, caller identification, text messaging, e-mail, fax, information services and detailed billing;

    - usage limit plans; and

    - wireless data.


    At December 31, 1999, Fastlink employed approximately 560 people.

    The following table shows several key statistics for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Jordan for 1997, 1998 and 1999:



                                                                                                   SIX MONTHS
                                                             YEAR ENDED                              ENDED
                                                            DECEMBER 31,                            JUNE 30,
                                             ------------------------------------------      ----------------------
                                               1997          1998             1999             1999          2000
                                               ----          ----             ----             ----          ----
                                                              (DOLLARS IN MILLIONS; POPULATION AND
                                                                   SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population (mid-year).......       4,526         4,686                 4,843         N/A           N/A
  Wireless subscribers.................          42            70                    94          79           173
  Net revenues.........................       $47.5         $83.5        $         99.3       $46.2         $57.6
  Adjusted EBITDA......................        18.3          34.2                  45.5        20.8          29.6
  Adjusted EBITDA margin...............        38.5%         41.0%                 45.8%       45.1%         51.3%
  Capital expenditures.................        19.2          31.4                  31.9         3.4           4.0
Proportionate:
  Licensed population..................       1,177         1,223                 1,264         N/A           N/A
  Wireless subscribers.................          11            18                    25          21            45
  Net revenues.........................       $12.0         $21.3        $         25.9       $12.1         $15.0
  Adjusted EBITDA......................         4.6           8.7                  11.9         5.4           7.7
  Capital expenditures.................         4.8           8.0                   8.3         0.9           1.0

Wireless penetration (all carriers)....         0.8%          1.3%                  1.6%        N/A           N/A
GDP Growth.............................         1.3%         (1.0)%                 1.3%        N/A           N/A



    OWNERSHIP. We formed our Fastlink joint venture in 1994. We have a 26.1% economic ownership interest in Fastlink, through our 26.1% ownership in Pella Investment Company, a holding company which holds all of the outstanding common stock of Fastlink. Other shareholders include Pioneers for Investment, owned by Orascom, which owns a 65.5% economic interest, Mobile Telecommunications Company, which owns a 4.9% economic interest, and an individual shareholder, who owns a 3.5% economic interest.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint two of the five members of Pella Investment Company's board of directors and two of Fastlink's five board members, including one who is Fastlink's chief executive officer and our employee. We also nominate the company's controller, technical, marketing and operations managers. Along with Pioneers for Investment, we possess joint control over the business plan, capital expenditures and strategic direction of Fastlink. We also contribute substantial technical and managerial knowledge to help Fastlink optimize its network and manage its business. For example, two of our employees, who served as the chief executive officer and chief financial officer of Fastlink, frequently visited

Pelephone in Israel to learn about Pelephone's customer service centers, call centers, dealer facilities and credit and collection operations. Fastlink subsequently based its call center on Pelephone's model. In addition, Propel's human resources personnel also helped Fastlink design and implement a job evaluation program. For more information regarding our managerial and operational control over Fastlink and our rights as a shareholder of Fastlink, see "Our Relationships with Our Operating Companies--Jordan" on page 191.



    MARKET DEMOGRAPHICS. Jordan has a population of approximately 4.8 million people, all of whom are covered by Fastlink's license. Jordan's GDP for 1999 was approximately $7.6 billion, or $1,570 per person. At December 31, 1999 Jordan's wireline penetration was approximately 11.5%, and wireless penetration was approximately 1.9%.



    NETWORK OVERVIEW. Fastlink offers digital cellular services using GSM 900 technology. At December 31, 1999, Fastlink's nationwide network consisted of over 220 cell sites and two switches.


    SALES AND MARKETING. Fastlink employs multiple pricing strategies in order to appeal to various segments of the Jordanian wireless communications market. Fastlink's postpaid plans appeal to high-end users of wireless services, particularly the business or commercial user. Fastlink's launch in August 1999 of the Keep Close postpaid bundled minute plans has driven market growth and has enabled Fastlink to grow to over 128,000 subscribers in the first quarter of 2000, matching its growth for the entire 1999 fiscal year. As in our other operating companies' markets, the availability of prepaid service has opened up the market in Jordan to the cost-conscious consumer.

    COMPETITION. Fastlink is currently the only mobile operator in Jordan. A new market entrant, which will be owned in part by the government and France Telecom, is expected to start operations in the third quarter of 2000. In addition, Fastlink indirectly competes with the government-owned long distance and wireline provider.


    Fastlink competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.


    LICENSES.  Fastlink's license is described in the table below:

                                                                 LICENSED
FREQUENCY                            SPECTRUM        TERM       TERRITORY    NETWORK TECHNOLOGY
---------                            --------        ----       ---------    ------------------
900 MHz..........................    2 X 10 MHz   1994 - 2009   Nationwide          GSM


    Fastlink's license requires adherence to various conditions, including network build-out requirements and quality standards. We expect this license to be renewed upon expiration without payment of material additional fees.

  AZERBAIJAN


    Our operating company in Azerbaijan is Bakcell II, which operates under the name Bakcell. Bakcell initiated wireless service in 1994 and operates in selected areas of Azerbaijan, including the capital city of Baku. As of December 31, 1999, Bakcell had approximately 14,000 subscribers. In 1999, its subscriber base decreased as a result of switch problems related to the launch of its GSM network and interconnection problems, both of which have since been resolved. Bakcell offers the following services:


    - postpaid wireless;

    - prepaid wireless;

    - calling party pays billing;

    - national roaming;

    - international roaming;

    - value-added services, including three-party conference calling, call barring, call waiting and transfer, voice mail, caller identification, text messaging, fax, information services and detailed billing; and

    - usage limit plans.

    As of December 31, 1999, Bakcell employed approximately 240 people.

    The following table shows several key statistics for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Azerbaijan for 1997, 1998 and 1999:



                                                                                             SIX MONTHS
                                                          YEAR ENDED                           ENDED
                                                         DECEMBER 31,                         JUNE 30,
                                             ------------------------------------      ----------------------
                                               1997          1998          1999          1999          2000
                                               ----          ----          ----          ----          ----
                                                           (DOLLARS IN MILLIONS; POPULATION AND
                                                                SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population..................       7,607         7,630         7,620           N/A           N/A
  Wireless subscribers.................          26            35            14            23            37
  Net revenues.........................       $15.4         $35.9         $ 6.8         $ 2.4         $ 3.3
  Adjusted EBITDA......................         4.7          14.1          (0.8)         (1.5)         (0.7)
  Adjusted EBITDA margin...............        30.3%         39.2%        (12.1)%       (60.9)%       (19.6)%
  Capital expenditures.................         4.0           4.6           0.6           0.7           0.5

Proportionate:
  Licensed population..................       1,864         1,869         1,867           N/A           N/A
  Wireless subscribers.................           6             9             3             6             9
  Net revenues.........................       $ 7.7         $18.0         $ 3.4         $ 1.2         $ 1.2
  Adjusted EBITDA......................         2.3           7.0          (0.4)         (0.7)         (0.2)
  Capital expenditures.................         1.0           1.1           0.1           0.3           0.2

Wireless penetration (all carriers)....         0.4%          1.1%          2.8%          N/A           N/A
Real GDP growth........................         5.8%         10.0%          7.4%          N/A           N/A



    In the above table, net revenues and adjusted EBITDA represent the results of the business activities of the holding company GTIB, which purchases cellular infrastructure and handsets and sells this equipment to Bakcell and provides management services to Bakcell for a fee. Except for the six months ended
June 30, 2000, GTIB did not own a majority of Bakcell. Therefore, GTIB's results of operations, except for the six months ended June 30, 2000, do not reflect the revenue and adjusted EBITDA generated from Bakcell's wireless services. Subsequent to December 31, 1999, GTIB acquired an additional 26% ownership in Bakcell. GTIB began to consolidate the financial results of Bakcell in the second quarter of 2000.



    OWNERSHIP. We acquired our ownership interest in Bakcell in 1997. We currently have a 25.0% economic ownership interest in Bakcell through our 33.3% interest in GTIB 1996, Ltd., or GTIB, a British Virgin Islands holding company that owns 75.0% of Bakcell. Other shareholders in GTIB are Havacom N.V. and Alfa Telcom N.V. The Azeri Ministry of Communications owns the remaining 25.0% of Bakcell.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint two of the six members of GTIB's board of directors. At this time, the chairman of the board of GTIB is our employee. GTIB, in turn, appoints three individuals to serve on Bakcell's four-member board of directors. We currently occupy one Bakcell board seat. We are also consulted in the selection of many of the key operating executives of Bakcell. The shareholders of GTIB possess joint control over the business plan, capital expenditures and strategic direction of Bakcell. In addition to actively participating on these boards of directors, we have an operations manager who is responsible for day-to-day interaction with Bakcell's management. We also contribute substantial technical and managerial knowledge to help Bakcell optimize its network and manage its business. For example, we facilitated the visit of Bakcell engineers to Fastlink and Omnitel in order to learn about roaming services, pricing, clearing houses and operator account settlements prior to Bakcell launching its GSM service. For more information regarding our managerial and operational control over GTIB and our rights as a shareholder of GTIB, see "Our Relationships with Our Operating Companies--Azerbaijan" on page 193.


    MARKET DEMOGRAPHICS.  Azerbaijan has a population of approximately
7.6 million people, all of whom are covered by Bakcell's license. Azerbaijan's GDP for 1999 was approximately $4.8 billion, or $630 per person. At
December 31, 1999 Azerbaijan's wireline penetration was approximately 9.2%, and wireless penetration was approximately 2.8%. We believe Azerbaijan represents an attractive market opportunity in part because its large oil and gas resources are attracting significant foreign investment.


    NETWORK OVERVIEW. Bakcell offers digital GSM and analog cellular services. At December 31, 1999, Bakcell's nationwide network consisted of over 85 digital cell sites, one digital switch, over 35 analog cell sites and one analog switch. Its digital switching platform has been upgraded to address the switch issues encountered in 1999.


    SALES AND MARKETING. Bakcell's marketing strategy is to target all market segments. Bakcell has placed a special emphasis on building a new prepaid brand to increase sales in the consumer market and expanding distribution through agreements with new dealers. In 1999, dealers and a direct sales force accounted for a significant portion of its sales, while the remainder were made through its own stores.

    COMPETITION. Bakcell's only competitor is Azercell Telekom B.M., which also is owned, in part, by the Ministry of Communications, a Bakcell shareholder. Bakcell's competitor currently offers similar services to those it provides. In addition, Bakcell indirectly competes with the government-owned long distance and wireline provider.


    Bakcell competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.


    LICENSES.  Bakcell's license is described in the table below:


                                                                 LICENSED
FREQUENCY                            SPECTRUM        TERM       TERRITORY    NETWORK TECHNOLOGY
---------                            --------        ----       ---------    ------------------
900 MHz..........................  2 x 20.5 MHz   1996 - 2016   Nationwide       GSM/Analog

    Bakcell's license requires adherence to various conditions, including network build-out requirements and quality standards. We expect this license to be renewed upon expiration without payment of material additional fees.


ASIA PACIFIC OPERATIONS

  HONG KONG


    Our operating company in Hong Kong is Hutchison Telephone Company Ltd., which we refer to as Hutchison Telephone. Hutchison Telephone launched one of the world's first cellular networks in 1985. Hutchison Telephone is a leading wireless communications services provider in Hong Kong, serving approximately
1.4 million wireless subscribers as of December 31, 1999. From 1997 through 1999, Hutchison Telephone's subscriber base grew at a compound annual growth rate of approximately 50.5%.



    Hutchison Telephone has over 15 years of experience as an operator of wireless communications networks. Hutchison Telephone currently manages a dual band GSM/ PCS network and the world's first commercial CDMA network under the widely recognized Orange brand. Hutchison Telephone offers the following services:


    - postpaid wireless;

    - prepaid wireless;

    - international roaming;


    - value-added services, including call waiting, call forwarding, international outgoing call barring, voice mail, caller identification, text messaging, e-mail, fax, information services and detailed billing;


    - usage limit plans; and


    - wireless data service, including mobile banking and financial information services.



    Hutchison Telephone has introduced a wireless data service, referred to as Orangeworld, to provide wireless Internet and mobile commerce on their networks. Later this year, Hutchison Telephone plans to offer a high-speed wireless data service using 2.5G technology on both its CDMA and dual band networks.



    As of December 31, 1999, approximately 1,540 people were dedicated to Hutchison Telephone's operations.

    The following table shows several key statistics for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and wireless penetration and real GDP growth in Hong Kong for 1997, 1998 and 1999:



                                                                                        SIX MONTHS
                                                     YEAR ENDED                           ENDED
                                                    DECEMBER 31,                         JUNE 30,
                                        ------------------------------------      ----------------------
                                          1997          1998          1999          1999          2000
                                          ----          ----          ----          ----          ----
                                                      (DOLLARS IN MILLIONS; POPULATION AND
                                                           SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population.............        6,502         6,687         6,840           N/A           N/A
  Wireless subscribers............          597           892         1,353         1,139         1,519
  Net revenues....................       $540.8        $522.7        $524.5        $223.3        $335.5
  Adjusted EBITDA.................         31.9          23.4        (134.5)        (94.5)         30.3
  Adjusted EBITDA margin..........          5.9%          4.5%        (25.6)%       (42.3)%         9.0%
  Capital expenditures............        198.7          67.4         100.5          14.5          33.1

Proportionate:
  Licensed population.............        1,951         2,006         1,717           N/A           N/A
  Wireless subscribers............          179           268           340           342           381
  Net revenues....................       $162.2        $156.8        $151.6        $ 67.0        $ 84.2
  Adjusted EBITDA.................          9.6           7.0         (38.9)        (28.4)          7.6
  Capital expenditures............         59.6          20.2          29.1           4.3           8.3

Wireless penetration (all
  carriers).......................         30.6%         40.9%         54.9%          N/A           N/A
Real GDP growth...................          5.0%         (5.1)%         2.9%          N/A           N/A



    OWNERSHIP. We formed our Hutchison Telephone joint venture in 1984. We own 25.1% of the outstanding common stock of Hutchison Telephone. Hutchison
Whampoa Ltd., a leading Hong Kong conglomerate, holds 55.9% of the outstanding common stock of Hutchison Telephone. In addition, NTT DoCoMo, Japan's largest wireless communications service provider by market share, has recently purchased HTCL Holdings Limited, formerly known as Distacom Radio Telephone Company Limited, which owns 19.0% of the outstanding common stock of Hutchison Telephone.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint two of the seven members of Hutchison Telephone's board of directors. In addition, we have an operations manager who is responsible for day-to-day interaction with Hutchison Telephone's management. Some significant corporate actions, including the appointment of senior management and the approval of annual business plans and capital expenditures, must be approved unanimously by the shareholders. We also contribute substantial technical and managerial knowledge to help Hutchison Telephone to optimize its network and manage its business. For more information regarding our operational and managerial influence over Hutchison Telephone and our rights as a shareholder of Hutchison Telephone, see "Our Relationships with Our Operating Companies--Hong Kong" on page 194.



    MARKET DEMOGRAPHICS.  Hong Kong has a population of approximately
6.8 million people, all of whom are covered by Hutchison Telephone's licenses. Hong Kong is one of Asia's largest economies relative to the size of its population with a 1999 GDP of $158.6 billion, or approximately $23,179 per person. At December 31, 1999, wireline penetration in Hong Kong was approximately 56.7% and wireless penetration was approximately 54.9%.



    NETWORK OVERVIEW. Hutchison Telephone's original analog networks were transitioned to GSM and CDMA digital networks in 1995. Its dual band GSM/PCS network is highly concentrated, with its busiest one square kilometer area containing 58 radio base stations. As of December 31, 1999, Hutchison Telephone had 871 cell site locations and 15 switches.



    SALES AND MARKETING. Postpaid plans currently dominate the Hong Kong wireless telecommunications market. Hutchison Telephone's dualband GSM/PCS network targets business and quality-conscious subscribers under the Orange brand. Hutchison Telephone has also repositioned its CDMA network under the Orange brand to portray a clear, unified image of its service offerings in order to meet the needs of mass market and leisure subscribers. Hutchison Telephone markets its products and services through Hutchison Whampoa's exclusive retail shops, electronics stores and drug stores. Hutchison Telephone also markets its products and services through a direct sales force, independent dealers and franchisees. In addition, Hutchison Telephone plans to exploit the Internet as a means of expanding its sales and distribution channels, which we expect will reduce costs and attract a younger segment of the market. At December 31, 1999, Hutchison Telephone had a direct sales force of approximately 160 people and approximately 280 additional points of distribution.



    We believe that Hutchison Telephone's introduction of high-speed wireless data service using 2.5G technology represents a key opportunity to grow its mobile subscriber base and increase profitability. Hutchison Telephone is using the experience of its newest shareholder, NTT DoCoMo, the leading provider of specialized wireless data services in Japan, in providing high-speed wireless data service to Hong Kong residents. This high-speed wireless data service allows Hutchison Telephone to augment its current data service capabilities by providing a broad range of content and mobile commerce offerings. We believe Hutchison Telephone's strong market position, well known Orange brand and reputation for high-quality service position it well to market these new lines of business to its subscribers.



    COMPETITION. Hutchison Telephone competes with five other digital mobile operators who are licensed to provide wireless communications services. These five operators are Pacific Century Cyberworks HKT Limited, SmarTone Telecommunications Holdings Limited, Peoples Telephone Company Limited, New World Telephone Limited and SUNDAY Communications Limited. Many of these wireless communications providers are affiliated with international telecommunications companies. These competitors currently offer, or are expected to offer, similar services to those Hutchison Telephone provides. In addition, Hutchison Telephone competes indirectly with mobile radio, long distance and wireline providers.



    Hutchison Telephone competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.



    LICENSES. Hutchison Telephone holds the various licenses described in the table below:



                                                            LICENSED
FREQUENCY                       SPECTRUM        TERM        TERRITORY      NETWORK TECHNOLOGY
---------                       --------        ----        ---------      ------------------
1800 MHz.....................   2 x 10 MHz   1996 - 2006    Hong Kong             GSM
900 MHz......................  2 x 7.5 MHz   1992 - 2002    Hong Kong             GSM
800 MHz......................  2 x 7.5 MHz   1992 - 2002    Hong Kong            CDMA



    All of the licenses require adherence to various conditions, including network build-out requirements and quality standards. We expect these licenses to be renewed upon expiration without payment of material additional fees. The Hong Kong government is expected to decide how to award its 3G licenses by the end of 2000. We believe Hutchison Telephone will pursue one of these licenses in order to maintain its technologically advanced service offerings.


  PAKISTAN

    Our operating company in Pakistan is Pakistan Mobile Communications (Pvt) Limited, which operates under the name Mobilink. Mobilink has a national license for GSM services. As of December 31, 1999, its network coverage extended across 14 cities with a 1998 population of approximately 24.3 million inhabitants, including the three major population centers of Karachi, Lahore and Islamabad/Rawalpindi. Mobilink, which initiated operations in 1994, had approximately 94,000 subscribers as of December 31, 1999. Mobilink offers the following:

    - postpaid wireless;

    - prepaid wireless;

    - international roaming;

    - value-added services, including call barring, call waiting and transfer, voice mail, caller identification, text messaging, e-mail, fax, information services and detailed billing; and

    - usage limit plans.

    At December 31, 1999, Mobilink employed approximately 560 people.


    The following table shows several key statistics for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000, and nationwide wireless penetration and real GDP growth in Pakistan for 1997, 1998 and 1999:



                                                                              SIX MONTHS
                                                                                ENDED
                                    YEAR ENDED DECEMBER 31,                    JUNE 30,
                              ------------------------------------      ----------------------
                                1997          1998          1999          1999          2000
                                ----          ----          ----          ----          ----
                                            (DOLLARS IN MILLIONS; POPULATION AND
                                                 SUBSCRIBERS IN THOUSANDS)
Total operating company:
  Licensed population.......   138,160       141,900       145,750         N/A            N/A
  Wireless subscribers......        53            87            94          90            110
  Net revenues..............  $   15.9      $   30.5      $   34.9       $16.0         $ 22.5
  Adjusted EBITDA...........       3.1          13.1          14.6         6.2           10.4
  Adjusted EBITDA margin....      19.2%         43.0%         41.7%       39.1%          46.0%
  Capital expenditures......      21.9          33.8          16.7        10.1           12.0

Proportionate:
  Licensed population.......    41,448        42,570        43,725         N/A            N/A
  Wireless subscribers......        16            26            28          27             33
  Net revenues..............  $    9.2      $    9.2      $   10.5       $ 4.8         $  6.8
  Adjusted EBITDA...........       1.8           3.9           4.4         1.9            3.1
  Capital expenditures......      12.6          10.1           5.0         3.0            3.6

Wireless penetration (all
  carriers).................       0.1%          0.2%          0.2%        N/A            N/A
Real GDP growth.............       1.2%          3.3%          3.9%        N/A            N/A



    OWNERSHIP. We formed our Mobilink joint venture in 1992. We currently own 30.0% of the outstanding common stock of Mobilink. International Wireless Communications Pakistan Ltd., a holding company in which Orascom owns a controlling interest, owns 58.7% of the outstanding common stock. Rayshield, an entity which is wholly owned by Saif Telecom, owns 11.3% of Mobilink's outstanding common stock.



    OUR OPERATIONAL AND MANAGERIAL INFLUENCE. We appoint three of the ten members of Mobilink's board of directors. Our operations manager serves on the three-member executive committee of the board of directors. In addition, our employees have served as Mobilink's general manager and chief financial officer, and we continue to play an influential role in selecting its general manager. We possess joint control over the business plan, capital expenditures and the strategic direction of Mobilink. In addition to actively participating on its board of directors, we have an operations manager who is responsible for day-to-day interaction with Mobilink's management. We also contribute substantial technical and managerial knowledge to help Mobilink optimize its network and manage its business. For example, we facilitated the visit of Mobilink executives to Egypt to gain knowledge of distribution channels, branding and reward programs, and prepaid service, each of which have subsequently been implemented by Mobilink in Pakistan. For more information regarding our operational and managerial influence over Mobilink and our rights as a shareholder of Mobilink, see "Our Relationships with Our Operating Companies--Pakistan" on page 196.


    MARKET DEMOGRAPHICS.  Pakistan has a total population of approximately
145.8 million people. Mobilink has a nationwide license, however, it has only built out its network to cover the major economic centers. Pakistan's GDP for 1999 was approximately $65.2 billion, or $486 per person. At December 31, 1999, Pakistan's wireline penetration was approximately 2.2%, and wireless penetration was approximately 0.2%.


    NETWORK OVERVIEW. Mobilink offers digital cellular services using GSM 900 technology. At December 31, 1999, Mobilink's network consisted of 132 cell sites and two switches.



    SALES AND MARKETING. Mobilink offers a range of postpaid pricing plans that primarily appeal to high end users especially business users. Prepaid service was launched by Mobilink in May 2000, which we believe will appeal to a wider number of potential subscribers, particularly those who are cost conscious. Mobilink distributes its products and services through direct distributors, dealers and various other retail outlets. Mobilink introduced short messaging service in July 2000 and in the future plans to provide Internet service. Calling party pays has been approved by the Pakistani government and is expected to be implemented by the end of 2000.


    COMPETITION. Mobilink competes with a variety of telecommunications providers, many of which are also affiliated with international telecommunications companies. Mobilink's two principal competitors, both of which are restricted to analog technologies under their licenses, are Paktel Limited, which is owned by Cable & Wireless, and Instaphone, of which Millicom is a large shareholder. PTML, a company wholly owned by Pakistan's fixed wireline provider, is expected to enter the market as a GSM operator in 2001. PTML is expected to offer similar services to those provided by Mobilink. In addition, Mobilink competes indirectly with long distance providers and wireline providers.


    Mobilink competes on the basis of network coverage, call quality, customer service, roaming ability and pricing packages designed for specific market segments.


    LICENSES.  Mobilink's license is described in the table below:

                                                                 LICENSED
FREQUENCY                            SPECTRUM        TERM       TERRITORY    NETWORK TECHNOLOGY
---------                            --------        ----       ---------    ------------------
900 MHz...........................  2 x 10 MHz    1994 - 2007   Nationwide          GSM


    Mobilink's license requires adherence to various conditions, including network build-out requirements and quality standards. Although renewal is at the discretion of the Pakistan Telecommunication Authority, we expect this license to be renewed upon expiration without payment of material additional fees.


COMPLEMENTARY BUSINESSES

  WIRELESS DISTRIBUTION SERVICE

    Wireless Distribution Service, or WDS, which is operated through our wholly owned subsidiary in Israel, is responsible for the sale, distribution and warranty repair service of Motorola wireless handsets and accessories in Israel. WDS started operations in 1986 as a wholly owned distribution arm for Motorola handset sales in Israel and is the supplier to wireless operators Pelephone, Cellcom and Partner, and other dealers in Israel.


    As of December 31, 1999, WDS employed 23 people. In addition, WDS has used a number of independent contractors, some of whom we expect to hire on a full-time basis shortly after the time of the offering.



    The following table shows several key statistics for WDS's operations for the three years ended December 31, 1999 and for the six months ended June 30, 1999 and 2000:



                                                                                          SIX MONTHS
                                                       YEAR ENDED                           ENDED
                                                      DECEMBER 31,                         JUNE 30,
                                          ------------------------------------      ----------------------
                                            1997          1998          1999          1999          2000
                                            ----          ----          ----          ----          ----
                                                               (DOLLARS IN MILLIONS)
Net revenues........................       $94.4         $129.0        $224.1        $134.4        $82.2
Adjusted EBITDA.....................         4.1            9.4          10.6           5.0          2.7
Adjusted EBITDA margin..............         4.4%           7.3%          4.7%          3.7%         3.3%



    Adjusted EBITDA includes general and administrative costs associated with support of our Israeli wholly owned subsidiary but unrelated to the operations of WDS.


    As one of our business units, WDS will be an independent distributor for Motorola.


    MARKET DEMOGRAPHICS. At December 31, 1999, Israel had a population of approximately 6.1 million people and a 1999 GDP of $98.9 billion, or approximately $16,147 per person. At December 31, 1999, wireline penetration was 47.0% and wireless penetration was 44.1%. We believe that based on our estimates of subscriber market growth and handset replacements, the size of the Israeli market for handsets in 1998 and 1999 was approximately 900,000 and 1,750,000 units sold, respectively. The reasons for this increase in market size was the first full year of operation for Partner, the continued migration of Pelephone subscribers from narrowband analog to CDMA networks, and Cellcom upgrading its subscribers' handsets.

    OPERATIONS. The WDS employees have expertise in the cellular phone distribution business, and the WDS business is expected to be an important strategic asset for Propel. We plan to use that expertise to improve the terms under which our operating companies will purchase cellular phones. For example, we expect key employees from the WDS distribution business to negotiate and administer global pricing agreements with Motorola and other cellular phone manufacturers. We believe that this will provide an important benefit to our operating companies. For more information regarding WDS's agreement with Motorola, see "Our Relationship with Motorola--Wireless Products Distribution Agreement and Service Agreement" on page 177.


    WDS has distributed Motorola wireless handset products in Israel for 14 years. Under the terms of the Wireless Products Distribution Agreement, WDS is permited to sell only Motorola handsets in Israel. WDS has separate account managers for each of the cellular operators in Israel.


    COMPETITION. In Israel, Nokia's distributor, Eurocom, is WDS's major competitor for TDMA and GSM handsets while Samsung's distributor, Suny Electronics, is the major competitor for CDMA handsets. WDS competes on the basis of price, handset design and features, handset quality and customer service.


  KOREA TELECOM FREETEL


    Korea Telecom Freetel is a publicly traded company on the South Korean KOSDAQ stock exchange, under the symbol "32390." We own 1.9%, or 2,719,428 shares, of Korea Telecom Freetel, a wireless operator in Korea. As of September 14, 2000, the closing price of Korea Telecom Freetel's shares was $43.69, assuming an exchange rate of 1,113.43 Korean won to the U.S. dollar, and the market value of our holdings was approximately $118.8 million.


  ZEPHYR TELECOMMUNICATIONS

    We currently hold a 16.8% fully diluted equity interest in Zephyr Telecommunications, Inc. Zephyr is in the business of establishing and operating an international voice and data Internet Protocol, or IP, based communications platform. This platform provides a variety of IP-based telecommunications services, including domestic and international IP-based telecommunications, broadband Internet access and Web hosting within and between selected markets and the rest of the world, particularly the United States. Zephyr's service area currently includes Poland, the Czech Republic, Ukraine, Russia and South Korea.


    Unlike many of its competitors, Zephyr does not use the Internet for its IP-based telecommunication but provides its services through the following:


    - leased high-bandwidth circuits between key country locations;

    - company-owned, installed and operated IP-based switching and interconnection facilities;

    - local interconnection, co-location and termination agreements with telephone companies, cable companies and wireless operating companies; and


    - outsourced operations support systems that provide network management, billing and customer care functions.

Using this network allows Zephyr to exercise greater control over call quality and security, and results in competitive cost advantages.

    At December 31, 1999, Zephyr maintained a staff of 17 people in the United States. Zephyr conducts its business through joint ventures in each country in which it operates. Its joint ventures perform local sales, operations, billing and collections functions.


    Zephyr's primary customers are long distance carriers and large businesses. Because no special terminals, dialing procedures or access codes are required to use Zephyr's service, Zephyr's IP telecommunications services are transparent to people placing telephone calls. We believe Zephyr will gain a competitive advantage by becoming the first operator of its kind to partner with qualified local telecommunications service providers. This will provide Zephyr with secure network facilities, hosting locations and interconnection agreements with pricing and volume benefits.



    Zephyr, which commenced operations in the third quarter of 1998, generated revenues and adjusted EBITDA of $3.7 million and $(4.8) million, respectively, for the year ended December 31, 1999.


OUR EMPLOYEES


    As of March 31, 2000, we had approximately 75 employees at our headquarters or one of our regional offices. In addition, our consolidated businesses employed approximately 1,775 persons. None of our employees is represented by a labor organization. We believe our relationships with our employees are good.


OUR FACILITIES


    Our principal executive offices are located in Schaumburg, Illinois in approximately 20,000 square feet of office space which we sublease from Motorola. In addition, we have smaller offices located in Boca Raton, Florida; London, England; Tel Aviv, Israel; and Hong Kong, China, each of which is less than 7,000 square feet. Each of these facilities is also leased directly or occupied under a sublease from Motorola. We are working with Motorola to transfer these leases to us as soon as possible. In addition, our consolidated subsidiaries have a number of facilities in northern Mexico and Israel.

LEGAL PROCEEDINGS

    We are not currently party to any legal proceedings, the outcome of which, if determined adversely to us, would have a material adverse effect on our business, financial condition or results of operations. Our operating companies are involved in various legal proceedings arising in the ordinary course of business. While it is not possible to determine the ultimate outcome of these proceedings, we believe the outcomes, both individually and in the aggregate, will not have a material adverse effect on their financial condition or results of operations.


    Movicom Argentina is currently the subject of an investigation by a criminal court relating to customs duties payable in connection with the importation of wireless communications equipment from Motorola. Movicom Argentina has already paid a fine in connection with this matter, for which it was indemnified by Motorola. The investigation is continuing, and there can be no assurance that additional fines or other penalties will not be imposed in connection with this matter.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF PROPEL

    Our board currently consists of four directors. We anticipate that five additional independent directors will be elected to the board shortly following this offering. Set out below is information concerning our directors and executive officers.


NAME                       AGE                           POSITION
----                       ---                           --------
J. Michael Norris......     54      President, Chief Executive Officer and Director
Phoebe A. Wood.........     47      Vice President, Chief Financial Officer and
                                    Director
W. Craig Thomson.......     55      Vice President and Chief Operating Officer
Richard D. Haning......     49      Vice President and Chief Administrative Officer
Michael V. Van Parys...     46      Vice President and Director of Corporate
                                      Development
Robert S. Young........     50      Vice President and Director of Strategy and
                                      Business Development
Michael E. Babka.......     54      Vice President and Director of Human Resources
Thomas P. Holden.......     51      Vice President and General Counsel
Theodore W.
  Schaffner............     54      Director
Richard D. Severns.....     55      Director



    Our board will be divided into three classes serving staggered terms. Directors in each class will be elected to serve for three-year terms and until their successors are elected and qualified. Each year, the directors of one class will stand for election as their term of office expires. Messrs. Norris and Severns will be designated as class I directors, with their initial terms of office expiring at the annual meeting of stockholders in 2001. Mr. Schaffner and Ms. Wood will be designated as class II directors, with their initial terms of office expiring at the annual meeting of stockholders in 2002. The five additional directors that we anticipate appointing to our board will be designated as classes I, II and III, such that each class will have three directors.



    J. MICHAEL NORRIS has served as our President and Chief Executive Officer and as a director since June 2000. Mr. Norris was a senior vice president of Motorola and general manager of Motorola's Network Management Group, the predecessor of Propel, from 1989 to the time of this offering. He had responsibility for Motorola's global cellular service operating joint ventures worldwide, international satellite gateway operations and domestic wireless reseller business. He joined Motorola in 1973 and has held numerous international sales and operations positions for various Motorola businesses. Mr. Norris is a director of Iridium LLC, and he also served on the board of directors of our operating companies in Argentina, Israel, Hong Kong, Mexico, Chile and Uruguay.



    PHOEBE A. WOOD has served as our Vice President and Chief Financial Officer and as a director since August 2000. Prior to joining Propel, Ms. Wood was vice president, finance, planning and control for ARCO Alaska, Inc. from January 1996. From March 1995 to January 1996, Ms. Wood served as vice president, business development, for Vastar Resources, Inc., then a subsidiary of Atlantic Richfield. She was vice president, finance, planning and control for ARCO British Ltd. from October 1990 to March 1995.



    W. CRAIG THOMSON has served as our Vice President and Chief Operating Officer since June 2000. Mr. Thomson was a vice president of Motorola and general manager of Motorola's Network Communications Division from July 1999 to the time of this offering. He joined Motorola in May 1997 as managing director, operations for the Europe, Middle East and Africa region of Network Communications Division. He became managing director of the Europe, Middle East and Africa region in December 1997 and was promoted to vice president in August 1998. Before joining Motorola, Mr. Thomson was senior vice president of Galileo International and managing director of Galileo's operations in Europe, the Middle East and Africa. Mr. Thomson serves on the board of directors of Propel's operating company in, Israel and our holding company in Jordan.



    RICHARD D. HANING has served as our Vice President and Chief Administrative Officer since August 2000. Prior to serving as our Chief Administrative Officer, Mr. Haning was our Chief Financial Officer from June 2000. Mr. Haning was a senior vice president of Motorola and director of finance for Motorola's Network Management Group from May 1999 to the time of this offering. Mr. Haning became a vice president and director of finance for Motorola's Cellular Subscriber Division in 1990 and also acted as its chief of staff from 1997 to 1999. Since joining Motorola in 1977, Mr. Haning has held numerous other financial positions within Motorola's cellular networks and subscribers businesses. Mr. Haning is a director of Telular Corporation, a participant in the fixed wireless telecommunications market.



    MICHAEL V. VAN PARYS has served as our Vice President and Director of Corporate Development since July 2000. Prior to joining Propel, Mr. Van Parys was a vice president of Motorola and director of corporate development for Motorola from November 1997. From May 1996 to November 1997, Mr. Van Parys served as a vice president and director of strategy and business development for Motorola's Paging Products Group. From March 1995 to May 1996, Mr. Van Parys was a vice president and general manager of Motorola's Paging Products Group, Derivative Technologies Division. From July 1994 to March 1995, he served as vice president and director of International Operations for Motorola's Derivative Technologies Division. From March 1993 to July 1994, Mr. Van Parys was vice president and director of Asia Pacific and North American Operations for Motorola's International Networks Division.


    ROBERT S. YOUNG has served as our Vice President and Director of Strategy and Business Development since June 2000. Mr. Young was a corporate vice president of Motorola and general manager for strategy and business development for Motorola's Network Management Group from 1999 to the time of this offering. From 1997 to

1999, Mr. Young served as vice president and general manager of Motorola's Satellite Ventures Division. He joined Motorola in 1984 and held various positions in corporate strategy, marketing and sales, operations and business development in Motorola's cellular infrastructure systems and wireless network operating businesses. Mr. Young is on the board of directors of HTCL, our operating company in Hong Kong.


    MICHAEL E. BABKA has served as our Vice President and Human Resources Director since June 2000. Mr. Babka was a vice president of Motorola and director of human resources for Motorola's Network Management Group from 1997 to the time of this offering. From 1994 to 1997, Mr. Babka served as director of strategic human resource programs for Motorola. Mr. Babka joined Motorola in 1969 and has held numerous human resources positions.



    THOMAS P. HOLDEN has served as our Vice President and General Counsel since June 2000. Mr. Holden was senior international counsel for Motorola's Network Management Group from 1992 to the time of this offering, where he was involved in all legal matters related to cellular joint ventures and operations worldwide. From 1986 to 1992, Mr. Holden was located in Hong Kong where he served as in-house legal counsel for Motorola's Asia/Pacific operations.
Mr. Holden joined Motorola in 1982 and had responsibility for providing advice to various business units on international legal matters.



    THEODORE W. SCHAFFNER has been one of our directors since June 2000.
Mr. Schaffner has been senior vice president and director of corporate development for Motorola since October 1999. From June 1996 to October 1999,
Mr. Schaffner served as corporate vice president and director of corporate development. From August 1991 to June 1996, he served as vice president, corporate business development, and from October 1989 to August 1991 as director of business development. Mr. Schaffner joined Motorola in 1987.


    RICHARD D. SEVERNS has been one of our directors since June 2000.
Mr. Severns has served as senior vice president and director of finance for the Communications Enterprise of Motorola since July 1998. From 1991 to July 1998, he served as senior vice president, director of finance and general manager of Motorola's Network Services and Strategy Group for the Land Mobile Products Sector. Mr. Severns joined Motorola in 1971 as a senior auditor. Mr. Severns is a director of Iridium LLC and Next Level Communications.

COMMITTEES OF THE BOARD OF DIRECTORS

    We intend to have two standing committees of our board of directors, an audit committee and a compensation committee. The audit committee will select the independent public accountants to audit our annual financial statements and will establish the scope of, and oversee, the annual audit of our financial statements. The compensation committee will determine the compensation for our employee directors and, after receiving and considering the recommendation of our chief executive officer, all our officers and any other employee that the compensation committee may designate from time to time and will approve and administer employee benefit plans.

    The audit committee and the compensation committee will each consist of three directors who meet all requirements imposed by SEC rules and regulations or rules and regulations of any exchange or trading system on which our securities are listed or quoted. The compensation committee will be composed of persons at least a majority of whom will be "non-employee directors," as that term is defined in Rule 16b-3 under the Exchange Act, and "outside directors," as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

    Our board may establish other committees from time to time to facilitate the management of our business and affairs.

COMPENSATION COMMITTEE INTERLOCKS

    We currently do not have a compensation committee. The historical compensation arrangements for our executive officers were established by Motorola's senior management in accordance with Motorola's compensation policies, as established by its board of directors. Following this offering, any changes in the compensation arrangements of our executive officers will be determined by the compensation committee of our board of directors that we intend to form promptly following the election of our additional five independent directors.

COMPENSATION OF DIRECTORS

    Directors who are also our employees or employees of Motorola receive no compensation for serving as directors or committee members. Our non-employee directors' compensation will consist of a cash retainer and stock options. Our non-employee directors, other than our chairman, will each receive a one-time award of $100,000 in stock options, and will receive annual compensation of $35,000 cash and $100,000 in stock options. The non-employee chairman of our board will receive a one-time award of $300,000 in stock options and will receive annual compensation of $50,000 cash and $300,000 in stock options. The non-employee directors will also receive fees of $3,000 per year for serving as a chairperson of a board committee, $1,000 for each committee meeting and $1,500 for each board meeting. The non-employee directors may elect to receive all or a part of their cash compensation in the form of stock options. The value of the stock options granted to our directors will be calculated using the Black-Scholes valuation methodology as of the date of the grant.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


    All of our stock is currently owned by Motorola, so none of our officers or directors currently owns any shares of our common stock. Effective as of the closing of this offering, all of our employees will be granted founders' grant options exercisable at the initial public offering price to purchase shares of our common stock, which will vest as described below. In addition, some of our employees will be granted restricted stock awards. For a description of these option grants and restricted stock awards, see "--Incentive Plan" on page 161. Motorola's vested stock options held by our employees, including those reflected in the tables set forth in the "--Grants of Stock Options" and "--Exercises of Stock Options," will be eligible to be converted into comparable stock options under our incentive plans at the time that Motorola owns less than 50% of our common stock. For a description of the terms of these substitute stock options, see "--Incentive Plan--Substitute Awards" on page 162.



    The following table sets forth the number of shares of Motorola's common stock beneficially owned as of June 30, 2000 by each of our directors, the executive officers named in the Summary Compensation Table below and all our directors and executive officers as a group. The shares listed in this table reflect the three-for-one stock split of Motorola common stock on June 1, 2000.



                                                      SHARES UNDER    TOTAL SHARES
                                                       EXERCISABLE    BENEFICIALLY
                                  SHARES OWNED (1)     OPTIONS (2)     OWNED (3)
                                  ----------------     -----------     ---------
DIRECTORS AND EXECUTIVE
  OFFICERS:
J. Michael Norris...............           --             32,721       37,791
Phoebe A. Wood..................           --                 --           --
W. Craig Thomson................           --             24,450       24,450
Richard D. Haning (4)...........       19,287             27,840       48,228
Michael V. Van Parys............           --              2,200        2,536
Robert S. Young.................           --             53,676       53,928
Theodore W. Schaffner(5)........       27,402            104,900      133,502
Richard D. Severns (6)..........       16,456            250,950      289,993
All directors and executive
  officers of Propel as a group
  (Ten persons).................       66,082            527,337      632,628


---------------------

(1) Except as otherwise noted, includes shares over which the person currently holds or shares voting and/or investment power but excludes interests, if any, in shares held in the Motorola, Inc. 401(k) Profit Sharing Plan and the shares listed under "Shares Under Exercisable Options."


(2) Includes shares under options exercisable on June 30, 2000 and options which become exercisable within 60 days thereafter.



(3) These figures include the shares listed under "Shares Under Exercisable Options" and interests, if any, in shares held in Motorola's profit sharing plan, which is subject to some investment restrictions for: Mr. Norris (5,070), Mr. Haning (1,101), Mr. Young (252), Mr. Van Parys (336) and
    Mr. Severns (6,387). All Propel directors and executive officers as a group own less than 1% of Motorola's outstanding common stock.

(4) Data for Mr. Haning include 17,814 shares owned in trust with his spouse and 630 shares owned in minor accounts of 210 shares for each of his three children.

(5) Data for Mr. Schaffner include 1,200 shares owned in minor trust accounts of 300 shares for each of his two daughters, with his wife as trustee, for which he disclaims beneficial ownership.

(6) Data for Mr. Severns include 5,100 shares owned in trust. In addition, Mr. Severns disclaims beneficial ownership of 16,200 shares held in his spouse's trust which are included for him under "Total Shares Beneficially Owned."

EXECUTIVE COMPENSATION

    The following table sets forth compensation information for our chief executive officer and the four other executive officers of Propel who, based on employment with Motorola and its subsidiaries, were our most highly compensated officers for the year ended December 31, 1999. All information contained in this table reflects compensation earned by the named individuals for services with Motorola and its subsidiaries.

                           SUMMARY COMPENSATION TABLE


                                                                          LONG TERM
                                       ANNUAL COMPENSATION(1)           COMPENSATION
                                -------------------------------------   -------------
                                                                         SECURITIES       ALL OTHER
NAME AND PRINCIPAL                                                       UNDERLYING     COMPENSATION
POSITION                          YEAR     SALARY($)(2)   BONUS($)(3)   OPTIONS(#)(4)     ($)(5)(6)
------------------------------  --------   ------------   -----------   -------------     ---------
J. Michael Norris.............    1999       385,000        315,000        105,000            4,338
President, Chief Executive
  Officer and Director

W. Craig Thomson (7)..........    1999       307,099        161,819         27,000               --
Vice President and Chief
  Operating Officer

Richard D. Haning.............    1999       290,200        215,000         27,000            4,005
Vice President and Chief
  Administrative Officer

Michael V. Van Parys..........    1999       193,969        105,000         16,500            3,424
Vice President and Director of
  Corporate Development

Robert S. Young...............    1999       256,500        185,000         30,000            3,896
Vice President


------------------------

(1) The aggregate amount of perquisites and other personal benefits, securities or property, given to each named executive officer valued on the basis of aggregate incremental cost to Motorola, was less than either $50,000 or 10% of the total of annual salary and bonus for that executive officer during 1999.

(2) Includes amounts deferred pursuant to salary reduction arrangements under the Motorola profit sharing plan for 1999.


(3) These amounts were earned in 1999 under the Motorola executive incentive plan for performance during that year. Mr. Thomson's bonus figures also include an annual holiday bonus of $11,819.


(4) Options granted for 1999 were at the fair market value at the time of the grant. These options were granted on January 31, 2000 relating to performance during 1999. The options vest and become exercisable over four years. The number of options listed reflect the three-for-one Motorola stock split on June 1, 2000.

(5) These figures for 1999 include the following amounts for the premiums paid under the term life portion of the split-dollar life insurance for:
    Mr. Norris ($964), Mr. Haning ($581) and Mr. Young ($472).

(6) These figures include the following contributions made by Motorola to the profit sharing plan for 1999 for: Mr. Norris ($3,424), Mr. Haning ($3,424), Mr. Young ($3,424) and Mr. Van Parys ($3,424).



(7) W. Craig Thompson is compensated in British pounds. To calculate his compensation in U.S. dollars a currency exchange rate at December 31, 1999 of L1.00=$0.618694 has been used.


STOCK OPTION GRANTS IN 1999


    The following table shows all individual grants of options to acquire shares of Motorola common stock granted to the executive officers named in the above Summary Compensation Table under Motorola's incentive plan for the year ended December 31, 1999. Options were granted on January 31, 2000 relating to performance during 1999.



                                                                                        POTENTIAL REALIZABLE
                                                                                              VALUE AT
                                                                                           ASSUMED ANNUAL
                            NUMBER OF        % OF TOTAL                                    RATES OF STOCK
                            SECURITIES        OPTIONS                                    PRICE APPRECIATION
                            UNDERLYING       GRANTED TO    EXERCISE OR                    FOR OPTION TERM
                         OPTIONS GRANTED     EMPLOYEES      BASE PRICE    EXPIRATION   ----------------------
NAME                     (# OF SHARES)(1)     IN 1999      ($/SHARE)(2)    DATE(3)     5%($)(4)    10%($)(4)
----                     ----------------   ------------   ------------   ----------   --------    ---------
J. Michael Norris......      105,000            *             $43.84       1/31/15     3,452,663   6,905,325
W. Craig Thomson.......       27,000            *             $43.84       1/31/15      887,828    1,775,655
Richard D. Haning......       27,000            *             $43.84       1/31/15      887,828    1,775,655
Michael V. Van Parys...       16,500            *             $43.84       1/31/15      542,396    1,084,793
Robert S. Young........       30,000            *             $43.84       1/31/15      986,475    1,972,950


--------------------------

*   Less than one percent.


(1) These are options granted under Motorola's 1998 incentive plan to acquire shares of Motorola's common stock. These options were granted at fair market value at the time of the grant, and carry with them the right to elect to have shares withheld upon exercise and/or to deliver previously-acquired shares of Motorola's common stock to satisfy tax withholding requirements. The options vest and become exercisable over four years. The number of options listed reflect the three-for-one stock split of Motorola common stock on June 1, 2000.


(2) The exercise price of these options was originally $131.53; $43.84 reflects the exercise price after the three-for-one stock split of Motorola common stock on June 1, 2000.


(3) The option term is 15 years from the date of grant. Options could expire earlier in certain circumstances. These Motorola options are subject to the following terms when Motorola owns less than 50% of our common stock:
    (a) all unvested Motorola options will expire immediately; (b) at the election of the holder, vested Motorola options can be exchanged for options to acquire shares of our common stock; and (c) vested Motorola options that are not exchanged for Propel stock options can continue to be exercised to acquire Motorola common stock for twelve months. For a description of this conversion, see "--Incentive Plan--Substitute Awards" on page 162.



(4) These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of Motorola's stock price over the entire 15-year life of these options. This equates to an increase in stock price of 108% and 318%, respectively. These assumed rates of growth are selected by the SEC for illustration purposes only and are not intended to predict future stock prices, which will depend upon market conditions and Motorola's future performance. This calculation does not take into account any taxes or other expenses which might be owed.

AGGREGATED OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES

    The following table shows aggregate exercises of options to purchase Motorola common stock in the year ended December 31, 1999 by the executive officers named in the Summary Compensation Table. The shares listed in this table reflect the three-for-one stock split of Motorola common stock on June 1, 2000.


                                                              NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED        IN-THE-MONEY (3) OPTIONS AT
                       SHARES ACQUIRED       VALUE         OPTIONS AT END OF 1999 (2)           END OF 1999 ($)(4)
                         ON EXERCISE       REALIZED      ------------------------------   ------------------------------
NAME                    (# OF SHARES)       ($)(1)       EXERCISABLE   UNEXERCISABLE(5)   EXERCISABLE   UNEXERCISABLE(5)
----                    -------------       ------       -----------   ----------------   -----------   ----------------
J. Michael Norris....      81,000         $  987,260         32,721        188,199        $1,606,056       $9,237,434

W. Craig Thomson.....          --                 --         24,450         41,700         1,200,088        2,046,775

Richard D. Haning....      62,940          1,283,759         27,840         27,000         1,366,480        1,325,250

Michael V.
  Van Parys..........      53,302            626,736          2,200         31,298           107,983        1,536,210

Robert S. Young......       6,000            171,280         53,676         54,999         2,634,597        2,699,534


--------------------------

(1) The "value realized" represents the difference between the base, or exercise, price of the option shares and the market price of the option shares on the date the option was exercised. The value realized was determined without considering any taxes which may have been owed.


(2) The option term is either 10 years or 15 years from the date of grant depending on the terms of the Motorola stock option plan under which they were granted. Options could expire earlier in certain circumstances. All Motorola options held by Propel employees are subject to the following terms when Motorola owns less than 50% of our common stock: (a) all unvested Motorola options will expire immediately; (b) at the election of the holder, vested Motorola options can be exchanged for options to acquire shares of our common stock; and (c) vested Motorola options that are not exchanged for Propel stock options can continue to be exercised to acquire Motorola common stock for up to 12 months depending on the terms of the Motorola stock option plan under which they were granted. For a description of this conversion, see "--Incentive Plan--Substitute Awards" on page 162.


(3) "In-the-money" options are options whose base, or exercise, price was less than the market price of Motorola common stock at December 31, 1999.

(4) Assuming a stock price of $49 1/12 per share, which reflects the closing price of $147.25 per share of Motorola common stock reported for the New York Stock Exchange--Composite Transactions on December 31, 1999, as adjusted for the three-for-one stock split on June 1, 2000.

(5) Includes options granted on January 31, 2000 relating to performance during 1999.

RETIREMENT PLANS


    The Motorola, Inc. Pension Plan may provide pension benefits to our employees in the future. Most regular U.S. employees who have completed one year of employment with Motorola or some of its subsidiaries are eligible to participate in the pension plan. Motorola employees ordinarily become vested after five years of service. However, our employees, whether or not they have less than five years of service at the time when Motorola owns less than 80% of our common stock, will become vested at such time.



    The pension plan was amended, effective July 1, 2000, to allow Motorola employees to have the option to remain in the pension plan or select a portable pension plan. Those of our employees who selected the portable pension plan will be eligible to receive a distribution of their benefits when Motorola owns less than 80% of our common stock. Normal retirement under the Motorola pension plan and the portable pension plan is age 65.



    Motorola also maintains a supplementary executive retirement plan for Motorola elected officers, including Mr. Norris, Mr. Haning and Mr. Young. The Motorola supplementary executive retirement plan provides that if the benefit payable annually, computed on a single life annuity basis, to any officer under the pension plan, which is generally based on varying percentages of specified amounts of final average earnings, prorated for service, as described in the Motorola pension plan, is less than the benefit calculated under the supplementary executive retirement plan, that officer will receive supplementary payments upon retirement.



    Generally, the total annual payments to such officer from both plans will aggregate a percentage of the sum of such officer's rate of salary at retirement plus an amount equal to the highest average of the Motorola executive incentive plan awards paid to such officer for any five years within the last eight years preceding retirement. Such percentage ranges from 40% to 45%, depending upon such officer's years of service and other factors. However, the total annual pension payable on the basis of a single life annuity to any named executive officer from the Motorola pension plan and supplementary executive retirement plan is subject to a maximum of 70% of that officer's base salary prior to retirement.



    If the officer is vested and retires at or after age 57 but prior to age 60, he or she may elect to receive a deferred unreduced benefit when he or she attains age 60, or an actuarially reduced benefit when that officer retires, contingent upon entering into an agreement not to compete with Motorola. If a change in control of Motorola occurs, the right of each non-vested elected officer to receive supplementary payments will become vested on the date of such change in control.



    Participants in the supplementary executive retirement plan generally become vested in the plan at age 55. At the time of vesting Motorola makes a contribution to the trust for that plan. Contributions for Messrs. Norris, Haning and Young have not been made because they have not vested in this plan. The purpose of that contribution is to enable the trust to make payments of the benefits under the supplementary executive retirement plan due to the participant after retirement. Federal and state tax laws require that the participant include in income the amount of any contribution in the year it was made even though the participant receives no cash in connection with such contribution or any payments from the retirement plan.



    Based on salary levels at December 31, 1999, and the average of the Motorola executive incentive plan awards paid for the highest five years out of the last eight years, for Messrs. Norris, Haning, and Young the estimated annual benefit payable upon retirement at normal retirement age from the pension plan, as supplemented pursuant to the officers' supplementary executive retirement plan described above and a previous retirement income plan, is as follows: Mr. Norris, $337,695, Mr. Haning, $208,639, and Mr. Young, $140,372. In connection with their transfer to Propel, Messrs. Norris, Haning and Young will be forfeiting the right to potential future benefits under the supplementary executive retirement plan and in compensation therefore will receive grants of restricted stock from Propel. See "--Incentive Plan--Restricted Stock Awards" on page 163.


CHANGE IN CONTROL AGREEMENTS

    In connection with the offering, we intend to enter into change in control agreements as described below. These agreements will generally provide monetary compensation and other benefits upon the occurrence of specified triggering events involving a change in control of our business.

    The change in control agreements specify two events which must occur before the change in control provisions are triggered:

    (1) a change in control occurs within four years of this offering; and


    (2) within two years after a change in control, one of the following events occurs:


       (a) the participant's employment is terminated without cause;

       (b) a negative, material change or reduction is made in the participant's duties, authorities or responsibilities;

       (c) the participant is required to materially relocate his or her principal office location;

       (d) the participant's annual aggregate compensation, including benefits is materially decreased; or

       (e) any termination does not follow the notice of termination procedures.

    Change in control is defined as:

    - the acquisition by any person of more than 20% of the combined voting power of our voting stock, other than by us, by an employee benefit plan, or by any corporation owned, directly or indirectly, by our stockholders in the same proportions as their ownership in us;

    - the approval by our stockholders of a definitive agreement to merge, consolidate, sell all or substantially all of our assets, or liquidate; or


    - during any two consecutive year periods, a material change in the majority of our board.


If a participant is part of a purchasing group who consummates the change in control transaction, the transaction is not deemed a change in control event for that participant.

    Each of our executive officers will be entitled to the following benefits if the change in control provisions are triggered for that executive officer:

    - amount equal to three times base salary and three times target incentive award;


    - amount equal to unpaid base salary, accrued vacation pay and earned but not taken vacation pay; and



    - continuation of welfare benefits of health care, life and accidental death and disability insurance for three years.


    Two other senior employees will be entitled to receive two times their base salaries and bonuses, their unpaid base salary, accrued and earned vacation pay, and continuation of health care and other insurance for two years if the change in control provisions are triggered for that employee.

    All of our other employees will be entitled to receive two times their base salaries and bonuses, their unpaid base salary, accrued and earned vacation pay, and continuation of health care and other insurance for two years if they are terminated within a specified period of time after a divestiture of our stock by Motorola, other than through a distribution, in specified circumstances.


    All change in control payments will be subject to all laws and other arrangements regarding the payment of severance so that a terminated employee will receive the greater of the minimum required by law or other guaranteed severance or the applicable change of control payment. Where greater, the change of control payments will be net of any severance obligations we may be obligated to pay.


INCENTIVE PLAN


    We plan to adopt, with the approval of Motorola in its capacity as our sole stockholder, the Propel, Inc. Omnibus Incentive Compensation Plan. Our incentive plan will permit the grant of founder's stock options, substitute awards, incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, performance shares, performance units and cash based awards as described below. Our incentive plan will be administered by our board of directors or such committee to which the board delegates its administrative authority pursuant to the terms of the plan. Our incentive plan provides for accelerated vesting of all awards granted under this plan upon a change in control, as defined above.



    FOUNDERS GRANTS. In connection with the offering, all officers, non-employee directors, excluding our Motorola directors, and employees worldwide will be awarded founders grant options to purchase shares of our common stock. These stock options will vest over four years, with vesting on the anniversary of the grant date as follows: 10% vest on the first anniversary; 20% vest on the second anniversary; 30% vest on the third anniversary; and 40% vest on the fourth anniversary. The exercise price per share of these stock options will be equal to the initial public offering price of our common stock. The options will have a ten-year exercise period.

    A total of about 5,805,556 shares, or 3.7%, of our common stock will be issuable upon the exercise of these options.



    SUBSTITUTE AWARDS. Our employees who hold unvested Motorola options at the time of this offering will be granted shares of our restricted stock at the time of this offering to compensate them for the possibility that their unvested Motorola options will expire prior to the time that they can be exercised or exchanged for Propel options as described below. The number of shares of our restricted stock granted to each employee will be determined by taking the value of these unvested Motorola options at the time of this offering and dividing that number by the initial public offering price of shares of our common stock. The value of the unvested Motorola options will be calculated using a Black-Scholes valuation methodology and based on the price of the Motorola common stock on the offering date, as agreed to by Motorola and Propel. These restricted stock awards will be subject to the same vesting schedule and terms, other than the exercise price, as the unvested Motorola options that these awards are intended to replace.



    Assuming a Motorola share price of $34.44 and an initial public offering price of $18.00, the mid-point of the price range set forth on the cover of this prospectus, a total of about 280,338 shares, or 0.2%, of our common stock will be granted as substitute awards.



    Our employees will continue to hold their vested and unvested Motorola options after the time of this offering on the same terms and conditions under which they were held prior to this offering. At the time Motorola owns less than 50% of our common stock, all our employees holding vested Motorola stock options will have the right to elect to exchange their vested Motorola options for vested Propel stock options using the Financial Accounting Standards Board 90-9 Rule, such that the dollar value of each Propel employee's vested Motorola options equals the dollar value of the substitute vested Propel options and the ratio of the exercise price per Propel option to the fair market value per Propel share equals the ratio of the exercise price per Motorola option to the fair market value per Motorola share. Fair market value means the average high and low price for the applicable common stock on the applicable date. Accordingly, for each grant of unexercised vested Motorola options:



    - the number of exchanged vested Propel options will be calculated by dividing the fair market value of the Motorola common stock on the exchange date by the fair market value of the Propel common stock on the exchange date and multiplying the resulting number by the number of Motorola options in such grant and



    - the exercise price of the exchanged vested Propel options will be calculated by dividing the fair market value of the Propel common stock on the exchange date by fair market value of the Motorola common stock on the exchange date and multiplying the resulting number by the exercise price of the Motorola options being exchanged.



    The terms and conditions of each substitute award will be the same as those of the replaced Motorola stock option, including, the time or times when, and the manner in which, each substitute Propel stock option will be exercisable, the duration of the exercise period, the permitted method of exercise, settlement and payment and the rules that will apply in the event of termination of employment of the employee.



    Any vested Motorola stock options held at the time Motorola owns less than 50% of our common stock that are not exchanged for Propel stock options can continue to be exercised to acquire Motorola common stock for up to twelve months depending on the terms of the Motorola stock option plan they were granted under and in accordance with the terms of the original grant. Any unvested Motorola stock options held by our employees the time Motorola owns less than 50% of our common stock will automatically expire.



    RESTRICTED STOCK AWARDS. Messrs. Norris, Haning and Young participated in the Motorola elected officers supplementary retirement plan which could, under certain circumstances, provide for benefits to those executives if they were to remain with Motorola. In connection with our separation from Motorola those executives will no longer be eligible to participate in this plan. For more information, see "--Retirement Plans" on page 158.



    In order to compensate these executives for the loss of potential cash benefits under the Motorola elected officers supplementary retirement plan, we will grant them a number of shares of restricted stock with vesting restrictions as described below. The dollar amount of restricted stock, valued at the initial public offering price, to be issued is as follows: Mr. Norris--$4,588,874; Mr. Haning--$2,882,594; and Mr. Young--$2,233,602. These amounts were calculated by projecting the value of each executive's unvested supplemental executive retirement benefit as of December 31, 2000, grossing up that value for any income taxes that would be payable thereon at the maximum rate of applicable Federal and state taxes and applying a premium associated with the additional risk they are assuming. Mr. Norris' restricted stock will vest 50% six months after the date of this offering and 50% on his 55th birthday. Messrs. Haning's and Young's restricted stock will vest in three equal installments on the six-month, 18-month and 30-month anniversaries of this offering.



    In addition, Mr. Thomson will receive restricted shares to compensate him for his loss of potential cash benefits under his supplementary retirement plan in the United Kingdom in an amount equal to $1,000,000 valued at the initial public offering price. These shares of restricted stock will vest in three equal installments on the six-month, 18-month and 30-month anniversaries of this offering.



    Propel will guarantee a minimum dollar value per share of these restricted shares during the period commencing on the date such restricted shares vest and ending on the later to occur of (a) one year after the date of vesting and
(b) one year after the
date on which Motorola owns less than 50% of our common stock. The minimum dollar value per share shall be equal to 50% of the initial public offering price and shall be payable to the applicable executive if and only if such executive sells all or any portion of his restricted shares during such period. Assuming that a sale occurs during such period for a per share amount less than the minimum dollar value, such executive shall be eligible to collect from us a per share amount equal to the difference between the per share sale price and the minimum dollar value, multiplied by the number of shares of vested restricted stock which such executive sold. Motorola has agreed to reimburse us for cash payments made under this guarantee to Messrs. Norris, Haning and Young only less the tax-effected value of any compensation deduction assuming the highest applicable tax rate.



    At the time of this offering four other executives will receive special grants of our restricted stock in connection with their employment with us equal to the greater of one-half their current Motorola base salary and $100,000. The aggregate total of these base salaries is approximately $464,000. These shares of restricted stock will vest on the earlier of the fifth anniversary of this offering and such executive's 55th birthday.



    ANNUAL STOCK OPTION AWARDS. All of our employees will be eligible to receive annual stock options. Our incentive plan provides for the grant of stock options, restricted stock units or stock appreciation rights. An aggregate of 15,500,000 shares of our common stock will be reserved for issuance under our incentive plan. Subject to adjustments as set forth in our incentive plan, the maximum stock option grant to any individual in any calender year may not exceed shares. The stock options will have a three-year vesting period. Stock appreciation rights will be granted in countries where stock options are unavailable. Options granted under our incentive plan may be either incentive stock options or such other forms of non-qualified stock options as our board of directors may determine. The incentive stock options are intended to qualify as "incentive stock options" within the meaning of Section 422 of the tax code. The exercise price of any stock option generally shall not be less than 100% of the fair market value of the common stock on the date the option is granted.



    The term of any option will be determined by our board of directors, but no incentive stock option or non-qualified stock option may be exercised later than ten years after the date of grant. No option shall become exercisable except in accordance with the terms and conditions established by our board of directors at the time of the grant. Our incentive plan provides that our board of directors shall determine the extent to which an employee may have the right to exercise an option following termination of employment.



    The board of directors may grant restricted stock units to such individuals, at such times, and in such amounts as it may determine. Each restricted stock unit relates to one share of our common stock, subject to certain adjustments as described in our incentive plan. Restricted stock units shall vest, subject to the satisfaction of certain conditions, at the time or times determined by our board of directors. In addition, our board of directors may establish performance vesting criteria with respect to all or any portion of a grant of restricted stock units based on certain business criteria. Our incentive plan provides that our board of directors shall determine the extent to which an employee may have the right to receive the unvested restricted stock units following termination of employment. Awards of restricted stock units to participants subject to Section 162(m) of the tax code are intended to qualify under that section of the tax code and provisions of such awards will be interpreted in a manner consistent with that intent to the extent appropriate. Subject to adjustments as set forth in our incentive plan, the maximum number of shares of common stock that may be granted to any individual in the form of restricted stock units in any calendar year
shall not exceed       shares.



    Our board of directors may grant stock appreciation rights to such individuals, at such times, and in such amounts as it may determine. The exercise price of any stock appreciation right generally shall not be less than 100% of the fair market value of our common stock on the date the stock appreciation right is granted. The term of any stock appreciation rights will be determined by our board of directors, but such term shall not exceed ten years. Our incentive plan provides that our board of directors shall determine the extent to which an employee may have the right to exercise the stock appreciation right following termination of employment. Subject to adjustments as set forth in our incentive plan, the maximum number of stock appreciation rights that may be granted to any individual in any calendar year shall not
exceed       stock appreciation rights.



    The board of directors generally will have the power and authority to amend our incentive plan at any time without approval of our stockholders, subject to applicable federal securities and tax laws limitations, including regulations of the Nasdaq National Market.



    ANNUAL INCENTIVE AWARDS. All of our employees will be eligible to receive an annual incentive award. Our incentive plan provides for the grant of performance units, performance shares or cash awards based upon the achievement of certain target levels of performance, both of our business as a whole and by each employee's organizational level. Pursuant to our incentive plan, at the beginning of each year, we will establish targeted performance levels for each organizational level at which a target performance award may be earned, with a threshold of minimum performance level below which no award will be paid, and a maximum level beyond which no additional amounts will be paid, and we will establish the corresponding minimum and maximum awards. In determining the performance criteria applicable to any grant of awards, our board of directors may use one or more of the business criteria set forth in our incentive plan. The percentage of each target performance award which will become a final award and be paid to the employee will be determined by our board of directors on the basis of the performance goals established and the related performance achieved, as well as the employee's individual performance during the period.



    Final awards may be paid in the form of common stock, in cash, or partly in common stock and partly in cash, as our board of directors may determine. Each final award will be subject to a vesting schedule as determined by the board of directors. In the event the employee's employment with us is terminated prior to payment of the final award in full, such payment will be further contingent upon satisfaction of certain conditions set forth in our incentive plan, unless such conditions are waived by our board of directors.



    We have agreed with Motorola that no more than 4.5% of the share of our capital stock, calculated on a fully diluted basis assuming exercise or vesting of all options and similar rights to our capital stock, shall be issued to our employees in connection with this offering.



    TOTAL ANTICIPATED OPTION AND RESTRICTED STOCK GRANTS. The following table sets forth the number of shares of our common stock that is expected to be beneficially owned after the completion of this offering without giving effect to vesting schedules by each of our directors, the executive officers named in the Summary Compensation Table, all of our directors and executive officers as a group and all employees as a group. Unless otherwise indicated, all shares of restricted stock and options for our common stock were granted at the initial public offering price.



                                                                     TOTAL SHARES
                                     RESTRICTED      SHARES UNDER    BENEFICIALLY
                                       SHARES           OPTION           OWNED
                                  ----------------   -------------   -------------
DIRECTORS AND EXECUTIVE
  OFFICERS:
J. Michael Norris...............
Phoebe A. Wood..................
W. Craig Thomson................
Richard D. Haning...............
Michael V. Van Parys............
Robert S. Young.................
Theodore W. Schaffner...........                --             --               --
Richard D. Severns..............                --             --               --
All directors and executive
  officers of Propel as a group
  (Ten persons).................
All employees as a group........

                         OUR RELATIONSHIP WITH MOTOROLA


    Our separation from Motorola and related transactions are being completed under a Master Separation Agreement between us and Motorola, which we refer to as the Separation Agreement. In addition, as contemplated by the Separation Agreement, we and Motorola have entered into or will enter into other agreements which govern various interim and ongoing relationships between us, which, together with the Separation Agreement, we collectively refer to as the Motorola Agreements. The other Motorola Agreements to be entered into on or prior to the closing of the offering include, agreements relating to employee matters, tax matters, the provision of certain interim services and various other commercial arrangements. The Motorola Agreements also provide Motorola registration rights to require us to register its shares of our common stock under the Securities Act upon Motorola's demand. In addition, the Motorola agreements include an agreement to preserve the tax-free nature of a distribution of our common stock to Motorola stockholders and the separation of our Israeli operations from Motorola's operations in Israel. None of these agreements may be amended without the majority vote of our non-Motorola directors.



    OUTLINED BELOW IS A SUMMARY OF THE MATERIAL TERMS OF THE MOTOROLA AGREEMENTS. THESE AGREEMENTS, INCLUDING THE SEPARATION AGREEMENT, THE SPLIT AGREEMENT, THE IPO AND DISTRIBUTION AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE WIRELESS PRODUCTS DISTRIBUTION AGREEMENT, THE WIRELESS PRODUCTS DISTRIBUTION SERVICE AGREEMENT, THE EMPLOYEE MATTERS AGREEMENT, THE TAX SHARING AGREEMENT, THE GUARANTY AND INDEMNIFICATION AGREEMENT, THE TRANSITIONAL SERVICES AGREEMENT AND THE ISRAEL TRANSITIONAL SERVICES AGREEMENT, WILL BE FILED WITH THE SEC AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.


SEPARATION AGREEMENT

    The Separation Agreement sets forth our arrangements with Motorola with respect to corporate transactions required to effect the transfer of assets and the assumption of liabilities necessary to separate us from Motorola.


    We have assumed, and agreed to indemnify Motorola for, all third-party claims related to our liabilities and Motorola has retained, and will indemnify us for, all third-party claims related to its liabilities. We have agreed to cooperate with each other in the defense of any and all claims covered by these provisions of the Separation Agreement. We have also agreed to indemnify Motorola for any losses it may incur in connection with its ongoing guarantees, if any, of debt incurred by some of our operating companies. For more information regarding these guarantees, see note 16 to our consolidated financial statements.


    The Separation Agreement also contains provisions that govern the resolution of disputes, controversies or claims that may arise between us and Motorola. The Separation Agreement provides that the parties will use all commercially reasonable efforts to settle all disputes arising in connection with the Separation Agreement without resorting to mediation, arbitration or otherwise. If these efforts are unsuccessful, any party may submit the dispute for non-binding mediation by delivering notice to the other party of the dispute and expressly requesting mediation. If, after mediation, the parties disagree regarding the mediator's recommendation, the dispute may be submitted to a court in accordance with the terms of the Separation Agreement.


SPLIT AGREEMENT



    The Split Agreement sets forth our arrangement with Motorola with respect to the separation of WDS and our interests in Pelephone from the remainder of Motorola's business in Israel.


IPO AND DISTRIBUTION AGREEMENT

    GENERAL. Propel and Motorola will enter into the Israeli Separation, Initial Public Offering and Distribution Agreement, which we refer to as the IPO and Distribution Agreement, to govern our respective rights and duties in connection with our operations, this offering, a distribution of our common stock to Motorola stockholders and the separation of our Israeli wholly owned subsidiary, which includes WDS and which holds our shares of Pelephone, from Motorola's Israeli operations. The IPO and Distribution Agreement contains covenants to preserve the tax-free nature of:

    - a distribution of Motorola's shares of our common stock to Motorola stockholders,

    - the separation of our interests in WDS and Pelephone from the remaining Motorola businesses and assets in Israel, which we refer to as the Israeli separation, and

    - the contribution of assets to us by Motorola under the Separation Agreement, which we refer to as the contribution.


    THE DISTRIBUTION. We have agreed that we will cooperate with Motorola in all respects to accomplish a distribution of Motorola's shares of our common stock to Motorola's stockholders on a tax-free basis and, at Motorola's direction, promptly take all actions necessary or desirable to effect a distribution, including the registration under the Securities Act of Motorola's shares of our capital stock. Motorola has the sole discretion to determine whether to proceed with all or part of a distribution of its shares of our common stock and all terms of a distribution, including the form, structure and terms of any transactions or offerings to effect a distribution of our common stock and the timing of and conditions to the consummation of a distribution. In the event that Motorola finally determines that it no longer intends to proceed with or complete a distribution of our common stock, Motorola must notify us.

    PRESERVATION OF THE TAX-FREE STATUS OF A DISTRIBUTION, THE ISRAELI SEPARATION AND THE CONTRIBUTION. Motorola currently intends that a distribution of its shares of our common stock to its stockholders and the Israeli separation each qualify as a tax-free distribution under Section 355 of the tax code and that the contribution qualifies for tax-free treatment under
Section 368(a)(1)(D) of the tax code. We have agreed to covenants in the IPO and Distribution Agreement that are intended to preserve the tax-free status of a distribution, the Israeli separation and the contribution. We may take any action otherwise prohibited by these covenants only if Motorola has determined, in its sole and absolute discretion, that the action would not jeopardize the tax-free status of any of a distribution, the Israeli separation or the contribution or we have obtained a tax opinion or ruling mutually acceptable to us and Motorola. Some of these covenants are described in greater detail below:


    - STOCK ISSUANCE. Prior to the completion of a distribution of our common stock, we have agreed not to issue or agree to issue shares of our capital stock in an amount that could result in Motorola owning less than 80% of the total combined voting power of all outstanding shares of our voting stock or less than 80% of any other class or series of our capital stock on a fully diluted basis. This covenant may prohibit us from issuing stock options and restricted stock awards to our employees without an IRS ruling that such options and awards are not counted in calculating the required 80% ownership. Even with this ruling, we will be prohibited from issuing options and awards that provide for exercise prior to the completion of a distribution if such exercise could reduce Motorola's ownership of our capital stock, as described above, to below 80%. This covenant may also prohibit us from raising additional capital through equity issuances if Motorola's ownership of our capital stock, as described above, could be reduced below 80%.


    - ACQUISITION TRANSACTIONS. We have agreed not to enter into or permit any transaction or series of transactions, or enter into any agreement or understanding which contemplates a transaction which would result in:



       - a person or persons acquiring or having the right to acquire shares of our capital stock that would comprise 50% or more of either the value of all outstanding shares of our capital stock or the total combined voting power of our outstanding voting stock, until two years after the completion of a distribution of our common stock to Motorola stockholders, or



       - any sale or transfer of the stock of our Israeli subsidiary which will operate the WDS business unit and which will hold the stock of Pelephone following the Israeli separation, until two years after the Israeli separation occurs.



    - CONTINUATION OF ACTIVE TRADE OR BUSINESS. Until two years after the completion of a distribution of our common stock to Motorola stockholders or two years after the Israeli separation occurs with respect to WDS, we have agreed to continue to conduct the active trade or business, within the meaning of
      Section 355 of the tax code, of our company and of WDS as conducted immediately prior to the completion of a distribution. During such time, we have agreed not to:


       - liquidate, dispose of or otherwise discontinue any material portion of our or WDS's active trade or business;

       - liquidate, dispose of or otherwise discontinue any business or assets that would cause our company or WDS to be operated in a manner inconsistent in any material respect with the business purposes for a distribution or the Israeli separation as described to the IRS, Israeli tax authorities or tax counsel; or

       - liquidate, dispose of, or otherwise discontinue the conduct of any portion of our or WDS's active trade or business if such liquidation, disposition or discontinuance would breach the covenant described below regarding our continuity of business.


    - CONTINUITY OF BUSINESS. Until two years after the completion of a distribution of Motorola's shares of our common stock to Motorola stockholders, we have agreed, among other things, that:



       - we will not voluntarily dissolve or liquidate;


       - neither we nor any of our direct or indirect affiliates will sell, transfer, or otherwise dispose of or agree to dispose of assets, including any shares of capital stock of our affiliates, that, in the aggregate, constitute more than:

              (x) 60% of our gross assets; or

              (y) 60% of our consolidated gross assets and those of our
                  operating companies; and


       - until two years after the Israeli separation, we have similarly agreed not to voluntarily dissolve or liquidate our Israeli wholly owned subsidiary and to retain at least 40% of our Israeli subsidiary's gross assets.


    - DISCHARGE OF INTRACOMPANY DEBT. Prior to the date on which Motorola first distributes any of its shares of our common stock in connection with a distribution, we have agreed to fully discharge and satisfy all debt that we or our affiliates owe Motorola or its affiliates. Until two years after the completion of a distribution of our common stock to its stockholders, we will not be able to have any debt payable to Motorola. For this purpose, debt does not include:


       - payables and debt arising in the ordinary course of business, including financing from Motorola Credit Corporation,

       - any other indebtedness disclosed to the IRS in reasonable detail as part of an IRS ruling that the distribution is tax-free, or



       - any other indebtedness as determined by Motorola, in its sole discretion, not to affect the tax-free status of the distribution.



    Until two years after the completion of a distribution of Motorola's shares of our common stock to Motorola stockholders, we have also agreed not to take any other action that would be reasonably likely to jeopardize the tax-free status of a distribution or the contribution. Similarly until two years after the Israeli separation, we have agreed not to take any other action that would be reasonably likely to jeopardize the tax-free status of the Israeli separation.



    In the event that Motorola has not yet distributed any of its Propel common stock in a tax-free distribution and Motorola notifies us that it no longer intends to proceed with or complete a distribution, the covenants to preserve the tax-free status of a distribution of our common stock to Motorola stockholders will terminate, except those with respect to the Israeli separation.


    COOPERATION ON TAX MATTERS. We and Motorola have agreed to procedures with respect to the tax-related covenants in the IPO and Distribution Agreement. We are required to notify Motorola if we desire to take any action prohibited by the tax-related covenants described above. Upon this notification, Motorola will determine in its sole discretion whether the proposed action might jeopardize the tax-free status of a distribution of our common stock, the Israeli separation or the contribution. In the event Motorola makes such a determination, Motorola has agreed to cooperate in good faith with us to obtain a private letter ruling from the IRS or Israeli tax authority that would permit us to take the desired action. Motorola and we must mutually agree on the form and content of any request for a ruling from the IRS or Israeli tax authority and the acceptability of any ruling prior to its implementation. We have agreed to bear Motorola's reasonable costs and expenses of obtaining an IRS or Israeli tax authority ruling.


    INDEMNIFICATION FOR TAX LIABILITIES. We have generally agreed to indemnify Motorola and its affiliates against any and all tax-related losses incurred by Motorola in connection with any proposed tax assessment or tax controversy with respect to a distribution of its shares of our common stock to Motorola stockholders, the Israeli separation or the contribution caused in whole or in part by any breach by us of any of our representations, warranties or covenants made in the IPO and Distribution Agreement. This indemnification does not apply to actions that Motorola permits us to take as a result of a determination under the tax-related covenants as described above. In addition, Motorola will indemnify us in the event we incur any liabilities as a result of the loss of the tax-free status of the Israeli separation that is not caused in whole or in part by Propel.

    OTHER PROPEL COVENANTS. After the offering, Motorola will continue to own a significant portion of our common stock. As a result, Motorola will continue to include us as a subsidiary for various financial reporting, accounting and other purposes. Accordingly, we have agreed to additional covenants in the IPO and Distribution Agreement, as described below:

    - COVENANTS REGARDING THE INCURRENCE OF DEBT. For so long as Motorola continues to own at least 50% of our outstanding common stock, the amount of our indebtedness will affect Motorola's financial position. As a result, this agreement will contain limitations on our and our consolidated subsidiaries' ability to incur debt.

    - OTHER COVENANTS. For so long as Motorola continues to own at least 50% of our outstanding common stock, we have agreed that:

       - we will not, without Motorola's prior written consent, which it may withhold in its sole and absolute discretion, take any action which has the effect of limiting Motorola's ability to freely sell, pledge or otherwise dispose of shares of our common stock or limiting the legal rights of or denying any benefit to Motorola as a Propel stockholder in a manner not applicable to our stockholders generally;

       - we will not, without Motorola's prior written consent, which it may withhold in its sole and absolute discretion, issue any shares of common stock or any rights, warrants or options to acquire our common stock, if as a result, Motorola would own less than 50% of the then-outstanding shares of our common stock; and

       - to the extent that Motorola is a party to, or enters into, any agreements providing that actions of its subsidiaries may result in its being in breach or default under any agreement, and we have been advised of the existence of these agreements, we will not take any actions that may result in Motorola being in breach or default.

    - FINANCIAL INFORMATION. We have agreed that, for so long as Motorola is required to consolidate our results of operations and financial position or account for its investment in our company, we will:

       - provide Motorola with financial information regarding us and our subsidiaries;

       - provide Motorola with copies of all quarterly and annual financial information and other reports and documents we intend to file with the SEC prior to such filings, as well as final copies upon filing;

       - provide Motorola with copies of our budgets and financial projections, as well as the opportunity to meet with our management to discuss such budgets and projections;

       - consult with Motorola regarding the timing and content of earnings releases; and

       - cooperate fully, and cause our accountants to cooperate fully, with Motorola in connection with any of its public filings.

    This covenant is subject to provisions intended to protect the confidentiality commitments we have in place with the other shareholders of our operating companies.

    - AUDITORS AND AUDITS; ANNUAL STATEMENTS AND ACCOUNTING. We have agreed that, for so long as Motorola is required to consolidate our results of operations and financial position or account for its investment in our company under the equity method of accounting in accordance with generally accepted accounting principles, we will:

       - not change our auditors without Motorola's prior written consent, which will not be unreasonably withheld;

       - provide to Motorola and its auditors all information required for Motorola to meet its schedule for the filing and distribution of its financial statements;

       - make available to Motorola and its auditors work papers related to the annual audit of our company as well as access to the personnel who perform the annual audit of our and our subsidiaries' books and records so that Motorola and its auditors may conduct reasonable audits relating to our financial statements;

       - adhere to specified accounting standards; and

       - notify and consult with Motorola regarding any significant changes to our accounting principles.

We have generally agreed to indemnify Motorola and its affiliates against all liabilities arising out of any incorrect, inaccurate or incomplete financial or other information we provide to Motorola pursuant to the terms of the IPO and Distribution Agreement.

    INDEMNIFICATION RELATING TO THE OFFERING AND A DISTRIBUTION. We have generally agreed to indemnify Motorola and its affiliates against all liabilities arising out of any material untrue statements and omissions in any and all registration statements, including this prospectus, information statements and/or other documents filed with the SEC and in connection with a distribution. However, our indemnification obligations to Motorola do not apply to information relating to Motorola, excluding information relating to us. Motorola has agreed to indemnify us for this information.

    EXPENSES. In general, unless otherwise provided for in the IPO and Distribution Agreement or any other agreement, we and Motorola will pay our own respective costs and expenses incurred in connection with the offering and a distribution as described below.

    - EXPENSES RELATING TO THE OFFERING. Motorola has generally agreed to pay all costs and expenses relating to this offering, other than the costs of our advisors. We will bear the underwriting discounts and commissions and our internal costs and expenses. In addition, we have agreed that Motorola will be entitled to all amounts received from the underwriters for reimbursement of offering expenses.


    - EXPENSES RELATING TO A DISTRIBUTION. Motorola has generally agreed to pay all costs and expenses relating to a distribution including all expenses associated with the filing and printing of registration statements that we file with the SEC. We will, however, pay for the costs and expenses of our own financial, legal, accounting and other advisors, if any, incurred in connection with a distribution. We will also pay for our internal costs and expenses.


REGISTRATION RIGHTS AGREEMENT

    In the event that Motorola desires to divest itself of all of its shares of our common stock in a distribution or other offering, Motorola may not be able to freely sell all of its shares without registration under the Securities Act. Accordingly, we have entered into a Registration Rights Agreement with Motorola to provide it with registration rights relating to the shares of our common stock which it holds. These registration rights become effective at the time of this offering.

    DEMAND REGISTRATIONS. Motorola may request registration, which we refer to as a demand registration, under the Securities Act of all or any portion of our shares that it owns as of the date of this offering and we will be obligated to register such shares as requested by Motorola.

    - TERMS OF EACH OFFERING. Motorola will designate the terms of each offering under a demand registration, which may take any form, including:

       (1) an underwritten public offering;

       (2) a shelf registration;

       (3) a registration in connection with the registration by Motorola or a subsidiary or affiliate thereof of securities convertible into, exercisable for or otherwise related to shares of our common stock; or

       (4) a registration in connection with a distribution of, or exchange of or offer to exchange, shares of our common stock to holders of debt or equity securities of Motorola, a subsidiary or affiliate thereof or any other person.

    Except for an offering described in clauses (3) and (4) above, each demand registration must meet a minimum aggregate expected offering price of $200 million. Motorola may not elect to effect more than 20 demand registrations.

    - TIMING OF DEMAND REGISTRATIONS. We are not required to undertake a demand registration within 90 days of the effective date of a previous demand registration, other than a demand registration effected as a shelf registration. Also, we have the right to postpone the filing or effectiveness of any demand registration for up to 90 days if in the reasonable judgment of our general counsel, confirmed by our board within 15 days, a demand registration would reasonably be expected to have a material adverse effect on any currently active proposal by our company to engage in material transactions. We may, however, exercise this right only once in any twelve-month period.


    - PRIORITY ON DEMAND REGISTRATIONS. Other parties, including Propel, can participate in any demand registration only if all of the securities Motorola proposes to include in such registration are so included.


    - SELECTION OF PROFESSIONALS. Motorola will select the investment bankers and managers, subject to our reasonable objection in the event Motorola selects investment bankers other than the joint bookrunning managers of this offering, as well as any financial printer, solicitation and/or exchange agent and counsel for the offering. We will select our own outside counsel and independent auditors.


    PIGGYBACK REGISTRATIONS. The Registration Rights Agreement also provides for piggyback registration rights for Motorola. Whenever we propose to register any of our securities under the Securities Act for ourselves or others, subject to customary exceptions, we must provide prompt notice to Motorola and include in such registration all shares of our stock that Motorola requests to be included, each of which we refer to as a piggyback registration.

    - PRIORITY ON PIGGYBACK REGISTRATIONS. If a piggyback registration is being made on our behalf and the underwriters advise us that cutbacks are necessary, we must include in such registration:

       - first, the securities we propose to offer;

       - second, the securities requested to be included by Motorola; and

       - third, any other securities requested to be included in such registration.

    If a piggyback registration is being made on behalf of other holders of our securities and the underwriters advise us that cutbacks are necessary, we must include in such registration:

       - first, the securities requested to be included therein by the holders requesting such registration;

       - second, the securities requested to be included therein by Motorola;
         and

       - third, any other securities requested to be included in such registration, in each case, pro rata on the basis of the number of securities owned by each applicable holder.



    - SELECTION OF UNDERWRITERS. Motorola or its transferees have the right to reasonably object to our selection of any investment bankers and managers in connection with an underwritten piggyback registration, if we choose investment bankers or managers who were not the joint bookrunning managers of this offering.


    HOLDBACKS. The Registration Rights Agreement contains customary holdback provisions, including covenants by us not to effect a public sale or distribution of our securities during periods prior to and following the date of any registration statement filed in connection with a demand registration or a piggyback registration.

    REGISTRATION PROCEDURES AND EXPENSES. The Registration Rights Agreement sets forth customary registration procedures, including a covenant by us to make available our senior management for road show presentations. Except in connection with a distribution, we will be obligated to pay all registration expenses incurred in connection with the Registration Rights Agreement, including all filing fees, fees and expenses of compliance with securities and blue-sky laws, financial printing expenses, fees and disbursements of custodians, transfer agents, exchange agents and information agents, as well as fees and disbursements of counsel for our company and the fees of all independent certified public accountants, underwriters, excluding discounts and commissions, and other persons retained by us. In addition, we must reimburse Motorola for the fees and disbursements of its outside counsel as well as out-of-pocket expenses incurred in connection with any such registration.


    INDEMNIFICATION. The Registration Rights Agreement contains customary indemnification and contribution provisions by us for the benefit of Motorola and any underwriters. Motorola has agreed to indemnify us and any underwriter solely with respect to written information provided by Motorola.


    TRANSFER. Motorola may transfer shares covered by the Registration Rights Agreement and the holders of such transferred shares will be entitled to the benefits of the Registration Rights Agreement as long as each such transferee agrees to be bound by its terms. These transferees will be entitled to the rights available to Motorola described above. However, the holder or holders of a majority of the shares covered by the Registration Rights Agreement will be entitled to exercise these rights. Any successor entities to our company will be bound by the terms of the Registration Rights Agreement.

    DURATION. The registration rights under the Registration Rights Agreement will remain in effect with respect to any shares of our common stock until:

    - the applicable shares have been sold pursuant to an effective registration statement under the Securities Act;

    - the applicable shares have been sold to the public under Rule 144 under the Securities Act, or any successor provision;

    - the applicable shares have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer have been delivered by us and subsequent public distribution of them will not require registration of them under the Securities Act or any similar state law;

    - the applicable shares cease to be outstanding; or

    - in the case of shares held by a transferee of Motorola, when those shares become eligible for sale under Rule 144(k) under the Securities Act, or any successor provision.


WIRELESS PRODUCTS DISTRIBUTION AGREEMENT AND SERVICE AGREEMENT



    We, our Israeli subsidiary and Motorola have entered into agreements under which WDS will continue to distribute and service, in Israel, wireless subscriber products manufactured by Motorola's Personal Communications Sector. Under these agreements, WDS may sell only Motorola-manufactured wireless subscriber units, parts and accessories in Israel. WDS may distribute any complementary products, such as car kits, not manufactured by Motorola. WDS has agreed not to ship any Motorola-manufactured wireless subscriber products outside of Israel.



    Motorola will make available to WDS, at Motorola's cost, technical support, field engineering support, sales support and promotional materials that it provides to wholly owned Motorola Personal Communications Sector business units. The agreements are effective as of the closing of this offering. The original term of the agreements is five years, with automatic one-year renewals, unless either Motorola or Propel gives six months' written notice of its intent to terminate the agreements.


EMPLOYEE MATTERS AGREEMENT


    We will enter into the Employee Matters Agreement with Motorola to allocate responsibility and liability for certain employee related matters. The Employee Matters Agreement generally provides for the following:



    EMPLOYEE TRANSFERS. As of the closing of this offering, we will hire or employ U.S. and non-U.S. employees of Motorola and its affiliates, as named in the Employee Matters Agreement, all of whom are currently involved in our business.


    EMPLOYEE BENEFITS. We will establish our own employee benefit plans before the completion of this offering, including specific benefit plans for our non-U.S. employees. Our plans generally will be similar to Motorola's employee benefit plans. From the date of this offering, we will assume all employment, compensation and employee benefit liabilities of Motorola relating to our employees that occur on or after the date of this offering, except with respect to options to acquire Motorola stock. Some Motorola 401(k) plan assets will be transferred from trusts associated with the Motorola 401(k) plan to the corresponding trusts for our 401(k) plan. As of this offering, our U.S. employees will cease to actively participate in substantially all of Motorola's benefit plans, except with respect to options to acquire Motorola stock. The accrued benefits of our employees in Motorola's pension plan will become fully vested and nonforfeitable at the time at which Motorola owns directly or indirectly less than 80% of our common stock.

    POST-RETIREMENT HEALTH BENEFITS. Motorola provides certain health care insurance benefits for retired employees. Motorola has agreed that certain of our employees who meet certain eligibility standards will be eligible to enroll in the Motorola retiree medical insurance plan on their date of retirement or termination of employment from Propel, provided they have met the eligibility standards. Service with Propel will be counted for purposes of meeting these eligibility standards. Motorola will retain all liability for the cost of providing these benefits to our eligible employees, subject to payment of the applicable premium by the covered employee. In addition, Motorola will make a one-time lump-sum payment, in lieu of future retiree medical coverage, to certain of our employees who meet other eligibility standards.


    INCENTIVE COMPENSATION PLANS. Motorola maintains certain incentive compensation plans in which our employees participated prior to this offering. Motorola has agreed to pay our employees their pro rata portion of any bonus that is payable to participating employees for the 2000 calendar year under the terms of these plans to the extent an accrual has not been transferred to Propel to cover such bonus. Determination of amounts payable, if any, under such plans is in the sole discretion of Motorola. We have agreed to adopt an incentive compensation plan for our employees commencing on the date of this offering.



    CASH RETENTION BONUSES. Certain of our employees who will not have the same or similar pension benefits available after the date of this offering will be eligible for a cash retention bonus, payable one-half on the one-year anniversary of this offering and the remainder on the two-year anniversary of this offering, subject to continued employment with us or our subsidiaries. The total bonus is equal to either 100%, 75% or 50% of the eligible employee's current Motorola annual base salary at the time of this offering, based on the employee's grade level. Motorola has agreed to reimburse us for the payment of this bonus, which we estimate to be approximately $5.0 million, less the tax-effected value of any compensation deduction, assuming the highest applicable tax rate. In addition, Motorola has entered into cash retention bonus agreements with a number of our senior managers which will entitle them to a cash retention bonus equal to their current Motorola annual base salary at the time of this offering which is payable 50% within 30 days of the date of this offering and the remainder within 30 days of the one-year anniversary of this offering, subject to continued employment with Propel on those dates. Although Propel will assume these obligations, it will be reimbursed by Motorola for the payment of these bonuses, which we estimate to be approximately $1.8 million.

    FREEZE ON MOVEMENT. For two years following the date of this offering, except as may be mutually agreed in writing, we have agreed with Motorola not to employ any employee of the other or of the other's subsidiaries or affiliates.

    NON-U.S. PROPEL EMPLOYEES. We have agreed to cause our applicable affiliates to provide each of our non-U.S. employees with terms and conditions of employment, including employee benefit plans and programs, that are substantially similar, in the aggregate, to the terms and conditions of employment provided by the applicable Motorola affiliates immediately prior to the date of this offering. Where applicable law requires our affiliates to offer specific terms and conditions of employment that are determined by comparison to the terms and conditions provided by the applicable Motorola affiliate in order to avoid liability for severance or other termination compensation or damages, and any of our non-U.S. employees becomes entitled to severance, other termination compensation or benefits for which Motorola or any of its affiliates is held liable or is subject to damages, we will be responsible for, and will indemnify Motorola and its affiliates for, such severance compensation, benefits or damages.

TAX SHARING AGREEMENT

    In addition to the tax provisions contained in the IPO and Distribution Agreement, we will enter into a Tax Sharing Agreement with Motorola to govern the allocation of tax liabilities between Motorola and us and to set forth our agreements with respect to certain other tax matters following this offering. Following this offering, we will still be included within Motorola's consolidated tax group for certain tax filing purposes, and, thus, the results from our operations will be included with Motorola in such tax filings. Under the Tax Sharing Agreement, we will generally be liable to Motorola for the amount of taxes we would have paid had we been our own separate consolidated group and not been included in Motorola's consolidated group. In addition, Motorola will generally have the responsibility for making all tax filings for which we are included within the Motorola consolidated group. We generally will have responsibility for filing all other tax returns that we are required to file. Also, the party that has the obligation under the Tax Sharing Agreement to pay a particular tax generally will be allowed to control any tax audit or tax contest related to such tax.

REAL ESTATE AGREEMENTS


    We will enter into subleases with Motorola related to the office space used by Propel, consisting of leased property located in Schaumburg, Illinois; London, England; Tel Aviv, Israel; and Hong Kong, China.

GUARANTY AND INDEMNIFICATION AGREEMENT



    In order to enhance the creditworthiness of some of our operating companies, Motorola provided credit enhancements in connection with various financing arrangements, including guarantees and letters of credit. In connection with our separation from Motorola, we will enter into the Guaranty and Indemnification Agreement in which we have agreed to unconditionally guarantee certain of Motorola's obligations under these commitments. We have also agreed to indemnify Motorola and its affiliates and their respective officers, directors, employees, agents and advisors against all claims, damages, losses, liabilities and expenses that may be incurred by or asserted or awarded against them in connection with actions regarding any such credit enhancements. For more information regarding these guarantees and letters of credit, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" on page 79.


TRANSITIONAL SERVICES AGREEMENTS

    Under the Transitional Services Agreement and Israel Transitional Services Agreement, Motorola will furnish us and our subsidiaries, including our Israeli subsidiary, with a number of transitional services. These services will generally be provided to us for an amount that is reasonably related to Motorola's cost of delivering these services. These services will include, among other things:

    - treasury, accounting, and payroll services;

    - information systems services, including financial, engineering, human resources, manufacturing, communications, logistics, purchasing and warranty and service systems;

    - a variety of employee-related administrative support services, including loss prevention, expatriate administration and employee assistance services; and

    - audit services.

                 OUR RELATIONSHIPS WITH OUR OPERATING COMPANIES

    The following is a description of the material provisions of the shareholders agreements that govern our relationships with our operating companies and other significant shareholders.

LATIN AMERICAN OPERATIONS


  NORTHERN MEXICO



    GENERAL. We own 100% of the outstanding common stock of Norcel, Cedetel and Baja Celular. We own 90% of the outstanding common stock of Movitel. The other 10% of the common stock of Movitel is owned by Contel Cellular International, Inc., an affiliate of GTE Wireless. We do not intend to enter into a shareholders agreement with Contel.


  ARGENTINA


    GENERAL. We are party to a shareholders agreement relating to our 25.0% ownership of Movicom Argentina. The other parties to that agreement are B.A. Celular Inversora S.A., a wholly owned subsidiary of BellSouth, with 65.0%, and Telper S.A., a wholly owned subsidiary of Boris Garfunkel and Hojman S.A., with 10.0%.



    MANAGEMENT. Under the terms of the shareholders agreement, Movicom Argentina's board is composed of nine members, including six directors nominated by B.A. Celular Inversora S.A., two directors nominated by us and one director nominated by Telper.


    The approval of eight board members is required to:

    - approve the business plan or capital structure;

    - enter into significant corporate transactions;

    - enter into a new business;

    - amend the shareholders agreement;

    - enter into material agreements with shareholders or affiliates;

    - approve material personnel, labor policies and contracts;

    - appoint or remove accountants or attorneys; and

    - appoint the president, chief operating officer or chief technical officer.

    The vote of 90% of Movicom Argentina's outstanding shares is required for its liquidation, dissolution or merger, sale or issuance of additional stock, other than for capital calls, and amendment of its articles of incorporation or bylaws.

    DIVIDENDS. Under the shareholders agreement and subject to the requirements of applicable laws and board approval, the board of Movicom Argentina may declare an annual dividend equal to 50% of Movicom Argentina's consolidated after tax income, payable to the shareholders in Argentine currency. However, no dividend may be declared if the company has exceeded its then applicable targeted leverage ratio or it no longer has an investment grade rating of at least "BBB." In addition, any dividends would be reduced by the amounts necessary to fully fund any reserves created within 24 months of the maturity of any long-term, third-party indebtedness, to pay off 50% of the amount due at maturity under such loan.


    NONCOMPETITION. Under the shareholders agreement, the shareholders agree that neither they nor any of their shareholders or affiliates will compete with Movicom Argentina by having a direct or indirect interest in any cellular system in the same areas in which Movicom Argentina operates. This noncompete provision applies for two years after the shareholder ceases to be a shareholder in Movicom Argentina.



    RESTRICTIONS ON TRANSFER. The shareholders agreement imposes various restrictions with respect to the sale, transfer or other disposition of Movicom Argentina's capital stock. Under the shareholders agreement, other shareholders have the right to purchase our interest in Movicom Argentina at fair market value if Motorola's ownership of our common stock falls below 75.0%. Motorola's planned distribution or other form of divestiture of our common stock could trigger this right to purchase our interest in Movicom Argentina.



    If the right of first refusal provisions are triggered, then the other shareholders have the option to buy our shares of Movicom Argentina at fair market value. The remaining shareholders have agreed to negotiate in good faith to buy out the transferring shareholder. If the shareholders are unable to agree, each remaining shareholder then may deliver a list of not more than 15 persons to whom the remaining shareholders would object as a buyer of the shares because such persons are actual competitors of the remaining shareholders or an entity which the remaining shareholders have had or may have a conflicting business relationship. Sales to persons on these lists could be prohibited. If the transferring shareholder has received a third-party offer from a person not on these lists, it shall give notice of such offer to the other shareholders who have the option to buy the shares at the price and upon the terms set forth by the proposed buyer. If a remaining shareholder believes that the price contained in a third-party offer by a person listed on its objection notice is higher than the fair market value of the stock, that shareholder may request an appraisal of the fair market value of the shares, and such appraisal price will then be the sale price to the other shareholders. In no event may any shareholder sell its Movicom Argentina shares to any person who is an actual competitor of Movicom in Argentina.


  CHILE

    GENERAL. We are party to a shareholders agreement relating to our ownership of 25.001% of ETP. The other party to that agreement is Empresa Nacional de Telecomunicaciones S.A., or Entel S.A., with 74.999%.

    MANAGEMENT. Under the shareholders agreement, ETP's board is composed of seven members and seven alternates, allocated approximately according to the proportionate ownership of its shareholders. Based on our ownership percentage, we currently appoint two of the seven directors.

    The approval of holders of 75% of the shares outstanding is required to:

    - amend the bylaws to change corporate object(s), reduce number of directors or reduce equity;

    - approve business combinations, including mergers, early liquidation or transfer of assets;

    - declare insolvency; and

    - sell all or substantially all of its assets.

    DIVIDENDS. Subject to the contemplated investment and expansion plans of ETP and board approval, all funds reasonably available for distribution to its shareholders are to be distributed by way of a dividend.

    NONCOMPETITION. Under the shareholders agreement, the parties agree that they and their associates will not compete directly or indirectly with ETP in Chile by providing, maintaining or operating a public wireless mobile telephony service on the 800 and 1900 MHz bands. This noncompete provision applies to former shareholders and their associates for one year following the date on which they cease to be shareholders for any reason other than liquidation of ETP.

    RESTRICTIONS ON TRANSFER. The shareholders agreement imposes restrictions with respect to the sale, transfer or other disposition of the capital stock of ETP. Under the shareholders agreement, Entel S.A. has the right to purchase our interest in ETP if we seek to transfer those shares to a third party, except when the transferee is a subsidiary of ours. Thus, if we wish to sell our shares in ETP to an unaffiliated third party, we would be required to give Entel S.A. written notice of our intention, the name of the prospective buyer, the selling price, the number of shares we propose to sell and the other terms of the sale. In such an event, Entel S.A. would have the option to buy our shares in ETP on identical terms offered by the third party. If Entel S.A. does not exercise this option to purchase the shares within the following 90 days, we will be authorized to sell our shares in ETP at the notified terms to the third party. Notwithstanding the foregoing, we may not transfer our shares in ETP to a competitor of ETP without approval of Entel S.A.

    Motorola has received a waiver from Entel S.A. of any right it may have to purchase our shares in ETP that might be triggered by this offering or may be triggered by a distribution of our common stock, provided that no more than 26% of our holdings are held by a competitor of ETP and its subsidiaries.

    Additionally, Entel S.A. has the right to purchase our interest in ETP at an equitable price unanimously agreed to by the parties if:

    - a competitor of ETP in Chile acquires more than 26% of our shares,

    - if we have interest in a competitor of ETP that allows us to appoint at least one of its directors, or

    - if we undergo a change in control in which our acquiror is a competitor of ETP.

    If the parties are unable to reach agreement, an arbitrator shall determine the price for the shares. Competitor is defined to mean any concessionaire of mobile or cellular telephony or a shareholder of any such company operating in all or part of Chile.

  DOMINICAN REPUBLIC


    GENERAL. We are party to a shareholders agreement relating to our 26.5% ownership of Tricom. The other party to that agreement is Oleander Holdings, an affiliate of GFN Corporation Ltd., with 39.8%. Public shareholders hold 33.7% of the outstanding stock. We and GFN own Class B stock which, subject to the transfer restrictions outlined below, carries ten votes per share. The public shareholders hold Class A stock, which carries one vote per share. As a result, we have 38.1% of the outstanding voting power of Tricom's stock, GFN has 57.1% of the voting power and public shareholders have 4.8%.


    MANAGEMENT. Under the terms of the shareholders agreement, Tricom's board is composed of six directors nominated by GFN, four directors nominated by us and two independent directors. Each of GFN and ourselves are entitled to nominate one independent director. If either we or GFN own more than 75% of the issued and outstanding shares of Class B stock, we or GFN, as the case may be, would have the right to nominate both independent directors.

    Until such time as either we or GFN own less than 25% of the outstanding shares of Class B stock, the approval of nine directors is required to:

    - acquire or invest in another entity;

    - incur indebtedness to the extent that Tricom's ratio of indebtedness to shareholders' equity would be greater than three to one;

    - approve annual budgets; and

    - issue or redeem Class A common stock or other securities exercisable for or convertible into Class A common stock.


    As a result of Motorola's planned distribution or other form of divestiture of our common stock, we may not retain these rights. In addition, approval by the independent directors is required for any transaction that has a fair market value exceeding $1.0 million that Tricom enters into with GFN or us. The vote of a majority of the directors present at a duly convened meeting of the board of directors is required for all other board actions.

    We have customary registration rights regarding our Tricom common stock under the shareholders agreement.


    DIVIDENDS. Subject to the provisions of applicable law, including mandatory payments to a legal reserve fund of five percent of Tricom's total net profits for the fiscal year until the aggregate amount of such legal reserve amounts to 10% of the paid-in capital of Tricom, and Tricom's corporate funding requirements for the next twelve months, including any investments and expansion plans, Tricom may declare dividends or other distributions out of its profits upon approval of the holders of two-thirds of its voting stock.


    NONCOMPETITION. Under the shareholders agreement, the parties agree that they, their affiliates, and their officers, directors and key employees and those of their affiliates, will not engage in any business in the Dominican Republic which operates cellular services, paging services, basic local telephone services or national or international long-distance telephone services. This noncompete provision continues for two years from the date a shareholder or any of its affiliates ceases to own an interest in Tricom for a reason other than liquidation or dissolution of Tricom.


    RESTRICTIONS ON TRANSFER. Tricom's bylaws impose restrictions with respect to the sale, transfer or other disposition of its Class B stock. Other than a transfer to GFN or a permitted transferee or to one of Motorola's affiliates, a transfer of our shares of Tricom could result in the loss of our Class B voting rights. Therefore, as a result of Motorola's planned distribution or other form of divestiture of our common stock, our Class B stock could be converted to Class A stock, which is only entitled to one vote per share.


  URUGUAY

    GENERAL. We are party to a shareholders agreement relating to our 32.0% ownership of Movicom Uruguay. The other parties to that agreement are Redanil, S.A., a wholly owned subsidiary of BellSouth, with 46.0%, Curtiembre Latinoamericana S.A., with 11%, and Lemincor S.A., with 11%.

    MANAGEMENT. Under the terms of the shareholders agreement, Movicom Uruguay's board is composed of nine members, including two directors nominated by us and seven directors nominated by Redanil, Curtiembre Latinoamericano and Lemincor voting together.

    Unanimous approval of the board is required to:

    - enter into significant corporate transactions;

    - enter into a new business;

    - approve the business plan, budgets and capital structure;

    - amend the shareholders agreement;

    - enter into material agreements with shareholders or affiliates;

    - approve material personnel, labor policies and contracts;

    - appoint or remove accountants or attorneys; and

    - appoint the president, chief operating officer or chief technical officer.

    The vote of 90% of Movicom Uruguay's then outstanding shares is required for its liquidation, dissolution or merger, sale or issuance of additional stock, other than for capital calls, and amendment of its articles of incorporation or bylaws.

    DIVIDENDS. Subject to the requirements of applicable law, 100% of Movicom Uruguay's cash or cash equivalents in excess of reasonably anticipated cash needs for the next three months can be distributed as a cash dividend to Movicom Uruguay's shareholders.

    NONCOMPETITION. Under the shareholders agreement, the parties agree that neither they nor any of their shareholders or affiliates will compete with Movicom Uruguay by having a direct or indirect interest in any cellular system in Uruguay. Cellular system is defined to mean a cellular radio-communications mobile service system operating in the 870 to 890 MHz frequency bands. This noncompete provision applies for two years after a shareholder ceases to be a shareholder in Movicom Uruguay.


    RESTRICTIONS ON TRANSFER. The shareholders agreement imposes various restrictions with respect to the sale, transfer or other disposition of Movicom Uruguay's capital stock. Under the shareholders agreement, other shareholders have the right to purchase our interest in Movicom Uruguay at fair market value if Motorola's ownership of the holding company which holds our interest in Movicom Uruguay falls below 65.0%. Motorola's planned distribution or other form of divestiture of our common stock could trigger this right to purchase our interest in Movicom Uruguay.



    If the right of first refusal provisions are triggered, then the other shareholders have the option to buy our shares of Movicom Uruguay at fair market value. The remaining shareholders have agreed to negotiate in good faith to buy out the transferring shareholder. If the shareholders are unable to agree, each remaining shareholder then may deliver a list of not more than 15 persons to whom the remaining shareholders would object as a buyer of the shares as such persons are actual competitors of the remaining shareholders or a person which the remaining shareholders have had or may have a conflicting business relationship. Sales to persons on these lists could be prohibited. If the transferring shareholder has received a third-party offer from a person not on these lists, it shall give notice of such offer to the other shareholders who have the option to buy the shares at the price and upon the terms set forth by the proposed buyer. If a remaining shareholder believes that the price contained in a third-party offer by a person listed on its objection notice is higher than the fair market value of the stock, that shareholder may request an appraisal of the fair market value of the shares, and such appraisal price will then be the sale price to the other shareholders. In no event may any shareholder sell its Movicom Uruguay shares to any person who is an actual competitor of Movicom in Uruguay.

  SOUTHERN MEXICO

    There is no shareholders agreement governing our rights as a Portatel shareholder. We own 21.7% of the outstanding common stock and have one representative on the seven-member board who may be removed by a vote of the majority shareholders at any time.


    Portatel's bylaws contain restrictions with respect to the sale, transfer or other disposition of its capital stock. Under the bylaws, other shareholders have the right to purchase our interest in Portatel at the time of this offering. We anticipate receiving a waiver of this provision prior to the offering.


EUROPE/MIDDLE EAST OPERATIONS

  ISRAEL

    GENERAL. We are party to a shareholders agreement relating to our 50.0% ownership of Pelephone. The other party to that agreement is The Israel Telecommunications Corp. Ltd., or Bezeq, which owns the remaining 50.0%.


    MANAGEMENT. The terms of the shareholders agreement provide for a board of directors composed of twelve members. The shareholders, however, have agreed to a ten-member board, including five directors nominated by us and five nominated by Bezeq. Through our board representation, we and Bezeq jointly control Pelephone's business plan, capital expenditures and strategic direction.


    DIVIDENDS. Under Pelephone's shareholders agreement and articles of incorporation, dividends may be paid out of Pelephone's profits by unanimous resolution of its board of directors.

    NONCOMPETITION. We and Bezeq may not compete with Pelephone or with each other in providing mobile cellular radio-telephone service in Israel. Except as provided in the shareholders agreement regarding competition with each other and Pelephone, the parties are free to continue operations in businesses in which they operated prior to signing the shareholders agreement.

    RESTRICTIONS ON TRANSFER. The shareholders agreement imposes restrictions with respect to the sale, transfer or other disposition of Pelephone's capital stock. If we wish to sell our Pelephone shares, we must first give notice to Bezeq of our intention and include the price and terms for the shares. Bezeq then has the option to buy our shares on the conditions offered, indicate its wish to purchase the shares on different terms, indicate its consent to the sale to the proposed third party, on the same or different terms, or propose an alternative buyer of the shares. If we and Bezeq are unable to agree, the matter is first referred to the chief executive officers of our companies and then to the chairmen of their respective boards of directors. If the parties are still unable to reach agreement, no sale or transfer shall be effected. We may not sell or transfer our shares to a competitor of Pelephone or to an entity prevented by law from receiving or holding a license to provide Pelephone's services. The shareholders agreement has been amended, however, to permit this offering and a distribution by Motorola of our common stock.


  EGYPT


    GENERAL. We are party to a shareholders agreement relating to our 35.3% ownership of MobiNil Holding. The other parties to that agreement are France Telecom Mobiles International, with 46.1% and Orascom Technologies SAE, with 18.6%. MobiNil Holding is a holding company that owns 51% of The Egyptian Company for Mobile Services, or MobiNil. MobiNil is our licensed operating company in Egypt. The remaining direct interests in MobiNil are owned by public shareholders, with approximately 36.0%, and by Orascom, with approximately 13.0%.



    MANAGEMENT. Under the terms of the MobiNil Holding shareholders agreement, MobiNil Holding's board is composed of seven members, including two directors nominated by us, four directors nominated by France Telecom, including one who must be an independent third party, and one director nominated by Orascom.



    The shareholders agreement also controls how the MobiNil Holding members of MobiNil's board of directors vote. Under the shareholders agreement, MobiNil's board of directors is composed of eleven members, including two directors nominated by us, four directors nominated by France Telecom, two directors nominated by Orascom and three directors to be nominated by the other shareholders.



    With respect to MobiNil Holding, the approval of Propel, France Telecom and Orascom is required to:


    - enter into significant corporate transactions;

    - incur indebtedness;

    - voluntarily wind up or liquidate;

    - declare dividends;

    - redeem and cancel any securities;

    - vote the shares in MobiNil; and

    - approve the five-year business strategy.

    Propel's and France Telecom's approval is also required to:

    - approve contracts in excess of $1 million;

    - approve agreements longer than one year and with expenditures in excess of $1 million over the full term;

    - approve material related party transactions, material personnel policies and intellectual property licenses and agreement; and

    - approve initiation of material claims and lawsuits where the value of the claim is in excess of $1 million.


    DIVIDENDS. Under the shareholders agreement, dividends and other cash distributions may be made from net profits and not out of capital or capital surplus if MobiNil Holding and MobiNil have positive net worth and provided there are reasonably adequate amounts of cash and working capital for their operations and anticipated growth as well as legal reserves required under applicable laws and regulations.



    NONCOMPETITION. As long as the shareholders agreement is in place, the parties and their affiliates agree not to engage in activities that directly compete with the business of MobiNil Holding or the operation of a GSM cellular system in competition with MobiNil in Egypt. This provision does not restrict the parties or their affiliates equipment or services businesses from offering their products or services for sale to competing businesses.



    RESTRICTIONS ON TRANSFER. The shareholders agreement imposes restrictions with respect to the sale, transfer or other disposition of MobiNil Holding's capital stock. Although the change of control of a shareholder does not expressly trigger a right of first refusal, Orascom and France Telecom have waived their rights of first refusal with respect to this offering and a distribution by Motorola of our common stock. If we wish to sell our MobiNil Holding shares, we must give written notice to the other shareholders including the number of shares and the proposed purchase price. The other shareholders have the option to either purchase their pro rata share of the shares offered or refuse the offer. MobiNil Holding shareholders may also sell their proportionate MobiNil shares upon the same notification procedures. If the proposed sale is through an offering on a recognized stock exchange, then the MobiNil per share sale price is the average median sale price of the MobiNil shares on the stock exchange for the six days immediately proceeding the proposed sale of the MobiNil shares or if the proposed sale is to a third party, then the sale price is the price offered by such third party.

  LITHUANIA

    GENERAL. We are party to a shareholders agreement relating to our 35.0% ownership of Omnitel. The other parties to that agreement are Amber Mobile Teleholding AB, a joint venture of Telia AB and Sonera Corporation, with 55.0%, and members of the Kazickas family with 10.0%.

    MANAGEMENT. Under the terms of the shareholders agreement, Omnitel's board of directors is composed of seven members, including two directors nominated by us, as long as we own at least 25% of Omnitel, four directors nominated by Amber and one director nominated by the other shareholders, as long as they own 5% of Omnitel.

    The approval of five directors, which includes the vote of at least one director nominated by us for so long as we own at least 25% of Omnitel, is required to:

    - enter into significant corporate transactions;

    - approve the capital structure;

    - incur indebtedness or guarantees not provided for in the five-year business plan;

    - approve agreements with significant expenditures;

    - approve any public offering of Omnitel's shares;

    - voluntarily wind up or liquidate Omnitel;

    - establish the financial and business objectives, annual budgets and approve the five-year business plan;

    - delegate board authority and grant powers of attorney;

    - approve any material change in the powers or duties of the president or chief financial officer; and

    - redeem, purchase, cancel or issue any securities.


    DIVIDENDS. Subject to the projected financing requirements of Omnitel over the twelve-month period following the proposed dividend date, including investment and expansion plans, the parties to the shareholders agreement agree that all funds reasonably available for distribution to shareholders shall be distributed by way of a dividend, or other form of distribution approved by the board. No such dividend or distribution may be declared or paid any time at which Omnitel has outstanding any loans from third parties except in compliance with the terms of any loan agreement between Omnitel and such third-party lender.


    NONCOMPETITION. Under the shareholders agreement, the parties and their affiliates, and their respective directors, officers and key employees and those of their affiliates are not to invest in any company that is a competitor of Omnitel in Lithuania. Competitor is defined to include the operation of a cellular radio telephone voice and data network, provision of international gateway services, operation of a wired public data network, operation of a radio paging system, offering of services providing customer access to satellite communications networks, provision of international private line services and provision of satellite earth station services. No person is considered a competitor solely by virtue of the fact that such person manufactures or sells telecommunications infrastructure equipment or subscriber units in Lithuania.

    RESTRICTIONS ON TRANSFER. The shareholders agreement imposes restrictions with respect to the sale, transfer or other disposition of Omnitel's capital stock. The shareholders have waived their rights of first refusal with respect to this offering and a divestiture by Motorola of our common stock. However, a transfer of either Propel shares or our shares in Omnitel to a competitor of Telia or Sonera triggers rights of first refusal. If the rights of first refusal are triggered, we must give the other shareholders written notice of our intention to sell, along with a copy of the third-party offer. The remaining shareholders have the option to buy our shares at the price proposed by the third-party offer or as otherwise agreed. If there is no good faith third party offer for the Omnitel shares because the triggering sale is of Propel shares, we must deliver notice to the other shareholders and include the proposed sale price of our shares. The remaining shareholders may accept the offered price or call for an appraisal of the shares. No transfer is allowed to any competitor of Omnitel in Lithuania, and any transfer is subject to government and regulatory approvals.

  JORDAN

    GENERAL. We are party to a shareholders agreement relating to our ownership of 26.1% of Pella Investment Company, a holding company which holds all of the outstanding common stock of Fastlink. The other parties to that agreement are Pioneers for Investment, which is owned by Orascom, with 65.5%, Sulaiman Abdul Abanami, with 3.5%, and Mobile Telecommunications Company, with 4.9%.

    MANAGEMENT. Under the terms of the shareholders agreement among the shareholders of Pella Investment Company, Pella's board of directors is composed of five members. Two directors are appointed by us and three by the other shareholders. Fastlink's five-member board of directors is appointed by Pella. We control two board seats, Orascom controls two board seats and there is one director-at-large.

    The approval of four Pella directors is required for Fastlink or Pella to:

    - declare dividends;

    - approve the annual business strategy and form of capital structure;

    - approve agreements with terms of one year or more and with significant expenditures and intellectual property licenses and contracts;

    - approve material personnel policies, including labor discussions or contracts;

    - incur significant indebtedness or guarantees;

    - approve the general manager and elect the chairman of the board;

    - redeem or cancel securities;

    - delegate board authority and grant powers of attorney; and

    - change powers of officers, and approve material transactions with officers, directors or affiliates.

    The approval of holders of 83% of Pella shares then outstanding is required for Fastlink or Pella to:

    - amend its memorandum of association or articles or change the size of the board;

    - change its nationality or corporate purpose;

    - decrease its share capital;

    - appoint auditors or change its fiscal year;

    - change its principal office; and

    - voluntarily windup or liquidate or enter into significant corporate transactions;

    DIVIDENDS. Subject to the projected financing requirements of Pella over the 12-month period following the proposed dividend date, including repayment of debt, investment and expansion plans, the shareholders agree that all funds reasonably available for distribution to shareholders are to be distributed by way of a dividend, or other form of distribution approved by the shareholders.


    NONCOMPETITION. Under the shareholders agreement, the shareholders, their affiliates, and all of their directors, officers and key employees agree not to engage in any business in Jordan which operates a cellular radio-telephone system in the 800 or 900 MHz bands. This noncompete provision remains in effect for two years after a shareholder or any of its affiliates ceases to be a shareholder of Pella other than by virtue of a liquidation of Pella. Notwithstanding this provision, each shareholder is authorized to manufacture or sell cellular radio-telephone infrastructure equipment or subscriber units in Jordan. Cellular radio-telephone system is defined in the shareholders agreement as a telecommunications system that provides mobile telephone service using radio frequencies and cellular technology, composed of cellular switching offices, base stations, a means of transmission, mobile subscriber units and other technical elements.


    RESTRICTIONS ON TRANSFER. If we wish to sell our Pella shares to a third party, we must give written notice to the board of directors, indicating the proposed price. If the other shareholders believe that the price offered is more than the fair price for our shares, the board of directors may object to the sale and the controller may appoint an expert committee to estimate the value of the shares. No transfer is allowed to any competitor or to any person who is prohibited by law or regulation from being a participant in the holder of the license or if the transfer would result in grounds for revocation of the license. A competitor is defined as any entity operating a cellular radio-telephone system or manufacturing cellular radio telephone equipment.


    The shareholders of Pella have waived the restrictions imposed by the shareholders agreement and their rights of first refusal so that neither the trading of our shares on any public market, nor the acquisition, by any legal means, of any or all of our shares by any person or entity, will trigger any right or option on the part of any shareholder, to purchase our shares of Pella, regardless of Motorola's diminishing ownership interest in us.


  AZERBAIJAN


    GENERAL. Our operating company, Bakcell, is owned 25% by the Azeri Ministry of Communications and 75% by a British Virgin Islands holding company, GTIB 1996, Ltd., in which we, Havacom N.V. and Alfa Telecom N.V. each own a 33.33% interest.


    MANAGEMENT. Under the terms of the Bakcell Statutes and Joint Venture Charter, the board of directors of Bakcell is composed of six members. By agreement of the owners, however, the Bakcell board of directors is currently composed of four members, with one member nominated by each of Propel, Havacom, Alfa Telecom and the Azeri Ministry of Communications. Under the terms of the amended shareholders agreement of GTIB, the board of directors of GTIB is to be composed of six members, two nominated by each of Propel, Havacom and Alfa Telecom. A simple majority is required on all matters brought before both the Bakcell and GTIB boards of directors.


    DIVIDENDS. Under the GTIB shareholders agreement and subject to the projected financial requirements of GTIB over the twelve-month period following the date on which a dividend payment is being considered, including investment and expansion plans, all funds reasonably available will be distributed by way of a dividend or other form of distribution approved by the shareholders. The GTIB board must approve the dividend. Havacom is entitled to a preferential dividend of up to $15.3 million. We believe, to date, GTIB has declared and paid a dividend to Havacom totaling $7.65 million. After the payment in full of this preferential amount, future dividends will be apportioned pro rata among the shareholders.



    NONCOMPETITION. Under the GTIB shareholders agreement, the parties agree that neither they nor their affiliates, directors, officers or key employees or those of their affiliates will engage in any business which operates a terrestrial-based cellular phone service in Azerbaijan. Shareholders and their affiliates, directors and officers are subject to this provision for two years after they cease to be shareholders for any reason other than the liquidation of GTIB.

    RESTRICTIONS ON TRANSFER. The amended shareholders agreement of GTIB imposes various restrictions on the transfer of shares. However, this agreement includes a provision allowing the disposition by Motorola of its interest in GTIB without triggering any of the transfer restrictions. If we wish to sell our GTIB shares to an unaffiliated third party, we must deliver written notice to the other shareholders of our intention, along with a copy of a bona fide offer, if any. The remaining shareholders have the option to buy our shares at the price proposed by the prospective buyer or the price proposed by us if no good faith offer is received. If the remaining shareholders disagree with the price proposed by us, they may have the shares appraised. Under the GTIB shareholders agreement, no transfer is allowed to any competitor of GTIB in Azerbaijan who operates a cellular radio telephone service in Azerbaijan or manufacturers cellular or paging equipment. No transfer is allowed to any person who is prohibited by law or regulation from being a participant in the holder of the license or if the transfer would result in grounds for revocation of the license.


    The Bakcell Joint Venture Charter agreements also impose various restrictions on the transfer of ownership by its owners, GTIB and the Ministry of Communications.


ASIAN OPERATIONS

  HONG KONG


    GENERAL. We are party to a shareholders agreement relating to our 25.1% ownership of Hutchison Telephone common stock. The other parties to that agreement are Hutchison International Limited, a wholly owned subsidiary of Hutchison Whampoa, with 55.9% and HTCL Holdings Limited, formerly known as Distacom Radio Telephone Company Limited, with 19.0%. NTT DoCoMo recently purchased HTCL Holdings Limited.



    MANAGEMENT. Under the terms of the shareholders agreement, Hutchison Telephone's board is composed of seven members, including two directors appointed by us, three directors appointed by Hutchison, one director appointed by NTT DoCoMo and one director appointed by the board.


    Unanimous approval of the board is required to:

    - approve the business plan;

    - approve contracts with significant expenditures;

    - approve agreements longer than three years; and

    - approve employment contracts with any general manager, financial controller or technical manager.

    A majority of the board members must approve recommendations to:

    - declare or pay dividends;

    - delegate board powers, unless reserved to shareholders or unanimous board;

    - approve ordinary course of business matters and transactions not reserved to the shareholders or unanimous board resolution; and

    - approve agreements with officers, directors, or affiliates of officers and directors other than senior management.

    Unanimous approval of the shareholders is required to:

    - enter into significant corporate transactions;

    - declare and pay dividends;


    - amend Hutchison Telephone's memorandum or articles of association;


    - make loans to shareholders or affiliates;

    - appoint or remove auditors;


    - voluntarily windup or liquidate Hutchison Telephone; and


    - decide capital structure.


    DIVIDENDS. Under the shareholders agreement, if Hutchison Telephone's cash or cash equivalents exceed its net anticipated cash requirements by more than HK$25,000,000 for the three months following a proposed dividend date, all profits of Hutchison Telephone available for distribution to the shareholders are to be distributed by way of a dividend, or if such dividends cannot be paid by Hutchison Telephone due to legal requirements, by such other legal means as its board of directors unanimously agree.



    NONCOMPETITION. Under the shareholders agreement, the parties agree that they will not, and their affiliates, directors, officers and employees will not, directly or indirectly carry on or be interested in any business in Hong Kong competitive with the business of Hutchison Telephone. This prohibition remains in effect for two years after a shareholder or any of its associates ceases, for any reason other than a liquidation, to be a shareholder of Hutchison Telephone. Hutchison Telephone's business is defined as operating a public mobile radio-telephone service in Hong Kong.



    RESTRICTIONS ON TRANSFER. Although the shareholders agreement does not prohibit indirect transfers of our interest in Hutchison Telephone, it does impose restrictions with respect to the sale, transfer or other disposition of the capital stock of Hutchison Telephone. A transfer of shares to a third party triggers preemption provisions under Hutchison Telephone's articles of association. If we wish to sell our shares in Hutchison Telephone, we must notify the other shareholders of our intention and include a copy of a bona fide offer. The remaining shareholders have the option to purchase the shares at the price prescribed in the bona fide offer, agree to the terms of the transfer to the proposed buyer or locate an acceptable buyer for the shares. If the remaining shareholders do not buy the shares, do not reach agreement regarding the proposed buyer or do not locate an alternative buyer, the shareholders agree to use their best efforts to find a purchaser for all of our Hutchison Telephone shares who is willing to pay a price that reflects the value of Hutchison Telephone as a going concern. We have obtained consent from the other shareholders of Hutchison Telephone for this offering. Although we believe no waiver or consent is required for Motorola to effect a distribution or other form of divestiture of our common stock under the shareholders agreement, we are seeking confirmation of this from the other shareholders.


  PAKISTAN


    GENERAL. We are party to a shareholders agreement relating to our 30.0% ownership of Mobilink. The other parties to that agreement are Saif Telecom
(PVT) Ltd., with 11.3% ownership through Rayshield Investments, and International Wireless Communications Pakistan Limited, which is controlled by Orascom, with 58.7%.


    MANAGEMENT. Under the terms of the shareholders agreement, Mobilink's board of directors is composed of ten members, including three directors appointed by us, six directors appointed by International Wireless Communications Pakistan Limited and one director appointed by Saif Telecom (PVT) Ltd.

    An affirmative vote of 80% of the board is required to elect the chairman. Approval of shareholders holding 80% of outstanding shares is required to:

    - enter into significant corporate transactions;

    - voluntarily wind up or liquidate Mobilink;

    - publicly offer shares of Mobilink;

    - decide capital structure;

    - approve agreements with terms of one year or more and significant expenditures;

    - incur indebtedness and guarantees;

    - settle any excess claims;

    - annually approve the five-year business plan;

    - approve significant related party transactions;

    - delegate shareholder authority and grant powers of attorney;

    - approve negotiations relating to labor relations, collective bargaining and personnel policies;

    - make significant loans;

    - change the number of directors and appointment the president and executive director of finance;

    - redeem, offer or cancel any securities and declare and pay dividends or distributions; and

    - amend the articles of association.

    DIVIDENDS. Subject to any agreement or restriction binding Mobilink to the contrary and applicable laws, and provided that Mobilink has paid down any third-party debt that is supported by shareholder guarantees not proportional to any guaranteeing shareholder's equity interest in Mobilink and repaid all outstanding shareholder loans, the shareholders agree that Mobilink is to distribute all of its surplus cash. The board recommends the amount of surplus cash available for distribution based upon the board's analysis of future funding needs and a formula provided in the agreement.


    NONCOMPETITION. Under the shareholders agreement, the shareholders agree that they and their associates will not, and will use reasonable endeavors to ensure that their directors and their associates, officers and key employees, shareholders and associates of shareholders will not, engage in any business in Pakistan which provides, or participates in providing, telecommunications services directly competitive with the businesses undertaken by Mobilink. This noncompete provision remains in effect for two years after a shareholder ceases to be a shareholder for any reason other than liquidation of Mobilink and applies to a variety of businesses that are directly competitive with Mobilink, including many forms of wireless technology, long distance and other services; but does not apply to the supply of cellular, two-way radio, both conventional and trunking, and radio paging equipment, whether infrastructure or subscriber units.



    RESTRICTIONS ON TRANSFER. The shareholders agreement imposes numerous restrictions with respect to the sale, transfer or other disposition of Mobilink's capital stock. A change of a control of a shareholder triggers a right of first refusal. However under a side agreement, the other shareholders have waived this right of first refusal in connection with this or any other public offering and a divestiture by Motorola of our common stock as well as any private placement by any shareholder of Mobilink's shares, provided it is to a strategic investor. Strategic investor is defined as a person or entity that is directly or indirectly engaged in the provision of telecommunications services for profit or an associate of one which regularly invests in telecommunications in other similar infrastructure projects. All other dispositions of stock would trigger the right of first refusal.


    If we wish to sell our shares in Mobilink, we must notify the other shareholders of our intention, the price at which we wish to privately sell our shares and a copy of any good faith offer for the shares. If the remaining shareholders disagree with the prescribed price, either the third-party offer price or our proposed price, they may have the shares appraised. Unless all the shareholders agree, no transfer of shares is allowed to any competitor of Mobilink. No transfer is allowed to any person who is prohibited by law or regulation from being a participant in the holder of the license held by Mobilink or if the transfer would result in grounds for revocation of this license.

                                   REGULATION

    The following is a summary of the regulatory environment under which each of our operating companies offers services.

LATIN AMERICAN OPERATIONS


  NORTHERN AND SOUTHERN MEXICO



    OVERVIEW. The Mexican cellular telephony service market was opened in 1990 with the privatization of Telmex, the state owned telecommunications monopoly. As a result, Telcel was granted a nationwide cellular license. In addition, the country was divided into nine regions and a bidding process took place for a second cellular license in each region. Our operating companies in Mexico, Baja Celular, Movitel, Norcel, Cedetel and Portatel, obtained their cellular licenses in this process.


    REGULATORY BODIES AND ENFORCEMENT. The Secretary of Communications and Transportation and the Federal Telecommunications Commission, or Cofetel, are the government agencies in charge of regulating the wireless communications companies in Mexico.

    LICENSES. We have been granted licenses to provide wireless telephony in five regions in Mexico. The terms of the licenses are 20 years, which can be extended by the submission of an application by the licensee. The license can be revoked for frequent breaches of the conditions set forth in the license, including suspending service without just cause, bankruptcy of the licensee or for not paying license fees. Under the terms of their licenses, our operating companies in Mexico are required to pay a royalty in semi-annual installments in an amount equal to five percent to ten percent of revenues.

    INTERCONNECTION. The Mexican telecommunications law obligates all telecommunications network licensees to execute interconnection agreements when requested by other licensees.


    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. Mexican law places restrictions on foreign participation in certain telecommunications industries. In the case of cellular telephony, foreign investment is limited to 49%, subject to waiver by the Mexican Foreign Investments Commission. The terms of our licenses provide, among other things, that foreign investment in voting stock cannot be higher than 49% and that the assignment of the license requires the approval of the Secretary of Communications and Transportation. We have received an approval from the Foreign Investments Commission permitting our direct ownership of greater than 49% of Baja Celular, Movitel, Norcel and Cedetel.



    FOREIGN EXCHANGE/DIVIDEND LIMITATIONS. A Mexican company may remit dividends and profits outside of Mexico if it meets certain distribution and legal reserve requirements. Dividends paid by our Mexican operating companies to their U.S.

shareholders are subject to a 10% withholding tax unless the companies chose to pay Mexican corporate income tax on the net earnings from which the dividends are being paid. Interest paid by the companies to U.S. residents is also subject to a 10% withholding tax.


  ARGENTINA

    OVERVIEW. Argentina privatized its national telephone monopoly, ENTEL, in 1990. Movicom Argentina operated under a permit granted in 1988 as the only private sector telecommunications company in Argentina prior to ENTEL'S privatization. Since 1990, licenses have been granted to providers of a wide range of telecommunication services. Currently, public telephony and rural telephony are each in full competition. A subsidiary of Movicom Argentina holds one of four existing basic telephony licenses for local and long distance national and international services. Twenty more basic regional telephony licenses have been granted which will allow the holders to start providing service as of November 2000.

    REGULATORY BODIES/ENFORCEMENT. Argentine telecommunications providers operate under the supervision of the Communications Secretary, the office responsible for rulemaking, and the Comision Nacional de Comunicaciones, which interprets and implements the rules established by the Communications Secretary.


    LICENSES. In 1995, Movicom Argentina's permit was converted to a licence to operate its wireless telecommunications network in Buenos Aires. Movicom Argentina also acquired three licenses in June 1999 to build and operate a PCS network nationwide. The PCS license may not be revoked unless Movicom Argentina fails to meet certain operational performance targets. Movicom Argentina also has licenses to provide trunking, paging and data transmission services.


    Movicom Argentina is subject to special telecommunications and spectrum use monthly fees equal to 0.5% of Movicom Argentina's monthly cellular service gross revenues. In addition, Movicom Argentina pays a monthly fee per subscriber, depending upon the service plan the subscriber selects. Other taxes are paid for microwave and cell sites.

    INTERCONNECTION. Under Argentine law, operators of mobile telephone services have the right to enter calls into the networks of other operators at any point, and allow such operators to interconnect directly with the other mobile telephone services operators.

    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. We believe there are no government restrictions on our ability to transfer our ownership interests in Movicom Argentina and there are no significant restrictions on foreign ownership of telecommunications companies or the repatriation of earnings from such ownership.


    FOREIGN EXCHANGE/DIVIDEND LIMITATIONS. Under current law, Argentine currency is freely convertible into U.S. dollars, and Argentina has a free exchange market for all foreign currency transactions. Under applicable Argentine corporate law, dividends may be paid only from liquid and realized profits as shown on the company's financial statements prepared in accordance with Argentine generally accepted accounting principles. Five percent of such profits must be set aside until a reserve equal to 20% of the company's capital stock has been established. Subject to these requirements, the balance of profits may be declared as dividends and paid in cash pursuant to a majority vote of the shareholders. Under current law, there is a 15.0% withholding tax on interest payments which arise from loans obtained abroad from banks which are included on the list of countries following the banking supervision rules established by the Basilea Bank Committee or where the borrowers are regulated financial entities. In other cases, there is a 35% withholding tax on interest payments. The distribution of profits and dividends in excess of taxable income are subject to a 35% withholding tax.


    RECENT REGULATORY DEVELOPMENTS. On June 23, 1999, the Communications Secretary enacted new regulations regarding telecommunications licenses. Under these regulations, in order to obtain a general license for basic telephony service:

    - the applicant must evidence a net worth equivalent to US$100,000,000; and

    - the applicant must have, directly or indirectly, as a shareholder, a local partner with a minimum shareholding of 10% of the company's capital stock. This local partner must evidence certain technical and economic qualifications.

    On June 9, 2000, a Presidential Instruction was issued, under which the telecommunications regulations in Argentina are expected to be changed. The purpose of the instruction is to guarantee the complete deregulation and free competition of telecommunications services in Argentina beginning November 9, 2000. The instruction sets forth a maximum term of 30 days to comply with all administrative procedures. It is contemplated that the rules to be enacted will cover the following:

       - licenses of telecommunications services;

       - national interconnection;

       - universal service; and


       - administration of the spectrum.


  CHILE

    OVERVIEW. Chile privatized its public local telephone company in 1986 and its public long distance carrier in 1987. In 1997, three 1900 MHz PCS mobile telephone service concessions were granted. ETP, our operating company in Chile, has two subsidiaries who each hold one of these national 1900 MHz PCS mobile telephone service concessions.

    REGULATORY BODIES/ENFORCEMENT. The main regulatory agencies of the Chilean telecommunication sector are the Ministry of Transportation and Telecommunication and the Under-Secretary of Telecommunications.

    LICENSES. As a general rule, telecommunication concessions are granted in Chile without a fee. However, wireless operators are subject to an annual duty based on the size of their system, spectrum used and authorized service area. Wireless operators may freely determine the tariffs or fees charged to their subscribers. Concessions for the provision of mobile telephone service are granted for a 30-year period, renewable for identical periods if requested by the concessionaire.

    INTERCONNECTION. Wireless and long distance operators are obliged to establish and accept interconnections according to the technical rules, procedures and terms established by the Under-Secretary of Telecommunications on a fixed-fee basis.

    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. Mobile telephone concessions may be assigned, transferred or leased only with the prior authorization of the Under-Secretary of Telecommunications, which cannot be denied without reasonable cause. Licensees may only be legal entities incorporated and domiciled in Chile. However, there is no restriction or limitation on the participation or ownership of foreign investors in Chilean telecommunications companies.


    FOREIGN EXCHANGE/DIVIDEND LIMITATIONS. Chilean pesos are freely convertible into U.S. dollars through the foreign exchange market provided the transferee has registered with the Chilean Central Bank according to Chapter XIV of the Foreign Exchange Regulations or has executed a foreign investment agreement with the State of Chile according to the foreign investment statute. Under that statute, capital invested in Chile may not be remitted outside of Chile earlier than one year after the investment, although earnings may be remitted at any time. No restrictions on time to remit investment outside Chile are currently in place. Dividends may only be paid out of earned income as determined in accordance with Chilean generally accepted accounting principles.



    RECENT REGULATORY DEVELOPMENTS. The Under-Secretary of Telecommunications has issued a new technical rule to distribute additional spectrum of 30 MHz among the current licensed operators that are limited in their subscriber loading capacities, such as CTC Comunicaciones Moviles S.A., which is owned by Telefonica; BellSouth Comunicaciones S.A., which is controlled by BellSouth International; and eventually Smartcom PCS S.A., which is owned by Endesa.


  DOMINICAN REPUBLIC

    OVERVIEW. The Dominican government adopted a policy of liberalization of the telecommunications sector beginning in the late 1980s. In 1990, the Dominican government granted Tricom a concession to provide a full range of national and international telecommunications services. The Dominican telecommunications sector is currently regulated by a law enacted in May 1998.

    REGULATORY BODIES/ENFORCEMENT. The Dominican telecommunications industry is regulated by the Dominican Institute of Telecommunications (INDOTEL).


    LICENSES. Tricom has entered into a concession agreement with the Dominican government under which Tricom holds a nonexclusive license to establish, maintain and operate a national and international telecommunications system. Licensed services include telegraphy, radio communications, paging, cellular and local, domestic and international telephone services. The concession agreement and the license granted under it last until June 30, 2010 and are renewable automatically, at no charge, for 20-year periods unless, at least three years prior to the end of the then existing term, either Tricom or the Dominican government advises the other of its intention not to renew.


    Under the terms of its concession agreement, Tricom makes payments to the Dominican government in lieu of income tax of RD $18 million (approximately U.S. $1.2 million) or 10% of its net revenues whichever is greater. These arrangements are based on a 1996 agreement with the Dominican government, which has not been validated by the Dominican Congress. The Dominican Constitution requires all agreements related to tax exemptions to be approved by Congress. If those provisions are not approved by the Dominican Congress, the Dominican Congress could invalidate those provisions relating to taxes and may require the payment of a tax of 25% on its adjusted net income, the current rate generally applicable to Dominican corporate taxpayers.

    INTERCONNECTION. Dominican law encourages competition in all telecommunications services by enforcing the right to interconnect with existing participants and protecting against monopolistic practices. In May 1994, Tricom entered into an interconnection agreement with Codetel, the Dominican national telecommunications provider, which has an indefinite term and requires each of the parties to provide access to the other party's network on equal, nondiscriminatory and transparent terms, and obligates each party to provide to the other any terms or conditions more favorable that it subsequently provides to any other telecommunications entity. This interconnection agreement has in the past been the subject of extensive litigation between Codetel and Tricom. However on January 2, 1998, Tricom and Codetel signed an addendum to the interconnection agreement which resolved all disputes between Tricom and Codetel that were then being arbitrated.

    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. There are no government restrictions on our ability to transfer our ownership interests in Tricom. There are no significant restrictions on foreign ownership of telecommunications companies or the repatriation of earnings from such ownership.

    FOREIGN EXCHANGE/DIVIDENDS. Under Dominican law, Dominican pesos are convertible into U.S. dollars at one of the following two rates:

    - The official rate is the rate at which companies in certain strategic industries, including the telecommunications industry, are required to surrender revenues received in foreign currency to the Central Bank for Dominican pesos. Accordingly, every U.S. dollar Tricom receives as revenues must be surrendered to the Central Bank at the official rate unless otherwise authorized by the Central Bank.

    - The private market rate is the rate at which Tricom purchases the foreign currency it needs to pay foreign suppliers or otherwise to meet its obligations abroad. According to current regulations, all purchases of foreign currency from private commercial banks must be reported daily to the Central Bank. This requirement permits the Central Bank to supervise and keep statistics on the private market rate but does not give the Central Bank direct control over the private exchange rate. The Central Bank is entitled to receive a 5% commission on all purchases of foreign currency to be remitted abroad.


    Under Dominican law, only shareholders may authorize the declaration and payment of dividends. Shareholders are entitled to receive dividends in proportion to their respective capital participation, subject to adjustment as provided in the bylaws. Dividends are payable only from after-tax profits, and only after Tricom has set aside at least 5% of its annual profits as a legal reserve until such reserve equals 10% of paid-in capital.


    U.S. TELECOMMUNICATIONS REGULATION. Tricom is subject to extensive regulation by the U.S. Federal Communications Commission in connection with its international long distance services. This regulation covers, among other things, accounting rates or settlement rates, which are the amount of payment negotiated between carriers for the termination of international telephone calls. Tricom is authorized by the FCC to provide facilities-based voice, data and private line services between the United States and various international points, including the Dominican Republic and has been approved by the FCC to communicate from the United States with 186 countries via satellite and with 28 countries via fiber optic submarine cables.

  URUGUAY


    OVERVIEW. Uruguay does not have a comprehensive system of telecommunications regulation. Regulations relating to the assignment of radioelectric frequencies fall under the jurisdiction of the National Communications Office and the National Telecommunications Administrator, or ANTEL.



    Over the last two years, the Executive Branch has authorized a broad range of data telecommunication services, including data networks in the 1900 MHz and
10.5 GHz bands.

    Until recently, the Uruguayan telecommunications market was monopolized by ANTEL. Movicom Uruguay's entry into the market was through a contract with ANTEL.

    REGULATORY BODIES/ENFORCEMENT. Uruguayan telecommunication providers operate under the supervision of the National Communications Commission. ANTEL also plays a regulatory role with respect to interconnection terms and conditions to the fixed network.

    LICENSES. In 1989, Movicom Uruguay entered into a contract with ANTEL to provide mobile cellular telephony services to the southern region of Uruguay. In 1990, ANTEL assigned to Movicom Uruguay spectrum in the 800 MHz band to provide mobile cellular telephony.


    Movicom Uruguay has been granted additional frequency for the supply of mobile cellular telephony services in the 1900 MHz band. Movicom Uruguay launched its CDMA 1900 network in July 2000.



    In 1999, Movicom Uruguay was authorized to provide wireless data transmission services nationwide. At the end of 1999, Movicom Uruguay also was awarded a block of frequencies in the 26-27 GHz band.


    Finally, under a contract with ANTEL, Movicom Uruguay operates an Internet service provider.

    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. There are no government restrictions on our ability to transfer our ownership interest in Movicom Uruguay. There are no significant restrictions on foreign ownership of telecommunications companies or the repatriation of earnings from such ownership.


    FOREIGN EXCHANGE/DIVIDEND LIMITATIONS. There are no government restrictions on converting Uruguayan pesos into U.S. dollars. Under Uruguayan law, 5% of the annual profits reported in statutory financial statements must be allocated to a legal reserve until it equals 20% of the issued capital. The reserve is not available for distribution. In addition, dividends are limited to the profits reported in the statutory financial statements expressed in Uruguayan pesos.


    RECENT REGULATORY DEVELOPMENTS. Under new regulations, the National Communications Office is currently auctioning two blocks of frequencies for trunking services. Bid conditions have not yet determined.

EUROPE/MIDDLE EAST OPERATIONS

  ISRAEL

    OVERVIEW. The Israeli telecommunications market is in a state of transition, moving to a more liberalized environment in which various markets, such as the mobile, international long distance services, domestic markets and infrastructure are gradually being opened to competition and in which government-owned monopolies are anticipated to be privatized.

    REGULATORY BODIES/ENFORCEMENT. The Israeli telecommunications industry is regulated by the Ministry of Communications and is governed by the Telecommunications Law and related regulations.

    LICENSE. Beginning in 1986, Pelephone provided wireless services under a build, operate and transfer agreement with Bezeq. On February 7, 1996, the Ministry of Communications granted Pelephone a revised license to establish and operate a mobile telephone network in Israel. The license is valid for a period of ten years from January 1, 1994. It may be extended for additional six-year periods upon Pelephone's request to the Ministry of Communications and review by the Ministry of Communications to determine that Pelephone has met specified performance requirements. The renewal of the license is subject to the discretion of the Ministry of Communications, which may elect to change, restrict, suspend or terminate the license.

    Pelephone must pay royalties to the government of Israel every quarter at the rate of eight percent of Pelephone's service revenues net of interconnect charges. Under the license, Pelephone's standard agreement with subscribers must receive Ministry of Communications approval. Pelephone has submitted its standard agreement to the Ministry of Communications for approval. The agreement is still under review by the Ministry of Communications. Pelephone has been using this standard agreement with its subscribers for several years.


    The license requires Pelephone to submit to the Ministry of Communications its tariffs and any changes in its existing tariffs, but it does not require approval of those tariffs or changes to tariffs. The Ministry of Communications, however, may intervene if it finds that Pelephone's tariffs unreasonably harm consumers or competition. The license specifies fees Pelephone may charge its subscribers for one-time installation, fixed monthly payments, airtime, payments for the use of other telecommunication systems, payments for handset maintenance and payments for additional services.



    Mobile telephone subscribers in Israel are not charged for incoming calls, except while roaming. Rather, the charge for incoming domestic calls is borne by the Israeli network on which the call originated or from which the call was transferred. This is referred to as "calling party pays." The Ministry of Communications recently enacted regulations that set tariffs to be charged by all operators in Israel for incoming calls. These new regulations require Pelephone to gradually reduce its tariff rates significantly for incoming calls from October 2, 2000 until January 1, 2003 in a manner that will set the tariff rate from and after January 1, 2003 at a significantly lower level than is charged at present. This will result in a reduction in Pelephone's incoming airtime revenue, which could negatively affect its operating results.

    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. Pelephone's license provides that no direct or indirect control of Pelephone may be acquired or transferred without the consent of the Ministry of Communications. Furthermore, no direct or indirect holding of 10% or more of the means of control of Pelephone may be transferred or acquired at any one time or through a series of transactions, without the consent of the Ministry of Communications. We have received the approval of the Israeli government for the initial contribution of our Israeli businesses to us from Motorola, as well as for this offering and Motorola's planned distribution of our common stock to Motorola stockholders.


    Pelephone, any officer of Pelephone, or any person that holds more than 5% of Pelephone's voting stock is not allowed to hold more than 1% of the voting stock, directly or indirectly, in another wireless operator in Israel.

    In addition, Pelephone may not be part of any agreement, arrangement or understanding with another operator in Israel, which tends to or may cause a limitation or a decrease in competition of mobile telephone services.


    FOREIGN EXCHANGE/DIVIDEND LIMITATIONS. New Israeli shekels are now freely exchangeable for U.S. dollars, subject to a reporting obligation to the Bank of Israel. Under current law, dividends may be freely repatriated subject to payment of applicable Israeli taxes.


    OTHER REGULATORY ISSUES. Pelephone and the other operators are subject to extensive regulation in the placement and operation of its wireless communications equipment, including antennas and cell towers, by the Ministry of the Environment and local building committees and authorities. These regulations and regulatory bodies make the placement of antennas and cell towers significantly more complicated than in countries where such matters are less highly regulated.


    Pelephone has been accused of erecting a significant number of antennas without securing proper building permits from local authorities. This has resulted in the filing of criminal charges and civil proceedings by some Israeli municipalities against Pelephone and its officers and directors.


  EGYPT


    OVERVIEW. Telecom Egypt, the government-owned state provider of telecommunications services, launched its GSM 900 service in November 1996. In November 1997, the Egyptian government began a program to privatize Telecom Egypt's GSM business and created the Egyptian Company for Mobile Services, or MobiNil. In March 1998, the government offered 30% of MobiNil's shares on the Cairo and Alexandria Stock Exchange, and sold another 68% of MobiNil to our consortium, MobiNil Holding. This transaction was completed in May 1998. MobiNil has a five-year tax holiday which expires in 2003.

    REGULATORY BODIES/ENFORCEMENT. The National Telecommunications Organisation of the Arab Republic of Egypt, or ARENTO, is both the monopoly wireline telecommunications operator and regulator. It focuses on technical targets for expanding wireless network coverage and quality. Telecom Egypt, together with other government entities, is responsible for designing policies and development plans for the telecommunications sector.


    LICENSES. A GSM license was issued to MobiNil in April 1998 for an up-front license fee of U.S. $516 million. At the same time, a second GSM license was awarded to an international consortium called Misrfone which paid the same up-front license fee. Each of the licenses has a term of 15 years and is extendable for an additional five years without payment of material additional fees. The licenses allow for a duopoly period until December 2002. Any new license issued must be on broadly the same terms as the existing two licences, including an annual license fee payment and an initial fee indexed to inflation. We anticipate that a license may be issued to a third operator by the end of 2002.


    INTERCONNECTION. MobiNil has interconnection agreements with all significant telecommunications operators in Egypt.

    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. There are no government restrictions on our ability to transfer our ownership interests in MobiNil. There are no significant restrictions on foreign ownership of telecommunications companies or the repatriation of earnings from such ownership.


    FOREIGN EXCHANGE/DIVIDEND LIMITATIONS. There are no significant government restrictions on converting Egyptian pounds into U.S. dollars, however there are occasional shortages of U.S. dollars in Egypt.


  LITHUANIA

    OVERVIEW. The Republic of Lithuania Telecommunications Law applies to both fixed and mobile telecommunications and grants the monopoly fixed telecommunications operator, Lietuvos Telekomas, exclusive rights to operate a general fixed phone communication network, and provide services using this network, until December 31, 2002. Lietuvos Telekomas is 90% privatized. The first licenses to provide GSM service were granted in 1995.

    REGULATORY BODIES/ENFORCEMENT. The primary Lithuanian telecommunications regulatory body is the Ministry of Communications. We expect that, in the near future, all principal regulatory functions will be transferred to the Communications Regulatory Authority.

    LICENSES. Telecommunications licenses are generally issued by way of tender. The license itself regulates various aspects of the telecommunications activity in question, including scope of activity, technical and quality requirements, pricing and procedure for certification of equipment. Licenses are issued for a period of no longer than ten years and may be extended with government approval. Omnitel has a ten-year license to provide GSM services until 2005. In addition, Omnitel has a GSM 1800 license which was granted in 1998.


    Any of Omnitel's licenses may be renewed under the license's existing terms and conditions or other terms mutually agreed to by the Ministry of Communications and Omnitel, if at least 15 months prior to the expiration of the license, Omnitel applies to the Ministry of Communications for renewal of the license and no grounds exist that may prevent license renewal. Grounds which would prevent license renewal include if the license terms and conditions have been constantly violated, the stamp duty for renewal has not been paid prior to the expiration of the existing license or if it has been decided to undertake new international obligations, changing the technical requirements for licensed telecommunications activities. The Ministry of Communications is to notify Omnitel not less than one year prior to the expiration of the license of its decision regarding license renewal.


    INTERCONNECTION. Omnitel has interconnection agreements with all significant telecommunications operators in Lithuania. Under the Telecommunications Law, operators of general telecommunications networks are obligated to connect other operators' networks to their own. This obligation must be discharged within three months of an application for interconnection. Terms of interconnection agreements may not conflict with general conditions of connection of telecommunications networks.

    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. There are no government restrictions on our ability to transfer our ownership interests in Omnitel. There are no significant restrictions on foreign ownership of telecommunications companies or the repatriation of earnings from such ownership.


    FOREIGN EXCHANGE/DIVIDEND LIMITATIONS. There are no significant government restrictions on converting Lithuanian litas into U.S. dollars. According to Foreign Currency Purchase, Sale and Exchange Rules of 1993, as amended, Lithuanian litas may be converted into U.S. dollars at a fixed rate. Repatriation of dividends is subject to a 29% withholding tax, applicable to all foreign legal entities. According to the U.S.-Lithuanian Double Taxation/Fiscal Violation Treaty, this withholding tax, subject to limitations and qualifications contained in the treaty, may not exceed five percent of the total sum of dividends if paid to a holder of at least 10% of the outstanding voting shares of the company paying the dividend, or 15% of the aggregate dividend paid, in all other cases. Litas are currently pegged to the U.S. dollar at a rate of four-to-one.


    OTHER REGULATORY ISSUES. Omnitel benefits from a statutory tax holiday under Lithuanian law. Under this law, Omnitel was exempt for five years from Lithuanian income taxes until June 30, 1999, and after this date is only subject to income taxes at half the regular rate of tax until June 30, 2002. Thereafter, it is subject to the full regular rate.

  JORDAN

    OVERVIEW. Jordan began the privatization of its telecommunications sector in 1995. The Jordanian telecommunications law contains the regulatory rules governing telecommunications activities, including mobile telephone services. The operations, rights and obligations of Fastlink are subject to and regulated by the Jordanian telecommunications law.

    REGULATORY BODIES/ENFORCEMENT. The Telecommunications Regulatory Commission was established by the Jordanian telecommunications law to govern the provision of telecommunications services including licensing.

    LICENSES. The granting of telecommunication services licenses are through public tender. The Jordanian telecommunications law allows the Telecommunications Regulatory Commission to determine royalties, sharing of revenues and fees to be paid by the licensees.


    Fastlink's license expires in 2009. The terms of renewal for Fastlink's license are subject to negotiations, which may be called by either party two years prior to October 30, 2009. For the year 2000, the operating license fee is approximately $140,000. For subsequent years, the increase, if any, in the operating license fee shall represent Fastlink's proportional share of the budgeted annual operating expenses of the Telecommunications Regulatory Commission, plus amortized amounts of capital expenditure, incurred by the Telecommunications Regulatory Commission in regulatory operations related to the service provided by Fastlink, excluding radio spectrum management costs.


    INTERCONNECTION. Fastlink has an interconnection agreement with the national wireline service provider in Jordan.

    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. There are no government restrictions on our ability to transfer our ownership interests in Fastlink. There are no significant restrictions on foreign ownership of telecommunications companies or the repatriation of earnings from such ownership.


    FOREIGN EXCHANGE/DIVIDEND LIMITATIONS. There are no significant government restrictions on converting Jordanian dinars into U.S. dollars.


  AZERBAIJAN


    OVERVIEW. Generally, the telecommunications industry in Azerbaijan remains largely state-controlled, although we believe privatization plans may be developed later this year. However, the cellular communications sector of the telecommunications industry is an exception to this rule. Currently, two cellular communication providers operate in Azerbaijan, the first of which commenced its operations in 1994.

    REGULATORY BODIES/ENFORCEMENT. The Ministry of Communications regulates telecommunications in Azerbaijan. The Ministry of Communications administers Azerbaijan's communications law and is responsible for issuing most types of telecommunications licenses. In addition, the State Radio Frequencies Commission is authorized to issue radio frequency use permits to telecommunication businesses.

    LICENSES. Bakcell has a license, issued by the Ministry of Communications, to provide wireless telecommunications services in the 900 MHz frequency range. The license was granted in May 1996 and is valid until January 1, 2016, and is renewable for 20-year periods.

    INTERCONNECTION. Bakcell has an interconnection agreement with the state-owned telephone company, Aztelecom, which allows mutual network access, including access to Aztelecom's international and inter-city switches and its domestic subscribers.

    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. There are no restrictions on foreign ownership of telecommunications companies or the repatriation of earnings from such ownership. The communications law recognizes the right of foreign individuals and legal entities to own and operate telecommunication facilities, networks and devices.


    FOREIGN EXCHANGE/DIVIDENDS LIMITATIONS. Companies organized under Azerbaijani law are subject to Azerbaijan's currency control law, which is administered by Azerbaijan's central bank, the National Bank of Azerbaijan. The currency control law allows the National Bank of Azerbaijan to place restrictions on transactions involving payment in foreign currency on terms of more than 180 days for orders placed abroad and on certain advance payments made in foreign currency for goods ordered from abroad. There are also certain restrictions on transfers of funds in foreign currency designated for the purchase of foreign securities, direct foreign investment and ownership of immovable property located abroad. At present, the National Bank of Azerbaijan has not exercised its right to impose these restrictions. Payment of dividends is not restricted by the currency control legislation or by the communications law but dividend payments are generally subject to a 15% withholding tax rate although this rate varies according to the terms of various double-taxation treaties.


ASIA OPERATIONS

  HONG KONG

    OVERVIEW. Hong Kong was one of the first cities in the world to establish wireless communications services. Hong Kong's wireless communications market has been private from inception and is highly competitive, with six wireless operators currently providing services.

    REGULATORY BODIES/ENFORCEMENT. The Telecommunications Authority of Hong Kong is the principal telecommunications regulator in Hong Kong and is responsible for administering the Hong Kong telecommunication law.

    The Office of the Telecommunications Authority, or OFTA, serves as the executive arm of the Telecommunications Authority which oversees the regulation of the telecommunications industry in Hong Kong and administers the provisions of the Hong Kong telecommunications laws, which govern the establishment and operation of all telecommunication services. The Hong Kong Information Technology and Broadcasting Bureau is responsible for providing the necessary regulatory framework and setting standards for the telecommunications industry in Hong Kong as well as for the information technology, broadcasting and film industries.



    LICENSES. Under the Hong Kong telecommunications law, persons that establish and maintain a means of telecommunication in Hong Kong are, subject to certain exemptions, required to obtain a licence from the Hong Kong Telecommunications Authority. Under the current Hong Kong telecommunications regulatory regime, a mobile communications business requires a Public Radiocommunications Services license. That licence is non-exclusive and the licensee must operate in a manner satisfactory to the Hong Kong Telecommunications Authority in accordance with the specifications contained in the license.



    INTERCONNECTION. Hutchison Telephone has interconnection agreements with significant telecommunications operators in Hong Kong.



    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. There are no government restrictions on our ability to transfer our ownership interests in Hutchison Telephone. There are no significant restrictions on foreign ownership of telecommunications companies or the repatriation of earnings from such ownership.



    FOREIGN EXCHANGE/DIVIDEND LIMITATIONS. There are no significant government restrictions on converting Hong Kong dollars into U.S. dollars or the payment or repatriation of dividends.


    RECENT REGULATORY DEVELOPMENTS. The Legislative Council of Hong Kong has passed the Telecommunication (Amendment) Ordinance 2000 which has been in force since June 16, 2000. The ordinance aims to strengthen the pro-competition powers of the Hong Kong Telecommunications Authority. The ordinance introduces, for the first time, laws in the telecommunications sector prohibiting specified anti-competitive practices, giving the Telecommunications Authority power to regulate interconnection activity and regulating access rights to ensure the ability of wireless communications companies to place the equipment necessary for the operation of their networks.

    In March 2000, the Hong Kong Telecommunications Authority issued an industry consultation paper seeking public views on the future licensing and regulatory framework for 3G mobile services in Hong Kong.

  PAKISTAN

    OVERVIEW. The government of Pakistan started the deregulation of the state controlled telecommunication industry with the issuance in the early 1990s of three cellular mobile licenses, including one to Mobilink. These licenses were issued for initial periods of 15 years, subject to termination for violation of license terms. The licenses provide that during the initial period, no other cellular licenses would be issued by the government of Pakistan. This exclusivity, however, was subsequently withdrawn through an amendment to the law, and a fourth license was issued to a subsidiary of Pakistan Telecommunication Company Limited, or PTCL, which has announced that it will commence service sometime in early 2001. In 1996, the Pakistani government began the privatization of the Pakistani fixed line national telecommunications system.

    REGULATORY BODIES/ENFORCEMENT. The Pakistan Telecommunication Authority regulates telecommunication services in Pakistan and is required by the Pakistani telecommunication law to ensure that the rights of the licensees and consumers are duly protected.


    LICENSE. Mobilink has been granted a license to establish, maintain and operate a cellular mobile telephone system within the territory of Pakistan. The license expires in 2007 and may be renewed at the discretion of the government of Pakistan and the Pakistan Telecommunication Authority subject to satisfactory performance. Mobilink has also been issued licenses to establish, maintain and operate trunked radio service and voice mail service. Mobilink is required by its license, and the applicable laws, to maintain confidentiality of communications. In addition, Mobilink is required to pay a royalty of approximately four percent of its gross sales revenue and approximately four percent of net profit after tax.


    INTERCONNECTION. Mobilink has entered into an interconnect agreement with PTCL, the exclusive provider of wireline telephone services in Pakistan. This agreement entitles Mobilink to the benefit of any more favorable terms which may be agreed upon by PTCL and other operators. The interconnect agreement comes up for renewal in September 2000. In the event that PTCL refuses to renew this agreement, recourse can be made to the Pakistan Telecommunication Authority, which is authorized by the terms of the telecommunications law to provide guidelines for and to determine the terms of interconnection arrangements between licensees.

    TRANSFER RESTRICTIONS/FOREIGN OWNERSHIP. There are no government restrictions on our ability to transfer our ownership interests in Mobilink. The license in favor of Mobilink recognizes the fact that there is substantial foreign investment involved in Mobilink and expressly permits repatriation of foreign capital and remittance of profits under Pakistani laws, including the Foreign Exchange Regulation Act 1947 and the Foreign Private Investment Promotion and Protection Act 1976. Under those statutes and the regulations issued by the State Bank of Pakistan, shares of Mobilink held by nonresidents are issued on a repatriable basis and can be transferred to other nonresidents on the same basis, subject to the condition that consideration should be paid in foreign currency outside of Pakistan.

    FOREIGN EXCHANGE/DIVIDEND LIMITATIONS. The nonresident shareholders of Mobilink, including us, are entitled to repatriate the proceeds out of Pakistan if their shares are sold, and the dividend payments received on their shares, by obtaining foreign currency through the State Bank of Pakistan Authorized Dealers. For a period of time, starting in May 1998, the State Bank of Pakistan stopped offering this facility but has now restored the facility. Pakistan also has an open foreign exchange market in which its currency can be freely converted into foreign currency. However, foreign currency is generally traded in this legal open foreign exchange market at a premium from the official exchange rate fixed/sanctioned by the State Bank of Pakistan Authorized Dealers.


    Companies, such as Mobilink, are permitted by the Companies Ordinance 1984 to declare dividends out of their profits. Dividends are recommended by the board of directors and are approved or declared by the shareholders. The shareholders may not declare dividends in excess of the amount recommended by the directors. Dividends paid to U.S. residents are subject to withholding tax of 15%.


    MONOPOLIES RESTRICTION. Under the 1970 Monopolies and Restrictive Trade Practices Ordinance, the Monopolies Control Authority can require a private company, such as Mobilink, having assets in excess of certain specified limits, to convert itself into a public company in which no individual controls 50% or more of the shares. Generally, due to judgments by the High Courts and recent policy of the Government of Pakistan, the Monopolies Control Authority does not require companies having substantial foreign equity to convert themselves into public companies.

                             PRINCIPAL STOCKHOLDER


    Prior to this offering, all of the outstanding shares of our common stock will be owned by Motorola. After this offering, Motorola will own approximately 84.5% of the outstanding shares of our common stock, or about 82.6% if the underwriters exercise their over-allotment options in full. Except for Motorola, we are not aware of any person or group that will beneficially own more than 5% of the outstanding shares of our common stock following this offering. Motorola's executive offices are located at 1303 East Algonquin Road, Schaumburg, Illinois 60196. Its telephone number is (847) 576-5000.


                          DESCRIPTION OF CAPITAL STOCK


    Under our restated certificate of incorporation, our authorized capital stock is 505,000,000 shares, of which 500,000,000 shares are common stock, par value $0.01 per share, and 5,000,000 shares are preferred stock, par value $0.01 per share.



    The following descriptions are summaries of the material terms of our restated certificate of incorporation and bylaws. Our restated certificate of incorporation and bylaws are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.


COMMON STOCK

    Holders of our common stock will be entitled to one vote per share held of record with respect to each matter presented to our stockholders on which the holders of our common stock are entitled to vote. Subject to preferences granted to outstanding series of preferred stock, if any, or as may otherwise be required by law or the restated certificate of incorporation, the common stock will be the only capital stock we issue which is entitled to vote in the election of directors. The common stock will not have cumulative voting rights.

    Subject to preferences granted to outstanding series of preferred stock, if any, holders of our common stock are entitled to receive any dividends as may be lawfully declared by our board of directors. Upon our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of our common stock will be entitled to receive any assets that are available for distribution to stockholders after payment of the full amounts necessary to satisfy any preferential or participating rights of holders of each outstanding series of preferred stock, if any.

    Our outstanding shares of common stock are, and the shares of common stock being offered in this offering will be upon payment therefor, fully paid and nonassessable. Holders of our common stock will have no preemptive, subscription or conversion rights. Our board may issue additional shares of authorized common stock from time to time, without approval of our stockholders, except as required by applicable stock exchange requirements.

PREFERRED STOCK

    Our board has the authority, without approval of our stockholders, to cause shares of preferred stock to be issued from time to time in one or more series. The board may also fix the numbers of shares of each series and the designation, powers, privileges, preferences and rights of the shares of each such series, which may differ by series.

    The issuance of preferred stock, while providing the desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, a majority of our outstanding voting stock. For example, a business combination could be impeded by the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of that series to block any proposed transaction. In addition, under some circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although our board is required to make any determination to issue any series of preferred stock based on its judgment as to the best interests of our stockholders, it could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which our stockholders might receive a premium for their stock over prevailing market prices. Our board does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

    No shares of preferred stock are currently outstanding, and we have no current plans to issue any shares of preferred stock.

LIMITATION ON LIABILITY OF DIRECTORS


    Our restated certificate of incorporation provides, as authorized by
Section 102(b)(7) of the Delaware General Corporation Law that a director of Propel will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability imposed by law, as in effect from time to time:


    - for any breach of the director's duty of loyalty to us or our stockholders;

    - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;


    - for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or


    - for any transaction from which the director derived an improper personal benefit.

    The inclusion of this provision in the restated certificate of incorporation may have the effect of reducing the likelihood of derivative litigation against our directors, and may discourage or deter our shareholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though an action, if successful, might otherwise have benefited us and our stockholders.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW


    We have elected to be governed by the provisions of Section 203 of the Delaware General Corporation Law following the time when Motorola directly or indirectly ceases to be the owner, in the aggregate, of voting stock representing 50% or more of the votes entitled to be cast by the holders of all of our then outstanding shares of voting stock. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the time such stockholder became an interested stockholder, unless:


    - prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

    - upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

    - at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote of at least
      66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.


Under Section 203 of the Delaware General Corporation Law, a business combination includes:


    - any merger or consolidation of the corporation with the interested stockholder;

    - any sale, lease, exchange or other disposition, except proportionately as a stockholder of the corporation, to or with the interested stockholder of assets of the corporation having an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation;

    - specified transactions resulting in the issuance or transfer by the corporation of stock of the corporation to the interested stockholder;

    - specified transactions involving the corporation which have the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by the interested stockholder; or

    - specified transactions in which the interested stockholder receives financial benefits provided by the corporation.


Under Section 203 of the Delaware General Corporation Law, an interested stockholder generally is


    - any person that owns 15% or more of the outstanding voting stock of the corporation;

    - any person that is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period prior to the date on which it is sought to be determined whether such person is an interested stockholder; and

    - the affiliates or associates of any such person.

Motorola and its affiliates, however, are excluded from the definition of interested stockholder under the terms of Section 203. Under some circumstances,
Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period.

MATERIAL PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION AND BYLAWS

    Our bylaws contain provisions requiring that advance notice be delivered to us of any business to be brought by any stockholder before an annual meeting of stockholders and providing for certain procedures to be followed by our stockholders in nominating persons for election to our board. Generally, such advance notice provisions provide that the stockholder must give written notice to our secretary not less than 90 days nor more than 120 days before the scheduled date of our annual meeting of stockholders. The notice must contain specific information regarding the stockholder and the business desired to be brought before the meeting or information regarding the proposed director nominee, as described in the bylaws. This provision of our bylaws does not apply to Motorola and its affiliates while it and its affiliates own more than a majority of our common stock.


    Our restated certificate of incorporation provides that, except as may be provided therein or in the resolution or resolutions providing for the issuance of any series of preferred stock, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the whole board as that term is defined in our restated certificate of incorporation, but shall not be less than three. Our restated certificate of incorporation provides for a classified board of directors, consisting of three classes as nearly equal in size as practicable. Each class holds office until the third annual stockholders' meeting for election of directors following the most recent election of such class, except that the initial terms of the three classes expire at the annual meeting of stockholders in 2001, 2002 and 2003, respectively. Until the time when Motorola and its affiliates own less than a majority of our outstanding stock, which we refer to as the trigger date, a director of Propel may be removed with or without cause. After the trigger date a director may be removed only for cause.


    Our restated certificate of incorporation provides that after the trigger date stockholders may not act by written consent in lieu of a meeting. After the trigger date, special meetings of our stockholders may be called only by the board and may not be called by the stockholders. The bylaws may be amended by the board or at any annual or special meeting of the stockholders by the affirmative vote of the holders of at least a majority of the aggregate voting power of our outstanding capital stock entitled to vote, provided that amendment of specified provisions of the bylaws require the affirmative vote of the holders of at least 66 2/3% of the voting power of our outstanding capital stock entitled to vote in the election of directors, which we refer to as the voting stock.


    Our restated certificate of incorporation also contains a fair price provision that applies following the time Motorola directly or indirectly ceases to be the owner, in the aggregate, of voting stock representing 50% or more of the votes entitled to be cast by the holders of all of our then outstanding shares of voting stock. The fair price provision applies to specified business combination transactions involving any person or group that has announced or publicly disclosed a plan or intention to become the beneficial owner of at least 10% of our outstanding voting stock, other than Motorola until immediately following the date on which Motorola shall cease to be a beneficial owner of 10% of the outstanding voting stock. The fair price provision requires the affirmative vote of the holders of at least 66 2/3% of the voting stock not beneficially owned by the interested stockholder or the approval by a majority of our continuing directors, as defined in our restated certificate of incorporation, to approve business combination transactions between the interested stockholder and Propel or its subsidiaries, or approve any agreement or other arrangement providing for such business combination transactions, including:


    - any merger or consolidation;

    - any sale, lease, exchange, mortgage, pledge, transfer or other disposition or other arrangement with or for the benefit of the interested shareholder involving the assets of Propel or its subsidiaries having a fair market value of $25 million or more;

    - the adoption of any plan or proposal for our liquidation or dissolution or any change to or exchange of our capital stock; and

    - specified reclassifications of our securities or our recapitalization.

    This voting requirement will not apply to transactions, including any transaction involving the payment of consideration to holders of our outstanding capital stock in which the following conditions, among others, are met:

    - the consideration to be received by the holders of each class of our capital stock is at least equal to the greater of:

       (x) the highest per share price paid for shares of such class by the interested stockholder in the two years prior to the proposed business combination or in the transaction in which it became an interested stockholder, whichever is higher; or

       (y) the fair market value of the shares of such class on the date of the announcement of the proposed business combination or the date on which it became an interested stockholder, whichever is higher; and

    - the consideration to be received by the holders of each class of our capital stock is in the same form and amount as that paid by the interested stockholder in connection with its acquisition of that class of capital stock.

This provision could have the effect of delaying or preventing a change in control of Propel in a transaction or series of transactions that did not satisfy the fair price criteria.

    The provisions of our restated certificate of incorporation relating to our board of directors, the limitation of actions by our stockholders taken by written consent, the calling of special meetings and other stockholder actions and proposals, and the amendment of specified provisions of our bylaws by our stockholders may be amended only by the affirmative vote of the holders of at least 80% of the voting stock. The "fair price" provisions may be amended by the affirmative vote of the holders of at least 66 2/3% of the voting stock, excluding the interested stockholder, unless such amendment is unanimously recommended by our Board of Directors, a majority of whom are continuing directors.


    The foregoing provisions of our restated certificate of incorporation and bylaws, together with the provisions of Section 203 of the Delaware General Corporation Law, could have the following effects, among others:


    - delaying, deferring or preventing a change in control;

    - delaying, deferring or preventing the removal of existing management;

    - deterring potential acquirors from making an offer to our stockholders;
      and

    - limiting any opportunity of our stockholders to realize premiums over prevailing market prices of our common stock in connection with offers by potential acquirors.

This could be the case notwithstanding that a majority of our stockholders might benefit from such a change in control or offer.

MATERIAL TRANSACTIONS AND CORPORATE OPPORTUNITIES


    Our restated certificate of incorporation sets forth various provisions which regulate and define the conduct of our specified business and affairs, from the time of the completion of the offering until the time Motorola ceases to be the owner of at least five percent of the voting power that may be exercised by all the outstanding shares of our common stock. These provisions serve to determine and delineate our and Motorola's respective rights and duties, including Motorola's affiliated companies, and of our specified directors and officers, in anticipation that:


    - those directors, officers and employees of Motorola may serve as our directors;


    - Motorola engages in, and is expected to continue to engage in, lines of business that are the same, similar or related to, overlap or compete with our lines of business; and


    - we and Motorola will engage in material business transactions, including without limitation pursuant to the WDS distribution agreement.


    We may, from time to time, enter into and perform agreements with Motorola to engage in any transaction, to compete or not to compete with each other or to allocate, or to cause each of our respective directors, officers and employees to allocate, corporate opportunities between themselves. Our restated certificate of incorporation provides that no such agreement, or the performance of any such agreement, shall be considered contrary to any fiduciary duty of Motorola, as our controlling shareholder, any of its affiliates or any of our or our affiliates' directors, officers or employees who is also a director, officer or employee of Motorola or any of its affiliates, if:



    - that agreement was entered into before we ceased to be wholly owned subsidiary of Motorola and is continued in effect after that time; or



    - the agreement or transaction was approved, after being made aware of the material facts of the relationship between us and Motorola and the material terms and facts of the agreement or transaction, by:



       - our board of directors, by affirmative vote of a majority of directors who are not persons or entities with a material financial interest in the transaction, an interested person;



       - by a committee of our board of directors consisting of members who are not interested persons, by affirmative vote of a majority of those members; or



       - by one or more of our officers or employees who is not an interested person and who was authorized by our board of directors or committee thereof, as outlined in the above subparagraphs; or



    - the agreement or transaction was fair to us as of the time we entered into it; or

    - the agreement or transaction was approved by the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote, excluding Motorola, any of its affiliates and any interested person.



    Our restated certificate of incorporation also provides that no such agreement, or the performance of any such agreement, shall be considered contrary to any fiduciary duty of Motorola, as our controlling shareholder, any of its affiliates or any directors or officers of our affiliates, who is also a director or officer of Motorola or any of its affiliates, if such director, officer acts in a manner consistent with the following policy:



    - a corporate opportunity offered to any person who is a director or officer of Propel, and who is also a director or officer of Motorola, shall belong to Propel if such opportunity is expressly offered to such person in writing solely in his or her capacity as a director or officer of Propel.



    - otherwise, such corporate opportunity shall belong to Motorola.



    The provisions of our restated certificate of incorporation with regard to these transactions or corporate opportunities shall terminate at such time as when Motorola shall cease to be the owner of at least five percent of the voting power that may be exercised by all the outstanding shares of our common stock; provided, however, that any termination shall not terminate the effect of these provisions with respect to:


    - any agreement between us and Motorola or any affiliated company that was entered into before that time or any transaction entered into in the performance of the agreement, whether entered into before or after that time; or

    - any transaction entered into between us and Motorola or any affiliated company or the allocation of any opportunity between us before that time.

TRANSFER AGENT AND REGISTRAR


    Our transfer agent and registrar for our common stock is Computershare Investor Services, LLC.

                        SHARES ELIGIBLE FOR FUTURE SALE


    The 23,500,000 shares of our common stock sold in the offering, or 27,025,000 shares if the underwriters exercise their over-allotment options in full, will be freely tradeable without restriction under the Securities Act, except for any shares which may be acquired by an "affiliate" of Propel as that term is defined in Rule 144 under the Securities Act, which shares will remain subject to the resale limitations of Rule 144.



    The shares of our common stock that will continue to be held by Motorola after the offering constitute "restricted securities" within the meaning of Rule 144, and will be eligible for sale by Motorola in the open market after the offering, subject to certain contractual lockup provisions and the applicable requirements of Rule 144, both of which are described below. We have granted registration rights to Motorola. For more information about these rights, see "Our Relationship with Motorola--Registration Rights Agreement" on page 174.


    Generally, Rule 144 provides that a person who has beneficially owned restricted securities for at least one year will be entitled to sell on the open market in brokers' transactions within any three-month period a number of shares that does not exceed the greater of:

    - 1% of the then outstanding shares of common stock; and

    - the average weekly trading volume in the common stock on the open market during the four calendar weeks preceding such sale.

Sales under Rule 144 are also subject to certain post-sale notice requirements and the availability of current public information about us.

    In the event that any person other than Motorola who is deemed to be an affiliate purchases shares of our common stock pursuant to the offering or acquires shares of our common stock pursuant to our employee benefit plan, those shares are required under Rule 144 to be sold in brokers' transactions, subject to the volume limitations described above. Shares properly sold in reliance upon Rule 144 to persons who are not affiliates are thereafter freely tradable without restriction or registration under the Securities Act.

    Sales of substantial amounts of our common stock in the open market, or the availability of shares for sale, could adversely affect the market price of our common stock. Motorola has announced that it currently plans to complete our divestiture by distributing all of the shares of our common stock which it owns to the holders of its common stock. The shares to be distributed by Motorola will be eligible for immediate resale in the public market without restrictions by persons other than our affiliates who would be subject to the restrictions of Rule 144 described above other than the one-year holding period requirement.

LOCKUP AGREEMENTS


    We and Motorola and all of our executive officers and directors and our employees holding shares of common stock or options exercisable following this offering have signed agreements under which we and they have agreed not to transfer, dispose of or hedge, any shares of common stock or any securities convertible into, exercisable or exchangeable for shares of common stock, for a period of 180 days after the date of this prospectus without the prior consent of the representatives of the underwriters. We currently expect that
approximately     shares of our common stock will be subject to these lockup agreements.



STOCK OPTION PLANS



    Following the completion of this offering, we intend to file a registration statement on Form S-8 under the Securities Act covering 15,500,000 shares of common stock reserved for issuance under our stock option plans. We intend to file the registration statement as soon as possible after the completion of this offering. Accordingly, shares registered under the registration statement will, subject to vesting provisions, Rule 144 volume limitations and lockup agreements, in each case, as applicable, be available for sale in the open market immediately after the consummation of this offering.


REGISTRATION RIGHTS


    Pursuant to a registration rights agreement, upon completion of this offering, Motorola, the holder of approximately 128,000,000 shares of our common stock, is entitled to request that we register their shares under the Securities Act or have their shares included in a future registration statement, which we may file. After these shares are registered, they will become freely tradable without restriction under the Securities Act. Motorola has informed us that it currently intends to divest itself of the remaining shares of our common stock that it owns by distributing these shares to the holders of its common stock. A distribution of a substantial amount of our common stock by Motorola could adversely affect the market price of our stock. For a description of these rights, see "Our Relationship with Motorola--Registration Rights Agreement" on page 174.

           MATERIAL U.S. FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

GENERAL


    The following is a general discussion of the principal U.S. federal income and estate tax consequences of the ownership and disposition of our common stock by a Non-U.S. Holder. For this purpose, the term "Non-U.S. Holder" is defined as any person or entity that is, for U.S. federal income tax purposes, a foreign corporation, a nonresident alien individual, a foreign partnership or a foreign estate or trust. This discussion is based on currently existing provisions of the tax code, existing, temporary and proposed Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect or proposed on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion is limited to Non-U.S. Holders who hold shares of our common stock as capital assets within the meaning of section 1221 of the tax code. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular Non-U.S. Holders in light of their personal circumstances, nor does it discuss certain tax provisions which may apply to individuals who relinquish their U.S. citizenship or residence.


    An individual may, subject to certain exceptions, be deemed to be a resident alien as to the United States, as opposed to a nonresident alien, by virtue of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year. For such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year are counted. Resident aliens are subject to U.S. federal income tax as if they were U.S. citizens.

    EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO CURRENT AND POSSIBLE FUTURE TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF COMMON STOCK AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY U.S. STATE, MUNICIPALITY OR OTHER TAXING JURISDICTION, OR NON-U.S. TAXING JURISDICTION.

DISTRIBUTIONS




    We do not intend to pay dividends on our common stock in the foreseeable future. However, if distributions are paid on shares of common stock, these distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent these distributions exceed those earnings and profits, the distributions will constitute a return of capital that is applied against, and will reduce, your basis in our common stock, but not below zero, and then will be treated as gain from the sale of our stock. Dividends paid to a Non-U.S. Holder of our common stock will be subject to withholding of

U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To claim the benefit of a lower federal income tax rate under an income tax treaty, a Non-U.S. Holder of common stock must properly file with the payor an IRS Form 1001 or Form W-8 BEN, or substitute form, claiming or certifying to an exemption from or reduction in withholding under such tax treaty.


    Currently, withholding is generally imposed on the gross amount of a distribution, regardless of whether we have sufficient earnings and profits to cause the distribution to be a dividend for U.S. federal income tax purposes. However, withholding on distributions made after December 31, 2000 may be on less than the gross amount of the distribution if the distribution exceeds a reasonable estimate made by us of our accumulated and current earnings and profits.

    Any dividends paid on shares of common stock to a Non-U.S. Holder will not be subject to withholding tax, but instead are subject to U.S. federal income tax on a net basis at applicable graduated individual or corporate rates if:

    - dividends are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder; and

    - an IRS Form 4224 or Form W-8 ECI, or substitute form certifying the exemption, is filed with the payor.

Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional United States "branch profits tax" at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.


    Unless the payor has knowledge to the contrary, dividends paid prior to January 1, 2001 to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above and for purposes of determining the applicability of a tax treaty rate. For dividends paid after December 31, 2000, however, a Non-U.S. Holder generally will be subject to U.S. backup withholding tax at a 31% rate under the backup withholding rules described below, rather than at a 30% rate or a reduced rate under an income tax treaty, as described above, unless the Non-U.S. Holder complies with IRS certification procedures, or, in the case of payments made outside the United States with respect to an offshore account, certain documentary evidence procedures, directly or under specified circumstances through an intermediary, to obtain the benefits of a reduced rate under an income tax treaty with respect to dividends paid after December 31, 2000. Special rules also apply to dividend payments made after December 31, 2000 to foreign intermediaries, U.S. or foreign wholly owned entities that are disregarded for U.S. federal income tax purposes and entities that are treated as fiscally transparent in the U.S., the applicable income tax treaty jurisdiction, or both.

    A Non-U.S. Holder of common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing a claim for refund with the IRS provided the required information is furnished in a timely manner.

GAIN ON DISPOSITION OF COMMON STOCK

    A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of common stock unless:

    (1) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States and, where a tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder;

    (2) in the case of a Non-U.S. Holder who is an individual and holds the common stock as a capital asset, such holder is present in United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met; or


    (3) Propel is or has been a "U.S. real property holding corporation," for U.S. federal income tax purposes, at any time during the shorter of the five year period ending on the date of the disposition or the period during which the Non-U.S. Holder held the common stock, as discussed below.


    An individual Non-U.S. Holder who falls under clause (1) above will, unless an applicable treaty provides otherwise, be taxed on his or her net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder who falls under clause (2) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain U.S. capital losses.


    A Non-U.S. Holder that is a foreign corporation falling under clause (1) above will be taxed on its gain under regular graduated U.S. federal income tax rates and may be subject to an additional branch profits tax equal to 30% of its effectively connected earnings and profits within the meaning of the tax code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.



    A corporation is a U.S. real property holding corporation if the fair market value of the U.S. real property interests held by the corporation is 50% or more of the aggregate fair market value of its U.S. and foreign real property interests and any other assets used or held for use by the corporation in a trade or business. Based on its current and anticipated assets, Propel believes that it has never been, is not currently, and is likely not to become, a U.S. real property holding corporation. However, since the determination of U.S. real property holding corporation status is based upon the composition of the assets of Propel from time to time, and because there are uncertainties in the application of certain relevant rules, there can be no assurance that Propel will not become a U.S. real property holding corporation in the future. If Propel were to become a U.S. real property holding corporation, then gain on the sale or other disposition of common stock by a Non-U.S. Holder generally would be subject to U.S. federal income tax unless both


    - the common stock was "regularly traded" on an established securities market within the meaning of applicable Treasury regulations; and

    - the Non-U.S. Holder actually or constructively owned 5% or less of our common stock during the shorter of the five-year period preceding such disposition or the Non-U.S. Holder's holding period.


Non-U.S. Holders should consult their tax advisors concerning any U.S. tax consequences that may arise if Propel were to become a U.S. real property holding corporation.


FEDERAL ESTATE TAX

    Common stock owned or treated as owned by an individual that is not a U.S. citizen or resident of the United States (as determined under U.S. federal estate tax laws) at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

    Propel must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the U.S. tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty or certain other agreements.

    Backup withholding is imposed at the rate of 31% on certain payments to persons that fail to furnish identifying information to the payer. Backup withholding generally will not apply to dividends paid prior to January 1, 2001 to a Non-U.S. Holder at an address outside the United States unless the payer has knowledge that the payee is a U.S. person. In the case of dividends paid after December 31, 2000, the recently finalized Treasury Regulations pertaining to U.S. federal withholding tax provide that a Non-U.S. Holder generally will be subject to withholding tax at a 31% rate unless specified IRS certification procedures, or, in the case of payments made outside the United States with respect to an offshore account, documentary evidence procedures, are complied with, directly or under certain circumstances through an intermediary.

    Backup withholding and information reporting generally will also apply to dividends paid on common stock at addresses inside the United States to Non-U.S. Holders that fail to provide identifying information in the manner required. These recently finalized Treasury regulations for withholding provide presumptions under which a Non-U.S. Holder would be subject to backup withholding and information reporting unless certification from the holder of its status is provided.

    Payment of the proceeds of a sale of common stock effected by or through a U.S. office of a broker is subject to both backup withholding and information reporting unless the beneficial owner provides the payer with its name and address and certifies under penalties of perjury that it is a Non-U.S. Holder, or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of common stock by or through a foreign office of a broker.

    If, however, such broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, in addition, for periods after December 31, 2000, a foreign partnership that at any time during its tax year either is engaged in the conduct of a trade or business in the United States or has as partners one or more U.S. persons that, in the aggregate, hold more than 50% of the income or capital interest in the partnership, such payments will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and other specified conditions are met or the beneficial owner otherwise establishes an exemption.

    Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against the Non-U.S. Holder's U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

                                  UNDERWRITING


    Propel and the underwriters for the U.S. offering named below, the "U.S. underwriters," have entered into an underwriting agreement with respect to the shares being offered in the United States. Subject to certain conditions, each U.S. underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are the joint bookrunning managers and the representatives of the U.S. underwriters. As joint bookrunning managers, on behalf of the underwriting syndicate, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated will record a list of potential investors that have expressed an interest in purchasing shares of Propel as part of the offering.



               Underwriters                 Number of Shares
               ------------                 ----------------
Goldman, Sachs & Co.......................
Morgan Stanley & Co. Incorporated.........
Chase Securities Inc. ....................
Credit Suisse First Boston Corporation....
Merrill Lynch, Pierce, Fenner & Smith
           Incorporated...................
Salomon Smith Barney Inc..................
ABN AMRO Rothschild LLC...................

                                               ----------
  Total...................................     23,500,000
                                               ==========


    If the U.S. underwriters sell more shares than the total number set forth in the table above, the U.S. underwriters have an option to buy up to an additional shares from Propel to cover such sales. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the U.S. underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.


    The following tables show the per share and total underwriting discounts and commissions to be paid to the U.S. underwriters by Propel. Such amounts are shown assuming both no exercise and full exercise of the U.S. underwriters' option to purchase 3,525,000 additional shares.


                             Paid by Propel
                       ---------------------------
                       No Exercise   Full Exercise
                       -----------   -------------
Per Share............  $             $
Total................  $             $

    Shares sold by the U.S. underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any shares sold by the U.S. underwriters to securities dealers may be sold at a
discount of up to $           per share from the initial public offering price.
Any such securities dealers may resell any shares purchased from the U.S. underwriters to certain other brokers or dealers at a discount of up to
$           per share from the initial public offering price. If all the shares are not sold at the initial offering price, the representatives may change the offering price and the other selling terms.


    A prospectus in electronic format will be made available on the web sites maintained by one or more of the lead managers of this offering and may also be made available on web sites maintained by the other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the lead managers to underwriters that may make Internet distributions on the same basis as other allocations.



    Propel and Motorola have entered into underwriting agreements with the
underwriters for the sale of       shares outside of the United States. The
terms and conditions of both offerings are the same and the sale of shares in both offerings are conditioned on each other. Goldman Sachs International and Morgan Stanley & Co. International Limited are representatives of the underwriters for the international offering outside the United States as the international underwriters. Propel has granted the international underwriters a
similar option to purchase up to an aggregate of an additional        shares.


    The underwriters for both of the offerings have entered into an agreement in which they agree to restrictions on where and to whom they and any dealer purchasing from them may offer shares as a part of a distribution of the shares. The underwriters also have agreed that they may sell shares among each of the underwriting groups.


    Propel and Motorola have agreed with the underwriters not to dispose of or hedge any of their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of the representatives. This agreement does not apply to any existing employee benefit plans. See "Shares Eligible for Future Sale" on page 220 for a discussion of certain transfer restrictions.


    Prior to the offerings, there has been no public market for the shares. The initial public offering price has been negotiated among Propel and the representatives. Among the factors to be considered in determining the initial public offering price of the shares, in addition to prevailing market conditions, will be Propel's historical performance, estimates of the business potential and earnings prospects of Propel, an assessment of Propel's management and the consideration of the above factors in relation to market valuation of companies in related businesses.


    We have applied for quotation of the common stock on the Nasdaq National Market under the symbol "PRPL."



    In connection with the offerings, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering.



    "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from Propel in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.


    "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

    Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

    The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.


    Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of Propel's stock, and together with the imposition of the penalty bid may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.


    The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.


    Propel estimates that its share of the total expenses of the offerings, excluding underwriting discounts and commissions, will be approximately
$        . The underwriters will reimburse Propel for a portion of these expenses.

    Propel and Motorola have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.


    This prospectus may be used by the underwriters and other dealers in connection with offers and sales of the shares, including sales of shares initially sold by the underwriters in the offering being made outside of the United States, to persons located in the United States.

    From time to time, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated have provided, and continue to provide, investment banking services to Motorola, Propel and some of the operating companies for which they have received customary fees and commissions.

                                 LEGAL MATTERS


    The validity of the common stock offered hereby and certain other legal matters will be passed upon for us by Kirkland & Ellis, a partnership including professional corporations, Chicago, Illinois. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling, New York, New York.


                                    EXPERTS


    The consolidated financial statements of Propel, Inc. and subsidiaries as of December 31, 1998 and 1999 and for each of the years in the three year period ended December 31, 1999, have been included in the registration statement, of which this prospectus forms a part, in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP indicates reliance on other auditors with respect to financial statements of certain affiliates of Propel that are accounted for in Propel's consolidated financial statements using the equity method of accounting, as indicated in their report. Such report indicates that it is subject to the consummation of the transaction described in note 18 of the notes to the consolidated financial statements.



    The financial statements of Compania de Radiocomunicaciones Moviles S.A. as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of PricewaterhouseCoopers, independent accountants, given upon the authority of said firm as experts in accounting and auditing.


    The financial statements of Baja Celular Mexicana, S.A. de C.V. as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of Mancera-Ernst & Young International, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Entel Telefonia Personal S.A. as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of Deloitte & Touche, independent auditors, and upon the authority of said firm as experts in accounting and auditing.



    The financial statements of Abiatar S.A. as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of PricewaterhouseCoopers, independent accountants, given upon the authority of said firm as experts in accounting and auditing.


    The financial statements of Pelephone Communications Ltd. as of December 31, 1998 and 1999, and for the period from inception on May 5, 1998 through December 31, 1998 and the year ended December 31, 1999, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of Somekh Chaikin (a member firm of KPMG International), independent auditors, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of MobiNil For Telecommunications as of December 31, 1998 and 1999, and for each of the years in the two-year period ended December 31, 1999, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of KPMG Hazem Hassan, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of UAB Omnitel as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of KPMG Lietuva, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Pella Investment Company as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of Saba & Co., independent auditors, and upon the authority of said firm as experts in accounting and auditing.


    The financial statements of Hutchison Telephone Company Limited as of December 31, 1998 and 1999, and for each of the years in the three-year period ended December 31, 1999, have been included in the registration statement of which this prospectus forms a part in reliance upon the report of PricewaterhouseCoopers, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, a registration statement, of which this prospectus is a part, under the Securities Act relating to the common stock we are offering. This prospectus does not contain all of the information that is in the registration statement. For further information with respect to the company and its common stock, you should refer to the registration statement and its exhibits and schedules. You may review and copy our registration statement, including its exhibits and schedules at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as us, that file electronically with the SEC.


    As a result of the offering, we will become subject to the full informational requirements of the Securities Exchange Act. We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. We intend to furnish our shareholders with annual reports containing consolidated financial statements certified by an independent public accounting firm.

                         INDEX TO FINANCIAL STATEMENTS


                                                                   PAGE
                                                                   ----
PROPEL, INC. AND SUBSIDIARIES...............................      F-1-1

  Report of Independent Auditors............................      F-1-3

  Consolidated Balance Sheets as of December 31, 1998 and
    1999 and March 31, 2000 (unaudited).....................      F-1-5

  Consolidated Statements of Operations for 1997, 1998 and
    1999 and the three months ended March 31, 1999 and 2000
    (unaudited).............................................      F-1-7

  Consolidated Statements of Stockholder's Equity and
    Comprehensive Income (Loss) for 1997, 1998 and 1999 and
    six months ended March 31, 1999 and 2000 (unaudited)....      F-1-8

  Consolidated Statements of Cash Flows for 1997, 1998 and
    1999 and the three months ended March 31, 1999 and 2000
    (unaudited).............................................     F-1-11

  Notes to Consolidated Financial Statements................     F-1-13

COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A. AND
  SUBSIDIARY................................................      F-2-1

  Report of Independent Accountants.........................      F-2-3

  Consolidated Balance Sheets as of December 31, 1998 and
    1999....................................................      F-2-4

  Consolidated Statements of Income for the years ended
    December 31, 1997, 1998
    and 1999................................................      F-2-5

  Consolidated Statements of Changes in Shareholders' Equity
    for the years ended December 31, 1997, 1998 and 1999....      F-2-6

  Consolidated Statements of Cash Flows for the years ended
    December 31, 1997, 1998 and 1999........................      F-2-7

  Notes to the Consolidated Financial Statements............      F-2-9

BAJA CELULAR MEXICANA, S.A. DE C.V..........................      F-3-1

  Report of Independent Auditors............................      F-3-3

  Consolidated Balance Sheets as of December 31, 1998 and
    1999....................................................      F-3-4

  Consolidated Statements of Income for 1997, 1998 and
    1999....................................................      F-3-6

  Consolidated Statements of Changes in Stockholders' Equity
    for 1997, 1998 and 1999.................................      F-3-7

  Consolidated Statements of Changes in Financial Position
    for 1997, 1998 and 1999.................................      F-3-8

  Notes to Consolidated Financial Statements................     F-3-10

ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES..............      F-4-1

  Independent Auditors' Report..............................      F-4-3

  Consolidated Balance Sheets as of December 31, 1998 and
    1999....................................................      F-4-4

  Consolidated Statements of Income for 1997, 1998 and
    1999....................................................      F-4-6

  Consolidated Statements of Cash Flows for 1997, 1998 and
    1999....................................................      F-4-8

  Notes to the Consolidated Financial Statements............     F-4-14

Intentionally omitted.......................................        F-5

Intentionally omitted.......................................        F-6

                                                                   PAGE
                                                                   ----
ABIATAR S.A.................................................      F-7-1

  Report of Independent Accountants.........................      F-7-3

  Balance Sheets at December 31, 1998 and 1999..............      F-7-4

  Statements of Income for the years ended December 31,
    1997, 1998 and 1999.....................................      F-7-6

  Statements of Changes in Stockholders' Equity for the
    years ended
    December 31, 1997, 1998 and 1999........................      F-7-7

  Statements of Cash Flows for the years ended December 31,
    1997, 1998 and 1999.....................................      F-7-9

  Notes to the Financial Statements.........................     F-7-11

PELEPHONE COMMUNICATIONS LTD................................      F-8-1

  Independent Auditors' Report..............................      F-8-3

  Balance Sheets as of December 31, 1998 and 1999...........      F-8-4

  Statements of Income--Consolidated and of the Company for
    1997, 1998 and 1999.....................................      F-8-6

  Statement of Shareholders' Equity for 1997, 1998 and
    1999....................................................      F-8-8

  Statements of Cash Flows--Consolidated and of the
    Company.................................................      F-8-9

  Notes to the Financial Statements.........................     F-8-14

MOBINIL FOR TELECOMMUNICATIONS AND SUBSIDIARIES.............      F-9-1

  Independent Auditors' Report..............................      F-9-3

  Consolidated Balance Sheets as of December 31, 1998 and
    1999....................................................      F-9-4

  Consolidated Statements of Income for the period May 5 to
    December 31, 1998 and the year ended December 31,
    1999....................................................      F-9-6

  Consolidated Statements of Changes in Shareholders' Equity
    for the period May 5 to December 31, 1998 and the year
    ended December 31, 1999.................................      F-9-7

  Consolidated Statements of Cash Flows for the period
    May 5 to December 31, 1998 and the year ended
    December 31, 1999.......................................      F-9-8

  Notes to the Consolidated Financial Statements............      F-9-9

UAB OMNITEL.................................................     F-10-1

  Independent Auditors' Report..............................     F-10-3

  Balance Sheets as of December 31, 1998 and 1999...........     F-10-4

  Statements of Income for the years ended December 31,
    1997, 1998 and 1999.....................................     F-10-5

  Statements of Changes in Stockholders' Equity and
    Comprehensive Income for the years ended December 31,
    1997, 1998 and 1999.....................................     F-10-6

  Statements of Cash Flows for the years ended December 31,
    1997, 1998 and 1999.....................................     F-10-7

  Notes to the Financial Statements.........................     F-10-9

                                                                   PAGE
                                                                   ----
PELLA INVESTMENT COMPANY....................................     F-11-1

  Independent Auditors' Report..............................     F-11-3

  Consolidated Balance Sheets as of December 31, 1998 and
    1999....................................................     F-11-4

  Consolidated Statements of Income for the years ended
    December 31, 1997,
    1998 and 1999...........................................     F-11-6

  Consolidated Statements of Changes in Shareholders' Equity
    for the years ended December 31, 1997, 1998 and 1999....     F-11-7

  Consolidated Statements of Cash Flows for the years ended
    December 31, 1997,
    1998 and 1999...........................................     F-11-8

  Notes to Consolidated Financial Statements................    F-11-10

HUTCHISON TELEPHONE COMPANY LIMITED AND SUBSIDIARY..........     F-12-1

  Report of Independent Auditors............................     F-12-3

  Consolidated Balance Sheets as of December 31, 1998 and
    1999....................................................     F-12-4

  Consolidated Statements of Operations for the three years
    ended December 31, 1997,
    1998 and 1999...........................................     F-12-6

  Consolidated Statements of Changes in Shareholders'
    Equity/(Deficit) for the three
    years ended December 31, 1997, 1998 and 1999............     F-12-7

  Consolidated Statements of Cash Flows for the three years
    ended December 31, 1997, 1998 and 1999..................     F-12-8

  Notes to Consolidated Financial Statements................    F-12-10

                         PROPEL, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS


                  (With Independent Auditors' Report Thereon)


                                     F-1-1

                         PROPEL, INC. AND SUBSIDIARIES
                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
Independent Auditors' Report................................    F-1-3
Consolidated Balance Sheets.................................    F-1-5
Consolidated Statements of Operations.......................    F-1-7
Consolidated Statements of Stockholder's Equity and
  Comprehensive Income (Loss)...............................    F-1-8
Consolidated Statements of Cash Flows.......................   F-1-11
Notes to Consolidated Financial Statements..................   F-1-13


                                     F-1-2

When the transaction described in Note 18 of the Notes to the Consolidated Financial Statements has been consummated, we will be in a position to render the following report.

                                           /s/ KPMG LLP

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors

Propel, Inc.:


    We have audited the accompanying consolidated balance sheets of Propel, Inc. and Subsidiaries, a wholly-owned subsidiary of Motorola, Inc., as of December 31, 1998 and 1999 and the related consolidated statements of operations, stockholder's equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Compania de Radiocomunicaciones Moviles S.A. and Subsidiary, Baja Celular Mexicana, S.A. de C.V. and Subsidiaries, Entel Telefonia Personal S.A. and Subsidiaries, Abiatar S.A., Pella Investment Company, and Hutchison Telephone Company Limited and Subsidiary, all of which are affiliates that are reflected in the accompanying consolidated financial statements using the equity method of accounting. The Company's investment in and advances to these affiliates as of December 31, 1998 and 1999, was $261,868,000 and $303,894,000,
respectively, and its share of earnings (losses) of these affiliates was $9,493,000, $20,348,000, and $40,094,000 for the years ended December 31, 1997,
1998 and 1999, respectively, as reflected in Note 8. These financial statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for these companies, is based solely on the reports of the other auditors.


    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

                                     F-1-3

    In our opinion, based on our audits and the reports of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Propel, Inc. and Subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.


Chicago, Illinois
September 14, 2000,
except as to Note 18,
which is as of              .


                                     F-1-4

                         PROPEL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                           DECEMBER 31, 1998 AND 1999
                         AND JUNE 30, 2000 (UNAUDITED)



               (IN THOUSANDS OF US DOLLARS EXCEPT SHARE AMOUNTS)



                                                  DECEMBER 31,
                                             -----------------------    JUNE 30,
                                                1998         1999         2000
                                                ----         ----         ----
                                                                       (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents................  $   13,480   $   18,788   $   23,832
  Accounts receivable:
    Customers..............................      23,184       38,095       34,064
    Related parties........................      19,720       13,766       13,665
  Inventory, net...........................      15,468       27,897       21,081
  Other current assets.....................       1,956        1,383        5,504
                                             ----------   ----------   ----------
TOTAL CURRENT ASSETS.......................      73,808       99,929       98,146

Property and equipment, net................      65,515      113,915      124,582
Investment securities......................      13,285      684,156      189,695
Investments in and advances to
  affiliates...............................     584,630      612,322      635,743
Intangible assets, net.....................     328,348      319,858      308,182
Other assets...............................       4,361       10,430       10,083
                                             ----------   ----------   ----------
TOTAL ASSETS...............................  $1,069,947   $1,840,610   $1,366,431
                                             ==========   ==========   ==========



          See accompanying notes to consolidated financial statements.


                                     F-1-5

                         PROPEL, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                           DECEMBER 31, 1998 AND 1999
                         AND JUNE 30, 2000 (UNAUDITED)



               (IN THOUSANDS OF US DOLLARS EXCEPT SHARE AMOUNTS)



                                                  DECEMBER 31,
                                             -----------------------    JUNE 30,
                                                1998         1999         2000
                                                ----         ----         ----
                                                                       (UNAUDITED)
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable:
    Trade..................................  $   13,641   $   18,741   $   13,291
    Related parties........................      15,092       23,473       18,725
  Accrued liabilities......................      18,638       39,218       39,190
  Notes payable and current portion of long
    term debt-related parties..............      22,592       76,363       45,020
  Other current liabilities................         649           --           --
                                             ----------   ----------   ----------
TOTAL CURRENT LIABILITIES..................      70,612      157,795      116,226

LONG-TERM LIABILITIES:
  Long term debt-related parties, less
    current portion........................      71,500       75,940      127,678
  Deferred tax liabilities.................     133,947      404,108      204,710
  Other noncurrent liabilities.............      10,155       10,065       10,282
                                             ----------   ----------   ----------
TOTAL LIABILITIES..........................  $  286,214   $  647,908   $  458,896
                                             ----------   ----------   ----------
STOCKHOLDER'S EQUITY:
  Preferred stock, $.01 par value,
    5,000,000 shares authorized; none
    issued and outstanding.................  $       --   $       --   $       --
  Common stock, $.01 par value 500,000,000
    shares authorized; 128,000,000 issued
    and outstanding as of December 31,
    1998, 1999 and June 30, 2000...........          --           --           --
  Stockholder's net equity.................   1,004,753      987,564    1,001,520
  Accumulated other comprehensive income
    (loss), net of tax.....................    (221,020)     205,138      (93,985)
                                             ----------   ----------   ----------
TOTAL STOCKHOLDER'S EQUITY.................     783,733    1,192,702      907,535
                                             ----------   ----------   ----------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY.....................  $1,069,947   $1,840,610   $1,366,431
                                             ==========   ==========   ==========


          See accompanying notes to consolidated financial statements.

                                     F-1-6

                         PROPEL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS


                 YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999
            AND SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)



               (IN THOUSANDS OF US DOLLARS EXCEPT SHARE AMOUNTS)



                                                                 SIX MONTHS ENDED
                                  YEAR ENDED DECEMBER 31,            JUNE 30,
                               ------------------------------   -------------------
                                 1997       1998       1999       1999       2000
                                 ----       ----       ----       ----       ----
                                                                    (UNAUDITED)
Revenues:
  Third parties..............  $ 80,349   $104,404   $268,613   $140,558   $132,533
  Related parties............    80,554    121,943    110,581     66,635     37,898
                               --------   --------   --------   --------   --------
Total revenue................   160,903    226,347    379,194    207,193    170,431
Operating expenses:
Cost of services and
  products...................   120,065    167,823    293,263    165,991    120,897
Selling, general, and
  administrative.............    52,613     54,880     79,837     37,648     43,958
Depreciation and
  amortization...............    28,170     33,041     37,615     18,410     21,894
                               --------   --------   --------   --------   --------
Total operating expenses.....   200,848    255,744    410,715    222,049    186,749
                               --------   --------   --------   --------   --------
Operating income (loss)......   (39,945)   (29,397)   (31,521)   (14,856)   (16,318)
Share of earnings (losses) of
  affiliates.................    44,168     53,994     25,961     11,649      6,869
Interest expense, net........     6,618     12,896      9,770      4,878      6,730
Other (income) expense,
  net........................   (50,226)   (25,361)   (46,644)    (5,831)     4,213
                               --------   --------   --------   --------   --------
Earnings (loss) before income
  taxes......................    47,831     37,062     31,314     (2,254)   (20,392)
Income tax expense
  (benefit)..................     7,674       (315)    16,550      4,550     (8,051)
                               --------   --------   --------   --------   --------
Net earnings (loss)..........  $ 40,157   $ 37,377   $ 14,764   $ (6,804)  $(12,341)
                               ========   ========   ========   ========   ========
Earnings (loss) per share....  $    .31   $    .29   $    .12   $   (.05)  $   (.10)
                               ========   ========   ========   ========   ========
Pro forma earnings (loss) per
  share......................                        $          $          $
                                                     ========   ========   ========


          See accompanying notes to consolidated financial statements.

                                     F-1-7

                         PROPEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY AND COMPREHENSIVE INCOME (LOSS)


                 YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999
            AND SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)



               (IN THOUSANDS OF US DOLLARS EXCEPT SHARE AMOUNTS)



                                                               ACCUMULATED OTHER
                                                          COMPREHENSIVE INCOME (LOSS)
                                                        --------------------------------
                                                          FOREIGN         UNREALIZED
                                        STOCKHOLDER'S     CURRENCY      GAINS (LOSSES)         TOTAL
                              COMMON         NET        TRANSLATION    ON AVAILABLE FOR    STOCKHOLDER'S
                              STOCK        EQUITY       ADJUSTMENTS     SALE SECURITIES       EQUITY
                             --------      ------       -----------     ---------------       ------
Balance at December 31,
  1996.....................    $--       $  644,101      $(177,160)         $     --         $ 466,941
Net earnings...............     --           40,157             --                --            40,157
Other comprehensive income
  (loss):
  Foreign currency
    translation
    adjustments............     --               --        (11,244)               --           (11,244)
                                                                                             ---------
  Comprehensive income
    (loss).................                                                                     28,913
Gains in connection with
  issuances of stock by
  affiliates, net of tax of
  $4,211...................     --            6,380             --                --             6,380
Transfers from Parent......     --          173,768                                            173,768
                               ---       ----------      ---------          --------         ---------
Balance at December 31,
  1997.....................     --          864,406       (188,404)               --           676,002
Net earnings...............     --           37,377             --                --            37,377
Other comprehensive income
  (loss):
  Foreign currency
    translation
    adjustments............     --               --        (32,616)               --           (32,616)
                                                                                             ---------
  Comprehensive income
    (loss).................                                                                      4,761
Gains in connection with
  issuances of stock by
  affiliates, net of tax of
  $6,502...................     --            9,857             --                --             9,857
Transfers from Parent......     --           93,113             --                --            93,113
                               ---       ----------      ---------          --------         ---------
Balance at December 31,
  1998.....................    $--       $1,004,753      $(221,020)         $     --         $ 783,733


          See accompanying notes to consolidated financial statements.

                                     F-1-8

                         PROPEL, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY AND COMPREHENSIVE INCOME (LOSS)



                 YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999
            AND SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)


                          (IN THOUSANDS OF US DOLLARS)


                                                                 ACCUMULATED OTHER
                                                            COMPREHENSIVE INCOME (LOSS)
                                                          --------------------------------
                                                            FOREIGN         UNREALIZED
                                          STOCKHOLDER'S     CURRENCY      GAINS (LOSSES)         TOTAL
                                COMMON         NET        TRANSLATION    ON AVAILABLE FOR    STOCKHOLDER'S
                                STOCK        EQUITY       ADJUSTMENTS     SALE SECURITIES       EQUITY
                               --------      ------       -----------     ---------------       ------
Balance at December 31,
  1998.......................    $--        $1,004,753      $(221,020)        $     --         $ 783,733
Net earnings.................     --            14,764             --               --            14,764
Other comprehensive income
  (loss):
  Foreign currency
    translation
    adjustments..............     --                --         24,506               --            24,506
  Unrealized gains (losses)
    on available for sale
    securities...............     --                --             --          401,652           401,652
                                                                                               ---------
  Comprehensive income
    (loss)...................                                                                    440,922
Gains in connection with
  issuances of stock by
  affiliates, net of tax of
  $33........................     --                51             --               --                51
Transfers to Parent..........     --           (32,004)            --               --           (32,004)
                                 ---        ----------      ---------         --------         ---------
Balance at December 31,
  1999.......................     --           987,564       (196,514)         401,652         1,192,702
Net earnings (loss)
  (unaudited)................     --           (12,341)            --               --           (12,341)
Other comprehensive income
  (loss) (unaudited):
  Foreign currency
    translation
    adjustments..............     --                --         (1,664)              --            (1,664)
  Unrealized gains (losses)
    on available for sale
    securities...............     --                --             --         (297,459)         (297,459)
                                                                                               ---------
  Comprehensive income (loss)
    (unaudited)..............                                                                   (311,464)
Gains in connection with
  issuances of stock by
  affiliates, net of tax of
  $4,567 (unaudited).........     --             6,851             --               --             6,851
Transfers from Parent
  (unaudited)................     --            19,446             --               --            19,446
                                 ---        ----------      ---------         --------         ---------
Balance at June 30, 2000
  (unaudited)................    $--        $1,001,520      $(198,178)        $104,193         $ 907,535
                                 ===        ==========      =========         ========         =========


          See accompanying notes to consolidated financial statements.

                                     F-1-9

                         PROPEL, INC. AND SUBSIDIARIES


CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY AND COMPREHENSIVE INCOME (LOSS)



                 YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999
            AND SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)


                          (IN THOUSANDS OF US DOLLARS)


Comprehensive income
  (loss) for the six
  months ended
  June 30, 1999
  (unaudited):
  Net loss............                                                                $  (6,804)
  Other comprehensive
    income (loss):
    Foreign currency
      translation
      adjustments.....                                                                   30,242
                                                                                      ---------
    Comprehensive
      income (loss)...                                                                $  23,438
                                                                                      =========


          See accompanying notes to consolidated financial statements.

                                     F-1-10

                         PROPEL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                 YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999
            AND SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)


                          (IN THOUSANDS OF US DOLLARS)


                                                                       SIX MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,            JUNE 30,
                                     ------------------------------   -------------------
                                       1997       1998       1999       1999       2000
                                       ----       ----       ----       ----       ----
                                                                          (UNAUDITED)
Cash flow from operating
  activities:
  Net earnings (loss)..............  $ 40,157   $ 37,377   $ 14,764   $ (6,804)  $(12,341)
  Adjustments to reconcile net
    earnings (loss) to net cash
    provided by (used in) operating
    activities:
  Depreciation and amortization....    28,170     33,041     37,615     18,410     21,894
  Share of (earnings) losses of
    affiliates.....................   (44,168)   (53,994)   (25,961)   (11,649)    (6,869)
  Net gain on sale of interests in
    affiliates and investment
    securities.....................   (44,200)   (30,097)   (39,100)        --         --
  Write down of investment.........        --      7,281         --         --         --
  Deferred income tax..............    (8,033)    (4,183)     6,130      6,443     (4,899)
  Changes in operating assets and
    liabilities:
    Accounts receivable............    10,784    (14,861)    (8,957)   (10,987)     4,132
    Inventory......................    (2,506)    (4,458)   (12,429)    (9,227)     6,816
    Other current assets...........       595     (1,528)       573     (2,463)    (4,121)
    Accounts payable and accrued
      liabilities..................    (1,826)    10,790     24,145     25,421      3,223
    Other assets and liabilities...    13,734      2,438     (8,398)   (10,565)       777
                                     --------   --------   --------   --------   --------
        Net cash provided by (used
          in) operating
          activities...............    (7,293)   (18,193)   (11,618)    (1,421)     8,612


          See accompanying notes to consolidated financial statements.

                                     F-1-11

                         PROPEL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                 YEARS ENDED DECEMBER 31, 1997, 1998, AND 1999
            AND SIX MONTHS ENDED JUNE 30, 1999 AND 2000 (UNAUDITED)


                          (IN THOUSANDS OF US DOLLARS)


                                                                       SIX MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,            JUNE 30,
                                     ------------------------------   -------------------
                                       1997       1998       1999       1999       2000
                                       ----       ----       ----       ----       ----
                                                                          (UNAUDITED)
Cash flow from investing
  activities:
  Capital expenditures.............  $(24,165)  $(18,938)  $(56,745)  $(24,229)  $(21,674)
  Payment for investment
    securities.....................        --         --    (10,711)        --     (2,000)
  Investments in and advances to
    affiliates.....................   (65,198)   (82,534)      (342)     1,117     (5,674)
  Cash paid for acquisition of
    additional interest in
    subsidiaries...................  (123,045)   (22,661)        --         --         --
  Proceeds from the sale of
    interest in affiliates and
    invesment securities...........    51,280     32,771     41,625         --         --
                                     --------   --------   --------   --------   --------
        Net cash used in investing
          activities...............  (161,128)   (91,362)   (26,173)   (23,112)   (29,347)
Cash flow from financing
  activities:
  Transfer from (to) Parent, net...   173,768     93,113    (32,004)   (12,767)    19,446
  Proceeds from notes payable and
    long-term debt-related parties,
    net............................    82,670     13,659     74,457     30,852      6,945
  Payment on bank loans............   (80,978)        --         --         --         --
                                     --------   --------   --------   --------   --------
        Net cash provided by
          financing activities.....   175,460    106,772     42,453     18,085     26,391
Effect of currency translation.....        --         --        646        914       (612)
                                     --------   --------   --------   --------   --------
        Net increase (decrease) in
          cash and cash
          equivalents..............     7,039     (2,783)     5,308     (5,534)     5,044
Cash and cash equivalents at
  beginning of period..............     9,224     16,263     13,480     13,480     18,788
                                     --------   --------   --------   --------   --------
Cash and cash equivalents at end of
  period...........................  $ 16,263   $ 13,480   $ 18,788   $  7,946   $ 23,832
                                     ========   ========   ========   ========   ========
Supplemental disclosure of cash
  flow information:
  Taxes paid.......................  $    132   $  4,905   $    728   $    597   $    301
                                     ========   ========   ========   ========   ========


          See accompanying notes to consolidated financial statements.

                                     F-1-12

                         PROPEL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 1--NATURE OF ORGANIZATION AND BUSINESS

    Propel, Inc. and Subsidiaries (Propel or the Company) develops, operates, and owns interests in wireless communications businesses throughout the world. Propel is a wholly owned subsidiary of Motorola, Inc. (Motorola or the Parent). Propel was incorporated as a Delaware corporation on February 24, 1999. It is currently Motorola's intention to effect an initial public offering of Propel common stock and ultimately divest its remaining interest in the Company. As described in Note 18, Motorola intends to contribute its ownership interests in the businesses that are included in these financial statements to Propel prior to the consummation of the contemplated offering.


    Propel's consolidated operations include the operations of two of its wireless communication companies in Mexico (Norcel and Cedetel), its handset distribution business in Israel (WDS), and corporate activities in the United States. In addition Propel owns significant interests in fourteen wireless operating companies located in Mexico, Israel, Hong Kong, Egypt, Argentina, Lithuania, Jordan, Chile, the Dominican Republic, Pakistan, Uruguay and Azerbaijan.


NOTE 2--BASIS OF PRESENTATION


    Prior to the proposed offering Motorola intends to contribute its ownership interests in the businesses included in these financial statements to Propel. These financial statements reflect the combined results of these businesses as if they had been so contributed to Propel for all periods. Subsequent to the contribution all of the businesses included in these financial statements will be consolidated subsidiaries of Propel.



    The accompanying financial statements have been prepared using Motorola's historical basis in the combined assets and liabilities of the Company and give effect to the contribution of Motorola's ownership interest in the businesses that will comprise Propel and the allocation policies described in Note 4 as of and for the periods presented. The financial statements reflect the combined results of operations, financial condition and cash flows of the Company as a component of Motorola and may not be indicative of the actual results of operations and financial position of the Company had it operated autonomously or as an entity independent of Motorola. Management believes the statements of operations include a reasonable allocation of administrative costs, which are described in Note 4, incurred by Motorola on behalf of Propel.


                                     F-1-13

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 2--BASIS OF PRESENTATION (CONTINUED)
    Propel's cash resources are managed under a centralized system wherein receipts are deposited to the Parent's corporate accounts and disbursements are centrally funded. Accordingly, settlement of certain assets and liabilities arising from common services or activities provided by the Parent and certain related-party transactions are reflected as transfers to Parent.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of Propel, Inc. and its majority-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

USE OF ESTIMATES IN THE PREPARATION OF CONSOLIDATED FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are comprised of highly liquid investments with maturities at the date of purchase of less than three months.

INVENTORY AND WARRANTY COSTS

    Inventories, which consist principally of wireless handsets and accessories, are stated at the lower of cost or market. Cost is determined by the first-in, first-out method. Inventory reserves are established where technology or other reasons cause such items to have a reduction in value. Losses on sale of subsidized handsets to wireless subscribers are recognized at the time of sale.

    Provisions for estimated costs related to product warranties are made at the time of sale.

                                     F-1-14

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment, including improvements that extend useful lives, are recorded at cost, while maintenance and repairs are charged to operations as incurred. Depreciation and amortization are calculated using the straight-line method based on estimated useful lives of up to 40 years for buildings, five to eight years for infrastructure and other equipment and three to ten years for other assets. Leasehold improvements are amortized over the shorter of the respective lives of the leases or the useful lives of the improvements.

INVESTMENT SECURITIES

    Investment securities at December 31, 1998 and 1999 include available-for-sale equity securities recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income (loss) until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.

    The cost method of accounting is applied to the Company's nonmarketable investments in companies where the Company does not exert significant influence--generally where the Company's voting interest is less than 20%. Under the cost method, the investment is recorded at cost, and income is recognized only to the extent distributed as dividends.

    Write-downs to the carrying value of available-for-sale and cost method investments are recognized when the Company believes that a permanent impairment in value has occurred.

INVESTMENTS IN AFFILIATES


    The equity method of accounting is applied to the Company's noncontrolled investments in affiliates where the Company exerts significant influence. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of earnings or losses of the affiliate, limited, in the case of losses, to the extent of the Company's investment, loans and guarantees related to the affiliate.


    Goodwill and other intangibles resulting from the acquisition of increased interests in affiliates are reflected as additional investment in affiliates. Goodwill is

                                     F-1-15

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amortized on a straight-line basis over periods not exceeding twenty years and other intangibles are amortized generally over three to five years on a straight-line basis. Amortization expense is recorded as a reduction to the Company's share of earnings (losses) of affiliates.

    Write-downs to the carrying value of affiliates are recognized when the Company believes that a permanent impairment in value has occurred.

ISSUANCES OF COMMON STOCK BY AFFILIATES

    Changes in the Company's proportionate share of the underlying equity of an affiliate which result from issuance of additional equity securities by the affiliate are recognized as increases or decreases to stockholder's net equity.

INTANGIBLE ASSETS

    The Company's two consolidated wireless operating companies in Mexico, Norcel and Cedetel, hold licenses to provide wireless communications service. The initial cost of the licenses together with costs allocated to such licenses at the time of acquisition of increased interests in these companies are included in intangible assets and are being amortized on a straight-line basis over periods not exceeding 20 years. Licenses generally have provisions for renewal upon expiration. In addition, costs of acquisitions were allocated to customer base and workforce and are generally being amortized on a straight-line basis over a three to five year period. Goodwill resulting from acquisitions of increased interests in consolidated subsidiaries is also included in intangible assets and is amortized over periods not exceeding 20 years.

IMPAIRMENT OF LONG-LIVED ASSETS

    The Company reviews long-lived assets including intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The amount of the loss is the difference between the fair value and carrying value of the asset.

                                     F-1-16

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INCOME TAXES

    The Company's results of operations are included in the consolidated income tax return of Motorola. Current and deferred taxes are determined by the Company as if taxes were computed on a stand-alone basis. Current income taxes are settled through transfers from the Parent.

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the difference between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

FOREIGN CURRENCY TRANSLATION

    For consolidated businesses and affiliates outside the United States that prepare financial statements in currencies other than the U.S. dollar, statement of operations amounts are translated at average exchange rates for the year, and assets and liabilities are translated at year-end exchange rates. These translation adjustments are presented as a component of other comprehensive income (loss). Gains and losses from foreign currency transactions and translation of assets and liabilities of foreign businesses that use the U.S. dollar as the functional currency (including those in countries with hyperinflationary economies) are included in the results of operations within other (income) expense.

REVENUE RECOGNITION

    Wireless service revenues arise mainly from the provision of access to the cellular network (network access fees), usage of the cellular network (incoming and outgoing airtime and long distance revenues), activation fees, roaming usage fees, and fees for value-added services. Access revenue is recognized over the period provided. Airtime (including net roaming) and long distance revenues are recognized when the services are rendered. Other service revenues are recognized as the service is provided.

    Revenue associated with the sale of prepaid calling cards is deferred and recognized as the airtime is utilized or when the balances on the card expire.

                                     F-1-17

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CONCENTRATION OF CREDIT RISKS

    The Company derives the majority of its revenues from individuals, businesses, and telecommunication companies. A significant weakening of a local economy, reflected in higher interest rates, higher inflation, or reduced purchasing power of the local currency caused by currency devaluation, could cause certain businesses and individuals to be unable to satisfy their obligations to the Company. The Company's allowance for doubtful accounts is based upon management's estimates and past experience.

DERIVATIVE FINANCIAL INSTRUMENTS

    The Company generally enters into derivative financial instruments only for hedging purposes. The Company currently does not hedge anticipated transactions nor its investments or accrued income in its affiliates. To the extent possible, the Company attempts to hedge its currency position by having equal and offsetting assets and liabilities in the same currencies to mitigate the impact of rate movements of the nonfunctional currency and as a substitute for financial instruments in markets where they are too expensive or not available.

    At December 31, 1998 and 1999, the Company had net outstanding forward exchange contracts totaling $3,000 and $10,000, respectively. Deferred gains amounted to $16 and $0 as of December 31, 1998 and 1999, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, and notes payable and long-term debt approximate fair value due to their relatively short-term maturity or variable interest rates.

UNAUDITED INTERIM RESULTS


    The accompanying unaudited interim consolidated financial statements as of June 30, 2000 and for the six months ended June 30, 1999 and 2000, have been prepared in accordance with generally accepted accounting principles. In the opinion of management, all adjustments, consisting only of normal recurring adjustments,


                                     F-1-18

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) necessary for a fair presentation have been included. Results for an interim period are not necessarily indicative of expected results for the full fiscal year.

NOTE 4--PARENT ALLOCATION POLICIES

    Certain expenses reflected in the consolidated financial statements include allocations of expenses from Motorola. Such expenses represent costs related to treasury, legal, insurance, payroll administration, human resources, and other services. In addition Motorola allocates a portion of its overhead costs related to such services to the Company. Where it is possible to specifically identify such expenses with the activities of the Company, these amounts have been charged or credited directly to the Company without allocation or apportionment. Allocation of all other such expenses is based on budgeted amounts applicable to the respective activity.


    Motorola has noncontributory defined benefit pension plans covering substantially all of its employees, including employees of the Company. In general, employees become vested after five years of service. Motorola also sponsors other benefit plans, including profit sharing plans, incentive plans and stock purchase plans in which Company employees participate. Costs related to these plans are allocated to the Company based on the Company's total number of participants in the respective plans.


    Eligible employees of the Company participate in Motorola's stock option plans. Each option granted has an exercise price of 100% of the market value of the common stock on date of grant. The contractual life of each option is generally ten to fifteen years and substantially all options vest in one to four years. Motorola accounts for its stock options under the provisions of APB Opinion No. 25 "Accounting for Stock Issued to Employees." Accordingly, no compensation cost has been recognized for such stock option plans and therefore, no amount of compensation cost has been allocated to the Company.

    In management's opinion, the methods used in allocating expenses are reasonable. However, resulting expenses may not represent the amounts that would have been incurred had such transactions occurred with third parties at "arms length."

                                     F-1-19

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 4--PARENT ALLOCATION POLICIES (CONTINUED)

    Interest expense shown in the financial statements reflects interest expense associated with the Company's share of the aggregate borrowings of Motorola for each of the periods presented. Motorola allocates a percentage of total interest expense to the Company based on an adjusted net assets amount calculated for the Company as a percentage of the same adjusted net assets amount calculated for Motorola. It is anticipated that subsequent to the offering discussed in
Note 18, the Company will incur interest expense on its direct debt then outstanding and not be allocated interest by Motorola.

NOTE 5--INVENTORY

    Inventories consist of the following at December 31, 1998 and 1999:


                                               1998       1999
                                               ----       ----
Wireless handsets and accessories..........  $15,320    $24,547
Spare parts................................    1,165      4,625
                                             -------    -------
  Subtotal.................................   16,485     29,172
Less inventory reserves....................   (1,017)    (1,275)
                                             -------    -------
  Inventory, net...........................  $15,468    $27,897
                                             =======    =======


NOTE 6--PROPERTY AND EQUIPMENT, NET

    Property and equipment consist of the following at December 31, 1998 and 1999:


                                             1998       1999
                                             ----       ----
Land.....................................  $    338   $    429
Buildings and improvements...............     5,188      9,175
Furniture and fixtures...................     2,675      3,963
Equipment................................    94,864    153,233
                                           --------   --------
  Subtotal...............................   103,065    166,800
Less accumulated depreciation............   (37,550)   (52,885)
                                           --------   --------
  Property and equipment, net............  $ 65,515   $113,915
                                           ========   ========


                                     F-1-20

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 7--INVESTMENT SECURITIES


    The Company accounts for its investment in Korea Telecom Freetel Co. Ltd. (Freetel) as an available for sale security at fair value. The carrying amount of the investment was $13,285 at December 31, 1998. At the time of the devaluation of the Korean won during 1998 the Company wrote down its investment in Freetel by $7,281. During 1999, the Company purchased an additional $6,710 interest in Freetel and Freetel completed a public offering of its common shares. As of December 31, 1999, the market value of the Company's investment was $680,156. The unrealized holding gain of $662,686, net of deferred income taxes of $261,034, is recorded as a component of accumulated other comprehensive income (loss).


    During 1999 the Company sold a portion of its shares owned in Freetel for gross proceeds of $41,625 and realized a gain of $39,100 which is included in other (income) expense.


    As of June 30, 2000, the market value of the Company's investment in Freetel decreased to approximately $183,695, reducing the remaining unrealized gain to $104,193, net of deferred income taxes of $62,032, which is recorded as a component of accumulated other comprehensive income (loss) as of June 30, 2000.


    The Company uses the cost method of accounting for its investment in Zephyr Telecommunications, Inc. The Company acquired ownership in this company in 1999. As of December 31, 1999, the Company's ownership percentage was 19%, without giving effect to dilution, and the carrying amount of the investment was $4,000.

NOTE 8--INVESTMENTS IN AFFILIATES

INVESTMENTS IN AFFILIATES


    The Company holds investments in fourteen international affiliates that are accounted for under the equity method. Investments and advances as of December 31, 1998 and 1999, consist of the following:



                                             1998       1999
                                             ----       ----
Investments in affiliates................  $513,597   $540,947
Advances to affiliates...................    71,033     71,375
                                           --------   --------
                                           $584,630   $612,322
                                           ========   ========


                                     F-1-21

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 8--INVESTMENTS IN AFFILIATES (CONTINUED)

    The following table represents a roll forward of the Company's investments in and advances to affiliates for the years ended December 31, 1998 and 1999:



                                             1998       1999
                                             ----       ----
Beginning of year........................  $467,555   $584,630
Additional investments...................    82,534        342
Share of earnings (losses)...............    53,994     25,961
Gain on affiliate stock issuances........    16,359         84
Reductions...............................    (2,674)    (6,330)
Currency translation adjustments.........   (33,138)     7,635
                                           --------   --------
End of year..............................  $584,630   $612,322
                                           ========   ========



    Several of the Company's affiliates are parties to debt agreements and, to some extent, local regulatory restrictions which restrict the ability of these affiliates to pay dividends.



    The Company's investment in and advances to affiliates as of December 31, 1998 and 1999 are as follows:



                                                                         INVESTMENTS IN
                                                   PERCENTAGE OF         AND ADVANCES TO
                                                     OWNERSHIP             AFFILIATES
                                                   DECEMBER 31,           DECEMBER 31,
                                               ---------------------   -------------------
COUNTRY            AFFILIATED COMPANY             1998        1999       1998       1999
-------        --------------------------         ----      --------   --------   --------
                                                   %           %
LATIN AMERICA
Mexico.......  Baja Cellular Mexicana
               S.A. de C.V. (Bajacel)             48.9        48.9     $ 61,829   $ 60,047
Mexico.......  Movitel Del Noroste, S.A.
               de C.V. (Movitel)                  22.0        22.0       43,529     60,466
Argentina....  Compania de
               Radiocommunicaciones
               Moviles S.A. (CRM
               Argentina)                         25.0        25.0       87,260    107,834
Chile........  Entel Telefonia Personal,
               S.A. (Entel Chile)                 25.0        25.0       42,710     42,534


                                     F-1-22

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 8--INVESTMENTS IN AFFILIATES (CONTINUED)


                                                                         INVESTMENTS IN
                                                   PERCENTAGE OF         AND ADVANCES TO
                                                     OWNERSHIP             AFFILIATES
                                                   DECEMBER 31,           DECEMBER 31,
                                               ---------------------   -------------------
COUNTRY            AFFILIATED COMPANY             1998        1999       1998       1999
-------        --------------------------         ----      --------   --------   --------
                                                   %           %
Dominican
  Republic...  Tricom, S.A. (Tricom)              30.8        30.8       41,169     46,160
Uruguay......  Abiatar, S.A.                      32.0        32.0       14,875     15,040
Mexico.......  Grupo Portatel, S.A. de
               C.V. (Portatel)                    21.7        21.7       12,748     12,255
EUROPE/MIDDLE
EAST
Israel.......  Pelephone Communications,
               Ltd. (Pelephone)                   50.0        50.0      196,410    174,114
Egypt........  MobiNil for
               Telecommunications
               (MobiNil)                          35.3        35.3       40,195     32,320
Lithuania....  UAB Omnitel                        35.0        35.0       17,370     28,015
Jordan.......  Pella Investment Company           26.1        26.1       11,665     17,973
Azerbaijan...  G.T.I.B. 1996 Ltd.
               (G.T.I.B.)                         50.0        50.0        8,310      8,874
ASIA
Hong Kong....  Hutchison Telephone
               Company Ltd. (Hutchison)           30.0        25.1           --         --
Pakistan.....  Pakistan Mobile
               Communications (Pvt)
               Limited (Pakistan Mobile)          30.0        30.0        6,560      6,690
                                                                       --------   --------

  Total......                                                          $584,630   $612,322
                                                                       ========   ========


                                     F-1-23

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 8--INVESTMENTS IN AFFILIATES (CONTINUED)

    The Company's share of earnings (losses) of affiliates for the years ended December 31, 1997, 1998 and 1999 are as follows:



                                                        SHARE OF EARNINGS (LOSSES)
                                                              OF AFFILIATES
                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                      ------------------------------
COUNTRY                 AFFILIATED COMPANY              1997       1998       1999
-------        ------------------------------------     ----       ----       ----
LATIN AMERICA
Mexico.......  Baja Cellular Mexicana S.A. de C.V.
               (Bajacel)                              $(3,053)   $ (1,274)  $  5,412
Mexico.......  Movitel Del Noroste, S.A. de C.V.
               (Movitel)                               (1,152)      2,377     (2,428)
Argentina....  Compania de Radiocommunicaciones
               Moviles S.A. (CRM Argentina)            13,119      19,499     20,573
Chile........  Entel Telefonia Personal, S.A.
               (Entel Chile)                             (850)     (8,525)     4,580
Dominican
  Republic...  Tricom, S.A. (Tricom)                   (2,852)      4,213      4,906
Uruguay......  Abiatar, S.A.                            3,512       4,852      6,565
Mexico.......  Grupo Portatel, S.A. de C.V.
               (Portatel)                              (1,344)     (1,359)    (1,021)
EUROPE/MIDDLE
  EAST
Israel.......  Pelephone Communications, Ltd.
               (Pelephone)                             40,175      38,556    (21,446)
Egypt........  MobiNil for Telecommunications
               (MobiNil)                                   --     (14,147)    (7,114)
Lithuania....  UAB Omnitel                              1,153       6,656     10,650
Jordan.......  Pella Investment Company                 1,050       3,419      5,392
Azerbaijan...  G.T.I.B. 1996 Ltd. (G.T.I.B.)               --          --         --
ASIA
Hong Kong....  Hutchison Telephone Company Ltd.
               (Hutchison)                             (3,133)         --         --
Pakistan.....  Pakistan Mobile Communications (Pvt)
               Limited (Pakistan Mobile)               (2,457)       (273)      (108)
                                                      -------    --------   --------
  Total......                                         $44,168    $ 53,994   $ 25,961
                                                      =======    ========   ========


                                     F-1-24

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 8--INVESTMENTS IN AFFILIATES (CONTINUED)

    At December 31, 1998 and 1999, the carrying value of affiliates accounted for under the equity method exceeded the Company's share of the underlying net assets by $100,317 and $93,419, respectively. Such excess is being amortized on a straight-line basis over periods not exceeding twenty years. Amortization expense of $9,694 in 1997, $9,587 in 1998, and $9,302 in 1999 is reflected in the Company's share of earnings (losses) of affiliates.


    The Company's affiliate Tricom, S.A. is a publicly traded company. As of December 31, 1998 and 1999, the market value of this investment was $53,605 and $168,472, respectively.

SUMMARY FINANCIAL INFORMATION OF AFFILIATES


    A summary of combined financial information as reported by the Company's affiliates is set forth below:



                                                  DECEMBER 31,
                                             -----------------------    JUNE 30,
                                                1998         1999         2000
                                                ----         ----         ----
                                                                       (UNAUDITED)
NET ASSETS.................................  $1,139,274   $1,250,023   $1,347,543



                                     YEARS ENDED
                                     DECEMBER 31,                SIX MONTHS ENDED JUNE 30,
                         ------------------------------------   ---------------------------
CONDENSED STATEMENT OF      1997         1998         1999          1999           2000
OPERATIONS INFORMATION:     ----         ----         ----          ----           ----
                                                                        (UNAUDITED)
Revenue...............   $2,232,735   $2,747,179   $3,322,547    $1,499,548     $1,998,943
Net income (loss).....       91,842       17,535     (127,262)     (115,285)         8,144


                                     F-1-25

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 8--INVESTMENTS IN AFFILIATES (CONTINUED)
ACQUISITIONS AND DIVESTITURES

    A summary of significant acquisitions and divestitures during 1997, 1998, and 1999 is as follows:

1997

    The Company invested $50 and advanced $7,650 in exchange for a 50% ownership in G.T.I.B. G.T.I.B. is a holding company engaged in developing the telecommunications business, providing various services to and investing in Bakcell II (Bakcell) a legal entity registered in the Republic of Azerbaijan and engaged in the operation of wireless telephone networks in Azerbaijan. G.T.I.B. had a 49% ownership interest in Bakcell at the time of the Company's purchase.


    The Company invested an additional $18,300 in Entel Chile in 1997 in conjunction with a stock offering by Entel Chile. The stock offering resulted in a reduction of the Company's ownership percentage to 25%. The Company recorded an after-tax gain of $6,380 as an increase to stockholder's net equity, as a result of the share issuance.



    The Company sold a portion of its interest in Pakistan Mobile through a series of transactions for proceeds totaling $48,400 in 1997. The Company recognized gains of $44,200, which are included in other (income) expense.



    The Company entered into a subscription agreement whereby it acquired a 21.7% ownership interest in Portatel for $14,953. Portatel used the proceeds of this subscription to pay off debt with a financial institution in which it was in default. The Company was guarantor on this debt. The excess of the amount paid over the fair value of the assets acquired was $11,654.


1998



    The Company invested $26 and advanced $53,375 in exchange for a 35.3% ownership interest in MobiNil for Telecommunications. MobiNil for Telecommunications manages, operates, develops and maintains digital wireless telecommunication systems in the Arab Republic of Egypt through its majority-owned subsidiary, The Egyptian Company for Mobile Services (ECMS). MobiNil for Telecommunications was organized in 1998 for the purpose of acquiring ECMS from an agency of the Arab Republic of Egypt.

                                     F-1-26

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 8--INVESTMENTS IN AFFILIATES (CONTINUED)

    During 1998, Tricom completed a public offering of 5.7 million common shares. As a result, the Company's ownership in Tricom decreased to 30.8%. The stock offering by Tricom resulted in the Company recording an after-tax gain of $9,857 as an increase to stockholder's net equity.



    The Company sold a portion of its interest in Omnitel in July 1998 in a transaction resulting in cash proceeds aggregating $32,771. The Company recognized a gain on the transaction of $30,097, which is included in other (income) expense.



2000



    During the second quarter of 2000, Tricom completed a public offering of
4.0 million common shares. As a result, the Company's ownership in Tricom decreased to 26.5%. The stock offering by Tricom resulted in the Company recording an after-tax gain of $6,851 as an increase to stockholder's net equity.


NOTE 9--INTANGIBLE ASSETS

    Intangible assets consist of the following as of December 31, 1998 and 1999:


                                             1998       1999
                                             ----     --------
Goodwill.................................  $111,194   $115,872
Wireless licenses........................   275,030    286,488
Subscriber base..........................    10,307     10,741
Workforce................................     2,646      2,757
                                           --------   --------
                                            399,177    415,858
Less accumulated amortization............   (70,829)   (96,000)
                                           --------   --------
  Intangible assets, net.................  $328,348   $319,858
                                           ========   ========


                                     F-1-27

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 10--ACCRUED LIABILITIES

    Accrued liabilities consist of the following as of December 31, 1998 and 1999:


                                              1998          1999
                                              ----          ----
Accrued employee related costs............  $ 2,097       $ 1,537
Accrued warranties........................    4,213         6,205
Accrued facility and operating costs......    6,096        13,268
Accrued other.............................    6,232        18,208
                                            -------       -------
  Total accrued liabilities...............  $18,638       $39,218
                                            =======       =======


NOTE 11--OTHER (INCOME) EXPENSE, NET

    Other (income) expense, net consists of the following for the years ended December 31, 1997, 1998 and 1999:


                                     1997       1998       1999
                                     ----       ----       ----
Gains from sales of interests in
  affiliates and investments.....  $(44,200)  $(30,097)  $(39,100)
Foreign currency (gain) loss.....        --         --     (1,058)
Other, net.......................    (6,026)     4,736     (6,486)
                                   --------   --------   --------
  Other (income) expense net.....  $(50,226)  $(25,361)  $(46,644)
                                   ========   ========   ========


NOTE 12--INCOME TAXES


    U.S. and non-U.S. components of earnings before income taxes for the years ended December 31, 1997, 1998 and 1999 are presented below:



                                     1997       1998       1999
                                     ----       ----       ----
U.S..............................  $30,654    $    311   $ 19,484
Non-U.S..........................   17,177      30,141     11,830
                                   -------    --------   --------
                                   $47,831    $ 37,062   $ 31,314
                                   =======    ========   ========


                                     F-1-28

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 12--INCOME TAXES (CONTINUED)
    Income tax expense (benefit) for the years ended December 31, 1997, 1998 and 1999 consists of:


                                    CURRENT    DEFERRED    TOTAL
Year Ended December 31, 1997        -------    --------    -----
  U.S. Federal....................  $11,262    $(4,504)   $  6,758
  Non-U.S.........................    1,680     (2,441)       (761)
  State and local.................    2,765     (1,088)      1,677
                                    -------    -------    --------
                                    $15,707    $(8,033)   $  7,674
                                    =======    =======    ========

Year Ended December 31, 1998
  U.S. Federal....................  $   173    $ 2,348    $  2,521
  Non-U.S.........................    3,671     (6,792)     (3,121)
  State and local.................       24        261         285
                                    -------    -------    --------
                                    $ 3,868    $(4,183)   $   (315)
                                    =======    =======    ========

Year Ended December 31, 1999
  U.S. Federal....................  $ 5,709    $ 6,928    $ 12,637
  Non-U.S.........................    3,396     (1,725)      1,671
  State and local.................    1,315        927       2,242
                                    -------    -------    --------
                                    $10,420    $ 6,130    $ 16,550
                                    =======    =======    ========


                                     F-1-29

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 12--INCOME TAXES (CONTINUED)
    Income tax expense (benefit) differed from the amounts computed by applying the U.S. Federal income tax rate of 35% for 1997, 1998 and 1999 as a result of the following:


                                                     1997       1998       1999
                                                     ----       ----       ----
Computed "expected" tax expense..................  $ 16,741   $ 12,972   $10,960

Increase (reduction) in income taxes resulting
  from:
  Goodwill amortization..........................     3,557      3,918     4,046
  Equity in earnings of non-U.S. affiliates......    (8,512)   (27,494)   (6,381)
  State tax, net of federal benefit..............     1,090        185     1,457
  Net operating loss carryforward................    (5,721)     4,271       857
  Inflationary gains in non-U.S. locations.......     3,718      3,897     4,905
  Other..........................................    (3,199)     1,936       706
                                                   --------   --------   -------
                                                   $  7,674   $   (315)  $16,550
                                                   ========   ========   =======


                                     F-1-30

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 12--INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:


                                                            1998        1999
                                                            ----        ----
Deferred tax assets:
  Operating losses of non-U.S. affiliates...............  $  17,545   $  18,603
  Fixed assets..........................................      1,251       7,918
  Foreign net operating loss carryforwards..............     15,135      12,858
  Accrued expenses and other liabilities................      4,899       4,159
                                                          ---------   ---------
                                                             63,693      43,538
  Less: valuation allowance.............................    (27,532)    (33,411)
                                                          ---------   ---------
  Net deferred tax assets...............................     11,298      10,127

Deferred tax liabilities:
  Inventories...........................................      1,623       5,000
  Fixed assets..........................................      2,614          --
  Unremitted earnings of non-U.S. affiliates............     21,238      29,992
  Available for sale securities.........................         --     261,034
  Intangible assets.....................................    112,713     113,083
  Other.................................................      7,056       5,126
                                                          ---------   ---------
  Gross deferred tax liabilities........................    145,244     414,235
                                                          ---------   ---------
  Net deferred tax assets (liabilities).................  $(133,947)  $(404,108)
                                                          =========   =========



    The valuation allowance for deferred tax assets increased $4,707 and $5,879 in 1998 and 1999.



    Except for earnings of non-U.S. subsidiaries and certain non-U.S. affiliates in which the Company intends to reinvest earnings on an indefinite basis, provisions have been made for the estimated U.S. income taxes applicable to undistributed earnings of non-U.S. subsidiaries and non-U.S. affiliates. Undistributed earnings for which no U.S. income tax has been provided aggregated to $139,000 and $133,000 at December 31, 1998, and 1999, respectively. The determination of the applicable deferred tax liability is not practicable at this time. If these earnings are distributed to the Company, foreign tax credits may reduce the U.S. income tax which would be payable on such distributions.


                                     F-1-31

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 12--INCOME TAXES (CONTINUED)
    At December 31, 1999, certain non-U.S. subsidiaries had loss carryforwards of approximately $30,000, expiring in varying amounts through 2008. In addition as of December 31, 1999, certain non-U.S. subsidiaries had tax credits of approximately $2,000, expiring in varying amounts through 2007. Net deferred tax assets are considered realizable given past income and estimates of future income.

NOTE 13--SEGMENT REPORTING


    The Company's operating companies and affiliates operate primarily in the telecommunications industry. Each of these businesses is generally separately managed. The Company identifies its reportable segments as those businesses that represent 10% or more of its consolidated revenue and those affiliates whose share of earnings or losses represent 10% or more of its pre-tax earnings or loss. The Company's primary measure of segment profit/loss is operating income before depreciation and amortization for both its consolidated operations and for its affiliates.



    A large number of the Company's affiliates qualify as separate segments. In order to reduce the complexity of this disclosure the Company has limited the number of segments reported. The six affiliates selected for inclusion separately represent the Company's larger affiliates from an operating standpoint considered together with its ownership interest.



    Sales to affiliates accounted for 50%, 54% and 29% of the Company's total revenues in 1997, 1998 and 1999, respectively, as discussed in Note 15--Related Party Transactions. Additionally, sales to one non-affiliate customer totaled 21% of the Company's total revenues in 1999.


    WDS, the Company's handset distribution business, currently distributes only handsets manufactured by Motorola. In connection with the proposed offering discussed in Note 18, it is anticipated that WDS and the Company will enter into an agreement with Motorola precluding WDS from selling handsets in Israel from other manufacturers.


    The Company's consolidated businesses, other than WDS, and all of its affiliates primarily provide wireless communication services.


                                     F-1-32

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 13--SEGMENT REPORTING (CONTINUED)


                                                                   CONSOLIDATED
                                                                    BUSINESSES
                                                              ----------------------
                                                              CEDETEL AND
                                                                NORCEL        WDS
                                                                ------        ---
1997
Operating Revenues..........................................   $ 66,532      94,371
Depreciation and amortization...............................     27,380         106
Operating income (loss).....................................    (16,532)      4,021
Long lived assets, net......................................    373,773         464
Investments in and advances to affiliates...................         --          --
Capital expenditures........................................     22,703         150
Total segment assets........................................    414,656      28,818
1998
Operating Revenues..........................................   $ 97,397     128,950
Depreciation and amortization...............................     31,786         151
Operating income (loss).....................................    (12,624)      9,286
Long lived assets, net......................................    391,701         547
Investments in and advances to affiliates...................         --          --
Capital expenditures........................................     18,057         236
Total segment assets........................................    437,004      39,647
1999
Operating Revenues..........................................   $155,057     224,137
Depreciation and amortization...............................     36,886         174
Operating income (loss).....................................    (15,230)     10,395
Long lived assets, net......................................    431,757         547
Investments in and advances to affiliates...................         --          --
Capital expenditures........................................     56,162         179
Total segment assets........................................    508,500      39,243
June 30, 1999
Operating Revenues..........................................   $ 72,788     134,405
Depreciation and amortization...............................     18,010          74
Operating income (loss).....................................     (5,111)      4,892
June 30, 2000
Operating Revenues..........................................   $ 88,185      82,246
Depreciation and amortization...............................     21,681          96
Operating income (loss).....................................     (2,369)      2,635


                                     F-1-33

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 13--SEGMENT REPORTING (CONTINUED)


                                                                     AFFILIATES
                                                  -------------------------------------------------
                                                  BAJACEL AND      CRM
                                                    MOVITEL     ARGENTINA   ENTEL S.A.   PELEPHONE
                                                    -------     ---------   ----------   ---------
1997
Operating Revenues..............................      77,209      597,908      51,246       680,821
Depreciation and amortization...................      10,349      114,307       3,463       130,835
Operating income (loss).........................      16,171      102,137        (561)      134,728
Long lived assets, net..........................      63,777      373,104     138,491       438,344
Investments in and advances to affiliates.......          --           --          --            --
Capital expenditures............................      18,380      162,415      17,314       165,974
Total segment assets............................     104,859      605,757     302,305       609,319
1998
Operating Revenues..............................     108,919      748,903      72,222       741,739
Depreciation and amortization...................      14,442      145,212      19,597       137,119
Operating income (loss).........................      14,690      158,892     (25,627)      131,239
Long lived assets, net..........................      83,967      454,236     280,870       486,747
Investments in and advances to affiliates.......          --           --          --            --
Capital expenditures............................      37,659      166,978     190,636       274,257
Total segment assets............................     120,283      665,301     388,759       655,829
1999
Operating Revenues..............................     187,784      830,039     188,758       709,432
Depreciation and amortization...................      22,287      135,097      35,283       146,100
Operating income (loss).........................      26,624      171,751     (32,886)      (56,878)
Long lived assets, net..........................     121,557      783,653     357,698       543,089
Investments in and advances to affiliates.......          --           --          --            --
Capital expenditures............................      55,545      183,423      83,087       233,139
Total segment assets............................     202,042    1,059,466     527,364       770,781
June 30, 1999
Operating Revenues..............................      76,646      403,193      69,332       340,967
Depreciation and amortization...................      10,339       67,520      16,621        67,068
Operating income (loss).........................      12,963      105,951     (20,519)      (12,986)
June 30, 2000
Operating Revenues..............................     112,454      425,966     158,646       410,439
Depreciation and amortization...................      13,505       65,032      23,623        79,698
Operating income (loss).........................      21,852        5,372      16,606       (13,146)


                                     F-1-34

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 13--SEGMENT REPORTING (CONTINUED)


                                                                         AFFILIATES
                                                              ---------------------------------
                                                               MOBINIL    HUTCHISON     OTHER
                                                               -------    ---------     -----
1997
Operating Revenues..........................................          *    540,830      284,721
Depreciation and amortization...............................          *     57,818       38,105
Operating income (loss).....................................          *    (25,942)      54,279
Long lived assets, net......................................          *    410,742      411,638
Investments in and advances to affiliates...................          *         --           --
Capital expenditures........................................          *    198,691      169,141
Total segment assets........................................          *    546,944      639,996
1998
Operating Revenues..........................................     98,507    522,731      454,158
Depreciation and amortization...............................     35,257     72,703       51,676
Operating income (loss).....................................    (57,888)   (49,289)     125,939
Long lived assets, net......................................    691,451    396,672      628,360
Investments in and advances to affiliates...................         --         --           --
Capital expenditures........................................    151,379     67,395      254,768
Total segment assets........................................    865,314    853,885      887,673
1999
Operating Revenues..........................................    360,262    524,494      521,777
Depreciation and amortization...............................     71,604     70,765       67,282
Operating income (loss).....................................      7,166   (205,222)     156,653
Long lived assets, net......................................    843,554    420,530      788,249
Investments in and advances to affiliates...................         --         --           --
Capital expenditures........................................    217,165    100,519      202,483
Total segment assets........................................  1,078,523    917,442    1,003,441
June 30, 1999
Operating revenues..........................................    141,592    223,260      244,559
Depreciation and amortization...............................     31,060     34,822       31,161
Operating income (loss).....................................    (21,370)  (129,324)      73,619
June 30, 2000
Operating revenues..........................................    264,031    335,521      291,885
Depreciation and amortization...............................     43,623     37,433       44,989
Operating income (loss).....................................     44,363     (7,167)      77,375


------------------------

*   Not applicable


                                     F-1-35

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 13--SEGMENT REPORTING (CONTINUED)


                                                         CORPORATE   ELIMINATIONS     TOTAL
                                                         ---------   ------------     -----
1997
Operating Revenues.....................................        --     (2,232,735)     160,903
Depreciation and amortization..........................       684       (354,877)      28,170
Operating income (loss)................................   (27,434)      (280,812)     (39,945)
Long lived assets, net.................................     2,071     (1,836,096)     376,308
Investments in and advances to affiliates..............   467,555             --      467,555
Capital expenditures...................................     1,313       (731,916)      24,165
Total segment assets...................................   482,098     (2,809,180)     925,572
1998
Operating Revenues.....................................        --     (2,747,179)     226,347
Depreciation and amortization..........................     1,104       (476,006)      33,041
Operating income (loss)................................   (26,059)      (296,956)     (29,397)
Long lived assets, net.................................     1,615     (3,022,303)     393,863
Investments in and advances to affiliates..............   584,630             --      584,630
Capital expenditures...................................       648     (1,143,075)      18,938
Total segment assets...................................   593,296     (4,437,044)   1,069,947
1999
Operating Revenues.....................................        --     (3,322,546)     379,194
Depreciation and amortization..........................       555       (548,418)      37,615
Operating income (loss)................................   (26,686)       (67,208)     (31,521)
Long lived assets, net.................................     1,469     (3,858,330)     433,773
Investments in and advances to affiliates..............   612,322             --      612,322
Capital expenditures...................................       404     (1,075,361)      56,745
Total segment assets...................................  1,292,866    (5,559,058)   1,840,610
June 30, 1999
Operating revenues.....................................        --     (1,499,549)     207,193
Depreciation and amortization..........................       326       (258,591)      18,410
Operating income (loss)................................   (14,638)        (8,333)     (14,856)
June 30, 2000
Operating revenues.....................................        --     (1,998,942)     170,431
Depreciation and amortization..........................       117       (307,903)      21,894
Operating income (loss)................................   (16,584)      (145,255)     (16,318)


                                     F-1-36

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)


NOTE 13--SEGMENT REPORTING (CONTINUED)



    The following is a reconciliation from segment operating income (loss) to earnings (loss) before income taxes per the consolidated statement of operations.



                                                                  SIX MONTHS ENDED
                                   YEAR ENDED DECEMBER 31,            JUNE 30,
                                ------------------------------   -------------------
                                  1997       1998       1999       1999       2000
                                  ----       ----       ----       ----       ----
                                                                     (UNAUDITED)
Operating income (loss).......  $(39,945)  $(29,397)  $(31,521)  $(14,856)  $(16,318)
Share of earnings (losses) of
  affiliates..................    44,168     53,994     25,961     11,649      6,869
Interest expense..............     6,618     12,896      9,770      4,878      6,730
Other (income) expense, net...   (50,226)   (25,361)   (46,644)    (5,831)     4,213
                                --------   --------   --------   --------   --------
Earnings (loss) before
  income taxes................  $ 47,831   $ 37,062   $ 31,314   $ (2,254)  $(20,392)
                                ========   ========   ========   ========   ========


NOTE 14--PROVISIONS AND ALLOWANCES


                                     BALANCE AT    CHARGED TO                            BALANCE AT
                                    BEGINNING OF    COSTS AND                              END OF
                                        YEAR        EXPENSES     REDUCTIONS    OTHER        YEAR
                                        ----        --------     ----------    -----        ----
Year ended December 31, 1997:
  Allowance for doubtful
    accounts......................     $2,697         $2,670       $2,718      $ (71)      $2,578
  Inventory valuation allowance...        602            547          483        (12)         654
Year ended December 31, 1998:
  Allowance for doubtful
    accounts......................     $2,578         $  904       $1,583      $(354)      $1,545
  Inventory valuation allowance...        654          3,529        3,046       (120)       1,017
Year ended December 31, 1999:
  Allowance for doubtful
    accounts......................     $1,545         $1,085       $  625      $ (50)      $1,955
  Inventory valuation allowance...      1,017          1,044          810         24        1,275


                                     F-1-37

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 15--RELATED-PARTY TRANSACTIONS


    The Company utilizes central cash management systems of Motorola to manage its operations. Cash requirements are satisfied either by intercompany transactions between Motorola and the Company or by cash from operations or other sources. Such intercompany transactions are included in net cash transfers from Parent in the consolidated financial statements. Cash requirements funded through transfers from Motorola include funds used to purchase investments, make advances to affiliates, fund operating losses and other liquidity needs as reflected in the statement of cash flows.


    The Company engages in transactions with its Parent and the Parent's subsidiaries in the normal course of its business. These transactions include the purchase of handsets and infrastructure equipment. In addition certain expenses are allocated to the Company by the Parent as discussed in Note 4.

    Transactions with related parties for the years ended December 31, 1997, 1998 and 1999 are as follows:


                                     1997       1998       1999
                                     ----       ----       ----
Selling, general, and
  administrative.................  $15,882    $ 17,393   $ 18,267
Inventory purchases..............   82,394     119,301    211,954
Interest expense.................    6,618      12,896     11,466
Infrastructure equipment
  purchases......................      408      23,319     20,944
Other expenses...................       --          --        348



    Sales to related parties reflected in the statements of operations primarily represent the sale of wireless handsets and accessories to the Company's affiliates.


                                     F-1-38

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 15--RELATED-PARTY TRANSACTIONS (CONTINUED)

    The Parent or its subsidiaries may make interest bearing loans to the Company and its subsidiaries for equipment purchases or other purposes. As of December 31, 1998 and 1999 the following loans were outstanding:



                                              1998       1999
                                              ----       ----
Motorola Asia Treasury
  Pte., Ltd--$100 million line of
  credit, bearing interest at LIBOR plus
  25 basis points (6.23% at December 31,
  1999), due in December 2000.............  $28,300    $ 43,855
Motorola Asia Treasury
  Pte., Ltd--$100 million line of
  credit, bearing interest at LIBOR plus
  25 basis points (6.23% at December 31,
  1999), due in January 2001..............   43,200      75,940
Motorola Semiconductor Israel Ltd.........   22,592      32,508
                                            -------    --------
                                             94,092     152,303
Less current portion......................   22,592      76,363
                                            -------    --------
                                            $71,500    $ 75,940
                                            =======    ========


    The loan received from Motorola Semiconductor Israel Ltd. fluctuates on a daily basis depending on the cash needs of Wireless Distribution Services. The loan is denominated in U.S. dollars and bears 5% interest per annum calculated on a daily basis.

    In management's opinion, the foregoing transactions were consummated based on amounts agreed upon between the respective parties and are reasonable. However, these amounts may not represent the amounts that would have been incurred had these transactions occurred with third parties at "arms-length."

NOTE 16--COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company leases certain facilities under various operating leases. Rent expense under the noncancelable operating leases was $2,174, $2,844, and $4,457 for the years ended December 31, 1997, 1998, and 1999, respectively. Future minimum rental payments required under the above operating leases as of December 31, 1999

                                     F-1-39

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 16--COMMITMENTS AND CONTINGENCIES (CONTINUED) are as follows: 2000--$4,106; 2001--$3,129; 2002--$2,758; 2003--$2,354; and 2004
and thereafter--$3,819.

PURCHASE COMMITMENTS

    In March 2000, the Company's operating subsidiaries in Mexico entered into a contract to purchase wireless equipment with digital technology from Motorola. The cost of the equipment was approximately $21,000.

DEBT OF AFFILIATES

    Motorola and the Company may provide, from time to time, guarantees to third parties to support borrowings by the Company's affiliates. At the time of the offering discussed in Note 18, it is expected that the Company will indemnify Motorola for losses it may incur in connection with its ongoing guarantees of debt incurred by affiliates of Propel. Guarantees are generally issued in proportion to the Company's ownership in the affiliate.


    As of June 30, 2000, Motorola had guarantees totalling approximately $143,000 oustanding for the benefit of certain of the Company's affiliates. Approximately, $99,000 of affiliate debt was outstanding applicable to Motorola's guarantees as of June 30, 2000.



    In addition to the above, Motorola's finance subsidiary provides credit facilities to certain affiliates of the Company primarily for the purchase of infrastructure equipment.


NOTE 17--SUBSEQUENT EVENT (UNAUDITED)


    In July 2000, a wholly-owned subsidiary of Motorola which will be contributed to Propel prior to the closing of the proposed offering discussed in
Note 18, completed the acquisition of the remaining interest it did not already own in Bajacel, for a total purchase price of $335,000. Bajacel owns a 68% interest in Movitel. Propel also owns a 22% direct interest in Movitel. As a result of the acquisition, Propel will own 100% of Bajacel and its total direct and indirect ownership interest in Movitel will be 90%. Propel currently accounts for its interests in Bajacel and Movitel using the equity method of accounting. Subsequent to the acquisition, Bajacel and Movitel will be consolidated subsidiaries of Propel.


                                     F-1-40

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 18-- PROPOSED PUBLIC OFFERING OF COMMON STOCK (UNAUDITED)


    The Board of Directors of Motorola and the Company's Board of Directors have authorized management of the Company to file a registration statement with the Securities and Exchange Commission for an initial public offering of the Company's common stock. Upon completion of the offering of 23.5 million shares of common stock, Motorola will own 84.5% of the outstanding common shares of the Company, exclusive of any shares which could be issued pursuant to the underwriters' over-allotment option and founder's option grants and restricted stock awards.


    Prior to the proposed offering Motorola intends to contribute its ownership interests in the businesses included in these financial statements to Propel. These financial statements reflect the combined results of these businesses as if they had been so contributed to Propel for all periods.


    In addition, it is anticipated that Propel will file amended articles of incorporation to authorize 5.0 million shares of preferred stock and
500.0 million shares of common stock. It is also anticipated that a stock split of currently outstanding Propel common stock will also occur at or near the time of the offering. It is currently anticipated that the stock split will result in
128.0 million shares being outstanding immediately prior to the offering. All share and per share data reflected in these financial statements are based on such number of shares.



    Earnings (loss) per share is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding during the period. For purposes of computing earnings (loss) per share, weighted average shares outstanding assumes 128.0 million common shares outstanding for all periods presented.



    Pro forma earnings per share for the year ended December 31, 1999 and the six months ended June 30, 2000 have been calculated by dividing net earnings
(loss) by the weighted average shares outstanding as calculated in accordance with Securities and Exchange Commission rules for initial public offerings. Such rules require that the weighted average share calculation give retroactive effect to any changes in the capital structure of the Company as well as the number of shares whose proceeds will be used to pay any dividend or repay any
debt owed to the Parent. It is anticipated that $       proceeds from the
initial public offering will be used to repay indebtedness due to Motorola.
Assuming $18 per share offering price, proceeds from         shares sold will be
used to repay Motorola. Therefore, pro forma weighted


                                     F-1-41

                         PROPEL, INC. AND SUBSIDIARIES

                       DECEMBER 31, 1997, 1998, AND 1999

                          (IN THOUSANDS OF US DOLLARS)
         (ALL INFORMATION SUBSEQUENT TO DECEMBER 31, 1999 IS UNAUDITED)

NOTE 18-- PROPOSED PUBLIC OFFERING OF COMMON STOCK (UNAUDITED) (CONTINUED)

average shares of the Company for the year ended December 31, 1999 and the six months ended June 30, 2000 are comprised of 128.0 million shares of common stock
to be outstanding and         shares of common stock included in the proposed
offering, assuming all such shares are outstanding as of the beginning of each period.


    At the time of the proposed offering the Company plans to adopt an incentive compensation plan which will provide for various incentive programs including
(1) founders grants of stock options, (2) awards of restricted stock relating to unvested Motorola options, (3) restricted stock awards for certain officers,
(4) annual stock option awards and (5) annual incentive awards based on performance of the Company and each employee's organizational level.


    In connection with the restricted stock awards for certain officers, the Company will incur compensation expense for financial reporting purposes equal to the value of such restricted stock. It is currently estimated that approximately $11,200 of expense will be recorded over the vesting period related to such awards. Based on an $18.00 Propel price per share and a Motorola price per share of $34.44, 620,473 shares of unrestricted stock would be issued.



    In addition it is currently estimated that an additional $5,000 (280,338 shares based on $18.00 Propel share price and $34.44 Motorola share price) of restricted stock would be awarded relating to unvested Motorola options for certain employees. Such amount would be charged to expense over the vesting period.


    It is anticipated that employees of the Company holding vested Motorola stock options will have the right to elect to receive substitute awards relating to the Company's common stock in exchange for Motorola common stock awards at the time Motorola no longer owns greater than 50% of the Company. At that time the Company will incur a one-time charge to expense for the value of such awards that is in excess of the amount to be paid by the employee. Such amount can not be determined at this time, however depending on the number of employees making such election, the charge could be material.

                                     F-1-42

                                  COMPANIA DE
                        RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1999
                  (With Independent Auditors' Report Thereon)

                                     F-2-1

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY
                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
U.S. GAAP Audited Financial Statements                          ----
Report of Independent Accountants...........................    F-2-3
Consolidated Balance Sheets as of December 31, 1998 and
  1999......................................................    F-2-4
Consolidated Statements of Income for the years ended
  December 31, 1997, 1998 and 1999..........................    F-2-5
Consolidated Statements of Changes in Shareholders' Equity
  for the years ended December 31, 1997, 1998 and 1999......    F-2-6
Consolidated Statements of Cash Flows for the years ended
  December 31, 1997, 1998 and 1999..........................    F-2-7
Notes to the Consolidated Financial Statements..............    F-2-9

                                     F-2-2

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the President and Board of Directors of Compania de Radiocomunicaciones Moviles S.A.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareholders' equity and cash flows, all expressed in U.S. dollars, present fairly, in all material respects, the financial position of Compania de Radiocomunicaciones Moviles S.A. and Subsidiary as of December 31, 1998 and 1999, and the results of their operations and their cash flows for the years ended December 31, 1997, 1998 and 1999 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                           PricewaterhouseCoopers

Buenos Aires, Argentina
January 20, 2000

                                     F-2-3

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

          CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1998 AND 1999

        (IN THOUSANDS OF US DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                            1998        1999
                                                            ----        ----
ASSETS
CURRENT ASSETS
Cash and cash equivalents...............................  $  2,154   $   22,373
Accounts receivable, net................................   157,455      185,159
Other receivables and prepaid expenses..................     2,768        8,670
Inventories, net........................................    10,514        9,912
Other current assets, net...............................    23,883       37,526
                                                          --------   ----------
TOTAL CURRENT ASSETS....................................   196,774      263,640
                                                          --------   ----------
NON-CURRENT ASSETS
Other receivables and prepaid expenses..................    12,521        9,902
Leased equipment, net...................................    31,438       14,301
Property, plant and equipment, net......................   421,477      521,339
Intangible assets, net..................................     1,321      248,013
Deferred charges, and other non-current assets..........     1,770        2,271
                                                          --------   ----------
TOTAL NON-CURRENT ASSETS................................   468,527      795,826
                                                          --------   ----------
TOTAL ASSETS............................................  $665,301   $1,059,466
                                                          ========   ==========
LIABILITIES
CURRENT LIABILITIES
Accounts payable........................................  $108,554   $  219,047
Debt maturing within one year...........................     1,391      115,424
Other current liabilities (Notes 13 and 17).............    47,680       54,527
                                                          --------   ----------
TOTAL CURRENT LIABILITIES...............................   157,625      388,998
                                                          --------   ----------
NON-CURRENT LIABILITIES
Long term debt..........................................   148,810      221,244
Other non-current liabilities (Note 13).................     9,819       17,879
                                                          --------   ----------
TOTAL NON-CURRENT LIABILITIES...........................   158,629      239,123
                                                          --------   ----------
TOTAL LIABILITIES.......................................   316,254      628,121
                                                          --------   ----------
COMMITMENTS AND CONTINGENCIES (Note 17)
MINORITY INTEREST (NOTE 20).............................        --            8
                                                          --------   ----------
SHAREHOLDERS' EQUITY
Common stock, US$ 1 par value (2,000,000 shares
  authorized and outstanding at December 31, 1998 and
  1999) (Note 15).......................................     2,000        2,000
Additional paid-in-capital..............................    33,022       33,022
Retained earnings.......................................   314,025      396,315
                                                          --------   ----------
TOTAL SHAREHOLDERS' EQUITY..............................   349,047      431,337
                                                          --------   ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY..............  $665,301   $1,059,466
                                                          ========   ==========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2-4

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

        (IN THOUSANDS OF US DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                  1997         1998         1999
                                                  ----         ----         ----
Services and Equipment Revenues..............  $  597,908   $  748,903   $  830,039
Costs of Services and Equipment..............    (198,765)    (223,328)    (215,706)
                                               ----------   ----------   ----------
  GROSS MARGIN...............................     399,143      525,575      614,333
                                               ----------   ----------   ----------
OPERATING EXPENSES:
  Selling, general and administrative
    (Note 18)................................    (245,368)    (293,691)    (357,701)
  Depreciation and amortization..............     (51,638)     (72,992)     (84,881)
  Taxes other than income tax................     (24,344)     (29,563)     (32,702)
                                               ----------   ----------   ----------
  TOTAL OPERATING EXPENSES...................    (321,350)    (396,246)    (475,284)
                                               ----------   ----------   ----------
  OPERATING INCOME...........................      77,793      129,329      139,049
                                               ----------   ----------   ----------
Interest income..............................       2,706        2,128        3,104
Interest expense.............................      (6,780)     (13,978)     (24,666)
Other income, net............................       4,443        1,945        1,434
                                               ----------   ----------   ----------
INCOME BEFORE INCOME TAX AND MINORITY
  INTEREST...................................      78,162      119,424      118,921
                                               ----------   ----------   ----------
Income tax (Note 14).........................     (25,687)     (41,428)     (36,624)
                                               ----------   ----------   ----------
MINORITY INTEREST............................          --           --           (7)
                                               ----------   ----------   ----------
NET INCOME...................................  $   52,475   $   77,996   $   82,290
                                               ==========   ==========   ==========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2-5

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

               (IN THOUSANDS OF US DOLLARS EXCEPT SHARE AMOUNTS)

                          NUMBER OF              ADDITIONAL     LEGAL     RETAINED
                           SHARES      COMMON     PAID IN      RESERVE    EARNINGS
DESCRIPTION               (NOTE 15)    STOCK      CAPITAL     (NOTE 22)   (NOTE 22)    TOTAL
-----------               ---------    -----      -------     ---------   ---------    -----
Balance as of
  January 1, 1997.......  2,000,000    $2,000      $33,022      $444      $183,110    $218,576
                          ---------    ------      -------      ----      --------    --------
Net income for the
  year..................         --        --           --        --        52,475      52,475
                          ---------    ------      -------      ----      --------    --------
Balance as of
  December 31, 1997.....  2,000,000     2,000       33,022       444       235,585     271,051
                          ---------    ------      -------      ----      --------    --------
Net income for the
  year..................         --        --           --        --        77,996      77,996
                          ---------    ------      -------      ----      --------    --------
Balance as of
  December 31, 1998.....  2,000,000     2,000       33,022       444       313,581     349,047
                          ---------    ------      -------      ----      --------    --------
Net income for the
  year..................         --        --           --        --        82,290      82,290
                          ---------    ------      -------      ----      --------    --------
Balance as of
  December 31, 1999.....  2,000,000    $2,000      $33,022      $444      $395,871    $431,337
                          =========    ======      =======      ====      ========    ========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2-6

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                          (IN THOUSANDS OF US DOLLARS)

                                                         1997        1998        1999
                                                         ----        ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income...........................................  $  52,475   $  77,996   $  82,290
Adjustments to reconcile net income to net cash flow
  provided by/(used in) operating activities:
  Depreciation and amortization......................     51,638      72,992      84,881
  Allowance for doubtful accounts....................     29,977      37,443      30,971
  Reserve for lower of cost or market................      6,003       1,804       2,632
  Minority interest in income of subsidiaries........         --          --           7
  Financial results..................................         --          --       7,725
  Deferred income tax................................      9,034      (6,126)      4,639
Changes in operating assets and liabilities:
  Inventories and leased equipment, net..............    (44,938)     34,950      15,107
  Accounts receivable................................   (126,597)    (39,768)    (58,675)
  Accounts payable...................................     52,631      24,869     110,493
  Other receivables and prepaid expenses.............     (7,141)     (1,750)     (3,283)
  Deferred charges and other assets..................    (30,522)      6,948     (11,199)
  Other liabilities..................................     24,345     (10,620)      7,141
                                                       ---------   ---------   ---------
  TOTAL ADJUSTMENTS..................................    (35,570)    120,742     190,439
                                                       ---------   ---------   ---------
  NET CASH PROVIDED BY OPERATING ACTIVITIES..........     16,905     198,738     272,729
                                                       ---------   ---------   ---------
CASH FLOWS USED IN INVESTING ACTIVITIES
  Capital expenditures...............................   (162,415)   (166,978)   (183,423)
  Proceeds from disposition of investments...........      3,513         700          --
  Purchase of PCS licenses and other intangible
    assets...........................................        (50)        (47)   (105,752)
                                                       ---------   ---------   ---------
  NET CASH USED IN INVESTING ACTIVITIES..............   (158,952)   (166,325)   (289,175)
                                                       ---------   ---------   ---------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Net borrowings (repayments) of short-term debt.....    139,583    (178,192)     36,665
  Proceeds from long-term debt.......................         --     148,725          --
  Debt issuance cost.................................         --      (1,697)         --
                                                       ---------   ---------   ---------
  NET CASH PROVIDED BY (USED IN) FINANCING
    ACTIVITIES.......................................    139,583     (31,164)     36,665
                                                       ---------   ---------   ---------
NET INCREASE/(DECREASE) IN CASH AND CASH
  EQUIVALENTS........................................     (2,464)      1,249      20,219
CASH AND CASH EQUIVALENTS, AS OF THE BEGINNING OF THE
  YEAR...............................................      3,369         905       2,154
                                                       ---------   ---------   ---------
CASH AND CASH EQUIVALENTS, AS OF THE END OF THE
  YEAR...............................................  $     905   $   2,154   $  22,373
                                                       =========   =========   =========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2-7

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
        FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999 (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

                                                  1997        1998        1999
                                                  ----        ----        ----
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
  Interest....................................  $   5,613   $  13,181   $  16,467
  Income taxes................................     21,735      44,269      33,903
NON CASH TRANSACTIONS
  Purchase of PCS licenses through an
    increase in debt..........................         --          --     157,050
  Increase of current investment through a
    decrease in non-current investments.......        690          --          --
  Decrease of investment in
    unconsolidated affiliates.................         24          --          --
  Increase of leased equipment through a
    decrease in inventories...................     92,981      77,480      36,270
  Increase in short-term debt through a
    decrease in long-term debt................     21,600          --          --

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-2-8

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                          (IN THOUSANDS OF US DOLLARS)

NOTE 1--ORGANIZATION

    Compania de Radiocomunicaciones Moviles S.A. and Subsidiary (the "Company") is a telecommunications company headquartered in Buenos Aires, Argentina and provides different services: wireless (Cellular, trunking and paging), basic telephony (local and long distance), internet and data transmission services. In 1999, the Company acquired licenses to operate Personal Communications Services
(PCS) throughout Argentina. In November 1999, the Company (through its subsidiary Compania de Telefonos del Plata S.A. -CTP- ) also acquired a license to provide local and long distance services.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  BASIS OF PRESENTATION

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which differ in certain respects from the accounting principles applied by the Company in its financial statements prepared in accordance with generally accepted accounting principles in Argentina ("Argentine GAAP"). The U.S. dollar has been used as the reporting currency.

    The accompanying consolidated financial statements include the accounts of Compania de Radiocomunicaciones Moviles S.A. and its subsidiary (CTP). All significant intercompany accounts and transactions have been eliminated.

B.  TRANSLATION OF FINANCIAL STATEMENTS

    The functional currency of the Company is the US Dollar. The monetary assets and liabilities are remeasured into US Dollars at the exchange rate in effect at the balance sheet date. Revenues, expenses, gains and losses are translated at the average exchange rate for the period, and non-monetary assets and liabilities are translated at historical rates. Resulting re-measurement gains or losses are recognized in the results of operations. Since that from April 1, 1991, the prevailing exchange rate has been 1 US$ = 1 Peso, no translation gains or losses are reflected in the Consolidated Statements of Income.

C.  USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses

                                     F-2-9

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) during the reporting period. Estimates are used when accounting for the allowance for doubtful accounts, reserve for lower of cost or market, depreciation and amortization, evaluation of the carrying value of long-lived assets, income taxes and contingencies. Actual results could differ from those estimates.

D.  CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid temporary investments with an original maturity of three months or less to be cash equivalents. Interest income on cash equivalents was $53 for 1997, $58 for 1998 and $1,340 for 1999.

E.  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Accounts receivable correspond to customer trade accounts in the normal course of business, carriers related to Calling Party Pays system and carriers related to roaming services provided.

    The allowance for doubtful accounts is recorded against trade accounts receivable based on the risk of uncollectibility as a reduction of the related receivable balance. The allowance for such uncollectible accounts was $51,904 for 1998 and $56,646 for 1999.

F.   INVENTORIES

    Inventories are valued using the weighted average cost method and are stated at the lower of cost or market value. Reserve for lower of cost or market have been recorded to reduce the carrying value of obsolete or slow-moving inventory to market value.

G.  PROPERTY, PLANT END EQUIPMENT

    Property, plant and equipment are stated at original cost, less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets.

    Gains or losses on disposal of other depreciable property, plant and equipment are recognized in the year of disposition as an element of other income, net.

H.  LEASED EQUIPMENT

    Leased equipment consist of handsets rented to users, out on demonstration, lending and comodato (Argentine legal concept under which the property remains with the Company while the use stays with the customer).

                                     F-2-10

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Leased equipment is recorded at cost, less accumulated depreciation. Depreciation expense is computed by the straight-line method over a 2 year period.

    In cases where the related future revenue is not expected to recover the equipment's value, the value of the equipment is fully written off when it is delivered.

I.   INTERNAL USE SOFTWARE

    Effective January 1, 1999, the Company adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This standard requires the capitalization of costs associated with software development or obtained for internal use.

J.   INTANGIBLE ASSETS

    This caption mainly consists of the goodwill that resulted from the acquisition of companies licensed to operate trunking services, as well as the amounts paid for the acquisition of PCS licenses (I, II and III Areas).

    Goodwill consist of the excess consideration paid over the fair value of net tangible assets acquired in business combinations accounted for under the purchase method.

    The carrying value of these assets is periodically reviewed to determine whether such intangibles are fully recoverable from projected net cash flows of the related business unit.

    Goodwill are recorded at cost and are being amortized by the straight-line method over a 5 years period.

    The amounts paid for the acquisition of PCS licenses are recorded at cost net of discounted interest, and the Company expects to begin amortization at the time service is launched (See Note 3).

    Accumulated amortization on Intangible assets was $4,739 and $5,748 for 1998 and 1999 respectively.

    Amortization expense on intangible assets was $1,200 for 1997, $1,167 for 1998 and $1,009 for 1999.

K.  VALUATION OF LONG-LIVED ASSETS

    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. For assets

                                     F-2-11

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) that the Company intends to hold for use, if the total expected future cash flow is less than the carrying amount of the assets, an impairment loss is recognized for the difference between the fair value and carrying value of the asset. For assets the Company intends to dispose of, a loss is recognized for the amount that the estimated fair value, less selling costs, is less than the carrying value of the assets. As of December 31, 1999, no impairment loss has been recognized on long-lived assets.

L.   DEFERRED CHARGES

    Deferred charges represent debt issuance costs incurred in connection with the issuance of the Euro-Medium-Term Note Program.

    Debt issuance costs are being amortized on the straight-line method over the life of the related debt.

    Amortization expense on deferred charges was $220 for 1998 and $311 for 1999.

M.  INCOME TAX

    At each year end, the income tax has been estimated applying the statutory tax rate (33%, 35% and 35% for the fiscal years ended December 31, 1997, 1998 and 1999, respectively) prevailing in each year.

    The Company has recorded the deferred income tax based on temporary differences between the carrying amounts of assets for financial reporting purposes and their tax basis. Temporary differences primarily result from the estimate of the allowance for doubtful account and the use of accelerated methods and shorter lives in computing depreciation expense for tax purpose.

N.  REVENUE RECOGNITION

    Service revenues arise mainly from the provision of service plan, usage of the cellular network (wireless airtime and long distance revenues), activation services and roaming. Service plan revenue is recognized as earned. Airtime (including roaming) and long distance revenues are recognized when the services are rendered. Revenue associated with the sale of pre-paid calling cards is deferred and recognized as the airtime is utilized.

    Equipment sales and other services revenues are recognized when the products are delivered and accepted by end-users and when services are provided. The amount realized for cellular handset sales is influenced by the commercial policy of reaching

                                     F-2-12

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) higher market penetration by reducing the access costs to the cellular service for customers, while maintaining the overall profitability of the business.

    Allowances for uncollectible billed services are adjusted monthly.

O.  MAINTENANCE AND REPAIRS

    The cost of maintenance and repairs of plant, including the cost of replacing minor items not resulting in substantial betterments, is charged to operating expense.

P.  ADVERTISING

    The Company expenses advertising costs as the related services are provided. The total advertising expense was $25,646 for 1997, $28,338 for 1998 and $45,393 for 1999.

Q.  PENSION INFORMATION

    The Company does not maintain any pension plans. Argentine laws provide for pension benefits to be paid to retired employees from government pension plans and/or privately managed funds plans to which employees may elect to contribute.

    The Company does not sponsor any employee stock ownership plans, or any other kind of stock option plan.

R.   VACATION EXPENSES

    Vacation expense is fully accrued in the fiscal year the employee renders services to earn such vacation.

S.  EARNINGS PER SHARE

    Earnings per share are computed using the weighted average number of shares outstanding during the year, and related income amounts.

T.   RECLASSIFICATIONS

    Certain reclassifications have been made in the prior years' financial statements to conform to the current year presentation.

U.  RECENTLY ISSUED ACCOUNTING STANDARDS

    SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" as amended is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS 133 requires all derivative instruments to be recognized in the financial statements as either assets or liabilities at their fair values. Changes in fair value of

                                     F-2-13

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) derivative instruments are either recognized in income or outside income as a component of other comprehensive income depending on their designation and effectiveness as fair value hedges, cash flow hedges or foreign currency hedges. The Company expects the adoption of the standard will not have a significant effect on its financial statements. The Company has not used any derivative instruments in the past.

NOTE 3--ACQUISITIONS OF BUSINESS

    The Company completed various transactions to further its operations in Argentina. A summary of significant transactions during 1999 are described as follows:

    PUBLIC BID FOR FREQUENCIES TO PROVIDE PCS SERVICES

    In the public auction that took place in June, 1999, the Company was awarded the licenses and related frequencies to render PCS services in Regions I (North of Argentina) and III (South of Argentina), with a 40 MHz band width in each case. In addition, the Company exercised the purchase option for a 20 MHz PCS band in Region II (the extended AMBA area), consistent with the service offered at that time by the Company's only cellular competitor in such area.

    On June 22, 1999, the Company exercised its preferential option for 20 MHz of the spectrum in Region II for $162.75 million, equal to 50% of the average price of the 40 MHz awarded to each of the successful bidders. It paid 40% ($65.1 million) in cash and 60% in two non-interest bearing promissory notes (Note 12) supported by bank guarantees, each for 30% of the total amount and maturing in one and two years, respectively. The Company obtained the license to provide personal communications services (PCS) in Region II, (the extended AMBA area), and authorization to use the CC' Frequency Band.

    In the auction for the PCS licenses in Regions I and III, held on June 22, 1999, the Company received the second license in the Northern region of Argentina (area I), for a bid of $53 million, and the first license in the Southern region (area III), for a bid of $46 million.

                                     F-2-14

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 3--ACQUISITIONS OF BUSINESS (CONTINUED)

    The payment terms were similar to those for area II, i.e. 40% of each bid ($21.2 million for area I and $18.4 for area III) in cash, and the remaining 60% of each bid in four promissory notes guaranteed by the Company's shareholders for 30% each ($15.9 million and $13.8 million for area I and III, respectively) maturing on June 27, 2000 and 2001, respectively. The licenses to operate the Personal Communications Service (PCS) in the interior of the country--regions I and III--were awarded June 29, 1999, enabling the Company to provide the services and begin commercial operations as from November 8, 1999.

    PURCHASE OPTION FOR THE SHARES IN TELMELL S.A.

    On December 1, 1999, the Company signed an option agreement for the acquisition of 100% voting interest in Telmell S.A. for a total consideration of $800. Although as of December 31, 1999 the option was not exercised the Company paid the total consideration.

    Telmell S.A. owns the frequencies to render fixed data and value added transmission competitive services, granted by the National Telecommunications Commission (CNC). The terms of the agreement provide that the Company is entitled to exercise the option within 180 days from executing the agreement.

    During 1999, legislation was enacted in Argentina that requires antitrust commission approval for mergers and acquisitions in a variety of circumstances. Approval for the Telmell acquisition has not yet occurred. Management believes approval will occur during next fiscal year. It is the management intention to exercise the option once approval is obtained.

NOTE 4--CASH AND CASH EQUIVALENTS

    As of December 31, 1998 and 1999 the breakdown of this caption was as follows:

                                               1998       1999
                                               ----       ----
Cash and bank..............................  $ 2,154    $ 3,028
Fixed term deposit.........................       --     15,212
Other deposits.............................       --      4,133
                                             -------    -------
                                             $ 2,154    $22,373
                                             =======    =======

                                     F-2-15

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 5--OTHER RECEIVABLES AND PREPAID EXPENSES

    As of December 31, 1998 and 1999 the breakdown of this caption was as follows:

                                               1998       1999
                                               ----       ----
CURRENT
Prepaid rent...............................  $   498    $ 3,646
Advances and loans to employees............    1,153      2,015
Advances of sales commissions..............    1,004      1,334
Purchase option for future acquisition
  (Note 3).................................       --        800
Prepaid insurance..........................       79        449
Prepaid advertising........................       34        419
Other......................................       --          7
                                             -------    -------
                                             $ 2,768    $ 8,670
                                             =======    =======

                                               1998       1999
                                               ----       ----
NON CURRENT
Prepaid rent...............................  $11,819    $ 9,208
Advances and loans to employees............      702        638
Prepaid advertising........................       --         56
                                             -------    -------
                                             $12,521    $ 9,902
                                             =======    =======

NOTE 6--INVENTORIES

    As of December 31, 1998 and 1999 the breakdown of this caption was as follows:

                                                1998       1999
                                                ----       ----
New telephone equipment.....................  $ 7,267     $7,831
Used telephone equipment....................    7,106      4,162
Accessories.................................    1,687      1,772
Reserve for lower of cost or market.........   (5,546)    (3,853)
                                              -------     ------
                                              $10,514     $9,912
                                              =======     ======

                                     F-2-16

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 7--DEFERRED CHARGES AND OTHER ASSETS

    As of December 31, 1998 and 1999, the breakdown of this caption was as follows:

                                             1998       1999
                                             ----       ----
CURRENT
Tax prepayments..........................  $  5,631   $ 15,914
Avances to suppliers
  -- non-affiliates......................     7,286      7,572
  -- affiliates..........................        43         --
Deferred income tax (Note 14)............    10,912     14,040
Deposits.................................        11         --
                                           --------   --------
                                           $ 23,883   $ 37,526
                                           ========   ========

NON-CURRENT
Deferred charges, net....................  $  1,562   $  1,379
Deposits.................................       194        892
Other....................................        14         --
                                           --------   --------
                                           $  1,770   $  2,271
                                           ========   ========

NOTE 8--LEASED EQUIPMENT

    As of December 31, 1998 and 1999 the breakdown of this caption was as follows:

                                             1998       1999
                                             ----       ----
Leased equipment (handsets)..............  $122,393   $120,965
Accumulated depreciation.................   (90,955)  (106,664)
                                           --------   --------
                                           $ 31,438   $ 14,301
                                           ========   ========

                                         FOR THE YEAR ENDED
                                   ------------------------------
                                     1997       1998       1999
                                     ----       ----       ----
Depreciation expenses (1)........  $62,669    $ 72,220   $ 50,216
                                   =======    ========   ========

---------------------

(1) The depreciation charges related to leased handset equipment were recognized in the Consolidated Statements of income as a cost of services and equipment.

                                     F-2-17

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 9--PROPERTY, PLANT AND EQUIPMENT

    As of December 31, 1998 and 1999 the breakdown of this caption was as follows:

                                                USEFUL LIVES
                                                  (MONTHS)       1998        1999
                                                  --------       ----        ----
Cell site equipment...........................     48-120      $ 524,623   $ 667,332
Other equipment and furniture.................     36-120         56,905      69,653
Buildings and Improvements....................     60-180         53,231      61,574
Land..........................................         --          3,739       4,237
Software......................................         60             --       2,211
Fixed assets in transit.......................         --         40,661      52,979
Advances to fixed asset suppliers.............         --          1,453       5,962
Less: Accumulated Depreciation................         --       (259,135)   (342,609)
                                                               ---------   ---------
                                                               $ 421,477   $ 521,339
                                                               =========   =========

                                                           FOR THE YEAR ENDED
                                                     ------------------------------
                                                       1997       1998       1999
                                                       ----       ----       ----
Depreciation expenses..............................  $50,438    $71,605    $83,561
                                                     =======    =======    =======

NOTE 10--INTANGIBLE ASSETS

    As of December 31, 1998 and 1999 the breakdown of this caption was as follows:


                                                  USEFUL LIVES
                                                    (MONTHS)       1998       1999
                                                    --------       ----       ----
PCS Licenses....................................       480       $    --    $247,655
Goodwill........................................        60         5,584       5,584
Trade-Marks.....................................        60           476         522
Less Accumulated Amortization...................        --        (4,739)     (5,748)
                                                                 -------    --------
                                                                 $ 1,321    $248,013
                                                                 =======    ========


                                                              FOR THE YEAR ENDED
                                                        ------------------------------
                                                          1997       1998       1999
                                                          ----       ----       ----
Amortization expense..................................   $1,200     $1,167     $1,009
                                                         ======     ======     ======

                                     F-2-18

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 11--ACCOUNTS PAYABLE

    As of December 31, 1998 and 1999 the breakdown of this caption was as follows:

                                             1998       1999
                                             ----       ----
a. Affiliates--trade:
  - Motorola Inc.........................  $ 40,365   $ 42,973
  - BGH S.A..............................        --      5,955
  - BellSouth International..............        80         80
                                           --------   --------
                                             40,445     49,008
                                           --------   --------
b. Non-affiliates--trade.................    68,109    170,039
                                           --------   --------
                                           $108,554   $219,047
                                           ========   ========

NOTE 12--DEBT

    DEBT MATURING WITHIN ONE YEAR

    As of December 31, 1998 and 1999, debt maturing within one year is summarized as follows:

                                             1998       1999
                                             ----       ----
Bank loans (*)...........................  $     --   $ 38,056
Bank overdrafts..........................     1,391         --
Notes payable, net (**)(ii)..............        --     77,368
                                           --------   --------
                                           $  1,391   $115,424
                                           ========   ========

---------------------

(*) Annual bank loans interest rates 6.0%-9.0%

(**) Includes unaccrued implicit interest of the Notes payable related to the PCS License obtained for $1,157 (See Note 3).

    The following table shows the breakdown of bank loans as of December 31, 1999 to mature in 2000:

                                                        1999
                                                        ----
3rd quarter 2000....................................  $14,091
4th quarter 2000....................................  $23,965
                                                      -------
                                                      $38,056
                                                      =======

                                     F-2-19

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 12--DEBT (CONTINUED)
    LONG-TERM DEBT

    Long-term debt outstanding as of December 31, 1998 and 1999 is as follows:

                                             1998       1999
                                             ----       ----
Euro-Medium-Term Note Program (i)........  $148,810   $148,938
Notes payable, net (*)(ii)...............        --     72,306
                                           --------   --------
                                           $148,810   $221,244
                                           ========   ========

---------------------

(*) Includes unaccrued implicit interest of the Notes payable related to the PCS
    License obtained for $6,219 (See Note 3).

(i) On February 9, 1998, the Argentine National Securities and Exchange Commission authorized the Company to offer securities under a global simple negotiable bond program for a maximum face value of $350 million.

    On May 8, 1998, the Company issued the first series of notes for $150 million, maturing in 2008 and bearing interest at a 9.25% per annum at an issue price of 99.155% of the principal amount. The net proceeds from the issuance of this notes were used to repay financial loans.

(ii) The notes payable are related to the acquisition of the Personal Communication Services (PCS) Licenses in the areas I, II and III, as described in note 3. The notes are non-interest bearing and have a face value of $157,050. Such notes were initially recorded at the discounted value of $141,948 and imputed interest of 7% is being accrued over the life of the debt. The maturities of the notes and the allocation to the different PCS license regions is as follows:

   DUE 06.27.2000                                DUE 06.27.2001
--------------------                        ------------------------
       IN THOUSANDS                                    IN THOUSANDS
AREA   OF US DOLLARS                          AREA     OF US DOLLARS
----   -------------                          ----     -------------
  I       $15,900                               I         $15,900
 II        48,825                              II          48,825
III        13,800                             III          13,800
          -------                                         -------
          $78,525                                         $78,525
          =======                                         =======

    The Company has local credit lines of approximately $359,000 with various banks. Borrowings under the committed credit lines totaled $38,056 at December 31, 1999.

                                     F-2-20

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 12--DEBT (CONTINUED)
There are no significant commitment fees or requirements for compensating balances associated with any lines of credit.

NOTE 13--OTHER LIABILITIES

    As of December 31, 1998 and 1999 the breakdown of this caption was as follows:

                                               1998       1999
                                               ----       ----
CURRENT
Accrued expenses...........................  $ 5,705    $12,799
Accrued salaries and wages.................   10,200     15,899
Accrued income tax.........................   15,820      9,514
Other taxes accrued........................    9,956      7,993
Provision for contingencies (i)............    3,673      5,034
Accrued interest...........................    2,326      2,800
Other......................................       --        488
                                             -------    -------
                                             $47,680    $54,527
                                             =======    =======

NON-CURRENT
Deferred income tax (Note 14)..............  $ 9,819    $17,586
Other......................................       --        293
                                             -------    -------
                                             $ 9,819    $17,879
                                             =======    =======

---------------------

(i)  This reserve relates to: (a) labor lawsuits filed against the Company,
    (b) tax matters related to differences in basis in the computation of certain tax contributions, and, (c) other sundry claims. In the opinion of management and based on consultation with external legal counsel, the Company has established provisions for amounts which are probable of adverse occurrence and which, according to estimates developed by the Company's legal counsel, would meet all related contingencies and corresponding fees relating to these claims. Management reassesses these matters as new facts brought into management's attention.

                                     F-2-21

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 14--INCOME TAXES

    ACCOUNTING FOR INCOME TAXES

    As of December 31, 1997, 1998 and 1999, the provision for income taxes consists of:

                                       1997       1998       1999
                                       ----       ----       ----
Estimated amounts payable..........  $16,653    $47,554    $31,985
Deferred tax expense from
  temporary differences............    9,034     (6,126)     4,639
                                     -------    -------    -------
                                     $25,687    $41,428    $36,624
                                     =======    =======    =======

    Deferred income taxes are recognized for tax consequences of "temporary differences" by applying enacted statutory tax rates, applicable to future years, and to differences between the financial reporting and the tax basis of existing assets and liabilities.

    The tax effect of temporary differences is as follows:

                                              DEFERRED TAX
                                          (ASSETS) LIABILITIES
                                          ---------------------
                                            1998        1999
                                            ----        ----
Timing differences (tax effect)
Difference in fixed assets depreciation
  charges...............................
                                          $   9,819   $  17,586
Allowance for doubtful accounts, reserve
  for lower of cost or market and non
  deductible expenses...................
                                            (10,912)    (14,040)
                                          ---------   ---------
Net Deferred Tax (Assets)/Liability.....
                                          $  (1,093)  $   3,546
                                          =========   =========

    A reconciliation of the federal statutory income tax rate to the effective tax rate is as follows:

                                       1997       1998       1999
                                       ----       ----       ----
Tax at statutory rate..............  $25,793    $41,798    $41,622
Other items, net...................     (106)      (370)    (4,998)
                                     -------    -------    -------
Reported tax expense...............  $25,687    $41,428    $36,624
                                     =======    =======    =======

                                     F-2-22

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 15--SHAREHOLDERS' CONTRIBUTIONS

    As of December 31, 1998 and 1999 the Common stock of the Company consisted of 2,000,000 ordinary, subscribed, paid up, registered, non-endorsable, single vote shares with a face value of $1 each.

NOTE 16--CONCENTRATION OF CREDIT RISK

    Financial instruments that are potentially subject to credit risk consist principally of trade accounts receivable. The Company provides telecommunications services to a broad range of commercial, residential and public sector clients and provides credit, in accordance with the regulations of the service rendered, generally with no guarantees.

    Concentrations of credit risk with respect to these receivables, other than those from other carriers (related to roaming services) and long distance carriers (mainly related to calling party pays system), are limited due to the composition of the customer base, which includes a large number of individuals and businesses. At December 31, 1998 and 1999, approximately $34,241 and $55,523, respectively, of trade accounts receivable were from other carriers and long distance carriers.

NOTE 17--COMMITMENTS AND CONTINGENCIES

    LEASES

    The Company entered into operating leases for facilities and equipment used in operations. Rental expense under operating leases was $9,496, $5,648 and $4,776 for the three years ended December 31, 1999. Capital leases currently in effect are not significant.

    The following table summarizes the approximate future minimum rentals under noncancelable operating leases in effect at December 31, 1999:

                                                     MINIMUM
                                                     RENTALS
                                                     -------
2000...............................................   $2,105
2001...............................................    1,114
2002...............................................      911
2003...............................................      601
2004...............................................      234
Thereafter.........................................      250
                                                      ------
Total minimum obligations..........................   $5,215
                                                      ======

                                     F-2-23

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 17--COMMITMENTS AND CONTINGENCIES (CONTINUED)
OTHER CLAIMS

    The Company is subject to claims arising in the ordinary course of business involving allegations of personal injury, breach of contract, employment law issues, regulatory matters and other actions.

    While complete assurance cannot be given as to the outcome of any legal claims, the Company believes that any financial impact would not be material to its results of operations, financial position or cash flows.

PROMISSORY NOTES

    The Company has delivered three promissory notes as performance bonds for the license of Personal Communications Services (PCS) (see Note 3), which may be enforced by the Government if the obligations involving network deployment foreseen in the regulations and terms and conditions for the bid are not complied with. The notes delivered as performance bonds amount to $15 million each, one for Area II maturing in 16 months (2000), and the other two (for Areas I and III) maturing within two years (2001).

                                     F-2-24

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 18--SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

    As of December 31, 1997, 1998 and 1999 the breakdown of this caption was as follows:

                                    1997       1998       1999
                                    ----       ----       ----
Salaries, pension and
  benefits......................  $ 55,093   $ 77,406   $ 99,647
Sales commissions...............    80,603     75,096     74,879
CPP collection commissions......    13,193     21,133     47,468
Advertising.....................    25,646     28,338     45,393
Bad debts.......................    29,977     37,443     30,971
Administration..................     6,521      8,880     11,498
Fees............................     5,283      9,070      9,703
Billing, printing and
  distribution..................     6,906      8,067      8,567
Bank commissions................     4,290      5,860      6,492
Office supplies and
  deliveries....................     5,077      5,593      4,852
Software and hardware...........     3,797      4,213      4,682
Credit card commissions.........     2,255      3,749      4,038
Rental..........................     3,444      3,160      3,673
Other...........................     3,283      5,683      5,838
                                  --------   --------   --------
                                  $245,368   $293,691   $357,701
                                  ========   ========   ========

                                     F-2-25

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 19--TRANSACTIONS WITH RELATED PARTIES

    The principal transactions carried out by the Company during the year with its related companies are summarized below:

COMPANY                    RELATION        TYPE OF TRANSACTION     1997       1998       1999
-------                    --------        -------------------     ----       ----       ----
Motorola Inc.........   Shareholder (i)   Purchase of            $ 89,873   150,762    145,591
                                          Telecommunication
                                          Equipment/MIRS

BGH S.A..............   Shareholder (i)   Purchase of equipment  $113,362    35,794     59,310
                                          and accessories

BellSouth
  International......   Shareholder (i)   Provision of           $    467       132        762
                                          Technical
                                          Services/Expatriate
                                          expenses

BellSouth Mobility...   Common            Purchase of roaming    $    185       339        277
                        Shareholder       services

Abiatar (Uruguay)....   Common            Purchase of roaming    $  4,698     5,919      6,336
                        Shareholder       services

Abiatar (Uruguay)....   Common            Provision of roaming   $  1,363     2,616      2,627
                        Shareholder       services

Telecel (Paraguay)...   Common            Purchase of roaming    $     --        --         29
                        Shareholder       services

Telecel (Paraguay)...   Common            Provision of roaming   $     --        41        245
                        Shareholder       services

BellSouth Chile......   Common            Purchase of roaming    $    295       748        528
                        Shareholder       services

BellSouth Chile......   Common            Provision of roaming   $    271       511        760
                        Shareholder       services

BSWIS................   Common            Purchase of roaming    $     --        --         36
                        Shareholder       services

---------------------

(i)  Direct or indirect shareholder.

                                     F-2-26

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 19--TRANSACTIONS WITH RELATED PARTIES (CONTINUED)
    Intercompany Balances as of December 31, 1998 and 1999 are as follows:

                                               1998       1999
                                               ----       ----
Assets
  Accounts Receivables
    Abiatar S.A. (Uruguay).................  $   142    $    25
    BellSouth Comunicaciones S.A.
      (Chile)..............................       21        121
    Telecel (Paraguay).....................       41        257
                                             -------    -------
                                                 204        403
Liabilities
  Accounts payable
    Motorola Inc...........................   40,365     42,973
    BGH S.A................................       --      5,955
    BellSouth International................       80         80
                                             -------    -------
                                             $40,445    $49,008

NOTE 20--TELECOMMUNICATIONS DEREGULATION PLAN

    Current Argentina telecommunications legislation includes provisions for the granting of basic telephony service licenses with national coverage for the two existing telephone companies and two new ones, which will be operated by the two independent companies rendering cellular telephone services. During first quarter of 1999, the Company formed, jointly with two other companies, Compania de Telefonos del Plata S.A. (CTP) in order to render such basic telephony services, and CTP has signed a related license contract with the National Government. The Company owns a 91% stock interest of CTP. As a consequence of this formation, there has been no recognition of goodwill. Minority interest represents the remaining 9% of CTP's stock interest belonging to Fecosur S.A. and Compania de Cables Inversora S.A.

NOTE 21-- DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL
           INSTRUMENTS

    In accordance with SFAS No. 107 "Disclosure about fair value of financial statements", the Company is required to disclose the fair value of financial instruments, including off-balance sheet financial statements when fair value can be reasonably estimated. The values provided are representative of the fair values as of December 31, 1998 and 1999 except otherwise indicated, and do not reflect

                                     F-2-27

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 21-- DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL
           INSTRUMENTS (CONTINUED)
subsequent changes in the economy, interest and tax rates and other variables that may impair fair value.

    For the purposes of SFAS No. 107, the estimated fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The fair value amounts disclosed represents management's best estimates of fair value.

    The recorded amounts of cash and cash equivalents and bank loans approximate fair value due to the short-term nature of these instruments.

    Fair value estimates for long-term debt is estimated based on quotes from dealers for each issue at December 31, 1998 and 1999. Since judgment is required to develop the estimates, the estimated amounts presented herein may not be indicative of the amounts that we could realize in a current market exchange.

    As of December 31, 1998 and 1999, fair value of long term debt did not differ significantly from the carrying amounts.

NOTE 22--RESTRICTIONS ON THE DISTRIBUTION OF EARNINGS

A. DIVIDEND PAYMENTS

    Argentine Law requires that, financial statements prepared in accordance with Argentine GAAP are to be used as a basis for any dividend payment. Accordingly, the amounts available for dividend distribution purposes are calculated based upon the Company's Argentine GAAP financial statements (not presented herein) and not the figures reported in the accompanying consolidated financial statements. As of December 31, 1999, the retained earnings available for dividend distribution were approximately $404,000. Dividends of the Company are declared in Argentine pesos.

B. LEGAL RESERVES

    Under Argentine Federal Law, a minimum of 5% of net income for each year calculated in accordance with Argentine GAAP must be appropriated by resolution of the shareholders to a legal reserve until such reserve reaches 20% of the outstanding capital. This legal reserve may be used only to absorb deficits.

                                     F-2-28

                  COMPANIA DE RADIOCOMUNICACIONES MOVILES S.A.
                                 AND SUBSIDIARY

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                          (IN THOUSANDS OF US DOLLARS)

NOTE 23--SEGMENT INFORMATION

    The Company provides different types of services, including wireless (cellular, trunking and paging), basic telephony (local and long distance), and internet and data transmission services. Through December 31, 1999, substantially all of the Company's revenues are from its cellular business. The Company started providing basic telephony and data transmission by the end of 1999, while the remaining non-cellular services are, on an aggregate basis, less than 5% of total revenues.

                                     F-2-29

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                       CONSOLIDATED FINANCIAL STATEMENTS

                  Years ended December 31, 1997, 1998 and 1999
                      with Report of Independent Auditors

                                     F-3-1

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                       CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


                                   CONTENTS:


                                                                PAGE
                                                                ----
Report of Independent Auditors..............................    F-3-3

Consolidated Financial Statements:
  Consolidated Balance Sheets...............................    F-3-4
  Consolidated Statements of Income.........................    F-3-6
  Consolidated Statements of Changes in Stockholders'
    Equity..................................................    F-3-7
  Consolidated Statements of Changes in Financial
    Position................................................    F-3-8
  Notes to Consolidated Financial Statements................   F-3-10


                                     F-3-2

                         REPORT OF INDEPENDENT AUDITORS


To the Stockholders of
Baja Celular Mexicana, S.A. de C.V.


    We have audited the accompanying consolidated balance sheets of Baja Celular Mexicana, S.A. de C.V. as of December 31, 1998 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and changes in financial position for the years ended as of December 31, 1997, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in Mexico which are the same as those followed in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and are prepared in accordance with accounting principles generally accepted in Mexico. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Baja Celular Mexicana, S.A. de C.V. as of December 31, 1998 and 1999, and the consolidated results of their operations, and changes in their financial position for the years ended as of December 31, 1997, 1998 and 1999, in conformity with accounting principles generally accepted in Mexico, which differ in certain significant respects from those followed in the United States of America (see Note 15 to the Consolidated
Financial Statements).

                                           Mancera, S.C.
                                           Member of Ernst & Young International

                                                      Diego J. Romero


Tijuana, B.C., Mexico
April 28, 2000, except for the restatement to constant Mexican Pesos as of June 30, 2000
(Note 2), which note is presented as of
August 30, 2000


                                     F-3-3

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                          CONSOLIDATED BALANCE SHEETS


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)



                                                                         CONVENIENCE
                                                                         TRANSLATION
                                                 DECEMBER 31,             (NOTE 2)
                                         -----------------------------   -----------
                                             1998            1999           1999
                                             ----            ----           ----
                                                                         (UNAUDITED)
                                                                            US $
                                                                           (000S)
ASSETS
Current assets:
  Cash and cash equivalents (Note
    10)................................  PS.    94,303   PS.   101,176      10,625
  Accounts receivable:
    Trade (Note 10)....................        124,985         190,982      20,056
    Sundry debtors.....................          2,424           3,099         325
    Recoverable taxes..................         68,986          77,544       8,143
    Related parties (Note 7)...........         11,415           3,225         339
    Other..............................         14,633          66,373       6,970
                                         -------------   -------------     -------
                                               222,443         341,223      35,833
    Allowance for doubtful accounts....        (10,783)        (20,724)     (2,176)
                                         -------------   -------------     -------
                                               211,660         320,499      33,657

Inventories, net (Note 3)..............        139,087         339,781      35,683
                                         -------------   -------------     -------
Total current assets...................        445,050         761,456      79,965

Property and equipment, net
  (Note 4).............................        907,110       1,340,001     140,724

Goodwill, net (Note 5).................        698,740         637,982      66,999

Other assets, net (Note 6).............         65,233          61,597       6,469
                                         -------------   -------------     -------

Total assets...........................  PS. 2,116,133   PS. 2,801,036     294,157
                                         =============   =============     =======


                                     F-3-4

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                          CONSOLIDATED BALANCE SHEETS


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)



                                                                         CONVENIENCE
                                                                         TRANSLATION
                                                 DECEMBER 31,             (NOTE 2)
                                         -----------------------------   -----------
                                             1998            1999           1999
                                             ----            ----           ----
                                                                         (UNAUDITED)
                                                                            US $
                                                                           (000S)
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt
    (Notes 8 and 10)...................  PS.    43,545   PS.    69,547       7,304
  Suppliers (Note 10)..................        136,611         301,177      31,629
  Taxes payable........................         21,385          35,141       3,690
  Ministry of Communications and
    Transportation and long-distance
    carrier companies..................         52,915          33,784       3,547
  Other accounts payable...............         35,663          97,595      10,248
  Related parties (Note 7).............         73,441         193,164      20,286
                                         -------------   -------------     -------
Total current liabilities..............        363,560         730,408      76,704

Long-term debt (Note 8)................        202,272         244,291      25,655
Labor obligations......................            251             751          79
                                         -------------   -------------     -------
Total liabilities......................        566,083         975,450     102,438

COMMITMENTS AND CONTINGENCIES
  (NOTE 14)

STOCKHOLDERS' EQUITY (NOTES 9 AND 13)
  Capital stock........................      1,182,789       1,182,789     124,214
  Retained earnings....................        122,001         264,313      27,757
  Net income...........................        142,312         207,581      21,800
                                         -------------   -------------     -------
Majority stockholders' equity..........      1,447,102       1,654,683     173,771

Minority interest......................        102,948         170,903      17,948
                                         -------------   -------------     -------

Total stockholders' equity.............      1,550,050       1,825,586     191,719
                                         -------------   -------------     -------
Total liabilities and stockholders'
  equity...............................  PS. 2,116,133   PS. 2,801,036     294,157
                                         =============   =============     =======


                            See accompanying notes.

                                     F-3-5

                      BAJA CELULAR MEXICANA, S. A. DE C.V.

                       CONSOLIDATED STATEMENTS OF INCOME


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)



                                                                           CONVENIENCE
                                                                           TRANSLATION
                                      YEARS ENDED DECEMBER 31,              (NOTE 2)
                             -------------------------------------------   -----------
                                1997           1998            1999           1999
                                ----           ----            ----           ----
                                                                           (UNAUDITED)
                                                                              US $
                                                                             (000S)
Revenues (Note 2):
  Connection and rent......  Ps. 156,118   PS.   232,037   PS.   356,620      37,451
  Air time.................      408,304         557,776         961,033     100,926
  Roaming..................      120,284         160,107         196,273      20,612
  Other....................      199,962         276,581         398,561      41,856
Costs and expenses:
  Costs of revenues........      347,679         552,895         994,642     104,455
  Selling expenses.........      126,570         203,556         241,324      25,343
  Administrative
    expenses...............       68,232          84,718         124,072      13,030
  Depreciation.............       84,258          91,789         134,813      14,158
  Amortization.............        5,801           6,955           7,149         751
  Goodwill amortization....       60,758          60,758          60,758       6,381
                             -----------   -------------   -------------     -------
                                 693,298       1,000,671       1,562,758     164,118
                             -----------   -------------   -------------     -------
Operating income...........      191,370         225,830         349,729      36,727
Comprehensive financing
  income (expense)
  (Note 2)
  Interest expense.........      (31,831)        (26,691)        (30,762)     (3,231)
  Interest income..........       51,207          27,655          13,884       1,458
  Foreign exchange gain
    (loss).................       (4,615)        (60,617)         14,460       1,519
  Gain (loss) in net
    monetary position......       (2,782)        (15,555)         (8,101)       (851)
                             -----------   -------------   -------------     -------
                                  11,979         (75,208)        (10,519)     (1,105)
Other income (expenses),
  net......................       20,328          20,352           7,807         820
                             -----------   -------------   -------------     -------
Income before income tax,
  asset tax and minority
  interest income..........      223,677         170,974         347,017      36,442
Income tax (Note 12).......       28,069             125          71,277       7,485
Asset tax (Note 12)........           --              --             204          21
                             -----------   -------------   -------------     -------
Income before minority
  interest.................      195,608         170,849         275,536      28,936
Minority interest income...       35,059          28,537          67,955       7,136
                             -----------   -------------   -------------     -------
Net income.................  Ps. 160,549   PS.   142,312   PS.   207,581      21,800
                             ===========   =============   =============     =======


                            See accompanying notes.

                                     F-3-6

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)



                                             RETAINED
                                             EARNINGS       MAJORITY                        TOTAL
                                           (ACCUMULATED   STOCKHOLDERS'    MINORITY     STOCKHOLDERS'
                           CAPITAL STOCK     DEFICIT)        EQUITY        INTEREST        EQUITY
                           -------------   ------------   -------------   -----------   -------------
Balance at
  December 31, 1996......  Ps. 1,182,789   PS. (38,548)   PS. 1,144,241   PS.  39,352   PS. 1,183,593

Net income...............             --       160,549          160,549            --         160,549

Minority interest
  income.................                                                      35,059          35,059
                           -------------   -----------    -------------   -----------   -------------

Balance at
  December 31, 1997......      1,182,789       122,001        1,304,790        74,411       1,379,201

Net income...............                      142,312          142,312            --         142,312

Minority interest
  income.................                                                      28,537          28,537
                           -------------   -----------    -------------   -----------   -------------

Balance at
  December 31, 1998......      1,182,789       264,313        1,447,102       102,948       1,550,050

Net income...............                      207,581          207,581            --         207,581

Minority interest
  income.................                                                      67,955          67,955
                           -------------   -----------    -------------   -----------   -------------

BALANCE AT
  DECEMBER 31, 1999......  PS. 1,182,789   PS. 471,894    PS. 1,654,683   PS. 170,903       1,825,586
                           =============   ===========    =============   ===========   =============


                            See accompanying notes.

                                                                                         (UNAUDITED)
                                                                                           U.S. $
CONVENIENCE TRANSLATION (NOTE 2)                                                           (000S)
--------------------------------                                                        -------------
Balance at
  December 31, 1998..................................................................   $     160,362

Net income...........................................................................          21,497

Minority interest income.............................................................           7,037
                                                                                        -------------

BALANCE AT
  DECEMBER 31, 1999..................................................................   $     188,896
                                                                                        =============

                            See accompanying notes.

                                     F-3-7

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)



                                                                                 CONVENIENCE
                                                                                 TRANSLATION
                                             YEARS ENDED DECEMBER 31              (NOTE 2)
                                    ------------------------------------------   -----------
                                        1997           1998           1999          1999
                                        ----           ----           ----          ----
                                                                                 (UNAUDITED)
                                                                                    US $
                                                                                   (000S)
OPERATING ACTIVITIES
Net income........................  Ps.  160,459   PS.  142,312   PS.  207,581      21,800
Items not requiring use of
  resources:
  Depreciation....................        84,258         91,789        134,813      14,158
  Amortization....................         5,801          6,955          7,149         751
  Goodwill amortization...........        60,758         60,758         60,758       6,381
                                    ------------   ------------   ------------     -------
                                         311,366        301,814        410,301      43,090
(Increase) decrease in:
  Trade receivables...............       (26,393)       (40,702)       (56,054)     (5,887)
  Sundry debtors..................         8,882           (944)          (675)        (71)
  Recoverable taxes...............        (5,371)       (40,483)        (8,558)       (899)
  Other accounts receivable.......        (9,490)         3,197        (51,740)     (5,434)
  Inventories.....................       (25,410)       (68,348)      (200,694)    (21,076)
  Related parties.................        (8,951)       (10,522)         8,190         860
  Other assets....................           968          1,290          3,637         382
Increase (decrease) in:
  Suppliers.......................       (23,196)       (45,822)        91,166       9,574
  Due to related parties..........        76,342         78,303        193,123      20,281
  Other accounts and taxes
    payable.......................       (19,711)        45,285         56,554       5,939
  Labor obligations...............           (33)            70            501          53
                                    ------------   ------------   ------------     -------
Resources provided by operating
  activities......................       279,003        223,138        445,751      46,812
FINANCING ACTIVITIES
Proceeds from issuance long-term
  debt............................        36,252             --        143,916      15,114
Repayment of long-term debt.......       (31,922)       (36,595)       (41,213)     (4,328)
Inflation effect and foreign
  exchange from long-term debt....       (32,667)          (283)       (34,683)     (3,642)
Minority interest.................        35,059         28,537         67,955       7,136
                                    ------------   ------------   ------------     -------
Resources provided by (used in)
  financing activities............         6,722         (8,341)       135,975      14,280

                                  See accompanying notes.


                                     F-3-8

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)



                                                                                 CONVENIENCE
                                                                                 TRANSLATION
                                             YEARS ENDED DECEMBER 31              (NOTE 2)
                                    ------------------------------------------   -----------
                                        1997           1998           1999          1999
                                        ----           ----           ----          ----
                                                                                 (UNAUDITED)
                                                                                    US $
                                                                                   (000S)
INVESTING ACTIVITIES
Purchase of fixed assets..........  Ps. (256,100)  PS. (384,413)  PS. (574,853)    (60,370)
                                    ------------   ------------   ------------     -------
Resources (used in) investing
  activities......................      (256,100)      (384,413)      (574,853)    (60,370)
Net increase (decrease) in cash
  and cash equivalents............        29,625       (169,616)         6,873         722
Cash and cash equivalents at
  beginning of year...............       234,294        263,919         94,303       9,903
                                    ------------   ------------   ------------     -------
Cash and cash equivalents at end
  of year.........................  Ps.  263,919   PS.   94,303   PS.  101,176      10,625
                                    ============   ============   ============     =======


                            See accompanying notes.

                                     F-3-9

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 1--DESCRIPTION OF THE BUSINESS

    Baja Celular Mexicana, S.A. de C.V. (the Company or Baja Celular) is a variable capital corporation incorporated under the laws of Mexico on June 6, 1990, primarily to install, operate and provide cellular mobile radiotelephone service for a period of twenty years under a concession from the Ministry of Communications and Transportation, in the states of Baja California, Baja California Sur, Sonora and Sinaloa, Mexico.

NOTE 2--ACCOUNTING POLICIES AND PRACTICES

BASIS OF CONSOLIDATION

    The accompanying consolidated financial statements include the accounts of Baja Celular and its subsidiaries, Baja Celular Servicios Corporativos, S.A. de C.V. and Tamcel, S.A. de C.V. (hereinafter Baja Celular Servicios Corporativos and Tamcel), which since October 1990 and June 1994 have been 99.90% and 99.99% owned subsidiaries of Baja Celular, respectively. Also, during 1994, Tamcel acquired a 25% equity interest in Movitel del Noroeste, S.A. de C.V.(Movitel), Moviservicios, S.A. de C.V. and Movicelular, S.A. de C.V., companies in which Tamcel already held a 43% equity interest so that Tamcel's total equity interest in this group of companies was increased to 68%. All intercompany balances and transactions have been eliminated.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in Mexico requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from these estimates.

CONCENTRATION OF RISK

    The Company invests a portion of its excess cash in cash deposits in financial institutions with strong credit ratings and has established guidelines relating to diversification and maturities that maintain safely and liquidity. The Company has not experienced any losses in its cash equivalents. The Company does not believe it has significant concentrations of credit risks in its accounts receivable, because the Company's customers structure includes a lot of minimum balances, which spreads the trade credit risk.

                                     F-3-10

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 2--ACCOUNTING POLICIES AND PRACTICES (CONTINUED)
RECOGNITION OF THE EFFECTS OF INFLATION


    The Company recognizes the effects of inflation on financial information as required by Mexican accounting Bulletin B-10 (ACCOUNTING RECOGNITION OF THE EFFECTS OF INFLATION ON FINANCIAL INFORMATION), as amended, issued by the Mexican Institute of Certified Public Accountants (IMCP). Consequently, the amounts shown in the accompanying financial statements and in these notes are expressed in Mexican pesos with purchasing power as of the most recent consolidated balance sheets presented, in this case, June 30, 2000.



    The accompanying consolidated financial statements and notes were restated in constant Mexican pesos as of June 30, 2000, as follows:



    - The consolidated balance sheets, consolidated statements of changes in stockholders' equity and the consolidated statements of changes in financial position have been restated in constant Mexican pesos as of June 30, 2000, using the Mexican National Consumer Price Index (the "NCPI") published by Banco de Mexico, and



    - The consolidated statements of income have been restated in constant Mexican pesos as of June 30, 2000, using the NCPI for the month in which the transactions (income and expenses) occurred.


    The significant inflation accounting concepts and procedures are described below:

    The net monetary position represents the effect of inflation on monetary assets and liabilities. The related amounts are included in the consolidated statements of income as part of the caption Comprehensive financing expense (income).

    The caption Comprehensive financing expense (income) represents the total cost of financing which, in inflationary periods, includes not only interest but also the net monetary position and exchange gains and losses.

CASH EQUIVALENTS

    Cash and cash equivalents are stated at cost plus accrued interest, which approximates market value.

                                     F-3-11

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 2--ACCOUNTING POLICIES AND PRACTICES (CONTINUED)
ALLOWANCE FOR DOUBTFUL ACCOUNTS

    The allowance for doubtful accounts is increased monthly at a percentage ranging from 1.5% to 2.5% of total credit sales for the respective month. The allowance is reviewed periodically based on the probability of collection in the different categories in the aged listing of accounts receivable.

INVENTORIES AND COST OF SALES

    Inventories are valued at the lower of cost or market and are restated based on the Mexican National Consumer Price Index (NCPI) published by Banco de Mexico (Mexico's central bank).

    The allowance for obsolete and slow-moving inventories is determined based on the decline in market prices due primarily to technological advances in equipment.

    Cost of sales represents historical operating costs at the time the related sales were made. Such costs have been restated based on the NCPI.

PROPERTY AND EQUIPMENT

    Property and equipment are restated based on the NCPI. Depreciation on both historical cost and the restatement increment are computed using the straight-line method based on the estimated useful lives of the related assets, which are as follows:

                                              YEARS
                                              -----
Cellular equipment.........................  5 to 10
Leasehold improvements.....................  20 to 10
Furniture and equipment....................     10
Automotive equipment.......................     5
Access roads...............................     10

GOODWILL

    Goodwill consists of the excess cost of shares of subsidiaries over the fair value of the acquired net assets, restated based on the NCPI. Amortization is computed using the straight-line method over sixteen years, beginning in 1994 (see note 5).

                                     F-3-12

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 2--ACCOUNTING POLICIES AND PRACTICES (CONTINUED)
OTHER ASSETS

    Other assets are restated by applying the NCPI to historical costs. Amortization was computed using the straight-line method based on the following estimated useful lives:

                                                  YEARS
                                                  -----
Mexican government concession..................     20
Preoperating expenses..........................     10
Installation expenses..........................      5

STOCKHOLDERS' EQUITY

    Capital accounts and retained earnings were restated based on the NCPI.

TRANSACTIONS IN FOREIGN CURRENCY

    The Company keeps its accounting records in Mexican pesos. Transactions denominated in foreign currency are translated to Mexican pesos using the prevailing exchange rate on the day of the related transactions. Balances denominated in foreign currency at December 31, 1997, 1998 and 1999 were translated at the prevailing exchange rate at such dates (see Note 10). All translation adjustments have been included in comprehensive financing expense (income).

REVENUES RECOGNITION

    Revenues are obtained from initial service activation, basic monthly rental charges, measured service charges based on the number of minutes and seconds the service is used, visitor mobile subscriber service charges, and other additional visitor service charges. All services are billed monthly, at rates authorized by the Ministry of Communications and Transportation. Revenues are recognized when such services are rendered.


CONVENIENCE TRANSLATION



    United States dollar amounts as of December 31, 1999, shown in the accompanying consolidated financial statements, have been included solely for the convenience of the reader and are translated from Mexican pesos as a matter of arithmetic computation only, at an exchange rate of Ps. 9.5222 to one
U.S. dollar,


                                     F-3-13

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 2--ACCOUNTING POLICIES AND PRACTICES (CONTINUED)

which was the exchange rate at December 31, 1999. Such translation should not be construed as a representation that the Mexican peso amounts could have been or could be converted into U.S. dollars at this or any other rate.


LABOR OBLIGATIONS

    Under Mexican labor law, employees are entitled to compensation ("seniority premium") upon death, dismissal or at retirement after 15 or more years of service. The Company accounts for this obligation in accordance with Bulletin D-3 ("Labor Obligations") issued by the IMCP; consequently, seniority premium costs are recognized periodically during the years of service by employees, based on actuarial computations.


    Also, in accordance with Mexican labor law, the Company is contingently liable for severance payments to employees who are unjustifiably dismissed. Such payments are charged to income in the year in which the decision to dismiss an employee is made, if such dismissal is considered to be unjustified.


INCOME TAX AND EMPLOYEES' STATUTORY PROFIT SHARING

    Income tax and employee statutory profit sharing provisions are recognized in operations for the year in which they are incurred and are adjusted for the effects of certain non-recurring temporary items that are reported for tax purposes in years other than those in which they are recognized for accounting purposes. Tax on assets in excess of income tax is recognized in operations in the year in which incurred.

    The Company provides for income tax using the liability method as required by Bulletin D-4 issued by the IMCP, which requires that deferred taxes be provided for identifiable non-recurring temporary differences with a known turnaround time, using the statutory tax rates at the end of the reporting period. For the years ended December 31, 1997, 1998 and 1999, Baja Celular Mexicana, S.A. de C.V. and each of its subsidiaries filed separate tax returns.

    Employees' profit sharing is an obligation under the Mexican Labor Law. It is determined based on each of the consolidated companies' pretax income and adjusted on the basis of Mexican Labor Law. During the periods presented, there were no non-recurring items that would have generated a deferred income tax or employees' profit sharing provision, as prescribed by Bulletin D-4.

                                     F-3-14

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 2--ACCOUNTING POLICIES AND PRACTICES (CONTINUED)
    See Note 12 regarding revisions to Bulletin D-4 that became effective on January 1, 2000.

NOTE 3--INVENTORIES

    Inventories consists of the following at December 31:


                                                          1998          1999
                                                          ----          ----
Cellular telephones and accessories..................  PS. 139,834   PS. 360,601
In transit inventories...............................           76         1,042
                                                       -----------   -----------
                                                           139,910       361,643
Reserve for obsolete and slow moving inventories.....         (823)      (21,862)
                                                       -----------   -----------
                                                       PS. 139,087   PS. 339,781
                                                       ===========   ===========


NOTE 4--PROPERTY AND EQUIPMENT

    An analysis of property and equipment at December 31 is as follows:


                                        1998                           1999
                            ----------------------------   ----------------------------
                                            ACCUMULATED                    ACCUMULATED
                                            DEPRECIATION    INVESTMENT     DEPRECIATION
                                            ------------    ----------     ------------
Land......................  PS.     6,135                  PS.     6,135
Cellular equipment........      1,216,888   PS. 505,049        1,363,781   PS. 611,440
Leasehold improvements....        100,142        24,810          145,596        31,608
Furniture and equipment...        108,725        50,462          140,775        68,924
Automotive equipment......         20,887        10,146           23,540        13,843
                            -------------   -----------    -------------   -----------
                                1,452,777   PS. 590,467        1,679,827   PS. 725,815
                                            ===========                    ===========
Accumulated
  depreciation............       (590,467)                      (725,815)
                            -------------                  -------------
                                  862,310                        954,012
Construction in
  progress................         44,800                        385,989
                            -------------                  -------------
Net.......................  PS.   907,110                  PS. 1,340,001
                            =============                  =============


NOTE 5--GOODWILL

    During 1994, the Company acquired a 99.99% equity interest in Tamcel, a holding company. Then, Tamcel acquired an additional 25% equity interest in other

                                     F-3-15

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 5--GOODWILL (CONTINUED)
companies (see Note 2). As a result of these transactions, the Company recognized goodwill for the difference between the amount paid for these equity investments and the fair value of the shares acquired. This goodwill is being amortized over a period of sixteen years based on the remaining term of the concession granted by the Ministry of Communications and Transportation.

    An analysis of goodwill is as follows at December 31:


                                          1998                         1999
                               --------------------------   --------------------------
                                             ACCUMULATED                  ACCUMULATED
                                GOODWILL     AMORTIZATION    GOODWILL     AMORTIZATION
                                --------     ------------    --------     ------------
Baja Celular Mexicana........  PS. 614,770   PS. 172,932    PS. 614,770   PS. 211,353
Tamcel.......................      357,426       100,524        357,426       122,861
                               -----------   -----------    -----------   -----------
                                   972,196   PS. 273,456        972,196   PS. 334,214
                               -----------   ===========    -----------   ===========
Net..........................  PS. 698,740                  PS. 637,982
                               ===========                  ===========


                                     F-3-16

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 6--OTHER ASSETS

    An analysis of other assets is as follows at December 31:


                                                          1998          1999
                                                          ----          ----
Mexican government concession........................  PS.  97,382   PS.  97,382
Preoperating expenses................................       12,259        12,259
Installation expenses................................        3,937            --
Security deposits....................................          194         5,079
AMCEL................................................        2,176         3,200
Other................................................          709         1,112
                                                       -----------   -----------
                                                           116,657       119,032
Accumulated amortization.............................      (51,424)      (57,435)
                                                       -----------   -----------
Net..................................................  PS.  65,233   PS.  61,597
                                                       ===========   ===========


NOTE 7--RELATED PARTIES

    An analysis of transactions with related parties is as follows:


                                                   YEARS ENDED DECEMBER 31,
                                            --------------------------------------
                                               1997         1998          1999
                                               ----         ----          ----
Rental expense derived from lease signed
  with Vac Industrial, S.A. de C.V........  Ps.  2,069   PS.   2,256   PS.   1,925
Rental expense derived from leases signed
  with certain stockholders...............       2,389         2,657         3,104
Administrative services provided by Vac
  Industrial, S.A. de C.V.................       2,992         4,467         5,323
Sale of telephones to Cedetel and
  Norcel..................................       7,283         7,498            --
Purchase of telephones and Cellular
  equipment from Motorola International...      97,417       223,873       329,306


                                     F-3-17

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 7--RELATED PARTIES (CONTINUED)
    An analysis of balances due from/to related parties is as follows at December 31:


                                                             DECEMBER 31,
                                                       -------------------------
                                                          1998          1999
                                                          ----          ----
Receivables from affiliated companies:
Vac Industrial.......................................  PS.      --   PS.      47
Cedetel..............................................        9,425           988
Norcel...............................................        1,990         2,190
Motorola International...............................           --            --
                                                       -----------   -----------
                                                       PS.  11,415   PS.   3,225
                                                       ===========   ===========
Payables to affiliated companies:
Vac Industrial.......................................  PS.      41   PS.      --
Cedetel..............................................           --         5,032
Motorola International...............................       73,400       188,132
                                                       -----------   -----------
                                                       PS.  73,441   PS. 193,164
                                                       ===========   ===========


NOTE 8--ANALYSIS OF LONG-TERM DEBT

    All long-term debt corresponds to bank loans, as follows:


                                                             DECEMBER 31,
                                                       -------------------------
                                                          1998          1999
                                                          ----          ----
Revolving line of credit in U.S. dollars from
  Citibank, N.A., Bahamas branch at LIBOR rate plus 6
  points interest paid. One of the Company's
  shareholders (Motorola) acts as a guarantor for
  this line of credit................................  PS.   6,202   PS.   3,553
Revolving line of credit in U.S. dollars from Banco
  Nacional de Comercio Exterior, S.N.C. at LIBOR rate
  plus .625%, semi-annually..........................       44,463        25,474
Industrial mortgage loan on cellular equipment in
  U.S. dollars from Banco Bilbao Vizcaya, repayable
  in semi-annual installments through 2002. Annual
  interest ranges from 8% to 10%.....................       43,721        25,076


                                     F-3-18

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 8--ANALYSIS OF LONG-TERM DEBT (CONTINUED)


                                                             DECEMBER 31,
                                                       -------------------------
                                                          1998          1999
                                                          ----          ----
Revolving line of credit in U.S. dollars from
  Citibank, at 9.1225% annual interest. One of the
  Company's shareholders (Motorola) acts as a
  guarantor for this line of credit..................      115,670       102,663
Revolving line of credit in U.S. dollars from
  Citibank, at LIBOR rate plus 2.25%, interest
  payable semi-annually interest, due 2002. One of
  the Company's shareholders (Motorola) acts as a
  guarantor for this line
  of credit..........................................       31,371        19,257
Loan from ABN AMRO Bank N.V. at interest rate
  LIBOR plus 2% repayable in 10 semi-annual
  installments, due 2004. According to loan
  covenants, Tamcel will not declare or pay any
  dividends on any class of capital stock and will
  not purchase, redeem or acquire any of its capital
  stock. In the case of Baja Celular, the Company
  shall not permit the stockholders to authorize the
  payment of dividends on its capital stock for any
  amount higher than 50% of net income of the
  previous
  fiscal year........................................           --       135,119
Revolving line of credit in U.S. dollars from
  Citibank, at LIBOR rate plus 2.50% multiplied by a
  gross-up factor, interest payable semi-annually,
  due 2002. One of the Company's stockholders
  (Motorola) acts as a guarantor for this line of
  credit.............................................        4,390         2,696
                                                       -----------   -----------
Total................................................  PS. 245,817   PS. 313,838
Less current portion.................................      (43,545)      (69,547)
                                                       -----------   -----------
Total long-term debt.................................  PS. 202,272   PS. 244,291
                                                       ===========   ===========


    Motorola Inc. acts as the guarantor of the revolving lines of credit obtained from Citibank. The Company pledged, as security to Motorola, its stock certificates representing 23% of its capital stock (see Note 9).

                                     F-3-19

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 8--ANALYSIS OF LONG-TERM DEBT (CONTINUED)
    Annual maturities on long-term debt are as follows at December 31, 1999:


YEAR
----
2001.....................................  Ps. 161,198
2002.....................................       37,903
2003.....................................       30,276
2004.....................................       14,914
                                           -----------
Total....................................  Ps. 244,291
                                           ===========


NOTE 9--STOCKHOLDERS' EQUITY


    a) Capital stock at December 31, 1998 and 1999 is Ps. 371,210, of which Ps. 5,077 constitutes fixed capital and Ps. 365,988, variable capital. Capital stock is represented by 131,034 shares with no par value, 15,828 series "A" shares and 15,206 series "B" shares. Restated capital stock at December 31, 1998 and 1999 is Ps. 1,182,789.



    b) The Company is legally required to appropriate at least 5% of its net income of each year to increase the legal reserve. This practice must be continued until the legal reserve is equal to 20% of capital issued and outstanding. During 1999, the Company increased its legal reserve in the amount of Ps. 23,595, as a part of retained earnings.


    c) In conformity with Mexican income tax law, cash dividends paid and received by companies within the same consolidating group are tax exempt. Cash dividends paid to stockholders outside the group from the so-called "net tax profit account" (i.e., from earnings on which Mexican corporate income taxes have already been paid) are also tax exempt. Any distribution in excess of this amount is subject to taxation.

    d) Effective January 1, 1999, the corporate income tax rate was increased from 34% to 35%. However, corporate taxpayers have the option of deferring a portion of this increase so that the tax payable will represent 30% of taxable income (32% in 1999). The earnings on which there is a deferral of taxes must be controlled in a so-called "net reinvested tax profit account" ("CUFINRE"). This is to clearly identify the earnings on which the taxpayer has opted to defer payment of corporate income tax.

                                     F-3-20

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 9--STOCKHOLDERS' EQUITY (CONTINUED)
    If the Company opts for this tax deferral, in 2000, earnings will be considered to be distributed first from the "CUFINRE" and any excess will be paid from the "net tax profit account" ("CUFIN") so as to pay the 5% deferred tax (3% for 1999).

    Any distribution of earnings in excess of the above-mentioned account balances will be subject to payment of 35% corporate income tax.

    In addition, effective January 1, 1999, cash dividends obtained by individuals or residents abroad will be subject to a 5% withholding tax on the amount of the dividend multiplied by 1.5385 (1.515 for dividends paid from the determined balance of the "CUFIN" account at December 31, 1998). The accumulated balance of the net tax profit account (CUFIN) at December 31, 1999 was Ps. 131,121. See dividends restrictions in Notes 8 and 13.

NOTE 10--FOREIGN CURRENCY POSITION

    The consolidated financial statements at December 31, 1998 and 1999 include the following U.S. dollar denominated assets and liabilities:

                                                               DECEMBER 31,
                                                           --------------------
                                                             1998       1999
                                                             ----       ----
                                                              (EXPRESSED IN
                                                               THOUSANDS OF
                                                              U.S. DOLLARS)
Assets:
  Cash...................................................  $  5,162   $   4,968
  Trade receivables......................................       924         738
  Other..................................................       127       2,923
                                                           --------   ---------
                                                              6,213       8,629
Liabilities:
  Current portion of long-term debt......................     3,764       5,651
  Suppliers..............................................    16,011      47,392
  Long-term debt.........................................    17,487      25,920
  Accrued interest.......................................       536         187
                                                           --------   ---------
                                                             37,798      79,150
                                                           --------   ---------
Net short position.......................................  $(31,585)  $ (70,521)
                                                           ========   =========

                                     F-3-21

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 10--FOREIGN CURRENCY POSITION (CONTINUED)

    The exchange rates used to translate the above-mentioned U.S. dollar denominated balances at December 31, 1998 and 1999 were as follows:

   1998                  1999
   ----                  ----
       (MEXICAN PESOS FOR
        ONE U.S. DOLLAR)
PS. 9.8650            PS. 9.5222

    At April 28, 2000, the exchange rate was Ps. 9.4521 per U.S. dollar.

NOTE 11--ADVERTISING AND LEASING EXPENSES


    The advertising expenses were Ps. 30,925 and Ps. 45,061, and the leasing expenses were Ps. 18,093 and Ps. 21,616 in 1998 and 1999 respectively.


NOTE 12--INCOME TAX AND ASSET TAX

    The Company is subject to payment of both income tax and asset tax. Since the beginning of 1997, these taxes have been computed on a consolidated basis.

    The 1.8% asset tax (which is a minimum income tax) is payable on the average value of most assets net of certain liabilities. Since asset tax may be credited against income tax, the former is actually payable only to the extent that it exceeds income tax.


    Book and tax results are not the same due to temporary differences in income for financial and tax reporting purposes, as well as permanent differences. At December 31, 1999, there were net temporary differences amounting to Ps. 612,390 that were deducted for tax purposes although no corresponding deferred tax liability has been recorded because such items are considered recurring or will not reverse in a definite period of time, principally for inventories, property and equipment and tax loss carryforwards:



Inventories......................................  Ps. 339,727
Property and equipment...........................      350,398
Allowance for doubtful accounts..................      (20,727)
Advances from customers..........................       (2,812)
Tax loss carryforwards...........................      (54,196)
                                                   -----------
                                                   Ps. 612,390
                                                   ===========


                                     F-3-22

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 12--INCOME TAX AND ASSET TAX (CONTINUED)
    A new version of Mexican Accounting Bulletin D-4, "Deferred Income Tax", became effective on January 1, 2000. Under new Bulletin D-4, all deferred income taxes, including those arising from recurring temporary differences between book and taxable income, and the tax effects of tax loss carryforwards, will have to be recognized in the financial statements. Such deferred income taxes will be calculated under the asset and liability method that compares the book and tax values of the Company's assets and liabilities. From this comparison temporary differences are determined, to which the tax rate effective at the end of the year end is applied.


    The cumulative effect of the adoption of this new bulletin in January 1, 2000 will reduce stockholders' equity by approximately Ps. 214,337 and results in the registration of a deferred tax liability of Ps. 214,337. Subsequent effects derived from deferred income taxes, will be recognized in the consolidated statements of income or stockholders' equity, as appropriate.


NOTE 13--APPROVAL OF FINANCIAL STATEMENTS

    The consolidated financial statements for the years ended December 31, 1994 through 1999 have not been approved by the Company since no stockholders' meetings have been held as required by Article 172 of the Mexican Corporations Act and the Company's by laws. No dividends may be distributed until these meetings are held.

NOTE 14--COMMITMENTS AND CONTINGENCIES

    a) The Company is required to pay the Mexican government semiannually the equivalent of 5% and 6% of gross revenues obtained by Baja Celular and Movitel, respectively, from services provided in terms of the concession. These payments are made in addition to the amount paid for the government concession (Note 6).

    b) Federal and state taxes are open to review by the authorities for a period of five years.

NOTE 15-- DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    These consolidated financial statements are prepared in accordance with accounting principles generally accepted in Mexico ("Mexican GAAP"), which differ

                                     F-3-23

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 15-- DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
in certain significant respects from United States generally accepted accounting principles ("U.S. GAAP").

    The following reconciliation to U.S. GAAP does not include the reversal of the adjustments to the consolidated financial statements for the effects of inflation required under Bulletin B-10, as amended. The application of Bulletin B-10 represents a comprehensive measure of the effect of price level changes in the inflationary Mexican economy and, as such, is considered a more meaningful presentation than financial reporting based on historical cost for both Mexican and United States accounting purposes.


    The principal differences between Mexican GAAP and U.S. GAAP, as they relate to the Company, are listed below, with an explanation, where appropriate, of the adjustments that affect consolidated operating income, net income, stockholders' equity and resources provided by operating and financing activities for each of the years ended December 31, 1997, 1998 and 1999.


DEFERRED INCOME TAXES

    Under Mexican GAAP, through December 31, 1999 deferred income taxes were provided for identifiable non-recurring temporary differences (those expected to reverse over a known period of time) at rates in effect at the end of the period covered by the financial statements. Benefits from loss carryforwards were not recognized before the period in which the carryforward was utilized. For purposes of this reconciliation, the Company has applied Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), for all periods presented, which requires that deferred income taxes be determined using the liability method for all temporary differences between financial reporting amounts and the tax basis of assets and liabilities, and that deferred taxes on such differences be measured at the enacted income tax rates for the year in which such taxes are expected to be payable or refundable.

    It is assumed that all retained earnings will be distributed to the stockholders' and, accordingly, will give rise to income tax under the general regime. Under Mexican tax legislation until 1999, income tax paid on dividends was a corporate tax and not an individual tax. Effective January 1, 1999, in addition to the corporate tax,

                                     F-3-24

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 15-- DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
cash dividends paid to the Company's stockholders will be subject to an individual tax withholding of approximately 7.60%.

    Under Mexican GAAP the deferred tax provision must always be classified as a current liability. Under the US GAAP criteria the deferred tax provision could be presented both as a current or as a long-term liability, based on the type of temporary difference that originated it.

    New Bulletin D-4 became effective January 1, 2000 (see Note 12).

CAPITALIZED FINANCING COST

    Under Mexican GAAP, capitalization of comprehensive financing cost on assets under construction or in the pre-operating stage is allowed but not required. The Company has elected not to capitalize such comprehensive financing cost. Under U.S. GAAP, interest expense incurred during the construction period on qualifying expenditures must be capitalized. For U.S. GAAP purposes, and since the Company is financed in U.S. dollars, interest cost is capitalized.

MINORITY INTEREST


    For U.S. GAAP purposes, minority interest of Ps. 102,948 and, Ps. 170,903 at December 31, 1998 and 1999 respectively, has been excluded from stockholders' equity.


EFFECT OF INFLATION ACCOUNTING ON U.S. GAAP ADJUSTMENTS

    To determine the net effect on the consolidated financial statements of recognizing U.S. GAAP adjustments, it is necessary to recognize the effects of applying Mexican GAAP inflation accounting provisions (described in Note 2) to the U.S. GAAP adjustments. As of December 31, 1997, 1998 and 1999, the monetary gain on deferred taxes has been included in income for U.S. GAAP reconciliation purposes.

COMPREHENSIVE INCOME

    Effective January 1, 1999, the Company adopted Statement 130, "Reporting Comprehensive Income." Statement 130 establishes new rules for the reporting and disclosure of comprehensive income and its components. Comprehensive income is

                                     F-3-25

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 15-- DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
the change during a period in an enterprise's equity from transactions and other events and circumstances arising from non-owner sources. The Company has not presented a U.S. GAAP statement of comprehensive income as there have been no qualifying comprehensive income transactions.

CASH FLOW INFORMATION

    Under Mexican GAAP, the Company presents statements of changes in financial position, as described in Note 2.

    The change in the financial statement balances included in these statements constitute cash flow activity stated in constant Mexican pesos (including monetary and foreign exchange gains and losses).

    In accordance with Mexican GAAP, the change in current and long-term debt due to restatements in constant Mexican pesos, including the effect of foreign exchange differences, is presented in the statements of changes in financial position in the financing activities section.

    Under Mexican GAAP the gain from monetary position and the exchange gain or loss are not presented in the operating activities section as reconciling adjustments, as they are included in the respective monetary asset or liability line. Statement of Financial Accounting Standards No. 95 ("SFAS 95"), "Statement of Cash Flows," however, does not provide guidance with respect to price-level restated financial statements. For U.S. GAAP purposes, the gain from monetary position and the devaluation loss related to debt are reclassified to the operating activities section. The totals of the consolidated statements of changes in financial position under U.S. GAAP would be changed as follows:

PREOPERATING EXPENSES

    Under Mexican GAAP preoperating expenses are amortized to the income statement over a period of twenty years. For U.S. GAAP purposes, starting after December 15, 1998, these expenses must be expensed when incurred. Previously deferred costs are written off in the year the statement is first applied as a cumulative catch up adjustment.

                                     F-3-26

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 15-- DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
CASH FLOW INFORMATION


                                                 YEARS ENDED DECEMBER 31,
                                        -------------------------------------------
                                            1997           1998           1999
                                            ----           ----           ----
OPERATING ACTIVITIES:
Net income............................  Ps.  108,091    Ps.  91,803    Ps.  207,535
Adjustments to reconcile net income to
  net cash provided by operating
  activities:
  Depreciation........................        84,363         92,124         135,777
  Amortization........................         5,802          6,955           6,022
  Goodwill amortization...............        60,758         60,758          60,758
  Deferred income tax.................        73,140         82,799          44,124
  Minority interest...................        25,294         22,370          53,289
  Preoperating expenses...............            --             --           2,834
                                        ------------   ------------   -------------
                                             357,448        356,809         510,339
Changes in assets and liabilities:
Trade receivables.....................       (26,393)       (40,702)        (56,054)
Sundry debtors........................         8,881           (944)           (675)
Recoverable taxes.....................        (5,371)       (40,483)         (8,558)
Other accounts receivable.............        (9,490)         3,197         (51,740)
Inventories...........................       (25,410)       (68,348)       (200,694)
Related parties.......................        (8,951)       (10,522)          8,190
Other assets..........................           968          1,290           3,637
Suppliers.............................        52,125         27,577         279,297
Due to related parties................         1,020          4,904           4,990
Taxes payable and other accruals......       (19,743)        45,355          57,056
Inflation effect and foreign exchange
  on financing activities.............       (41,378)       (20,454)        (55,650)
                                        ------------   ------------   -------------
Resources provided by operating
  activities..........................       283,706        257,679         490,138


                                     F-3-27

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 15-- DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)


                                                 YEARS ENDED DECEMBER 31,
                                        -------------------------------------------
                                            1997           1998           1999
                                            ----           ----           ----
FINANCING ACTIVITIES:
Proceeds from issuance of long-term
  debt................................        36,252             --         143,916
Repayment of long-term debt...........       (31,922)       (36,595)        (41,213)
                                        ------------   ------------   -------------
Net cash provided by (used in)
  financing activities................         4,330        (36,595)        102,703

INVESTING ACTIVITIES:
Purchase of fixed assets..............      (258,411)      (390,700)       (585,968)
                                        ------------   ------------   -------------
Net cash used in investing
  activities..........................      (258,411)      (390,700)       (585,968)

NET INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS....................        29,625       (169,616)          6,873
CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR.............................       234,294        263,919          94,303
                                        ------------   ------------   -------------
CASH AND CASH EQUIVALENTS AT END
  OF YEAR.............................  Ps.  263,919    Ps.  94,303    Ps.  101,176
                                        ============   ============   =============



                                                     YEARS ENDED DECEMBER 31,
                                               ------------------------------------
                                                  1997         1998         1999
                                                  ----         ----         ----
Interest paid................................  Ps. 31,645   Ps. 23,206   Ps. 24,816
Income tax paid..............................          --           --           --


                                     F-3-28

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 15-- DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
SUMMARY OF ADJUSTMENTS TO RECONCILE MEXICAN AND U.S. GAAP

    The following is a summary of net income adjusted to take into account certain material differences between Mexican GAAP and U.S. GAAP.


                                                      YEARS ENDED DECEMBER 31,
                                               ---------------------------------------
                                                  1997          1998          1999
                                                  ----          ----          ----
Net income as reported under Mexican GAAP....  Ps. 160,549   Ps. 142,312   Ps. 207,581

Approximate adjustments to reconcile net
  income to U.S. GAAP:
Deferred income taxes........................      (73,140)      (82,799)      (44,124)
Net monetary position related to deferred
  income taxes...............................        8,711        20,171        20,968
Capitalized interest.........................        2,311         6,287        11,115
Depreciation on capitalized interest.........         (105)         (335)         (964)
Preoperating expenses........................           --            --       (40,513)
Accumulated amortization at beginning of the
  year on the preoperating expenses..........           --            --        37,679
Amortization on preoperating expenses........           --            --         1,127
                                               -----------   -----------   -----------
                                                    98,326        85,636       192,869
Minority interest from the above effects.....        9,765         6,167        14,666
                                               -----------   -----------   -----------
Approximate net income under U.S. GAAP.......  Ps. 108,091    Ps. 91,803   Ps. 207,535
                                               ===========   ===========   ===========



    After the foregoing approximate adjustment for depreciation on capitalized interest and amortization of preoperating expenses, operating income under U.S. GAAP would be Ps. 191,264, Ps. 225,495 and Ps. 349,891 in 1997, 1998 and
1999, respectively.



    Total assets under U.S. GAAP were Ps. 2,125,295 in 1998 and Ps. 2,819,655 in 1999. The difference in total assets between Mexican and U.S. GAAP is comprised of the foreign exchange loss and the monetary gain on financing in U.S. dollars capitalized in assets under construction and preoperating expenses net of accumulated depreciation.


                                     F-3-29

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 15-- DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The following is a summary of stockholders' equity adjusted to take into account the aforementioned differences between Mexican and U.S. GAAP:


                                                 YEARS ENDED DECEMBER 31,
                                       ---------------------------------------------
                                           1997            1998            1999
                                           ----            ----            ----
Majority stockholders' equity as
  reported under Mexican GAAP........  Ps. 1,304,790   Ps. 1,447,102   Ps. 1,654,683
Approximate adjustments to reconcile
  stockholders' equity to U.S. GAAP:
Preoperating expenses................             --              --         (40,513)
Accumulated amortization on
  preoperating expenses..............             --              --          38,806
Capitalized interest.................          3,357           9,644          20,759
Accumulated depreciation on
  capitalized interest...............           (149)           (484)         (1,448)
Deferred income taxes................       (128,553)       (191,181)       (214,337)
                                       -------------   -------------   -------------
                                           1,179,445       1,265,081       1,457,950
Minority interest from the above
  effects............................         14,534          20,701          35,367
                                       -------------   -------------   -------------
Approximate stockholders' equity
  under U.S. GAAP....................  Ps. 1,193,979   Ps. 1,285,782   Ps. 1,493,317
                                       =============   =============   =============


                                     F-3-30

                      BAJA CELULAR MEXICANA, S.A. DE C.V.

                        DECEMBER 31, 1997, 1998 AND 1999


     (IN THOUSANDS OF MEXICAN PESOS WITH PURCHASING POWER AT JUNE 30, 2000)


NOTE 15-- DIFFERENCES BETWEEN MEXICAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The following is a summary of the consolidated statements of changes in stockholders' equity in accordance with U.S. GAAP:

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY


                                                           RETAINED
                                                           EARNINGS         TOTAL
                                                         (ACCUMULATED   STOCKHOLDERS'
                                        CAPITAL STOCK      DEFICIT)        EQUITY
                                        -------------      --------        ------
Balance at December 31, 1996..........  Ps. 1,182,789    Ps. (96,901)   Ps. 1,085,888
Net income of 1997....................                       108,091          108,091
                                        -------------    -----------    -------------
Balance at December 31, 1997..........      1,182,789         11,190        1,193,979
Net income of 1998....................                        91,803           91,803
                                        -------------    -----------    -------------
Balance at December 31, 1998..........      1,182,789        102,993        1,285,782
Net income of 1999....................                       207,535          207,535
                                        -------------    -----------    -------------
Balance at December 31, 1999..........  PS. 1,182,789    PS. 310,528    PS. 1,493,317
                                        =============    ===========    =============


                                     F-3-31

                         ENTEL TELEFONIA PERSONAL S.A.
                                AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1999
                  (With Independent Auditors' Report Thereon)

                                     F-4-1

                         ENTEL TELEFONIA PERSONAL S.A.
                                AND SUBSIDIARIES
                 INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS


                                                                PAGE
                                                                ----
Independent Auditors' Report................................    F-4-3

Consolidated Balance Sheets.................................    F-4-4

Consolidated Statements of Income...........................    F-4-6

Consolidated Statements of Cash Flows.......................    F-4-8

Notes to the Consolidated Financial Statements..............   F-4-14


                                     F-4-2

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders of
Entel Telefonia Personal S.A.:


    We have audited the accompanying consolidated balance sheets of Entel Telefonia Personal S.A. and Subsidiaries as of December 31, 1998 and 1999 and the related consolidated statements of income and cash flows for each of the three years in the period ended December 31, 1999, all expressed in thousands of constant Chilean pesos of June 30, 2000. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


    We conducted our audits in accordance with auditing standards generally accepted in Chile and in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Entel Telefonia Personal S.A. and subsidiaries as of December 31, 1998 and 1999 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1999, in conformity with generally accepted accounting principles in Chile.

    Accounting principles generally accepted in Chile vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net income for each of the three years in the period ended December 31, 1999 and of shareholders' equity as of December 31, 1998 and 1999 to the extent summarized in Note 29 to the consolidated financial statements.

                                           Deloitte & Touche


Santiago, Chile
January 21, 2000, except for note 29, as to which the date is April 24, 2000 and the updating to June 30, 2000 currency, as to which the date is September 11, 2000


                                     F-4-3

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
                    CHILEAN PESOS (THCH $) OF JUNE 30, 2000)



                                                                                      CONVENIENCE
                                                                                      TRANSLATION
                                                          DECEMBER 31,                 (NOTE 3T)
                                              -------------------------------------   -----------
                                    NOTES           1998                1999             1999
                                    -----           ----                ----             ----
                                                                                      (UNAUDITED)
                                                                                         US $
                                                                                        (000S)
ASSETS
Current assets:
Cash.............................             ThCh $    501,564   ThCh $    586,661       1,089
Marketable securities............      6                 76,768           1,333,610       2,476
Trade accounts receivable, net...      7             11,252,438          33,689,580      62,548
Notes receivable, net............      8                744,292           1,737,336       3,226
Other accounts receivable........      9              1,147,303           3,054,104       5,670
Due from related companies.......     10              2,304,947           4,885,693       9,071
Inventories......................     11             14,963,162          11,370,701      21,111
Recoverable taxes................     12             12,523,641          20,904,685      38,811
Prepaid expenses.................                     1,016,693             754,443       1,401
Other current assets.............     13              2,367,263          19,180,741      35,611
                                              -----------------   -----------------     -------
Total current assets.............                    46,898,071          97,497,554     181,014
                                              -----------------   -----------------     -------
Property, plant and equipment:        14
Land.............................                     1,481,087           1,736,289       3,224
Buildings and infrastructure.....                    33,349,555          94,526,497     175,498
Machinery and equipment..........                    83,729,962          76,730,183     142,457
Others...........................                    34,532,055          51,233,531      95,119
                                              -----------------   -----------------     -------
                                                    153,092,659         224,226,500     416,298
Less: Accumulated depreciation...                   (12,667,564)        (27,640,333)    (51,317)
                                              -----------------   -----------------     -------
Net property, plant and
  equipment......................                   140,425,095         196,586,167     364,981
                                              -----------------   -----------------     -------
Other assets:
Investment in related
  companies......................     15                883,229                  --          --
Goodwill, net....................     15              2,796,552           2,427,960       4,508
Prepaid expenses, long-term......                       675,348           1,138,589       2,114
Intangibles other than
  goodwill.......................                     1,277,403           1,309,698       2,432
Accumulated amortization of
  intangibles....................                       (32,297)           (140,854)       (262)
Others...........................                        81,095              78,279         145
                                              -----------------   -----------------     -------
Total other assets...............                     5,681,330           4,813,672       8,937
                                              -----------------   -----------------     -------
Total assets.....................             ThCh $193,004,496   ThCh $298,897,393     554,932
                                              =================   =================     =======


                 The accompanying notes are an integral part of
                    these consolidated financial statements

                                     F-4-4

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
                    CHILEAN PESOS (THCH $) OF JUNE 30, 2000)



                                                                                      CONVENIENCE
                                                                                      TRANSLATION
                                                          DECEMBER 31,                 (NOTE 3T)
                                              -------------------------------------   -----------
                                    NOTES           1998                1999             1999
                                    -----           ----                ----             ----
                                                                                      (UNAUDITED)
                                                                                         US $
                                                                                        (000S)
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current Liabilities:
Banks and financial
  institutions...................     16      ThCh $  5,672,045   ThCh $     60,712         113
Current portion of long-term
  liabilities with banks and
  other financial institutions...     16              2,062,287           2,792,291       5,184
Current portion of notes payable
  and other long-term
  liabilities....................     16              1,357,970           4,105,264       7,622
Accounts payable.................     17             11,058,754          18,655,771      34,636
Notes payable....................                    11,648,865           3,554,008       6,598
Due to related companies.........     10             20,641,774         105,157,153     195,234
Accruals.........................     18                561,214             974,826       1,810
Withholdings.....................                       344,187             392,439         728
Income taxes.....................     20                     --           4,052,050       7,523
Other current liabilities........                            --             463,201         860
                                              -----------------   -----------------     -------
Total current liabilities........                    53,347,096         140,207,715     260,308
                                              -----------------   -----------------     -------
Long-term Liabilities:                16
Due to banks and other financial
  institutions...................                     4,521,280           1,356,979       2,519
Notes payable and other
  liabilities....................                     5,918,100           3,245,061       6,025
Due to related companies.........     10             42,024,960          45,779,744      84,995
                                              -----------------   -----------------     -------
Total long-term liabilities......                    52,464,340          50,381,784      93,539
                                              -----------------   -----------------     -------
Commitments and contingencies....     25                     --                  --          --
                                              -----------------   -----------------     -------
Minority interest................                        75,318              67,142         125
                                              -----------------   -----------------     -------
Shareholders' Equity:                 19
Common stock, no par value
  authorized, subscribed and
  paid-in; 85,272 shares in 1998
  and 1999.......................                   117,202,996         117,202,996     217,599
Additional paid-in capital.......                     1,019,067           1,019,067       1,892
Accumulated deficit of
  subsidiaries in development
  stage..........................                    (2,116,275)         (2,116,275)     (3,929)
Accumulated loss.................                   (11,054,450)        (28,988,045)    (53,819)
Income (loss) for the year.......                   (17,933,596)         21,123,009      39,217
                                              -----------------   -----------------     -------
Total shareholders' equity.......                    87,117,742         108,240,752     200,960
                                              -----------------   -----------------     -------
Total liabilities and
  shareholders' equity...........             ThCh $193,004,496   ThCh $298,897,393     554,932
                                              =================   =================     =======


                 The accompanying notes are an integral part of
                    these consolidated financial statements

                                     F-4-5

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME


(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
                    CHILEAN PESOS (THCH $) OF JUNE 30, 2000)



                                                                                              CONVENIENCE
                                                                                              TRANSLATION
                                               FOR THE YEAR ENDED DECEMBER 31,                 (NOTE 3T)
                                  ---------------------------------------------------------   -----------
                                        1997                1998                1999             1999
                        NOTES           ----                ----                ----             ----
                                                                                              (UNAUDITED)
                                                                                                 US $
                                                                                                (000S)
Net sales............             ThCh $ 24,300,109   ThCh $ 35,658,478   ThCh $100,077,294     185,803
Cost of sales........                   (13,020,429)        (22,790,136)        (56,326,332)   (104,575)
                                  -----------------   -----------------   -----------------    --------
Gross profit.........                    11,279,680          12,868,342          43,750,962      81,228
Selling and
  administrative
  expenses...........                   (11,335,839)        (24,869,911)        (43,656,143)    (81,052)
                                  -----------------   -----------------   -----------------    --------
Operating (loss)
  income.............                       (56,159)        (12,001,569)             94,819         176
                                  -----------------   -----------------   -----------------    --------
Other income
  (expenses):
Interest income......                       443,685           1,310,837             339,979         631
Equity in income of
  related
  companies..........                         5,201              11,334              13,068          24
Other income.........     24                 58,781                 912          37,101,910      68,883
Amortization of
  goodwill...........     15                (37,441)           (171,983)           (368,592)       (684)
Interest expense.....                    (1,306,715)         (7,935,883)        (10,456,201)    (19,413)
Other expense........                       (80,116)           (229,662)           (494,862)       (918)
Price-level
  restatement........      5               (129,807)          1,067,055          (1,063,239)     (1,974)
                                  -----------------   -----------------   -----------------    --------
Other income
  (expenses),
  net................                    (1,046,412)         (5,947,390)         25,072,063      46,549
                                  -----------------   -----------------   -----------------    --------
Income (loss) before
  income taxes,
  minority interest
  and extraordinary
  item...............                    (1,102,571)        (17,948,959)         25,166,882      46,725
Income taxes.........     20                     --                  --          (5,869,010)    (10,896)
                                  -----------------   -----------------   -----------------    --------


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-4-6

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
                    CHILEAN PESOS (THCH $) OF JUNE 30, 2000)



                                                                                              CONVENIENCE
                                                                                              TRANSLATION
                                               FOR THE YEAR ENDED DECEMBER 31,                 (NOTE 3T)
                                  ---------------------------------------------------------   -----------
                                        1997                1998                1999             1999
                        NOTES           ----                ----                ----             ----
                                                                                              (UNAUDITED)
                                                                                                 US $
                                                                                                (000S)
Income (loss) before
  minority interest
  and extraordinary
  item...............                    (1,102,571)        (17,948,959)         19,297,872      35,829
Minority interest....                           319              15,363               8,177          15
                                  -----------------   -----------------   -----------------    --------
Income (loss) before
  extraordinary
  item...............                    (1,102,252)        (17,933,596)         19,306,049      35,844
Extraordinary item:
Application of tax
  loss carryforward
  from prior years...     20                     --                  --           1,816,960       3,373
                                  -----------------   -----------------   -----------------    --------
Net income (loss) for
  the year...........             ThCh $ (1,102,252)  ThCh $(17,933,596)  ThCh $ 21,123,009      39,217
                                  =================   =================   =================    ========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-4-7

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS


(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
                    CHILEAN PESOS (THCH $) OF JUNE 30, 2000)



                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                     FOR THE YEAR ENDED DECEMBER 31,                  (NOTE 3T)
                       -----------------------------------------------------------   -----------
                             1997                 1998                 1999             1999
                             ----                 ----                 ----             ----
                                                                                     (UNAUDITED)
                                                                                        US $
                                                                                       (000S)
Cash flows from
  operating
  activities:
Cash received from
  customers..........  ThCh $ 26,983,031   ThCh $  36,762,883   ThCh $  86,030,852     159,725
Interest income
  received...........            653,454            2,925,639              147,844         274
Payment to suppliers
  and personnel......        (23,354,526)         (50,893,321)        (118,106,642)   (219,276)
Interest paid........           (476,859)          (5,573,904)          (1,671,452)     (3,103)
Other expenses
  paid...............           (582,112)         (25,997,316)             (90,026)       (167)
VAT and others
  paid...............           (605,285)          (1,506,247)            (583,855)     (1,084)
Other income
  received...........                 --                   --            6,613,828      12,279
                       -----------------   ------------------   ------------------    --------
Net cash provided by
  (used in) operating
  activities.........          2,617,703          (44,282,266)         (27,659,451)    (51,352)
                       -----------------   ------------------   ------------------    --------
Cash flows from
  financing
  activities:
Proceeds from
  issuance of capital
  stock..............         53,675,349           49,838,910                   --          --
Proceeds from
  loans..............          3,888,855           17,135,088              209,569         389
Proceeds from loans
  from related
  companies..........          7,130,272          133,782,475          102,583,140     190,455
Other sources of
  financing..........            370,744           12,045,455               36,366          67
Repayments of
  loans..............         (7,215,846)         (11,679,535)         (11,150,698)    (20,702)


                 The accompanying notes are an integral part of
                    these consolidated financial statements

                                     F-4-8

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
                    CHILEAN PESOS (THCH $) OF JUNE 30, 2000)



                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                     FOR THE YEAR ENDED DECEMBER 31,                  (NOTE 3T)
                       -----------------------------------------------------------   -----------
                             1997                 1998                 1999             1999
                             ----                 ----                 ----             ----
                                                                                     (UNAUDITED)
                                                                                        US $
                                                                                       (000S)
Repayments of other
  loans from related
  companies..........         (5,076,232)        (102,863,594)         (60,256,209)   (111,871)
                       -----------------   ------------------   ------------------    --------
Net cash provided by
  financing
  activities.........         52,773,142           98,258,789           31,422,168      58,338
                       -----------------   ------------------   ------------------    --------
Cash flows from
  investing
  activities:
Proceeds from sale of
  property, plant and
  equipment..........            493,425            5,203,573               33,506          62
Proceeds from sale of
  long-term
  investments........          4,813,338            7,879,680            2,292,655       4,256
Proceeds from other
  investments........                 --           26,812,774           48,745,240      90,500
Purchases of
  property, plant and
  equipment..........         (7,434,073)         (89,894,862)         (43,272,408)    (80,339)
Permanent
  investments........                 --           (4,218,309)                  --          --
Investments in
  marketable
  securities.........         (8,734,751)             (46,629)          (2,290,790)     (4,253)
Other loans to
  related
  companies..........        (41,075,750)                  --           (7,096,628)    (13,175)
Other disbursements
  for investments....         (4,011,191)                  --             (848,613)     (1,576)
                       -----------------   ------------------   ------------------    --------
Net cash used in
  investing
  activities.........        (55,949,002)         (54,263,773)          (2,437,038)     (4,525)
                       -----------------   ------------------   ------------------    --------


                 The accompanying notes are an integral part of
                    these consolidated financial statements

                                     F-4-9

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
                    CHILEAN PESOS (THCH $) OF JUNE 30, 2000)



                                                                                     CONVENIENCE
                                                                                     TRANSLATION
                                     FOR THE YEAR ENDED DECEMBER 31,                  (NOTE 3T)
                       -----------------------------------------------------------   -----------
                             1997                 1998                 1999             1999
                             ----                 ----                 ----             ----
                                                                                     (UNAUDITED)
                                                                                        US $
                                                                                       (000S)
Total net cash
  provided (used) for
  the year...........           (558,157)            (287,250)           1,325,679       2,461
Effect of changes in
  the purchasing
  power of the
  Chilean peso on
  cash and cash
  equivalents........             51,868              429,867              (41,447)        (77)
                       -----------------   ------------------   ------------------    --------
Net increase
  (decrease) in cash
  and cash
  equivalents........           (506,289)             142,617            1,284,232       2,384
Cash and cash
  equivalents at
  beginning of the
  year...............            942,007              435,716              578,333       1,074
                       -----------------   ------------------   ------------------    --------
Cash and cash
  equivalents at end
  of the year........  ThCh $    435,718   ThCh $     578,333   ThCh $   1,862,565       3,458
                       =================   ==================   ==================    ========


                 The accompanying notes are an integral part of
                    these consolidated financial statements

                                     F-4-10

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
                    CHILEAN PESOS (THCH $) OF JUNE 30, 2000)



                                                                                  CONVENIENCE
                                                                                  TRANSLATION
                                   FOR THE YEAR ENDED DECEMBER 31,                 (NOTE 3T)
                       --------------------------------------------------------   -----------
                             1997               1998                1999             1999
                             ----               ----                ----             ----
                                                                                  (UNAUDITED)
                                                                                     US $
                                                                                    (000S)
Reconciliation of net
  cash provided by
  operating
  activities to net
  (loss) income:
Net (loss) income for
  the year...........  ThCh $(1,102,252)  ThCh $(17,933,596)  ThCh $ 21,123,009      39,217
Loss (gain) on sale
  of property, plant
  and equipment......           (31,675)                 --              39,138          73
Charges (credits) to
  income which do not
  represent cash
  flows:
  Depreciation for
    the year.........         1,408,095           9,199,009          18,806,899      34,917
  Amortization of
    intangibles......           133,619             360,103              83,338         155
  Write-offs and
    accruals.........         1,908,791           1,027,835          10,521,852      19,535
  Equity in income of
    related
    companies........            (5,201)            (11,334)            (13,068)        (24)
  Amortization of
    goodwill.........            37,441             171,983             368,592         684
  Net price-level
    restatement......           129,807          (1,067,055)          1,063,239       1,974


                 The accompanying notes are an integral part of
                    these consolidated financial statements

                                     F-4-11

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
                    CHILEAN PESOS (THCH $) OF JUNE 30, 2000)



                                                                                  CONVENIENCE
                                                                                  TRANSLATION
                                   FOR THE YEAR ENDED DECEMBER 31,                 (NOTE 3T)
                       --------------------------------------------------------   -----------
                             1997               1998                1999             1999
                             ----               ----                ----             ----
                                                                                  (UNAUDITED)
                                                                                     US $
                                                                                    (000S)
  Other credits to
    income which do
    not represent
    cash flows.......           (71,369)         (4,076,025)        (20,986,794)    (38,964)
  Other charges to
    income which do
    not represent
    cash flows.......         1,081,090           9,803,965          22,620,615      41,997
  Proceeds from sale
    of licenses
    (Note 24)........                --                  --         (35,629,305)    (66,149)
Changes in assets
  which affect cash
  flows:
  (Increase) decrease
    in trade accounts
    receivable.......        (1,363,850)          3,536,150         (12,272,255)    (22,785)
  (Increase) decrease
    in inventory.....           191,597         (14,035,666)        (18,972,699)    (35,225)
  Increase in other
    assets...........          (862,395)         (2,917,058)        (17,257,409)    (32,040)


                 The accompanying notes are an integral part of
                    these consolidated financial statements

                                     F-4-12

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
                    CHILEAN PESOS (THCH $) OF JUNE 30, 2000)



                                                                                  CONVENIENCE
                                                                                  TRANSLATION
                                   FOR THE YEAR ENDED DECEMBER 31,                 (NOTE 3T)
                       --------------------------------------------------------   -----------
                             1997               1998                1999             1999
                             ----               ----                ----             ----
                                                                                  (UNAUDITED)
                                                                                     US $
                                                                                    (000S)
Changes in
  liabilities, which
  affect cash flows:
  Increase in
    accounts payable
    related to
    operating
    income...........         1,134,902           3,943,064           2,859,791       5,309
  Decrease in other
    accounts payable
    related to
    non-operating
    results..........                --             (99,235)                 --          --
  Net (decrease)
    increase of
    value-added tax
    and other taxes
    payable..........            29,422         (32,169,043)             (6,217)        (11)
  Loss of minority
    interest.........              (319)            (15,363)             (8,177)        (15)
                       ----------------   -----------------   -----------------     -------
Net cash provided
  by (used in)
  operating
  activities.........  ThCh $ 2,617,703   ThCh $(44,282,266)  ThCh $(27,659,451)    (51,352)
                       ================   =================   =================     =======


                 The accompanying notes are an integral part of
                    these consolidated financial statements

                                     F-4-13

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 1--INCORPORATION AND COMPANY NAME

    The Company was formed on September 21, 1981 as "Telecomunicaciones del Maipo Ltda.", a limited liability partnership. On August 16, 1988, the Company changed its legal structure to that of a corporation and adopted the name of Telecom Chile S.A. On June 2, 1992, its name was changed to Telecom Celular S.A.

    On August 14, 1996, the Company's name was changed to Entel Celular S.A.

    On February 25, 1997 the Company changed its name from Entel Celular S.A. to Entel Telefonia Personal S.A.

NOTE 2--OPERATIONS AND SALE OF LICENSE

    The Company provides cellular telephone services, distributes equipment and may enter into any other business related to telecommunications.

    By Supreme Decree No. 223 of October 13, 1989 of the Undersecretary of Telecommunications of the Ministry of Transport and Telecommunication, the Company was granted the license to provide public mobile cellular telephony services in the 800 Mhz frequency in Chile's administrative regions I to IV and VI to X. Later, on December 23, 1996, through a contract entered into with CTC-VTR Comunicaciones Moviles S.A., and authorized on September 9, 1997 by Supreme Decree No. 341 of the Undersecretary of Telecommunications of the Ministry of Transport and Telecommunication, the Company acquired the license to operate in the same frequency in regions XI and XII.

    On December 28, 1990, the Company entered into an agreement with Telefonica Celular de Chile S.A., an entity that also holds a license to operate a mobile telephone system in the areas referred to above, whereby the infrastructure required to operate the system of both companies was acquired by Buenaventura S.A. Each Company has a 50% holding in this joint venture. In 1991, the Company transferred, as a capital contribution, certain plant items to Buenaventura S.A.

    As a result of the above licenses, the Company has rendered cell mobile telephone services in twelve of the thirteen regions of the country up to December 1, 1999, when, due to the sale of such licenses to Bellsouth Comunicaciones S.A., it ceased rendering such services.

    The sale of the licenses took place on April 20, 1999 and was authorized by Supreme Decree No. 217 of May 24, 1999 of the Undersecretary of
Telecommunications of the Ministry of Transport and Telecommunication, with effect from December 1, 1999.

                                     F-4-14

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 2--OPERATIONS AND SALE OF LICENSE (CONTINUED)

    Because of the sale of these licenses, the Company ceased rendering mobile cellular telephone services on December 1, 1999; therefore, the Company's 1999 sales for ThCh$6,146,618 and costs of sales for ThCh$5,467,372, included in the consolidated income statement, correspond to services rendered up to that date. Subsequently, the Company has maintained investments in its subsidiaries and has not generated sales or costs of sales.


    The effects and proceeds from the sale of licenses are stated in Note 24.

    Currently the Company holds investments in Entel PCS Telecomunicaciones S.A. and Entel Telefonia Movil S.A., subsidiaries that are licensed to operate and are operating mobile digital telephony of 1900 frequency with GSM technology.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

(A) BASIS OF PRESENTATION

    The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Chile ("Chilean GAAP"), and the standards of the Chilean Superintendency of Securities and Insurance (hereinafter, the "Superintendency"), as the Company is a subsidiary of Entel Chile S.A. For the convenience of readers outside Chile, the consolidated financial statements have been translated into English, certain reclassifications have been made and certain clarifying account descriptions have been added.

(B) BASIS OF CONSOLIDATION

    The consolidated group comprises Entel Telefonia Personal S.A. (the Company) and the following direct subsidiaries:

                                                      OWNERSHIP
                                                 -------------------
                                                   1998       1999
                                                   ----       ----
                                                    %          %
Entel PCS Telecomunicaciones S.A...............   99.90      99.90
Entel Telefonia Movil S.A......................   99.92      99.92
Empresa de Radiocomunicaciones Insta Beep
  Limitada.....................................   99.99      99.99

    All significant intercompany transactions have been eliminated in consolidation and the minority interest in the subsidiaries has been recognized.

                                     F-4-15

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
(C) REPORTING PERIOD

    The financial statements comprise the periods between January 1 and December 31, 1997, 1998 and 1999.

(D) PRICE-LEVEL RESTATEMENT (MONETARY CORRECTION)

    The consolidated financial statements are prepared on the basis of general price-level accounting in order to reflect the effect of changes which are expressed in Chilean pesos, in the purchasing power of the Chilean peso during each year. At the end of each reporting period, the consolidated financial statements are stated in terms of the general purchasing power of the Chilean peso using changes in the Chilean consumer price index ("CPI") as follows:

    - Nonmonetary assets, liabilities, and shareholders' equity accounts are restated in terms of year-end purchasing power.

    - Monetary items are not restated as such items are, by their nature, stated in terms of current purchasing power in the financial statements.

    - The price-level restatement credit or charge in the income statement represents the monetary gain or loss in purchasing power from holding monetary assets and liabilities exposed to the effects of inflation.


    - All the accompanying consolidated financial statements have been restated in constant Chilean pesos of general purchasing power of June 30, 2000 ("constant pesos") applied under the "prior month rule", as described below, to reflect changes in the CPI from the financial statement dates to June 30, 2000. This updating does not change the prior years' statements of information in any way except to update the amounts to constant pesos of similar purchasing power.


    The general price-level restatements are calculated using the official consumer price index of the Chilean Instituto Nacional de Estadisticas (National Statistics Institute) and are based on the prior month rule, in which the inflation adjustment is based on the consumer price index at the close of the month preceding the close of the respective period or transaction. The CPI index is considered by the business community, the accounting profession and the Chilean government to be the index which most closely complies with the technical requirement to reflect the variation in the general level of prices in the country and, consequently, is widely used for financial reporting purposes in Chile.

                                     F-4-16

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
    The values of the Chilean CPI used for price-level restatement purposes are as follows:


                                                  DECEMBER 31,
                                              --------------------
                                                         CHANGE IN
YEAR                                           INDEX*      INDEX
----                                          --------   ---------
1997........................................    95.44       6.3%
1998........................................    99.49       4.3%
1999........................................   102.04       2.6%
2000 to May 31..............................   104.69       2.4%


---------------------

* Index as of November 30 of each year (1997, 1998 and 1999) and May 2000, for the six months period ended June 30, 2000 under prior month rule as described above.


    The price-level restated consolidated financial statements do not purport to represent appraised values, replacement cost, or any other current value of assets at which transactions would take place currently and are only intended to restate all nonmonetary financial statement components in terms of local currency of a single purchasing power and to include in the net result for each year the gain or loss in purchasing power arising from the holding of monetary assets and liabilities exposed to the effects to inflation.


    For comparison purposes, the financial statements and their respective notes are restated by the percentage changes in the Chilean consumer price index from each year end to June 30, 2000 as follows:



YEAR                                             CHANGE IN INDEX
----                                             ---------------
1997...........................................        9.6%
1998...........................................        5.1%
1999...........................................        2.4%


(E) FOREIGN CURRENCY TRANSLATION

    Assets and liabilities denominated in foreign currency or expressed in inflation index-linked units of account are translated into Chilean pesos at the rates of exchange prevailing at each year end. The following rates were applicable at December 31, of each year:


                                   1997              1998               1999
                                   ----              ----               ----
US dollar reported by Banco
  Central...................   ThCh $  439.18    ThCh $  472.41     ThCh $  530.07
Unidad de Fomento*..........        14,096.93         14,685.39          15,066.96
US dollar for customs
  duties....................           430.71            466.36             545.83


---------------------
(*) Unidad de Fomento (UF)--Inflation index-linked units of account.

                                     F-4-17

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
(F) MARKETABLE SECURITIES

    Mutual fund units are carried at year-end unit value.

    Other marketable investments are carried at the lower of cost plus price-level restatement or market value.

(G) INVENTORIES

    Inventories, which comprise hand sets and accessories are carried at price-level restated cost, on a weighted-average-cost basis. The cost of inventories does not exceed their net realizable value.

(H) DEFERRED SALE COMMISSIONS AND SUBSCRIBER ACQUISITION COSTS

    In order to properly correlate revenues and expenses, disbursements for new clients are deferred and amortized over twelve months. The unamortized balance is presented in current assets as "Other current assets".

(I) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost plus price-level restatement. Depreciation is computed, using the straight line method, considering the estimated useful life of assets.

    In 1999, an obsolescence allowance was created for the technical equipment of the analogical network to reflect the expected realization value of these assets, which are not operational.

    Assets acquired under finance leases, are accounted for in the same manner as the purchase of a property, plant and equipment. Their value equals the present value of the agreed installments and the amount payable for the purchase option, which are price-level restated and depreciated based on their useful life.

(J) INVESTMENTS IN RELATED COMPANIES

    Corresponds to ownership in a related company, which is recorded using the equity method of accounting at December 31, 1998 and 1999.

    The goodwill (excess of cost over book value) from the acquisition of 99.9% of Empresa de Radiocomunicaciones Insta Beep Ltda. in 1995 was amortized over ten years. In 1999, the outstanding balance was written off.

                                     F-4-18

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

    The goodwill from the acquisition of 99.9% of Entel PCS Telecomunicaciones S.A. and 99.2% of Entel Movil S.A., is amortized over 20 years starting in 1998, according to Circular No. 368 of the Superintendency.


(K) INTANGIBLES

    Easements are amortized over the term of the contract with a maximum period of 20 years. In 1998, the Company acquired licenses for mobile cellular telephone services in Regions XI and XII. The costs were price-level restated and amortized over 10 years. These rights were written off in 1999 with the sale of the licenses (Note 24).

(L) ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

    Trade accounts and notes receivable are presented net of the allowance for uncollectible accounts, which is determined based on aging of balances and on an estimate of doubtful accounts receivable.

(M) TELEPHONE SERVICES RENDERED AND NOT BILLED

    In order to determine and estimate services rendered but not billed, the Company uses computer processes and systems that allow agreement, validation and rating of the traffic of affiliates from the records of their computer centers. In order to determine an estimate of income (15 days delay) a projection is applied, based on subscriber data and traffic at the closing date.

(N) EMPLOYEE VACATION EXPENSE

    The Company and its Subsidiaries have accrued vacation expense based on Technical Bulletin No. 47 of the Colegio de Contadores de Chile A.G.

(O) INCOME TAX AND DEFERRED TAXES

    In accordance with current laws, at December 31, 1998, the Company did not accrue a provision for income tax as it had tax losses. At December 31, 1999, the Company accrued an income tax provision as it had net taxable profits. The Company recognizes in the financial statement the effect of deferred taxes resulting from significant timing differences that would reverse in the near future without being offset by new timing differences. Timing differences whose reversal is excepted to be offset by future differences for the same item, are treated as permanent differences.

                                     F-4-19

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)
Notwithstanding, as stipulated in Circular No. 1450 of the Superintendency, the criteria of Technical Bulletins No. 60 and No. 61 of the Colegio de Contadores de Chile A.G. have been applied for information purposes only.

(P) FORWARD EXCHANGE CONTRACTS

    At December 31, 1999, the Company has entered into foreign exchange forward contracts with financial institutions. They have been contracted and assigned as hedges against changes in the US dollar exchange rate. Only net differences between rights and obligations from contracts are recorded in the balance sheet, having been valued according to Technical Bulletin No. 57 of the Colegio de Contadores de Chile A.G.

(Q) CASH AND CASH EQUIVALENTS

    In preparing the cash flow statements, the Company and its subsidiaries consider as cash and cash equivalents, cash on hand, in banks and fixed income mutual funds according to Technical Bulletin No. 50 of the Colegio de Contadores de Chile A.G.

    For classification purposes, the Company has defined as operating activities, cellular telephone services along with sale and rental of equipment related to these services. Operating cash flows correspond mainly to recovery of accounts receivable from sales and payment to suppliers and related companies. The additional income from the sale of the analogical cell phone license is included in cash flows from investment activities.

(R) ACCOUNTING ESTIMATES

    The preparation of financial statements require management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(S) REVENUE RECOGNITION

    The Company recognizes revenues from cellular telephone services activities based upon the minutes of traffic processed and established rates.

(T) TRANSLATION TO U.S. DOLLARS (UNAUDITED)


    The Company maintains its accounting records and prepares its financial statements in Chilean pesos. The U.S. dollar amounts disclosed in the accompanying


                                     F-4-20

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES (CONTINUED)

consolidated financial statements are presented solely for the convenience of the reader at the June 30, 2000 Representative Exchange Rate of Ch$538.62 per US$1.00. This translation should not be construed as a representation that the Chilean peso amounts actually represented U.S. dollars or have been, could have been or could in the future be converted into U.S. dollars at the or any other rate.


NOTE 4--ACCOUNTING CHANGES

    The accounting principles described in Note 3 have been applied consistently in 1997, 1998 and 1999.

NOTE 5--PRICE-LEVEL RESTATEMENT

    The application of the price-level accounting principles described in
Note 3d, produced the following effects on income:


                                          YEAR ENDED DECEMBER 31,
                            ----------------------------------------------------
                                 1997              1998               1999
                                 ----              ----               ----
Credit (charges) for
  restatement of:
Current assets............  ThCh $  43,965   ThCh $    (2,003)  ThCh $    47,255
Property, plant and
  equipment...............         502,278          3,823,316          4,247,368
Other assets..............          87,453            213,752            142,558
Long-term liabilities.....              --                 --                (40)
Shareholders' equity,
  net.....................        (162,171)        (2,950,964)        (2,207,662)
Minority interest.........              (8)            27,159             (1,909)
                            --------------   ----------------   ----------------
Gain from restatement of
  assets and
  liabilities.............         471,517          1,111,260          2,227,570
Exchange differences,
  net.....................        (871,048)        (1,429,315)        (1,177,670)
Indexation, net...........         220,859          1,043,942         (1,978,007)
                            --------------   ----------------   ----------------
Net credit (charge) to
  income..................        (178,672)           725,887           (928,107)
Price-level restatement of
  income statement
  amounts.................          48,865            341,168           (135,132)
                            --------------   ----------------   ----------------
Balance of price-level
  restatement amount......  ThCh $(129,807)  ThCh $ 1,067,055   ThCh $(1,063,239)
                            ==============   ================   ================


                                     F-4-21

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 6--MARKETABLE SECURITIES

    Marketable securities correspond to short-term investments in shares and mutual funds valued according to Note 3f:


                                                         DECEMBER 31,
                                                -------------------------------
                                                    1998             1999
                                                    ----             ----
MUTUAL FUND UNITS
Fondo Mutuo Banchile..........................  ThCh $45,193    ThCh $   98,125
Fondo Mutuo Santiago..........................            --            476,308
Fondo Mutuo Santander Interes.................            --            314,589
Fondo Mutuo Bancredito Conveniencia...........        31,575             82,290
Fondo Mutuo Bancredito Competitivo............            --             20,480
Fondo Mutuo CorpBanca.........................            --             26,785
Fondo Mutuo Santander Rentamas................            --            257,325
                                                ------------    ---------------

Subtotal......................................        76,768          1,275,902
                                                ------------    ---------------

SHARES:
Chilectra S.A.................................            --             51,366
Cia. Electrica del Rio Maipo S.A..............            --              6,342
                                                ------------    ---------------

Subtotal......................................            --             57,708
                                                ------------    ---------------

Total.........................................  ThCh $76,768    ThCh $1,333,610
                                                ============    ===============


                                     F-4-22

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 7--TRADE ACCOUNTS RECEIVABLE

    This heading includes accounts receivable from clients and services rendered and not invoiced as follows:


                                                      DECEMBER 31,
                                           -----------------------------------
                                                 1998               1999
                                                 ----               ----
Clients for services.....................  ThCh $ 9,846,230   ThCh $19,082,093
Clients for services to be billed........         3,333,986         13,415,020
Clients for sales........................           161,195          6,687,913
Clients for Roaming......................           500,079            115,776
Clients for Roaming to be billed.........            99,194                 --
                                           ----------------   ----------------

Subtotal.................................        13,940,684         39,300,802

Estimate of uncollectible accounts
  (Note 24)..............................        (2,688,246)        (5,611,222)
                                           ----------------   ----------------

Total net................................  ThCh $11,252,438   ThCh $33,689,580
                                           ================   ================



       Estimate of uncollectible accounts amounts to ThCh$2,331,511 in 1997.


NOTE 8--NOTES RECEIVABLE

    Notes receivable are analyzed as follows:


                                                         DECEMBER 31,
                                               --------------------------------
                                                    1998             1999
                                                    ----             ----
Postdated checks.............................  ThCh $442,662    ThCh $  927,430
Protested checks and under litigation, net...        283,470            622,199
Other notes receivable.......................         84,890            193,851
                                               -------------    ---------------

Subtotal.....................................        811,022          1,743,480

Estimate of uncollectible notes..............        (66,730)            (6,144)
                                               -------------    ---------------

Total........................................  ThCh $744,292    ThCh $1,737,336
                                               =============    ===============



       Estimate of uncollectible notes amounts to ThCh$182,636 in 1997.


                                     F-4-23

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 9--OTHER RECEIVABLES

    The following items are included in this heading:


                                                       DECEMBER 31,
                                             ---------------------------------
                                                  1998              1999
                                                  ----              ----
Carrier contract receivables...............  ThCh $  171,784   ThCh $  197,573
Advance payments to suppliers..............          620,412         2,581,828
Employee and other accounts................          355,107            62,483
Other receivables..........................               --           212,220
                                             ---------------   ---------------

Total......................................  ThCh $1,147,303   ThCh $3,054,104
                                             ===============   ===============


NOTE 10-- ACCOUNTS RECEIVABLE FROM AND PAYABLE TO RELATED COMPANIES

(A) ACCOUNTS RECEIVABLE, SHORT-TERM

    The detail of outstanding balances is as follows:


                                                         DECEMBER 31,
                                               ---------------------------------
COMPANY                          RELATIONSHIP       1998              1999
-------                          ------------       ----              ----
Buenaventura S.A...............  Investee      ThCh $1,656,320   ThCh $       --
Motorola Inc...................  Shareholder             8,921             4,695
Entel Servicios Telefonicos
  S.A..........................  Indirect              639,706         4,745,552
Entel Phone S.A................  Indirect                   --           135,376
Red de Transacciones
  Electronicas S.A.............  Indirect                   --                70
                                               ---------------   ---------------

Total........................................  ThCh $2,304,947   ThCh $4,885,693
                                               ===============   ===============


    These balances correspond to expenses, services rendered and transfer of funds paid by Entel Telefonia Personal S.A.

                                     F-4-24

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 10-- ACCOUNTS RECEIVABLE FROM AND PAYABLE TO RELATED COMPANIES (CONTINUED)
(B) ACCOUNTS PAYABLE, SHORT-TERM

    These balances correspond to invoices payable for services, purchase of equipment and expenses reimbursement as follows:


                                                        DECEMBER 31,
                                            ------------------------------------
COMPANY                 RELATIONSHIP              1998               1999
-------                 ------------              ----               ----
Entel Chile S.A.......  Shareholder/Parent  ThCh $20,604,914   ThCh $105,155,846
Entelphone S.A........  Indirect                      25,964                  --
Satel S.A.............  Indirect                      10,896               1,307
                                            ----------------   -----------------

Total.....................................  ThCh $20,641,774   ThCh $105,157,153
                                            ================   =================



(C) ACCOUNTS PAYABLE, LONG-TERM


    Loans from the ultimate parent company are subject to indexation and interest based on market conditions, with an annual rate of 8.47%, and mature in the year 2001.


                                                        DECEMBER 31,
                                             -----------------------------------
COMPANY                  RELATIONSHIP              1998               1999
-------                  ------------              ----               ----
Entel Chile S.A........  Parent company      ThCh $42,024,960   ThCh $45,779,744
                                             ================   ================


    Current account balances with related companies are subject to indexation and market interest rates.

                                     F-4-25

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 10-- ACCOUNTS RECEIVABLE FROM AND PAYABLE TO RELATED COMPANIES (CONTINUED)
(D)  TRANSACTIONS WITH RELATED COMPANIES

    Significant transactions with related companies during 1998 and 1999 are as follows:


COMPANY                                               RELATIONSHIP
-------                                               ------------
Entel Chile S.A.....................................  Parent
Buenaventura S.A....................................  Investee
Entel PCS S.A.......................................  Subsidiary
Entelfonica S.A.....................................  Common Parent
Insta Beep Ltda.....................................  Subsidiary
Entel Movil S.A.....................................  Subsidiary
Entelphone S.A......................................  Common Parent
Satel S.A...........................................  Common Parent
Red de Transacciones Electronicas S.A...............  Common Parent



TRANSACTIONS                            1997               1998               1999
------------                            ----               ----               ----
ENTEL CHILE S.A.
Services received(2)............  ThCh $ 1,614,536   ThCh $ 5,423,456   ThCh $ 14,352,558
Services rendered(1)............           126,342            916,080             811,168
Loans received(3)...............         3,122,647         51,150,341         102,681,269
Expense reimbursement(3)........            23,668            347,104           1,951,666
Expense recovery(3).............                --                 --               9,406
Interest on loans received(2)...           134,540          5,676,710           8,471,810
Interest on loans provided(1)...             3,746             49,806               5,502
Capital contributions
  received(4)...................        44,374,532         37,055,870                  --
Loans provided(3)...............                --                 --           7,718,400
Payment of loans(3).............                --                 --           4,836,864
Loan collection(3)..............                --                 --          60,109,723
Transfer of equipment(3)........                --         26,060,730          53,766,482
Additions to fixed assets(3)....                --                 --          37,363,149


                                     F-4-26

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 10-- ACCOUNTS RECEIVABLE FROM AND PAYABLE TO RELATED COMPANIES (CONTINUED)


TRANSACTIONS                            1997               1998               1999
------------                            ----               ----               ----
ENTEL PCS S.A.
Capital contribution(4).........  ThCh $41,075,750   ThCh $89,245,602   ThCh $         --
Interest received(1)............                --          2,658,096                  --
Sale of accessories and
  equipment(3)..................                --          1,166,878                  --
Sale of property, plant and
  equipment(3)..................                --            181,661                  --
Expense reimbursement(3)........                --             39,710                  --
ENTELPHONE S.A.
Services rendered(1)............                --                 --             795,178
Services received(2)............                --                 --             344,650
SATEL S.A.
Services received(2)............                --                 --              15,487
RED DE TRANSACCIONES
  ELECTRONICAS S.A.
Services rendered(1)............                --                 --                 445
BUENAVENTURA S.A.
Rental of equipment(2)..........                --          2,345,636           2,092,101
Services received(2)............                --                 --           1,875,127
Loans granted(3)................         1,938,161                 --           1,667,645
ENTELFONICA S.A.
Services received(2)............                --            616,972             510,791
Services rendered(1)............           322,273          1,018,892           5,097,301
Purchase of accessories(3)......           341,170                 --             451,254
INSTA BEEP LTDA.
Interest paid(2)................                --             12,347                  --
ENTEL MOVIL S.A.
Interest paid(1)................                --              3,418                  --


---------------------

(1) Affected income of the Company.

(2) Affected expenses of the Company.

(3) No effects on income.

(4) Affected equity of the Company.

                                     F-4-27

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 11--INVENTORIES

    Inventories correspond, mainly, to digital and analogical telephones and accessories. The detail is as follows:


                                                      DECEMBER 31,
                                           -----------------------------------
                                                 1998               1999
                                                 ----               ----
Digital telephones.......................  ThCh $12,854,915   ThCh $ 9,170,696
Analog telephones........................           928,675             48,542
Accessories..............................         1,436,536          2,065,153
Other....................................            62,193             86,310
                                           ----------------   ----------------
Subtotal.................................        15,282,319         11,370,701

Obsolescence allowance...................          (319,157)                --
                                           ----------------   ----------------
Total....................................  ThCh $14,963,162   ThCh $11,370,701
                                           ================   ================



    Obsolescence allowance amounts to ThCh$192,073 in 1997.


NOTE 12--RECOVERABLE TAXES

    This heading includes the tax credit for value-added tax that arises basically from equipment purchases for the digital network of the subsidiary Entel PCS S.A.

NOTE 13--OTHER CURRENT ASSETS

    Other current assets comprise the following:


                                                       DECEMBER 31,
                                            ----------------------------------
                                                 1998               1999
                                                 ----               ----
Deferred commission expenses..............  ThCh $2,367,263   ThCh $ 2,337,441
Subscriber acquisition costs..............               --         16,843,300
                                            ---------------   ----------------
Total.....................................  ThCh $2,367,263   ThCh $19,180,741
                                            ===============   ================


                                     F-4-28

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 14.  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are valued as described in Note 3i, and the detail is as follows:


                                                     DECEMBER 31,
                                         -------------------------------------
                                               1998                1999
                                               ----                ----
Land...................................  ThCh $  1,481,087   ThCh $  1,736,289
                                         -----------------   -----------------
Buildings and infrastructure
  (including construction in
  progress)............................         33,349,555          94,526,497
                                         -----------------   -----------------

Machinery and equipment:
  Telecommunications equipment.........         83,729,962          79,073,157
  Obsolescence allowance (Note 24).....                 --          (2,342,974)
                                         -----------------   -----------------
Machinery and equipment, net...........         83,729,962          76,730,183
                                         -----------------   -----------------

Other:
  Cellular telephones(1)...............         18,856,987          37,851,698
  Office furniture and equipment.......          2,662,187           1,984,614
  Installations........................          1,547,199           1,049,568
  Leased buildings.....................            696,982             696,982
  Leased office equipment..............            545,433             326,230
  Leased machinery and equipmnent......          5,425,534           5,151,190
  Transportation equipment.............            300,285             246,026
  Instruments and tools................             16,215              14,978
  Other................................          4,481,233           4,343,032
                                         -----------------   -----------------
                                                34,532,055          51,664,318
Obsolescence allowance (Note 24).......                 --            (430,787)
                                         -----------------   -----------------
Other, net.............................         34,532,055          51,233,531
                                         -----------------   -----------------
Subtotal...............................        153,092,659         224,226,500
Less: accumulated depreciation.........        (12,667,564)        (27,640,333)
                                         -----------------   -----------------
Total fixed assets, net................  ThCh $140,425,095   ThCh $196,586,167
                                         =================   =================


---------------------

(1) The Company has fixed term service contracts with clients who have received telephone equipment under loan and restitution contracts, that are amortized as described in Note 3i.

                                     F-4-29

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 14.  PROPERTY, PLANT AND EQUIPMENT (CONTINUED)

    Depreciation included in Selling and administrative expenses totals ThCh$751,804 in 1997, ThCh$1,199,929 in 1998 and ThCh$2,137,922 in 1999. In
addition, ThCh$636,744, ThCh$7,999,079 and ThCh$16,668,977 are included in Operating Costs of each year for depreciation of assets related to cell infrastructure.


    Leased assets are not legally owned by the Company until the purchase option is exercised, and, as a result, such property cannot be sold.

NOTE 15.  INVESTMENTS IN RELATED COMPANIES

    Equity investments in companies at December 31 of each year are as follows:

(A)  INVESTMENTS


                                                                  VARIATIONS IN 1999
                                                    -----------------------------------------------
                                        1998                            EQUITY
                                   --------------   -----------------------------------------------
                                        NET            INCREASE           IN              NET
                       OWNERSHIP     INVESTMENT        DECREASE        EARNINGS        INVESTMENT
                       ---------     ----------        --------        --------        ----------
                           %
Entel Movil S.A.(*)..    99.92%    ThCh $     --    ThCh $      --   ThCh $    --    ThCh $     --
Entel PCS S.A.(*)....    99.90%               --                --             --               --
Buenaventura S.A.....    50.00%          883,229          (896,297)        13,068               --
                                   -------------    --------------   ------------    -------------
Total................              ThCh $883,229    ThCh $(896,297)  ThCh $13,068    ThCh $     --
                                   =============    ==============   ============    =============


---------------------


    Equity in earnings of related companies amounts to ThCh$5,201, ThCh$11,334, and ThCh$13,068 for 1997, 1998 and 1999, respectively.


                                     F-4-30

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 15.  INVESTMENTS IN RELATED COMPANIES (CONTINUED)
(B)  GOODWILL


                                                      1997
                       -------------------------------------------------------------------
                          STARTING                                            YEAR END
                          BALANCE          INCREASE        AMORTIZATION        BALANCE
                          -------          --------        ------------        -------
Empresa de
  Radiocomunicaciones
  Insta Beep Ltda....  ThCh $ 315,123   ThCh $       --   ThCh $ (37,441)  ThCh $  277,682
Entel Movil
  S.A.(*)............              --         2,679,145               --         2,679,145
Entel PCS S.A.(*)....              --            11,708               --            11,708
                       --------------   ---------------   --------------   ---------------
Total................  ThCh $ 315,123   ThCh $2,690,853   ThCh $ (37,441)  ThCh $2,968,535
                       ==============   ===============   ==============   ===============

                                     1998                               1999
                       --------------------------------   --------------------------------
                                           YEAR END                           YEAR END
                        AMORTIZATION        BALANCE        AMORTIZATION        BALANCE
                        ------------        -------        ------------        -------
Empresa de
  Radiocomunicaciones
  Insta Beep Ltda....  ThCh $ (37,439)  ThCh $  240,243   ThCh $(240,243)  ThCh $       --
Entel Movil
  S.A.(*)............        (133,958)        2,545,187         (127,792)        2,417,395
Entel PCS S.A.(*)....            (586)           11,122             (557)           10,565
                       --------------   ---------------   --------------   ---------------
Total................  ThCh $(171,983)  ThCh $2,796,552   ThCh $(368,592)  ThCh $2,427,960
                       ==============   ===============   ==============   ===============


---------------------

(*) Companies that until February 28, 1998 were in the development stage. Since
    1998 they are included in the consolidation.

                                     F-4-31

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 16--CURRENT LIABILITIES AND LONG-TERM LIABILITIES

    The detail of creditors, indexation terms and interest on liabilities are detailed below. Amounts included in the balance sheets are as follows:


                                                      DECEMBER 31,
                       --------------------------------------------------------------------------
                                      1998                                   1999
                       -----------------------------------   ------------------------------------
                          SHORT-TERM         LONG-TERM          SHORT-TERM          LONG-TERM
                          ----------         ---------          ----------          ---------
Due to banks and
  financial
  institutions:
  Short-term (a).....  ThCh $ 5,672,045   ThCh $        --   ThCh $     60,712   ThCh $        --
  Long-term (b)......                --          4,521,280                  --          1,356,979
  Current
    portion (b)......         2,062,287                 --           2,792,291                 --

Notes payable and
  other liabilities:
  Current
    portion (c)......         1,357,970                 --           4,105,264                 --
  Long-term (c)......                --          5,918,100                  --          3,245,061
Due to related
  companies--
  long-term (c)......                --         42,024,960                  --         45,779,744
Other short-term
  liabilities (d)....        44,254,794                 --         133,249,448                 --
                       ----------------   ----------------   -----------------   ----------------
Totals...............  ThCh $53,347,096   ThCh $52,464,340   ThCh $140,207,715   ThCh $50,381,784
                       ================   ================   =================   ================


                                     F-4-32

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 16--CURRENT LIABILITIES AND LONG-TERM LIABILITIES (CONTINUED)
(A)  SHORT-TERM LIABILITIES WITH BANKS AND FINANCIAL INSTITUTIONS


                                                            TYPE OF CURRENCY
                        ----------------------------------------------------------------------------------------
                                                                         NON-INDEXED
                               US $           UNIDADES DE FOMENTO       CHILEAN PESOS              TOTAL
                        -------------------   --------------------   --------------------   --------------------
BANK                      1998       1999       1998        1999       1998        1999       1998        1999
----                      ----       ----       ----        ----       ----        ----       ----        ----
                         THCH $     THCH $     THCH $      THCH $     THCH $      THCH $     THCH $      THCH $
Banco Boston..........       --         --      364,725        --           --        --      364,725        --
Banco Santander.......       --         --      178,545        --      147,896        --      326,441        --
Banco Bice............       --         --      291,464        --       93,304        --      384,768        --
Banco Credito
  e Inversiones.......       --         --      380,110        --      621,284    52,491    1,001,394    52,491
Banco Santiago........       --         --    1,593,272        --           --        --    1,593,272        --
Banco del Estado......       --         --           --        --           --     8,221           --     8,221
Banco Sud Americano...       --         --      216,280        --    1,273,794        --    1,490,074        --
Rep Nat. Bank N.Y.....       --         --      511,371        --           --        --      511,371        --
                         ------     ------    ---------   -------    ---------    ------    ---------    ------
Total.................       --         --    3,535,767        --    2,136,278    60,712    5,672,045    60,712
                         ======     ======    =========   =======    =========    ======    =========    ======
Outstanding
  principal...........       --         --    3,418,641        --    2,122,012    60,712    5,540,653    60,712
                         ======     ======    =========   =======    =========    ======    =========    ======
* Average annual
  interest rate (%)...                           11.68%                  1.14%
                         ======     ======    =========   =======    =========    ======    =========    ======

                                                           1998        1999
                                                          -------    ---------
Percentage of liabilities in foreign currency..........     0.00%        0.00%
Percentage of liabilities in local currency............   100.00%      100.00%
                                                          -------    ---------
Total..................................................   100.00%      100.00%
                                                          =======    =========


---------------------

*   Weighted by balance of principal

                                     F-4-33

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 16--CURRENT LIABILITIES AND LONG-TERM LIABILITIES (CONTINUED)

(B) LONG-TERM LIABILITIES WITH BANKS AND FINANCIAL INSTITUTIONS (INCLUDING CURRENT INSTALLMENTS):

                                                   1998                                      1999
                                          ----------------------   ---------------------------------------------------------
                                                                                                                    AVERAGE
                                                                                  YEARS TO MATURITY                  ANNUAL
                            CURRENCY OR   SHORT-TERM   LONG-TERM   SHORT-TERM   ---------------------   TOTAL AT    INTEREST
BANK                        INDEXATION     PORTION      PORTION     PORTION      1 TO 2      2 TO 3     YEAR END      RATE
----                        ----------     -------      -------     -------      ------      ------     --------      ----
                                            THCH $      THCH $       THCH $      THCH $      THCH $      THCH $        %
Banco Santander...........      US $      1,292,881    3,751,873   2,792,291    1,356,979          --   4,149,270     6.70
Banco Santiago............        UF        769,406      769,407          --           --          --          --
                                          ---------    ---------   ---------    ---------   ---------   ---------
Total.....................                2,062,287    4,521,280   2,792,291    1,356,979          --   4,149,270
                                          =========    =========   =========    =========   =========   =========
                                                                     1998         1999
                                                                   ---------    ---------
Percentage of liabilities in foreign currency...................      76.63%      100.00%
Percentage of liabilities in local currency.....................      23.37%        0.00%
                                                                   ---------    ---------
                                                                     100.00%      100.00%
                                                                   =========    =========

                               1999
                            -----------

                            OUTSTANDING
BANK                         PRINCIPAL
----                         ---------
                              THCH $
Banco Santander...........   4,070,938
Banco Santiago............          --
                             ---------
Total.....................   4,070,938
                             =========
Percentage of liabilities
Percentage of liabilities


                                     F-4-34

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 16--CURRENT LIABILITIES AND LONG-TERM LIABILITIES (CONTINUED)

(C)  NOTES PAYABLE AND OTHER LONG-TERM LIABILITIES (INCLUDING SHORT-TERM
PORTION)

                                             1998                                        1999
                                    -----------------------   -----------------------------------------------------------

                                                                                         YEARS TO MATURITY
                      CURRENCY OR   SHORT-TERM   LONG-TERM    SHORT-TERM   ----------------------------------------------
ENTITY                INDEXATION     PORTION      PORTION      PORTION       1 TO 2      2 TO 3      3 TO 4      4 TO 5
------                ----------     -------      -------      -------       ------      ------      ------      ------
                                      THCH $       THCH $       THCH $       THCH $      THCH $      THCH $      THCH $
O'Higgins Leasing....
                           UF          45,715            --          --            --          --          --          --
Euroamerica
  Leasing............      UF          27,736       276,521      30,308        33,116      36,185      39,539     137,372
Security Leasing.....      UF          21,455       137,503      23,254        25,207      27,322      29,615      32,100
Leasing Andino.......      UF         104,898       125,450     115,331        10,116          --          --          --
Xerox................      UF          11,185            --          --            --          --          --          --
IBM Leasing..........     US$       1,146,981     3,529,050   1,355,046     1,463,813   1,040,584          --          --
Long-term notes
  payable............     US$              --            --   2,581,325       368,051          --          --          --
Customs duties.......     US$              --     1,849,576          --            --          --          --          --
Other................     $                --            --          --         2,041          --          --          --
                                    ---------    ----------   ---------    ----------   ---------   ---------   ---------
Sub-total............               1,357,970     5,918,100   4,105,264     1,902,344   1,104,091      69,154     169,472
                                    ---------    ----------   ---------    ----------   ---------   ---------   ---------
Accounts payable to
  related
  companies..........      UF              --    42,024,960          --    45,779,744          --          --          --
                                    ---------    ----------   ---------    ----------   ---------   ---------   ---------
Total................               1,357,970    47,943,060   4,105,264    47,682,088   1,104,091      69,154     169,472
                                    =========    ==========   =========    ==========   =========   =========   =========

                                       1999
                       ------------------------------------
                                    AVERAGE
                                     ANNUAL
                                    INTEREST   OUTSTANDING
ENTITY                  TOTAL AT      RATE     PRINCIPAL AT
------                  --------      ----     ------------
                         THCH $        %          THCH $
O'Higgins Leasing....
                               --                       --
Euroamerica
  Leasing............     276,520     8.90         276,520
Security Leasing.....     137,498     9.14         137,498
Leasing Andino.......     125,447     9.40         125,447
Xerox................          --       --              --
IBM Leasing..........   3,859,443     8.15       3,859,443
Long-term notes
  payable............   2,949,376                2,949,376
Customs duties.......          --                       --
Other................       2,041                    2,041
                       ----------               ----------
Sub-total............   7,350,325                7,350,325
                       ----------               ----------
Accounts payable to
  related
  companies..........  45,779,744     8.47      40,024,263
                       ----------               ----------
Total................  53,130,069               49,374,588
                       ==========               ==========


                                     F-4-35

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 16--CURRENT LIABILITIES AND LONG-TERM LIABILITIES (CONTINUED)

                                                              1998         1999
                                                            ---------   ----------
Percentage of liabilities in foreign
  currency:..............................................      64.27%       12.82%
Percentage of liabilities in local
  currency:..............................................      35.73%       87.18%
                                                            ---------   ----------
                                                              100.00%      100.00%
                                                            =========   ==========

Percentage of liabili
  currency:..........
Percentage of liabili
  currency:..........


                                     F-4-36

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 16--CURRENT LIABILITIES AND LONG-TERM LIABILITIES (CONTINUED)

(D) CURRENT LIABILITIES (EXCLUDING LIABILITIES WITH BANKS AND FINANCIAL INSTITUTIONS)


                                                     TYPE OF CURRENCY
                        ---------------------------------------------------------------------------
                                                                                  NON-INDEXED
                                 US $              UNIDADES DE FOMENTO           CHILEAN PESOS                 TOTAL
                        ----------------------   ------------------------   -----------------------   ------------------------
ITEM                       1998        1999         1998         1999          1998         1999         1998         1999
----                       ----        ----         ----         ----          ----         ----         ----         ----
                          THCH $      THCH $       THCH $       THCH $        THCH $       THCH $       THCH $       THCH $
Short-term notes and
  accounts payable....  11,648,865   3,554,008           --            --           --           --   11,648,865     3,554,008
Accounts payable......          --   1,708,553           --            --   11,058,754   16,947,218   11,058,754    18,655,771
Notes and accounts
  payable to related
  companies...........          --          --           --   105,157,153   20,641,774           --   20,641,774   105,157,153
Accruals..............          --          --           --            --      561,214      974,826      561,214       974,826
Withholdings..........          --          --           --            --      344,187      392,439      344,187       392,439
Other current
  liabilities.........          --          --           --            --           --      463,201           --       463,201
Income taxes..........          --          --           --            --           --    4,052,050           --     4,052,050
                        ----------   ---------   ----------   -----------   ----------   ----------   ----------   -----------
Total.................  11,648,865   5,262,561                105,157,153   32,605,929   22,829,734   44,254,794   133,249,448
                        ==========   =========   ==========   ===========   ==========   ==========   ==========   ===========
Outstanding
  principal...........  11,648,865   5,262,561                105,157,153   32,605,929   22,829,734   44,254,794   133,249,448
                        ==========   =========   ==========   ===========   ==========   ==========   ==========   ===========
Average annual
  interest rate (%)...                                                                        8.15%
                        ==========   =========   ==========   ===========   ==========   ==========   ==========   ===========

                                                                 1998          1999
                                                              -----------   ----------
Percentage of liabilities in foreign currency..............        26.32%        3.90%
Percentage of liabilities in local currency................        73.68%       96.10%
                                                              -----------   ----------
                                                                  100.00%      100.00%
                                                              ===========   ==========


                                     F-4-37

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 17--ACCOUNTS PAYABLE

   The detail of accounts payable is as follows:


                                                                 DECEMBER 31,
                                                      -----------------------------------
                                                            1998               1999
                                                            ----               ----
Domestic suppliers..................................  ThCh $ 8,352,415   ThCh $16,749,184
Foreign suppliers...................................         2,028,680          1,708,553
Other accounts payable..............................           677,659            198,034
                                                      ----------------   ----------------
Total...............................................  ThCh $11,058,754   ThCh $18,655,771
                                                      ================   ================


                                     F-4-38

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 18--ACCRUED EXPENSES, ALLOWANCES AND WRITE-OFFS

    Accrued expenses at each year end are as follows:


                                         DECEMBER 31,
                                -------------------------------
                                     1998             1999
                                     ----             ----
Vacations.....................  ThCh $335,852    ThCh $655,798
Contractual obligations with
  employees...................        225,362          307,825
Others........................             --           11,203
                                -------------    -------------
Total accruals................  ThCh $561,214    ThCh $974,826
                                =============    =============


    There are allowances for uncollectible accounts that have been deducted from the following accounts:


                                       DECEMBER 31,
                             ---------------------------------
                                  1998              1999
                                  ----              ----
Trade accounts
  receivable...............  ThCh $2,688,246   ThCh $5,611,222
Notes receivable...........           66,730             6,144
                             ---------------   ---------------
Total allowances...........  ThCh $2,754,976   ThCh $5,617,366
                             ===============   ===============



    During each year, there were write-offs of clients for ThCh$976,941 in 1997, ThCh$1,605,850 in 1998 and ThCh$1,188,695 in 1999.


                                     F-4-39

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT


          CHILEAN PESOS (THCH $) OF JUNE 30, 2000 EXCEPT AS INDICATED)


NOTE 19.  STOCKHOLDERS' EQUITY

    During 1997, 1998 and 1999, these accounts show the following movements:


                                                      ADDITIONAL PAID-IN   ACCUMULATED DEFICIT
                                   PAID-IN CAPITAL         CAPITAL         IN DEVELOPMENT STAGE
                                   ---------------         -------         --------------------
Balances, December 31, 1996.....  ThCh $ 12,021,497    ThCh $     5,994      ThCh $(1,134,536)
Transfers.......................                 --                  --                    --
Capital increase................         48,059,157             923,603                    --
Price-level restatement.........            757,354                 378               (71,476)
Deficit of development stage
  subsidiaries..................                 --                  --               (98,627)
Loss for the year...............                 --                  --                    --
                                  -----------------    ----------------      ----------------
Balances, December 31, 1997.....  ThCh $ 60,838,008    ThCh $   929,975      ThCh $(1,304,639)
                                  =================    ================      ================
Balances, December 31, 1997
  price-level restated at
  June 30, 2000.................  ThCh $ 66,666,339    ThCh $ 1,019,067      ThCh $(1,429,624)
                                  =================    ================      ================
Balances, December 31, 1997.....  ThCh $ 60,838,008    ThCh $   929,975      ThCh $(1,304,639)
Transfers.......................                 --                  --                    --
Capital increase................         47,437,438                  --                    --
Price-level restatement.........          3,280,159              39,989               (77,591)
Deficit of development stage
  subsidiaries..................                 --                  --              (632,073)
Loss for the year...............                 --                  --                    --
                                  -----------------    ----------------      ----------------
Balances, December 31, 1998.....  ThCh $111,555,605    ThCh $   969,964      ThCh $(2,014,303)
                                  =================    ================      ================
Balances, December 31, 1998
  price-level restated at
  June 30, 2000.................  ThCh $117,202,996    ThCh $ 1,019,067      ThCh $(2,116,275)
                                  =================    ================      ================
Balances, December 31, 1998.....  ThCh $111,555,605    ThCh $   969,964      ThCh $(2,014,303)
Transfers.......................                 --                  --                    --
Price-level restatement.........          2,900,446              25,219               (52,372)
Income for the year.............                 --                  --                    --
                                  -----------------    ----------------      ----------------
Balances, December 31, 1999.....  ThCh $114,456,051    ThCh $   995,183      ThCh $(2,066,675)
Restated at June 30, 2000.......  ThCh $117,202,996    ThCh $ 1,019,067      ThCh $(2,116,275)
                                  =================    ================      ================


                                     F-4-40

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT


          CHILEAN PESOS (THCH $) OF JUNE 30, 2000 EXCEPT AS INDICATED)


NOTE 19.  STOCKHOLDERS' EQUITY (CONTINUED)


                                                      INCOME (LOSS)
                                ACCUMULATED LOSS      FOR THE YEAR            TOTAL
                                ----------------      ------------            -----
Balances, December 31, 1996...  ThCh $ (5,722,939)  ThCh $ (2,820,921)  ThCh $  2,349,095
Transfers.....................         (2,820,921)          2,820,921                  --
Capital increase..............                 --                  --          48,982,760
Price-level restatement.......           (538,263)                 --             147,993
Deficit of development stage
  subsidiaries................                 --                  --             (98,627)
Loss for the year.............                 --          (1,005,887)         (1,005,887)
                                -----------------   -----------------   -----------------
Balances, December 31, 1997...  ThCh $ (9,082,123)  ThCh $ (1,005,887)  ThCh $ 50,375,334
                                =================   =================   =================
Balances, December 31, 1997
  price-level restated at
  June 30, 2000...............  ThCh $ (9,952,198)  ThCh $ (1,102,252)  ThCh $ 55,301,332
                                =================   =================   =================
Balances, December 31, 1997...  ThCh $ (9,082,123)  ThCh $ (1,005,887)  ThCh $ 50,375,334
Transfers.....................         (1,005,887)          1,005,887                  --
Capital increase..............                 --                  --          47,437,438
Price-level restatement.......           (433,784)                 --           2,808,773
Deficit of development stage
  subsidiaries................                 --                  --            (632,073)
Loss for the year.............                 --         (17,069,471)        (17,069,471)
                                -----------------   -----------------   -----------------
Balances, December 31, 1998...  ThCh $(10,521,794)  ThCh $(17,069,471)  ThCh $ 82,920,001
                                =================   =================   =================
Balances, December 31, 1998
  price-level restated at
  June 30, 2000...............  ThCh $(11,054,450)  ThCh $(17,933,596)  ThCh $ 87,117,742
                                =================   =================   =================
Balances, December 31, 1998...  ThCh $(10,521,794)  ThCh $(17,069,471)  ThCh $ 82,920,001
Transfers.....................        (17,069,471)         17,069,471                  --
Price-level restatement.......           (717,373)                 --           2,155,920
Income for the year...........                 --          20,627,938          20,627,938
                                -----------------   -----------------   -----------------
Balances, December 31, 1999...  ThCh $(28,308,638)  ThCh $ 20,627,938   ThCh $105,703,859
                                =================   =================   =================
Restated at June 30, 2000.....  ThCh$ (28,988,045)  ThCh$  21,123,009   ThCh$ 108,240,752


                                     F-4-41

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 19.  STOCKHOLDERS' EQUITY (CONTINUED)

    In accordance with article 10 of Law No. 18.046, the amount corresponding to price-level restatement of capital has been included in paid-in capital.

PAID-IN CAPITAL

    On August 14, 1996, Motorola Inc. sold 2,420 shares of the Company to Entel S.A. As a result of this sale, Entel S.A. directly, and through its subsidiary Entel Inversiones S.A., became the majority shareholder, with 6,987 shares representing a 51% interest. Motorola reduced its number of shares to 6,714, with which its interest was reduced to 49%.

    On December 19, 1996, at the Special Shareholders' Meeting, the shareholders agreed to increase the Company's capital by ThCh$4,227,600, with the issuance of 2,740 shares. At the same meeting, Entel Inversiones S.A. and Motorola, Inc. renounced their preemptive rights, which resulted in Entel S.A., directly and through its subsidiary Entel Inversiones S.A., controlling 9,727 shares in the Company, representing a 59.16% interest. Motorola, Inc. retained 6,714 shares, with which its interest was reduced to 40.84%.

    At the Special Shareholders' Meeting held on October 14, 1997, the shareholders agreed to increase the Company's capital by ThCh$48,059,157 with the issuance of 31,789 shares, of which Entel S.A. subscribed 26,445 and Motorola the remaining 5,344. This capital increase was used in acquiring a 99.92% interest in Entel Movil S.A. and a 99.90% interest in Entel PCS Telecomunicaciones S.A.

    At the Special Shareholders' Meeting held on September 10, 1998, the shareholders agreed to increase the Company's capital by ThCh$47,437,438 with the issuance of 37,041 shares, of which Entel S.A. subscribed 27,781 and Motorola the remaining 9,260.


    The paid-in capital at December 31, 1999 is ThCh$117,202,996 represented by 85,272 no-par value shares


                                     F-4-42

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 19.  STOCKHOLDERS' EQUITY (CONTINUED)
    A detail of shareholders at December 31, of each year, is as follows:

                                                    OWNERSHIP
                                               AS OF DECEMBER 31,
                                               ------------------
                                               1998           1999
SHAREHOLDER                                     %              %
-----------                                     -              -
Motorola International Development Co......    25.00          25.00
Entel S.A..................................    69.64          69.64
Entel Inversiones S.A......................     5.36           5.36
                                              ------         ------
Total......................................   100.00         100.00
                                              ======         ======

NOTE 20.  INCOME TAX AND DEFERRED TAXES


    In 1999, the Company and its subsidiary Entel Telefonia Movil S.A. provided for first category income tax for ThCh$4,001,051 and ThCh$50,999, respectively, as follows:



                                                      THCH $
                                                      ------
First category income tax.........................  (5,869,010)
Effect of tax loss carryforward from prior
  years...........................................   1,816,960
                                                    ----------
Income tax payable................................  (4,052,050)
                                                    ==========


    In 1999, the subsidiaries Entel PSC Telecomunicaciones S.A. and Empresa de Radiocomunicaciones Insta Beep Limitada, did not accrue income tax as they incurred tax losses.

    In 1997 and 1998, the Company and its subsidiaries did not accrue first category income tax as they incurred tax losses.

DEFERRED TAXES AND FUTURE ACCOUNTING CHANGES

    Circular No. 1.450 of the Superintendency requires the reporting of deferred taxes arising from temporary differences, tax losses, and other events that create differences between the accounting and tax bases of assets and liabilities as stated in Technical Bulletin No. 60 of the Colegio de Contadores de Chile A.G., for information purposes only.

    The Company should account for deferred taxes according to Technical Bulletin No. 60 starting January 1, 2000. Such regulations are applicable only for temporary

                                     F-4-43

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 20. INCOME TAX AND DEFERRED TAXES (CONTINUED) differences and other events that create differences between the accounting and tax bases of assets and liabilities that arise after that date. Accordingly, the current financial statements present the information related to deferred taxes only in an explanatory note, as if the initial application had been effective on January 1, 1999.

    If this accounting change had been applied from January 1, 1999, the Company would have recorded deferred taxes as follows:

    At December 31, 1999, the detail of accumulated balances for deferred taxes, excluding accumulated balances at January 1, 1999, would have been as follows:


                                DEFERRED ASSETS                  DEFERRED LIABILITIES
                       ---------------------------------   ---------------------------------
                           SHORT-             LONG-            SHORT-             LONG-
                            TERM              TERM              TERM              TERM
                            ----              ----              ----              ----
Allowance for
  uncollectible
  accounts...........  ThCh $  427,565   ThCh $       --   ThCh $       --   ThCh $       --
Leased assets........               --            87,256                --                --
Inventory
  provision..........               --                --            47,874                --
Capital leases.......               --                --                --           147,281
Allowance for
  obsolescence of
  plant and
  equipment..........          416,066                --                --                --
Miscellaneous
  accruals...........          271,360                --                --                --
Capitalized
  expenses...........               --                --         2,521,899                --
Depreciation of
  property, plant and
  equipment..........               --                --                --         1,072,562
Accrued vacation.....           50,531                --                --                --
Tax loss
  carryforward.......               --         2,345,937                --                --
                       ---------------   ---------------   ---------------   ---------------

Total................  ThCh $1,165,522   ThCh $2,433,193   ThCh $2,569,773   ThCh $1,219,843
                       ===============   ===============   ===============   ===============


                                     F-4-44

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 20.  INCOME TAX AND DEFERRED TAXES (CONTINUED)

    Accumulated balances at the beginning of the year of asset and liability accounts for deferred taxes and their respective complementary accounts and the amortized amount of the latter, are as follows:



                                                               DEFERRED ASSETS
                                                       --------------------------------
                                                           SHORT-            LONG-
                                                            TERM             TERM
                                                            ----             ----
Allowance for uncollectible accounts.................  ThCh $388,242    ThCh $       --
  Complementary liabilities..........................       (388,242)                --
Capitalized expenses.................................             --                 --
  Complementary assets...............................             --                 --
Tax loss.............................................             --          5,374,931
  Complementary liabilities..........................             --         (5,374,931)
Leased assets........................................             --                 --
  Complementary assets...............................             --                 --
Capital leases.......................................             --            807,117
  Complementary liabilities..........................             --           (807,117)
Depreciation of property, plant and equipment........             --                 --
  Complementary assets...............................             --                 --
Miscellaneous accruals...............................         47,874                 --
  Complementary liabilities..........................        (47,874)                --
Accrued vacations....................................         47,838                 --
  Complementary liabilities..........................        (47,838)                --
                                                       -------------    ---------------
Totals...............................................  ThCh $     --    ThCh $       --
                                                       =============    ===============


                                     F-4-45

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 20.  INCOME TAX AND DEFERRED TAXES (CONTINUED)


                                           DEFERRED LIABILITIES         ESTIMATED   WEIGHTED
                                     --------------------------------   REVERSAL     AVERAGE
                                         SHORT-            LONG-        PERIOD IN   PERIOD OF
                                          TERM             TERM           YEARS     REVERSAL
                                          ----             ----           -----     --------
Allowance for uncollectible
  accounts.........................  ThCh $     --    ThCh $       --
  Complementary liabilities........             --                 --       2          1.41
Capitalized expenses...............        355,089                 --
  Complementary assets.............       (355,089)                --       1             1
Tax loss...........................             --                 --
  Complementary liabilities........             --                 --      10          6.56
Leased assets......................             --            894,293
  Complementary assets.............             --           (894,293)     92         19.12
Capital leases.....................             --                 --
  Complementary liabilities........             --                 --       4          6.56
Depreciation of property, plant and
  equipment........................             --          1,162,023
  Complementary assets.............             --         (1,162,023)     20         19.12
Miscellaneous accruals.............             --                 --
  Complementary liabilities........             --                 --       1          1.41
Accrued vacations..................             --                 --
  Complementary liabilities........             --                 --       1          1.41
                                     -------------    ---------------      --         -----
Totals.............................  ThCh $     --    ThCh $       --
                                     =============    ===============      ==         =====


                                     F-4-46

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 20.  INCOME TAX AND DEFERRED TAXES (CONTINUED)
    The income tax expense, after recording deferred tax, following Circular 1450, would be as follows:


                                                            THCH $
                                                            ------
Current tax expense:
  Income tax............................................  (4,052,050)
Deferred taxes:
  Effect of assets and liabilities arising from the
    year's deferred taxes...............................    (190,901)
  Effect of amortization of deferred asset and liability
    complementary accounts..............................   2,049,827
                                                          ----------

Total net charge to income..............................  (2,193,124)
                                                          ==========


NOTE 21--LIABILITIES IN FOREIGN CURRENCY

    Liabilities in foreign currency are as follows:


                                                    DECEMBER 31,
                       -----------------------------------------------------------------------
                                      1998                                 1999
                                      ----                                 ----
Liabilities with
  banks and financial
  institutions.......  ThUS $10,164.21   ThCh $ 5,044,754   ThUS $ 7,644.31   ThCh $ 4,149,271
Accounts and other
  payable............        40,705.48         20,203,153         22,239.44         12,071,380
                       ---------------   ----------------   ---------------   ----------------

Total................  ThUS $50,869.69   ThCh $25,247,907   ThUS $29,883.75   ThCh $16,220,651
                       ===============   ================   ===============   ================



    At December 31, 1999, the Company has forward exchange hedging contracts for a total amount of US$25,000,000, which it has committed to purchase for UF 910,181. The comparison of the corresponding current value using the spot rates for obligations and rights arising from those contracts, results in a negative balance of ThCh$463,201, which is presented in "Other current liabilities". The results are included in non-operating income in price-level restatement.


                                     F-4-47

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 22--SHARE TRANSACTIONS

    During 1998 and 1999, purchase and sales of shares of the Company by major stockholders are as follows:

                                                              NUMBER OF SHARES
                                                  -----------------------------------------
                                                         SALES               PURCHASES
                                                  -------------------   -------------------
                                                    1998       1999       1998       1999
                                                    ----       ----       ----       ----
Entel S.A. (majority shareholder)...............       --         --     27,781         --
Motorola, Inc. (shareholder)....................       --         --      9,260         --

NOTE 23--YEAR 2000 ISSUE


    Expenses incurred in connection to the year 2000 issue, correspond to advisory services and others, for ThCh$4,445 in 1998 and ThCh$14,169 in 1999.


    There are no contingencies or write-offs that could have resulted from problems related to the year 2000.

                                     F-4-48

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 24--OTHER NON-OPERATING INCOME


    This heading includes an amount of ThCh$35,254,562 in 1999 corresponding to the sale of licenses explained in Note 2, which has been arrived at after creating provisions and writing off assets, that the Company estimates will be obsolete or unusable in future operations. The detail of the proceeds from the sale, price-level restated, as well as provisions and write-offs are as follows:



                                                     THCH $
                                                     ------
Sale of licenses.................................  44,781,480
Less provisions and related expenses:

  - Write-off of inventories, property, plant and
    equipment and intangibles....................    (920,771)
  - Allowance for uncollectible accounts.........    (850,370)
  - Accrual for loss of assets in Buenaventura
    S.A. and others..............................  (1,825,350)
  - Early termination of contracts with
    suppliers....................................  (1,229,503)
  - Early termination of contracts with clients
    and migration expenses.......................  (1,667,695)
  - Allowance for obsolescence of property, plant
    and equipment................................  (2,798,726)
  - Others.......................................    (234,503)
                                                   ----------

Net gain.........................................  35,254,562
                                                   ==========



    In addition in 1999, this heading includes other proceeds from sale of a trunking license for ThCh$374,742 and others for ThCh$1,472,605.


NOTE 25--COMMITMENTS AND CONTINGENCIES


    The Company guarantees 50% of loans granted to Buenaventura S.A. for lease contracts amounting to ThCh$233,227 at December 31, 1999; thus, the Company's guarantee amounts to ThCh$116,614.


    The subsidiary Entel PCS Telecommunicaciones S.A., holds a license to render mobile digital telephony public services under a temporary authorization under Resolutions No. 1375 and 95 of October 1, 1999 and January 20, 2000, both of the Minister of Transport and Telecommunications, which will be final once the authorities issue the license modification decrees.

                                     F-4-49

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 25--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The license itself and reception of the installations by the Undersecretary of Telecommunications do not present risk contingencies on the ownership of, or the authorization to use, the license. Also, there are no outstanding performance bonds that could result in contingent payments thereon.

NOTE 26--DIRECTORS' REMUNERATIONS

    Directors did not receive remunerations during 1997, 1998 and 1999.

NOTE 27--RESEARCH AND DEVELOPMENT COSTS

    In 1997, 1998 and 1999, the Company has not incurred expenses in research and development.

NOTE 28--SUBSEQUENT EVENTS


    In Ordinary File No. 30.469 of January 19, 2000, the Undersecretary of Telecommunications accused the subsidiary Entel PCS Telecomunicaciones S.A. of modifying without current authorization, elements of its license to operate mobile digital telephony. The accusation is not shared by the Company, who will defend itself within the corresponding administrative procedure. In the event of an adverse result for the defendant, some sanctions foreseen of article 36 a and b of the General Law of Telecommunications could be applied, ranging from admonition to a fine for no more than ThCh$15,429.


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    Accounting principles generally accepted in Chile ("Chilean GAAP") vary in certain important aspects from those generally accepted in the United States ("US GAAP"). Such differences involve certain methods for measuring the amounts included in the financial statements as well as the required disclosures.

                                     F-4-50

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
(A)  DIFFERENCE IN MEASUREMENT METHODS

    The principal methods applied in the preparation of the accompanying financial statements which have resulted in amounts which differ from those that would have otherwise been determined under accounting principles generally accepted in the United States are as follows:

(A.1)  INFLATION ACCOUNTING


    As disclosed in Note 3d, the cumulative inflation rate in Chile as measured by the Consumer Price index for the three-year period ended December 31, 1999 was approximately 15.6%.


    Chilean GAAP require that financial statements be restated to reflect the effects of the changes in the purchasing power of the Chilean peso on the financial position and results of operations of a company. US GAAP, does not allow such price-level restatement. Thus, the effects recorded in the financial statements have been eliminated in the reconciliation. The calculation of the price-level restatement is shown in Note 5.

(A.2) INCOME TAX

    As disclosed under paragraph b.3 below, there are certain differences between the method used to account for income taxes under Chilean GAAP and that prescribed by Statement of Financial Accounting Standards No. 109 ("SFAS 109"). The objectives of SFAS 109 are to (1) recognize the amount of income taxes payable or refundable in the current year and (2) provide for potential future taxes arising from differences between the amounts shown for assets and liabilities in the balance sheet and the tax bases of those assets and liabilities at the balance sheet date. The deferred tax is calculated using enacted tax rates and regulations and is adjusted if those tax rates and regulations are changed. In general, the change in the deferred tax asset or liability from one balance sheet date to the next represents the deferred tax expense (or benefit) for the year. The method is described as the liability method. The effect of recording deferred taxes is shown in the reconciliations below.

    The Subsidiary Empresa de Radiocomunicaciones Inta Beep Ltda. applied SFAS 109 as from 1997. The cumulative effect of this accounting change at the beginning of that year totalled ThCh$278,963 and is eliminated in the reconciliation below.

                                     F-4-51

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
(A.3) ACCOUNTING FOR INVESTMENTS IN AFFILIATED COMPANIES

    Under both Chilean and US GAAP permanent investments are recorded using the equity method of accounting, when the investor can exercise significant influence over the investee's operating and financial policies. Under Chilean GAAP, an investment of 10% or more of the voting stock of the investee leads to a refutable presumption that the investor has the ability to exercise significant influence. Under US GAAP, the threshold is 20% or more. During the three year period ended December 31, 1999, the Company, did not have any investments in which it owned more than 10% but less than 20%. Accordingly, no adjustment has been made in the reconciliations below.

(A.4) MANDATORY DIVIDEND

    As required by Law No. 18.046 and unless the shareholders unanimously agree otherwise, the Company must distribute a minimum cash dividend equivalent to 30% of its income before negative goodwill amortization for each year as determined in accordance with Chilean GAAP, unless and except to the Company has accumulated prior year losses. Since the Company has accumulated losses, no adjustment is required for US GAAP purposes.

(A.5) CAPITALIZATION OF INTEREST COST

    For Chilean GAAP, the Company did not capitalize interest on the assets that are constructed or prepared for its own use. Under US GAAP, such interest would have been capitalized to the respective assets and amortized over the useful lives of such assets. The effects on net income of capitalizing interest in 1997, 1998 and 1999 and the resulting depreciation for those assets are shown in the reconciliation below.

(A.6) MARKETABLE SECURITIES

    In accordance with Chilean GAAP, marketable equity securities are stated at the lower of price-level adjusted cost or market value. For purposes of U.S. GAAP, the portfolio of marketable equity securities should be recorded at market value. The difference between the two methods is not significant.

(A.7) BUSINESS COMBINATION

    In accordance with Chilean GAAP, the purchase of a subsidiary is accounted for at the book value of the underlying net assets with the excess of cost over net book

                                     F-4-52

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
value recorded as goodwill to be amortized to income over a period not exceeding twenty years.

    Under U.S. GAAP, such purchases are recorded at purchase cost with assets and liabilities acquired stated at their respective fair market values. To the extent that the purchase price exceeds the fair market value of the net assets acquired, the remainder is designated as goodwill to be amortized over a period not greater than 40 years, based on the expected period of future benefit. If an excess of acquired net assets over cost arises the excess should be allocated to reduce proportionally the values assigned the noncurrent assets (except long-term investment in marketable securities) in determining their fair values. If the allocation reduces the noncurrent assets to zero value, the remainder of the excess over cost (negative goodwill) should be classified as a deferred credit and amortized systematically to income over the period estimated to be benefited, but not in excess of 40 years.

    In 1997, the Company acquired its two principal subsidiaries, Entel PCS Telecomunicaciones S.A. and Entel Telefonia Movil S.A., in part from related companies and in part from third parties. Under Chilean GAAP, the excess of price over book value of the net assets acquired was allocated to goodwill. Under US GAAP that difference is allocated to the fair value of the operating licenses held by the subsidiaries, as the book values of the other assets and liabilities acquired approximate their fair values. As both goodwill under Chilean GAAP and licenses under US GAAP are being amortized over 20 years, there is no significant difference between the two methods that should be included in the reconciliations below.

(A.8) CLASSIFICATION OF AMORTIZATION OF GOODWILL

    Under Chilean GAAP, the amortization of goodwill is classified as non-operating expense. Under US GAAP, such amortization is classified as operating expense. The effect of the difference in classification is shown below.

(A.9) SUBSCRIBER ACQUISITION COST

    Under Chilean GAAP, in order to properly correlate revenues and expenses, separately identifiable costs related to the acquisition of prepaid services subscribers are deferred and amortized over the minimum contract period of 12 months. If the subscriber leaves the system or is disconnected before that time, the balance of unamortized deferred costs is written off. Under US GAAP, these subscriber acquisition costs cannot be deferred because the related future benefit cannot be

                                     F-4-53

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
quantified based on contract amounts and not on estimates. The effect on the difference is shown in the reconciliation below.

(A.10) ACCUMULATED DEFICIT IN DEVELOPMENT STAGE

    Under Chilean GAAP, the accumulated deficit of development stage subsidiaries is presented in the consolidated financial statements as a charge to equity. Under US GAAP, these results should be charged to income. The effect on net income is shown in the reconciliations below only for 1997 and part of 1998, because the subsidiaries became operative and were consolidated as from 1998, under Chilean GAAP.

(A.11) ACCUMULATED EFFECTS OF ACCOUNTING CHANGE IN JOINT-VENTURE ACCOUNTING

    Under Chilean GAAP, the investment in the joint-venture Buenaventura S.A. is recorded using the equity method of accounting. Under US GAAP this investment is carried at cost, because it is believed that this more closely reflects the reality of Buenaventura S.A. as a break-even operation. The cumulative effect of this difference at January 1, 1997 and subsequent effects are included in the reconciliations below.

(A.12) ACCUMULATED EFFECTS OF CHANGE IN FUNCTIONAL CURRENCY

    Under Chilean GAAP, the functional currency is the constant Chilean peso. Under US GAAP, the Company had used the US dollar as its functional currency until 1993, changing to the historical Chilean peso thereafter. The change in functional currency was made in accordance with SFAS 52. The cumulative effect of this change in prior years is included in the reconciliation below.

(A.13) REVENUE FROM SALE OF PREPAID CALLING CARDS

    The Company sells prepaid calling cards which expire after three months. Under both Chilean and US GAAP revenues are recognized as the service is provided or when the cards expires, whichever is first. For the Chilean GAAP financial statements, as a practical matter and given the lack of materiality of the difference the Company has assumed that all cards are consumed during the first month. For US GAAP purposes, the Company has recorded the unused amounts of prepaid cards as a liability. The effect is included in the reconciliation below.

(A.14) MINORITY INTEREST

    An adjustment to record the portion of the foregoing US GAAP adjustments attributable to minority interest in consolidated subsidiaries has been recorded.

                                     F-4-54

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
(A.15) EFFECT OF CONFORMING TO US GAAP

    The adjustments to reported net equity required to conform to US GAAP are as follow (all amounts are expressed in thousands of historical Chilean Pesos):


                                                                                    CONVENIENCE
                                                                                    TRANSLATION
                                                         DECEMBER 31,                (NOTE 3T)
RECONCILIATION OF               REFERENCE    ------------------------------------   -----------
SHAREHOLDERS' EQUITY            TO NOTE 29         1998               1999             1999
--------------------            ----------         ----               ----             ----
                                                                                    (UNAUDITED)
                                                                                       US $
                                                                                      (000S)
Shareholders' equity under
  Chilean GAAP, restated to
  June 30, 2000 currency......               ThCh $87,117,742   ThCh $108,240,752     200,960
Reversal of price-level
  restatements:
  Comparative restatement to
    June 30, 2000 currency....                     (4,197,741)         (2,536,893)     (1,497)
  Assets and liabilities......      a.1            (6,353,969)        (10,682,238)    (20,157)
  Cost of inventories sold....      a.1               143,793             175,510         331
  Depreciation, and
    write-off.................      a.1               522,918           1,325,218       2,501
  Amortization of
    intangibles...............      a.1                22,117              31,318          59
  Write-off of intangibles....      a.1                    --              51,067          96
Accumulated effect of change
  in functional currency......     a.12              (598,289)           (598,289)     (1,129)
Accumulated effect of
  difference in accounting for
  joint venture...............     a.11               429,651             429,651         811


                                     F-4-55

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)


                                                                                    CONVENIENCE
                                                                                    TRANSLATION
                                                         DECEMBER 31,                (NOTE 3T)
RECONCILIATION OF               REFERENCE    ------------------------------------   -----------
SHAREHOLDERS' EQUITY            TO NOTE 29         1998               1999             1999
--------------------            ----------         ----               ----             ----
                                                                                    (UNAUDITED)
                                                                                       US $
                                                                                      (000S)
Difference in accounting for
  joint venture results
  and write-off...............     a.11               (33,191)            376,976         711
Deferred taxes................      a.2             3,029,939           7,763,320      14,649
Capitalization of interest....      a.5             1,008,874           3,141,878       6,929
Depreciation of capitalized
  interest....................      a.5              (117,634)           (196,490)       (371)
Minority interest.............     a.14                (4,894)              7,741          15
Subscriber acquisition cost...      a.9                    --         (16,448,535)    (31,038)
Revenues from sale of prepaid
  calling cards...............     a.13               (54,894)           (848,407)     (1,601)
Others........................                        (70,432)            (70,432)       (133)
                                             ----------------   -----------------    --------
Total shareholders' equity in
  US GAAP.....................               ThCh $80,843,990   ThCh $ 90,162,147     171,136
                                             ================   =================    ========


                                     F-4-56

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    The adjustments to reported net income required to conform to US GAAP are as follows (all amounts are expressed in thousands of historical Chilean pesos):


                                                              REFERENCE
RECONCILIATION OF NET INCOME (LOSS)                           TO NOTE 29
-----------------------------------                           ----------
Net income (loss) under Chilean GAAP, restated to June 30,
  2000 currency.............................................
Reversal of price-level restatements:
  Comparative restatement to June 30, 2000 currency.........
  Income statement amounts..................................      a.1
  Cost of inventories sold..................................      a.1
  Depreciation of property, plant and equipment, and
    write-off...............................................      a.1
  Amortization of intangibles...............................      a.1
  Write-off of intangibles..................................      a.1
Difference in accounting for joint venture results and
  write-off.................................................     a.11
Deferred taxes..............................................      a.2
Cumulative effect at beginning of the year of deferred taxes
  of subsidiary.............................................      a.2
Capitalization of interest..................................      a.5
Depreciation of capitalized interest........................      a.5
Accumulated deficit of subsidiaries in development stage....     a.10
Minority interest...........................................     a.14
Reversal of subscriber acquisition cost.....................      a.9
Revenues from sale of prepaid calling cards.................     a.13
Others......................................................
Net income (loss) under US GAAP.............................


                                     F-4-57

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)


                                                     YEAR ENDED DECEMBER 31,
                                     -------------------------------------------------------
RECONCILIATION OF NET INCOME (LOSS)        1997               1998                1999
-----------------------------------        ----               ----                ----
Net income (loss) under Chilean
  GAAP, restated to June 30, 2000
  currency.......................    ThCh $(1,102,252)  ThCh $(17,933,596)  ThCh $21,123,009
Reversal of price-level
  restatements:
  Comparative restatement to
    June 30, 2000 currency.......              96,365             864,125           (495,071)
  Income statement amounts.......            (440,036)         (1,550,741)        (2,175,351)
  Cost of inventories sold.......              55,413              39,729             31,717
  Depreciation of property, plant
    and equipment, and write-off...            22,302             454,117            802,301
  Amortization of intangibles....               5,560              14,199              9,201
  Write-off of intangibles.......                  --                  --             51,067
Difference in accounting for joint
  venture results and write-off...             (4,746)            (10,788)           413,167
Deferred taxes...................             113,661           2,637,315          4,733,382
Cumulative effect at beginning of
  the year of deferred taxes of
  subsidiary.....................             278,963                  --                 --
Capitalization of interest.......             233,956             540,846          2,133,004
Depreciation of capitalized
  interest.......................             (33,439)            (70,120)           (78,856)
Accumulated deficit of subsidiaries
  in development stage...........             (98,627)           (632,074)                --
Minority interest................                (249)               (913)            12,635
Reversal of subscriber acquisition
  cost...........................                  --                  --        (16,448,535)
Revenues from sale of prepaid
  calling cards..................                  --             (54,894)          (793,513)
Others...........................            (130,364)                 --                 --
                                     ----------------   -----------------   ----------------
Net income (loss) under US GAAP..    ThCh$ (1,003,493)  ThCh$ (15,702,795)  ThCh$  9,318,157
                                     ================   =================   ================


                                     F-4-58

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)


                                                              CONVENIENCE
                                                              TRANSLATION
                                                               (NOTE 3T)
                                                              -----------
RECONCILIATION OF NET INCOME (LOSS)                              1999
-----------------------------------                              ----
                                                              (UNAUDITED)
                                                                 US $
                                                                (000S)
Net income (loss) under Chilean GAAP, restated to June 30,
  2000 currency.............................................    $39,217
Reversal of price-level restatements:
  Comparative restatement to June 30, 2000 currency.........       (292)
  Income statement amounts..................................     (4,105)
  Cost of inventories sold..................................         60
  Depreciation of property, plant and equipment, and
    write-off...............................................      1,514
  Amortization of intangibles...............................         17
  Write-off of intangibles..................................         96
Difference in accounting for joint venture results and
  write-off.................................................        780
Deferred taxes..............................................      8,932
Cumulative effect at beginning of the year of deferred taxes
  of subsidiary.............................................         --
Capitalization of interest..................................      4,025
Depreciation of capitalized interest........................       (149)
Accumulated deficit of subsidiaries in development stage....         --
Minority interest...........................................         23
Reversal of subscriber acquisition cost.....................    (31,038)
Revenues from sale of prepaid calling cards.................     (1,497)
Others......................................................         --
                                                                -------
Net income (loss) under US GAAP.............................    $17,583
                                                                =======


                                     F-4-59

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

    The amortization of intangibles that under US GAAP should be reclassified from non-operating to operating expense totals ThCh$28,643 in 1997, ThCh$151,423 in 1998 and ThCh$306,571 in 1999.



    The total depreciation amount that under Chilean GAAP is classified in selling and administrative expenses and operating cost totals, in US GAAP, to ThCh$1,301,512 in 1997, ThCh$8,532,388 in 1998 and ThCh$17,563,930 in 1999.



    The changes in net equity amounts determined under US GAAP are summarized as follows (all amounts are expressed in thousands of historical Chilean peso):


                                                    THCH $
                                                    ------
Balance at December 31, 1996....................    1,130,080
Capital paid in.................................   48,982,760
Net loss for the year...........................   (1,003,493)
                                                  -----------

Balance at December 31, 1997....................   49,109,347
Capital paid in.................................   47,437,438
Net loss for the year...........................  (15,702,795)
                                                  -----------

Balance at December 31, 1998....................   80,843,990
Net income for the year.........................    9,318,157
                                                  -----------

Balance at December 31, 1999....................   90,162,147
                                                  ===========

(B) ADDITIONAL DISCLOSURE REQUIREMENTS

(B.1) EMPLOYEE BENEFITS

    Employee benefits are provided by independent pension funds and health-insurance companies, which are funded by employees' contributions. The Company has no responsibility as an employer for payments under these plans, other than withholding amounts from employees' salaries. Neither does the Company have obligations for post-employment or post-retirement benefits to its employees.

                                     F-4-60

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
(B.2) INCOME TAXES


    The provision for income taxes charged to income is as follows (all amounts are expressed in thousands of historical Chilean pesos):


                                                DECEMBER 31,
                            ----------------------------------------------------
                                 1997              1998               1999
                                 ----              ----               ----
Charge for the year under
  Chilean GAAP............  ThCh $      --   ThCh $        --   ThCh $ 5,731,455
Reversal of valuation
  allowance...............              --                 --         (1,845,384)
Deferred tax income net...        (113,661)        (2,637,315)        (2,887,997)
                            --------------   ----------------   ----------------
Charge for the year under
  U.S. GAAP...............  ThCh $(113,661)  ThCh $(2,637,315)  ThCh $   998,074
                            ==============   ================   ================

    Deferred tax assets (liabilities) are summarized as follows:

                                                       DECEMBER 31,
                                            -----------------------------------
                                                  1998               1999
                                                  ----               ----
Property, plant and equipment.............  ThCh $  (556,782)  ThCh $(1,104,650)
Allowance for notes and accounts
  receivable..............................           393,334            842,168
Accrued vacations.........................            47,950             96,376
Deferred sale commissions.................          (337,979)          (342,278)
Other assets..............................            53,801            543,249
Capital leases............................          (102,165)          (102,613)
Tax loss carryforward.....................         5,377,164          7,831,068
Valuation allowance.......................        (1,845,384)                --
                                            ----------------   ----------------
Net deferred tax assets...................  ThCh $ 3,029,939   ThCh $ 7,763,320
                                            ================   ================


    The U.S. GAAP provision for income taxes differs from the amount of income tax determined by applying the 15% Chilean statutory income tax rate to U.S. GAAP


                                     F-4-61

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)

pretax income as a result of the following differences (all amounts are expressed in thousands of historical Chilean pesos):


                                                  DECEMBER 31,
                              ----------------------------------------------------
                                   1997              1998               1999
                                   ----              ----               ----
At statutory Chilean tax
  rate......................  ThCh $(167,573)  ThCh $(2,751,017)  ThCh $ 1,281,278
Increase (decrease) in rates
  resulting from:
  Reversal of valuation
    allowance...............              --                 --         (1,845,384)
  Tax loss carryforward.....              --                 --          1,774,375
  Nondeductible items.......          53,912            113,702           (212,195)
                              --------------   ----------------   ----------------

Effective tax...............  ThCh $(113,661)  ThCh $(2,637,315)  ThCh $   998,074
                              ==============   ================   ================

(B.3) ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

    US GAAP require disclosure of the fair value of financial instruments owned by the Company, other than investments in related companies that are accounted for under the equity method of accounting. The estimated fair value of such financial instruments approximates their carrying amount. The estimated fair values are based on the following methods and assumptions:

    - TIME DEPOSITS

       The fair value of time deposits is estimated using interest rates currently offered for deposits of similar remaining maturities, which approximate the actual rates obtained by the Company.

    - MARKETABLE SECURITIES

       The fair value of investment in mutual funds is equivalent to carrying amount, which is based on the net asset value per unit.

    - CASH, NOTES AND ACCOUNTS RECEIVABLE AND PAYABLE

       The carrying amount of cash, notes and accounts receivable and payable is equivalent to fair value.

                                     F-4-62

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    - LONG-TERM DEBT

       The fair value of the Company's long-term debt is estimated based on the current interest rates offered to the Company for loans of the same remaining maturities, which approximate the average rate currently paid by the Company.

    - SHORT-TERM DEBT

       Short-term debt has interest rates that vary with market conditions and accordingly, the carrying amount approximates fair value.

(B.4) LEASE COMMITMENTS

OPERATING LEASES

    The Company leases 60 of its branches and headquarter offices under rental agreements for remaining terms of two to five years, substantially all of which have options for renewal. Minimum future rentals are as follows:


                                                     THCH $
                                                     ------
2000..............................................  1,677,063
2001..............................................  1,682,094
2002..............................................  1,687,140
2003..............................................  1,692,260
2004..............................................  1,697,279
                                                    ---------

Total.............................................  8,435,836
                                                    =========



    Rental expense was (expressed in historical Chilean pesos) ThCh$328,000 in 1997, ThCh$968,625 in 1998, and ThCh$1,632,045 in 1999, respectively.


(B.5) CONCENTRATIONS OF CREDIT RISK

    No single customer accounted for more than 5% of the Company's sales of the years 1997 to 1999.

(B.6) IMPAIRMENT OF LONG-LIVED ASSETS AND ASSETS TO BE DISPOSED OF

    The Company periodically evaluates the carrying value of long-lived assets to be held and used, including goodwill and other intangibles assets, when events and

                                     F-4-63

                 ENTEL TELEFONIA PERSONAL S.A. AND SUBSIDIARIES

(RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
         CHILEAN PESOS (THCH $) OF JUNE 30, 2000, EXCEPT AS INDICATED)


NOTE 29-- DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
circumstances warrant such a review. The Company evaluated its long-lived assets using projected undiscounted future cash flows and determined that no material impairment of those assets existed as of December 31, 1999, except for the assets related to the sale of the licenses described in Notes 2 and 24.

(B.7) RECENT ACCOUNTING PRONOUNCEMENTS

    In determining US GAAP amounts, the Company has implemented all Statements of Financial Accounting Standards that have been issued as of December 31, 1999 and are applicable to its operations.

                                *  *  *  *  *  *

                                     F-4-64

                             Intentionally omitted

                             Intentionally omitted

                                  ABIATAR S.A.

                              FINANCIAL STATEMENTS

                           December 31, 1998 and 1999
                (With Report of Independent Accountants Thereon)

                                     F-7-1

                                  ABIATAR S.A.

                         INDEX TO FINANCIAL STATEMENTS


                                                                PAGE
                                                                ----
Report of Independent Accountants...........................    F-7-3

Balance Sheets at December 31, 1998 and 1999................    F-7-4

Statements of Income for the years ended December 31, 1997,
  1998 and 1999.............................................    F-7-6

Statements of Changes in Stockholders' Equity for the years
  ended December 31, 1997, 1998 and 1999....................    F-7-7

Statements of Cash Flows for the years ended December 31,
  1997, 1998 and 1999.......................................    F-7-9

Notes to the Financial Statements...........................   F-7-11


                                     F-7-2

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Stockholders of Abiatar S.A.

    We have audited the accompanying balance sheets of Abiatar S.A. as of December 31, 1998 and 1999, and the related statements of income, of cash flows and of changes in stockholders' equity for each of the three years in the period ended December 31, 1999, all expressed in United States dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion the financial statements audited by us present fairly, in all material respects, the financial position of Abiatar S.A. at December 31, 1998 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

PRICEWATERHOUSECOOPERS

Montevideo, Uruguay
February 29, 2000

                                     F-7-3

                                  ABIATAR S.A.

                                 BALANCE SHEETS

                         AT DECEMBER 31, 1998 AND 1999

               (IN US DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                         1998          1999
                                                         US $          US $
                                                         ----          ----
ASSETS
CURRENT ASSETS
Cash and cash equivalents (Notes 2.d and 3).........  $10,388,752   $ 2,208,785

Accounts receivable (Notes 2.e, 2.f and 4)..........   11,133,815    12,291,443

Prepaid expenses (Note 5)...........................      227,175     1,091,704

Other accounts receivable (Note 6)..................      717,984     1,052,320

Inventories (Notes 2.g and 7).......................    2,587,418     2,660,036
                                                      -----------   -----------

TOTAL CURRENT ASSETS................................   25,055,144    19,304,288
                                                      -----------   -----------
NON CURRENT ASSETS
Inventories (Notes 2.g and 7).......................       62,923       226,612

Property, plant and equipment (Notes 2.h and 8).....   37,991,640    51,056,185

Intangibles (Note 2.j)..............................            0        35,849
                                                      -----------   -----------

TOTAL NON CURRENT ASSETS............................   38,054,563    51,318,646
                                                      -----------   -----------

TOTAL ASSETS........................................  $63,109,707   $70,622,934
                                                      ===========   ===========

     The accompanying notes are integral part of the financial statements.

                                     F-7-4

                                  ABIATAR S.A.

                                 BALANCE SHEETS

                         AT DECEMBER 31, 1998 AND 1999

               (IN US DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                         1998          1999
                                                          US$           US$
                                                          ---           ---
LIABILITIES
CURRENT LIABILITIES
Accounts payable--trade (Note 9)....................  $ 8,843,654   $ 9,123,491

Current financial liabilities (Note 10).............    2,520,119       155,705

Other liabilities (Note 11).........................    4,400,839     3,609,366
                                                      -----------   -----------
TOTAL CURRENT LIABILITIES...........................   15,764,612    12,888,562
                                                      -----------   -----------

NON CURRENT LIABILITIES
Customer guaranty deposits..........................      860,367       735,392

Non current financial liabilities (Note 10).........            0    10,000,000
                                                      -----------   -----------
TOTAL NON CURRENT LIABILITIES.......................      860,367    10,735,392
                                                      -----------   -----------
TOTAL LIABILITIES...................................   16,624,979    23,623,954
                                                      ===========   ===========

Commitments and Contingencies (Notes 19 and 20)

STOCKHOLDERS' EQUITY (NOTE 14)
Common Stock (200,000,000 shares authorized;
  120,000,000 shares issued at a stated value of
  Uruguayan pesos 1 each)...........................    6,697,361    13,546,090

Retained earnings
Appropriated to restricted reserves.................   10,773,588     7,225,746
Unnapropriated......................................   29,013,779    26,227,144
                                                      -----------   -----------
TOTAL STOCKHOLDERS' EQUITY..........................  $46,484,728   $46,998,980
                                                      ===========   ===========
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..........  $63,109,707   $70,622,934
                                                      ===========   ===========

     The accompanying notes are integral part of the financial statements.

                                     F-7-5

                                  ABIATAR S.A.

                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                (IN US DOLLARS)

                                            1997           1998           1999
                                            US $           US $           US $
                                            ----           ----           ----
Services and Equipment--Net Revenues
  (Note 15)...........................  $ 44,998,326   $ 59,106,955   $ 86,364,593
Cost of Services and Equipment
    Cost of services provided.........   (11,894,759)   (17,377,954)   (31,319,411)
    Cost of equipment sold............    (3,596,600)    (4,405,308)    (5,443,492)
                                        ------------   ------------   ------------
  GROSS MARGIN........................    29,506,967     37,323,693     49,601,690
OPERATING EXPENSES
Sales and Marketing expenses (Note
  16).................................    (5,131,647)    (6,827,329)   (11,124,339)
General and Administrative Expenses
  (Note 17)...........................    (7,933,692)    (9,348,297)   (10,661,701)
                                        ------------   ------------   ------------
Total Operating Expenses..............   (13,065,339)   (16,175,626)   (21,786,040)
                                        ------------   ------------   ------------
OPERATING INCOME......................    16,441,628     21,148,067     27,815,650

Other income and expenses, net (Note
  18).................................      (839,509)        57,190       (641,387)
                                        ------------   ------------   ------------
INCOME BEFORE INCOME TAX..............    15,602,119     21,205,257     27,174,263
Provision for income taxes (Notes 2.k
  and 12).............................    (4,628,774)    (6,044,846)    (6,660,011)
                                        ------------   ------------   ------------

NET INCOME............................  $ 10,973,345   $ 15,160,411   $ 20,514,252
                                        ============   ============   ============

     The accompanying notes are integral part of the financial statements.

                                     F-7-6

                                  ABIATAR S.A.

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                    (IN US DOLLARS EXCEPT NUMBER OF SHARES)

                                                   NUMBER OF       COMMON       LEGAL
                                                     SHARES         STOCK      RESERVE
                                                     ------         -----      -------
Balances at December 31, 1996...................    40,000,000   $ 6,697,361   $390,279
Appropriations of retained earnings approved by
  the shareholders on May 23, 1997:
--To legal reserve..............................                                403,208
--To special purpose tax reserve................
Net income......................................
                                                  ------------   -----------   --------
Balances at December 31, 1997...................    40,000,000     6,697,361    793,487
Appropriations of retained earnings approved by
  the shareholders on July 3, 1998:
--To legal reserve..............................                                176,191
--To special purpose tax reserve................
Net income......................................
                                                  ------------   -----------   --------
Balances at December 31, 1998...................    40,000,000     6,697,361    969,678
Shares issued...................................    80,000,000     6,848,729
Appropriations of retained earnings approved by
  the shareholders on July 1, 1999:
--To special purpose tax reserve................
Dividends declared (US$0.167 per share).........
Net income......................................
                                                  ------------   -----------   --------
Balances at December 31, 1999...................   120,000,000   $13,546,090   $969,678
                                                  ============   ===========   ========

    The accompanying notes are an integral part of the financial statements.

                                     F-7-7

                                  ABIATAR S.A.

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                    (IN US DOLLARS EXCEPT NUMBER OF SHARES)

                                           RETAINED EARNINGS
                                            SPECIAL PURPOSE
                                              TAX RESERVE      UNAPPROPRIATED      TOTAL
                                              -----------      --------------      -----
Balances at December 31, 1996............     $ 2,571,098       $ 10,692,234    $ 20,350,972
Appropriations of retained earnings
  approved by the shareholders on
  May 23, 1997:
--To legal reserve.......................                           (403,208)              0
--To special purpose tax reserve.........       4,482,896         (4,482,896)              0
Net income...............................                         10,973,345      10,973,345
                                              -----------       ------------    ------------
Balances at December 31, 1997............       7,053,994         16,779,475      31,324,317
Appropriations of retained earnings
  approved by the shareholders on
  July 3, 1998:
--To legal reserve.......................                           (176,191)              0
--To special purpose tax reserve.........       2,749,916         (2,749,916)              0
Net income...............................                         15,160,411      15,160,411
                                              -----------       ------------    ------------
Balances at December 31, 1998............       9,803,910         29,013,779      46,484,728
Shares issued............................      (6,848,729)                                 0
Appropriations of retained earnings
  approved by the shareholders on
  July 1, 1999:
--To special purpose tax reserve.........       3,300,887         (3,300,887)              0
Dividends declared (US$0.167 per
  share).................................                        (20,000,000)    (20,000,000)
Net income...............................                         20,514,252      20,514,252
                                              -----------       ------------    ------------
Balances at December 31, 1999............     $ 6,256,068       $ 26,227,144    $ 46,998,980
                                              ===========       ============    ============

    The accompanying notes are an integral part of the financial statements.

                                     F-7-8

                                  ABIATAR S.A.

                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                (IN US DOLLARS)

                                                  1997           1998           1999
                                                  ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................  $ 10,973,345   $ 15,160,411   $ 20,514,252
  Adjustments to reconcile net income to net
    cash provided by operating activities
    Depreciation and amortization...........     5,047,979      6,009,860      7,637,870
    Allowance for bad debts.................     1,631,928      1,894,466      1,584,418
    Gain on sale of property................       (12,613)             0              0
    Deferred income tax.....................       705,626       (393,517)      (309,238)
    Changes in operating assets and
      liabilities
      Increase in accounts receivable.......      (988,037)    (3,870,314)    (5,277,102)
      (Increase)/Decrease in other accounts
        receivable..........................    (1,096,571)      (658,428)     1,645,429
      Increase in inventories...............       (69,874)      (878,787)      (236,307)
      Increase in accounts payable..........     1,982,073      2,234,860        279,837
      Increase/(Decrease) in other
        liabilities.........................        50,920        (16,973)      (791,473)
      Increase/(Decrease) in customer
        guaranty deposits...................             0          3,627       (124,975)
      Increase/(Decrease) in financial
        liabilities.........................      (960,950)       (25,182)       135,586
                                              ------------   ------------   ------------
  NET CASH PROVIDED BY OPERATING
    ACTIVITIES..............................    17,263,826     19,460,023     25,058,297
CASH FLOWS USED IN INVESTING ACTIVITIES
  Purchases of property and equipment.......   (10,498,631)   (12,261,387)   (20,738,264)
  Proceeds from sale of property............        79,905              0              0
                                              ------------   ------------   ------------
  NET CASH USED IN INVESTING ACTIVITIES.....   (10,418,726)   (12,261,387)   (20,738,264)
CASH FLOWS USED IN FINANCIAL ACTIVITIES
  Repayment of short-term notes.............    (2,500,000)    (2,500,000)    (2,500,000)
  Proceeds from issuance of long-term
    notes...................................             0              0     10,000,000
  Dividends paid............................             0              0    (20,000,000)
                                              ------------   ------------   ------------
  NET CASH USED IN FINANCING ACTIVITIES.....    (2,500,000)    (2,500,000)   (12,500,000)
NET INCREASE/(DECREASE) OF CASH AND CASH
  EQUIVALENTS...............................     4,345,100      4,698,636     (8,179,967)
                                              ------------   ------------   ------------
CASH AND CASH EQUIVALENT AT BEGINNING OF
  YEAR......................................     1,345,016      5,690,116     10,388,752
                                              ------------   ------------   ------------
CASH AND CASH EQUIVALENTS AT THE END OF THE
  YEAR......................................  $  5,690,116   $ 10,388,752   $  2,208,785
                                              ============   ============   ============

                                     F-7-9

                                  ABIATAR S.A.

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                                (IN US DOLLARS)


                                                  1997           1998           1999
                                                  ----           ----           ----
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the year for:
  Interest..................................       666,726        405,375        186,295
  Income taxes..............................     3,885,237      8,570,609      9,118,221
NON CASH TRANSACTIONS
  Purchase of Inventories and Property,
    plant and equipment through an increase
    in accounts payable.....................     1,066,445      1,568,101        981,671
  Increase of current financial liabilities
    through a decrease in non-current
    financial liabilities...................     2,888,749      2,704,376             --


     The accompanying notes are integral part of the financial statements.

                                     F-7-10

                                  ABIATAR S.A.

                       NOTES TO THE FINANCIAL STATEMENTS

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 1--THE COMPANY AND ITS OPERATIONS

    Abiatar S.A. (the Company) is a company incorporated in Uruguay as a public company under Uruguayan legislation. The Company was awarded a contract to lease a mobile cellular land telephone system by International Public Tender number 719 called for by the National Administration of Telecommunications (ANTEL), the government owned telecommunications utility, on March 17, 1989. This adjudication was formalized in a signed contract on December 12, 1990.

    ANTEL commissioned the Company for the construction, maintenance and commercial operation of the system of cellular mobile telephony in the south zone of the country.

    Originally, the term of the contract was 10 years, starting August 12, 1991 and expiring on August 12, 2001, allowing for two extensions of 5 years each at the sole discretion of Antel. Through an amendment of the contract, signed on April 4, 1995, Antel exercised its right to extend the term for the first additional period of 5 years, moving the expiry date to August 12, 2006 and agreed not to deny the second 5 years extension, unless Abiatar incurs in serious default of its contractual obligations.

    The system came into service in November 1991. Presently, the service is provided covering all the authorized area.

    Competition in the mobile cellular market started in September 1994 and the competitor, Ancel (the cellular branch of ANTEL), is providing service in all the areas of the country including the authorized area covered by the Company.

    During 1995, an amendment to the contract with Antel changed the billing system from mobile party pays to calling party pays. Under this agreement, Antel assumes responsibility for the collection and bad debt losses of all incoming calls from land line network to Abiatar cellular network and Abiatar assumes responsibility for the collection and bad debt losses of all Antel charges to its customers.

    During 1996, the Company signed a national roaming agreement with Antel. Through this agreement Abiatar customers can use Antel's facilities in the areas where Abiatar is not providing service.

    In November 1998, an amendment to the contract with Antel was made in connection with the introduction of prepaid cellular services.

    In September 1999, the Company started to operate as an ISP (Internet Service Provider ).

                                     F-7-11

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  BASIS OF PRESENTATION

    The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which differ in certain respects from the accounting principles applied by the Company in its financial statements prepared in local currency and in accordance with Uruguayan corporate law and for other statutory purposes in Uruguay. The U.S. dollar has been used as the reporting currency.

B.  FOREIGN CURRENCY TRANSLATION

    The books and accounts of the Company are maintained in Uruguayan pesos. The financial statements for Uruguayan corporate law and other statutory purposes are prepared in local currency. Future dividends will be declared in local currency in accordance with Uruguayan corporate law.

    The U.S. dollar has been used as the reporting currency as it is the reporting currency of the financial statements of several of its shareholders. The financial statements have been translated into United States dollars in accordance with Statement of Financial Accounting Standards No 52, "Foreign Currency Translations" (SFAS No 52).

    Up to December 31, 1998, the Company operated in a highly inflationary economy and, as prescribed by SFAS No. 52, the United States dollar (reporting currency) was used as the functional currency. Under such method non monetary assets and liabilities and related expenses are translated into U.S. dollars at historical exchange rates. All other income statement amounts are translated using average exchange rates for the period. Monetary assets and liabilities are translated at end-of-period exchange rates, and the resulting losses are reported in income as "Translation loss" under "Other income and expenses, net". Common stock, reserves and retained earnings are translated using historical exchange rates.


    As from January 1, 1999, management considers that Uruguay's economy is no longer considered hyperinflationary under SFAS No. 52. Management considers that the United States dollar is the Company's functional currency and, therefore, the accompanying financial statements were translated following the method described above.


                                     F-7-12

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
C.  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Estimates are used when accounting for the allowance for bad debts, allowance for lower of cost or market, depreciation and amortization, evaluation of the carrying value of long-lived assets, income taxes and contingencies. Actual results could differ from those estimates.

D.  CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid temporary investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are stated at cost, which approximates markets value. Interest income on cash equivalents was US$ 612,390 in 1998 and US$ 203,689 in 1999.

E.  ACCOUNTS RECEIVABLE AND ALLOWANCE FOR BAD DEBTS

    Accounts receivable correspond to customer trade accounts in the normal course of business.

    The allowance for bad debts is recorded against trade accounts receivable based on the risk of uncollectibility as a reduction of the related receivable balance. The allowance for such uncollectible accounts was US$ 2,614,402 at December 31, 1998 and US$ 3,338,561 at December 31, 1999.

F.  OTHER CREDITS

    Other credits include credits billed to customers for Antel charges.

G.  INVENTORIES

    Inventories are stated at the lower of its acquisition cost or market value. Cost is determined on the basis of weighted average method.

                                     F-7-13

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
H.  PROPERTY, PLANT AND EQUIPMENT

    These assets are stated at historical acquisition cost. Depreciation is computed using the straight-line method starting in the month following purchase or when the asset is put into service using the following annual rates:

Buildings...........................................   2.00%
Improvements to leasehold property--office..........  20.00%
Improvements to leasehold property--cell sites......  10.00%
Cell Site equipment.................................  14.28%
Tools and test equipment............................  20.00%
Telephones..........................................  33.33%
Furniture and fixtures..............................  10.00%
Data processing and office equipment................  20.00%
Vehicles............................................  20.00%

I.  VALUATION OF LONG-LIVED ASSETS

    Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. For assets that the Company intends to hold for use, if the total expected future cash flow is less than the carrying amount of the assets, an impairment loss is recognized for the difference between the fair value and carrying value of the asset. For assets the Company intends to dispose of, a loss is recognized to reduce the carrying value to the amount of its estimated fair value less selling costs. As of December 31, 1998 and 1999, no impairment losses have been recognized on long-lived assets.

J.  INTERNAL USE SOFTWARE

    Effective January 1, 1999, the Company adopted SOP 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". This standard requires the capitalization of costs of internal-use software which has a useful life in excess of one year. Subsequent additions, modifications or upgrades to internal use software are capitalized only to the extent that they allow the software to perform a task it previously did not perform and if are specified. Unspecified upgrades and enhancements and costs under agreements that combine maintenance and unspecified upgrades and enhancements are expensed over the estimated useful life of the software on a straight-line basis. Software maintenance and training costs are

                                     F-7-14

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) expensed in the period in which they are incurred. Capitalized computer software costs are amortized using the straight-line method over a period of 3 years.

K.  INCOME TAX

    Income tax is recorded following SFAS No 109, "Accounting for Income Taxes", which applies a balance sheet approach to income tax accounting. In accordance with the standard, the balance sheet reflects the anticipated tax impact of future taxable income or deductions implicit in the balance sheet in the form of temporary differences. These temporary differences reflect the difference between the basis in assets and liabilities as measured in the financial statements and as measured by tax law using enacted tax rates.

L.  REVENUE RECOGNITION

    Revenues are recognized when services are rendered or as products are delivered to clients. Revenues derived from cellular airtime usage are recognized monthly as services are provided. Revenue associated with the sale of pre-paid calling cards is deferred and recognized as the airtime is utilized.

M.  MAINTENANCE AND REPAIRS

    The cost of maintenance and repairs of plant, including the cost of replacing minor items not resulting in substantial betterments, is charged to operating expense.

N.  ADVERTISING

    The Company expenses advertising costs as they are incurred. Advertising costs incurred are shown in note 16.

O.  PENSION INFORMATION

    The Company does not maintain any pension plans. Uruguayan laws provide for pension benefits to be paid to retired employees from government pension plans and/ or privately managed funds plans to which employees may elect to contribute. Employer contributions to such plans are expensed as incurred.

    The Company does not sponsor any employee stock ownership plans, or any other kind of stock option plan.

                                     F-7-15

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
P.  CONCENTRATION OF CREDIT RISK AND FINANCIAL INSTRUMENTS

    The Company's business activity is basically with customers located in Uruguay, and as such the Company is subject to the risk of the Uruguayan economy. The industry can be affected by changes in the operation and competition.

    Financial Instruments which potentially subject the Company to concentration of credit risk, consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions located in Uruguay. Accounts receivable consist of amounts receivable form a significant variety of customers acting in different industries within Uruguay. The only customer that represents more than 10% of the balance at any given year-end is Antel. Consequently, the Company has a significant geographic concentration of credit risk in Uruguay.

Q.  DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The carrying amounts reported in the balance sheet are reasonable approximations of their fair values.

R.  COMPREHENSIVE INCOME

    Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investment by owners and distribution to owners. For each of the three years ended December 31, 1999 the Company's comprehensive income represented the Company's net income for the year and the Company had no other elements of comprehensive income.

S.  RECENTLY ISSUED ACCOUNTING STANDARDS

    SFAS 133 "Accounting for Derivative Instruments and Hedging Activities" as amended is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. SFAS 133 requires all derivative instruments to be recognized in the financial statements as either assets or liabilities at their fair values. Changes in fair value of derivative instruments are either recognized in income or outside income as a component of other comprehensive income depending on their designation and effectiveness as fair value hedges, cash flow hedges or foreign currency hedges.

                                     F-7-16

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    We estimate no significant impact as the result of implementing SFAS No. 133 considering that up to December 31, 1999 the Company did not enter into any derivative contract or hedging activity as defined by SFAS No. 133.

NOTE 3--CASH AND CASH EQUIVALENTS

    Composition:

                                             DECEMBER 31,
                                       ------------------------
                                          1998          1999
                                          ----          ----
Cash.................................  $    89,526   $  126,126
Bank accounts........................    1,058,571      832,659
Time deposits at banks...............    9,240,655    1,250,000
                                       -----------   ----------
                                       $10,388,752   $2,208,785
                                       ===========   ==========

NOTE 4--ACCOUNTS RECEIVABLE

    Composition:

                                            DECEMBER 31,
                                      -------------------------
                                         1998          1999
                                         ----          ----
Accounts receivable trade...........  $10,643,566   $14,772,135
Less: Allowance for bad debts.......   (2,614,402)   (3,338,561)
Other credits.......................    3,142,020       765,173
Other credits--collections..........      422,643       264,434
Less: Allowance for bad debts.......     (460,012)     (171,738)
                                      -----------   -----------
                                      $11,133,815   $12,291,443
                                      ===========   ===========

NOTE 5--PREPAID EXPENSES

    Composition:

                                              DECEMBER 31,
                                          ---------------------
                                            1998        1999
                                            ----        ----
Prepaid expenses........................  $227,775   $1,009,945
Prepaid insurance premiums..............         0       81,759
                                          --------   ----------
                                          $227,175   $1,091,704
                                          ========   ==========

                                     F-7-17

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 6--OTHER ACCOUNTS RECEIVABLE

    Composition:

                                              DECEMBER 31,
                                          ---------------------
                                            1998        1999
                                            ----        ----
Advances to suppliers...................  $129,593   $  155,691
Affiliates..............................     9,500        8,500
Deferred tax assets.....................   578,891      888,129
                                          --------   ----------
                                          $717,984   $1,052,320
                                          ========   ==========

NOTE 7--INVENTORIES

    Composition:

                                             DECEMBER 31,
                                        -----------------------
                                           1998         1999
                                           ----         ----
CURRENT
Imports in transit....................  $  299,706   $   13,887
Telephones............................   1,547,258    1,875,081
Accessories...........................     624,101      568,460
Spare parts...........................     109,479      142,310
Prepaid cards.........................       6,874       60,298
                                        ----------   ----------
                                        $2,587,418   $2,660,036
                                        ==========   ==========

                                               DECEMBER 31,
                                            -------------------
                                              1998       1999
                                              ----       ----
NON-CURRENT
Telephones and accessories................  $62,923    $226,612
                                            -------    --------
                                            $62,923    $226,612
                                            =======    ========

                                     F-7-18

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 8--PROPERTY, PLANT AND EQUIPMENT

    Composition:

                                                           DECEMBER 31, 1998
                                                ----------------------------------------
                                                   GROSS      DEPRECIATION       NET
                                                   -----      ------------       ---
Land and buildings............................  $ 1,055,721   $    (41,877)  $ 1,013,844
Improvements to leasehold property--office....      649,606       (227,872)      421,734
Improvements to leasehold property--
  cell sites..................................    2,570,615       (490,006)    2,080,609
Cell Site equipment...........................   40,060,980    (14,130,359)   25,930,621
Tools and test equipment......................      699,126       (340,712)      358,414
Telephones....................................      458,824       (320,046)      138,778
Furniture and fixtures........................      878,209       (224,532)      653,677
Data processing and office equipment..........    1,762,361       (764,794)      997,567
Vehicles......................................      193,024        (65,135)      127,889
Construction in progress......................    6,268,507                    6,268,507
                                                -----------   ------------   -----------
Total                                           $54,596,973   $(16,605,333)  $37,991,640
                                                ===========   ============   ===========

                                                           DECEMBER 31, 1999
                                                ----------------------------------------
                                                   GROSS      DEPRECIATION       NET
                                                   -----      ------------       ---
Land and Buildings............................  $ 1,575,128   $    (56,897)  $ 1,518,231
Improvements to leasehold property--office....      894,992       (347,442)      547,550
Improvements to leasehold property--
  cell sites..................................    3,441,723       (786,737)    2,654,986
Cell Site equipment...........................   62,431,700    (20,548,326)   41,883,374
Tools and test equipment......................    1,046,298       (490,123)      556,175
Telephones....................................      637,100       (426,074)      211,026
Furniture and fixtures........................    1,100,878       (321,449)      779,429
Data processing and office equipment..........    2,915,663     (1,160,016)    1,755,647
Vehicles......................................      212,130       (103,714)      108,416
Construction in progress......................    1,041,351                    1,041,351
                                                -----------   ------------   -----------
                                                $75,296,963   $(24,240,778)  $51,056,185
                                                ===========   ============   ===========

                                     F-7-19

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 9--ACCOUNTS PAYABLE--TRADE

    Composition:

                                           1998         1999
                                           ----         ----
To suppliers..........................  $3,590,016   $3,629,418
To ANTEL..............................   3,442,404    3,227,162
Provision for expenses................   1,811,234    2,266,911
                                        ----------   ----------
                                        $8,843,654   $9,123,491
                                        ==========   ==========

NOTE 10--FINANCIAL LIABILITIES

    In November 1996 Abiatar issued debentures for US$7,500,000. The term of the issuance is 3 years with equal annual repayments. The interest rate is Libor plus 2.30%. During 1997, 1998 and 1999 there were payments of US$2,500,000, canceling the balance of this debt.

    In October 1999 Abiatar issued further debentures for US$10,000,000. The term of the issuance is 5 years with repayments of 30% at the end of the 3rd year, 30% at the end of the 4th year, and 40% at the end of the 5th year. The interest rate is Libor plus 2.50%.

    As of December 31, 1998 and 1999 the breakdown of this caption was as follows:

                                          1998         1999
                                          ----         ----
CURRENT
Current portion of long term
  debt--Notes payable--Debentures....  $2,500,000   $         0
Interest payable on Debentures.......      20,119       155,705
                                       ----------   -----------
                                       $2,520,119   $   155,705
                                       ==========   ===========

                                          1998         1999
                                          ----         ----
NON CURRENT
Long-term debt--Notes payable--
  Debentures.........................  $        0   $10,000,000
                                       ==========   ===========
                                       $        0   $10,000,000
                                       ==========   ===========

                                     F-7-20

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 11--OTHER LIABILITIES

    Composition:

                                             DECEMBER 31,
                                        -----------------------
                                           1998         1999
                                           ----         ----
Salaries and wages....................  $  898,645   $1,044,954
Affiliates (Note 13)..................   1,782,659    1,718,783
Taxes payable.........................   1,504,192      605,850
Social security taxes.................     177,006      230,985
Other.................................      38,337        8,794
                                        ----------   ----------
                                        $4,400,839   $3,609,366
                                        ==========   ==========

NOTE 12--TAXES

12.A. SIGNIFICANT COMPONENTS OF THE DEFERRED TAX ASSETS (LIABILITIES) ARE SHOWN IN THE FOLLOWING TABLE:

                                             AT DECEMBER 31,
                                        -------------------------
                                           1998          1999
                                           ----          ----
Allowance for bad debts..............   $ 1,621,897   $ 2,049,858
Provision for expenses...............       647,164       668,979
Deferred charges.....................        40,939        22,972
Fixed assets (difference in useful
  lives).............................       365,165       772,305
Expenses recorded as assets for tax
  purposes...........................      (350,518)     (412,432)
Difference in revenue recognition
  criteria...........................    (1,745,756)   (2,213,553)
                                        -----------   -----------
Total................................   $   578,891   $   888,129
                                        ===========   ===========

    Management believes it is more likely than not that deferred income tax assets will be realized based on current income tax laws and expectations of future taxable income stemming from the reversal of existing deferred tax liabilities or ordinary operations. Accordingly, no valuation allowance has been established. Uncertainties surrounding income tax law changes and future operation income levels may, however, affect the ultimate realization of all or some of such deferred income tax assets.

                                     F-7-21

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 12--TAXES (CONTINUED)
12.B.  ANALYSIS OF INCOME TAX EXPENSE

    The components of income tax expense from continuing operations are presented in the following table:

                                   YEARS ENDED DECEMBER 31,
                             ------------------------------------
                                1997         1998         1999
                                ----         ----         ----
Current....................  $3,923,148   $6,438,363   $6,969,249
Deferred (gain)/loss.......     705,626     (393,517)    (309,238)
                             ----------   ----------   ----------
Total income tax expense...  $4,628,774   $6,044,846   $6,660,011
                             ==========   ==========   ==========

    At December 31, 1997 current income tax include a one-time gain of US$513,507 resulting from a tax credit recognized after a specific authorization received from the tax authority to modify the criteria for determination of income tax payable.

12.C. THE FOLLOWING TABLE SHOWS THE MAIN REASONS FOR THE DIFFERENCE BETWEEN THE EFFECTIVE INCOME TAX RATE AND THE STATUTORY INCOME TAX RATE:

                                    YEARS ENDED DECEMBER 31,
                             --------------------------------------
                                1997         1998          1999
                                ----         ----          ----
Income Tax at statutory
  rate (30.0%)............   $4,680,636   $ 6,361,577   $ 8,152,279
Deductions for financial
  reporting not allowed
  for tax purposes........      163,589       275,813       308,000
Fiscal exemptions.........     (892,674)   (1,355,323)   (1,934,451)
Differences in tax
  estimates...............       (3,873)      612,076       291,016
Effect of change in fiscal
  ruling of Abiatar
  S.A.....................      926,616             0             0
Other.....................     (245,520)      150,703      (156,833)
                             ----------   -----------   -----------
Income Tax at effective
  rate....................   $4,628,774   $ 6,044,846   $ 6,660,011
                             ==========   ===========   ===========

NOTE 13--RELATED PARTY TRANSACTIONS

    The Company's shareholders include through direct or indirect ownership Motorola Inc. and Bell South Inc. companies engaged in the telecommunications

                                     F-7-22

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 13--RELATED PARTY TRANSACTIONS (CONTINUED) business, and also two local shareholder groups. The Company has transactions in the normal course of business with Motorola Inc. and Bell South Inc. and its respective subsidiaries and affiliated companies.

    Such transactions include inter-affiliates roaming services and the acquisition of telephone and cellular equipment from Motorola Inc.

    Intercompany Balances as of December 31, are as follows:

                                         RELATION            1998         1999
                                         --------            ----         ----
ASSETS
ACCOUNTS RECEIVABLE
ROAMING DEBTORS
Compania de Radiocomunicaciones
  Moviles S.A....................   Common Shareholder    $  804,164   $  632,915
Bellsouth Chile..................   Common Shareholder        81,281       20,217
                                                          ----------   ----------
                                                             885,445      653,132

OTHER ACCOUNTS RECEIVABLE
AFFILIATES
Bellsouth Inc....................          Shareholder         1,000            0
Compania de Radiocomunicaciones
  Moviles S.A....................   Common Shareholder         8,500        8,500
                                                          ----------   ----------
                                                               9,500        8,500
LIABILITIES
ACCOUNTS PAYABLE
ROAMING
Compania de Radiocomunicaciones
  Moviles S.A....................   Common Shareholder        87,337       85,000
Bellsouth Chile..................   Common Shareholder         5,385       24,201
                                                          ----------   ----------
                                                              92,722      109,201
SERVICES
Compania de Radiocomunicaciones
  Moviles S.A....................   Common Shareholder        52,474       68,796
OTHER LIABILITIES
AFFILIATES
Bellsouth Mobility...............          Shareholder        32,259            0
Bellsouth International..........          Shareholder        30,000      100,658
Motorola, Inc....................          Shareholder     1,720,400    1,618,125
                                                          ----------   ----------
                                                          $1,782,659   $1,718,783
                                                          ==========   ==========

                                     F-7-23

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 13--RELATED PARTY TRANSACTIONS (CONTINUED)
    The following is a summary of the related party transactions ocurred during each of the three years ended December 31, 1999:

                                  RELATION            1997         1998         1999
                                  --------            ----         ----         ----
SERVICES AND EQUIPMENT NET
  REVENUES
ROAMING
Compania de
  Radiocomunicaciones
  Moviles S.A.............   Common Shareholder    $2,042,791   $2,366,902   $2,473,290
Bellsouth Chile...........   Common Shareholder        11,866       24,316       27,352

COST OF SERVICES:
ROAMING
BellSouth Mobility........          Shareholder        47,845       84,219       69,775
Compania de
  Radiocomunicaciones
  Moviles S.A.............   Common Shareholder       672,656      925,611      795,681
Bellsouth Chile...........   Common Shareholder         5,385            0       71,019

SERVICES:
BellSouth International...          Shareholder             0            0      137,370
Compania de
  Radiocomunicaciones
  Moviles S.A.............   Common Shareholder       109,500      758,172      599,432

IMPORTS:
Motorola, Inc.............          Shareholder
  Cellular Equipment......                          4,174,465    3,611,008    8,123,013
  Telephones and
    Accessories...........                         $2,092,337   $2,326,357   $3,201,862

                                     F-7-24

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 14--RESTRICTIONS ON DIVIDEND DISTRIBUTION

A.  LEGAL RESERVE

    Under Uruguayan law, 5% of the annual profits reported in statutory financial statements must be allocated to the legal reserve until this equals 20% of the issued capital. The reserve is not available for distribution.

    At December 31, 1999 the legal reserve in the statutory financial statements prepared in local currency amounts to Uruguayan pesos 8,000,000 (1998: Uruguayan pesos 8,000,000) and capital issued amounts to Uruguayan pesos 120,000,000 (1998: Uruguayan pesos 40,000,000).

B.  SPECIAL PURPOSE TAX RESERVE

    This reserve was created in accordance with Law No 15,903 Article 447 to secure an income tax benefit related to investment in data processing and communication equipment. The reserve is not available for distribution.

    At December 31, 1999 the special purpose tax reserve in the statutory financial statements prepared in local currency amounts to Uruguayan pesos 45,716,268 (Uruguayan pesos 88,181,890 in 1998).

    The company computed an amount of Uruguayan pesos 180,979,276 of investments made during the year 1999 (Uruguayan pesos 93,835,946 during 1998) in data processing and communication equipment that qualifies for the benefit of reducing income tax payable. Shareholders, when considering the statutory financial statements in local currency as of and for the year ended
December 31, 1999 should transfer retained earnings for approximately Uruguayan pesos 72,391,710 (Uruguayan pesos 37,534,378 for 1998) in order to use the benefit.

C.  DIVIDEND PAYMENTS

    Law No 16,060 stipulates that dividend payments are limited to the profits reported in the statutory financial statements expressed in Uruguayan pesos. As of December 31, 1999, the retained earnings available for dividend distribution were Uruguayan pesos 255,277,616.

                                     F-7-25

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 15--SERVICES AND EQUIPMENT NET REVENUES

    Composition:

                                             1997          1998          1999
                                             ----          ----          ----
Cellular phones services................  $39,037,008   $50,011,379   $75,904,810
Roaming services revenue................    3,478,684     4,543,883     4,737,174
Sales of equipment......................    2,482,634     4,551,693     5,633,617
Internet access services................            0             0        88,992
                                          -----------   -----------   -----------
                                          $44,998,326   $59,106,955   $86,364,593
                                          ===========   ===========   ===========

NOTE 16--SALES AND MARKETING EXPENSES

    Composition:

                                             1997          1998           1999
                                             ----          ----           ----
Salaries and wages......................  $  (727,974)  $  (801,199)  $   (851,604)
Commission expenses.....................   (2,072,066)   (3,543,331)    (7,465,749)
Advertising and promotion...............   (2,331,607)   (2,482,799)    (2,806,986)
                                          -----------   -----------   ------------
                                          $(5,131,647)  $(6,827,329)  $(11,124,339)
                                          ===========   ===========   ============

NOTE 17--GENERAL AND ADMINISTRATIVE EXPENSES

    Composition:

                                             1997          1998           1999
                                             ----          ----           ----
Salaries and wages......................  $(1,374,590)  $(1,733,897)  $ (2,349,272)
Performance bond........................      (11,308)      (11,308)       (11,308)
Professional services...................     (151,680)     (215,116)      (238,237)
Building and office expenses............     (315,825)     (561,456)      (896,377)
Other general and administrative........   (2,849,294)   (3,621,350)    (3,634,517)
Billing and collection..................   (2,638,543)   (2,891,414)    (2,794,746)
Depreciation............................     (592,452)     (313,756)      (737,244)
                                          -----------   -----------   ------------
                                          $(7,933,692)  $(9,348,297)  $(10,661,701)
                                          ===========   ===========   ============

                                     F-7-26

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 18--OTHER INCOME AND EXPENSES, NET

    Composition:

                                  1997        1998        1999
                                  ----        ----        ----
Interest expense..............  $(659,344)  $(382,521)  $(532,020)
Interest income...............    223,661     612,390     203,689
Translation loss..............   (570,966)   (419,175)   (490,196)
Other income..................    173,816     248,084     178,092
Other expenses................     (6,676)     (1,588)       (952)
                                ---------   ---------   ---------
                                $(839,509)  $  57,190   $(641,387)
                                =========   =========   =========

NOTE 19--COMMITMENTS AND CONTINGENCIES

A.  LEASES

    The Company has entered into operating leases as a lessor of facilities used in operations including office space and cell site space. The following table summarizes the approximate future minimum rentals under non-cancelable operating leases in effect at December 31, 1999:

YEAR                                                  US $
----                                                  ----
2000..............................................    651,449
2001..............................................    500,260
2002..............................................    369,930
2003..............................................    246,380
2004..............................................    181,780
Thereafter........................................    390,180
                                                    ---------
Total minimum leases payments.....................  2,339,979
                                                    =========

    Lease expense amounted to US$1,107,062 for the year ended December 31, 1999 (US$736,119 for 1998).

B.  CONSTRUCTION AND PURCHASE COMMITMENTS

    There are no construction or purchase commitments as of December 31, 1998. During 1999, the Company signed a contract with Motorola Inc. for the purchase of digital network equipment for a net amount of US$12,444,740.

                                     F-7-27

                                  ABIATAR S.A.

          FOR THE YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1999

                                (IN US DOLLARS)

NOTE 19--COMMITMENTS AND CONTINGENCIES (CONTINUED)
C.  LEGAL ACTIONS

    The Company is subject to legal proceedings arising in the ordinary course of business. Although the final outcome of these actions cannot be predicted, no provision has been recognized in the financial statements as the company believes that any financial impact would not be material.

NOTE 20--GUARANTEES

    In order to guarantee the agreement with ANTEL, the Company is obliged to provide a performance bond in favor of ANTEL for an amount of US$1,750,000.

    The Company contracted with the NationsBank N.A. South a Letter of Credit in favor of ANTEL for that amount.

NOTE 21--SEGMENT INFORMATION

    The Company provides different type of services: cellular and Internet services that may be grouped in two operating segments. However, cellular is the only reportable segment exceeding the quantitative reporting thresholds established by SFAS No. 131 ("Disclosures about segments of an entreprise and related information"). Accordingly no segment information is provided in these financial statements. The Company started providing Internet access services by the end of 1999.

                                     F-7-28

                                   PELEPHONE
                              COMMUNICATIONS LTD.

                           December 31, 1998 and 1999
                  (With Independent Auditors' Report Thereon)

                                     F-8-1

                         PELEPHONE COMMUNICATIONS LTD.
                  FINANCIAL STATEMENTS AS AT DECEMBER 31, 1999
                                    CONTENTS


                                                                PAGE
                                                                ----
Independent Auditors' Report................................    F-8-3
Balance Sheets of the Company...............................    F-8-4
Statements of Income--Consolidated and of the Company.......    F-8-6
Statement of Shareholders' Equity...........................    F-8-8
Statements of Cash Flows--Consolidated and of the Company...    F-8-9
Notes to the Financial Statements...........................   F-8-14


                                     F-8-2

     AUDITORS' REPORT TO THE SHAREHOLDERS OF PELEPHONE COMMUNICATIONS LTD.

    We have audited the accompanying balance sheets of Pelephone
Communications Ltd. (the Company) as at December 31, 1998 and 1999, and the related statements of income, shareholders' equity, and cash flows of the Company, for each of the three years, the last of which ended December 31, 1999 as well as the consolidated statements of income, shareholders' equity and cash flows for each of the two years, the last of which ended December 31, 1998. These financial statements are the responsibility of the Company's Board of Directors and of its Management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards, including standards prescribed by the Auditors Regulations (Manner of Auditor's Performance) 1973. Such auditing standards are substantially identical to generally accepted auditing standards in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and by Management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, based on our audits the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at December 31, 1998 and 1999 and the results of operations, the changes in the shareholders' equity and the cash flows of the Company for each of the three years, the last of which ended December 31, 1999, as well as the consolidated results of operations, changes in shareholders' equity and cash flows for each of the two years, the last of which ended December 31, 1998, in conformity with generally accepted accounting principles in Israel
(Israeli GAAP). As applied to these financial statements, Israeli GAAP are identical with US GAAP in all material respects except as otherwise described in
Note 26 to the financial statements.

    As explained in Note 2D, the above mentioned financial statements are stated in values adjusted for the changes in the general purchasing power of the Israeli currency, in accordance with opinions of the Institute of Certified Public Accountants in Israel.

                                           Somekh Chaikin
                                           Certified Public Accountants (Isr.)
                                           (A member firm of KPMG International)


Tel-Aviv, Israel
March 14, 2000 except as to
Note 23 which is as of
September 13, 2000


                                     F-8-3

                         PELEPHONE COMMUNICATIONS LTD.

                        BALANCE SHEETS AS AT DECEMBER 31

                       (IN TERMS OF NIS OF DECEMBER 1999)

                                                                          COMPANY
                                                            -----------------------------------
                                                                                    CONVENIENCE
                                                                                    TRANSLATION
                                                                                     (NOTE 2F)
                                                                                    -----------
                                                   NOTE       1998        1999         1999
                                                   ----       ----        ----         ----
                                                               NIS         NIS      (UNAUDITED)
                                                             (000S)      (000S)        US $
                                                                                      (000S)
ASSETS                                               24
Current assets
Cash and cash equivalents......................       3        40,202       4,832       1,163
Trade receivables, net.........................    2H,4       398,902     471,360     113,499
Interested party...............................      22       100,292      95,305      22,948
Other receivables..............................       5        60,025     153,173      36,883
Inventory......................................      2I        97,558     206,079      49,623
                                                            ---------   ---------     -------
TOTAL CURRENT ASSETS...........................               696,979     930,749     224,116
                                                            ---------   ---------     -------
LONG-TERM TRADE RECEIVABLES, NET...............       6        18,015      11,352       2,733
                                                            ---------   ---------     -------
SEVERANCE PAY FUNDINGS, NET....................      14            --       3,482         838
                                                            ---------   ---------     -------
PROPERTY AND EQUIPMENT, NET....................    2J,7     2,355,686   2,512,688     605,029
                                                            ---------   ---------     -------
OTHER ASSETS, NET..............................    2K,8            --     459,494     110,641
                                                            ---------   ---------     -------
TOTAL ASSETS...................................             3,070,680   3,917,765     943,357
                                                            =========   =========     =======

                                     F-8-4

                         PELEPHONE COMMUNICATIONS LTD.

                        BALANCE SHEETS AS AT DECEMBER 31

                       (IN TERMS OF NIS OF DECEMBER 1999)

                                                                       COMPANY
                                                         -----------------------------------
                                                                                 CONVENIENCE
                                                                                 TRANSLATION
                                                                                  (NOTE 2F)
                                                                                 -----------
                                               NOTE        1998        1999         1999
                                               ----        ----        ----         ----
                                                            NIS         NIS      (UNAUDITED)
                                                          (000S)      (000S)        US $
                                                                                   (000S)
LIABILITIES AND SHAREHOLDERS' EQUITY               24
CURRENT LIABILITIES
Short-term bank credit.....................         9       94,834     678,077     163,274
Trade payables.............................        10       50,912     144,667      34,834
Taxes and other statutory payments.........     16A(1)     109,137     102,043      24,571
Liabilities to interested and related
  parties..................................    11, 22      199,456     142,696      34,360
Other payables.............................        12      133,162     118,730      28,589
                                                         ---------   ---------     -------
                                                           587,501   1,186,213     285,628
                                                         ---------   ---------     -------
PROVISION FOR LOSSES OF AN INVESTEE
  COMPANY..................................        2L           --       3,978         958
                                                         ---------   ---------     -------
LONG-TERM LIABILITIES
Long-term bank credit......................        13      564,401     735,390     177,074
Liability in respect of employee severance
  benefits, net............................        14          607          --          --
Deferred taxes.............................   2M; 15B        4,188      38,726       9,325
                                                         ---------   ---------     -------
                                                           569,196     774,116     186,399
                                                         ---------   ---------     -------
CONTINGENT LIABILITIES, COMMITMENTS AND
  LIENS....................................        16
TOTAL LIABILITIES..........................              1,156,697   1,964,307     472,985
                                                         ---------   ---------     -------
SHAREHOLDERS' EQUITY.......................              1,913,983   1,953,458     470,372
                                                         ---------   ---------     -------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY...................................              3,070,680   3,917,765     943,357
                                                         =========   =========     =======

          The notes are an integral part of the financial statements.

                                     F-8-5

                         PELEPHONE COMMUNICATIONS LTD.

              STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31

                       (IN TERMS OF NIS OF DECEMBER 1999)


                                                                           *CONSOLIDATED
                                                                       ---------------------
                                                              NOTE       1997        1998
                                                              ----       ----        ----
                                                                          NIS         NIS
                                                                        (000S)      (000S)
Income from cellular phone services, sales and other
  services................................................      2N     2,637,089   3,011,278
Cost of cellular phone services, sales and other
  services................................................      17     1,882,373   2,176,838
                                                                       ---------   ---------
Gross profit..............................................               754,716     834,440
                                                                       ---------   ---------
Selling and marketing expenses............................      18       198,379     230,465
General and administrative expenses.......................      19       138,929     161,577
                                                                       ---------   ---------
                                                                         337,308     392,042
OPERATING PROFIT..........................................               417,408     442,398
Financing expenses, net...................................      20        35,168      29,541
Other expenses (income)...................................                   593       5,156
                                                                       ---------   ---------
PROFIT BEFORE INCOME TAX..................................               381,647     407,701
Income tax................................................      15       142,863     157,816
                                                                       ---------   ---------
PROFIT BEFORE COMPANY'S EQUITY IN LOSSES OF INVESTEE
  COMPANIES...............................................               238,784     249,885
Company's equity in losses of investee companies..........                    --          --
                                                                       ---------   ---------
NET EARNINGS..............................................               238,784     249,885
                                                                       =========   =========
                                                                             NIS         NIS
                                                                       ---------   ---------
BASIC AND DILUTED EARNINGS PER NIS 1 PAR VALUE OF SHARE
  CAPITAL (302,460,000 ORDINARY SHARES)...................   2o;21         0.789       0.826
                                                                       =========   =========


---------------------


*   See Note 1B.


                                     F-8-6

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)


                                                                                 COMPANY
                                                                               -----------
                                                                               CONVENIENCE
                                                                               TRANSLATION
                                                        COMPANY                 (NOTE 2F)
                                           ---------------------------------   -----------
                                             1997        1998        1999         1999         NOTE
                                             ----        ----        ----         ----         ----
                                              NIS         NIS         NIS      (UNAUDITED)
                                            (000S)      (000S)      (000S)        US $
                                                                                 (000S)
Income from cellular phone services,
  sales and other services...............  2,637,089   3,011,278   2,975,126     716,380          2N
Cost of cellular phone services, sales
  and other services.....................  1,882,373   2,176,838   2,367,043     569,960          17
                                           ---------   ---------   ---------     -------
Gross profit.............................    754,716     834,440     608,083     146,420
                                           ---------   ---------   ---------     -------
Selling and marketing expenses...........    198,249     229,918     280,398      67,517          18
General and administrative expenses......    138,454     160,951     183,677      44,228          19
                                           ---------   ---------   ---------     -------
                                             336,703     390,869     464,075     111,745
OPERATING PROFIT.........................    418,013     443,571     144,008      34,675
Financing expenses, net..................     35,171      29,586      65,745      15,830          20
Other expenses (income)..................        593       5,156        (521)       (125)
                                           ---------   ---------   ---------     -------
PROFIT BEFORE INCOME TAX.................    382,249     408,829      78,784      18,970
Income tax...............................    142,863     157,816      35,331       8,507          15
                                           ---------   ---------   ---------     -------
PROFIT BEFORE COMPANY'S EQUITY IN LOSSES
  OF INVESTEE COMPANIES..................    239,386     251,013      43,453      10,463
Company's equity in losses of investee
  companies..............................        602       1,128       3,978         958
                                           ---------   ---------   ---------     -------
NET EARNINGS.............................    238,784     249,885      39,475       9,505
                                           =========   =========   =========     =======
                                                 NIS         NIS         NIS         NIS
                                           ---------   ---------   ---------     -------
BASIC AND DILUTED EARNINGS PER NIS 1 PAR
  VALUE OF SHARE CAPITAL (302,460,000
  ORDINARY SHARES).......................      0.789       0.826       0.131       0.031      2O, 21
                                           =========   =========   =========     =======


          The notes are an integral part of the financial statements.

                                     F-8-7

                         PELEPHONE COMMUNICATIONS LTD.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (IN TERMS OF NIS OF DECEMBER 1999)

                                                  SHARE      SHARE     RETAINED
                                                 CAPITAL    PREMIUM    EARNINGS      TOTAL
                                                 -------    -------    --------      -----
                                                   NIS        NIS         NIS         NIS
                                                  (000S)     (000S)     (000S)      (000S)
BALANCE AT JANUARY 1, 1997.....................  484,130    129,544      808,848   1,422,522
Changes during 1997:
Net earnings...................................                          238,784     238,784
Inflationary erosion of dividend declared in
  prior year...................................                            2,792       2,792
                                                 -------    -------    ---------   ---------
BALANCE AT DECEMBER 31, 1997...................  484,130    129,544    1,050,424   1,664,098
Changes during 1998:
Net earnings...................................                          249,885     249,885
                                                 -------    -------    ---------   ---------
BALANCE AT DECEMBER 31, 1998...................  484,130    129,544    1,300,309   1,913,983
Changes during 1999:
Net earnings...................................                           39,475      39,475
                                                 -------    -------    ---------   ---------
Balance at December 31, 1999...................  484,130    129,544    1,339,784   1,953,458
                                                 =======    =======    =========   =========

                                                     CONVENIENCE TRANSLATION (NOTE 2F)
                                           -----------------------------------------------------
                                              SHARE         SHARE       RETAINED
                                             CAPITAL       PREMIUM      EARNINGS        TOTAL
                                             -------       -------      --------        -----
                                           (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
                                              US $          US $          US $          US $
                                             (000S)        (000S)        (000S)        (000S)
BALANCE AT JANUARY 1, 1999...............    116,574        31,193       313,100       460,867
Changes during 1999:
Net earnings.............................                                  9,505         9,505
                                             -------        ------       -------       -------
BALANCE AT DECEMBER 31, 1999.............    116,574        31,193       322,605       470,372
                                             =======        ======       =======       =======

          The notes are an integral part of the financial statements.

                                     F-8-8

                         PELEPHONE COMMUNICATIONS LTD.
            STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31
                       (IN TERMS OF NIS OF DECEMBER 1999)

                                                                                                                 COMPANY
                                                                                                               -----------
                                                                                                               CONVENIENCE
                                                                                                               TRANSLATION
                                                     *CONSOLIDATED                     COMPANY                  (NOTE 2F)
                                                -----------------------   ----------------------------------   -----------
                                                   1997         1998        1997        1998         1999         1999
                                                   ----         ----        ----        ----         ----         ----
                                                   NIS          NIS         NIS         NIS          NIS       (UNAUDITED)
                                                  (000S)       (000S)      (000S)      (000S)       (000S)        US $
                                                                                                                 (000S)
CASH FLOWS GENERATED BY OPERATING ACTIVITIES:
Net earnings..................................     238,784      249,885    238,784      249,885       39,475       9,505
Adjustments to reconcile net income to net
  cash flows generated by operating
  activities (A)..............................     427,725      648,812    427,863      649,936      568,178     136,811
                                                ----------   ----------   --------   ----------   ----------    --------
Net cash inflow generated by operating
  activities..................................     666,509      898,697    666,647      899,821      607,653     146,316
                                                ----------   ----------   --------   ----------   ----------    --------
CASH FLOWS GENERATED BY INVESTING ACTIVITIES:
Purchase of property and equipment............    (687,774)  (1,059,166)  (687,034)  (1,058,869)    (844,403)   (203,323)
Proceeds from sale of property and
  equipment...................................       5,507        1,931      5,507        1,931        5,006       1,205
Purchase of a jointly controlled company......          --           --        (81)          --           --          --
Loan to a jointly controlled company..........          --       (1,314)    (1,875)      (3,979)          --          --
Sale of investment in a jointly controlled
  company (C).................................          --         (122)        --           80           --          --
Capitalized software development costs........        (723)      (1,397)        --           --           --          --
Investment in other assets....................          --           --         --           --     (560,331)   (134,922)
                                                ----------   ----------   --------   ----------   ----------    --------
Net cash outflow used for investing
  activities..................................    (682,990)  (1,060,068)  (683,483)  (1,060,837)  (1,399,728)   (337,040)
                                                ----------   ----------   --------   ----------   ----------    --------

                                     F-8-9

                         PELEPHONE COMMUNICATIONS LTD.
      STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31 (CONTINUED)
                       (IN TERMS OF NIS OF DECEMBER 1999)

                                                                                                                 COMPANY
                                                                                                               -----------
                                                                                                               CONVENIENCE
                                                                                                               TRANSLATION
                                                     *CONSOLIDATED                     COMPANY                  (NOTE 2F)
                                                -----------------------   ----------------------------------   -----------
                                                   1997         1998        1997        1998         1999         1999
                                                   ----         ----        ----        ----         ----         ----
                                                   NIS          NIS         NIS         NIS          NIS       (UNAUDITED)
                                                  (000S)       (000S)      (000S)      (000S)       (000S)        US $
                                                                                                                 (000S)
CASH FLOWS GENERATED BY FINANCING ACTIVITIES:
Dividend paid.................................     (91,740)          --    (91,740)          --           --          --
Receipt of long-term loans and other
  liabilities.................................     255,250      229,096    255,250      229,096      316,257      76,151
Repayment of long-term loans and other
  liabilities.................................     (74,526)    (141,551)   (74,526)    (141,551)    (101,564)    (24,456)
Short-term bank credit, net...................          --           --         --           --      542,012     130,512
                                                ----------   ----------   --------   ----------   ----------    --------
Net cash inflow generated by financing
  activities..................................      88,984       87,545     88,984       87,545      756,705     182,207
                                                ----------   ----------   --------   ----------   ----------    --------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.................................      72,503      (73,826)    72,148      (73,471)     (35,370)     (8,517)
Cash and cash equivalents at beginning of
  year........................................      41,525      114,028     41,525      113,673       40,202       9,680
                                                ----------   ----------   --------   ----------   ----------    --------
CASH AND CASH EQUIVALENTS AT END OF YEAR......     114,028       40,202    113,673       40,202        4,832       1,163
                                                ==========   ==========   ========   ==========   ==========    ========

---------------------

*   See Note 1B.

          The notes are an integral part of the financial statements.

                                     F-8-10

                         PELEPHONE COMMUNICATIONS LTD.
      STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31 (CONTINUED)
                       (IN TERMS OF NIS OF DECEMBER 1999)

                                                                                                               COMPANY
                                                                                                             -----------
                                                                                                             CONVENIENCE
                                                                                                             TRANSLATION
                                                         *CONSOLIDATED                 COMPANY                (NOTE 2F)
                                                      -------------------   ------------------------------   -----------
                                                        1997       1998       1997       1998       1999        1999
                                                        ----       ----       ----       ----       ----        ----
                                                        NIS        NIS        NIS        NIS        NIS      (UNAUDITED)
                                                       (000S)     (000S)     (000S)     (000S)     (000S)       US $
                                                                                                               (000S)
A. ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH
  FLOWS GENERATED BY OPERATING ACTIVITIES
Income and expenses not involving cash flows:
Depreciation and amortization.......................   619,478    694,618    619,465    694,581    854,723     205,809
Deferred taxes, net.................................   (27,670)   (20,192)   (27,670)   (20,192)    25,820       6,217
(Decrease) increase in excess of liability for
  severance benefits over related fundings..........       670       (806)       670       (806)    (4,089)       (985)
Capital losses......................................       593        706        593        706        304          73
Erosion of long-term loans..........................     6,999     22,685      6,999     22,685     (2,473)       (595)
Company's equity in losses of investee companies....        --         --        602      1,128      3,978         958
Inflationary erosion of loan to a jointly controlled
  company...........................................        --       (312)       (13)      (312)        --          --
Gain on sale of investment in a jointly controlled
  company...........................................        --     (1,731)        --     (1,731)        --          --
Allowance for a capital loss in respect of a loan
  write-off.........................................        --      6,181         --      6,181         --          --
                                                      --------   --------   --------   --------   --------     -------
                                                       600,070    701,149    600,646    702,240    878,263     211,477
                                                      --------   --------   --------   --------   --------     -------

                                     F-8-11

                         PELEPHONE COMMUNICATIONS LTD.
      STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31 (CONTINUED)
                       (IN TERMS OF NIS OF DECEMBER 1999)

                                                                                                               COMPANY
                                                                                                             -----------
                                                                                                             CONVENIENCE
                                                                                                             TRANSLATION
                                                         *CONSOLIDATED                 COMPANY                (NOTE 2F)
                                                      -------------------   ------------------------------   -----------
                                                        1997       1998       1997       1998       1999        1999
                                                        ----       ----       ----       ----       ----        ----
                                                        NIS        NIS        NIS        NIS        NIS      (UNAUDITED)
                                                       (000S)     (000S)     (000S)     (000S)     (000S)       US $
                                                                                                               (000S)
Changes in assets and liability items:
Increase in trade receivables.......................   (82,249)   (71,515)   (82,249)   (71,515)   (65,795)    (15,843)
Decrease (increase) in other receivables including
  interested party..................................   (21,925)    11,284    (22,027)    11,620    (79,443)    (19,129)
Decrease (increase) in inventory....................    10,677   (121,340)    10,677   (121,340)  (166,055)    (39,984)
Increase (decrease) in trade payables including
  interested and related parties....................   (99,825)    84,533    (99,943)    84,359     22,734       5,473
Increase (decrease) in other payables...............    20,977     44,701     20,759     44,572    (21,526)     (5,183)
                                                      --------   --------   --------   --------   --------    --------
                                                      (172,345)   (52,337)  (172,783)   (52,304)  (310,085)    (74,666)
                                                      --------   --------   --------   --------   --------    --------
                                                       427,725    648,812    427,863    649,936    568,178     136,811
                                                      ========   ========   ========   ========   ========    ========

---------------------

*   See Note 1B.

          The notes are an integral part of the financial statements.

                                     F-8-12

                         PELEPHONE COMMUNICATIONS LTD.
      STATEMENTS OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31 (CONTINUED)
                       (IN TERMS OF NIS OF DECEMBER 1999)

                                                                                                                 COMPANY
                                                                                                               -----------
                                                                                                               CONVENIENCE
                                                                                                               TRANSLATION
                                                     *CONSOLIDATED                     COMPANY                  (NOTE 2F)
                                                -----------------------   ----------------------------------   -----------
                                                   1997         1998        1997        1998         1999         1999
                                                   ----         ----        ----        ----         ----         ----
                                                   NIS          NIS         NIS         NIS          NIS       (UNAUDITED)
                                                  (000S)       (000S)      (000S)      (000S)       (000S)        US $
                                                                                                                 (000S)
B. NON-CASH TRANSACTIONS
Purchase of property and equipment on
  suppliers credit............................     116,095      100,807    116,095      100,807      115,068      27,707
                                                ==========   ==========   ========   ==========   ==========    ========
C. WITHDRAWAL FROM CONSOLIDATION--PROCEEDS
  FROM SALE OF INVESTMENT IN A PROPORTIONATELY
  CONSOLIDATED COMPANY
Working capital (excluding cash)..............                     (411)
Property and equipment........................                      873
Capitalized software development costs........                    2,233
Short-term loan to company that withdrew from
  the consolidation...........................                   (4,548)
Capital gain from sale of the investment......                    1,731
                                                             ----------
                                                                   (122)
                                                             ==========

---------------------

*   See Note 1B.

          The notes are an integral part of the financial statements.

                                     F-8-13

                         PELEPHONE COMMUNICATIONS LTD.

                       NOTES TO THE FINANCIAL STATEMENTS

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 1--GENERAL

    A. Pelephone Communications Ltd. (hereinafter--"the Company") is owned by Motorola Israel Ltd. (hereinafter--"Motorola") and Bezeq--The Israel Telecommunication Corp. Ltd. (hereinafter--"Bezeq"), each having a 50% interest in the Company.

    The Company operates mobile cellular telephone services, markets cellular telephone equipment, and installs, operates and maintains equipment and systems in the cellular communications field.

    The Company operates under an operating license for mobile radio--telephone services (hereinafter--"the MRTS license"). The license in its updated form was received on February 7, 1996 and is valid for 10 years commencing January 1, 1994, with an option for extension for an additional period of 6 years ("the additional period") and for renewal of the license for one or more additional periods of 6 years each, over and above the period of the license or the additional period.

    B. In 1997, the Company invested in T.C.S.--Telcom Solutions Ltd. (hereinafter "T.C.S"), a jointly controlled company. The Company held 50% of the equity and control therein. T.C.S. engages in the development, marketing and selling of management computer program systems. The Company sold its investment in T.C.S. during 1998.

    C. In the current year the Company entered into an agreement providing for the establishment of a company called Safe Com--Car Communication Ltd. (hereinafter--"Safe Car"). Safe Car purchased assets and rights from a court appointed trustee under a rehabilitation program of Mobitel Ltd., at a price of NIS 8.5 million.

    Safe Car's main activity is the tracing and locating of missing vehicles.

    The Company holds 51% of the shares of Safe Car. The financial statements of Safe Car were not consolidated since the Company has neither control nor joint control thereof. According to the agreement for the establishment of Safe Car, important decisions have to be approved by a 75% majority. The Company treated this investment in its financial statements according to the equity method (see
Note 2 L).

                                     F-8-14

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 2--REPORTING PRINCIPLES AND ACCOUNTING POLICIES

A.  DEFINITIONS

1. PROPORTIONALLY CONSOLIDATED COMPANIES--companies whose financial statements are directly consolidated with those of the Company by the proportionate consolidation method.

2. AFFILIATED COMPANIES--investees, other than proportionately consolidated companies, the investment in which is included directly in the Company's financial statement by the equity method.

3. INVESTEE COMPANIES--Proportionately consolidated companies and affiliated companies.


4.  INTERESTED PARTIES--as defined by Israeli Securities Law:



    a. the holder of 5% or more of the issued share capital or of the voting rights of a company, a person who has the right to appoint one or more members of a company or its chief executive officer, a person serving as the chief executive officer or as a member of the board of directors, an entity in which a person as described above holds 25% or more of its issued share capital or of its voting rights, or has the right to appoint 25% or more of its board members; or



    b.  a subsidiary of a company, other than a nominee company.


5. RELATED PARTIES--as defined in Opinion No. 29 of the Institute of Certified Public Accountants in Israel (hereinafter--"ICPAI").


    a. parties, one of which directly or indirectly (1) owns 10% or more of the issued share capital of the other company, or of its voting rights or of the rights to appoint its directors, (2) has the right to appoint the other company's chief executive officer, or (3) acts as the company's director or general manager;



    b. any entity in which one of the parties mentioned in (a) above, owns 25% or more of this body's issued share capital, or of its voting rights or of the rights to appoint its directors; or



    c.  spouses or minor children of parties described in (a) above.


    As applicable to the Company, related parties and interested parties, as described above, would also be considered related parties under United States generally accepted accounting principles ("U.S. GAAP").

                                     F-8-15

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 2--REPORTING PRINCIPLES AND ACCOUNTING POLICIES (CONTINUED)
6. CPI--the Consumer Price Index as published by the Central Bureau of Statistics in Israel.

7.  DOLLAR--the U.S. dollar

8.  NIS--New Israeli Shekel

B.  ISRAELI GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The financial statements presented herein have been prepared in conformity with Israeli GAAP which, as applied to the Company, are substantially identical in all material respects to U.S. GAAP, except as described in Note 26.

C.  USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

D.  FINANCIAL STATEMENTS IN INFLATION ADJUSTED VALUES

1. Since 1994, the Company prepares its financial statements on the basis of historical cost adjusted for changes in the general purchasing power of the NIS. The financial statements in nominal historical values were adjusted to NIS of a constant purchasing power in accordance with Opinions 36 and 50 of the ICPAI. Financial statement data of the Company in nominal historical values is presented in Note 25.

2. The principal financial statements of the Company for all years through 1993 were prepared in dollars, since during those years the Company was a wholly-owned subsidiary of Motorola Israel Ltd., a company wholly-owned by foreign investors, and its operations were mainly in dollars, because of the financing it received was denominated in dollars and because most of its operations were either denominated in dollars or linked thereto.

    The financial statements as at December 31, 1993 were translated into NIS of December 1993 in accordance with Paragraph 29 of Opinion 36 of the ICPAI, at the representative exchange rate of the dollar as at December 31, 1993 ($1=NIS 2.986). Since such date, they have been adjusted as described in 2D(1) above.

                                     F-8-16

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 2--REPORTING PRINCIPLES AND ACCOUNTING POLICIES (CONTINUED)
3. The adjusted values of non-monetary items do not necessarily represent their market value or their value to the Company, but rather their adjusted cost, computed as stated in Paragraphs (1) and (2) above.

4. In the inflation-adjusted financial statements the term "cost" means "adjusted cost."

5. All comparative figures for previous years (including monetary items) have also been adjusted and are stated in terms of NIS of the end of the current reporting period.

E.  PRINCIPLES OF ADJUSTMENT

1.  Balance sheet

    Since 1994, non-monetary items (mainly property and equipment and inventory) have been adjusted based on the changes in the CPI from the index published in respect of the month of the transaction until the index published in respect of the month of balance sheet date (regarding the period up to December 31, 1993--see D(2) above). Monetary items are stated in the adjusted balance sheet at the same value by which they are stated in the nominal historical balance sheet.

    The net asset value of the investments in investee companies is determined on the basis of the inflation adjusted financial statements of such investees.

2.  Statement of income

    Statement of income items have been adjusted in respect of the changes in the CPI as follows:

    a) Income and expenses arising from non-monetary items (e.g., depreciation and amortization, changes in inventory, prepaid expenses and deferred income etc.) or from provisions included in the balance sheet (such as provisions for vacation pay and employee vacation expense allowance, etc.) have been adjusted on the basis of specific indices, parallel with the adjustment of the related balance sheet item.

    b) Other statement of income items (such as sales, purchases, etc.), except for financing income and expense, have been adjusted on the basis of changes in the CPI from the date of the transaction until balance sheet date.

    c) Transactions involving credit in unlinked Israeli currency which does not bear interest at going market rates, have been adjusted on the basis of indices

                                     F-8-17

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 2--REPORTING PRINCIPLES AND ACCOUNTING POLICIES (CONTINUED) relating to the cash flow related thereto, if the rate of inflation in the credit period of the transaction exceeds 8%.

    d) The Company's equity in the operating results of the investee companies, is determined on the basis of the inflation adjusted audited financial statements of such investees.

    e) The financing item reflects financing income and expenses in real values (net of inflation), inflationary erosion, over the year, of monetary items and gains and losses from sale and valuation of marketable securities as well as from derivative financial instruments.

    f)  Income taxes:

       Current income taxes include payments on account during the year plus amounts payable (or less amounts refundable) at year end. The payments on account have been adjusted based on the change in the CPI since the date of each payment, while the year-end balance payable or refundable is stated without adjustment. Therefore, current tax expense also includes the erosion of the value of the advance tax payments from the date of payment until balance sheet date.

       Regarding deferred taxes--See Note 2M.

3.  Statement of shareholders' equity

       A dividend that was declared and paid during the year is adjusted on the basis of the index of the date of payment.

       The erosion in the amount of dividend declared in one accounting period but paid in a subsequent period, is set-off against the amount of dividend declared in such subsequent period.

4.  Statement of cash flows

       The financial statements include a statement of cash flows. This statement provides information on cash receipts and payments, during the year, relating to operating, investing, and financing activities, and is stated in terms of NIS of the end of the current period.

F.  PRESENTATION IN DOLLARS FOR THE CONVENIENCE OF THE READER


    For the convenience of the reader (not for US GAAP purposes), the adjusted NIS figures of the Company's statements as at December 31, 1999 and for the year


                                     F-8-18

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 2--REPORTING PRINCIPLES AND ACCOUNTING POLICIES (CONTINUED)

then ended have been presented in U.S. dollars, using the representative exchange rate of December 31, 1999 (U.S.$ 1 = NIS 4.153). The dollar amounts presented in the financial statements should not be construed as representing amounts receivable, payable or convertible into dollars, unless otherwise indicated.


G.  PRINCIPLES OF CONSOLIDATION

1. A jointly controlled company is consolidated in the financial statements by the proportionate consolidation method (see Note 1B).

2. The consolidated financial statements include the proportionate part of the items of expenses and income of the proportionately consolidated companies based on the percentage of holding therein.

H.  ALLOWANCE FOR DOUBTFUL DEBTS

    The financial statements include specific allowances for doubtful debts that reflect adequately, in Management's opinion, the loss that may result from trade receivables the collection of which is in doubt. In determining the adequacy of the allowances, Management based its judgment, inter alia, on its assessment of risks, based on information available pertaining to the financial position of the debtors, the volume of activity with them, an assessment of the value of collateral received from them and legal counsels' estimates. Doubtful debts which, in the opinion of Management and the Company's legal counsel, are no longer collectible, are written off on the basis of a Management resolution.

I.  INVENTORY

    Inventory of subscriber equipment is stated at the lower of cost or value to the business. Cost is determined by the "first-in, first-out" method.

    Part of the Company's current operations is to upgrade its customers' cellular telephone equipment and as a result inventory also includes cellular telephone equipment that was returned by customers.

    The inventory of the Company includes spare parts it uses to repair cellular telephone equipment of customers, in the framework of the insurance the Company provides its customers.

                                     F-8-19

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 2--REPORTING PRINCIPLES AND ACCOUNTING POLICIES (CONTINUED)
J.  PROPERTY AND EQUIPMENT

1.  Property and equipment are stated at cost less accumulated depreciation.

2. Improvements and enhancements are added to the cost of related assets, whereas maintenance and repairs are charged to expense as incurred.

3. Depreciation is computed on cost using the straight-line method, over the useful lives of the assets as estimated by the Company.

    Annual depreciation rates are as follows:

                                                                 %
                                                              --------
Infrastructure equipment at sites...........................   10-20
Subscriber equipment........................................   33-66
Motor vehicles..............................................      15
Electronic equipment, computers and communication systems...   14-33
Office furniture and equipment..............................      14

    Leasehold improvements are amortized over the term of the lease.

K.  OTHER ASSETS

    Beginning in 1999, the Company capitalized its net direct costs, which it paid to a third party (subscriber acquisition costs) in respect of sales to subscribers, who undertook to continue being customers of the Company. Any breach of the undertaking, subjects the subscriber to the payment of a penalty and also the capitalized asset is immediately written off to expense. These costs are amortized over the period of the undertaking of up to 36 months.

L.  PROVISION FOR LOSSES OF AN INVESTEE COMPANY

    The financial statements include a provision in respect of the Company's equity in the losses accumulated by Safe Car as reflected by the financial statements of Safe Car, according to the equity method (see Note 1C).

M.  DEFERRED TAXES

    Deferred taxes are created in respect of timing differences between amounts included in the adjusted financial statements and amounts taken into consideration for

                                     F-8-20

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 2--REPORTING PRINCIPLES AND ACCOUNTING POLICIES (CONTINUED) tax purposes. The major items for which deferred taxes have been created are as follows:

    - Differences between the balance of depreciable assets, as stated in the adjusted financial statements (excluding private cars), and amounts deductible in the future for tax purposes in respect of such assets.

    - Temporary differences relating to the recognition of expenses and income (mainly provisions for employee benefits and doubtful debts) for financial reporting and tax purposes;

    - Differences in the carrying value of assets for financial reporting and tax purposes (mainly inventory).

    The amount deferred annually is computed based on the liability method, at tax rates which will be in effect when the deferred taxes are utilized, or the tax benefit realized, as such are known proximate to the date the financial statements are approved by the Company's Board of Directors.

    Accounting for deferred taxes under Israeli GAAP is similar to that required under U.S. GAAP based on the provisions of Statement No. 109 of the Financial Accounting Standards Board ("FASB")--"Accounting for Income Taxes."

N.  INCOME RECOGNITION

1. Income from mobile radio-telephone services is recognized proportionately over the period of contract or of the rendering of the service.

2. Income arising from sales of subscriber equipment is recognized upon delivery to the customer.

3. The income from the installment sale of subscriber equipment, is recognized, upon delivery to the subscriber, on the basis of the present value of the payments receivable. The financing income is recognized according to the payment period.

O.  EARNINGS PER SHARE

    Earnings per share are computed in accordance with Opinion No. 55 of the ICPAI.

                                     F-8-21

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 2--REPORTING PRINCIPLES AND ACCOUNTING POLICIES (CONTINUED)
P.  RATES OF EXCHANGE AND LINKAGE

    Assets and liabilities in, or linked to, foreign currency are stated on the basis of the representative exchange rate as at balance sheet date as published by Bank of Israel.

    Balances linked to the CPI are stated per the contractual linkage terms of each item.

    Details of the CPI and the representative exchange rate are as follows:

                                                                               INCREASE (DECREASE)
                                                                              DURING THE YEAR ENDED
                                                  DECEMBER 31                      DECEMBER 31
                                         ------------------------------   ------------------------------
                                           1997       1998       1999       1997       1998       1999
                                           ----       ----       ----       ----       ----       ----
                                                                             %          %          %
CPI (1998 average basis) in respect of
  December--in points..................   153.1      166.3      168.5       6.99       8.62       1.34
Exchange rate of the U.S. dollar
  (NIS)................................   3.536       4.16      4.153       8.77      17.65      (0.17)

Q.  DERIVATIVE FINANCIAL INSTRUMENTS

1. The gains and losses on derivative financial instruments held as hedging instruments for existing assets and liabilities are recognized concurrently with the gains and losses on the hedged assets and liabilities.

2. The gains and losses on derivative financial instruments held as hedging instruments for firm commitments are deferred, and are recognized in the same period in which the gains and losses from the hedged transactions are recognized.

                                     F-8-22

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 3--CASH AND CASH EQUIVALENTS

                                                            COMPANY
                                            ---------------------------------------
                                                                        CONVENIENCE
                                                                        TRANSLATION
                                                                        -----------
                                            DECEMBER 31   DECEMBER 31   DECEMBER 31
                                               1998          1999          1999
                                               ----          ----          ----
                                                NIS           NIS       (UNAUDITED)
                                              (000S)        (000S)         US $
                                                                          (000S)
Cash at banks.............................     7,049         4,832         1,163
NIS deposits (CPI-linked)*................     8,006            --            --
NIS deposits (U.S. dollar-linked).........    25,147            --            --
                                              ------         -----         -----
                                              40,202         4,832         1,163
                                              ======         =====         =====

---------------------

* Linked to the CPI or bearing interest at a rate approximating the increase in the CPI.

    Deposits with banks, with an original maturity not exceeding three months are considered to be cash equivalents.

                                     F-8-23

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 4--TRADE RECEIVABLES, NET

                                                               COMPANY
                                               ---------------------------------------
                                                                           CONVENIENCE
                                                                           TRANSLATION
                                                                           -----------
                                               DECEMBER 31   DECEMBER 31   DECEMBER 31
                                                  1998          1999          1999
                                                  ----          ----          ----
                                                   NIS           NIS       (UNAUDITED)
                                                 (000S)        (000S)         US $
                                                                             (000S)
On open accounts.............................    432,075       496,123       119,461
Post-dated checks, notes receivables and
  credit cards*..............................      6,775        10,932         2,632
                                                 -------       -------       -------
                                                 438,850       507,055       122,093
Less--
Deferred interest income**...................         --           167            40
Allowance for doubtful debts***..............     60,588        84,107        20,251
                                                 -------       -------       -------
                                                 378,262       422,781       101,802
Current maturities of long-term trade
  receivables................................     20,640        48,579        11,697
                                                 -------       -------       -------
                                                 398,902       471,360       113,499
                                                 =======       =======       =======
---------------------
  * Including balances of related parties in
    the amount of:...........................      1,617         1,563           376
                                                 =======       =======       =======

 ** Deferred interest income is the difference between the original amount receivable and its present value on the date the income is recognized. The present value is calculated on the basis of an effective interest rate of 12% p.a.

*** See Note 2 H.

                                     F-8-24

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 5--OTHER RECEIVABLES

                                                            COMPANY
                                            ---------------------------------------
                                                                        CONVENIENCE
                                                                        TRANSLATION
                                                                        -----------
                                            DECEMBER 31   DECEMBER 31   DECEMBER 31
                                               1998          1999          1999
                                               ----          ----          ----
                                                NIS           NIS       (UNAUDITED)
                                              (000S)        (000S)         US $
                                                                          (000S)
Government agencies re tax refunds........     4,776         72,772       17,523
Deferred tax asset, net...................    27,453         36,171        8,710
Prepaid expenses..........................    27,144         26,459        6,371
Communications suppliers and sundry.......       652         17,771        4,279
                                              ------        -------       ------
                                              60,025        153,173       36,883
                                              ======        =======       ======

NOTE 6--LONG-TERM TRADE RECEIVABLES, NET

A.  COMPOSITION:

                                                            COMPANY
                                            ---------------------------------------
                                                                        CONVENIENCE
                                                                        TRANSLATION
                                                                        -----------
                                            DECEMBER 31   DECEMBER 31   DECEMBER 31
                                               1998          1999          1999
                                               ----          ----          ----
                                                NIS           NIS       (UNAUDITED)
                                              (000S)        (000S)         US $
                                                                          (000S)
Long-term trade receivables...............    43,578        70,089        16,877
Less deferred interest income*............     4,595         8,202         1,975
                                              ------        ------        ------
                                              38,983        61,887        14,902
Allowance for doubtful accounts...........       328         1,956           472
                                              ------        ------        ------
                                              38,655        59,931        14,430
Less current maturities...................    20,640        48,579        11,697
                                              ------        ------        ------
                                              18,015        11,352         2,733
                                              ======        ======        ======

---------------------

* Deferred interest income is the difference between the original amount receivable and its present value on the date the income is recognized. The present value is calculated on the basis of an effective interest rate of 12% p.a.

                                     F-8-25

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 6--LONG-TERM TRADE RECEIVABLES, NET (CONTINUED)
B.  REPAYMENT SCHEDULE

                                                      CONVENIENCE
                                                      TRANSLATION
                                                      -----------
                                        DECEMBER 31   DECEMBER 31
                                           1999          1999
                                           ----          ----
                                            NIS       (UNAUDITED)
                                          (000S)         US $
                                                        (000S)
2001..................................     9,943         2,394
2002..................................     1,409           339
                                          ------         -----
                                          11,352         2,733
                                          ======         =====

NOTE 7--PROPERTY AND EQUIPMENT, NET

                                                               COMPANY
                                ----------------------------------------------------------------------
                                               FURNITURE
                                                  AND
                                               EQUIPMENT                    INFRASTRUCTURE
                                               INCLUDING                     (A) (B) AND
                                 LEASEHOLD     COMPUTER                       SUBSCRIBER
                                IMPROVEMENTS   EQUIPMENT   MOTOR VEHICLES     EQUIPMENT        TOTAL
                                ------------   ---------   --------------     ---------        -----
                                    NIS           NIS           NIS              NIS            NIS
                                   (000S)       (000S)         (000S)           (000S)        (000S)
COST
Balance at beginning of
  year........................     55,171       221,694        33,515         4,045,802      4,356,182
Additions.....................     21,667       105,172         8,525           847,890        983,254
Disposals.....................        (52)       (1,764)       (2,373)          (99,356)      (103,545)
                                   ------       -------        ------         ---------      ---------
Balance at end of year........     76,786       325,102        39,667         4,794,336      5,235,891
                                   ------       -------        ------         ---------      ---------
ACCUMULATED DEPRECIATION
Balance at beginning of
  year........................     20,208        88,482        10,208         1,881,598      2,000,496
Depreciation for the year.....      6,341        54,413         5,567           687,565        753,886
Accumulated depreciation in
  respect of disposals........        (36)       (1,647)       (1,231)          (28,265)       (31,179)
                                   ------       -------        ------         ---------      ---------
Balance at end of year........     26,513       141,248        14,544         2,540,898      2,723,203
                                   ------       -------        ------         ---------      ---------
NET BOOK VALUE AS AT
  DECEMBER 31, 1999...........     50,273       183,854        25,123         2,253,438      2,512,688
                                   ======       =======        ======         =========      =========
NET BOOK VALUE AS AT
  DECEMBER 31, 1998...........     34,963       133,212        23,307         2,164,204      2,355,686
                                   ======       =======        ======         =========      =========

---------------------

(a) See Note 16D regarding liens on assets.

                                     F-8-26

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 7--PROPERTY AND EQUIPMENT, NET (CONTINUED)
(b) The CDMA equipment was put into partial operation at the beginning of December 1998. Until full operation of the system beginning in August 1999 the equipment was depreciated at half of the regular rate of depreciation.

CONVENIENCE TRANSLATION

                                                                COMPANY
                               --------------------------------------------------------------------------
                                               FURNITURE
                                                  AND
                                               EQUIPMENT                     INFRASTRUCTURE
                                               INCLUDING                      (A) (B) AND
                                LEASEHOLD      COMPUTER                        SUBSCRIBER
                               IMPROVEMENTS    EQUIPMENT    MOTOR VEHICLES     EQUIPMENT         TOTAL
                               ------------    ---------    --------------     ---------         -----
                               (UNAUDITED)    (UNAUDITED)    (UNAUDITED)      (UNAUDITED)     (UNAUDITED)
                                   US $          US $            US $             US $           US $
                                  (000S)        (000S)          (000S)           (000S)         (000S)
COST
Balance at beginning of
  year.......................     13,284         53,382         8,070            974,188       1,048,924
Additions....................      5,217         25,324         2,053            204,163         236,757
Disposals....................        (13)          (425)         (571)           (23,924)        (24,933)
                                  ------         ------         -----          ---------       ---------
Balance at end of year.......     18,488         78,281         9,552          1,154,427       1,260,748
                                  ------         ------         -----          ---------       ---------
ACCUMULATED DEPRECIATION
Balance at beginning of
  year.......................      4,866         21,306         2,458            453,069         481,699
Depreciation for the year....      1,527         13,102         1,340            165,559         181,528
Accumulated depreciation in
  respect of disposals.......         (9)          (397)         (296)            (6,806)         (7,508)
                                  ------         ------         -----          ---------       ---------
Balance at end of year.......      6,384         34,011         3,502            611,822         655,719
                                  ------         ------         -----          ---------       ---------
NET BOOK VALUE AS AT
  DECEMBER 31 1999...........     12,104         44,270         6,050            542,605         605,029
                                  ======         ======         =====          =========       =========

---------------------

(a) See Note 16D regarding liens on assets.

(b) The CDMA equipment was put into partial operation at the beginning of December 1998. Until full operation of the system beginning in August 1999 the equipment was depreciated at half of the regular rate of depreciation.

                                     F-8-27

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 8--OTHER ASSETS, NET

                                                            COMPANY
                                            ---------------------------------------
                                                                        CONVENIENCE
                                                                        TRANSLATION
                                                                        -----------
                                            DECEMBER 31   DECEMBER 31   DECEMBER 31
                                               1998          1999          1999
                                               ----          ----          ----
                                                NIS           NIS       (UNAUDITED)
                                              (000S)        (000S)         US $
                                                                          (000S)
Capitalized costs.........................         --       560,331       134,922
Amortization..............................         --      (100,837)      (24,281)
                                             --------      --------       -------
Balance at end of year....................         --       459,494       110,641
                                             ========      ========       =======

NOTE 9--SHORT-TERM BANK CREDIT

                                                     COMPANY
                          --------------------------------------------------------------
                                                                             CONVENIENCE
                                                                             TRANSLATION
                                                                             -----------
                           LINKAGE    RATE OF    DECEMBER 31   DECEMBER 31   DECEMBER 31
                            BASIS     INTEREST      1998          1999          1999
                            -----     --------      ----          ----          ----
                                         %           NIS           NIS       (UNAUDITED)
                                                   (000S)        (000S)         US $
                                                                               (000S)
Short-term loans........  Unlinked      10.95          --        542,012       130,511
Current maturities of
  long-term bank
  loans.................                           94,834        136,065        32,763
                                                   ------        -------       -------
                                                   94,834        678,077       163,274
                                                   ======        =======       =======

                                     F-8-28

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 10--TRADE PAYABLES

                                                            COMPANY
                                            ---------------------------------------
                                                                        CONVENIENCE
                                                                        TRANSLATION
                                                                        -----------
                                            DECEMBER 31   DECEMBER 31   DECEMBER 31
                                               1998          1999          1999
                                               ----          ----          ----
                                                NIS           NIS       (UNAUDITED)
                                              (000S)        (000S)         US $
                                                                          (000S)
On open account (unlinked)................     14,212        73,970       17,811
On open account (linked to the dollar)....        602        56,915       13,704
Notes and post-dated checks payable.......     36,098        13,782        3,319
                                              -------       -------       ------
                                               50,912       144,667       34,834
                                              =======       =======       ======

NOTE 11--LIABILITIES TO INTERESTED AND RELATED PARTIES

                                                               COMPANY
                                               ---------------------------------------
                                                                           CONVENIENCE
                                                                           TRANSLATION
                                                                           -----------
                                               DECEMBER 31   DECEMBER 31   DECEMBER 31
                                                  1998          1999          1999
                                                  ----          ----          ----
                                                   NIS           NIS       (UNAUDITED)
                                                 (000S)        (000S)         US $
                                                                             (000S)
Trade payables (unlinked)...................      22,902         6,838         1,647
Trade payables (dollar-linked)*.............     172,187       135,808        32,701
Notes and post-dated checks payable and
  other liabilities.........................       4,367            50            12
                                                 -------       -------       -------
                                                 199,456       142,696        34,360
                                                 =======       =======       =======

---------------------

*   See Note 24 regarding linkage bases.

                                     F-8-29

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 12--OTHER PAYABLES

                                                               COMPANY
                                               ---------------------------------------
                                                                           CONVENIENCE
                                                                           TRANSLATION
                                                                           -----------
                                               DECEMBER 31   DECEMBER 31   DECEMBER 31
                                                  1998          1999          1999
                                                  ----          ----          ----
                                                   NIS           NIS       (UNAUDITED)
                                                 (000S)        (000S)         US $
                                                                             (000S)
Deferred income and obligations to
  customers.................................      16,251        32,582         7,846
Salaries....................................      41,330        25,173         6,061
Payroll taxes and withholdings remittable...       9,598         8,198         1,974
Distributors and advertising................      22,933        16,479         3,968
Maintenance, rent and insurance payable.....      11,056         9,460         2,278
Accrued interest............................       8,061         5,821         1,402
Other credit balances.......................      23,933        21,017         5,060
                                                 -------       -------       -------
                                                 133,162       118,730        28,589
                                                 =======       =======       =======

NOTE 13--LONG-TERM BANK CREDIT

A.  COMPOSITION

                                                           COMPANY
                        -----------------------------------------------------------------------------
                                                                                          CONVENIENCE
                                                                       COMPANY            TRANSLATION
                                                              -------------------------   -----------
                        LINKAGE            RATE OF            DECEMBER 31   DECEMBER 31   DECEMBER 31
                         BASIS             INTEREST              1998          1999          1999
                         -----             --------              ----          ----          ----
                                              %                   NIS           NIS       (UNAUDITED)
                                                                (000S)        (000S)         US $
                                                                                            (000S)
Bank loans--..........    CPI      3.6--5.75                    385,202       663,804       159,837
                          US$      Libor + 0.25--0.5            274,033       207,651        50,000
                                                                -------       -------       -------
                                                                659,235       871,455       209,837
Less--current
  maturities..........                                           94,834       136,065        32,763
                                                                -------       -------       -------
                                                                564,401       735,390       177,074
                                                                =======       =======       =======

See Note 16D regarding liens.

                                     F-8-30

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 13--LONG-TERM BANK CREDIT (CONTINUED)
B.  REPAYMENT SCHEDULE

                                                      CONVENIENCE
                                                      TRANSLATION
                                                      -----------
                                        DECEMBER 31   DECEMBER 31
                                           1999          1999
                                           ----          ----
                                            NIS       (UNAUDITED)
                                          (000S)         US $
                                                        (000S)
2001..................................    197,770        47,621
2002..................................    143,597        34,577
2003..................................    113,961        27,440
2004..................................     73,123        17,607
2005 and thereafter...................    206,939        49,829
                                          -------       -------
                                          735,390       177,074
                                          =======       =======

NOTE 14-- SEVERANCE PAY FUNDINGS, NET (LIABILITY IN RESPECT OF EMPLOYEE SEVERANCE BENEFITS, NET)

    The liability of the Company to pay pensions, retirement grants and severance pay to its employees, is covered mainly by regular deposits (in the name of each employee) in recognized pension and severance pay funds, and/or by payments of premiums to insurance companies. Such fundings have not been included in the balance sheet since they are not under the Company's control or management.

    The liability for employee severance benefits included in the balance sheet represents the outstanding liability not covered by deposits and/or the value of insurance policies as stated above. In respect of this outstanding liability, the Company deposits funds under its own name with a recognized severance pay fund.

                                     F-8-31

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 14-- SEVERANCE PAY FUNDINGS, NET (LIABILITY IN RESPECT OF EMPLOYEE SEVERANCE BENEFITS, NET) (CONTINUED)
    The outstanding liability and amounts funded as at balance sheet date are as follows:

                                                               COMPANY
                                               ---------------------------------------
                                                                           CONVENIENCE
                                                                           TRANSLATION
                                                                           -----------
                                               DECEMBER 31   DECEMBER 31   DECEMBER 31
                                                  1998          1999          1999
                                                  ----          ----          ----
                                                   NIS           NIS       (UNAUDITED)
                                                 (000S)        (000S)         US $
                                                                             (000S)
Amounts funded..............................     18,241        19,548         4,707
Less--liability for employee severance
  benefits..................................     18,848        16,066         3,869
                                                 ------        ------         -----
                                                   (607)        3,482           838
                                                 ======        ======         =====

NOTE 15--INCOME TAX

A.  TAXATION UNDER INFLATIONARY CONDITIONS

    The Income Tax Law (Inflationary Adjustments) 1985, in effect since the 1985 tax year, provides for the measurement of business results for tax purposes on an inflation adjusted basis. The various adjustments required by the said law are intended to bring about taxation of earnings on a real (non-inflationary) basis. Nevertheless, adjustments for inflation as prescribed by the tax laws are not always identical to the adjustments as calculated for accounting reporting purposes in accordance with the opinions issued by the ICPAI. As a result, there are differences between earnings adjusted for financial reporting purposes and those adjusted for tax purposes.

    For information relating to deferred taxes in respect of such differences--see Notes 15B and 15C below.

                                     F-8-32

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 15--INCOME TAX (CONTINUED)

B.  DEFERRED TAXES


                                                            COMPANY
                                            ---------------------------------------
                                                                        CONVENIENCE
                                                                        TRANSLATION
                                                                        -----------
                                            DECEMBER 31   DECEMBER 31   DECEMBER 31
                                               1998          1999          1999
                                               ----          ----          ----
                                                NIS           NIS       (UNAUDITED)
                                              (000S)        (000S)         US $
                                                                          (000S)
IN RESPECT OF CURRENT BALANCE SHEET ITEMS:
Inventory of subscriber equipment.........       (536)         (257)         (62)
Timing differences relating to recognition
  of expenses (mainly provisions for
  vacation pay and doubtful debts)........     27,989        36,428        8,772
                                              -------       -------       ------
Deferred tax asset........................     27,453        36,171        8,710
                                              =======       =======       ======
IN RESPECT OF NON-CURRENT BALANCE SHEET
  ITEMS:
Property and equipment....................     (4,876)      (36,090)      (8,690)
Other assets..............................         --        (1,383)        (333)
Timing differences in recognition of
  expenses (mainly from other assets and
  liability for employee severance
  benefits)...............................        688        (1,253)        (302)
                                              -------       -------       ------
Deferred tax liability....................     (4,188)      (38,726)      (9,325)
                                              =======       =======       ======


                                     F-8-33

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 15--INCOME TAX (CONTINUED)
C.  INCOME TAX EXPENSE INCLUDED IN STATEMENT OF INCOME

                                                                                               COMPANY
                                                                                             -----------
                                                                                             CONVENIENCE
                             CONSOLIDATED                          COMPANY                   TRANSLATION
                       -------------------------   ---------------------------------------   -----------
                         FOR THE       FOR THE       FOR THE       FOR THE       FOR THE       FOR THE
                       YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                       DECEMBER 31   DECEMBER 31   DECEMBER 31   DECEMBER 31   DECEMBER 31   DECEMBER 31
                          1997          1998          1997          1998          1999          1999
                          ----          ----          ----          ----          ----          ----
                           NIS           NIS           NIS           NIS           NIS       (UNAUDITED)
                         (000S)        (000S)        (000S)        (000S)        (000S)
                                                                                                US $
                                                                                               (000S)
Current taxes........    171,466       178,008       171,466       178,008        9,488         2,285
Deferred taxes,
  net................    (27,670)      (20,192)      (27,670)      (20,192)      25,820         6,217
Taxes in respect of
  prior years, net...       (933)           --          (933)           --           23             5
                         -------       -------       -------       -------       ------         -----
                         142,863       157,816       142,863       157,816       35,331         8,507
                         =======       =======       =======       =======       ======         =====

                                     F-8-34

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 15--INCOME TAX (CONTINUED)

D. RECONCILIATION OF THEORETICAL TAX ON ADJUSTED PRE-TAX INCOME TO TAX EXPENSE INCLUDED IN THE STATEMENT OF INCOME:

                                                                                                COMPANY
                                                                                              -----------
                                                                                              CONVENIENCE
                              CONSOLIDATED                          COMPANY                   TRANSLATION
                        -------------------------   ---------------------------------------   -----------
                          FOR THE       FOR THE       FOR THE       FOR THE       FOR THE       FOR THE
                        YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED    YEAR ENDED
                        DECEMBER 31   DECEMBER 31   DECEMBER 31   DECEMBER 31   DECEMBER 31   DECEMBER 31
                           1997          1998          1997          1998          1999          1999
                           ----          ----          ----          ----          ----          ----
                            NIS           NIS           NIS           NIS           NIS       (UNAUDITED)
                          (000S)        (000S)        (000S)        (000S)        (000S)         US $
                                                                                                (000S)
Pre-tax earnings for
  the year per the
  statement of
  income..............    381,647       407,701       382,249       408,829       78,784        18,970
                          =======       =======       =======       =======       ======        ======
Income tax based on
  statutory tax rate
  (36%)...............    137,393       146,772       137,610       147,178       28,362         6,829
Increase (decrease) in
  tax liability
  resulting from:
Non-deductible
  expenses............      2,891           881         2,849           881        2,650           638
Exempt income.........       (823)         (894)         (823)         (894)        (438)         (105)
Differences in
  depreciation and
  amortization........        191         1,625           190         1,622        3,056           736
Erosion of advance tax
  payments............      3,708         7,495         3,709         7,498          865           208
Differences between
  the inflationary
  deduction
  for tax purposes and
  for financial reporting...       261     1,531          261         1,531          813           196
Loss of a
  proportionately
  consolidated company
  for which no
  deferred taxes were
  created.............        175           406            --            --           --            --
Taxes in respect of
  prior years, net....       (933)           --          (933)           --           23             5
                          -------       -------       -------       -------       ------        ------
Income tax per the
  statement of
  income..............    142,863       157,816       142,863       157,816       35,331         8,507
                          =======       =======       =======       =======       ======        ======

                                     F-8-35

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 15--INCOME TAX (CONTINUED)

E.  TAX ASSESSMENTS

    The Company has received final tax assessments for all years through the year ended December 31, 1993.

    In addition, the Company received an assessment for the year ended December 31, 1994, demanding additional taxes of NIS 23 million (including interest and linkage increments) in excess of the amount provided on its books for such year.

    The Company, in reliance on the opinion of its legal advisors, is contesting the demand of the Tax Authorities.

    The Company has not made a provision on its books in connection with the additional amount of taxes demanded by the aforesaid assessment.

NOTE 16-- CONTINGENT LIABILITIES, COMMITMENTS AND LIENS

A.  ROYALTIES

    1.  The State of Israel

       The MRTS License (see Note 1A above) provides for the payment by the Company of royalties to the State of Israel at the rate of 8% on income subject to royalties on a cumulative basis.

       The Company has received a notice from the State demanding the payment of royalties also in respect of the period prior to the granting of the license. Management, based on the advice of its external legal counsel, is of the opinion that the Company is not liable to pay the full amount of such royalties. Nevertheless, the Company has made a prudential provision in respect of such royalties. The amount is included under liabilities in the item "Taxes and other statutory payments".

       In 1999 this provision was decreased by NIS 22 million in light of a reevaluation of the management of the Company, based on an updated opinion of the Company's external legal counsel.

    2.  Bezeq

       Section 22 of the agreement between Bezeq and Motorola dated October 10, 1994, provides for the payment by the Company of royalties to Bezeq at the rate of 3% of revenues from cellular telephone services, without VAT.

                                     F-8-36

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 16-- CONTINGENT LIABILITIES, COMMITMENTS AND LIENS (CONTINUED) Royalties are payable during a period of twelve years beginning January 1, 1994, excluding the years 1995 and 1996.

       On September 4, 1997 the Company's Board of Directors decided that royalties in an aggregate amount of $19 million will be paid to Bezeq in respect of 1995 and 1996. The royalty expenses have been paid and included in the financial statements for 1997.

B. COMMITMENTS TO PURCHASE PROPERTY AND EQUIPMENT, INVENTORY AND SERVICES*

    As part of the Company's current operations it submits orders for the purchase of assets and services from the indicated sources:

                                                            COMPANY
                                            ---------------------------------------
                                                                        CONVENIENCE
                                                                        TRANSLATION
                                                                        -----------
                                            DECEMBER 31   DECEMBER 31   DECEMBER 31
                                               1998          1999          1999
                                               ----          ----          ----
                                                NIS           NIS       (UNAUDITED)
                                              (000S)        (000S)         US $
                                                                          (000S)
PROPERTY AND EQUIPMENT**
Related party.............................     55,133        41,108        9,898
Others....................................     52,793       107,285       25,833
                                              -------       -------       ------
                                              107,926       148,393       35,731
                                              =======       =======       ======
INVENTORY OF SUBSCRIBER EQUIPMENT
Related party.............................     81,872       173,326       41,735
Others....................................     89,886       211,894       51,022
                                              -------       -------       ------
                                              171,758       385,220       92,757
                                              =======       =======       ======
SERVICES
Interested parties........................        834            --           --
Others....................................      8,643        25,562        6,155
                                              -------       -------       ------
                                                9,477        25,562        6,155
                                              =======       =======       ======

---------------------

*   See Note 24 regarding linkage bases.

**  Except for that stated in Notes 16G and 16H.

                                     F-8-37

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 16-- CONTINGENT LIABILITIES, COMMITMENTS AND LIENS (CONTINUED)
C.  COMMITMENTS RELATING TO RENTAL AGREEMENTS

    The Company has commitments to rent space for various periods until 2009, (including optional extension periods). These leases ensure the long-term usage by the Company of the buildings and infrastructure sites it occupies.

    The rental fees are for the most part linked to the dollar.

    Estimated future rental payments (computed at rental rates in effect at December 31, 1999) are as follows:

                                                      CONVENIENCE
                                                      TRANSLATION
                                                      -----------
                                             NIS      (UNAUDITED)
                                            (000S)       US $
                                                        (000S)
2000.....................................   54,992       13,242
2001.....................................   72,756       17,519
2002.....................................   70,133       16,887
2003.....................................   66,755       16,074
2004 and thereafter......................  247,986       59,712
                                           -------      -------
                                           512,622      123,434
                                           =======      =======

D.  LIENS

1. Bank loans are guaranteed by an irrevocable commitment to the banks, by which the Company has created a negative pledge in favor of the banks.

    This commitment includes, inter alia, an undertaking by the Company not to pledge, in any manner, by either a floating or fixed lien, of any type or degree, its assets (as existing from time to time), in whole or in part, in favor of any third party, without prior written consent of the banks. In addition, the commitment includes an undertaking that the liabilities of the Company will not exceed a sum equal to 1.5 times the shareholders' equity of the Company.

    At the date of the financial statements, the Company is in compliance with the terms of its commitment to the banks.

                                     F-8-38

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 16-- CONTINGENT LIABILITIES, COMMITMENTS AND LIENS (CONTINUED)
2. Under the MRTS license, the Company may not sell, lease or mortgage any asset used for mobile radio-telephone services without the consent of the Minister of Communications, other than:

    a) Mortgaging any of the licensed assets in favor of a recognized banking institution operating in Israel, for the purpose of receiving bank credit, providing that it informs the Ministry of Communications with regard to the lien it intends to create and that a provision included in the mortgage agreement guarantees that under no circumstances will the foreclosure of the lien by the banking institution impair services provided under the license.

    b) Selling equipment in the framework of an equipment upgrade, including the trade-in of equipment.

E.  GUARANTEES

                                                                        CONVENIENCE
                                                                        TRANSLATION
                                                                        -----------
                                            DECEMBER 31   DECEMBER 31   DECEMBER 31
                                               1998          1999          1999
                                               ----          ----          ----
                                                NIS           NIS       (UNAUDITED)
                                              (000S)        (000S)         US $
                                                                          (000S)
Guarantee securing liabilities of an
  investee company to banks...............        --         7,186         1,730
Guarantees in respect of a joint
  venture*................................     6,498         3,726           897
Guarantees to others......................       592           656           158
                                               -----        ------         -----
                                               7,090        11,568         2,785
                                               =====        ======         =====

---------------------

* In December 1998 a joint venture was agreed upon with a communications company for the renting out of cellular telephones and related equipment to customers while they are abroad. For the purpose of carrying out the transaction guarantees were given to communication suppliers abroad to secure the payments of the company with which the agreement was signed.

F.  LAWSUITS

1. A class action was filed in the District Court (civil Claim 2738/99, Shaabi Shimon and others vs. Pelephone) under the Consumer's Protection Law--1981 and the

                                     F-8-39

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 16-- CONTINGENT LIABILITIES, COMMITMENTS AND LIENS (CONTINUED)
    Restrictive Trade Practices Law--1988. The basis of the action is an allegation of the misuse of the Company's status as a monopoly and its misleading of the consumers and its taking advantage of their vulnerability. If the suit is certified as a class action the amount of the claim is estimated to be NIS 16 billion.


    The Company petitioned the Court to summarily dismiss the suit, maintaining that it is devoid of any basis. In the opinion of the management of the Company, based on the opinion of its legal counsel and on an outside opinion, the prospect of the suit succeeding is remote. Therefore, no provision in respect thereto was included in the financial statements.


2. A class action was filed with the District Court (3352/87 Noam Kedem vs. Bezeq, Cellcom and Pelephone). If the suit is certified as a class action, the amount of the claim is estimated at NIS 2 billion. The basis of the action is a claim that the Company received payments for air-time for services that do not require use of the wireless system.


    In the opinion of the management of the Company, based on the opinion of its legal counsel and on an outside opinion, the chances are reasonably possible that the request to certify the class action will be dismissed. Management and its legal advisors are of the opinion that in the case that the claim is not approved as a class action suit, then the claim will involve an insignificant amount. If the class action is not approved, the parties involved may file a suit against the Company on an individual basis. Therefore, no provision in respect thereto was included in the financial statements.


3. There are a number of additional claims regarding which the prospects of success are low or the amounts involved are insignificant and, therefore, no provision in respect thereto has been included in the financial statements.

G.  AGREEMENT FOR THE PURCHASE OF CDMA EQUIPMENT

    In December 1999, the Company signed a letter of intent for the purchase of additional CDMA infrastructure equipment from Motorola, the parent company, at a price of $122 million.

H.  THE BORROWING OF INFRASTRUCTURE EQUIPMENT FROM MOTOROLA ISRAEL

    In accordance with an agreement with Motorola, the parent company, Motorola lent the Company CDMA digital infrastructure equipment. The agreement provides

                                     F-8-40

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 16-- CONTINGENT LIABILITIES, COMMITMENTS AND LIENS (CONTINUED) that at the end of the loan period, the degree to which the system and the equipment which was borrowed, met a number of tests will be evaluated, as a precondition to the purchase of the equipment. Subsequent to balance sheet date, the Company notified Motorola that the equipment had successfully met the criteria which had been set, and that therefore the Company intends to purchase such equipment. The price of the anticipated purchase is about $19 million.

    Since the equipment was owned by Motorola during the current year and not by the Company, the Company did not record it as an asset on its books, nor did it recognize any depreciation expense in respect thereto.

I.  GENERAL LICENSE TO PROVIDE CELLULAR RADIO TELEPHONE SERVICES (MRTS)

    The Ministry of Communications is considering the revision of the general license for providing MRTS services which it had granted to the Company. The proposed revision includes a change in the manner of calculating the tariffs for incoming calls. If such change is implemented, it may have a significant effect on the Company's future operating results.

    The Company's Management opposes the proposed change and is holding discussions, on this matter, with the Ministry of Communications.

J.  ARRANGEMENTS FOR CHARGING AND COLLECTION BY BEZEQ

A. During the current year, the Company was approached by Bezeq in regard to a change, which it proposes, in the arrangement under which Bezeq collects certain charges from customers, on behalf of the Company. According to the proposed revision in the existing arrangement, Bezeq will transfer to the Company, only those amounts which it actually collects, less a collection commission of 2% of every amount which it charges. This may have a significant effect on the Company's future operating results.

    The Company's Management opposes the proposed change and is holding discussions, on this matter, with Bezeq.

B. During the current year, the Company was contacted by Bezeq, which requested an increase in the rent charges for sites used by Pelephone and its switching equipment which are located in facilities which it owns. The Company has

                                     F-8-41

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 16-- CONTINGENT LIABILITIES, COMMITMENTS AND LIENS (CONTINUED) rejected the request and has suggested to Bezeq that the matter be negotiated in order that an agreement be reached regarding future rent charges.

NOTE 17--COST OF CELLULAR PHONE SERVICES, SALES AND SERVICES

                                                                                           COMPANY
                                                                                         -----------
                                                                                         CONVENIENCE
                                 CONSOLIDATED                     COMPANY                TRANSLATION
                             ---------------------   ---------------------------------   -----------
                                                 FOR THE YEAR ENDED DECEMBER 31
                             -----------------------------------------------------------------------
                               1997        1998        1997        1998        1999         1999
                               ----        ----        ----        ----        ----         ----
                                NIS         NIS         NIS         NIS         NIS      (UNAUDITED)
                              (000S)      (000S)      (000S)      (000S)      (000S)        US $
                                                                                           (000S)
Usage charges and
  royalties................    518,619     604,245     518,619     604,245     645,909     155,528
Royalties in respect of
  prior years..............     74,114          --      74,114          --          --          --
Depreciation...............    590,880     661,897     590,880     661,897     716,325     172,483
Amortization of subscriber
  acquisition costs........         --          --          --          --      94,715      22,807
Purchase of subscriber
  equipment, net...........    323,381     397,680     323,381     397,680     287,606      69,253
Rent and maintenance.......     90,812     117,649      90,812     117,649     137,394      33,083
Service and insurance......     92,784     134,550      92,784     134,550     169,292      40,764
Salaries and related
  benefits.................    123,825     164,027     123,825     164,027     193,744      46,652
Sundry.....................     67,958      96,790      67,958      96,790     122,058      29,390
                             ---------   ---------   ---------   ---------   ---------     -------
                             1,882,373   2,176,838   1,882,373   2,176,838   2,367,043     569,960
                             =========   =========   =========   =========   =========     =======

                                     F-8-42

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 18--SELLING AND MARKETING EXPENSES

                                                                                        COMPANY
                                                                                      -----------
                                                                                      CONVENIENCE
                                  CONSOLIDATED                  COMPANY               TRANSLATION
                               -------------------   ------------------------------   -----------
                                                 FOR THE YEAR ENDED DECEMBER 31
                               ------------------------------------------------------------------
                                 1997       1998       1997       1998       1999        1999
                                 ----       ----       ----       ----       ----        ----
                                 NIS        NIS        NIS        NIS        NIS      (UNAUDITED)
                                (000S)     (000S)     (000S)     (000S)     (000S)       US $
                                                                                        (000S)
Salaries and related
  benefits...................   45,939     47,841     45,865     47,294     87,608      21,095
Doubtful and bad debts.......   26,142     18,118     26,142     18,118     27,134       6,534
Advertising and marketing....   52,886     64,424     52,838     64,424     91,856      22,118
Marketing commission.........   50,743     63,858     50,743     63,858     32,510       7,828
Depreciation.................    1,847      1,631      1,844      1,631      1,955         471
Legal expenses and fees......    8,836      8,410      8,836      8,410      7,577       1,824
Sundry.......................   11,986     26,183     11,981     26,183     31,758       7,647
                               -------    -------    -------    -------    -------      ------
                               198,379    230,465    198,249    229,918    280,398      67,517
                               =======    =======    =======    =======    =======      ======

NOTE 19--GENERAL AND ADMINISTRATIVE EXPENSES

                                                                                           COMPANY
                                                                                         -----------
                                                                                         CONVENIENCE
                                     CONSOLIDATED                  COMPANY               TRANSLATION
                                  -------------------   ------------------------------   -----------
                                                    FOR THE YEAR ENDED DECEMBER 31
                                  ------------------------------------------------------------------
                                    1997       1998       1997       1998       1999        1999
                                    ----       ----       ----       ----       ----        ----
                                    NIS        NIS        NIS        NIS        NIS      (UNAUDITED)
                                   (000S)     (000S)     (000S)     (000S)     (000S)       US $
                                                                                           (000S)
Salaries and related benefits...   33,639     37,512     33,451     36,915     48,246      11,617
Rent, office equipment supplies
  and maintenance...............   41,600     49,512     41,476     49,512     55,436      13,349
Depreciation....................   26,751     31,053     26,738     31,053     35,606       8,574
Consultancy services............    4,861      7,358      4,861      7,358      9,682       2,331
Insurance.......................    6,315      5,767      6,315      5,767      4,129         994
Training and recruitment of
  employees.....................    6,942      8,539      6,942      8,539      8,171       1,968
Sundry..........................   18,821     21,836     18,671     21,807     22,407       5,395
                                  -------    -------    -------    -------    -------      ------
                                  138,929    161,577    138,454    160,951    183,677      44,228
                                  =======    =======    =======    =======    =======      ======

                                     F-8-43

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 20--FINANCING EXPENSES, NET

                                                                                              COMPANY
                                                                                            -----------
                                                                                            CONVENIENCE
                                        CONSOLIDATED                  COMPANY               TRANSLATION
                                     -------------------   ------------------------------   -----------
                                                       FOR THE YEAR ENDED DECEMBER 31
                                     ------------------------------------------------------------------
                                       1997       1998       1997       1998       1999        1999
                                       ----       ----       ----       ----       ----        ----
                                       NIS        NIS        NIS        NIS        NIS      (UNAUDITED)
                                      (000S)     (000S)     (000S)     (000S)     (000S)       US $
                                                                                              (000S)
Interest on long-term bank loans...   34,563     49,639     34,563     49,639     37,827       9,108
Interest on short-term bank
  credit...........................       --         --         --         --     29,944       7,210
Other financing items (including
  erosion of monetary items).......      605    (20,098)       608    (20,053)    (2,026)       (488)
                                      ------    -------     ------    -------     ------      ------
                                      35,168     29,541     35,171     29,586     65,745      15,830
                                      ======    =======     ======    =======     ======      ======

NOTE 21--PER SHARE EARNINGS

EARNINGS AND NUMBER OF SHARES USED IN COMPUTING THE PER SHARE EARNINGS

A.  IN NIS

        DECEMBER 31, 1997            DECEMBER 31, 1998      DECEMBER 31, 1999
---------------------------------   --------------------   --------------------
        BASIC            NUMBER      BASIC      NUMBER      BASIC      NUMBER
      EARNINGS          OF SHARES   EARNINGS   OF SHARES   EARNINGS   OF SHARES
      --------          ---------   --------   ---------   --------   ---------
         NIS             (000S)       NIS       (000S)       NIS       (000S)
       (000S)                        (000S)                 (000S)
       238,784           302,460    249,885     302,460     39,475     302,460
       =======           =======    =======     =======    =======     =======

B.  CONVENIENCE TRANSLATION

                                                                DECEMBER 31, 1999
                                                            --------------------------
                                                               BASIC         NUMBER
                                                              EARNINGS      OF SHARES
                                                              --------      ---------
                                                            (UNAUDITED)    (UNAUDITED)
                                                                US $         (000S)
                                                               (000S)
                                                                9,505        302,460
                                                              =======        =======

                                     F-8-44

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 22-- TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES

A. SIGNIFICANT AMOUNTS OF INCOME AND EXPENSES IN RESPECT OF INTERESTED AND RELATED PARTIES

    The Company conducts transactions with interested and related parties. In Management's opinion, the terms of such transactions are identical with the terms available from unrelated third parties.

    Such transactions include, inter-alia, cellular phone services including incoming telephone calls, purchase of transmission services, acquisition and maintenance of infrastructure and subscriber equipment and other general and administrative services.

                                                                                 COMPANY
                                                                               -----------
                                                    FOR THE YEAR ENDED         CONVENIENCE
                                                       DECEMBER 31             TRANSLATION
                                              ------------------------------   -----------
                                                1997       1998       1999        1999
                                                ----       ----       ----        ----
                                                NIS        NIS        NIS      (UNAUDITED)
                                               (000S)     (000S)     (000S)       US $
                                                                                 (000S)
Income from cellular telephone services,
  sales and other services..................  770,378    910,181    782,138      188,331
Expenses:
Purchase of telecommunication services
  (including royalties).....................  423,350    405,130    343,860       82,798
Maintaining and servicing the mobile radio
  telephone system and subscriber
  equipment.................................  108,710    105,402     81,106       19,529
Selling and marketing.......................    3,380      2,870      4,958        1,194
Expense refund (mainly advertising
  expenses).................................   (5,561)    (9,786)   (13,549)      (3,262)
Directors fees..............................      415        133        126           30
General and administrative..................   12,418      9,921     10,855        2,614
Financing income............................       --     (9,045)        --           --

B.  MATERIAL BALANCES AND TRANSACTIONS WITH INTERESTED AND RELATED PARTIES

1. Balances of related parties are presented in detail in the financial statements and accompanying notes.

                                     F-8-45

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 22-- TRANSACTIONS AND BALANCES WITH INTERESTED AND RELATED PARTIES (CONTINUED)
2.  Material transactions with interested and related parties:

                                                    COMPANY
                                  --------------------------------------------
                                                                   CONVENIENCE
                                                                   TRANSLATION
                                                                   -----------
                                         FOR THE YEAR ENDED DECEMBER 31
                                  --------------------------------------------
                                    1997       1998       1999        1999
                                    ----       ----       ----        ----
                                    NIS        NIS        NIS      (UNAUDITED)
                                   (000S)     (000S)     (000S)       US $
                                                                     (000S)
Purchase of subscriber
  equipment.....................  309,992    511,884    481,391      115,914
Purchase of infrastructure
  equipment.....................  441,828    779,833    537,956      129,534

3. The highest balance of current debts of an interested party during 1999 amounted to NIS 250,502 thousand ($ 60,318 thousand) (1998--NIS
    120,851 thousand).

4. A related party's balance, included in current assets, represents a current account of one of the shareholders of the Company. The balance relates to income from incoming telephone calls less the cost of the acquisition of transmission services, royalties, access fees and other expenses.

    See Note 16B, 16G and 16H for details of commitments.

NOTE 23--SUBSEQUENT EVENTS

1. On March 16, 2000, an agreement was signed between the Company and Sunycom Ltd. for the set up of a company named Gonext Ltd. (hereinafter-- "Gonext") which will be engaged, mainly, in the establishment of a portal with a connection for a cellular interface. Pelephone is to hold 51% of the shares of Gonext.

2. On March 22, 2000 a class action lawsuit has been filed with the District Court of Tel-Aviv (T.A. 1502/00 Goldshlagger et.al. v. Cellcom, Partner and Pelephone) in connection with VAT charges in the Free Trade Zone in Eilat. Should the suit be recognized as a class action, the amount claimed is estimated at approximately NIS 34 million. At this stage, the Company and its legal advisors are unable to express an opinion regarding the claim as they are still studying the matter. Therefore, no provision in respect thereto has been included in the financial statements.

                                     F-8-46

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 23--SUBSEQUENT EVENTS (CONTINUED)

3. In July 2000, an in-principle agreement was signed between the Company and the other shareholders of Safe Com--Car Communication Ltd.
    (hereinafter--Safe Car) on the one hand and Eden Telecom Ltd.
    (hereinafter--Eden) on the other hand, according to which the operations of Safe Car will be merged with the operations of Eden.



    The final agreement has not yet been signed as of the date of approval of the financial statements.



4. On September 11, 2000, The Minister of Communications signed regulations governing the tariff for incoming cellular telephone calls. Under the new regulations, the tariff will gradually decrease effective from October 2000 through January 2003. The Company estimates that the impact on its future revenues could be material.



    The Company is considering filing an appeal against these new regulations with the Supreme Court.


                                     F-8-47

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 24-- ASSETS AND LIABILITIES CLASSIFIED BY LINKAGE BASIS

A.  COMPANY--DECEMBER 31, 1999

                                   IN ISRAELI CURRENCY    IN FOREIGN
                                  ---------------------    CURRENCY    NON-MONETARY
                                  UNLINKED    *OTHERS       (US $)        ITEMS         TOTAL
                                  --------    -------       ------        -----         -----
                                    NIS         NIS          NIS           NIS           NIS
                                   (000S)      (000S)       (000S)        (000S)       (000S)
Cash and cash equivalents.......    3,069            --        1,763           --         4,832
Trade receivables...............  471,360            --           --           --       471,360
Interested party................   95,305            --           --           --        95,305
Other receivables...............   17,563        72,772          208       62,630       153,173
Inventory.......................       --            --           --      206,079       206,079
Long-term trade receivables,
  net...........................   11,352            --           --           --        11,352
Severance pay fundings net of
  liability, for severance
  benefits......................       --         3,482           --           --         3,482
Property and equipment, net.....       --            --           --    2,512,688     2,512,688
Other assets, net...............       --            --           --      459,494       459,494
                                  -------    ----------   ----------    ---------     ---------
Total assets....................  598,649        76,254        1,971    3,240,891     3,917,765
                                  -------    ----------   ----------    ---------     ---------
Short-term bank credit..........       --       642,777       35,300           --       678,077
Trade payables..................   87,752            --       56,915           --       144,667
Taxes and other
  statutory payments............   11,735        90,308           --           --       102,043
Liabilities to interested and
  related parties...............    6,888            --   ** 135,808           --       142,696
Other payables..................   80,327         3,727        2,094       32,582       118,730
Provision for losses of an
  investee company..............       --            --           --        3,978         3,978
Long-term bank credit...........       --       563,039      172,351           --       735,390
Deferred taxes..................       --            --           --       38,726        38,726
                                  -------    ----------   ----------    ---------     ---------
Total liabilities...............  186,702     1,299,851      402,468       75,286     1,964,307
                                  -------    ----------   ----------    ---------     ---------
Difference......................  411,947    (1,223,597)    (400,497)   3,165,605     1,953,458
                                  =======    ==========   ==========    =========     =========
Commitments to purchase
  property, inventory,
  subscriber equipment and
  services......................  130,576       266,072    1,181,815           --     1,578,463
                                  =======    ==========   ==========    =========     =========

---------------------

 * Linked to the CPI or bearing interest at a rate proximate to the rate of increase in the CPI.

                                     F-8-48

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 24-- ASSETS AND LIABILITIES CLASSIFIED BY LINKAGE BASIS (CONTINUED)
** Including a balance in the amount of NIS 34 million which is linked to the dollar when the change in the dollar exchange rate from the date of the invoice until the date of payment is higher than 2.5%.

A. As at December 31, 1999 the Company had an excess of non-monetary assets over shareholders' equity of NIS 1,212 million, as against an excess of CPI-linked liabilities or liabilities bearing interest at a rate close to the rate of the increase in the CPI of NIS 1,224 million.

B. As at December 31, 1999 the Company had an excess of dollar liabilities of NIS 400 million. These liabilities include amounts due to interested parties of NIS 92 million, in respect of property and equipment purchases.

                                     F-8-49

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 24-- ASSETS AND LIABILITIES CLASSIFIED BY LINKAGE BASIS (CONTINUED)
B.  CONVENIENCE TRANSLATION INTO DOLLARS

                                     IN ISRAELI CURRENCY      IN FOREIGN
                                  -------------------------    CURRENCY     NON-MONETARY
                                   UNLINKED       OTHER*         (US$)         ITEMS          TOTAL
                                   --------       ------         -----         -----          -----
                                  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)    (UNAUDITED)
                                     US $          US $          US $           US $          US $
                                    (000S)        (000S)        (000S)         (000S)        (000S)
Cash and cash equivalents.......        739             --           424           --          1,163
Trade receivables...............    113,499             --            --           --        113,499
Interested party................     22,948             --            --           --         22,948
Other receivables...............      4,229         17,523            50       15,081         36,883
Inventory.......................         --             --            --       49,623         49,623
Long-term trade receivables,
  net...........................      2,733             --            --           --          2,733
Severance pay fundings net of
  liability for severance
  benefits......................         --            838            --           --            838
Property and equipment, net.....         --             --            --      605,029        605,029
Other assets, net...............         --             --            --      110,641        110,641
                                    -------       --------     ---------      -------        -------
Total assets....................    144,148         18,361           474      780,374        943,357
                                    -------       --------     ---------      -------        -------
Short-term bank credit..........         --        154,774         8,500           --        163,274
Trade payables..................     21,129             --        13,705           --         34,834
Taxes and other statutory
  payments......................      2,825         21,746            --           --         24,571
Liabilities to interested and
  related parties...............      1,659             --     ** 32,701           --         34,360
Other payables..................     19,342            897           504        7,846         28,589
Provision for losses of an
  investee company..............         --             --            --          958            958
Long-term bank credit...........         --        135,574        41,500           --        177,074
Deferred taxes..................         --             --            --        9,325          9,325
                                    -------       --------     ---------      -------        -------
Total liabilities...............     44,955        312,991        96,910       18,129        472,985
                                    -------       --------     ---------      -------        -------
Difference......................     99,193       (294,630)      (96,436)     762,245        470,372
                                    =======       ========     =========      =======        =======
Commitments to purchase
  property, inventory subscriber
  equipment and services........     31,441         64,067       284,569           --        380,077
                                    =======       ========     =========      =======        =======

---------------------

 * Linked to the CPI or bearing interest at a rate proximate to the rate of increase in the CPI.

                                     F-8-50

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 24-- ASSETS AND LIABILITIES CLASSIFIED BY LINKAGE BASIS (CONTINUED)
** Including a balance in the amount of U.S.$ 8 million which is linked to the dollar when the change in the dollar exchange rate from the date of the invoice until the date of payment is higher than 2.5%

A. As at December 31, 1999 the Company had an excess of non-monetary assets over shareholders' equity of U.S. $ 292 million, as against an excess of CPI-linked liabilities or liabilities bearing interest at a rate close to the rate of the increase in the CPI of U.S. $ 295 million.

B. As at December 31, 1999 the Company had an excess of dollar liabilities of U.S. $96 million. These liabilities include amounts due to interested parties of U.S. $22 million, in respect of property and equipment purchases.

                                     F-8-51

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 24-- ASSETS AND LIABILITIES CLASSIFIED BY LINKAGE BASIS (CONTINUED)

C.  COMPANY--DECEMBER 31, 1998

                                  IN ISRAELI CURRENCY   IN FOREIGN
                                  -------------------    CURRENCY    NON-MONETARY
                                  UNLINKED    OTHER*      (US$)         ITEMS         TOTAL
                                  --------    ------      -----         -----         -----
                                    NIS        NIS         NIS           NIS           NIS
                                   (000S)     (000S)      (000S)        (000S)       (000S)
Cash and cash equivalents.......    7,044       8,006      25,152            --        40,202
Trade receivables...............  398,902          --          --            --       398,902
Interested party................  100,292          --          --            --       100,292
Other receivables...............      153       4,776         500        54,596        60,025
Inventory.......................       --          --          --        97,558        97,558
Long-term trade receivables,
  net...........................   18,015          --          --            --        18,015
Property and equipment, net.....       --          --          --     2,355,686     2,355,686
                                  -------    --------    --------     ---------     ---------
Total assets....................  524,406      12,782      25,652     2,507,840     3,070,680
                                  -------    --------    --------     ---------     ---------
Current maturities of long-term
  liabilities...................       --      31,596      63,238            --        94,834
Trade payables..................   50,310          --         602            --        50,912
Taxes and other statutory
  payments......................    4,401     104,736          --            --       109,137
Liabilities to interested and
  related parties...............   27,270          --     172,186            --       199,456
Other payables..................  106,978       1,933       8,000        16,251       133,162
Long-term bank credit...........       --     353,606     210,795            --       564,401
Liability in respect of employee
  severance benefits, net.......      607          --          --            --           607
Deferred taxes..................       --          --          --         4,188         4,188
                                  -------    --------    --------     ---------     ---------
Total liabilities...............  189,566     491,871     454,821        20,439     1,156,697
                                  -------    --------    --------     ---------     ---------
Difference......................  334,840    (479,089)   (429,169)    2,487,401     1,913,983
                                  =======    ========    ========     =========     =========
Commitments to purchase
  property,inventory, subscriber
  equipment and services........  113,317     206,349     403,565            --       723,231
                                  =======    ========    ========     =========     =========

---------------------

 * Linked to the CPI or bearing interest at a rate proximate to the rate of the increase in the CPI.

** Including a balance in the amount of NIS 77 million which is linked to the dollar when the change in the dollar exchange rate from the date of the invoice until the date of payment, is higher than 2.5%

                                     F-8-52

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 24-- ASSETS AND LIABILITIES CLASSIFIED BY LINKAGE BASIS (CONTINUED)
A. As at December 31, 1998 the Company had an excess of non-monetary assets over shareholders' equity of NIS 573 million, as against an excess of CPI-linked liabilities or liabilities bearing interest at a rate close to the rate of the increase in the CPI of NIS 479 million.

B. As at December 31, 1998 the Company had an excess of dollar liabilities of NIS 429 million. These liabilities include amounts due to interested parties of NIS 94 million, in respect of property and equipment purchases.

NOTE 25-- DATA OF THE COMPANY IN NOMINAL HISTORICAL VALUES

A.  BALANCE SHEET

                                                     DECEMBER 31    DECEMBER 31
                                                         1998           1999
                                                         ----           ----
                                                         NIS            NIS
                                                        (000S)         (000S)
ASSETS
CURRENT ASSETS
Cash and cash equivalents..........................      39,669          4,832
Trade receivables, net.............................     393,612        471,360
Interested party...................................      98,962         95,305
Other receivables..................................      58,568        153,225
Inventory..........................................      94,794        205,365
                                                      ---------      ---------
TOTAL CURRENT ASSETS...............................     685,605        930,087
                                                      ---------      ---------
LONG-TERM TRADE RECEIVABLES, NET...................      17,776         11,352
                                                      ---------      ---------
SEVERANCE PAY FUNDINGS, NET........................          --          3,482
                                                      ---------      ---------
PROPERTY AND EQUIPMENT, NET........................   2,060,684      2,321,656
                                                      ---------      ---------
OTHER ASSETS, NET..................................          --        455,653
                                                      ---------      ---------
                                                      2,764,065      3,722,230
                                                      =========      =========

                                     F-8-53

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 25-- DATA OF THE COMPANY IN NOMINAL HISTORICAL VALUES (CONTINUED)

                                                     DECEMBER 31   DECEMBER 31
                                                        1998          1999
                                                        ----          ----
                                                         NIS           NIS
                                                       (000S)        (000S)
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Short-term bank credit.............................      93,577       678,077
Trade payables.....................................      50,237       144,667
Taxes and other statutory payments.................     107,689       102,043
Liabilities to interested and related parties......     196,812       142,696
Other payables.....................................     131,396       118,730
                                                      ---------     ---------
                                                        579,711     1,186,213
                                                      ---------     ---------
PROVISIONS FOR LOSSES OF AN INVESTEE COMPANY.......          --         3,978
                                                      ---------     ---------
LONG-TERM LIABILITIES
Long-term bank credit..............................     556,917       735,390
Liability in respect of employee severance
  benefits, net....................................         599            --
Deferred taxes.....................................       5,832        37,594
                                                      ---------     ---------
                                                        563,348       772,984
                                                      ---------     ---------
TOTAL LIABILITIES..................................   1,143,059     1,963,175
                                                      ---------     ---------
SHAREHOLDERS' EQUITY...............................   1,621,006     1,759,055
                                                      ---------     ---------
                                                      2,764,065     3,722,230
                                                      =========     =========

                                     F-8-54

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 25-- DATA OF THE COMPANY IN NOMINAL HISTORICAL VALUES (CONTINUED)
B.  STATEMENT OF INCOME

                                        YEAR ENDED    YEAR ENDED    YEAR ENDED
                                        DECEMBER 31   DECEMBER 31   DECEMBER 31
                                           1997          1998          1999
                                           ----          ----          ----
                                            NIS           NIS           NIS
                                          (000S)        (000S)        (000S)
Income from cellular phone services,
  sales and other services............   2,348,831     2,826,026     2,937,049
Cost of cellular phone services, sales
  and other services..................   1,582,292     1,928,532     2,230,695
                                         ---------     ---------     ---------
GROSS PROFIT..........................     766,539       897,494       706,354
Selling and marketing expenses........     178,504       218,892       277,779
General and administrative expenses...     119,558       146,431       176,375
                                         ---------     ---------     ---------
OPERATING INCOME......................     468,477       532,171       252,200
Financing expenses, net...............      54,175        58,732        80,227
Other expenses (income)...............        (170)        4,587        (1,166)
                                         ---------     ---------     ---------
PROFIT BEFORE INCOME TAX..............     414,472       468,852       173,139
Income tax............................     129,127       147,657        31,112
                                         ---------     ---------     ---------
Profit before Company's equity in
  losses of investees companies.......     285,345       321,195       142,027
Company's equity in losses of investee
  companies...........................         546         1,027         3,978
                                         ---------     ---------     ---------
NET EARNINGS..........................     284,799       320,168       138,049
                                         =========     =========     =========

                                     F-8-55

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 25-- DATA OF THE COMPANY IN NOMINAL HISTORICAL VALUES (CONTINUED)

C.  STATEMENT OF SHAREHOLDERS' EQUITY

                              SHARE         SHARE       RETAINED
                             CAPITAL       PREMIUM      EARNINGS        TOTAL
                             -------       -------      --------        -----
                               NIS           NIS           NIS           NIS
                             (000S)        (000S)        (000S)        (000S)
BALANCE AS AT JANUARY 1,
  1997...................    302,460       80,530         633,049     1,016,039
Changes during 1997:
Net earnings.............         --           --         284,799       284,799
                             -------       ------       ---------     ---------
BALANCE AS AT
  DECEMBER 31, 1998......    302,460       80,530         917,848     1,300,838
Changes during 1998:
Net earnings.............         --           --         320,168       320,168
                             -------       ------       ---------     ---------
BALANCE AS AT
  DECEMBER 31, 1998......    302,460       80,530       1,238,016     1,621,006
Changes during 1999:
Net loss.................         --           --         138,049       138,049
                             -------       ------       ---------     ---------
BALANCE AS AT
  DECEMBER 31, 1999......    302,460       80,530       1,376,065     1,759,055
                             =======       ======       =========     =========

D.  SHARE CAPITAL

                                               DECEMBER 31,
                                              1998 AND 1999
                                             ----------------
                                               AUTHORIZED,
                                             ISSUED AND FULLY
                                                   PAID
                                                   ----
                                             NUMBER OF SHARES
                                             ----------------
Ordinary shares of a par value of NIS 1
  each.....................................    302,460,000
                                               ===========

                                     F-8-56

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 26--DIFFERENCES BETWEEN ISRAELI AND U.S. GAAP

A. THE FINANCIAL STATEMENTS OF THE COMPANY CONFORM WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN ISRAEL WHICH DIFFER IN CERTAIN RESPECTS FROM THOSE FOLLOWED IN THE UNITED STATES, AS DESCRIBED BELOW:

1.  Effect of inflation

    In accordance with Israeli GAAP, the Company comprehensively includes the effect of price level changes in the accompanying financial statements, as described in Note 2D. Such Israeli accounting principle measures the effects of price level changes in the inflationary Israeli economy. US GAAP does not provide for recognition of the effects of such price level changes. The reconciliation of the effect of the differences between Israeli GAAP and U.S. GAAP in B below does not relate to such differences.

2.  Proportionate consolidation

    In accordance with Israeli GAAP, based on Opinion No. 57 of ICPAI, the financial statements of a jointly owned company were consolidated by the proportionate consolidation method.

    In accordance with US GAAP the investment in a jointly equal owned company is to be stated on the equity basis. Nevertheless the SEC permits the use of the proportionate consolidation method by a foreign issuer.


    The practical difference between the two methods is in number of items in the balance sheet and statement of income in which the investment is reflected. There is no effect on the Company's net earnings figure or on the shareholders' equity. Since the only investee included in the consolidation is the said jointly owned operating company in respect of which the significant financial accounting policies are jointly controlled (see
    Note 1B), the difference between the two approaches is the difference between the Company's financial statements and the consolidated financial statements.


3.  Recognizing losses from the loaning of equipment

    According to Israeli GAAP, based on International Accounting Standard
    No. 17, the loaning of instruments is recognized as an operating lease, and therefore the Company records such equipment as assets which are amortized over a three year period.

                                     F-8-57

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 26--DIFFERENCES BETWEEN ISRAELI AND U.S. GAAP (CONTINUED)
    According to industry practice in the US the cellular telephone companies do not defer the "loss" from the loaning of equipment, but write off the cost of the equipment on a current basis.

4. According to para. 9f of FAS No. 109, deferred taxes are not created in respect of differences arising as a result of the difference between the rate of change in the Consumer Price Index (which is the basis for measuring results for tax purposes) and the rate of change in the exchange rate of the dollar versus the shekel. According to Israeli GAAP deferred taxes are created in respect of this difference. These financial statements are prepared under Israeli GAAP with the effect of inflation as described in para. 1 above, and the above requirement of FAS 109 has no effect to this note since the translation to the dollar is made by way of convenience only.

5.  Earnings per share

    Earnings per share were computed based on the number of shares outstanding during the period, in accordance with Opinion no. 55 of the ICPAI. There is no material difference between the computation described above and the computation prescribed by guidelines issued by the Financial Accounting Standard Board in the United States (FAS No. 128).

6.  Other assets

    In accordance with accounting rules in Israel, correlation is made between direct costs in respect of sales to subscribers who signed a long-term liability (as mentioned in Note 2K) and the liability period.

    According to Industry practice in the US in cellular communication companies, the loss from the sale to customers which signed a liability is currently recorded and is not deferred over the period of the asset.

7. In June 1997 FAS 131 was published regarding the reporting on segments and related information. As virtually all the Company's operations are in one segment, the implementation of FAS 131 has no effect on the Company's financial statements.

8. The Company adopted SFAS 130 "Reporting Comprehensive Income" with effect from January 1, 1998. It required that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statements that is displayed in the same prominence as other financial statements. It requires that an enterprise
    (a) classify items of other

                                     F-8-58

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 26--DIFFERENCES BETWEEN ISRAELI AND U.S. GAAP (CONTINUED) comprehensive income by their nature in a financial statement and
    (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid in capital in the equity section of the statement of financial position. Comprehensive income is the same as net income for all years presented.

9. In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which will require that all derivative financial instruments be recognized as either assets or liabilities on the balance sheet. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of SFAS No. 133, which deferred the implementation of SFAS No. 133. SFAS No. 133 will be effective for the Company's first quarter of fiscal 2001. The Company is evaluating the effects of the new statement and how to implement the new requirements.


B. THE EFFECT OF THE DIFFERENCES BETWEEN ISRAELI AND U.S. GAAP OF THE ABOVEMENTIONED ITEMS AND ADDITIONAL FINANCIAL STATEMENT DISCLOSURES REQUIRED FOR US GAAP ON THESE FINANCIAL STATEMENTS IS AS FOLLOWS:


1.  On statements of income:

                                                                        CONVENIENCE
                                                                        TRANSLATION
                                                      COMPANY           -----------
                                 --------------------------------------------------
                                    1997         1998         1999         1999
                                    ----         ----         ----         ----
                                    NIS          NIS          NIS       (UNAUDITED)
                                   (000S)       (000S)       (000S)        US $
                                                                          (000S)
Net earnings on the basis of
  Israeli GAAP.................    238,784      249,885       39,475        9,505
Provision for losses in respect
  of loaning of instruments....     (3,377)     (24,461)     (19,811)      (4,771)
Provision for losses from
  subscribers acquisition
  costs........................         --           --     (294,076)     (70,810)
                                  --------     --------     --------      -------
Net earnings (loss) on the
  basis of US GAAP.............    235,407      225,424     (274,412)     (66,076)
                                  ========     ========     ========      =======
Earnings (losses) per share NIS
  1 par value of share capital
  (NIS):
Israeli GAAP...................      0.789        0.826        0.131        0.031
                                  ========     ========     ========      =======
US GAAP........................      0.778        0.745       (0.907)      (0.218)
                                  ========     ========     ========      =======

                                     F-8-59

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 26--DIFFERENCES BETWEEN ISRAELI AND U.S. GAAP (CONTINUED)

2.  On balance sheets items:


                                                         COMPANY
                                   ---------------------------------------------------
                                      DECEMBER 31, 1998          DECEMBER 31, 1999
                                   ------------------------   ------------------------
                                   ISRAELI GAAP   U.S. GAAP   ISRAELI GAAP   U.S. GAAP
                                   ------------   ---------   ------------   ---------
                                       NIS           NIS          NIS           NIS
                                      (000S)       (000S)        (000S)       (000S)
Fixed assets(1)..................    2,355,686    2,317,465     2,512,688    2,443,513
Other assets(2)..................           --           --       459,494           --
Long-term deferred
  taxes(1),(2)...................        4,188       (9,572)      (38,726)     151,595
Shareholders' equity(1),(2) See
  26.B.3. below..................    1,913,983    1,889,522     1,953,458    1,615,110



                                                      CONVENIENCE TRANSLATION
                                                    ---------------------------
                                                              COMPANY
                                                    ---------------------------
                                                         DECEMBER 31, 1999
                                                    ---------------------------
                                                    ISRAELI GAAP    U.S. GAAP
                                                    ------------    ---------
                                                    (UNAUDITED)    (UNAUDITED)
                                                        US $           US $
                                                       (000S)         (000S)
Fixed assets(1)...................................    605,029        588,373
Other assets(2)...................................    110,641             --
Deferred taxes(1), (2)............................     (9,325)        36,502
Shareholders' equity(1), (2) See 26.B.3. below....    470,372        388,902


---------------------

(1) Losses from the loaning of equipment.

(2) Losses from subscribers acquisition costs.

                                     F-8-60

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 26--DIFFERENCES BETWEEN ISRAELI AND U.S. GAAP (CONTINUED)

3.  On the shareholder's equity:



                                                                           COMPANY
                                                                         ------------
                                                                         CONVENIENCE
                                                                         TRANSLATION
                                                                         ------------
                                           DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                               1998           1999           1999
                                               ----           ----           ----
                                               NIS            NIS        (UNAUDITED)
                                              (000S)         (000S)          US $
                                                                            (000S)
Shareholder's equity--Israeli GAAP.......    1,913,983      1,953,458       470,372
Accumulated losses from the loaning of
  equipment..............................      (38,221)       (69,175)      (16,656)
Accumulated losses from subscribers
  acquisition cost.......................           --       (459,494)     (110,641)
Accumulated effect of the tax on
  income.................................       13,760        190,321        45,827
                                             ---------      ---------      --------
Shareholder's equity--U.S. GAAP..........    1,889,522      1,615,110       388,902
                                             =========      =========      ========



4.  Statement of cash flows:


    (1) Cash received from interest during the years ended December 31, 1997, 1998 and 1999 were NIS 13,423 thousand, NIS 19,617 thousand, and NIS 1,207 thousand, respectively.

    (2) Cash paid for interest during the years ended December 31, 1997, 1998 and 1999 were NIS 33,836 thousand, NIS 52,746 thousand and NIS
       89,654 thousand, respectively.

    (3) Cash paid for income tax during the years ended December 31, 1997, 1998 and 1999 were NIS 218,052 thousand, NIS 202,728 thousand and NIS
       75,686 thousand, respectively.


5.  Fair value of financial instruments:


    There is not a major difference between the fair value and the carrying amount of the liabilities to banking institutions for December 31, 1997, 1998 and 1999.

    Cash, trading account assets, other accounts receivable, debt trade payables, other payables, The carrying amounts approximate fair value.

                                     F-8-61

                         PELEPHONE COMMUNICATIONS LTD.

                       (IN TERMS OF NIS OF DECEMBER 1999)

NOTE 26--DIFFERENCES BETWEEN ISRAELI AND U.S. GAAP (CONTINUED)
    Considerable judgment is required to develop the estimates of fair value, thus, the estimates provided herein are not necessarily indicative of amounts that could be realized in a current market exchange.

C.  FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

    The following disclosures are made with regard to the Company's financial instruments, including derivatives.

(1) Credit risk of financial instruments, including derivatives:

    The face value (nominal) amounts of derivatives do not represent amounts exchanged by the parties and, accordingly, are not a measure of the exposure of the Company.

    In Management's estimate, due to the fact that the Company enters into such transactions solely with recognized financial institution counterparts, it is not expected that such counterparts will fail to meet their obligations toward the Company.

(2) Long-term debt--

    The fair value of the Company's long-term debt to banking institutions is estimated based on the quoted market prices for the same or similar issues or on the current rates offered to the Company for debt of the same remaining maturities.

    At the date of signing on the financial statements repayment dates have not been fixed.

(3) Concentration of credit risk:

    The Company markets its services and products via exclusive dealers. Most of the distribution agreements are similar. The Company secures the major part of these receivables by obtaining credit insurance and guarantees.

    In Management's estimate, the allowance for doubtful debts adequately covers all anticipated losses in respect of the dealers' debts.

                                     F-8-62

                         MOBINIL FOR TELECOMMUNICATION
                                AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS
                              (IN EGYPTIAN POUNDS)

                           December 31, 1998 and 1999
                  (With Independent Auditors' Report Thereon)

                                     F-9-1

                         MOBINIL FOR TELECOMMUNICATION
                                    (S.A.E.)
                       CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1999

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
Independent Auditors' Report................................   F-9-3

Consolidated Balance Sheets.................................   F-9-4

Consolidated Statements of Income...........................   F-9-6

Consolidated Statements of Changes in Shareholders'
  Equity....................................................   F-9-7

Consolidated Statements of Cash Flows.......................   F-9-8

Notes to the Consolidated Financial Statements..............   F-9-9


                                     F-9-2

                          INDEPENDENT AUDITORS' REPORT

To The Board of Directors of
Mobinil For Telecommunication

    We have audited the accompanying consolidated balance sheets of Mobinil For Telecommunication and Subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for the period May 5 to December 31, 1998 and the year ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mobinil For Telecommunication and Subsidiaries as of December 31, 1998 and 1999, and the results of their operations and their cash flows for the period May 5 to December 31, 1998 and the year ended December 31, 1999 in conformity with International Accounting Standards. These consolidated financial statements are identical in all material respects to those that would have been presented in conformity with accounting principles generally accepted in the United States as explained in Note 18.


                                           KPMG Hazem Hassan

Cairo, Egypt
April 1, 2000

                                     F-9-3

                         MOBINIL FOR TELECOMMUNICATION
                                    (S.A.E.)

                          CONSOLIDATED BALANCE SHEETS

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS

                        AS OF DECEMBER 31, 1998 AND 1999

                       (IN THOUSANDS OF EGYPTIAN POUNDS)

                                                                          CONVENIENCE
                                                                          TRANSLATION
                                                                           (NOTE 2M)
                                                    1998        1999      -----------
                                       NOTE NO.     L.E.        L.E.         1999
                                       --------     ----        ----         ----
                                                                          (UNAUDITED)
                                                                             US $
                                                                            (000S)
LONG-TERM ASSETS
Fixed assets (net)...................    (2d/3)     465,032     881,683      257,802
Assets under construction............               177,229     384,191      112,337
Pre-operating expenses (net).........       (4)      22,513      17,485        5,113
Deferred expenses (net)..............       (5)   1,710,646   1,615,032      472,232
Goodwill (net).......................    (2k/6)       5,637       4,049        1,184
Rent deposits........................                    --       3,611        1,056
                                                  ---------   ---------    ---------
TOTAL LONG-TERM ASSETS...............             2,381,056   2,906,051      849,724
                                                  ---------   ---------    ---------
CURRENT ASSETS
Inventory............................      (2i)       3,396      20,689        6,049
Accounts receivable (net)............       (7)      99,978     135,579       39,643
Other current assets.................       (8)      39,981     136,599       39,941
Prepaid expenses.....................                10,930      27,483        8,036
Cash.................................       (9)     438,586     480,452      140,483
                                                  ---------   ---------    ---------
TOTAL CURRENT ASSETS.................               592,871     800,802      234,152
                                                  ---------   ---------    ---------
  TOTAL ASSETS.......................             2,973,927   3,706,853    1,083,876
                                                  =========   =========    =========
CURRENT LIABILITIES
Bank overdraft.......................               115,936      68,960       20,164
Accounts payable.....................               151,901     157,379       46,017
Due to affiliated companies..........      (10)      70,780     158,194       46,256
Other current liabilities............                38,891     203,975       59,642
Accrued expenses.....................                96,437      69,679       20,374
                                                  ---------   ---------    ---------
TOTAL CURRENT LIABILITIES............               473,945     658,187      192,453
                                                  ---------   ---------    ---------
LONG-TERM LIABILITIES
Long-term loans......................      (11)   1,659,374   1,740,840      509,018
Shareholders' loans..................      (12)     513,691     513,691      150,202
Bonds................................      (13)          --     340,000       99,415
                                                  ---------   ---------    ---------
TOTAL LONG-TERM LIABILITIES..........             2,173,065   2,594,531      758,635
                                                  ---------   ---------    ---------
MINORITY INTEREST....................               410,005     471,937      137,993

                                     F-9-4

                         MOBINIL FOR TELECOMMUNICATION
                                    (S.A.E.)

                          CONSOLIDATED BALANCE SHEETS

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS

                        AS OF DECEMBER 31, 1998 AND 1999

                       (IN THOUSANDS OF EGYPTIAN POUNDS)

                                                                          CONVENIENCE
                                                                          TRANSLATION
                                                                           (NOTE 2M)
                                                    1998        1999      -----------
                                       NOTE NO.     L.E.        L.E.         1999
                                       --------     ----        ----         ----
                                                                          (UNAUDITED)
                                                                             US $
                                                                            (000S)
SHAREHOLDERS' EQUITY (DEFICIT)
Share capital........................      (14)         250         250           73
Retained deficit.....................               (83,338)    (18,052)      (5,278)
                                                  ---------   ---------    ---------
TOTAL SHAREHOLDERS' EQUITY
  (DEFICIT)..........................               (83,088)    (17,802)      (5,205)
                                                  ---------   ---------    ---------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY (DEFICIT)...................             2,973,927   3,706,853    1,083,876
                                                  =========   =========    =========

  The accompanying notes form an integral part of these consolidated financial statements and are to be read therewith.

                                     F-9-5

                         MOBINIL FOR TELECOMMUNICATION
                                    (S.A.E.)
                       CONSOLIDATED STATEMENTS OF INCOME

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS

               FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998 AND THE

                          YEAR ENDED DECEMBER 31, 1999

                       (IN THOUSANDS OF EGYPTIAN POUNDS)

                                                                          CONVENIENCE
                                                                          TRANSLATION
                                                   1998                    (NOTE 2M)
                                                 (NOTE 2A)      1999       ---------
                                      NOTE NO.     L.E.         L.E.         1999
                                      --------     ----         ----         ----
                                                                          (UNAUDITED)
                                                                             US $
                                                                            (000S)
Revenues............................     (2e)     417,531     1,500,557      438,763

OPERATING COSTS
Cost of services....................              (83,445)     (338,354)     (98,935)
Other operating costs...............             (306,429)     (624,260)    (182,534)
Depreciation and amortization.......             (120,225)     (249,787)     (73,038)
                                                 --------    ----------   ----------
TOTAL OPERATING COSTS...............             (510,099)   (1,212,401)    (354,507)
                                                 --------    ----------   ----------
NET OPERATING PROFIT (LOSS).........              (92,568)      288,156       84,256

OTHER INCOME (EXPENSE)
Interest income.....................                6,893        14,767        4,318
Interest expense....................              (80,691)     (156,236)     (45,682)
Other expense.......................                   --           (92)         (27)
Foreign currency gain (loss)........     (2c)       3,196       (18,203)      (5,323)
                                                 --------    ----------   ----------
NET INCOME (LOSS) BEFORE INCOME
  TAXES AND MINORITY INTEREST.......             (163,170)      128,392       37,542
Income taxes........................     (15)          --            --           --
Minority interest...................               79,832       (63,106)     (18,452)
                                                 --------    ----------   ----------
NET INCOME (LOSS)...................              (83,338)       65,286       19,090
                                                 ========    ==========   ==========

  The accompanying notes form an integral part of these consolidated financial statements and are to be read therewith.

                                     F-9-6

                         MOBINIL FOR TELECOMMUNICATION
                                    (S.A.E.)
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS

                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998

                      AND THE YEAR ENDED DECEMBER 31, 1999

                       (IN THOUSANDS OF EGYPTIAN POUNDS)

                                                                              CONVENIENCE
                                                                              TRANSLATION
                                                   RETAINED   SHAREHOLDERS'    (NOTE 2M)
                                        CAPITAL    DEFICIT       EQUITY       -----------
                                          L.E.       L.E.         L.E.           1999
                                          ----       ----         ----           ----
                                                                              (UNAUDITED)
                                                                                 US $
                                                                                (000S)
Shares issued on formation............     25                         25
Subsequent share issuance in 1998.....    225                        225
Net loss for the period May 5 to
  December 31, 1998...................             (83,338)      (83,338)
                                          ---      -------       -------
Balances at December 31, 1998.........    250      (83,338)      (83,088)       (24,295)
Net income for 1999...................              65,286        65,286         19,090
                                          ---      -------       -------        -------
Balances at December 31, 1999.........    250      (18,052)      (17,802)        (5,205)
                                          ===      =======       =======        =======

  The accompanying notes form an integral part of these consolidated financial statements and are to be read therewith.

                                     F-9-7

                         MOBINIL FOR TELECOMMUNICATION
                                    (S.A.E.)
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS

                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999

                       (IN THOUSANDS OF EGYPTIAN POUNDS)

                                                                       CONVENIENCE
                                                  1998                 TRANSLATION
                                               (NOTE 2A)      1999      (NOTE 2M)
                                                  L.E.        L.E.        1999
                                                  ----        ----        ----
                                                                       (UNAUDITED)
                                                                          US $
                                                                         (000S)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)............................     (83,338)   65,286       19,089
ADJUSTMENTS TO RECONCILE NET INCOME (LOSS) TO
  NET CASH PROVIDED BY OPERATING ACTIVITIES
Depreciation and amortization................     120,225   249,787       73,038
Provision for doubtful debts.................      28,337    43,881       12,830
Loss from disposals of fixed assets..........          --       775          228
CHANGES IN WORKING CAPITAL
Changes in current assets and rent
  deposits...................................    (182,622)  (213,556)    (62,443)
Changes in current liabilities other than
  bank overdraft.............................     358,009   231,218       67,607
                                               ----------   --------    --------
NET CASH PROVIDED BY OPERATING ACTIVITIES....     240,611   377,391      110,348
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for fixed asset purchases...........    (338,974)  (535,745)   (156,650)
Payments for assets under construction.......    (177,229)  (206,962)    (60,515)
Payments for deferred expenses...............  (1,811,441)  (29,240)      (8,550)
Payments for goodwill........................      (5,637)       --           --
                                               ----------   --------    --------
NET CASH USED IN INVESTING ACTIVITIES........  (2,333,281)  (771,947)   (225,715)
CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in bank overdraft........     115,936   (46,976)     (13,736)
Proceeds from issuance of capital............         250        --           --
Minority interest............................     242,005    61,932       18,109
Proceeds from long-term loans................   1,659,374    81,466       23,820
Proceeds from shareholders' loans............     513,691        --           --
Proceeds from issuance of bonds..............          --   340,000       99,415
                                               ----------   --------    --------
NET CASH PROVIDED BY FINANCING ACTIVITIES....   2,531,256   436,422      127,608
                                               ----------   --------    --------
Increase in cash and cash equivalents........     438,586    41,866       12,241
Cash and cash equivalents at beginning of the
  period.....................................          --   438,586      128,242
                                               ----------   --------    --------
Cash and cash equivalents at end of the
  period.....................................     438,586   480,452      140,483
                                               ==========   ========    ========

  The accompanying notes form an integral part of these consolidated financial statements and are to be read therewith.

                                     F-9-8

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 1--DESCRIPTION OF BUSINESS

    Mobinil For Telecommunication S.A.E. ("Mobinil") was formed by a consortium of shareholders on May 5, 1998 as an Egyptian Stock Company under law no. 159 of 1981, to act as a holding company for its agreed acquisition of a 51% controlling interest in the government owned Egyptian Company for Mobile Services ("ECMS"), which was privatized on May 21, 1998.

    As a holding company, Mobinil has no activity other than to control and manage its interest in ECMS, which operates a GSM digital cellular mobile telecommunication system to provide services to both postpaid and prepaid customer subscribers in the Arab Republic of Egypt.

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES

A)  BASIS OF PRESENTATION

    The consolidated financial statements are presented in accordance with Egyptian Accounting Standards which are in conformity with International Accounting Standards.

    Adjustments to be in conformity with US GAAP appear under Note 18.

    Amounts presented for 1998 are for the period May 5 to December 31, 1998.

B)  PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the assets, liabilities and results of operations of Mobinil as the parent company and its subsidiary, ECMS, which in turn consolidates its wholly owned interest in a small company formed late in 1999. All significant balances and transactions have been eliminated in consolidation.

C)  FOREIGN CURRENCY TRANSLATION

    The company maintains its books of accounts in Egyptian Pounds. Transactions denominated in foreign currencies are recorded at the prevailing exchange rate at the date of transactions.

    Monetary assets and liabilities denominated in foreign currency at year end are translated at the prevailing exchange rates at that date. The exchange differences are recorded in the income statement.

                                     F-9-9

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
D)  FIXED ASSETS AND DEPRECIATION

    Fixed assets are stated at historical cost. The assets are depreciated by the straight line method over the estimated useful lives of each type of asset at annual percentage rates as follows:

Building.............................................      5%
Cell sites...........................................   12.5%
Computers............................................     20%
Office equipment.....................................     20%
Vehicles.............................................     20%
Furniture............................................     10%
Leasehold improvements...............................     20%

E)  REVENUE RECOGNITION

    Airtime revenue is recognized on the basis of actual and accrued billings for usage by postpaid subscribers, and deferred and amortized to income based on usage by prepaid subscribers. Connection fees are recognized directly in income.

    Sales of mobile phones and other accessories are recognized in income at the time of delivery.

F)  AMORTIZATION OF DEFERRED EXPENSES

    Deferred expenses include the license fee and compensation for car phones paid to the Egyptian Company for Telecommunication ("ECT"). The license is amortized over its fifteen year concession period commencing May 21, 1998. Compensation for car phones is amortized over five years as it is estimated that this period reflects the related benefit.

G)  PRE-OPERATING EXPENSES

    Pre-operating expenses are amortized over a period of five years commencing May 21, 1998.

                                     F-9-10

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
H)  INVESTMENTS

    Investments are recorded at their cost of acquisition, and only at an impairment value to reflect any decline in value below cost deemed to be other than temporary.

I)  INVENTORY

    Inventory is valued at the lower of cost or fair market value. Cost is determined using the weighted average method.

J)  INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards.

    Income taxes are recognized as and when taxable income arises on an accrual basis. No taxable income arises during a tax holiday, as currently applicable to the Company's subsidiary ECMS.

K)  GOODWILL

    Goodwill arising from consolidation is amortized over a period of fifteen years starting from May 21, 1998 in line with that for the license concession period.

L)  USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

M) PRESENTATION IN DOLLARS

    For convenience, the financial statements in Egyptian Pounds as at December 31, 1999 and for the year then ended have been translated to U.S. dollars using the applicable exchange rate at December 31, 1999 (U.S.$1=3.42 Egyptian Pounds). The dollar amounts presented in the financial statements should not be construed as

                                     F-9-11

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 2--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) representing amounts receivable, payable or convertible into dollars, unless indicated elsewhere in the notes to the consolidated financial statements.

NOTE 3--FIXED ASSETS

                                                                                                 OFFICE
                                                  LAND     BUILDING   CELL SITES   COMPUTERS   EQUIPMENTS
                                                  ----     --------   ----------   ---------   ----------
                                                  L.E.       L.E.        L.E.        L.E.         L.E.
COST
Balance as of
  January 1, 1999.............................    245         --        455,161     30,611        7,527
Additions.....................................    461        300        425,296     63,026        6,240
Disposals.....................................     --         --             --        (83)        (154)
                                                  ---        ---        -------     ------       ------
Balance as of
  December 31, 1999...........................    706        300        880,457     93,554       13,613
                                                  ===        ===        =======     ======       ======
ACCUMULATED DEPRECIATION
Balance as of
  January 1, 1999.............................     --         --         40,446        849          260
Depreciation..................................     --          2         96,676     12,720        2,341
Accumulated depreciation on disposals.........     --         --             --        (25)         (44)
                                                  ---        ---        -------     ------       ------
Balance as of
  December 31, 1999...........................     --          2        137,122     13,544        2,557
                                                  ---        ---        -------     ------       ------
Net book value as of
  December 31, 1999...........................    706        298        743,335     80,010       11,056
                                                  ===        ===        =======     ======       ======
Net book value as of
  December 31, 1998...........................    245         --        414,715     29,762        7,267
                                                  ===        ===        =======     ======       ======

                                     F-9-12

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 3--FIXED ASSETS (CONTINUED)

                                                 FURNITURE &               LEASEHOLD
                                                  FIXTURES     VEHICLES   IMPROVEMENTS     TOTAL
                                                  --------     --------   ------------     -----
                                                    L.E.         L.E.         L.E.         L.E.
COST
Balance as of
  January 1, 1999..............................      2,341       3,196        7,893        506,974
Additions......................................     13,339       7,315       19,768        535,745
Disposals......................................       (895)         --           --         (1,132)
                                                    ------      ------       ------      ---------
Balance as of
  December 31, 1999............................     14,785      10,511       27,661      1,041,587
                                                    ======      ======       ======      =========
ACCUMULATED DEPRECIATION
Balance as of
  January 1, 1999..............................         77         105          205         41,942
Depreciation...................................      1,255       1,629        3,696        118,319
Accumulated depreciation on disposals..........       (288)         --           --           (357)
                                                    ------      ------       ------      ---------
Balance as of
  December 31, 1999............................      1,044       1,734        3,901        159,904
                                                    ------      ------       ------      ---------
Net book value as of
  December 31, 1999............................     13,741       8,777       23,760        881,683
                                                    ======      ======       ======      =========
Net book value as of
  December 31, 1998............................      2,264       3,091        7,688        465,032
                                                    ======      ======       ======      =========

                                     F-9-13

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 4--PRE-OPERATING EXPENSES

    Changes in pre-operating expenses are as follows:

                                                                1998
                                                             (NOTE 2A)      1999
                                                             ----------   --------
                                                                L.E.        L.E.
                                                                ----        ----
Pre-operating expenses.....................................    25,413      22,513
Reclassification transfer from deferred expenses...........                   147
Amortization of pre-operating expenses.....................    (2,900)     (5,175)
                                                               ------      ------
Pre-operating expenses (net)...............................    22,513      17,485
                                                               ======      ======

NOTE 5--DEFERRED EXPENSES

    Deferred expenses as of December 31, 1998 and 1999 consist of the following:

                                            1998        1999
                                          ---------   ---------
                                            L.E.        L.E.
                                            ----        ----
Car phones..............................     30,000      30,000
Capital increase........................        800       1,193
GSM license.............................  1,755,000   1,755,000
Costs related to loan agreement.........         --      24,075
Bonds underwriters' costs...............         --       4,624
                                          ---------   ---------
                                          1,785,800   1,814,892
Less accumulated amortization...........    (75,154)   (199,860)
                                          ---------   ---------
                                          1,710,646   1,615,032
                                          =========   =========

    The GSM license agreement was signed between ECMS and ECT. This agreement gives ECMS the right to establish and operate a digital cellular mobile telephone network within Egypt. It is of fifteen years duration starting from May 21, 1998 and subject to renewal upon expiration. ECMS paid
L.E. 1,755 million as a fee for this agreement.

    In addition, ECMS is liable to pay annual fees to ECT based on fixed and variable amounts linked to the expansion of the network and its subscriber base, as

                                     F-9-14

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 5--DEFERRED EXPENSES (CONTINUED)
well as related usage. The amounts paid for such incremental license fees in 1998 and 1999 were L.E. 102,212 and L.E. 119,102, respectively.

NOTE 6--GOODWILL

    Goodwill arises from the excess of Mobinil's purchase price of L.E. 515,865 for its 51% investment in ECMS with a related fair value of L.E. 510,000 at the time of its privatization on May 21, 1998.

    ECMS was privatized with a fair value of L.E. 1 billion attributed by the government for this purpose and recorded in its opening balance sheet as summarized below:

Long-term Assets
Fixed assets......................................    242,705
GSM license.......................................  1,755,000
Deferred charges..................................      5,494
                                                    ---------
Total long-term assets............................  2,003,199
                                                    ---------
Current Assets
Cash at banks.....................................    833,200
Inventory--SIM cards..............................      2,958
                                                    ---------
Total current assets..............................    836,158
                                                    ---------
Total Assets......................................  2,839,357
                                                    =========
Current Liabilities
Amount due to National Bank of Egypt..............      2,000
Amount payable to ECT for GSM license.............  1,755,000
Other amount payable to ECT.......................     81,157
Accrued share issuance costs......................      1,200
                                                    ---------
Total current liabilities.........................  1,839,357

Shareholders' Equity..............................
Share capital.....................................  1,000,000
                                                    ---------
Total Liabilities and Shareholders' Equity........  2,839,357
                                                    =========

                                     F-9-15

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 6--GOODWILL (CONTINUED)
    Changes in goodwill are as follows:

                                                   1998       1999
                                                 --------   --------
                                                   L.E.       L.E.
                                                   ----       ----
Opening balance................................   5,865       5,637
Amortization for 1998 and 1999.................    (228)     (1,588)
                                                  -----      ------
Closing balance................................   5,637       4,049
                                                  =====      ======

NOTE 7--ACCOUNTS RECEIVABLE

    Accounts receivable as of December 31, 1998 and 1999 consists of the following:

                                               1998       1999
                                             --------   --------
                                               L.E.       L.E.
                                               ----       ----
Service receivable.........................  116,746    135,544
Distributor receivable.....................       --      6,264
Roaming receivables........................   11,569     21,267
Allowance for doubtful debts...............  (28,337)   (27,496)
                                             -------    -------
Accounts receivable (net)..................   99,978    135,579
                                             =======    =======

NOTE 8--OTHER CURRENT ASSETS

    Other current assets as of December 31, 1998 and 1999 consists of the following:

                                                1998       1999
                                              --------   --------
                                                L.E.       L.E.
                                                ----       ----
Advance payment to suppliers................   31,352    108,382
Accrued interest............................    3,874     25,755
Others......................................    4,755      2,462
                                               ------    -------
Total.......................................   39,981    136,599
                                               ======    =======

                                     F-9-16

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 9--CASH

    Cash as of December 31, 1998 and 1999 consists of the following:

A).  CASH ON HAND:

                                                1998       1999
                                                L.E.       L.E.
                                                ----       ----
Cash on hand................................       24      1,969

B)  CASH AT BANKS:

 *Current accounts.........................   17,038    100,196
  Checks under collection..................       --      6,293
**Current account for capital increase.....  400,800         --
  Time deposits............................   20,388    371,732
  Letters of guarantee-margin amount.......      336        262
                                             -------    -------
                                             438,586    480,452
                                             =======    =======

 * The 1999 balance includes an amount of L.E. 23,000 which was transferred from the Commercial International Bank to the American Express Bank in order to subscribe in the American Express Bank Investment Fund, which was transacted on January 2, 2000 for 21,720 securities in a mutual fund at a cost of L.E. 1,058.91 for each security.

** This account represents part of the capital increase which was released and made available at the beginning of January 1999.

                                     F-9-17

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 10--DUE TO AFFILIATED COMPANIES

    Amounts due to affiliated shareholder companies as of December 31, 1998 and 1999 consist of the following:

                                                1998       1999
                                                ----       ----
                                                L.E.       L.E.
                                                ----       ----
France Telecom..............................      347     45,864
Orascom Telecom.............................    5,899      7,507
Motorola....................................   63,001    102,841
Al Ahram Company............................    1,533      1,982
                                               ------    -------
                                               70,780    158,194
                                               ======    =======

NOTE 11--LONG-TERM LOANS

    Long-term loans at December 31, 1998 and 1999 consist of the following:

                                            1998        1999
                                            ----        ----
Bridging loans:
  Repayable in Egyptian Pounds..........    340,000
  Repayable in U.S. dollars--390,000....  1,319,374

Senior secured long-term credit
  facility:
  Repayable in Egyptian Pounds..........                988,000
  Repayable in U.S. dollars--$220,000...                752,840
                                          ---------   ---------
                                          1,659,374   1,740,840
                                          =========   =========

    The bridging loans facility signed on May 9, 1998 for an equivalent $490,000, of which $100,000 was repayable in Egyptian Pounds, was refinanced by a new facility provided by a group of banks for an equivalent $570,000, of which $350,000 is repayable in Egyptian Pounds.

    The new facility consists of the following elements:

    -- An International Tranche available in US dollars amounting to $220,000 for a period of six and a half years.

                                     F-9-18

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 11--LONG-TERM LOANS (CONTINUED)
    --  A Domestic Tranche available in Egyptian Pounds amounting to L.E.
       1,190,000 for a period of seven and a half years, equivalent to $350,000 of which $30,000 is a revolving facility. At December 31, 1999, L.E. 202,000 had not been drawn down.

    Both the International and the Domestic Tranches have been fully underwritten by the International Arrangers and the Domestic Arrangers respectively.

    The interest rate for the International Tranche is to be calculated on an actual 360 days basis as the sum of:

(i) The London Inter Bank Offered Rate ("Libor") two Business Days prior to the commencement of each interest period; and

(ii) The Applicable Margin of 1.6% which can be decreased gradually to be 0.9% according to the growth in the Company's performance ratios.

    The interest rate for the Domestic Tranche is to be calculated on an actual 360 days basis and is fixed at 11.25% per annum.

    The facility is secured by a pledge of the Company's 51% share ownership of ECMS, a pledge of ECMS bank accounts used for revenue collection, a first priority commercial lien on present and future assets of ECMS, an assignment of insurance contracts, and an assignment of shareholders' subordinated loans.

                                     F-9-19

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 11--LONG-TERM LOANS (CONTINUED)
    The maturities of the above refinanced secured long-term credit facility for each of the five years subsequent to December 31, 1999 and thereafter are as follows:

YEAR                                   CURRENCY          L.E. AMOUNT
----                                   --------          -----------
2000.........................                    --              --
2001.........................                    --              --
2002.........................       Egyptian Pounds          98,800
                                    $48,889                 167,298
2003.........................       Egyptian Pounds         197,600
                                    $48,889                 167,298
2004.........................       Egyptian Pounds         197,600
                                    $48,889                 167,298
Thereafter...................       Egyptian Pounds         494,000
                                    $73,333                 250,946
                                                          ---------
                                                          1,740,840
                                                          =========

NOTE 12--SHAREHOLDERS' LOANS

    The Company received the following interest free loans from its shareholders during 1998 which remained outstanding at the end of 1998 and 1999:

                                                        L.E.
                                                        ----
France Telecom......................................  236,682
Orascom Telecom.....................................   95,704
Motorola............................................  181,305
                                                      -------
                                                      513,691
                                                      =======

NOTE 13--BONDS

    At an extraordinary general assembly meeting held on February 21, 1999, the shareholders approved the issuance of bonds for an amount of L.E. 340 million. On

                                     F-9-20

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 13--BONDS (CONTINUED)
August 22, 1999 these bonds were privately placed to the extent of 70% and publicly subscribed to the extent of 30%. The provisions of the bonds include the following:


TYPE OF ISSUANCE:                           L.E. par value with fixed interest rate,
                                            marketable but non-convertible into shares and
                                            rank second after repayment of long-term
                                            loans.

INTEREST RATE:                              Fixed interest rate of 12.25% per annum due
                                            every six months.

ISSUE PRICE:                                At face value of L.E. 100 for each bond.

TERM:                                       Eight years from issuance on August 22, 1999.

PAYMENT:                                    The bonds will be paid in one installment at
                                            the end of the term. The Company has the right
                                            to repay the bonds before maturity.

NOTE 14--CAPITAL

    The Company's authorized capital amounts to L.E. 2,500,000 divided into 250,000 shares of nominal value L.E. 10 each. The Company's issued and paid capital amounts to L.E. 250,000 divided into 25,000 shares held in percentage terms as follows:

France Telecom........................................    46.1%
Orascom Telecom.......................................    18.6%
Motorola..............................................    35.3%
                                                         -----
                                                         100.0%
                                                         =====

    The Company is in the process of increasing its share capital to L.E. 510,000,000 through the conversion of its shareholders' loans.

NOTE 15--INCOME TAXES

    Mobinil and its subsidiaries are taxed separately without any group relief under Egyptian tax rules.

                                     F-9-21

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 15--INCOME TAXES (CONTINUED)
    Mobinil, as a holding company, with no operations, has, as yet, no revenues in the form of dividends and only minimal expenses, and, accordingly, has no taxable income.

    ECMS benefits from a five year tax holiday until December 31, 2003.

    Upon becoming taxable, the financial statement carrying values of all assets and liabilities of ECMS will be deemed to be the same for tax purposes, so no temporary differences will need to be recognized for deferred tax purposes.

NOTE 16--RELATED PARTY TRANSACTIONS

    During the period May 5, 1998 to December 31, 1998 and for the year ended December 31, 1999, the Company purchased cell site equipment, civil works, technical assistance, computer equipment and advertising from related party shareholders on an arms length basis as follows:

                                               1998       1999
                                               ----       ----
                                               L.E.       L.E.
                                               ----       ----
France Telecom--technical assistance.......   14,017     31,355
Orascom Telecom--computer equipment........   29,838     27,960
Motorola--cell site equipment..............  132,374    203,879
El Ahram Company--advertising..............    7,406      7,692

NOTE 17--FINANCIAL INSTRUMENTS AND DERIVATIVES

    The fair values of the Company's monetary assets and liabilities at December 31, 1998 and 1999 are deemed to approximate their carrying values, as market conditions in terms of interest rate and risk have been relatively stable for the periods from their initial recognition until year end.

    In connection with the refinancing of the bridging loans facility by a new secured long-term credit facility as described under note 11, a tranche of $170 million repayable in U.S. dollars was replaced by a tranche repayable in Egyptian Pounds. To fund this U.S. dollar repayment, $68 million was financed internally and $102 million was financed externally through five swap contracts with three banks for periods

                                     F-9-22

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 17--FINANCIAL INSTRUMENTS AND DERIVATIVES (CONTINUED) between six and twelve months as detailed below with related fair values at December 31, 1999:

                                      SWAP        US$        SWAP       SWAP       FAIR
DATE                                 PERIOD      AMOUNT      RATE      VALUE      VALUE
----                               ----------   --------   --------   --------   --------
September 21, 1999...............  12 months     20,000     3.4998     69,996     68,400
November 30, 1999................  6 months      10,000     3.4730     34,730     34,200
November 30, 1999................  9 months      10,000     3.5010     35,010     34,200
November 30, 1999................  12 months     21,000     3.6691     77,051     71,820
November 30, 1999................  12 months     41,000     3.4921    143,136    140,220

NOTE 18-- RECONCILIATION BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

    There are two main areas of difference between the reporting of the Company's transactions in accordance with international accounting standards and accounting principles generally accepted in the United States.

    The Company defers and amortizes its pre-operating costs and capital increase expenses over five years as opposed to charging them directly to income as they arise. In addition, the Company directly recognizes in income connection fees paid upfront by new subscribers as opposed to deferring them as income to be amortized over four years, the estimated average customer retention period.

    The effects of these differences on net income for the period May 5 to December 31, 1998 and the year ended December 31, 1999, and on stockholders'

                                     F-9-23

                         MOBINIL FOR TELECOMMUNICATION
                         (EGYPTIAN JOINT STOCK COMPANY)

           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

             IN ACCORDANCE WITH INTERNATIONAL ACCOUNTING STANDARDS
                   FOR THE PERIOD MAY 5 TO DECEMBER 31, 1998
                      AND THE YEAR ENDED DECEMBER 31, 1999
              (IN THOUSANDS OF EGYPTIAN POUNDS EXCEPT SHARE DATA)

NOTE 18-- RECONCILIATION BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES (CONTINUED)
equity (deficit) at December 31, 1998 and 1999, as shown in the consolidated financial statements are as follows:

                                                              1998       1999
                                                              L.E.       L.E.
                                                            --------   --------
Net income (loss) as shown in the consolidated financial
  statements..............................................   (83,338)    65,286
Description of items having the effect of increasing
  reporting income:
  Amortization of pre-operating costs and capital increase
    expenses..............................................                2,781
Description of items having the effect of decreasing
  reporting income:
  Write off of deferred balances of pre-operating costs
    and capital increase expenses.........................   (11,836)      (280)
Deferral of connection fee revenue........................   (41,627)  (136,915)
                                                            --------   --------
Net loss in accordance with accounting principles
  generally accepted in the United States.................  (136,801)   (69,128)
                                                            ========   ========

Shareholders' equity (deficit) as shown in the
  consolidated financial statements.......................   (83,088)   (17,802)
Description of items having the effect of decreasing
  equity:
  Write-off of deferred balance of pre-operating costs and
    capital increase expenses.............................   (11,836)    (9,335)
  Deferral of connection fee revenue......................   (41,627)  (178,542)
                                                            --------   --------
Shareholders' equity (deficit) according to generally
  accepted accounting principles in the United States.....  (136,551)  (205,679)
                                                            ========   ========

                                     F-9-24

                                  UAB OMNITEL

                           December 31, 1998 and 1999
                  (With Independent Auditors' Report Thereon)

                                     F-10-1

                                  UAB OMNITEL
                              FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1999
                                    CONTENTS


                                                                PAGE
                                                                ----
Independent Auditors' Report................................   F-10-3
Balance Sheets..............................................   F-10-4
Statements of Income........................................   F-10-5
Statements of Changes in Stockholders' Equity and
  Comprehensive Income......................................   F-10-6
Statements of Cash Flows....................................   F-10-7
Notes to the Financial Statements...........................   F-10-9


                                     F-10-2

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of UAB Omnitel

    We have audited the accompanying balance sheets of UAB Omnitel as of December 31, 1998 and 1999, and the related statements of income, stockholders' equity and comprehensive income and cash flows for the years ended December 31, 1997, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UAB Omnitel as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the years ended December 31, 1997, 1998 and 1999 in conformity with accounting principles generally accepted in the United States of America.

Vilnius Lithuania,
April 9, 2000
KPMG Lietuva

Leif Rene Hansen
Danish State Authorised
Public Accountant

                                     F-10-3

                                  UAB OMNITEL

                                 BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1999

                       (IN THOUSANDS OF LITHUANIAN LITAS)

                                                                                       CONVENIENCE
                                                                                       TRANSLATION
                                                                                        (NOTE 1J)
                                                                                       -----------
        NOTE                                                       1998       1999        1999
        ----                                                       ----       ----        ----
                                                                                       (UNAUDITED)
                                                                                          US $
                                                                                         (000S)
                        ASSETS
                        Current assets
          2             Cash at bank and in hand...............   19,905     75,750     $ 18,938
          3             Accounts receivable, net...............   31,258     24,178        6,044
          4             Inventory, net.........................   15,235      5,328        1,332
          5             Other current assets...................    6,836      3,395          849
                                                                 -------    -------     --------
                        Total current assets...................   73,234    108,651       27,163
                                                                 -------    -------     --------

          6             Property, plant and equipment, net.....  317,578    318,894       79,724
                        Other long-term assets.................       --        207           51
                                                                 -------    -------     --------
                                                                 390,812    427,752     $106,938
                                                                 =======    =======     ========
                        LIABILITIES AND STOCKHOLDERS' EQUITY
                        Current liabilities
          7             Current installments of long-term
                          debt.................................   99,376     30,555     $  7,638
                        Interest payable.......................    4,575      1,198          300
                        Accounts payable.......................   24,534     20,529        5,132
                        Taxes and duties payable...............    2,199     10,545        2,636
          8             Other current liabilities..............    4,365      8,298        2,075
                                                                 -------    -------     --------
                        Total current liabilities..............  135,049     71,125       17,781

          7             Long-term debt, excluding current
                          installments.........................  116,534     86,176       21,544
          9             Other liabilities......................       --      1,085          271
                                                                 -------    -------     --------
                        Total liabilities......................  251,583    158,386       39,596
                                                                 -------    -------     --------
                        STOCKHOLDERS' EQUITY
         10             Common stock...........................   39,689     39,689        9,922
                        Additional capital.....................   16,031     16,031        4,008
         10             Retained earnings......................   83,509    213,646       53,412
                                                                 -------    -------     --------
                        Total stockholders' equity.............  139,229    269,366       67,342
                                                                 -------    -------     --------
         11             Commitments and contingencies..........       --         --           --
                                                                 -------    -------     --------
                                                                 390,812    427,752     $106,938
                                                                 =======    =======     ========

              See accompanying notes to the financial statements.

                                     F-10-4

                                  UAB OMNITEL

                              STATEMENTS OF INCOME
                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

                                                                                             CONVENIENCE
                                                                                             TRANSLATION
                                                                                              (NOTE 1J)
                                                                                             -----------
        NOTE                                                  1997       1998       1999        1999
        ----                                                  ----       ----       ----        ----
                                                                                             (UNAUDITED)
                                                                                                US $
                                                                                               (000S)
         12             Net sales.........................  201,510     366,631   354,513     $ 88,628
         13             Cost of sales, products and
                          equipment.......................  (95,486)   (149,839)  (89,531)     (22,382)
                                                            -------    --------   -------     --------
                        Gross profit......................  106,024     216,792   264,982       66,246

         14             Selling, general and
                          administrative expenses.........  (64,908)    (98,119)  (75,043)     (18,761)
                        Depreciation......................  (19,030)    (29,846)  (39,626)      (9,907)
                                                            -------    --------   -------     --------
                        Operating income..................   22,086      88,827   150,313       37,578

         15             Interest expense, net.............   (7,875)    (14,635)  (11,064)      (2,766)
         16             Other income (expense), net.......    1,312        (667)      164           41
                                                            -------    --------   -------     --------
                        Income before income taxes........   15,523      73,525   139,413       34,853
         17             Income taxes......................        0           0    (9,276)      (2,319)
                                                            -------    --------   -------     --------
                        Net income........................   15,523      73,525   130,137     $ 32,534
                                                            =======    ========   =======     ========

         18             Basic earnings per share..........     0.39        1.85      3.28     $   0.82
                                                            =======    ========   =======     ========

              See accompanying notes to the financial statements.

                                     F-10-5

                                  UAB OMNITEL

     STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                       (IN THOUSANDS OF LITHUANIAN LITAS)

                                                                                  TOTAL
                                            COMMON    ADDITIONAL   RETAINED   STOCKHOLDERS'
                                            STOCK      CAPITAL     EARNINGS      EQUITY
                                            -----      -------     --------      ------
Balances at December 31, 1996............   35,720          --       (5,539)      30,181
                                                                                 -------

  Net income.............................                            15,523       15,523
                                                                                 -------

Comprehensive income.....................                                         15,523
                                                                                 -------

  Issuance of stock......................    3,969      16,031                    20,000
                                            ------      ------     --------      -------

Balances at December 31, 1997............   39,689      16,031        9,984       65,704
                                                                                 -------

  Net income.............................                            73,525       73,525
                                                                                 -------

Comprehensive income.....................                                         73,525
                                            ------      ------     --------      -------

Balances at December 31, 1998............   39,689      16,031       83,509      139,229
                                                                                 -------

  Net income.............................                           130,137      130,137
                                                                                 -------

Comprehensive income.....................                                        130,137
                                            ------      ------     --------      -------

Balances at December 31, 1999............   39,689      16,031      213,646      269,366
                                            ======      ======     ========      =======

                                                               (UNAUDITED)
                                                                   US $
                                                                 (000'S)
CONVENIENCE TRANSLATION (NOTE 1J)                                -------
Balances at December 31, 1998...............................     $34,807

Net income..................................................      32,534

Comprehensive income........................................      32,534
                                                                 -------

Balances at December 31, 1999...............................     $67,341
                                                                 =======

                                     F-10-6

                                  UAB OMNITEL

                            STATEMENTS OF CASH FLOWS

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                       (IN THOUSANDS OF LITHUANIAN LITAS)

                                                                           CONVENIENCE
                                                                           TRANSLATION
                                                                            (NOTE 1J)
                                                                           -----------
                                            1997       1998       1999        1999
                                            ----       ----       ----        ----
                                                                           (UNAUDITED)
                                                                              US $
                                                                             (000S)
CASH FLOWS FROM OPERATING ACTIVITIES:
NET INCOME..............................    15,523     73,525    130,137      32,534
ADJUSTMENTS TO RECONCILE NET INCOME TO
  NET CASH PROVIDED BY OPERATING
  ACTIVITIES:
Depreciation............................    19,030     29,846     39,626       9,906
Provision for bad and doubtful accounts
  receivable............................     2,911      4,547     (4,997)     (1,249)
Provision for slow moving and obsolete
  items on stock........................       230        778       (660)       (165)
Provision for warranties................        --         --        171          43
Deferred income tax provision...........        --         --        914         229
Decrease (increase) in accounts
  receivable............................   (26,725)      (242)    12,077       3,019
Decrease (increase) in inventory........    (3,377)    (8,097)    10,567       2,642
Decrease (increase) in other current
  assets................................    (5,401)     1,559      3,441         860
Increase in other long-term assets......        --         --       (207)        (52)
Increase (decrease) in interest
  payable...............................       269      2,904     (3,377)       (844)
Increase (decrease) in accounts
  payable...............................     2,533    (22,873)    (4,005)      (1001)
Increase in taxes and duties payable....       678        788      8,346       2,087
Increase in other liabilities...........       716      1,352      3,933         983
                                          --------   --------   --------     -------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES............................     6,387     84,087    195,966      48,992
                                          --------   --------   --------     -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of long term assets.........   (97,457)  (133,761)   (41,082)    (10,271)
Proceeds from disposals of fixed
  assets................................       180      2,269        140          35
                                          --------   --------   --------     -------
NET CASH USED IN INVESTING ACTIVITIES...   (97,277)  (131,492)   (40,942)    (10,236)
                                          --------   --------   --------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common
  stock.................................    20,000         --         --          --
Proceeds from issuance of long-term
  debt..................................   135,457    111,241      6,277       1,569
Principal payments on long-term debt....   (57,200)   (60,345)  (104,934)    (26,233)
Net changes in leasing obligations......       464        629       (522)       (131)
                                          --------   --------   --------     -------
NET CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES............................    98,721     51,525    (99,179)    (24,795)
                                          --------   --------   --------     -------

                                     F-10-7

                                  UAB OMNITEL

                  YEARS ENDED DECEMBER 31, 1997, 1998 AND 1999

                       (IN THOUSANDS OF LITHUANIAN LITAS)

                                                                           CONVENIENCE
                                                                           TRANSLATION
                                                                            (NOTE 1J)
                                                                           -----------
                                            1997       1998       1999        1999
                                            ----       ----       ----        ----
                                                                           (UNAUDITED)
                                                                              US $
                                                                             (000S)
NET INCREASE IN CASH AND CASH
  EQUIVALENTS...........................     7,831      4,120     55,845      13,961
Cash and cash equivalents at the
  beginning of the year.................     7,954     15,785     19,905       4,977
                                          --------   --------   --------     -------
CASH AND CASH EQUIVALENTS AT THE END OF
  THE YEAR..............................    15,785     19,905     75,750      18,938
                                          ========   ========   ========     =======

The Company paid tLitas 7,880, 11,973 and 16,011 for interest and no income taxes in 1997, 1998 and 1999 respectively.

              See accompanying notes to the financial statements.

                                     F-10-8

                                  UAB OMNITEL

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 1-- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

(A) DESCRIPTION OF BUSINESS

        The Company was formed on March 16, 1995 and operates its own cellular telecommunications network in Lithuania under 10 year licenses subsequently granted in 1997 and 1998. It sells airtime, both on a postpaid and prepaid basis, and telephone handsets to subscriber customers, mainly for mobile and internet usage.

(B) ACCOUNTS RECEIVABLE

        Accounts receivable are carried at cost less an allowance for doubtful accounts based on specific balances and general experience.

(C) INVENTORIES

        Inventories are stated at the lower cost or market price using the first-in, first-out method, less an allowance for slow moving items.

(D) PROPERTY, PLANT AND EQUIPMENT

        Property, plant and equipment are stated at cost less accumulated depreciation or at an impairment value, where lower for reasons not considered temporary. Depreciation is provided on a straight-line basis over the expected useful lives of the assets.

        The expected useful lives are as follows:

Buildings..........................................   40 years
Telecommunication and other equipment..............    7 years
Satellite station, GSM.............................   10 years
Office equipment and cars..........................    5 years
License............................................   10 years
Software...........................................  1-5 years

        Tangible fixed assets with a cost of less than tLitas 3 and with a useful life shorter than one year are charged to income in the year of acquisition.

                                     F-10-9

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 1-- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)
(E) WARRANTY PROVISION

        The Company provides customers with a one year warranty period under which it undertakes to replace or repair defective telephones.

        A warranty provision is calculated based on the ratio of estimated repair costs in relation to the current sales volume.

(F) REVENUE RECOGNITION

        Revenue from airtime is recognized based on actual and accrued billings for usage by post-paid subscribers, and deferred and recognized based on usage by pre-paid customers. There are no connection fees. Equipment sales are recorded at the time of delivery of the mobile telephones.

(G) INCOME TAXES

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(H) FOREIGN CURRENCY TRANSLATION

        Transactions denominated in foreign currencies are translated into Litas at the exchange rates ruling at the transaction date.

        Balances denominated in foreign currencies are translated into Litas at the exchange rates ruling at year end. Realised and unrealised foreign currency exchange gains and losses are recognised in income.

(I)  USE OF ESTIMATES

        Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of

                                    F-10-10

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 1-- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED) contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from these estimates.

(J)  CONVENIENCE TRANSLATION

        For convenience, the Lithuanian Litas amounts presented in the Company's financial statements at December 31, 1999 and for the year then ended have also been presented in U.S. dollars using the applicable exchange rate at December 31, 1999 [U.S. $1=4 Lithuanian Litas]. The dollar amounts in the financial statements should not be construed as representing amounts convertible into dollars, unless otherwise indicated in the notes to the financial statements.

NOTE 2--CASH AT BANK AND IN HAND

    The use of cash accounts to the extent of tLitas 5,103 with Citibank is restricted to the repayment of the loan from the Overseas Private Investment Corporation of tLitas 80,160. The Debt Service Escrow Account (special account with Citibank) is fully funded in accordance with the requirements of the Second Restated and Amended Loan Agreement.

NOTE 3--ACCOUNTS RECEIVABLE

                                                              1998       1999
                                                              ----       ----
     Customer receivables.................................    38,986     26,909
     Allowance for bad and doubtful receivables...........    (7,728)    (2,731)
                                                            --------   --------
     Accounts receivable, net.............................    31,258     24,178
                                                            ========   ========

                                    F-10-11

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 3--ACCOUNTS RECEIVABLE (CONTINUED)
    The activity in the allowance for bad and doubtful receivables for the years ended December 31, 1997, 1998 and 1999 follows:

                                                         1997       1998       1999
                                                         ----       ----       ----
       Allowance for bad and doubtful receivables at
         beginning of the year.......................       270      3,181      7,728
       Additions charged to bad debt expense.........     7,132     17,418      7,342
       Write-downs charged against the allowance.....    (4,221)   (12,871)   (12,339)
                                                       --------   --------   --------
       Allowance for bad and doubtful receivables at
         end of the year.............................     3,181      7,728      2,731
                                                       ========   ========   ========

NOTE 4--INVENTORY

                                                              1998       1999
                                                              ----       ----
     Goods for resale.....................................    16,688      5,465
     Materials and spare parts............................        10        581
     Other................................................       137        222
                                                            --------   --------
                                                              16,835      6,268
     Less allowance for slow moving and obsolete items....    (1,600)      (940)
                                                            --------   --------
     Inventory, net.......................................    15,235      5,328
                                                            ========   ========

NOTE 5--OTHER CURRENT ASSETS

                                                              1998       1999
                                                              ----       ----
     Other receivables....................................     1,344        522
     Advances to suppliers................................     2,038      1,319
     Prepaid expenses.....................................     3,454      1,554
                                                            --------   --------
                                                               6,836      3,395
                                                            ========   ========

                                    F-10-12

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 6--PROPERTY PLANT AND EQUIPMENT

                                                                                      LICENSE
                        LAND AND       GSM                   OTHER     CONSTRUCTION     AND
                        BUILDINGS   EQUIPMENT   VEHICLES   EQUIPMENT   IN PROGRESS    SOFTWARE    TOTAL
                        ---------   ---------   --------   ---------   -----------    --------    -----
Cost at January 1,
  1999................   12,320      282,179      2,509      39,245        42,660       3,084     381,997
Additions during the
  year................       12                     788       5,402        34,103         777      41,082
Transfers in (out)....       95       59,230                              (59,325)                     --
Disposals.............                   (90)                   (38)                      (53)       (181)
                         ------      -------     ------     -------       -------      ------    --------
Cost at December 31,
  1999................   12,427      341,319      3,297      44,609        17,438       3,808     422,898
                         ------      -------     ------     -------       -------      ------    --------
Accumulated
  depreciation at
  January 1, 1999.....     (570)     (49,088)      (634)    (13,433)           --        (694)    (64,419)
Depreciation during
  the year............     (429)     (30,941)      (437)     (6,957)           --        (862)    (39,626)
Depreciation on
  disposals...........                    22                      4            --          15          41
                         ------      -------     ------     -------       -------      ------    --------
Accumulated
  depreciation at
  December 31, 1999...     (999)     (80,007)    (1,071)    (20,386)           --      (1,541)   (104,004)
                         ------      -------     ------     -------       -------      ------    --------
Net book value at
  December 31, 1999...   11,428      261,312      2,226      24,223        17,438       2,267     318,894
                         ======      =======     ======     =======       =======      ======    ========
Net book value at
  December 31, 1998...   11,749      233,091      1,876      25,812        42,660       2,390     317,578
                         ======      =======     ======     =======       =======      ======    ========

NOTE 7--LONG-TERM DEBT

                                                                1998       1999
                                                                ----       ----
     Interest bearing loans.................................  147,757    116,160
     Bills of exchange......................................   67,060         --
     Leasing obligations....................................    1,093        571
                                                              -------    -------
                                                              215,910    116,731
     Less--current installments.............................  (99,376)   (30,555)
                                                              -------    -------
                                                              116,534     86,176
                                                              =======    =======

                                    F-10-13

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 7--LONG-TERM DEBT (CONTINUED)
    Interest bearing loans consist of the following:

                                                                OUTSTANDING    OUTSTANDING
                                                   INTEREST     DECEMBER 31,   DECEMBER 31,
                                       CURRENCY      RATE           1998           1999
                                       --------      ----           ----           ----
     Overseas Private
     Investment Corporation
     (OPIC) (secured loan)...........    USD           7.63%       12,000         12,000
     Overseas Private                    USD           8.30%       85,200         68,160
     Investment Corporation
     (OPIC) (secured loan)...........
     Merita Bank (secured loan)......    USD      6 months         36,000         36,000
                                                  LIBOR plus
                                                  variable
                                                  margin
     Merita Bank (secured loan)......    USD           7.53%       11,520             --
     Siemens.........................    DEM           6.50%        3,037             --
                                                                  -------        -------
     Total interest bearing loans....                             147,757        116,160
                                                                  =======        =======

    Terms of repayment of loans to Overseas Private Investment Corporation and Merita Bank to be paid back in USD:

                                       2000       2001       2002       2003      TOTAL
                                       ----       ----       ----       ----      -----
     OPIC..........................   17,040     17,040     17,040     17,040     68,160
     OPIC..........................    4,000      4,000      4,000                12,000
     Merita Bank...................    9,000      9,000     18,000                36,000
                                     -------    -------    -------    -------    -------
                                      30,040     30,040     39,040     17,040    116,160
                                     =======    =======    =======    =======    =======

    Under the loan agreement with the Overseas Private Investment Corporation amounting to tLitas 80,160, the Company pledges all its assets with the book value of tLitas 427,752 as at December 31, 1999, including any related insurance payments, but excluding a GSM station carried at tLitas 1,301 pledged to a bank for a customs guarantee.

                                    F-10-14

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 8--OTHER CURRENT LIABILITIES

                                                                1998       1999
                                                                ----       ----
     Advances received......................................    3,147      1,808
     Other payables.........................................    1,218      6,490
                                                              -------    -------
                                                                4,365      8,298
                                                              =======    =======

NOTE 9--OTHER LIABILITIES

                                                                1998       1999
                                                                ----       ----
     Warranty provision.....................................       --        171
     Deferred taxes.........................................       --        914
                                                              -------    -------
                                                                   --      1,085
                                                              =======    =======

NOTE 10--COMMON STOCK AND RETAINED EARNINGS

    At December 31, 1996 common stock comprises 35,720,000 shares of Litas 1
(one). 3,968,889 additional shares were issued during 1997, so that 39,688,889 shares are issued and outstanding at December 31, 1999. No shares have special rights.

    The members of the Board have the following nominal shareholdings in the Company, based on the common stock of tLitas 39,689:

                                                                       PER CENT OF
                                                                           THE
                                                                          SHARE
                                                            SHARES       CAPITAL
                                                            ------       -------
Viktoras Gediminas Gruodis..............................   1,230,094       3.1%
Amber Mobile Teleholding AB represented by:
Aimo Olkkonen...........................................  21,828,889      55.0%
Motorola Lithuania Telecom, Inc. represented by:
Kyle Spainhour..........................................  13,891,111      35.0%

    Included in retained earnings is an amount of tLitas 167 not available for distribution as required under Lithuanian Company Law.

NOTE 11--COMMITMENTS AND CONTINGENCIES

    According to the purchase orders made in 1999, the Company has an obligation of tLitas 8,514 to acquire equipment and telephones. The value of the obligation is based on the exchange rate at December 31, 1999.

                                    F-10-15

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 11--COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Vilniaus Bankas has issued a guarantee of tLitas 1,500 in favour of Omnitel for the customs clearance procedures. The collateral for the guarantee is a pledge of a GSM station with a book value of tLitas 1,301.

    Omnitel signed rent agreements for land and buildings with a maturity varying from one to ten years, under non-cancelable operating leases, for which the future minimum lease payments as of December 31, 1999 are as follows (in tLitas):

YEAR                                                  AMOUNT
----                                                  ------
2000...............................................    2,432
2001...............................................    1,708
2002...............................................    1,573
2003...............................................    1,353
2004...............................................    1,213
Due after 5 years..................................    3,553
                                                      ------
                                                      11,832
                                                      ======

Total rent expenses associated with the above leases for the years ended December 31, 1997, 1998 and 1999 was tLitas 1,066, tLitas 2,337 and tLitas 2,851 respectively.

NOTE 12--SALES AND SERVICE REVENUES

                                                        1997       1998       1999
                                                        ----       ----       ----
     GSM and other unit sales.......................   37,187     40,270     21,912
     GSM service revenue............................  153,513    312,460    320,817
     Data service revenue...........................    5,615      8,233     10,061
     Other service revenue*.........................    5,195      5,668      1,723
                                                      -------    -------    -------
                                                      201,510    366,631    354,513
                                                      =======    =======    =======

    * In 1999 the Company ceased its operations related to segment administration and sold the business to France Telecom.

                                    F-10-16

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 13--COST OF SALES, PRODUCTS AND EQUIPMENT

                                                        1997       1998       1999
                                                        ----       ----       ----
     GSM unit costs and price protection............   68,352     94,618     30,375
     Interconnect and roaming expenses..............   21,908     40,320     41,251
     Internet and data network expenses.............    2,037      3,909      4,649
     Intelsat expenses..............................    1,217      1,951      2,453
     Frequency channels expenses....................    1,972      4,222      4,544
     Software maintenance expenses..................       --      4,819      6,259
                                                      -------    -------    -------
                                                       95,486    149,839     89,531
                                                      =======    =======    =======

NOTE 14--SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                                                          1997       1998       1999
                                                          ----       ----       ----
     Sales commissions................................   27,026     27,894      6,955
     Airtime commissions..............................    2,186      5,337      5,382
     Advertising expenses.............................    6,612      8,302      7,630
     Salaries, social security costs and bonuses......   10,676     19,615     24,064
     Office expenses..................................    2,599      3,776      4,579
     Billing expenses.................................    1,083      2,111      2,608
     Bank charges and insurance.......................    1,382      2,243      2,383
     Operating taxes and charges......................    1,319      2,811      6,419
     Travelling and training expenses.................      937      1,411      1,311
     Bad debt costs...................................    7,132     17,418      7,342
     Other expenses...................................    3,956      7,201      6,370
                                                         ------     ------     ------
                                                         64,908     98,119     75,043
                                                         ======     ======     ======

NOTE 15--INTEREST EXPENSE, NET

                                                          1997       1998       1999
                                                          ----       ----       ----
     Interest expense for long-term debt..............      795      7,854      7,739
     Interest expense for short-term financing........    7,354      7,023      4,895
     Interest income..................................     (274)      (242)    (1,570)
                                                         ------     ------     ------
                                                          7,875     14,635     11,064
                                                         ======     ======     ======

                                    F-10-17

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 16--OTHER INCOME (EXPENSE), NET

                                                          1997       1998       1999
                                                          ----       ----       ----
     Currency exchange gain (loss), net...............      305       (624)       405
     Other income (expense), net......................    1,007        (43)      (241)
                                                         ------     ------     ------
                                                          1,312       (667)       164
                                                         ======     ======     ======

NOTE 17--INCOME TAXES

    The Company benefits from tax holidays under Article 8 of the Law on Profit Tax.

    Under this law, the Company was totally exempt for five years from Lithuanian income taxes until June 30, 1999, and after this date is only subject to income taxes at half the regular rate of tax for three years until June 30, 2002. Thereafter, it is subject to the full regular rate.

    Actual and deferred taxes have been provided as from July 1, 1999. At that date, the financial statement carrying amounts of assets and liabilities are deemed by the fiscal authorities to be the same as their tax bases. In particular the written down values of property, plant and equipment have been historically depreciated at rates allowed for tax purposes, and, accordingly, there are no temporary differences for tax deferral recognition prior to July 1, 1999.

    Income taxes charged for 1999, but only based on the results of the period from July 1 to December 31, 1999 consist of the following:

                                                          1999
                                                          ----
Income tax............................................   8,362
Deferred tax..........................................     914
                                                         -----
                                                         9,276
                                                         =====

    Income tax is based on income before income taxes of tLitas 66,406, adjusted for permanent differences and special allowances to produce a taxable income of tLitas 57,672 to which a rate of 14.5% is applied, being half the regular rate of 29% applicable to 1999.

    Temporary differences arise on certain current assets and liabilities, which are recovered or settled within short periods of one to six months. With the introduction of 100% first year depreciation for tax purposes in 1999, significant temporary

                                    F-10-18

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 17--INCOME TAXES (CONTINUED)
differences arise on property, plant and equipment, which for financial statement purposes continue to be depreciated over their respective useful lives, in some cases extending to 2006.

    Due to a new regular rate of tax of 24% being enacted for 2000 and beyond, until further notice, half of this rate has been applied to temporary differences expected to be eliminated up to June 30, 2002 and the full rate thereafter.

    The tax effects of temporary differences that give rise to deferred tax assets and liabilities are presented below:

Deferred tax asset:

Accrued products and services.........................     112
Accrued holiday reserve...............................     214
Accrued bonuses and related social security taxes.....     144
Accrued income for prepaid services...................     366
Allowance for inventory items.........................     133
                                                         -----
Total gross deferred tax assets.......................     969
                                                         -----

Deferred tax liability:

Accrued receivable....................................      21
Depreciation..........................................   1,862
                                                         -----
Total gross deferred tax liabilities..................   1,883
                                                         -----
Net deferred tax liability............................     914
                                                         =====

NOTE 18--EARNINGS PER SHARE

    The calculation of earnings per share is based on:

    - net income for the year attributable to ordinary shareholders of tLitas 130,137 (1998: tLitas 73,525, 1997: tLitas 15,523); and

    - weighted average number of ordinary shares outstanding during the year of 39,688,889 shares (1998 and 1997: 39,688,889 shares).

    The Company has no dilutive potential ordinary shares and therefore the diluted earnings per share are the same as basic earnings per share.

                                    F-10-19

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 19--RELATED PARTY TRANSACTIONS

    UAB Omnitel has a related party relationship with Amber Mobile Teleholding AB, owned by Sonera and Telia and other shareholders.

    UAB Omnitel has purchased and sold goods and services from the following related parties:

                                      1997                   1998                   1999
                              --------------------   --------------------   --------------------
                              PURCHASES    SALES     PURCHASES    SALES     PURCHASES    SALES
                              ---------    -----     ---------    -----     ---------    -----
Telia AB and its
 subsidiaries and
 associates.................       84        575         113      1,218       2,786      1,384
Sonera Corporation and its
 subsidiaries and
 associates.................       53        808          85      1,755         224      2,013
Motorola Inc., subsidiaries
 and associates.............    6,961         44      57,894      3,060      21,297          1

    UAB Omnitel has the following balances due from/to related parties:

                                      1997                    1998                    1999
                              ---------------------   ---------------------   ---------------------
                              RECEIVABLE   PAYABLE    RECEIVABLE   PAYABLE    RECEIVABLE   PAYABLE
                              ----------   -------    ----------   -------    ----------   -------
Telia AB and its
 subsidiaries and
 associates.................       --           --         --           --         56         222
Sonera Corporation and its
 subsidiaries and
 associates.................       --           --         --           --        147          73
Motorola Inc., subsidiaries
 and associates.............                47,612                  47,403         --       2,567

    All transactions with related companies are based on arm-length principles.

    During 1999 Directors of the Company received remuneration in the form of salaries and bonuses amounting to tLitas 4,792.

                                    F-10-20

                                  UAB OMNITEL

                           DECEMBER 31, 1998 AND 1999

              (IN THOUSANDS OF LITHUANIAN LITAS EXCEPT SHARE DATA)

NOTE 20-- FOREIGN CURRENCY, FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVES

    At December 31, 1999, the Company held the following positions in foreign currencies, translated at the exchange rates ruling at the balance sheet date:

                                                                                           OTHER
                                     USD        DEM        EUR        SDR        GBP      CURRENCY
                                     ---        ---        ---        ---        ---      --------
Prepayments......................        50        71                              13         14
Accounts receivable..............       519                           3,556        --         --
Cash at bank and in hand.........    72,783         6        35          --        --          7
Deferred expenses................        32
Long-term debt...................   (86,120)       --       (33)         --        --         --
Short-term debt..................   (30,040)       --      (164)         --        --         --
Interest payable.................    (1,198)
Accounts payable.................    (6,498)     (485)     (197)     (2,470)     (229)      (475)
                                   --------    ------      ----      ------      ----       ----
December 31, 1999................   (50,472)     (408)     (359)      1,086      (216)      (475)
                                   ========    ======      ====      ======      ====       ====
December 31, 1998................  (208,469)   (8,588)     (646)        294       175       (121)
                                   ========    ======      ====      ======      ====       ====
December 31, 1997................  (167,228)   (5,221)       35      (1,048)     (662)       (72)
                                   ========    ======      ====      ======      ====       ====

    The fair values of the Company's financial instruments, particularly the long-term debt, are considered to approximate the carrying values at the respective balance sheet dates.

    The Company had no involvement in derivative financial instruments.

                                    F-10-21

                            PELLA INVESTMENT COMPANY

                         (A LIMITED LIABILITY COMPANY)
                                  AMMAN-JORDAN
                       CONSOLIDATED FINANCIAL STATEMENTS
                              (IN JORDANIAN DINAR)
                           December 31, 1998 and 1999
                  (With Independent Auditors' Report Thereon)

                                     F-11-1

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

                           DECEMBER 31, 1998 AND 1999

                              (IN JORDANIAN DINAR)

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Independent Auditors' Report................................   F-11-3
Consolidated Balance Sheet..................................   F-11-4
Consolidated Statement of Income............................   F-11-6
Consolidated Statement of Changes in Shareholders' Equity...   F-11-7
Consolidated Statement of Cash Flows........................   F-11-8
Notes to Consolidated Financial Statements..................  F-11-10


                                     F-11-2

                          INDEPENDENT AUDITORS' REPORT

AM/ 9149

To the Shareholders of
Pella Investment Company
Amman-Jordan

    We have audited the accompanying consolidated balance sheet of Pella Investment Company (a limited liability company) as of December 31, 1998 and 1999, and the related consolidated statement of income, changes in shareholders' equity and cash flows for the years ended December 31, 1997, 1998 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with International Standards on Auditing, which are substantially similar to auditing standards generally accepted in the United States of America. Those Standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of Pella Investment Company as of December 31, 1998 and 1999 and the results of its operations, and its cash flows for the years ended December 31, 1997, 1998 and 1999 in conformity with International Accounting Standards.

    International Accounting Standards vary in certain respects from accounting principles generally accepted in the United States of America. In our opinion, based on our audits, application of accounting principles generally accepted in the United States would have affected the determination of the amount shown as net profit for the years ended December 31, 1998 and 1999 and the total amount of shareholders' equity as of December 31, 1998 and 1999 to the extent summarized in Note 31 to the consolidated financial statements.

                                           Saba & Co.
                                           Member Firm of Deloitte Touche
                                           Tohmatsu

Amman-Jordan
May 11, 2000

                                     F-11-3

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

                           CONSOLIDATED BALANCE SHEET

                              (IN JORDANIAN DINAR)

                                                                      CONVENIENCE
                                                                      TRANSLATION
                                                DECEMBER 31,           NOTE (3L)
                                          -------------------------   -----------
                                             1998          1999          1999
                                             ----          ----          ----
                                              JD            JD        (UNAUDITED)
                                                                         US $
                                                                        (000S)
ASSETS
CURRENT ASSETS:
  Cash on hand and at banks (Note 4)....   17,353,673     3,367,674         4,743
  Short-term investments (Note 5).......      250,000            --            --
  Accounts receivable--net (Note 6).....   12,473,832    16,034,985        22,585
  Inventories (Note 7)..................    1,328,453     1,240,266         1,747
  Prepaid expenses, refundable deposits
    and accrued revenue (Note 8)........      795,728     1,318,568         1,857
                                          -----------   -----------   -----------
    Total Current Assets................   32,201,686    21,961,493        30,932
                                          -----------   -----------   -----------

INTANGIBLE ASSETS:
  License fees--net (Note 9)............    5,090,948     4,621,015         6,508
  MTS compensation--net (Note 10).......    5,163,956     2,175,181         3,064
  Spectrum clearance compensation--net
    (Note 11)...........................      131,297        55,097            78
  Other intangible assets--net (Note
    12).................................      483,944       701,436           987
  Pre-operating expenses--net (Note
    13).................................      635,049       267,469           377
                                          -----------   -----------   -----------
    Total Intangible Assets.............   11,505,194     7,820,198        11,014
                                          -----------   -----------   -----------

FIXED ASSETS (NOTE 14)
  Fixed assets--at cost.................   57,403,795    79,837,015       112,446
  LESS: Accumulated depreciation........  (13,657,011)  (20,861,949)      (29,383)
                                          -----------   -----------   -----------
    Net Book Value of Fixed Assets......   43,746,784    58,975,066        83,063
                                          -----------   -----------   -----------
  Fixed Assets to be Deployed...........   13,212,910    11,665,946        16,431
                                          -----------   -----------   -----------
    TOTAL ASSETS........................  100,666,574   100,422,703       141,440
                                          ===========   ===========   ===========

             The accompanying notes constitute an integral part of
                    these consolidated financial statements.

                                     F-11-4

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

                           CONSOLIDATED BALANCE SHEET

                              (IN JORDANIAN DINAR)

                                                                      CONVENIENCE
                                                                      TRANSLATION
                                                DECEMBER 31,           NOTE (31)
                                          -------------------------   -----------
                                             1998          1999          1999
                                             ----          ----          ----
                                              JD            JD        (UNAUDITED)
                                                                         US $
                                                                        (000S)
LIABILITIES
CURRENT LIABILITIES:
  Accounts payable (Note 15)............   37,585,132    27,707,361        39,024
  Accrued expenses (Note 16)............    2,778,011       643,166           906
  Deferred revenue (Note 17)............      997,778     1,025,944         1,445
  Current portion of long-term loans
    (Note 20)...........................    4,318,313     3,564,000         5,020
                                          -----------   -----------   -----------
    Total Current Liabilities...........   45,679,234    32,940,471        46,395
                                          -----------   -----------   -----------

  Customers' Deposits (Note 18).........    6,959,739     6,725,869         9,473
                                          -----------   -----------   -----------

  Shareholders' Loans (Note 19).........    1,957,035     1,957,035         2,756
                                          -----------   -----------   -----------
  Long-term Loans (Note 20).............   16,075,563    14,339,000        20,196
                                          -----------   -----------   -----------

SHAREHOLDERS' EQUITY
  Paid-up capital.......................   21,240,000    21,240,000        29,915
  Statutory reserve.....................    1,505,291     3,419,486         4,816
  Accumulated profit....................    7,249,712    19,800,842        27,889
                                          -----------   -----------   -----------
    Total Shareholders' Equity..........   29,995,003    44,460,328        62,620
                                          -----------   -----------   -----------

TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY................................  100,666,574   100,422,703       141,440
                                          ===========   ===========   ===========

             The accompanying notes constitute an integral part of
                    these consolidated financial statements.

                                     F-11-5

                            PELLA INVESTMENT COMPANY

                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

                        CONSOLIDATED STATEMENT OF INCOME

                              (IN JORDANIAN DINAR)

                                                                              CONVENIENCE
                                                                              TRANSLATION
                                        FOR THE YEAR ENDED DECEMBER 31,        NOTE (3L)
                                    ---------------------------------------   -----------
                                       1997          1998          1999          1999
                                       ----          ----          ----          ----
                                        JD            JD            JD        (UNAUDITED)
                                                                                 US $
                                                                                (000S)
Service:
  Service revenue.................   32,940,543    57,726,789    68,684,813       96,740
  LESS: Interconnection charges
    (Note 21).....................   (4,721,143)   (7,254,161)   (8,883,661)     (12,512)
      Other direct costs
    (Note 22).....................   (9,103,025)  (15,259,836)  (12,860,141)     (18,113)
                                    -----------   -----------   -----------   ----------
      Net Income from Service.....   19,116,375    35,212,792    46,941,011       66,115
                                    -----------   -----------   -----------   ----------
Equipment:
  Equipment sales.................      935,956     1,590,889     1,800,688        2,536
  LESS: Cost of equipment sold....   (1,500,572)   (3,268,217)   (3,576,545)      (5,037)
                                    -----------   -----------   -----------   ----------
    Net (Loss) from Sale
       of Equipment...............     (564,616)   (1,677,328)   (1,775,857)      (2,501)
                                    -----------   -----------   -----------   ----------
    Gross profit..................   18,551,759    33,535,464    45,165,154       63,614
                                    -----------   -----------   -----------   ----------
  LESS: Revenue sharing
    (Note 23).....................   (5,656,905)   (9,412,545)  (11,959,499)     (16,844)
      General and administrative
         expenses (Note 24).......   (8,206,930)  (10,221,735)  (12,370,773)     (17,424)
    Net Operating Profit..........    4,687,924    13,901,184    20,834,882       29,346
                                    -----------   -----------   -----------   ----------
  LESS: Interest on bank loans....   (2,545,544)   (2,404,769)   (2,133,647)      (3,005)
  ADD: Other income (Note 25).....      596,413       817,693       589,824          831
                                    -----------   -----------   -----------   ----------
    Net Profit for the Year before
      Income Tax..................    2,738,793    12,314,108    19,291,059       27,172
  LESS: Income Tax................           --    (3,100,091)   (4,825,734)      (6,797)
                                    -----------   -----------   -----------   ----------
    Net Profit for the Year.......    2,738,793     9,214,017    14,465,325       20,375
  Accumulated profit (loss)--
    beginning of the year.........   (3,197,807)     (732,894)    7,264,627       10,232
                                    -----------   -----------   -----------   ----------
                                       (459,014)    8,481,123    21,729,952       30,607
                                    ===========   ===========   ===========   ==========
APPROPRIATION:
  Statutory reserve...............      273,880     1,231,411     1,929,110        2,717
  Accumulated Profit--End of
    the Year......................     (732,894)    7,249,712    19,800,842       27,889
                                    -----------   -----------   -----------   ----------
                                       (459,014)    8,481,123    21,729,952       30,606
                                    ===========   ===========   ===========   ==========

             The accompanying notes constitute an integral part of
                    these consolidated financial statements.

                                     F-11-6

                            PELLA INVESTMENT COMPANY

                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                              (IN JORDANIAN DINAR)

                                                                         CONVENIENCE
                                                                         TRANSLATION
                                    FOR THE YEAR ENDED DECEMBER 31,       NOTE (31)
                                  ------------------------------------   -----------
                                     1997         1998         1999         1999
                                     ----         ----         ----         ----
                                      JD           JD           JD       (UNAUDITED)
                                                                            US $
                                                                           (000S)
PAID-UP CAPITAL:
  Beginning Balance.............  21,240,000   21,240,000   21,240,000       29,915
  Increase during the year......          --           --           --           --
                                  ----------   ----------   ----------   ----------
    Ending Balance..............  21,240,000   21,240,000   21,240,000       29,915
                                  ==========   ==========   ==========   ==========
STATUTORY RESERVE:
  Beginning Balance.............          --      273,880    1,490,376        2,099
  Increase during the year......     273,880    1,231,411    1,929,110        2,717
                                  ----------   ----------   ----------   ----------
    Ending Balance..............     273,880    1,505,291    3,419,486        4,816
                                  ==========   ==========   ==========   ==========
ACCUMULATED PROFIT (LOSS):
  Beginning balance.............  (3,197,807)    (732,894)   7,264,627       10,232
  Net profit for the year.......   2,738,793    9,214,017   14,465,325       20,374
  Transfer to statutory
    reserve.....................    (273,880)  (1,231,411)  (1,929,110)      (2,717)
                                  ----------   ----------   ----------   ----------
    Ending Balance..............    (732,894)   7,249,712   19,800,842       27,889
                                  ==========   ==========   ==========   ==========

             The accompanying notes constitute an integral part of
                    these consolidated financial statements.

                                     F-11-7

                            PELLA INVESTMENT COMPANY

                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                              (IN JORDANIAN DINAR)

                                                                             CONVENIENCE
                                             FOR THE YEAR ENDED              TRANSLATION
                                                DECEMBER 31,                  NOTE (3L)
                                   ---------------------------------------   -----------
                                      1997          1998          1999          1999
                                      ----          ----          ----          ----
                                       JD            JD            JD        (UNAUDITED)
                                                                                US $
                                                                               (000S)
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net profit for the year........    2,738,793     9,214,017    14,465,325        20,375
Adjustments for:
  MTS compensation
    amortization.................    2,988,768     2,995,118     2,988,775         4,209
  Spectrum clearance compensation
    amortization.................       76,199        69,850        76,200           107
  License fees amortization......      469,932       469,932       469,933           662
  Other intangible assets
    amortization.................       22,466        44,023       145,298           205
  Fixed assets depreciation......    4,288,975     6,525,203     7,394,512        10,415
  Amortization of pre-operating
    expenses.....................      367,500       367,500       367,580           518
  Provision for doubtful debts
    and bad debts written-off....    1,016,209     1,375,230     2,506,506         3,530
  Provision for inventory
    write-down...................      305,277            --            --            --
  Stock write-down...............      677,926        61,496       259,642           366
  Loss on disposal of fixed
    assets.......................      224,058        10,063        18,309            26
  Prior year adjustments.........      (14,692)           --            --            --
  Interest expense...............    2,545,544     2,404,769     2,133,647         3,005
                                   -----------   -----------   -----------   -----------
    Net Cash Flows from Operating
      Activities before Changes
      in Working Capital.........   15,706,955    23,537,201    30,825,727        43,418
  (Increase) in accounts
    receivable...................   (3,244,720)   (7,797,900)   (6,067,659)       (8,546)
  (Increase) decrease in
    inventory....................        7,461      (370,480)     (171,455)         (241)
  (Increase) in prepaid expenses
    and refundable deposits......     (121,801)     (111,982)     (522,840)         (736)
  (Decrease) increase in accounts
    payable......................    8,101,299     4,114,199    (2,572,305)       (3,623)
  (Decrease) increase in accrued
    expenses.....................      843,409     1,049,763    (1,706,886)       (2,404)
  Increase in deferred revenue...      246,198       174,070        28,166            40
  Customer deposits..............    1,859,074     2,038,224      (233,870)         (329)
                                   -----------   -----------   -----------   -----------
    Cash from Operations.........   23,397,875    22,633,095    19,578,878        27,579

                                     F-11-8

                            PELLA INVESTMENT COMPANY

                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

                CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

                              (IN JORDANIAN DINAR)

                                                                             CONVENIENCE
                                             FOR THE YEAR ENDED              TRANSLATION
                                                DECEMBER 31,                  NOTE (3L)
                                   ---------------------------------------   -----------
                                      1997          1998          1999          1999
                                      ----          ----          ----          ----
                                       JD            JD            JD        (UNAUDITED)
                                                                                US $
                                                                               (000S)
  Interest paid..................   (2,329,023)   (2,450,643)   (2,561,606)       (3,608)
                                   -----------   -----------   -----------   -----------
    Net Cash from Operating
      Activities.................   21,068,852    20,182,452    17,017,272        23,971
                                   -----------   -----------   -----------   -----------

CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Other intangible assets paid...     (164,000)     (331,500)     (362,790)         (511)
  Acquisition of fixed assets....  (11,206,526)   (7,962,276)   (3,273,306)       (4,610)
  Purchase of investments........           --      (250,000)     (250,000)         (352)
  Proceed from sale of
    investments..................           --            --       500,000           704
  Additions on fixed assets to be
    deployed.....................   (2,427,591)   (1,094,019)   (4,201,328)       (5,917)
  Proceeds from sale of fixed
    assets.......................       75,680        19,205           100            --
                                   -----------   -----------   -----------   -----------
    Net Cash (used in) Investing
      Activities.................  (13,722,437)   (9,618,590)   (7,587,324)      (10,686)
                                   -----------   -----------   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of notes payable.....           --            --   (20,925,071)      (29,472)
  Payment of loans...............           --    (3,254,374)   (2,490,876)       (3,508)
                                   -----------   -----------   -----------   -----------
    Net Cash (used in) from
      Financing Activities.......           --    (3,254,374)  (23,415,947)      (32,980)
                                   -----------   -----------   -----------   -----------
  (Decrease) Increase in Cash and
    Cash Equivalents.............    7,346,415     7,309,488   (13,985,999)      (19,695)
  Cash and Cash Equivalents--
    beginning of the year........    2,697,770    10,044,185    17,353,673        24,442
                                   -----------   -----------   -----------   -----------
    Cash and Cash Equivalents--
      End of the Year............   10,044,185    17,353,673     3,367,674         4,747
                                   ===========   ===========   ===========   ===========

             The accompanying notes constitute an integral part of
                    these consolidated financial statements.

                                     F-11-9

                            PELLA INVESTMENT COMPANY

                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              (IN JORDANIAN DINAR)

NOTE 1--GENERAL

    Pella Investment Company was registered in Jordan on March 19, 1994 as a limited liability Company in accordance with the Companies Law No. 1 of 1989, under registration No. 3497 with initial capital of JD 100,000. During 1996, the Company increased its paid-up capital to JD 21,240,000. The Company had an exclusivity agreement through its subsidiary (Jordan Mobile Telephone Services Company) with the Telecommunication Regulatory Commission which ended on November 1, 1998. As of November 1st, 1998, other companies are permitted to enter into the same business. Consequently, another company (MobileCom) was recently granted a license to operate a GSM cellular telephone network in Jordan. They are still in the setup stage and will start operations later during the year 2000.

NOTE 2--BASIS OF CONSOLIDATION

    The accompanying consolidated financial statements include the financial statements of Jordan Mobile Telephone Services Company "JMTS" (a wholly owned subsidiary), registered in Jordan on November 13, 1993 as a limited liability company in accordance with the companies law No. 1 of 1989 under registration No. 3364.

    Inter-Company transactions and balances are eliminated from the consolidated financial statements.

NOTE 3--SIGNIFICANT ACCOUNTING POLICIES

a. Revenue is measured at the fair value of the consideration received or receivable and recognized when services are rendered and when equipment is sold.

b.  Cash and cash equivalents consist of cash on hand and at banks.

c. Accounts receivable are stated at net realizable value. Doubtful debts are provided for at a rate ranging from 3.5% to 7% of service revenue less roaming and Jordan Telecommunication Company "JTC" service revenue, adjusted for individual account balances at year-end.

d. Inventories are stated at the lower of cost, following the first-in first-out method, or net realizable value.

e. License fees are amortized over the life of the license of 15 years, starting from the date of signing the license agreement. MTS compensation and spectrum clearance compensation are amortized over 5 years, from the date of commencement of operations. Other intangible assets, which include key money, and license fees paid to Royal Air Force, are amortized over 5 years (starting

                                    F-11-10

                            PELLA INVESTMENT COMPANY

                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 3--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) from the date of signing the agreement with Royal Air Force for the license fees).

f. Expenses and key money incurred in the pre-operating stage were deferred until the commencement of operations on September 23, 1995, as of which date they have been amortized over 5 years.

g. Key money arising from newly rented centers and shops is amortized over 5 years from the date of acquisition. The term "Key money" refers to the one-time payment by the tenant to the landlord when renting a store or an office.

h. Fixed assets are stated at cost, and depreciated using the straight line method at annual rates ranging from 2% to 25%.

i. Short-term investments are stated at the lower of cost or market value at year end.

j. The Company provides for income tax in accordance with IAS 12. Deferred taxation is accounted for under the liability method in accordance with IAS 12, for the difference between the book and the tax basis for assets and liabilities. Under IAS 12, timing differences give rise to a deferred tax asset or liability, which due to its uncertainty and immateriality, has not been recognized in the financial statements.

k. Financial instruments include on-balance sheet items. On-balance sheet instruments include investments, receivables, cash, payables and certain other assets and liabilities.
    The financial instruments' book values approximate their market value.

l. Solely for the convenience of the reader, the amounts pretaining to the latest fiscal year are translated from the Jordanian Dinar to the United States Dollar at the rate on December 31, 1999 of 0.71 Jordanian Dinar per United States Dollar.

NOTE 4--CASH ON HAND AND AT BANKS

    This item includes an amount of JD 375,325 representing cash blocked to pay back a portion of notes payable in the total amount of JD 12,878,737 used to finance the acquisition of cellular equipment.

                                    F-11-11

                            PELLA INVESTMENT COMPANY

                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 5--SHORT-TERM INVESTMENTS

    This item consists of Certificates of Deposit at the Export and Finance Bank which matured on September 3, 1999.

NOTE 6--ACCOUNTS RECEIVABLE--NET

    This item consists of the following:

                                             DECEMBER 31,
                                        -----------------------
                                           1998         1999
                                           ----         ----
Trade receivables.....................   9,892,378   14,405,376
LESS: Provision for doubtful debts....    (543,685)    (544,009)
                                        ----------   ----------
Net Trade Receivables.................   9,348,693   13,861,367
Due from related parties (Note 27)....     214,626      225,653
GSM Facilities Ltd....................      52,190       37,020
Employees advances....................       1,556       70,038
Business advances.....................      64,595           --
Advance payments to suppliers.........      86,616           --
Roaming partners......................     833,000      933,186
Jordan Telecommunication Company......   1,753,188      885,613
Other.................................     119,368       22,108
                                        ----------   ----------
                                        12,473,832   16,034,985
                                        ==========   ==========

                                    F-11-12

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 7--INVENTORIES

    This item consists of the following:

                                              DECEMBER 31,
                                          ---------------------
                                            1998        1999
                                            ----        ----
Cellular phones.........................    659,081     851,611
SIM (subscriber identity module)
  cards.................................     89,486      99,585
SIM cards-ezlink........................         --      59,073
Accessories.............................    311,352     106,858
Spare parts.............................    101,623     123,139
Telular units and parts.................    141,082          --
Antennas................................        247          --
Inventory in transit....................    330,859          --
                                          ---------   ---------
                                          1,633,730   1,240,266
LESS: Provision for permanent diminution
  in value..............................   (305,277)         --
                                          ---------   ---------
                                          1,328,453   1,240,266
                                          =========   =========

---------------------

* The Company disposed of obsolete stock in the amount of JD 391,976 during the year 1999, of which an amount of JD 259,642 was charged to 1999 income statement (see note 24), while the remainder was charged to the provision for permanent diminution in value. The disposal of obsolete stock was carried out in the presence of an income tax officer.

    The movement on the provision of permanent diminution in value during the year was as follows:

                                              DECEMBER 31,
                                     ------------------------------
                                       1997       1998       1999
                                       ----       ----       ----
Balance--beginning of the year.....       --    305,277    305,277
ADD:
  Provision for the year...........  305,277     61,496    259,642
DEDUCT:
  Stock write-down.................       --     61,496    564,919
                                     -------    -------    -------
    Balance--End of the Year.......  305,277    305,277         --
                                     =======    =======    =======

                                    F-11-13

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 8-- PREPAID EXPENSES, REFUNDABLE DEPOSITS AND ACCRUED REVENUE

    This item consists of the following:

                                                DECEMBER 31,
                                            --------------------
                                              1998       1999
                                              ----       ----
Prepaid rent..............................  451,562      387,061
Prepaid insurance.........................   84,302      109,318
Prepaid maintenance.......................  102,985      140,826
Prepaid subscriptions.....................    8,981        9,993
Prepaid security..........................    1,500        1,080
Prepaid mortgage release expenses.........       --       82,449
Prepaid loan fees.........................   35,480      169,231
Prepaid leased line fees..................   26,267       15,307
Refundable deposits.......................   75,741      264,552
Accrued revenue...........................    2,728      117,000
Other.....................................    6,182       21,751
                                            -------    ---------
                                            795,728    1,318,568
                                            =======    =========

NOTE 9--LICENSE FEES--NET

    This item consists of the following:

                                              DECEMBER 31,
                                         -----------------------
                                            1998         1999
                                            ----         ----
License fees...........................   7,049,000    7,049,000
LESS: Accumulated amortization.........  (1,958,052)  (2,427,985)
                                         ----------   ----------
                                          5,090,948    4,621,015
                                         ==========   ==========

NOTE 10--MTS COMPENSATION--NET

    This item represents the compensation paid to the Telecommunication Corporation (TCC), currently Jordan Telecom, for the right to switch-off the motor

                                    F-11-14

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 10--MTS COMPENSATION--NET (CONTINUED) car Mobile Telephone System (MTS) and the related university fees and revenue stamps as follows:

                                              DECEMBER 31,
                                        ------------------------
                                           1998         1999
                                           ----         ----
MTS compensation......................  14,840,000    14,840,000
University fees and revenue stamps....     103,880       103,880
                                        ----------   -----------
                                        14,943,880    14,943,880
LESS: Accumulated amortization........  (9,779,924)  (12,768,699)
                                        ----------   -----------
                                         5,163,956     2,175,181
                                        ==========   ===========

NOTE 11--SPECTRUM CLEARANCE COMPENSATION--NET

    This item represents amounts paid to various parties to vacate a range of frequencies, as follows:

                                               DECEMBER 31,
                                            -------------------
                                              1998       1999
                                              ----       ----
Spectrum clearance compensation...........   381,000    381,000
LESS: Accumulated amortization............  (249,703)  (325,903)
                                            --------   --------
                                             131,297     55,097
                                            ========   ========

NOTE 12--OTHER INTANGIBLE ASSETS--NET

    This item represents amounts paid to the Royal Air Force for establishing a fiber optic link between 3 sites with JMTS network. It also includes key money for renting a center in Shmeisani and 6 shops as follows:

                                                DECEMBER 31,
                                             -------------------
                                               1998       1999
                                               ----       ----
Royal Air Force license fees...............  228,000     228,000
Key money..................................  331,500     694,290
LESS: Accumulated amortization.............  (75,556)   (220,854)
                                             -------    --------
                                             483,944     701,436
                                             =======    ========

                                    F-11-15

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 13--PRE-OPERATING EXPENSES--NET

    The details of this item are as follows:

                                              DECEMBER 31,
                                         -----------------------
                                            1998         1999
                                            ----         ----
Salaries and wages.....................     216,077      216,077
Amortization and depreciation..........     441,112      441,112
Professional fees......................     375,154      375,154
Rent and key money.....................     184,031      184,031
Advertising............................      91,115       91,115
Stationery and printing................      83,910       83,910
Social security and health insurance...      17,908       17,908
Interest on credit facilities *........      74,451       74,451
Bank charges...........................      54,945       54,945
Insurance..............................      16,076       16,076
Travel and accommodation...............      54,580       54,580
Transportation.........................      28,467       28,467
Communication and postage..............      29,772       29,772
Entertainment..........................      11,642       11,642
Government fees........................      23,684       23,684
Market research........................       9,750        9,750
Training...............................      74,097       74,097
Utilities..............................      12,207       12,207
Miscellaneous..........................      38,666       38,666
                                         ----------   ----------
  Total Pre-Operating Expenses.........   1,837,644    1,837,644
LESS: Accumulated amortization.........  (1,202,595)  (1,570,175)
                                         ----------   ----------
  Net Pre-Operating Expenses...........     635,049      267,469
                                         ==========   ==========

---------------------

* This item represents interest on credit facilities extended by Motorola, Inc. for the purchase of cellular equipment.

                                    F-11-16

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        (IN JORDANIAN DINAR) (CONTINUED)

NOTE 14--FIXED ASSETS

    The details of this item are as follows:

                                                         BUILDING
                                           COMPUTER     RENOVATION                              FURNITURE
                              CELLULAR    AND OFFICE       AND         CELL SITES                  AND
                             EQUIPMENT    EQUIPMENT    CONSTRUCTION   CONSTRUCTION   VEHICLES   FIXTURES      LAND       TOTAL
                             ---------    ---------    ------------   ------------   --------   --------      ----       -----
Cost:
  Beginning balance........  43,058,079   3,372,604      1,579,561      8,540,917    606,360     246,274         --    57,403,795
Additions..................  17,670,243   1,755,609        357,603      2,402,006    151,694      64,298    239,750    22,641,203
Disposals..................          --     207,811             --             --         --         172         --       207,983
                             ----------   ---------      ---------     ----------    -------     -------    -------    ----------
    Ending Balance.........  60,728,322   4,920,402      1,937,164     10,942,923    758,054     310,400    239,750    79,837,015
                             ----------   ---------      ---------     ----------    -------     -------    -------    ----------
Accumulated Depreciation:
  Beginning balance........   8,818,232   1,392,035        815,767      2,385,026    193,134      52,817         --    13,657,011
  Additions................   5,491,646   1,012,955         91,263        680,320     94,056      24,272         --     7,394,512
  Disposals................          --     189,420             --             --         --         154         --       189,574
                             ----------   ---------      ---------     ----------    -------     -------    -------    ----------
    Ending Balance.........  14,309,878   2,215,570        907,030      3,065,346    287,190      76,935         --    20,861,949
                             ----------   ---------      ---------     ----------    -------     -------    -------    ----------
    Net Book Value--
      December 31, 1999....  46,418,444   2,704,832      1,030,134      7,877,577    470,864     233,465    239,750    58,975,066
                             ==========   =========      =========     ==========    =======     =======    =======    ==========
    Net Book Value--
      December 31, 1998....  34,239,847   1,980,569        763,794      6,155,891    413,226     193,457         --    43,746,784
                             ==========   =========      =========     ==========    =======     =======    =======    ==========
Depreciation rate %........          12          25         2 - 12             10         15           9

                                    F-11-17

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 14--FIXED ASSETS (CONTINUED)

    The Company's cellular equipment, cell sites constructions, computer and office equipment, vehicles, and furniture and fixtures are pledged as collateral against the JMTS long-term loans.

    Effective January 1, 1999, the subsidiary company, JMTS, revised its estimate of the depreciation rate of the cell sites constructions. Previously, cell sites constructions were depreciated at 20%. The depreciation rate was changed to 10% and so the useful life was extended. The change was made to better reflect the estimated periods during which cell sites constructions will remain in service. The change had the effect of reducing depreciation expense by approximately JD 1,147,993 for the year ended December 31, 1999 and accordingly increasing net profit before tax by approximately JD 1,147,993 for the year then ended.

NOTE 15--ACCOUNTS PAYABLE

    This item consists of the following:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1998         1999
                                                           ----         ----
Accounts and notes payables trade *...................  21,480,733   14,069,166
Revenue sharing due to the Ministry of Finance........  10,805,234    6,194,991
Roaming interconnect--Tap in..........................      95,000      472,183
Employees income tax and social security withheld.....      59,164       22,704
Provision for income tax..............................   3,851,404    4,814,465
Calls and features tax................................     761,422    1,168,212
Provision for legal fees..............................     100,000           --
Other.................................................     432,175      965,640
                                                        ----------   ----------
                                                        37,585,132   27,707,361
                                                        ==========   ==========

*   This item includes an amount of JD 12,878,737 as of December 31, 1999
    (JD 20,184,203 as of December 31, 1998), representing notes payable used to finance the purchase of cellular equipment. These notes are of a short-term nature (1 year from issuance). The notes, which were issued during 1998 do not carry any interest (implicitly or explicitly), while the notes issued during 1999 are of two kinds, the first of which is interest bearing (LIBOR plus 2%), while the second type is non-interest bearing.

                                    F-11-18

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 16--ACCRUED EXPENSES

    The details of this item are as follows:

                                                                DECEMBER 31,
                                                            --------------------
                                                              1998        1999
                                                              ----        ----
Interest on bank loans....................................    471,673    43,714
Frequency fees............................................    210,142        --
Professional fees.........................................      9,000    26,060
Utilities.................................................     63,826    37,364
Leased line accrued fees..................................    347,935        --
Management fees...........................................     27,420       350
Overtime & bonus..........................................    438,000   212,000
Withholding tax (10%).....................................    208,737        --
Sales commission..........................................    144,873    13,175
Government fees...........................................    200,000        --
Roaming fees..............................................    215,910    29,000
Advertising...............................................     14,236   115,457
Maintenance...............................................      7,313    36,025
Collection commission.....................................     10,000     5,000
Billing expense...........................................     12,100    71,364
Communications............................................      8,422    10,161
Insurance.................................................     30,206        --
Training..................................................     50,000    18,683
Other.....................................................    308,218    24,813
                                                            ---------   -------
                                                            2,778,011   643,166
                                                            =========   =======

NOTE 17--DEFERRED REVENUE

    This item consists of unearned monthly subscriptions fees paid in advance by the subscribers.

NOTE 18--CUSTOMERS' DEPOSITS

    This item represents the deposits paid by customers upon initial subscription and refundable upon cancellation of subscription after settlement of all outstanding invoices.

                                    F-11-19

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 19--SHAREHOLDERS' LOANS

    This item consists of interest free loans extended by the shareholders. The loans are subordinated against all debts of the Company and, accordingly, considered as long-term debts. The loan has no maturity date.

NOTE 20--LONG-TERM LOANS

    This item consists of the following:

                                             DECEMBER 31,
                                        -----------------------
                                           1998         1999
                                           ----         ----
Syndicated loans managed by Arab
  Bank................................   9,762,063   15,640,000
Arab Bank loan........................          --    2,263,000
International Finance Corporation
  loan................................  10,631,813           --
                                        ----------   ----------
                                        20,393,876   17,903,000
LESS: Current portion.................   4,318,313    3,564,000
                                        ----------   ----------
  Long-Term Portion...................  16,075,563   14,339,000
                                        ==========   ==========

    - On June 21, 1999, JMTS signed a syndicated loan agreement managed by Arab Bank Ltd. in the amount of JD 10,640,000 at an annual interest rate of 12%, subject to amendment at the end of each period. The loan agreement stipulates that a late payment fee of 1% is to be charged on any delay in the payment of any installment.

    - The principal amount and accrued interest of the loan will be settled in ten equal semi-annual installments, the first to be paid after 18 months from signing the loan agreement and the last to be paid after six years from the date of signing the loan agreement. The loan agreement further stipulates that a commission of 0.25% of total facilities is to be paid to the agent upon signing the loan agreement. The purpose of the loan is the settlement of the International Finance Corporation loan previously granted to JMTS in the amount of USD 15 million.

    - In addition to the above mentioned syndicated loan, JMTS still has to settle the remaining balance of the old two-tranche syndicated loan managed by Arab Bank in the amounts of JD 10 million and USD 4.25 million. The outstanding balance to be settled by JMTS was JD 5 million as of December 31, 1999, at

                                    F-11-20

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 20--LONG-TERM LOANS (CONTINUED)
     an annual interest rate of 12.5% p.a., subject to amendment at the end of each interest period.

      On June 21, 1999, JMTS signed a loan agreement with Arab Bank Ltd. in the amount of JD 2,263,000 at an annual interest rate of 10.5%, such interest to be paid semi annually. The loan agreement stipulates that a late payment fee of 1% is to be charged on any delay in the settlement of any installment.

      The principal amount of the loan will be settled in one payment falling due on June 30, 2004. The purpose of the loan is the settlement of the remaining balance of the USD tranche of the syndicated loan, in the amount of USD 4,250,000, managed by Arab Bank.

NOTE 21--INTERCONNECTION CHARGES

    This item consists of charges paid to Jordan Telecom for connecting the mobile system to the public service telephone network (PSTN).

                                    F-11-21

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 22--OTHER DIRECT COSTS

    The details of this item are as follows:

                                                FOR THE YEAR ENDED DECEMBER 31,
                                              -----------------------------------
                                                1997         1998         1999
                                                ----         ----         ----
MTS compensation amortization...............  2,988,768    2,995,118    2,988,775
Spectrum compensation amortization..........     76,199       69,850       76,200
License fees amortization...................    469,932      469,932      469,933
Other intangible assets amortization........     22,466       44,023      145,298
Cellular equipment, cell sites and rental
  phones
  depreciation..............................  3,460,974    5,393,682    6,171,966
Frequency fees..............................    206,150      307,420      173,928
Leased lines................................     36,368      358,827       28,707
Billing expenses............................    223,486      274,597      466,740
Sales commissions...........................    565,395    1,514,231    1,860,047
Promotional expenses........................    960,971    3,224,400       80,165
Roaming port................................     92,316      607,756      226,665
Collection commission.......................         --           --      171,717
                                              ---------   ----------   ----------
                                              9,103,025   15,259,836   12,860,141
                                              =========   ==========   ==========

NOTE 23--REVENUE SHARING

    In accordance with the license agreement, a minimum of JD 8,449,832 or 20% of the annual service revenue less interconnection charges and promotional expenses, whichever is greater, is payable to the Ministry of Finance in the fifth year of the commencement of the license. The fifth year of the agreement covers the period from November 1, 1998 to October 31, 1999. However, the above mentioned percentage was reduced to 10% under a revised agreement, starting from January 1, 2000 (see Note 29).

                                    F-11-22

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 24--GENERAL AND ADMINISTRATIVE EXPENSES

    The details of this item are as follows:

                                      FOR THE YEAR ENDED
                                         DECEMBER 31,
                             ------------------------------------
                                1997         1998         1999
                                ----         ----         ----
Salaries and other employee
  benefits.................   1,300,611    1,921,911    2,266,401
Social security
  contribution.............      88,648      124,988      144,803
Provident fund.............          --           --       51,290
Professional fees..........     457,504      458,126      597,615
Advertising................     242,959      525,428    1,031,822
Pre-operating expenses
  amortization.............     367,500      367,500      367,503
Rent.......................     584,769      843,121      988,474
Training and seminars......     121,852      168,571      271,427
Utilities..................     175,537      246,981      382,827
Transportation.............      49,931       88,049       97,398
Insurance..................     180,000      275,878      188,720
Fixed assets
  depreciation.............     828,001    1,131,523    1,222,546
Communication and
  postage..................     193,446      254,639      163,745
Government fees............      53,022      352,537       77,765
Travel and hotel
  accommodation............     189,168      365,059      371,672
Printing and stationery....      99,583       93,612      116,849
Provision for doubtful
  debts....................     196,035      257,650          324
Debts written--off.........     820,174    1,117,580    2,506,182
Bank charges...............     100,258      234,194      129,438
Loss on disposal of
  assets...................     224,058       10,063       18,309
Maintenance................     268,241      386,526      699,551
Withholding tax............     302,980       40,543       24,929
Loan fees..................     110,932      102,074      104,834
Entertainment..............      13,321       27,967       32,779
Stock write-down...........     983,203       61,496      259,642
Other......................     255,197      765,719      253,928
                             ----------   ----------   ----------
                              8,206,930   10,221,735   12,370,773
                             ==========   ==========   ==========

                                    F-11-23

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 25--OTHER INCOME (EXPENSE)

    The details of this item are as follows:

                                           FOR THE YEAR ENDED
                                              DECEMBER 31,
                                     ------------------------------
                                       1997       1998       1999
                                       ----       ----       ----
Interest revenue...................  580,770    786,842    633,102
Difference on exchange.............   (5,907)   (23,749)   (50,311)
Other income.......................   21,550     54,600      7,033
                                     -------    -------    -------
                                     596,413    817,693    589,824
                                     =======    =======    =======

NOTE 26--TRANSACTIONS WITH RELATED PARTIES

    Transactions with related parties and relationships during the year 1999 were as follows:

                                                DUE FROM RELATED
                                                 PARTIES AS OF
RELATED PARTY                                  DECEMBER 31, 1999
-------------                                  -----------------
Pioneer (Shareholders).......................         160,918
Motorola Inc. (Shareholders).................          61,831
Habib Ghawi (Shareholders)...................           2,904
                                                      -------
                                                      225,653
                                                      =======

    Related parties transactions and relationships during the year 1998 were as follows:

                                                                         DURING THE
                                                                          YEAR 1998
                                                    DUE FROM (TO)      ---------------
                                                   RELATED PARTIES        EXPENSES
                                                        AS OF              PAID TO
RELATED PARTY                                     DECEMBER 31, 1998    RELATED PARTIES
-------------                                     -----------------    ---------------
Shareholders of Pella Investment Co.............       195,800                  --
United Insurance................................       (15,535)            257,672
Habib Ghawi.....................................         1,043                  --
Ziad Abu Jaber..................................        17,783                  --

    Transactions with related parties represent expenses paid by Pella Investment Company, prior to 1999, on behalf of its shareholders. Such expenses include legal fees, telephone bills and other expenses.

                                    F-11-24

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 27--CONTINGENT LIABILITIES

    As of December 31, 1999 the Company was contingently liable for the following:

                                                       JD
                                                       --
Letters of credit.................................  1,602,664
Letters of guarantee..............................  3,006,377
                                                    ---------
                                                    4,609,041
                                                    =========

NOTE 28--AMENDMENT TO THE LICENSE AGREEMENT

    On December 21, 1999, JMTS. signed an amendment to the existing agreement with Telecommunications Regulatory Commission, the main features of which are:

    - The Company is exempt from custom duties and related taxes on new expenditures on cellular infrastructure for a period of 4 years beginning January 1, 2000.

    - The revenue sharing percentage due to Government is reduced from 20% to 10%.

    - Customer rates and charges are reduced.

    - The Company is given a discount on international charges for use of the Jordaninan telecommunication network.

NOTE 29--NON CASH FINANCING AND INVESTING ACTIVITIES

    The Subsidiary Company (JMTS) has issued notes payable amounting to JD 20,184,203 and JD 13,619,605 during 1998 and 1999, respectively to finance the acquisition of fixed assets and fixed assets to be deployed as follows:

                                           1998         1999
                                           ----         ----
                                            JD           JD
Fixed assets to be deployed...........   8,915,382    8,801,386
Cellular equipment....................  11,268,821    4,818,219
                                        ----------   ----------
                                        20,184,203   13,619,605
                                        ==========   ==========

                                    F-11-25

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 30--COMPARATIVE FIGURES

    Some of the comparative figures for the year ended December 31, 1998 have been reclassified to correspond with the current year presentation.

NOTE 31--RECONCILIATION TO U.S. GAAP

RECONCILIATION OF NET INCOME TO U.S. GAAP:

                                                                 FOR THE YEAR ENDED
                                                                    DECEMBER 31,
                                                               ----------------------
                                                      NOTE       1998         1999
                                                      ----       ----         ----
                                                                  JD           JD
Net Profit under International Accounting
  Standards (IAS).................................             9,214,017   14,465,325
U.S. GAAP adjustments:
  Amortization of pre-opening expenses............     (a)       367,500      367,500
  Capitalization of interest......................     (b)        26,346      207,986
  Tax effect of U.S. GAAP adjustments.............     (c)       (98,462)    (143,872)
                                                               ---------   ----------
  Net profit under U.S. GAAP......................             9,509,401   14,896,939
                                                               =========   ==========

RECONCILIATION OF SHAREHOLDERS' EQUITY TO U.S. GAAP:

                                                                   BALANCE AS OF
                                                                   DECEMBER 31,
                                                              -----------------------
                                                     NOTE        1998         1999
                                                     ----        ----         ----
                                                                  JD           JD
Stockholders' equity as reported in the
  consolidated Balance Sheet under IAS...........             29,995,003   44,460,328
U.S. GAAP adjustments:
  Pre-operating expenses--net....................     (a)       (635,049)    (267,469)
  Capitalization of interest.....................     (b)         26,346      234,332
  Tax effect of U.S. GAAP adjustments............     (c)        152,176        8,284
                                                              ----------   ----------
  Stockholders equity under U.S. GAAP............             29,538,476   44,435,475
                                                              ==========   ==========

a)  Pre-operating expenses

    The IAS was silent with respect to pre-operating expenses, in particular, as it was not mentioned whether those are to be expensed when incurred or deferred and amortized over a certain period of time. However, the practice adopted was to

                                    F-11-26

                            PELLA INVESTMENT COMPANY
                         (A LIMITED LIABILITY COMPANY)

                                  AMMAN-JORDAN

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                              (IN JORDANIAN DINAR)

NOTE 31--RECONCILIATION TO U.S. GAAP (CONTINUED) defer those expenses when incurred and to amortize them over a period of 5 years due to the fact that the benefits are extended for more than one year. Furthermore, IAS 38, which addressed directly pre-operating expenses is effective for the financial statements beginning on or after July 1, 1999. According to U.S. GAAP, pre-operating expenses are to be expensed when incurred.

b)  Capitalization of interest

    The Company did not capitalize interest on the construction of its new building, as it is optional under IAS. In accordance with U.S. GAAP, interest costs incurred during the construction period (i.e., the period of time necessary to bring a constructed fixed asset to the condition and location necessary for its intended use) must be capitalized and amortized. The Company did not capitalize any interest on the construction of its new building. The interest that should have been capitalized according to U.S. GAAP was JD 26,346 and JD 207,986 for the years 1998 and 1999 respectively.

    Furthermore, the building was still under construction as of December 31, 1999, and accordingly, there is no depreciation that will result from the capitalization of interest made to reconcile with U.S. GAAP.

c)  Tax effect of U.S. GAAP adjustments

    This reconciliation item includes all tax effects due to the aforementioned reconciling items.

                                    F-11-27

                      HUTCHISON TELEPHONE COMPANY LIMITED

                       CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1999
                     (With Report of Independent Auditors)

                                     F-12-1

                      HUTCHISON TELEPHONE COMPANY LIMITED
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Auditors........................               F-12-3
Consolidated Balance Sheets as of December 31, 1998
  and 1999............................................         F-12-4 and 5
Consolidated Statements of Operations for the three
  years ended December 31, 1997, 1998 and 1999........               F-12-6
Consolidated Statements of Changes in Shareholders'
  Equity/ (Deficit) for the three years ended
  December 31, 1997, 1998 and 1999....................               F-12-7
Consolidated Statements of Cash Flows for the three
  years ended December 31, 1997, 1998 and 1999........         F-12-8 and 9
Notes to Consolidated Financial Statements............   F-12-10 through 26


                                     F-12-2

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and

Shareholders of Hutchison Telephone Company Limited

    We have audited the accompanying consolidated balance sheets of Hutchison Telephone Company Limited and its subsidiary as of December 31, 1998 and 1999, and the related consolidated statements of operations, of cash flows and of changes in shareholders' equity/(deficit) for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


    In our opinion the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Hutchison Telephone Company Limited and its subsidiary at December 31, 1998 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.


                                           PricewaterhouseCoopers
                                           Certified Public Accountants

Hong Kong, May 4, 2000

                                     F-12-3

                      HUTCHISON TELEPHONE COMPANY LIMITED

                          CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS OF HONG KONG DOLLARS)

                                                                              CONVENIENCE
                                                                              TRANSLATION
                                                                              (NOTE 2(V))
                                                                              -----------
                                                                              (UNAUDITED)
                                                        DECEMBER 31,             US $
                                                  -------------------------     (000S)
                                         NOTE        1998          1999          1999
                                         ----        ----          ----          ----
ASSETS
CURRENT ASSETS
  Cash and cash equivalents..........             $       819   $    13,411    $   1,726
  Accounts receivable, net...........        3         51,587       117,746       15,154
  Other receivables, deposits and
    prepayments......................        4        220,595       254,503       32,755
  Inventories........................        5        142,950       168,971       21,746
  Amounts due from affiliates........        9        186,153       385,813       49,654
                                                  -----------   -----------    ---------
TOTAL CURRENT ASSETS.................                 602,104       940,444      121,035
Property, plant and equipment........        6      3,086,108     3,267,519      420,530
Restricted investments and other
  asset..............................        7      2,955,011     2,920,560      375,876
                                                  -----------   -----------    ---------
TOTAL ASSETS.........................             $ 6,643,223   $ 7,128,523    $ 917,441
                                                  ===========   ===========    =========

                                     F-12-4

                      HUTCHISON TELEPHONE COMPANY LIMITED

                      (IN THOUSANDS OF HONG KONG DOLLARS)

                                                                              CONVENIENCE
                                                                              TRANSLATION
                                                                              (NOTE 2(V))
                                                                              -----------
                                                                              (UNAUDITED)
                                                        DECEMBER 31,             US $
                                                  -------------------------     (000S)
                                         NOTE        1998          1999          1999
                                         ----        ----          ----          ----
LIABILITIES
CURRENT LIABILITIES..................
  Trade accounts payable.............             $   166,235   $   267,990    $  34,490
  Other payables and accrued
    liabilities......................        8        352,404       481,131       61,922
  Service subscription fees received
    in advance.......................                 117,155       620,577       79,868
  Amounts due to affiliates..........        9         48,556        95,602       12,304
  Current portion of capital lease
    obligations......................       11         57,109       114,984       14,798
                                                  -----------   -----------    ---------
TOTAL CURRENT LIABILITIES............                 741,459     1,580,284      203,382
Long term loans from affiliates......       10      4,199,025     3,211,698      413,346
Obligations under capital lease, less
  current portion....................       11      2,781,636     2,689,026      346,078
Deferred gain on defeasance of
  capital lease......................                 115,664       101,175       13,021
                                                  -----------   -----------    ---------
TOTAL LIABILITIES....................               7,837,784     7,582,183      975,827
                                                  -----------   -----------    ---------
COMMITMENTS AND CONTINGENT
  LIABILITIES........................  17 & 18
SHAREHOLDERS' DEFICIT
  Share capital......................       12          1,000         1,195          154
  Additional paid-in capital.........                      --     2,729,426      351,277
  Accumulated losses.................              (1,195,561)   (3,184,281)    (409,817)
                                                  -----------   -----------    ---------
TOTAL SHAREHOLDERS' DEFICIT..........              (1,194,561)     (453,660)     (58,386)
                                                  -----------   -----------    ---------
TOTAL LIABILITIES AND SHAREHOLDERS'
  DEFICIT............................             $ 6,643,223   $ 7,128,523    $ 917,441
                                                  ===========   ===========    =========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-12-5

                      HUTCHISON TELEPHONE COMPANY LIMITED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS OF HONG KONG DOLLARS)

                                                                          CONVENIENCE
                                                                          TRANSLATION
                                                                          (NOTE 2(V))
                                                                          -----------
                                                                          (UNAUDITED)
                                         YEAR ENDED DECEMBER 31,             US $
                                  -------------------------------------     (000S)
                                     1997         1998         1999          1999
                                     ----         ----         ----          ----
Revenues........................  $4,186,025   $4,051,165   $ 4,070,071    $ 523,818
                                  ----------   ----------   -----------    ---------
Operating expenses

Cost of revenues................   3,607,894    3,486,728     4,471,011      575,419
Selling and marketing
  expenses......................     477,737      649,421       880,451      113,314
General and administrative
  expenses......................     301,186      297,004       311,128       40,042
                                  ----------   ----------   -----------    ---------
Total operating expenses........   4,386,817    4,433,153     5,662,590      728,775
                                  ----------   ----------   -----------    ---------
Loss from operations............    (200,792)    (381,988)   (1,592,519)    (204,957)
Interest income.................      98,957      245,077        87,086       11,208
Interest expense (note 13)......    (389,751)    (700,346)     (497,776)     (64,064)
Other income....................          --        7,088        14,489        1,865
                                  ----------   ----------   -----------    ---------
Loss before provision for income
  tax...........................    (491,586)    (830,169)   (1,988,720)    (255,948)
Income tax credit (note 14).....     (46,315)          --            --           --
                                  ----------   ----------   -----------    ---------
Net loss for the year...........  $ (445,271)  $ (830,169)  $(1,988,720)   $(255,948)
                                  ==========   ==========   ===========    =========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-12-6

                      HUTCHISON TELEPHONE COMPANY LIMITED

      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY/(DEFICIT)

                      (IN THOUSANDS OF HONG KONG DOLLARS)

                                   COMMON STOCK
                               ---------------------                  RETAINED         TOTAL
                               AUTHORIZED              ADDITIONAL    EARNINGS/     SHAREHOLDERS'
                               AND ISSUED               PAID-IN     (ACCUMULATED      EQUITY/
                                 SHARES      AMOUNT     CAPITAL       LOSSES)        (DEFICIT)
                                 ------      ------     -------       -------        ---------
Balance at January 1, 1997...    100,000     $1,000    $       --   $    79,879     $    80,879
Net loss for the year........         --         --            --      (445,271)       (445,271)
                                 -------     ------    ----------   -----------     -----------
Balance at December 31,
  1997.......................    100,000      1,000            --      (365,392)       (364,392)
Net loss for the year........         --         --            --      (830,169)       (830,169)
                                 -------     ------    ----------   -----------     -----------
Balance at December 31,
  1998.......................    100,000      1,000            --    (1,195,561)     (1,194,561)
Issue of 'A' common shares of
  HK$10 par value............     15,812        158     2,210,834            --       2,210,992
Issue of 'C' common shares of
  HK$10 par value............      3,709         37       518,592            --         518,629
Net loss for the year........         --         --            --    (1,988,720)     (1,988,720)
                                 -------     ------    ----------   -----------     -----------
Balance at December 31,
  1999.......................    119,521     $1,195    $2,729,426   $(3,184,281)    $  (453,660)
                                 =======     ======    ==========   ===========     ===========

                      CONVENIENCE TRANSLATION (NOTE 2(V))


                                                                               TOTAL
                                                                           SHAREHOLDERS'
                                                                              EQUITY/
                                                                             (DEFICIT)
                                                                           -------------
                                                                            (UNAUDITED)
                                                                               US $
                                                                              (000S)
                                                                              ------
Balance at December 31, 1998............................................     $(153,740)
Issue of 'A' common shares of HK$10 par value...........................       284,555
Issue of 'C' common shares of HK$10 par value...........................        66,747
Net loss for the year...................................................      (255,948)
                                                                             ---------
Balance at December 31, 1999............................................     $ (58,386)
                                                                             =========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-12-7

                      HUTCHISON TELEPHONE COMPANY LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                      (IN THOUSANDS OF HONG KONG DOLLARS)

                                                                           CONVENIENCE
                                                                           TRANSLATION
                                                                           (NOTE 2(V))
                                                                           -----------
                                                                           (UNAUDITED)
                                           YEAR ENDED DECEMBER 31,            US $
                                     -----------------------------------     (000S)
                                       1997        1998         1999          1999
                                       ----        ----         ----          ----
Cash flows from operating
  activities:
Net loss for the year.............   $(445,271)  $(830,169)  $(1,988,720)   $(255,948)
Adjustments to reconcile net loss
  for the year to net cash
  provided by/ (used in)
  operations:
  Depreciation and amortization...     447,508     563,453       549,134       70,674
  Loss/(gain) on disposal of
    property, plant and
    equipment.....................       4,943       9,863          (187)         (24)
Changes in assets and liabilities:
  (Increase)/decrease in accounts
    receivable....................     (47,116)     37,974       (66,159)      (8,515)
  Increase in other receivables,
    deposits and prepayments......     (40,230)   (120,841)      (33,908)      (4,364)
  Decrease/(increase) in
    inventories...................       8,077      10,102       (26,021)      (3,349)
  Transfer from property, plant
    and equipment to current
    assets........................          --       6,874            --           --
  (Decrease)/increase in trade
    accounts payable..............    (102,147)    (93,700)      101,755       13,096
  Increase in other payables and
    accrued liabilities...........     123,074      22,582       128,727       16,567
  Increase/(decrease) in service
    subscription fees received in
    advance.......................     155,632     (38,477)      503,422       64,790
  Decrease in income tax
    payable.......................     (18,582)         --            --           --
  Decrease in deferred tax
    liabilities...................     (27,733)         --            --           --
  Increase/(decrease) in deferred
    gain on defeasance of capital
    lease.........................          --     115,664       (14,489)      (1,865)
                                     ---------   ---------   -----------    ---------
  Net cash provided by/(used in)
    operations....................      58,155    (316,675)     (846,446)    (108,938)
                                     ---------   ---------   -----------    ---------

                                     F-12-8

                      HUTCHISON TELEPHONE COMPANY LIMITED

                      (IN THOUSANDS OF HONG KONG DOLLARS)

                                                                          CONVENIENCE
                                                                          TRANSLATION
                                                                          (NOTE 2(V))
                                                                          -----------
                                                                          (UNAUDITED)
                                        YEAR ENDED DECEMBER 31,              US $
                                 --------------------------------------     (000S)
                                    1997          1998          1999         1999
                                    ----          ----          ----         ----
Cash flows from investing
  activities:
  (Purchase)/disposal of
    restricted investments and
    other asset................  $        --   $(2,955,011)  $   34,451    $   4,434
  Purchase of property, plant
    and equipment..............   (1,537,868)     (522,313)    (780,024)    (100,389)
  Proceeds on disposal of
    property, plant and
    equipment..................       33,270        39,266       49,666        6,392
                                 -----------   -----------   ----------    ---------
  Net cash used in investing
    activities.................   (1,504,598)   (3,438,058)    (695,907)     (89,563)
                                 -----------   -----------   ----------    ---------
Cash flows from financing
  activities:
  (Increase)/decrease in
    amounts due from
    affiliates.................     (120,842)      526,702     (199,660)     (25,696)
  (Decrease)/increase in
    amounts due to
    affiliates.................         (293)       48,556       47,046        6,055
  Loans from/(repayment to)
    affiliates.................    1,567,324       341,203     (987,327)    (127,069)
  Increase in/(repayment of)
    capital lease
    liabilities................           --     2,838,745      (34,735)      (4,470)
  Proceeds from issue of common
    stock......................           --            --    2,729,621      351,302
                                 -----------   -----------   ----------    ---------
  Net cash provided by
    financing activities.......    1,446,189     3,755,206    1,554,945      200,122
                                 -----------   -----------   ----------    ---------
Net (decrease)/increase in cash
  and cash equivalents.........         (254)          473       12,592        1,621
Cash and cash equivalents at
  beginning of year............          600           346          819          105
                                 -----------   -----------   ----------    ---------
Cash and cash equivalents at
  end of year..................  $       346   $       819   $   13,411    $   1,726
                                 ===========   ===========   ==========    =========
Supplemental disclosures:
  Interest paid................  $   418,836   $   705,802   $  574,255    $  73,907
                                 ===========   ===========   ==========    =========

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                                     F-12-9

                      HUTCHISON TELEPHONE COMPANY LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--BUSINESS AND BASIS OF PRESENTATION

THE COMPANY

    Hutchison Telephone Company Limited (the "Company") was incorporated in Hong Kong in September 1983 under the name Selby Company Limited. In October 1983, the Company changed its name to Hutchison Radio Telephone Limited; which was further changed to Hutchison Telephone Company Limited in October 1984. The Company is engaged in the provision of mobile telephone and radio transmission services in Hong Kong and sales of mobile phones and accessories. The Company has a wholly owned subsidiary, Citicomm Limited, a company incorporated in Hong Kong. The subsidiary was dormant during the year ended December 31, 1999 and is in the process of voluntary winding up.

    As of December 31, 1999, the Company was 55.9% owned by Whampoa Holdings Limited, a company incorporated in Jersey, 25.1% owned by Motorola Asia Limited, a company incorporated in Hong Kong and 19.0% owned by HTCL Holdings Limited, a company incorporated in Hong Kong. Whampoa Holdings Limited is wholly owned by Hutchison Whampoa Limited, a company incorporated and listed in Hong Kong. Motorola Asia Limited is wholly owned by Motorola Inc., a company incorporated in the United States of America and listed in the New York Stock Exchange. HTCL Holdings Limited is wholly owned by NTT DoCoMo, Inc., a company incorporated in Japan and listed in the Nikkei Stock Exchange.

BASIS OF PRESENTATION

    The Company has been incurring a net loss in each of the three years in the period ended December 31, 1999; and as of December 31, 1999, the Company had an accumulated loss of HK$3,184,281,000 and a shareholders' deficit of HK$453,660,000 and the Company's current liabilities exceeded its current assets by HK$639,840,000. The Company's operation is being financed principally by funding provided by shareholders. On March 31, 2000, the Company completed an agreement with a syndicate of financial institutions for a credit facility of HK$4,000 million. This credit facility bears interest at Hong Kong Interbank Offer Rate plus 1.1% to 1.3%, expires on various dates from March 2005 to March 2007 and is secured, inter alia, by a fixed and floating charge over the assets of the Company and a fixed charge over the telecommunication licences. Management believes that the funding from the shareholders together with the available credit facility should be sufficient to enable the Company to carry on its operations as a going concern for a period of at least one year from December 31, 1999.

                                    F-12-10

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 2--PRINCIPAL ACCOUNTING POLICIES

(A) ACCOUNTING PRINCIPLES

    The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

(B) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from these estimates.

(C) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany accounts and transactions have been eliminated.

(D) REVENUE RECOGNITION

    The Company recognizes income on the following bases:

    (i)  Revenue from sales of mobile phones and accessories

       Revenue from sales of mobile phones and accessories is recognized when the mobile phones and accessories are delivered to customers and collectibility can be reasonably assured.

    (ii) Revenue from network service fees and airtime charges

       Revenue from network service fees and airtime charges is recognized when the services are rendered.

    (iii) Interest income

       Interest income is recognized on a time proportion basis, taking into account the principal amounts outstanding and the interest rates applicable.

(E) SUBSCRIBER ACQUISITION COSTS

    The direct costs of acquisition of subscribers, which comprise the loss on the sale of mobile phones and accessories to the Company and commission expenses, are expensed as incurred. Revenue and cost of revenues in respect of sales of mobile phones and accessories are included in revenues and cost of revenues, respectively and commission expenses are included in sales and marketing expenses.

                                    F-12-11

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 2--PRINCIPAL ACCOUNTING POLICIES (CONTINUED)
(F) PRE-LAUNCH COSTS

    Operating and overhead costs incurred during the development of cellular networks prior to the launch date are expensed as incurred.

(G) ADVERTISING AND PROMOTION COSTS

    Advertising and promotion costs are charged to the statement of operations as incurred.

(H) WARRANTY COSTS

    The Company provides certain warranty to customers on mobile phones and accessories sold for a period ranging from one to three years. Costs incurred for the provision of warranty service mainly include labour and spare parts. Labour cost is expensed as incurred and spare parts are amortized on a straight line basis over one year. Balance of unamortized cost of spare parts is included in inventories. The warranty costs incurred by the Company in each of the three years ended December 31, 1997, 1998 and 1999 were not material.

(I)  BORROWING COSTS

    Interest expenses during the construction or production of property, plant and equipment are capitalized as cost of the related property, plant and equipment up to the date of completion of construction or production.

    Other borrowing costs are charged to the statement of operations in the period in which they are incurred, or deferred and amortized on a straight line basis over the term of the related credit facilities. Balances of unamortized borrowing costs are included in other receivables, deposits and prepayments in the balance sheet.

(J)  OPERATING LEASES

    Leases where substantially all of the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals incurred are charged to the statement of operations on a straight line basis over the lease term.

(K) CAPITAL LEASE UNDER SALES AND LEASEBACK

    In 1998, certain telecommunications equipment was sold and leased back for a lease term equal to seventy-five percent or more of the estimated economic life of the equipment. Such lease is accounted for as a capital lease. The gross amount of the telecommunications equipment under capital lease is recorded under site plant and network equipment in the Company's property, plant and equipment. Depreciation of the leased telecommunications equipment is provided on the same basis as the Company's site plant and network equipment (see note 2(m)). The Company recorded

                                    F-12-12

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 2--PRINCIPAL ACCOUNTING POLICIES (CONTINUED) a net profit of HK$122,752,000 on the transaction, which is deferred and amortized in proportion to the amortization of the equipment sold in accordance with the requirements of Statement of Financial Accounting Standards No. 28.

(L)  DEFERRED TAXATION

    Deferred income taxes are accounted for using the liability method, under which the expected future tax consequences of timing differences between the book and tax basis of assets and liabilities, and the benefit of tax losses available for carry forward to future years are recognized as deferred tax assets and liabilities. Valuation allowance is provided on deferred tax assets to the extent that the ultimate realization of the assets is considered less likely than not.

(M) PROPERTY, PLANT AND EQUIPMENT

    (i) Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives are summarized as follows:


                                           Shorter of 50 years or lease
        Buildings........................  period
                                           Shorter of 7 years or lease
        Leasehold improvements...........  period
        Site plant and network
          equipment......................  10 years
        Computer equipment...............  5 years
        Office furniture and equipment...  7 years
        Motor vehicles...................  4 years
        Other assets.....................  5 years

       Leasehold land is amortized over the remaining period of the lease.

       The cost of network equipment comprises the purchase cost of network assets and equipment and direct expenses in respect of the development of the network.

    (ii) The carrying amounts of property, plant and equipment are reviewed regularly on a gross cash flow basis to assess whether their recoverable amounts have declined below their carrying amounts and a provision made for any shortfall identified. Based on its most recent analysis, the Company believes that there was no material impairment of its property, plant and equipment as of December 31, 1999.

    (iii) The gain or loss on disposal of property, plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant asset, and is included in the statement of operations.

                                    F-12-13

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 2--PRINCIPAL ACCOUNTING POLICIES (CONTINUED)
(N) ACCOUNTS RECEIVABLE

    Provision is made against accounts receivable to the extent that they are considered to be doubtful. Accounts receivable in the balance sheet are stated net of such provision.

(O) INVENTORIES

    Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the first in first out basis. Net realizable value is determined on the basis of anticipated sales proceeds after the provision for inventory obsolescence, less estimated selling expenses.

(P) CASH AND CASH EQUIVALENTS

    Cash and cash equivalents are short-term highly liquid investments, which are readily convertible into cash and have original maturities of three months or less at the date of acquisition.

(Q) INVESTMENTS

    The Company's investments in money market accounts with a bank and corporate and other bonds have an original contractual maturity of greater than ninety days at the time of purchase. The investments are held to maturity and are stated at cost. Interest income on money market accounts is accrued as earned.

(R) REFUNDABLE DEPOSITS

    Refundable deposits are received from customers who loan handsets from the Company or require mobile international calls and roaming services. The refundable deposits are retained by the Company and are included in other payables and accrued liabilities for as long as the customers require these services.

(S) FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. The carrying amount of the Company's financial instruments, including cash equivalents, investments in money market accounts, accounts receivable, accounts payable and accrued expenses, approximate fair value due to their short maturity.

(T) TRANSLATION OF FOREIGN CURRENCIES

    The functional currency of the operations of the Company and its subsidiary is the Hong Kong dollar.

    Transactions in foreign currencies are translated at exchange rates ruling at the transaction dates. Monetary assets and liabilities expressed in foreign currencies at the

                                    F-12-14

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 2--PRINCIPAL ACCOUNTING POLICIES (CONTINUED) balance sheet date are translated at rates of exchange ruling at the balance sheet date. Exchange differences arising are included in the statement of operations.

(U) COMPREHENSIVE INCOME

    Comprehensive income is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investment by owners and distribution to owners. For each of the three years ended December 31, 1997, 1998 and 1999, the Company's comprehensive loss represented the Company's net loss for the year and the Company had no other elements of comprehensive income.

(V) CONVENIENCE TRANSLATIONS

    The consolidated balance sheet as of December 31, 1999 and consolidated statements of operations, of cash flows and of changes in shareholders' equity/(deficit) for the year ended December 31, 1999 contain translations of Hong Kong dollars to US dollars at the rate of HK$7.77 to US dollar. Such translations should not be construed as representations that the Hong Kong dollar amounts represent or have been or could be converted into US dollars at that or any other rate.

NOTE 3--ACCOUNTS RECEIVABLE

                                              DECEMBER 31,
                                          ---------------------
                                            1998        1999
                                            ----        ----
                                          (IN THOUSANDS OF HONG
                                              KONG DOLLARS)
Trade accounts receivable...............  $ 242,198   $ 294,084
Less: Allowance for doubtful accounts...   (190,611)   (176,338)
                                          ---------   ---------
                                          $  51,587   $ 117,746
                                          =========   =========

                                    F-12-15

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 4--OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

                                                              DECEMBER 31,
                                                           -------------------
                                                             1998       1999
                                                             ----       ----
                                                            (IN THOUSANDS OF
                                                           HONG KONG DOLLARS)
Rental and utility deposits..............................  $ 67,451   $ 66,896
Roaming charges prepaid..................................     7,457     10,524
Network licence fee prepaid..............................    57,982     60,919
Prepaid distributed communication system access fees.....    61,965     76,357
Prepaid integrated radio system project access fee.......    14,510     24,936
Prepaid expenses.........................................     3,070      4,466
Other receivables........................................     8,160     10,405
                                                           --------   --------
                                                           $220,595   $254,503
                                                           ========   ========

NOTE 5--INVENTORIES

                                                              DECEMBER 31,
                                                         ----------------------
                                                           1998          1999
                                                           ----          ----
                                                            (IN THOUSANDS OF
                                                           HONG KONG DOLLARS)
Mobile phones and accessories:
Gross inventory amount.................................  $168,945      $241,574
Less: Provisions.......................................   (25,995)      (72,603)
                                                         --------      --------
                                                         $142,950      $168,971
                                                         ========      ========

NOTE 6--PROPERTY, PLANT AND EQUIPMENT

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1998         1999
                                                           ----         ----
                                                           (IN THOUSANDS OF
                                                          HONG KONG DOLLARS)
Leasehold land and buildings in Hong Kong.............  $    2,118   $    2,118
Leasehold improvements................................     510,122      580,248
Office furniture and equipment........................      31,372       29,976
Site plant and network equipment......................   3,892,242    4,504,928
Computer equipment....................................     204,606      149,151
Motor vehicles and other assets.......................       3,961        3,653
Construction in progress..............................      29,710       38,158
                                                        ----------   ----------
                                                         4,674,131    5,308,232
Less: Accumulated depreciation and amortization.......   1,588,023    2,040,713
                                                        ----------   ----------
                                                        $3,086,108   $3,267,519
                                                        ==========   ==========

                                    F-12-16

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 6--PROPERTY, PLANT AND EQUIPMENT (CONTINUED)
    Included in site plant and equipment are telecommunications equipment under capital leases at an aggregated cost of HK$3,220,949,000 and HK$3,222,480,000 with related accumulated depreciation of HK$686,946,000 and HK$995,556,000 at December 31, 1998 and 1999, respectively. Depreciation of the telecommunications equipment under capital leases, amounting to HK$158,208,000 and HK$318,914,000 for the years ended December 31, 1998 and 1999, respectively, has been included in the depreciation expense of the respective years. The Company did not have property, plant and equipment under capital lease as of and during the year ended December 31, 1997.

NOTE 7--RESTRICTED INVESTMENTS AND OTHER ASSET


                                             DECEMBER 31,
                                        -----------------------
                                           1998         1999
                                           ----         ----
                                           (IN THOUSANDS OF
                                          HONG KONG DOLLARS)
Corporate and other bonds.............  $  547,925   $  549,339
Funds on deposit with a financial
  institution.........................   2,290,820    2,254,671
Money market accounts.................     116,266      116,550
                                        ----------   ----------
                                        $2,955,011   $2,920,560
                                        ==========   ==========


    In 1998, the Company sold certain telecommunications equipment indirectly for a consideration of HK$2,945,992,000 and such equipment was leased back under a capital lease. A portion of the sales proceeds, amounting to HK$547,925,000, was invested in corporate and other bonds, a portion amounting to HK$2,290,820,000 was deposited with a financial institution and the remainder was deposited in money market accounts. The corporate and other bonds and the deposit with the financial institution, and interest thereon, are restricted to be used for repayment of amounts due under the capital lease agreement.

    The Company's investment in money market accounts with a bank has a maturity of greater than ninety days and is pledged to the bank as a collateral to secure the Company's obligations under the capital lease.

    The investments in money market accounts and corporate and other bonds are classified as "held to maturity" debt securities and are stated at cost.

                                    F-12-17

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 8--OTHER PAYABLES AND ACCRUED LIABILITIES

                                              DECEMBER 31,
                                         ----------------------
                                           1998          1999
                                           ----          ----
                                            (IN THOUSANDS OF
                                           HONG KONG DOLLARS)
Accrual for sales commission...........  $ 74,702      $119,827
Accrual for marketing and promotion....    14,979        44,147
Accrual for leased lines...............    18,340         2,390
Accrual for connection fees............    45,888        54,605
Accrual for other network operating
  expenses.............................    61,189        87,829
Other expenses accrued.................     9,775        16,006
Refundable deposits received...........   127,531       156,327
                                         --------      --------
                                         $352,404      $481,131
                                         ========      ========

NOTE 9--AMOUNTS DUE FROM/TO AFFILIATES

                                              DECEMBER 31,
                                         ----------------------
                                           1998          1999
                                           ----          ----
                                            (IN THOUSANDS OF
                                           HONG KONG DOLLARS)
Due from affiliates:

  Interest bearing.....................  $185,460      $385,461
  Non-interest bearing.................       693           352
                                         --------      --------
                                         $186,153      $385,813
                                         ========      ========

Due to affiliates:

  Interest bearing.....................  $ 48,555      $ 95,572
  Non-interest bearing.................         1            30
                                         --------      --------
                                         $ 48,556      $ 95,602
                                         ========      ========

    Amounts due from/to affiliates, companies controlled by the Company's controlling shareholder, Hutchison Whampoa Limited, are unsecured and have no fixed repayment terms. The interest bearing amounts due from/to affiliates bear interest at prevailing market rate (as at December 31, 1999: one month Hong Kong Interbank Offer Rate less 0.25% which was 6.34%). The average balance of non-interest bearing amounts due to affiliates during the years ended December 31, 1998

                                    F-12-18

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 9--AMOUNTS DUE FROM/TO AFFILIATES (CONTINUED) and 1999 were HK$1,000 and HK$16,000, respectively. These amounts were provided by the affiliates as part of the Company's working capital.

NOTE 10--LONG TERM LOANS FROM AFFILIATES

    Long term loans from affiliates, companies controlled by the Company's controlling shareholder, Hutchison Whampoa Limited, are unsecured, bear interest at prevailing market rate (as at December 31, 1999: three months' Hong Kong Interbank Offer Rate plus 1.3% which was 7.05%) and have no fixed repayment term. The loans from the affiliates are borrowed to finance the capital expenditure and working capital of the Company.

NOTE 11--OBLIGATIONS UNDER CAPITAL LEASE

    As of December 31, 1999, future minimum lease payments under capital lease of telecommunications equipment are as follows (in thousands of Hong Kong dollars):

Year ending December 31,
2000.............................................  $  246,757
2001.............................................     246,757
2002.............................................     246,757
2003.............................................     246,757
2004.............................................     246,757
2005 and beyond..................................   2,720,050
                                                   ----------
Total minimum lease payments.....................   3,953,835
Less: Amount representing interest...............   1,149,825
                                                   ----------
Present value of capital lease obligations.......   2,804,010
Less: Current portion............................     114,984
                                                   ----------
Noncurrent portion of capital lease
  obligations....................................  $2,689,026
                                                   ==========

NOTE 12--SHARE CAPITAL

    The Company was incorporated with an authorized share capital of HK$10,000, divided into 1,000 shares of Common Stock with par value of HK$10 per share. Pursuant to a special resolution on August 2, 1984, the 1,000 authorized Common shares were designated as 510 'A' Shares, 300 'B' Shares and 190 'C' Shares. Pursuant to an ordinary resolution on September 27, 1984, the Company's authorized share capital was increased to HK$1,000,000, divided into 100,000 shares of Common Stock with a par value of HK$10 per share, of which 51,000 shares were designated as

                                    F-12-19

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 12--SHARE CAPITAL (CONTINUED)
'A' Shares, 30,000 shares were designated as 'B' Shares and 19,000 shares were designated as 'C' Shares.

    As of December 31, 1997 and 1998, 51,000 'A' Shares, 30,000 'B' shares and 19,000 'C' shares were issued at par value.

    Pursuant to a special resolution on December 8, 1999, the Company was authorized to increase its Common Stock to 119,521 shares with a par value of HK$10 per share, of which 66,812 shares were designated as 'A' Shares, 30,000 shares were designated as 'B' shares and 22,709 shares were designated as 'C' Shares.

    On December 8, 1999, 15,812 'A' shares and 3,709 'C' shares were issued for cash at a price of HK$139,830 per share.

    Except as further described below, the A Shares, the B Shares and the C Shares of the Company rank pari passu in voting and dividend rights and assets distribution at liquidation of the Company.

    Each share entitles the holder to one vote. Holders of the A Shares are entitled to appoint three directors to the Board and to nominate the chairman of the directors. Holders of the B Shares are entitled to appoint two directors while holders of the C Shares are entitled to appoint one director to the Board. In addition, the board of directors is entitled to appoint a director, so that the total number of directors shall not at any time exceed the maximum number of seven.

    Upon liquidation of the Company, the net assets of the Company available for distribution to the shareholders after the payments of all debts and other liabilities of the Company will be distributed among the holders of A Shares, B Shares and C Shares in proportion to their respective percentage of equity holding in the Company.

    A holder of any class of shares proposing to transfer shares in the Company shall not transfer part only of his shares and shall not transfer the shares without the consent of all the other shareholders of the Company. A shareholder proposing to transfer his shares in the Company has to offer the shares to the existing shareholders of the Company; and to the extent that his shares are not taken up by the existing shareholders may be able to offer them to other third parties.

                                    F-12-20

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 13--INTEREST EXPENSE

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1997       1998       1999
                                                    ----       ----       ----
                                                         (IN THOUSANDS OF
                                                        HONG KONG DOLLARS)
Interest expense incurred.......................  $397,195   $705,802   $500,319
Less: Amount capitalized into property, plant
  and equipment.................................     7,444      5,456      2,543
                                                  --------   --------   --------
                                                  $389,751   $700,346   $497,776
                                                  ========   ========   ========

NOTE 14--INCOME TAX

    The components of the income tax credit are as follows:

                                                     YEAR ENDED DECEMBER 31,
                                                  ------------------------------
                                                    1997       1998       1999
                                                    ----       ----       ----
                                                         (IN THOUSANDS OF
                                                        HONG KONG DOLLARS)
Current
  Write back of overprovision for income tax....  $(18,582)  $     --   $     --
Deferred........................................   (27,733)        --         --
                                                  --------   --------   --------
                                                  $(46,315)  $     --   $     --
                                                  ========   ========   ========

    Deferred tax assets/(liabilities) are summarized as follows:

                                                              DECEMBER 31,
                                                          ---------------------
                                                            1998        1999
                                                            ----        ----
                                                            (IN THOUSANDS OF
                                                           HONG KONG DOLLARS)
DEFERRED TAX LIABILITIES:
  Depreciation..........................................  $(284,586)  $(315,504)
  Accrued expenses......................................     (4,308)     (1,397)
  Deferred expenditure..................................         --        (249)
                                                          ---------   ---------
                                                           (288,894)   (317,150)

DEFERRED TAX ASSETS:
  Net operating loss....................................    430,120     762,984
                                                          ---------   ---------
                                                            141,226     445,834
Valuation allowance.....................................   (141,226)   (445,834)
                                                          ---------   ---------
                                                          $      --   $      --
                                                          =========   =========

                                    F-12-21

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 15--RELATED PARTY TRANSACTIONS AND BALANCES

    The Company had the following transactions with related parties:

                                                           YEAR ENDED DECEMBER 31,
                                                       --------------------------------
                                              NOTE        1997        1998       1999
                                              ----        ----        ----       ----
                                                               (IN THOUSANDS OF
                                                              HONG KONG DOLLARS)
  HUTCHISON TELECOMMUNICATIONS LIMITED            I

Fees paid to the above for management
  consultancy services...................       2(i)   $   31,000   $ 34,000   $ 32,774

Disposal of TACS Equipment to above......                  33,283         --         --

  HUTCHISON GLOBAL CROSSING LIMITED
    (FORMERLY KNOWN AS "HUTCHISON
    COMMUNICATIONS LIMITED")                      I

Dealer commission paid to above
  company................................      2(ii)      208,219    222,979    220,302
Collection fee paid to above company.....     2(iii)           --     35,118     28,855
Service fee paid to above company........      2(iv)       16,322         --         --
Dealer commission received from above
  company................................       2(v)          969        332         12
Properties and other assets sold to above
  company................................                      --         --      1,936
Interconnection charges paid to above
  company................................                      --        151      5,511
IDD charges paid to the above company....                     416    105,884    214,094
Leased lines rental paid to the above
  company................................                      --     22,237    110,612
MNP porting and dipping paid to above
  company................................                      --         --     14,208

  HUTCHISON PAGING SERVICES LIMITED               I

Dealer commission paid to above
  company................................      2(ii)           --         --     59,810
Collection fee paid to above company.....     2(iii)           --         --      6,678

  FORTRESS LIMITED                                I

Dealer commission paid to above
  company................................      2(ii)        6,661     26,103     29,071

  WATSON'S THE CHEMIST                            I

Dealer commission paid to above
  company................................      2(ii)           --         --      9,113

                                    F-12-22

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 15--RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)

                                                           YEAR ENDED DECEMBER 31,
                                                       --------------------------------
                                              NOTE        1997        1998       1999
                                              ----        ----        ----       ----
                                                               (IN THOUSANDS OF
                                                              HONG KONG DOLLARS)
  HUTCHISON TELECOMMUNICATIONS (HONG
    KONG) LIMITED                                 I

Fees paid to the above company for the
  provision of management and treasury
  services...............................      2(vi)       28,990     47,110     54,068

  MOTOROLA ASIA PACIFIC LIMITED &
    MOTOROLA INC.                                 I

Payments made to the above companies in
  return for maintenance services........                 110,021     78,055     77,502
Purchase of site equipment from above
  companies..............................               1,202,650    245,833    540,328
Purchase of inventories from the above
  companies..............................                 321,847    150,227    505,760

    NOTES

1. The relationships between Hutchison Telephone Company Limited and the above companies are as follows:

        RELATIONSHIP                       COMPANY
        ------------                       -------
        Companies controlled by the        Hutchison Telecommunications
        Company's controlling              Limited
        shareholder, Hutchison Whampoa     Hutchison Global Crossing Limited
        Limited                            Hutchison Paging Services Limited
                                           Fortress Limited
                                           Watson's The Chemist
                                           Hutchison Telecommunications
                                           (Hong Kong) Limited

        Company wholly owned by Motorola   Motorola Asia Pacific Limited
        Inc., parent of a shareholder of
        the Company

                                    F-12-23

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 15--RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)
    Since January 12, 2000, Hutchison Global Crossing Limited is 50% owned by Hutchison Whampoa Limited.

2. (i) The Company paid fees to Hutchison Telecommunications Limited for the provision of management consultancy services which were priced based on the projected time consumption of services and facilities used by the Company's business operations.

    (ii) Dealer commission was paid to Hutchison Global Crossing Limited, Hutchison Paging Services Limited, Fortress Limited and Watson's The Chemist in respect of the sale of mobile phones and connections to the Company's cellular network through retail stores.

    (iii) Amounts represented payments for the services rendered by Hutchison Global Crossing Limited and Hutchison Paging Services Limited in the collection of mobile service fees through the retail stores of these two companies.

    (iv) Amounts were paid for the provision of paging services to telephone subscribers using bundled service.

    (v) Commission was received for the sale of pagers and connection to Hutchison Global Crossing Limited's paging networks through telephone retail stores.

    (vi) Certain operating expenses of the Company, along with certain other affiliates under the control of Hutchison Whampoa Limited, are incurred by Hutchison Telecommunications (Hong Kong) Limited which provides services and facilities to the Company and the said other affiliates. These expenses relate to a number of different cost centers. The Company is charged a share of these common costs based on the allocation, by reference to the respective allocation percentages fixed in respect of each cost center, on the basis of projected time consumption of services and facilities used by the business operations sharing the relevant services and facilities.

    In addition to the related party transactions disclosed above, the Company had the following trademark licenses and related agreements with related parties:

1. The Company entered into a license agreement with Hutchison Whampoa Enterprises Limited, a company controlled by the Company's controlling shareholder, Hutchison Whampoa Limited, on June 23, 1998 for the rights to use the "Hutchison Telecom" logo and the "CDMA Four Square Device" mark for an indefinite period at no cost to the Company unless terminated in accordance with the terms of the agreement.

                                    F-12-24

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 15--RELATED PARTY TRANSACTIONS AND BALANCES (CONTINUED)
2. The Company entered into a trade mark sub-license agreement with Hutchison Whampoa Enterprises Limited and a user agreement with Orange Personal Communications Services Limited, an investee company of the Company's controlling shareholder, Hutchison Whampoa Limited, on May 26, 1999 for the rights to use certain "Orange" trademarks for an indefinite period at no cost to the Company unless terminated in accordance with the terms of the agreement.

3. The Company entered into a brand support agreement with Orange Personal Communications Services Limited on May 26, 1999 under which Orange Personal Communications Services Limited will provide information and expertise to support in Hong Kong the "Orange" brand as long as the Company uses the "Orange" brand or at a minimum a period of five years at a price of L150,000 per annum, approximating HK$1,887,000 at the December 31, 1999 exchange rate.

    Included in trade accounts payable were trade payables to Motorola Asia Pacific Limited and Motorola Inc., amounting to HK$61,510,000 and HK$7,916,000 as of December 31, 1998 and 1999, respectively.

NOTE 16--CONCENTRATION OF CREDIT RISK

    Financial instruments which potentially subject the Company to concentration of credit risk consist principally of investments in checking and money market accounts and accounts receivable. The Company maintains checking and money market accounts with highly rated financial institutions and their composition and maturity are regularly monitored by management.

    The Company performs ongoing credit evaluation of its customers and maintains reserves for credit losses where necessary. No individual customer accounted for 10% or more of the Company's revenues from sales of mobile phones and accessories or sales of network service for each of the year in the three years ended December 31, 1999. No individual customer represented 10% or more of the trade accounts receivable balance as of December 31, 1998 and 1999.

NOTE 17--COMMITMENTS

    The Company leases its shops, network cell sites and telephone lines under noncancelable operating leases. Lease rental for shops and network cell sites were HK$230,856,000, HK$267,506,000 and HK$352,867,000 for the years ended
December 31, 1997, 1998 and 1999, respectively. Rental expense for leased telephone

                                    F-12-25

                      HUTCHISON TELEPHONE COMPANY LIMITED

NOTE 17--COMMITMENTS (CONTINUED)
lines were HK$231,149,000, HK$228,327,000 and HK$279,027,000 for the years ended
December 31, 1997, 1998 and 1999, respectively.

    As of December 31, 1999, future minimum lease payments under operating leases are as follows:

                                                                  LEASED
                                                SHOPS AND        TELEPHONE
                                            NETWORK CELL SITES     LINES      TOTAL
                                            ------------------     -----      -----
                                               (IN THOUSANDS OF HONG KONG DOLLARS)
Year ending December 31,
2000......................................       $163,484         $56,187    $219,671
2001......................................         54,258           6,662      60,920
2002......................................         18,188              37      18,225
2003......................................         12,750              --      12,750
2004......................................          9,877              --       9,877
2005 and beyond...........................          6,496              --       6,496
                                                 --------         -------    --------
                                                 $265,053         $62,886    $327,939
                                                 ========         =======    ========

    As of December 31, 1999, the Company has approved commitments for capital expenditures on property, plant and equipment of HK$1,291,852,000 in total, of which an amount of HK$283,567,000 has been contracted with vendors.

NOTE 18--CONTINGENT LIABILITIES

    As of December 31, 1999, the Company had the following contingent liabilities:

    (i) Performance guarantees in the amount of HK$80,000,000 in respect of installation of PCS network which was subsequently cleared after the year end date,

    (ii) Guarantees in the amount of HK$10,617,000 for the use of antenna in Hong Kong International Airport.

NOTE 19--SEGMENT INFORMATION

    Pursuant to paragraph 9 of Statement of Financial Accounting Standards
No. 131, "Disclosures about Segments of an Enterprise and Related Information", segment information of the Company is not presented as the Company is not a listed company.

                                    F-12-26

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               23,500,000 SHARES


                                     [LOGO]

                                  COMMON STOCK


                           JOINT BOOKRUNNING MANAGERS



GOLDMAN, SACHS & CO.                                  MORGAN STANLEY DEAN WITTER

                             ---------------------


                                   CHASE H&Q
                           CREDIT SUISSE FIRST BOSTON
                              MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY



                            ABN AMRO ROTHSCHILD LLC


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the Nasdaq National Market listing fee.



                            ITEM                               AMOUNT
                            ----                               ------
Securities and Exchange Commission registration fee.........  $135,557
NASD registration fee.......................................    30,500
Nasdaq listing fee..........................................     *
Blue Sky qualification fees and expenses....................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Transfer agent and registrar fees...........................     *
Directors and officers insurance............................   128,000
Printing and engraving expenses.............................     *
Miscellaneous expenses......................................     *
                                                              --------
    Total...................................................  $  *
                                                              ========


------------------------

*  To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    GENERAL CORPORATION LAW

    Propel is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director has actually and reasonably incurred.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under section 145.


CERTIFICATE OF INCORPORATION

    Propel's Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.


    All of Propel's directors and officers are covered by insurance policies maintained by it against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES


    In connection with its incorporation and organization on February 24, 1999, Propel issued 1,000 shares of common stock to Motorola International Development Corporation for $10. Propel believes that this issuance was exempt from registration under Section 4(2) of the Securities Act, as a transaction not involving any public offering.



    In connection with the Bajacel acquisition on July 11, 2000, Propel issued 2,200 shares of common stock to Motorola International Development Corporation in exchange for 21,947,685 variable shares and 100 fixed shares of Corporacion Integral de Comunicaciones S.A. de C.V. Propel believes that this issuance was exempt from registration under Section 4(2) of the Securities Act, as a transaction not involving any public offering.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS

    Reference is made to the attached "Exhibit Index."

    (B) FINANCIAL STATEMENT SCHEDULES.

    Not applicable.

ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes to provide the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.


    Insofar as the indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the registrant under the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payments by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

    (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

    (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Propel, Inc. has duly caused this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Schaumburg, State of Illinois, on September 19, 2000.



                                                       PROPEL, INC.

                                                       By:  /s/              *
                                                            -----------------------------------------
                                                            CHIEF EXECUTIVE OFFICER AND PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:



                      SIGNATURES                             CAPACITY                   DATES
                      ----------                             --------                   -----
      /s/              *
      ---------------------------------           Principal Executive Officer     September 19, 2000
      J. Michael Norris                             and Director

      /s/              *
      ---------------------------------           Principal Financial Officer     September 19, 2000
      Phoebe A. Wood                                and Director

      /s/              *
      ---------------------------------           Director                        September 19, 2000
      Theodore W. Schaffner

      /s/              *
      ---------------------------------           Director                        September 19, 2000
      Richard D. Severns



*By:                  /s/ THOMAS P. HOLDEN
             --------------------------------------
                        Thomas P. Holden
                        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                                   DESCRIPTION
       ------                                   -----------
         *1.1           Form of Underwriting Agreement
          2.1           Form of Master Separation Agreement by and between
                        Propel, Inc. and Motorola, Inc.

          3.1           Form of Restated Certificate of Incorporation of Propel,
                        Inc.

          3.2           Form of Amended and Restated Bylaws of Propel, Inc.

         *4.1 Form of certificate representing shares of common stock of Propel, Inc.

          5.1           Opinion of Kirkland & Ellis

         10.1           Form of Transitional Services Agreement by and between
                        Propel, Inc. and Motorola, Inc.

         10.2 Form of Israel Transitional Services Agreement by and between Propel Israel Ltd. and Motorola Israel Ltd.

         10.3 Form of Israeli Separation, IPO and Distribution Agreement by and between Propel, Inc. and Motorola, Inc.

         10.4           Form of Tax Sharing Agreement by and between Propel, Inc.
                        and Motorola, Inc.

         10.5           Form of Registration Rights Agreement by and between
                        Propel, Inc. and Motorola, Inc.

         10.6           Form of Employee Matters Agreement by and between
                        Propel, Inc. and Motorola, Inc.

       **10.7           Form of Wireless Products Distribution Agreement among
                        Propel, Inc., Motorola, Inc. and Motorola Israel, Ltd.

        *10.8           Form of WDS Service Agreement among Propel, Inc.,
                        Motorola, Inc. and Motorola Israel Ltd.

         10.9           Split Agreement between Motorola Israel Ltd. and MIL
                        Fino Ltd.

        *10.10          Propel, Inc. Omnibus Incentive Compensation Plan

        *10.11          Form of Change in Control Agreement

        *10.12          Change of Control Plan

         10.13 Loan Agreement between Propel, Inc. and Motorola, Inc., dated July 11, 2000

        *10.14          Loan Agreement, by and between Motorola Asia Treasury
                        Pte. Ltd. and Celular de Telfonia S.A. de C.V.

        *10.15          Loan Agreement, by and between Motorola Asia Treasury
                        Pte. Ltd. and Telefonia Celular del Norte S.A. de C.V.

         10.16          Form of Guaranty and Indemnification Agreement between
                        Propel, Inc. and Motorola, Inc.

         10.17          Form of Martingale Sublease

        *10.18          Offer Letter--M. Norris

        *10.19          Offer Letter--R. Haning

        *10.20          Offer Letter--C. Thomson

        *10.21          Offer Letter--R. Young

        *10.22          Offer Letter--M. Van Parys

        *21.1           Subsidiaries of Propel, Inc.

         23.1           Consent of Kirkland & Ellis (included in Exhibit 5.1)

         23.2 Consent of KPMG LLP relating to the consolidated financial statements of Propel, Inc.

       EXHIBIT
       NUMBER                                   DESCRIPTION
       ------                                   -----------
         23.3           Consent of PricewaterhouseCoopers relating to the
                        consolidated financial statements of Compania de
                        Radiocomunicaciones Moviles S.A.

         23.4 Consent of Mancera-Ernst & Young International relating to the consolidated financial statements of Baja Celular
                        Mexicana, S.A. de C.V.

         23.5 Consent of Deloitte & Touche relating to the consolidated financial statements of Entel Telefonia Personal S.A.

         23.6           Consent of PricewaterhouseCoopers relating to the financial statements of Abiatar S.A.

         23.7           Consent of Somekh Chaikan (a member firm of KPMG
                        International) relating to the consolidated financial statements of Pelephone Communications Ltd.

         23.8 Consent of KPMG Hazem Hassan relating to the consolidated financial statements of MobiNil for Telecommunications

         23.9           Consent of KPMG Lietuva relating to the financial statements of UAB Omnitel

         23.10          Consent of Saba & Co. relating to the consolidated financial statements of Pella Investment Company

         23.11 Consent of PricewaterhouseCoopers relating to the consolidated financial statements of Hutchison Telephone
                        Company Limited

       **24.1           Power of Attorney (included in Part II to the Registration
                        Statement previously filed)

         24.2           Power of Attorney for Phoebe A. Wood

         27.1           Financial Data Schedules


------------------------


 *  To be filed by amendment



**  Previously filed